As filed with the Securities and Exchange Commission on April 9,
1998

Registration No. 333-________

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    Form SB-2

              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF
1933

                          POINTE FINANCIAL CORPORATION
                  (Name of small business issuer in its charter)

        Florida
(State or other jurisdiction           6712                  65-0451402
    of incorporation         (Primary Standard Industrial  (I.R.S. Employer
    or organization)          Classification Code Number)  Identification No.)

                            21845 Powerline Road
                          Boca Raton, Florida 33433
                               (561) 368-6300
         (Address and telephone number of principal executive offices)

                            21845 Powerline Road
                          Boca Raton, Florida 33433
                (Address of principal place of business or
                     intended principal place of business)

                             R. Carl Palmer, Jr.
                                   President
                        Pointe Financial Corporation
                            21845 Powerline Road
                           Boca Raton, Florida 33433
                                561) 368-6300
                     (Name, address, and telephone number,
                   including area code, of agent for service)

                                  Copies to:

Thomas R. Blake, Esq.                          Michael T. Kohler, Esq.
Stuzin & Camner, P.A.                          Brown & Wood LLP
550 Biltmore Way, Suite 700                    One World Trade Center
Coral Gables, FL 33134                         New York, NY 10048
(305) 442-4994                                 (212) 839-5300

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.


CALCULATION OF REGISTRATION FEE


Title of Each Class
of Securities to be Registered      Common Stock, $.01 par value

Amount to be
Registered<F1>                      764,750

Proposed
Maximum
Offering Price
per Unit<F2>                        $16.00

Proposed
Maximum
Aggregate
Offering
Price<F2>                           $12,236,000

Amount of
Registration
Fee                                 $3,610.00


<F1> Based upon the maximum number of shares of the Registrant's
     Common Stock that may be issued under this Registration
     Statement, including 99,750 shares of Common Stock that may be issued upon exercise of the Underwriters' over-allotment option.

<F2> Estimated solely for the purpose of calculating the registration fee on the basis of the proposed maximum offering price per share.



The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED April 9, 1998

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR
AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS
SHALL NOT CONSTITUTE AN OFFER TO SELL OR
THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY
SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER,
SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION
OR QUALIFICATION UNDER THE SECURITIES LAWS OF
ANY SUCH STATE.

PRELIMINARY PROSPECTUS

665,000 Shares

POINTE FINANCIAL CORPORATION

Common Stock

All of the 665,000 shares of common stock, par value $.01 per share (the "Common Stock"), offered hereby (the "Offering") are being sold by Pointe Financial Corporation, a Florida corporation (the "Company"), and are being acquired by the Underwriters from the Company as newly issued shares of Common Stock. It is currently estimated that the initial offering price for each share will be between $14.00 and $16.00.

The Company intends to apply for quotation of the Common Stock on The Nasdaq Stock Market's National Market ("Nasdaq") under the symbol "PNTE." Prior to this Offering, there has been no public trading market for the Common Stock and there can be no assurance that an established and liquid market for the Common Stock will develop. The initial offering price of the Common Stock has been determined through negotiations between the Company and the Underwriters. See "Underwriting."

THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS
OR DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL
DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR
ANY OTHER GOVERNMENT AGENCY.

See "Risk Factors" beginning on page 8 hereof for a discussion of certain factors that should be considered by prospective purchasers of shares of Common Stock.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
THIS PROSPECTUS. ANY REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.


                Price                 Underwriting         Proceeds to
                to Public             Discount<F1>         Issuer<F2>


Per Share       $                     $                    $

Total<F3>       $                     $                    $


<F1> The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."

<F2> Before deducting expenses of the offering payable by the
     Company, estimated at $217,520.

<F3> The Company has granted the Underwriters a 30-day option to purchase up to 99,750 additional shares of Common Stock, on the same terms and conditions as set forth above, solely to cover over-allotments, if any. If such option is exercised in full, the total Price to Public, Underwriting Discount and Proceeds to Company will be approximately $______, $______and $______, respectively.
     See "Underwriting."



The shares of Common Stock to be distributed to the public are offered by the Underwriters, subject to prior sale, when, as and if received and accepted by the Underwriters, subject to approval of certain legal matters by counsel for the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw or cancel such offer and to reject orders in whole or in part. It is expected that delivery of the certificates for the shares of Common Stock will be made against payment thereon in New York, New York on or about ______________, 1998.

Keefe, Bruyette & Woods, Inc.                 McGinn, Smith & Co., Inc.

The date of this Prospectus is _____________________, 1998

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK OFFERED HEREBY. SUCH TRANSACTIONS MAY INCLUDE STABILIZING THE MARKET PRICE OF THE COMMON STOCK, THE PURCHASE OF COMMON STOCK TO COVER
SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

PROSPECTUS SUMMARY

The following is a summary of certain information contained elsewhere in this Prospectus. This summary is provided for convenience; it should not be considered complete and is qualified in its entirety by reference to the more detailed information and the Consolidated Financial Statements (including the notes thereto) contained elsewhere in this Prospectus. Unless otherwise indicated, all share and per share information has been adjusted to give effect to (i) a three-for-two Common Stock split effected in the form of a stock dividend issued to shareholders of record as of February 27, 1998 and (ii) the conversion of all outstanding shares of the Company's Series A Preferred Stock (the "Preferred Stock") into shares of Common Stock, which conversion will occur at or immediately preceding the closing of this offering. Cross references in this summary are to captions appearing in the body of this Prospectus. Except as otherwise noted, all information contained in this Prospectus assumes the underwriters' over-allotment option is not exercised.

The Company

General

Pointe Financial Corporation, a Florida corporation (the "Company"), is a bank holding company headquartered in Boca Raton, Florida. As of December 31, 1997, the Company had total assets of $147.840 million, net loans of $105.653 million, total deposits of $124.995 million and total shareholders' equity of $13.845 million. The Company had net income of $914 thousand for 1997. All of the Company's net income is derived from the operation of its bank subsidiary, Pointe Bank, a Florida state-chartered commercial bank (the "Bank") with three full service banking facilities located in Boca Raton (Palm Beach County), Pembroke Pines (Broward County) and Aventura (Miami-Dade County), Florida. The Bank also has two remote ATMs located in Boca Raton and Pembroke Pines. All of the Bank's ATMs are members of international networks. The Bank provides a full range of banking services catering to small and middle sized businesses, professionals, and individuals in Palm Beach, Broward and Miami-Dade Counties, Florida.

The strategy of the Company is to take advantage of the economic vitality of its market by providing quality community banking services to its customers. The market for financial services in south Florida has been robust throughout the recent past. Based on information provided by the Bureau of Economic and Business
Research, University of Florida, Broward and Palm Beach counties rank in the top 10 counties in Florida in per capita income and economic growth per county. Also, the two counties represent, respectively, 6.81% and 9.66% of the population of Florida. Additionally, the Bank is benefitting from the high degree of merger consolidation in its market. According to the Florida Bankers Association and other industry sources, at year-end 1997 over 40% of the deposits in Florida have changed hands through acquisition during the past five years and 81% of Florida bank deposits were controlled by bank holding companies headquartered outside of Florida. This has created a favorable operating environment for community banks that provide personalized services to local businesses and consumers. Management believes that the larger banks in the Company's markets have increased the cost of certain banking services and have not stressed personal service to the small businesses and professionals who are the Company's targeted clients. The Company markets its products and services to these customers as a community banking alternative to the style of banking exhibited by large out of state bank holding companies that operate in Florida.

The Company was incorporated under the laws of the State of Florida on September 29, 1993 for the dual purpose of serving as a holding company for Pointe Federal Savings Bank, a federally chartered thrift (the "Thrift"), and to facilitate the acquisition of the Bank, then known as Flamingo Bank, in mid-1994. Both the Bank and the Thrift were established in the mid-1980's. The Thrift, headquartered in Boca Raton, had been a mortgage banking thrift highly focused on residential mortgage lending. The Bank had focused on small business commercial lending, with emphasis on originating Small Business Administration ("SBA") guaranteed loans.

In late 1994, the Board of Directors of the Company, assisted by R. Carl Palmer, Jr. on a consulting basis, adopted a Strategic Plan which called for a dramatic change in focus, shifting from the transaction orientation of mortgage banking and SBA lending to the relationship orientation of a community bank. R. Carl Palmer, Jr. joined the Company and the Bank in March of 1995 as President and Chief Executive Officer and began to assemble the Company's current management team and to implement the Strategic Plan. Part of the implementation of the Strategic Plan has been the streamlining of the Company's operations and the transfer in-house of certain support systems for which the Company had previously relied on external sources.

For example, in mid-1995 the Company purchased a software system developed by Information Technology, Inc. ("ITI") that is designed to support the operations of community banks and is used by more than 300 banks throughout the United States. This system was initially installed in a service bureau mode, and was brought in-house by the Company in mid-1997. Similarly, and at the same time, the Company transferred the servicing of its residential mortgage loan portfolio back in-house. These two "conversions" have given the Company access to a state-of-the-art software system to support a full-range of community banking services. The transfer to an "in-house" mode also gives the Company full control of the quality of service that it delivers to its customers.

The Company further streamlined its operations through the merger in April 1997 of the Thrift into the Bank. After the acquisition of the Bank in mid-1994, the Company had been both a bank holding company (subject to regulation by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board")) and a thrift holding company (subject to regulation by the Office of Thrift Supervision (the "OTS")). This was a very complex regulatory environment for the Company. As a result of the merger of the Thrift into the Bank, the Company is no longer subject to regulation by the OTS, thus the merger allowed the Company to alleviate some of its regulatory burdens without negatively impacting its ability to service its customers.

This streamlining and the staged conversion to in-house systems has enabled management of the Bank to concentrate on building a local relationship banking business. With the addition of seasoned managers with significant lending and operating experience, the Bank has been very successful in transitioning into the relationship management orientation called for in the 1994 Strategic Plan. As of December 31, 1997, the Bank's assets and liabilities were derived almost entirely from banking relationships. During the three years ended December 31, 1997, the Company's deposit mix has changed significantly. Demand, savings, NOW and money market accounts grew from 30% of total deposits at December 31, 1995 to 48% of total deposits at December 31, 1997. The emphasis on building customer relationships has also resulted in a substantial growth in service charge income, which increased from $315,000 in 1995, to $364,000 in 1996 and $502,000 in 1997. During this same three year period, management developed a successful expense control program. Operating expenses have been consistently reduced, from $7.360 million in 1995, to $6.847 million in 1996 and $5.471 million in 1997.

Business Strategy

Growth Strategy

Management believes that the Company is now in a position to grow. The Bank's three banking center locations establish a presence in Miami-Dade, Broward and Palm Beach Counties. The population of these three counties exceeds 4,000,000 people, and the market continues to experience substantial growth. The Company's strategy for the next three years is to continue to implement its Strategic Plan and to build its network of banking center locations into communities that are consistent with the Bank's focus on small businesses, professionals and individuals. This expansion will be implemented by the establishment of new banking centers, most likely in facilities that have already been constructed by other banks, but have become redundant as a result of consolidations. The Company may also seek strategic acquisitions of smaller financial institutions that will complement this growth strategy.

Implementation of Strategic Plan.

Beginning in 1994, pursuant to the Strategic Plan, major efforts were undertaken to permit the Bank to become a full-service, community banking organization. The significant elements of the implementation of the Plan are:

Strengthening of Senior Management Team. The Company has strengthened its senior management team by supplementing the hiring of Mr. Palmer in 1995 with the hiring of Senior Vice Presidents Beverly Chambers in 1995, and Dennis Reed in 1996, both of whom are experienced bankers with whom Mr. Palmer had worked at Southeast Banking Corporation and Naples Federal. In addition, in 1997, the Company hired Bradley Meredith to serve as its new Chief Financial Officer and Senior Vice President. The new management's responsibilities include marketing, commercial lending, retail banking, operations, mortgage lending, accounting and finance.

Building Full-Service Banking Relationships with Small Businesses.
The Company's strategy is to aggressively build its number of full-service banking relationships by providing high quality, personal service. In furtherance of this strategy, the Company has continued to attract and hire seasoned, professional bankers with substantial commercial lending and relationship management experience. The consolidation occurring in the market is having two positive effects that enhance the Company's implementation of its strategy. First, a principal result of these consolidations is a steady flow of business clients who have been alienated from other banks by reduced service levels and higher prices. Second, seasoned bankers who previously worked for the acquired banks are released, thus, enabling the Company to hire the experienced professionals it seeks.

Reducing Focus on Residential Mortgage Lending. In mid-1996, the Company decided to substantially reduce its focus on the residential mortgage lending business by limiting its activities to originating residential mortgages through three specialists, one located in each of its three full service banking offices. The focus of these specialists is to originate mortgages for individuals who will become relationship customers of the Company.

Broadening the Offering of Products and Services. The Company has continued to broaden its offering of products and services.
Particular emphasis has been placed on attracting transaction deposits from all three targeted business segments: small businesses, professionals and individuals. An example of the Company's efforts to broaden its offering of products and services occurred in early 1997 when the Company introduced its own credit card. The credit card has been marketed only to existing clients and those prospective clients that have the potential to develop into full service relationships. Similarly, the merchant processing of credit cards is being offered to business clients using the same marketing strategy. The back-office support for this activity has been outsourced to a nationally prominent firm that specializes in this business. In early 1998, the Company will be introducing its own debit card, with processing similarly outsourced through the same firm.

Reinvesting in the Company's Communities. The Company is committed to the communities it serves. As an example of its proactive commitment to be involved in its communities, the Company was awarded the lead deposit in the Ft. Lauderdale
(Broward County) Enterprise Zone Linked Deposit Program in a 1996 competitive bidding process. Municipal deposits, provided by the State of Florida, Broward County and the City of Ft. Lauderdale, were placed with three banks which established programs to match those funds to make loans to small businesses within the zone, an area targeted by the State of Florida for economic revitalization. Management of the Company sees this program as consistent with its mission to actively provide credit and other financial services to small and medium sized businesses as well as stimulate economic growth in the zone.

Concentrating on Professionals. The Company has concentrated its marketing and business development efforts on the professionals who serve both the businesses and individuals in its markets. The attorneys, accountants and doctors who are within the geographic reach of the Company's banking center locations are both good potential customers and excellent sources of business referrals.

Reducing Expenses. Management has focused on reducing expenses as a percentage of average assets as it seeks to improve its operating efficiency, During the last three years, operating expenses have declined from $7.360 million in 1995 to $6.847 million in 1996 to $5.471 million in 1997.

Converting to New Operating System. Following a full review of operating and software support systems, a decision was made to convert to the ITI system throughout the organization, in a two stage process. The Bank and then the Thrift sequentially converted, in a service bureau mode, to the ITT system in late 1995 and early 1996. ITI's parent, FiServe, Inc., managed the service bureau for a planned eighteen month period during which time the Company and its management became thoroughly familiar and comfortable with the operating system. Also during this time, the Company was able to hire a number of senior operations officers to manage the Company's operations, loan administration and controller responsibilities. Thus, the mid-1997 conversion to bring the ITI system in-house was successful, due principally to the efforts of the Company's operating group who had considerable prior experience with the ITI system.

The principal offices of the Company and the Bank are located at 21845 Powerline Road, Boca Raton, Florida 33433 and their telephone number is (561) 368-6300.


The Offering


Common Stock offered by the Company            665,000 shares

Common Stock outstanding before the Offering   1,372,308 shares<F1><F2>

Common Stock outstanding after the Offering    2,037,308 shares<F1><F2>

Use of Proceeds                                The Company intends to
                                               contribute the majority of
                                               the net proceeds from the
                                               Offering to the
                                               Bank. The Bank expects to
                                               use the net proceeds to
                                               fund branch expansion and
                                               to support growth in its
                                               loan and securities
                                               portfolios. The Company
                                               intends to retain a portion
                                               of the proceeds
                                               for general corporate
                                               purposes, possible future
                                               acquisitions and
                                               capital contributions to
                                               existing and possible future
                                               subsidiaries of
                                               the Company. See
                                               "Use of Proceeds."

Risk Factors                                   See "Risk Factors" for a
                                               discussion of
                                               certain factors that should
                                               be considered by each
                                               prospective investor.

Proposed Nasdaq Symbol                         "PNTE"


<F1> Includes 122,323 shares of Common Stock assumed to be issued upon the conversion of all outstanding shares of Preferred Stock. Does not include 250,281 shares of Common Stock reserved for issuance upon the exercise of options granted under the Company's stock option plan as of February 28, 1998. See "Management - Employee Stock Option Plan."

<F2> Upon consummation of this Offering, 30.60% of the issued and outstanding shares of Common Stock of the Company will be held by the Company's executive officers and directors, assuming conversion of all outstanding shares of Preferred Stock and the exercise of all options held by the Company's executive officers and directors.



SUMMARY CONSOLIDATED FINANCIAL DATA


The following summary consolidated financial data of the Company is derived from the Selected Consolidated Financial Data appearing elsewhere in this Prospectus, and should be read in conjunction with the Consolidated Financial Statements of the Company and the Notes thereto and the information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                         At or For the Year Ended December 31,
                                 1997         1996        1995        1994         1993
Income Statement Data:               (Dollars in thousands, except per share figures)

Total interest income            $   11,932       12,186      14,690      11,966      9,879
Total interest expense                6,329        7,616       9,919       7,282      6,207

Net interest income                   5,603        4,570       4,771       4,684      3,672
Provision for loan losses                80          185         336          75        120

Net interest income
after provision
for loan losses                       5,523        4,385       4,435       4,609      3,552

Noninterest income                    1,412        2,434       1,922       2,887      4,956

Noninterest expense before SAIF
  Recapitalization Expense<F1>        5,471        6,847       7,360       6,273      5,729

SAIF Recapitalization Expense<F1>       - -          926         - -         - -        - -

Earnings (loss) before
income taxes                          1,464         (954)     (1,003)      1,223      2,779

Income taxes (benefit)                  550         (355)       (376)        458      1,021

Net earnings (loss)              $      914         (599)       (627)        765      1,758

Without SAIF Assessment<F1>
Net earnings (loss)              $      914          (18)       (627)        765      1,758

Per Share Data<F2>:

Earnings (loss) per share:
Basic                            $      .68         (.52)       (.51)        .72       2.07
Diluted                          $      .62         (.52)       (.51)        .72       2.07

Without SAIF Assessment<F1>
Earnings (loss) per share:
Basic                            $      .68         (.01)       (.51)        .72       2.07
Diluted                          $      .62         (.01)       (.51)        .72       2.07

Weighted average common
shares outstanding:
Basic                             1,224,441    1,219,092   1,219,092   1,062,500    849,275
Diluted                           1,346,637    1,219,092   1,219,092   1,062,500    849,275
Total common shares outstanding
at end of period<F2>,<F4>         1,247,592    1,219,092   1,219,092   1,219,092    849,627
Book value per share<F2>,<F4>    $    10.23         9.54       10.27       10.27      10.36


Balance Sheet Data<F6>:

Cash and cash equivalents        $    2,575        6,663      10,212       5,857      8,009
Securities                           32,079       42,790      48,542      54,674     32,639
Loans                               105,653       90,973     104,677     123,048     97,183
Loans held for sale                   4,443        4,396      18,561       6,697     19,329
All other assets                      3,090        6,436      11,415      11,357      5,670

    Total assets                 $  147,840      151,258     193,407     201,633    162,830

Deposits                            124,995      112,498     142,673     164,087    107,505
Other borrowings                      6,191       23,746      33,215      18,003     39,867
All other liabilities                 2,809        2,593       5,005       7,027      6,655
Stockholders' equity                 13,845       12,421      12,514      12,516      8,803

Total liabilities and
stockholders' equity             $  147,840      151,258     193,407     201,633    162,830

Average Balance Sheet Data:
Total assets                     $  151,209      158,572     200,897     188,067    157,221
Securities                           38,200       41,068      52,045      56,840     29,807
Loans                               103,193       98,072     131,023     125,460    114,552
Total deposits                      119,377      115,718     159,088     135,426    108,066
Other borrowings                     16,879       28,348      25,749      32,685     38,232
Stockholders' equity                 12,982       11,519      12,515      10,963      7,912

Performance Ratios:

Return on average assets                .60%        (.38%)      (.31%)       .41%      1.12%
Return on average equity               7.04%       (5.20%)     (5.01%)      6.98%     22.22%
Return on average equity<F4>           7.56%       (5.37%)     (5.01%)      6.98%     22.22%
Interest rate spread during
the period<F3>                         3.25%        2.72%       2.18%       1.98%      2.07%
Net interest margin                    3.91%        3.15%       2.50%       2.51%      2.39%
Noninterest expense to
average assets                         3.62%        4.90%       3.66%       3.34%      3.64%
Efficiency ratio<F5>                  78.31%      112.42%     109.98%      82.53%     69.63%

Asset Quality Ratios<F6>:

Nonperforming loans to
total loans                            2.34%        1.60%       2.09%        .77%      1.02%
Nonperforming loans, and
foreclosed real
estate as a percentage
of total assets                        1.76%        1.15%       1.15%        .54%       .72%
Allowance for loan losses
as a percentage
of total loans                          .80%         .85%        .79%        .42%       .38%
Allowance for loan losses
as a percentage
of nonperforming loans                33.97%       52.97%      37.74%      55.17%     37.20%
Net charge-offs as a percentage
of average loans                        .01%         .25%        .02%        .03%       .05%

Capital ratios<F6>:

Company
Total capital to risk
weighted assets                       16.02%       17.58%      14.09%      13.75%        --
Tier I capital to risk
weighted assets                       15.09%       16.52%      13.18%      13.19%        --
Tier I capital to average assets       9.10%        8.04%       6.02%       6.66%        --

Bank<F7>
Total capital to risk
weighted assets                       16.00%       15.88%      17.53%      22.87%        --
Tier I capital to risk
weighted assets                       15.06%       14.67%      15.66%      22.14%        --
Tier I capital to average assets       8.95%        8.69%      10.53%      13.57%        --

Savings Bank<F8>
Tangible                                 --         8.25%       6.00%       5.30%      5.39%
Core                                     --         8.25%       6.00%       5.30%      5.39%
Risk-based                               --        18.32%      12.77%      12.40%     12.26%

Others<F6>:

Total number of offices                   3            3           3           3          1
Full-service banking offices              3            3           3           3          1


<F1> The Bank was subject to a one-time special assessment that was paid by all financial institutions insured by the SAIF in 1996. The Bank's pretax assessment was $926,000 ($581,000 after taxes).

<F2> All per share information is presented to reflect a three-for-two stock split effective February 1998.

<F3> Difference between weighted-average yield on all interest-
     earning assets and weighted-average rate on all interest-bearing liabilities.

<F4> Excludes Common Stock into which the Preferred Stock is convertible.

<F5> Calculated by dividing total noninterest expenses by net interest income plus noninterest income excluding securities gains and losses.

<F6> At period end.

<F7> The Bank was acquired in 1994.

<F8> Represents the capital ratios of the Thrift prior to its merger into the Bank in 1997.



RISK FACTORS

An investment in the Common Stock offered hereby involves a high degree of risk, including the risks described below. In addition to the other information contained herein, the following factors should be considered carefully in evaluating the Company before purchasing the Common Stock offered hereby. Information contained in this Prospectus contains "forward-looking statements" which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "could," "intent," "estimated," "projected," "contemplated" or "anticipates" or the negative thereof or other variations thereon or comparable terminology. No assurance can be given that the future results covered by the forward-looking statements will be achieved. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond the Company's control.
The following factors and other factors described elsewhere in this Prospectus could cause actual experience to vary materially from the future results covered in such forward-looking statements.
Other factors, such as regional and national economic conditions, changes in market interest rates, credit risks of lending activities, and competition and regulatory factors, could also cause actual experience to vary materially from the matters covered in such forward-looking statements.

Exposure to Local and Regional Economic Conditions

The Company's success is dependent to a significant extent upon general economic conditions in Florida, particularly south Florida. General economic conditions include such factors as the south Florida real estate market, inflation, recession, unemployment and other factors beyond the Company's control. The south Florida economy is susceptible to adverse effects resulting from adverse conditions in the south Florida real estate markets, a decline in tourism, or adverse economic conditions or recession in the national economy. Economic recession over a prolonged period or other economic dislocation in south Florida could cause increases in nonperforming assets, thereby causing operating losses, impairing liquidity and eroding capital. There can be no assurance that future adverse changes in the Florida economy would not have a material adverse effect on the Company's financial condition, results of operations or cash flows.

Interest Rate Risk

The Company's earnings depend to a great extent on "rate differentials," which are the differences between interest income that the Company earns on interest-bearing assets, such as loans and investments, and the interest expense paid on interest-bearing liabilities, such as deposits and other borrowings. Financial institutions, including the Bank, are affected by changes in general interest rate levels. Fluctuations in interest rates are not predictable or controllable. Interest rates are highly sensitive to many factors which are beyond the Company's control, including general economic conditions and the policies of various government and regulatory authorities. For example, actions taken by Federal Reserve Board can lead to changes in interest rates, which affect the Company's interest income, interest expense and investment portfolio. The nature, timing and effect of any future changes in federal monetary and fiscal policies on the Company and its results of operations are not predictable. From time to time, maturities of assets and liabilities are not balanced, and a rapid increase or decrease in interest rates could have a material adverse effect on the net interest margin and results of operations of the Company. There can be no assurance that the Company will not experience a material adverse effect on its net interest income in a changing rate environment. See "Management's Discussion and Analysis of
Financial Condition and Results of Operations -- For the Years Ended December 31, 1997, 1996 and 1995 - Interest Rate Sensitivity and Liquidity."

Competition in the Bank's Market Areas

Most of the financial institutions in the Bank's market areas have been in existence for significantly longer periods of time than the Bank and are better established in their market areas. Many of such competitors are larger in size and possess substantially greater financial and other resources than the Bank. There is currently a trend toward consolidation of the banking industry, which may make it more difficult for smaller banks to operate profitability. There can be no assurance that the Bank will be able to continue to compete successfully against larger institutions. See "BUSINESS-- Competition."

Regulation and Supervision

Bank holding companies and banks operate in a highly regulated environment and are subject to extensive supervision and examination by several federal and state regulatory agencies. The Company is subject to the Bank Holding Company Act of 1956, as amended (the "BHC"), and to regulation and supervision by the Federal Reserve Board. The Bank, as a Florida state bank, is subject to regulation and supervision by the Florida Department of Banking and Finance and, as a result of the insurance of its deposits, by the Federal Deposit Insurance Corporation ("FDIC"). These regulations are intended primarily for the protection of depositors and customers, rather than for the benefit of investors. The Company and the Bank are subject to changes in federal and state laws, as well as changes in regulations and governmental policies, income tax laws and accounting principles. The effects of any potential changes cannot be predicted but could adversely affect the business and operations of the Company and the Bank in the future. See
"Regulation and Supervision."

The Federal Reserve Board has adopted a policy that requires a bank holding company such as the Company to serve as a source of financial strength to its banking subsidiaries. The Federal Reserve Board has required bank holding companies to contribute cash to their troubled bank subsidiaries based upon this "source of strength" policy, which could have the effect of decreasing funds available for distributions to shareholders. In addition, a bank holding company in certain circumstances could be required to guarantee the capital plan of an undercapitalized banking subsidiary. See "Regulation and Supervision."

Dependence on Key Management Personnel

The Company's success depends to a significant extent upon the performance of its executive officers, the loss of any of whom could have a materially adverse effect on the Company. The Company has not, however, entered into employment agreements with, or obtained "key man" insurance for, its executive officers. The Company believes that its future success will depend in large part upon its ability to retain such personnel; however, there can be no assurance that the Company will be successful in doing so.

Restrictions on Ability to Pay Dividends

The Company has not paid cash dividends on the Common Stock and at the present time the Company does not foresee paying cash dividends to shareholders and intends to retain all earnings to fund the growth of the Company and the Bank. Any declaration and payment of dividends on the Common Stock will depend upon the earnings and financial condition of the Company, liquidity and capital requirements, the general economic and regulatory climate, the Company's ability to service any equity or debt obligations senior to the Common Stock and other factors deemed relevant by the Company's Board of Directors. It is the policy of the Federal Reserve Board that bank holding companies should pay cash dividends on common stock only out of income available over the past year and only if prospective earnings retention is consistent with the organization's expected future needs and financial condition. The policy provides that bank holding companies should not maintain a level of cash dividends that undermines the bank holding company's ability to serve as a source of strength to its banking subsidiaries.

The Company's principal source of funds to pay dividends on the shares of Common Stock will be cash dividends that the Company receives from the Bank. The payment of dividends by the Bank to the Company is subject to certain restrictions imposed by federal and state banking laws, regulations and authorities. See "Regulation and Supervision."

The federal banking statutes prohibit federally insured banks from making any capital distributions (including a dividend payment) if, after making the distribution, the institution would be "undercapitalized" as defined by statute. In addition, the relevant federal regulatory agencies also have the authority to prohibit an insured bank from engaging in an unsafe or unsound practice, as determined by the agency, in conducting an activity. The payment of dividends could be deemed to constitute such an unsafe and unsound practice, depending on the financial condition of the Bank. Regulatory authorities could impose administratively stricter limitations on the ability of the Bank to pay dividends to the Company if such limits were deemed appropriate to preserve certain capital adequacy requirements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Capital Resources" and "Regulation and Supervision."

Concentration of Ownership

After the consummation of the Offering, the executive officers and directors of the Company will beneficially own 30.60% of the outstanding shares of Common Stock, and approximately 29.26% of such shares of Common Stock if the Underwriters' over-allotment option is fully exercised. Accordingly, these executive officers and directors will be able to influence, to a significant extent, the outcome of all matters required to be submitted to the Company's shareholders for approval, including decisions relating to the election of directors of the Company, the determination of day-to-day corporate and management policies of the Company and other significant corporate transactions. See "Management," "Security Ownership of Certain Beneficial Owners and Management" and "Description of Capital Stock."

Year 2000 Compliance

Almost all of the Company's operations are supported by accounting and recordkeeping computerized systems and are dependent on the capability of software applications and operating systems to function properly in the year 2000. The Company has an ongoing program designed to ensure that its operational and financial systems will not be adversely affected by year 2000 software failures, due to processing errors arising from calculations using the year 2000 date. Based on current estimates, the Company expects to incur expenses of $50,000 over the next two years on its program to redevelop, replace, or repair its computer applications to make them "year 2000 compliant." While the Company believes it is doing everything technologically possible to assure year 2000 compliance, it is to some extent dependent upon vendor cooperation. The Company is requiring its computer system and software vendors to represent that the products provided are, or will be, year 2000 compliant, and has planned a program of testing for compliance.
While the Company believes that all essential computer applications will be year 2000 compliant and that the costs associated with year 2000 compliance will not be material to the Company, any year 2000 compliance failure could result in additional expense to the Company.

No Prior Public Market; Volatility of Stock Price

Before the Offering, there has been no public market for the Common Stock. The initial public offering price will be determined through negotiations between the Company and the Representatives of the Underwriters based on several factors that may not be indicative of future market prices. See "Underwriting" for a discussion of the factors to be considered in determining the initial public offering price. Although the Company intends to apply to have the Common Stock approved for inclusion on Nasdaq, there can be no assurance that if the Common Stock is approved for inclusion that it will be actively traded on such market or that, if active trading does develop, it will be sustained.

Shares Eligible for Future Sale

Upon consummation of the Offering, the Company will have 2,037,308 shares of Common Stock outstanding (2,137,058 if the over-allotment option granted to the Underwriters is exercised in full). Of these shares, 665,000 shares (764,750 shares if the over-allotment option granted to the Underwriters is exercised in full) will be freely transferable without restriction or registration under the Securities Act, unless purchased by persons deemed to be "affiliates" (as that term is defined under the Securities Act) of the Company. All of the remaining 1,372,308 shares of Common Stock will be "restricted securities," as that term is defined in Rule 144 promulgated under the Securities Act. The Company and its executive officers and directors and certain of the Company's existing shareholders have agreed that they will not sell or otherwise transfer any shares of Common Stock for 180 days after the Offering without the prior written consent of the Representatives. Future sales of substantial amounts of Common Stock in the public market, or the availability of such shares for future sale, could impair the Company's ability to raise capital through an offering of securities and may adversely affect the then-prevailing market prices. See "Shares Eligible for Future Sale."

Anti-Takeover Provisions

Certain provisions of the Company's Articles of Incorporation and Bylaws could delay or frustrate the removal of incumbent directors and could make a merger, tender offer or proxy contest involving the Company more difficult, even if such events could be perceived as beneficial to the interests of the stockholders. For example, the Company's Articles of Incorporation provide for classes of directors, whereby one-third of the members of the Board of Directors are elected each year and each director of the Company is to serve for a term of three years. In addition, options granted under the Company's stock option plan provide for accelerated vesting of such options in the event of a change in control of the Company.
These provisions could have the effect of discouraging or prohibiting a future takeover attempt in which stockholders of the Company might otherwise receive a substantial premium for their shares over then-current market prices. See "Description of Capital Stock-
Certain Anti-Takeover Provisions."

Regulation of Control

Individuals or entities, alone or acting in concert with others, who acquire 10% or more of any class of voting securities of the Company are presumed to have acquired "control" of the Company under the Change in Bank Control Act, which requires the prior approval of the Federal Reserve Board for any such acquisition. Entities, acting alone or through one or more other persons, seeking to acquire, directly or indirectly, 25% or more (5% or more in the case of an acquiror that is a bank holding company) of any class of voting securities of, or otherwise to control, the Company are required to obtain the prior approval of the Federal Reserve Board under the BHC. Accordingly, prospective investors need to be aware of and comply with these requirements in connection with any purchase of shares of the Common Stock offered hereby.

THE COMPANY

General

Pointe Financial Corporation, a Florida corporation (the "Company"), is a bank holding company headquartered in Boca Raton, Florida. As of December 31, 1997, the Company had total assets of $147.840 million, net loans of $105.653 million, total deposits of $124.995 million and total shareholders' equity of $13.845 million. The Company had net income of $914 thousand for 1997. All of the Company's net income is derived from the operation of its bank subsidiary, Pointe Bank, a Florida state-chartered commercial bank (the "Bank") with three full service banking facilities located in Boca Raton (Palm Beach County), Pembroke Pines (Broward County) and Aventura (Miami-Dade County), Florida. The Bank also has two remote ATMs located in Boca Raton and Pembroke Pines. All of the Bank's ATMs are members of international networks. The Bank provides a full range of banking services catering to small and middle sized businesses, professionals, and individuals in Palm Beach, Broward and Miami-Dade Counties, Florida.

The strategy of the Company is to take advantage of the economic vitality of its market by providing quality community banking services to its customers. The market for financial services in south Florida has been robust throughout the recent past. Based on information provided by the Bureau of Economic and Business
Research, University of Florida, Broward and Palm Beach counties rank in the top 10 counties in Florida in per capita income and economic growth per county. Also, the two counties represent, respectively, 6.81% and 9.66% of the population of Florida. Additionally, the Bank is benefitting from the high degree of merger consolidation in its market. According to the Florida Bankers Association and other industry sources, at year-end 1997 over 40% of the deposits in Florida have changed hands through acquisition during the past five years and 81% of Florida bank deposits were controlled by bank holding companies headquartered outside of Florida. This has created a favorable operating environment for community banks that provide personalized services to local businesses and consumers. Management believes that the larger banks in the Company's markets have increased the cost of certain banking services and have not stressed personal service to the small businesses and professionals who are the Company's targeted clients. The Company markets its products and services to these customers as a community banking alternative to the style of banking exhibited by large out of state bank holding companies that operate in Florida.

The Company was incorporated under the laws of the State of Florida on September 29, 1993 for the dual purpose of serving as a holding company for Pointe Federal Savings Bank, a federally chartered thrift (the "Thrift"), and to facilitate the acquisition of the Bank, then known as Flamingo Bank, in mid-1994. Both the Bank and the Thrift were established in the mid-1980's. The Thrift, headquartered in Boca Raton, had been a mortgage banking thrift highly focused on residential mortgage lending. The Bank had focused on small business commercial lending, with emphasis on originating Small Business Administration ("SBA") guaranteed loans.

In late 1994, the Board of Directors of the Company, assisted by R. Carl Palmer, Jr. on a consulting basis, adopted a Strategic Plan which called for a dramatic change in focus, shifting from the transaction orientation of mortgage banking and SBA lending to the relationship orientation of a community bank. R. Carl Palmer, Jr. joined the Company and the Bank in March of 1995 as President and Chief Executive Officer and began to assemble the Company's current management team and to implement the Strategic Plan. Part of the implementation of the Strategic Plan has been the streamlining of the Company's operations and the transfer in-house of certain support systems for which the Company had previously relied on external sources.

For example, in mid-1995 the Company purchased a software system developed by Information Technology, Inc. ("ITI") that is designed to support the operations of community banks and is used by more than 300 banks throughout the United States. This system was initially installed in a service bureau mode, and was brought in-house by the Company in mid-1997. Similarly, and at the same time, the Company transferred the servicing of its residential mortgage loan portfolio back in-house. These two "conversions" have given the Company access to a state-of-the-art software system to support a full-range of community banking services. The transfer to an "in-house" mode also gives the Company full control of the quality of service that it delivers to its customers.

The Company further streamlined its operations through the merger in April 1997 of the Thrift into the Bank. After the acquisition of the Bank in mid-1994, the Company had been both a bank holding company (subject to regulation by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board")) and a thrift holding company (subject to regulation by the Office of Thrift Supervision (the "OTS")). This was a very complex regulatory environment for the Company. As a result of the merger of the Thrift into the Bank, the Company is no longer subject to regulation by the OTS, thus the merger allowed the Company to alleviate some of its regulatory burdens without negatively impacting its ability to service its customers.

This streamlining and the staged conversion to in-house systems has enabled management of the Bank to concentrate on building a local relationship banking business. With the addition of seasoned managers with significant lending and operating experience, the Bank has been very successful in transitioning into the relationship management orientation called for in the 1994 Strategic Plan. As of December 31, 1997, the Bank's assets and liabilities were derived almost entirely from banking relationships. During the three years ended December 31, 1997, the Company's deposit mix has changed significantly. Demand, savings, NOW and money market accounts grew from 30% of total deposits at December 31, 1995 to 48% of total deposits at December 31, 1997. The emphasis on building customer relationships has also resulted in a substantial growth in service charge income, which increased from $315,000 in 1995, to $364,000 in 1996 and $502,000 in 1997. During this same three year period, management developed a very successful expense control program. Operating expenses have been consistently reduced, from $7.360 million in 1995, to $6.847 million in 1996 and $5.471 million in 1997.

Business Strategy

Growth Strategy

Management believes that the Company is now in a position to grow. The Bank's three banking center locations establish a presence in Miami-Dade, Broward and Palm Beach Counties. The population of these three counties exceeds 4,000,000 people, and the market continues to experience substantial growth. The Company's strategy for the next three years is to continue to implement its Strategic Plan and to build its network of banking center locations into communities that are consistent with the Bank's focus on small businesses, professionals and individuals. This expansion will be implemented by the establishment of new banking centers, most likely in facilities that have already been constructed by other banks, but have become redundant as a result of consolidations. The Company may also seek strategic acquisitions of smaller financial institutions that will complement this growth strategy.

Implementation of Strategic Plan

Beginning in 1994, pursuant to the Strategic Plan, major efforts were undertaken to permit the Bank to become a full-service, community banking organization. The significant elements of the implementation of the Plan are:

Strengthening of Senior Management Team. The Company has strengthened its senior management team by supplementing the hiring of Mr. Palmer in 1995 with the hiring of Senior Vice Presidents Beverly Chambers in 1995, and Dennis Reed in 1996, both of whom are experienced bankers with whom Mr. Palmer had worked at Southeast Banking Corporation and Naples Federal. In addition, in 1997, the Company hired Bradley Meredith to serve as its new Chief Financial Officer and Senior Vice President. The new management's responsibilities include marketing, commercial lending, retail banking, operations and mortgage lending, accounting and finance.

Building Full-Service Banking Relationships with Small Businesses.
The Company's strategy is aggressively to build its number of full-service banking relationships by providing high quality, personal service. In furtherance of this strategy, the Company has continued to attract and hire seasoned, professional bankers with substantial commercial lending and relationship management experience. The consolidation occurring in the market is having two positive effects that enhance the Company's implementation of its strategy. First, a principal result of these consolidations is a steady flow of business clients who have been alienated from other banks by reduced service levels and higher prices. Second, seasoned bankers who previously worked for the acquired banks are released, thus, enabling the Company to hire the experienced professionals it seeks.

Reducing Focus on Residential Mortgage Lending. In mid-1996, the Company decided to substantially reduce its focus on the residential mortgage lending business by limiting its activities to originating residential mortgages through three specialists, one located in each of its three full service banking offices. The focus of these specialists is to originate mortgages for individuals who will become relationship customers of the Company.

Broadening the Offering of Products and Services. The Company has continued to broaden its offering of products and services.
Particular emphasis has been placed on attracting transaction deposits from all three targeted business segments: small businesses, professionals and individuals. An example of the Company's efforts to broaden its offering of products and services occurred in early 1997 when the Company introduced its own credit card. The credit card has been marketed only to existing clients and those prospective clients that have the potential to develop into full service relationships. Similarly, the merchant processing of credit cards is being offered to business clients using the same marketing strategy. The back-office support for this activity has been out-sourced to a nationally prominent firm that specializes in this business. In early 1998, the Company will be introducing its own debit card, with processing similarly outsourced through the same firm.

Reinvesting in the Company's Communities. The Company is committed to the communities it serves. As an example of its proactive commitment to be involved in its communities, the Company was awarded the lead deposit in the Ft. Lauderdale
(Broward County) Enterprise Zone Linked Deposit Program in a 1996 competitive bidding process. Municipal deposits, provided by the State of Florida, Broward County and the City of Ft. Lauderdale, were placed with three banks which established programs to match those funds to make loans to small businesses within the zone, an area targeted by the State of Florida for economic revitalization. Management of the Company sees this program as consistent with its mission to actively provide credit and other financial services to small and medium sized businesses as well as stimulate economic growth in the zone.

Concentrating on Professionals. The Company has concentrated its marketing and business development efforts on the professionals who serve both the businesses and individuals in its markets. The attorneys, accountants and doctors who are within the geographic reach of the Company's banking center locations are both good potential customers and excellent sources of business referrals.

Reducing Expenses. Management has focused on reducing expenses as a percentage of average assets as it seeks to improve its operating efficiency. During the last three years, operating expenses have declined from $7.360 million in 1995 to $6.847 million in 1996 to $5.471 million in 1997.

Converting to New Operating System. Following a full review of operating and software support systems, a decision was made to convert to the ITI system throughout the organization, in a two stage process. The Bank and then the Thrift sequentially converted, in a service bureau mode, to the ITT system in late 1995 and early 1996. ITI's parent, FiServe, Inc., managed the service bureau for a planned eighteen month period during which time the Company and its management became thoroughly familiar and comfortable with the operating system. Also during this time, the Company was able to hire a number of senior operations officers to manage the Company's operations, loan administration and controller responsibilities. Thus, the mid-1997 conversion to bring the ITI system in-house was successful, due principally to the efforts of the Company's operating group who had considerable prior experience with the ITI system.

Management and Board Ownership

The Company's directors currently own 485,103 shares or 38.81% of the issued and outstanding Common Stock. Giving effect to the Offering, the conversion of all outstanding shares of Preferred Stock, and the exercise of all options held by the Company's executive officers and directors, the Company's executive officers and directors would own 668,187 shares, or 30.60% of the issued and outstanding Common Stock. The Company believes that this ownership position gives management a significant incentive to increase shareholder value.

Competition

The banking business is highly competitive, and the profitability of the Company will depend upon the Company's ability to compete in its market area. The Company competes with other commercial and savings banks, savings and loan associations, credit unions, finance companies, mutual funds, brokerage and investment banking firms, asset-based nonbank lenders and certain other non-financial institutions, including certain governmental organizations which may offer subsidized financing at lower rates than those offered by the Company. See "Risk Factors - Competition."

Employees

At December 31, 1997, the Company had 57 employees, of which 53 were full-time employees. None of the employees is represented by a collective bargaining group, and the Company considers its relations with its employees to be good. The Company provides employee benefits customary in the financial institutions industry, including group medical and life insurance, 401(k) plan, profit-sharing plan and paid vacations. The Company also provides a stock option plan for certain officers, directors and employees, pursuant to which they may be granted options to purchase Common Stock of the Company.

Properties

The Company conducts its operations from three leased facilities, the largest of which is located at 21845 Powerline Road, Boca Raton, Florida where it has leased 18,929 square feet of space for its executive offices, the operations center and a banking center. The lease expires in 2002 and may be renewed for one additional five-year period. In addition, the Company has leased 5,719 square feet of space at One S.W. 129th Avenue, Pembroke Pines, Florida for a banking center. This lease expires on February 28, 2006.

The Bank also has a lease for a free-standing building containing
3,050 square feet of space and located at 2690 N.E. 203rd Street, Aventura, Florida, as a full service banking center. The lease expires in February 2000 and may be renewed for one five-year period.

Legal Proceedings

There are no material pending legal proceedings to which the Company or the Bank is a party or of which any of their properties are subject; nor are there material proceedings known to the Company contemplated by any governmental authority; nor are there material proceedings known to the Company, pending or contemplated in which any director, officer or affiliate or any proposed principal security holder of the Company, or any associate of any of the foregoing is a party or has an interest adverse to the Company or the Bank.

USE OF PROCEEDS

The net proceeds from the sale of Common Stock offered hereby, based upon an assumed initial public offering price of $15.00 per share, are estimated to be $9.059 million after deduction of the underwriting discount and estimated expenses ($10.451 million if the Underwriter's over-allotment option is exercised in full). The Company intends to contribute the majority of the net proceeds to the Bank. The Bank expects the proceeds to be used to fund branch expansion and support growth in the loan and securities portfolio.
To the extent proceeds are allocated to the Company, the Company intends to retain a portion of the proceeds for general corporate purposes including, but not limited to, future acquisitions and capital contributions to existing and future subsidiaries of the Company. The Company presently has no agreements regarding future acquisitions. The precise amounts and timing of the application of cash proceeds will depend, among other things, upon the funding requirements of the Bank and the availability of other funds. Pending the application of net proceeds, the Company expects to invest the net proceeds in short-term government or investment grade obligations.

DIVIDEND POLICY

The Company has not paid any cash dividends on its Common Stock.
At the present time, the Company does not foresee paying cash dividends to shareholders and intends to retain all earnings to fund the growth of the Company and the Bank. The payment of dividends in the future, if any, will depend upon earnings, capital levels, cash requirements, the financial condition of the Company and the Bank, applicable government regulations and policies and other factors deemed relevant by the Company's Board of Directors, including the amount of cash dividends payable to the Company by the Bank. The principal source of income and cash flow for the Company, including cash flow to pay cash dividends on the Common Stock, is dividends from the Bank. The Bank will be restricted in its ability to pay dividends under Florida banking laws and by regulations of the Department. Under Florida law, a state bank may not pay dividends from its capital. All dividends must be paid out of current net profits then on hand plus retained net profits of the preceding two years, after deducting bad debts, depreciation and other worthless assets, and after making provision for reasonably anticipated future losses on loans and other assets. Payments of dividends out of net profits is further limited by Section 658.37, Florida Statutes, which prohibits a bank from declaring a dividend on its shares of common stock until its surplus equals its stated capital, unless there has been transferred to surplus not less than 20% of a bank's net profits for the preceding year (in the case of an annual dividend). Finally, a state bank may not declare a dividend which would cause the capital accounts of a bank to fall below the minimum amount required by law, regulation, order or any written agreement with the Department or any Federal regulatory agency. See "Regulation and Supervision
- Regulation of the Bank - Payment of Dividends."

DILUTION

As of December 31, 1997, the tangible book value of the Common
Stock was $10.11 per share. "Tangible book value per share" represents the amount of total tangible assets less total liabilities divided by the number of shares of Common Stock outstanding. After giving effect to the sale by the Company of 665,000 shares of Common Stock offered hereby (after deducting the underwriting discount and other estimated offering expenses to be paid by the Company), the pro forma tangible book value of the Company as of December 31, 1997 would have been $11.26 per share. This represents an immediate increase in net tangible book value of $1.15 per share to current shareholders and an immediate dilution of $3.74 per share to new investors. The following table illustrates this per share dilution.


Assumed price to public                                 $     15.00
Tangible book value per share before Offering<F1>             10.11
Increase per share attributable to new investors               1.15
Pro forma tangible book value per share after Offering        11.26
Dilution to new investors                               $      3.74


<F1> Assumes the conversion of all Preferred Stock as of December
     31, 1997.


The foregoing computations do not take into account the possible exercise of outstanding stock options granted under the Company's stock option plan or the possible issuance of up to an additional 99,750 shares of Common Stock to new investors pursuant to the exercise of an option granted by the Company to the Representatives solely to cover over-allotments, if any, in connection with the Offering. See "Underwriting." Options to purchase a total of 250,281 shares of Common Stock were outstanding under the Company's stock option plan at February 28, 1998, of which 127,341 are exercisable during 1998 at a weighted average exercise price of $10.09 per share. If the shares subject to such outstanding options under the Company's stock option plan were included in the foregoing calculations, further dilution to new shareholders would be incurred.

CAPITALIZATION



The following table sets forth the consolidated capitalization of the Company as of December 31, 1997, and as adjusted to give effect to
(i) the sale by the Company of 665,000 shares of Common Stock offered hereby at an assumed initial public offering price of $15.00 per share and the related estimated net proceeds therefrom; (ii) the issuance by the Company of 415,864 shares of Common Stock as a result of the Company's three-for-two stock split on February 27, 1998; and (iii) the issuance by the Company of 121,761 shares of Common Stock upon the conversion of all of the Company's outstanding shares of Preferred Stock. The following data should be read in conjunction with the Consolidated Financial Statements of the Company contained elsewhere in this Prospectus.

                                                      December 31, 1997
                                                    (Dollars in thousands)

                                                                       As
                                                Actual                 Adjusted
Deposits                                        $124,995               $124,995

Federal Home Loan Bank Advances                 $  4,400               $  4,400

Stockholders' equity

  Preferred stock, $.01 par value, 1,000,000
      shares authorized; 54,116 shares
      outstanding                                      1                      -

  Additional paid-in capital, preferred            1,081                      -

  Common Stock, $.01 par value, 2,500,000
      shares authorized; 831,728 shares
      issued and outstanding (2,034,353shares
      after the three-for- two
      stock split, conversion of Preferred
      Stock and the stock offering)<F1>                8                     20

  Additional paid-in capital, common               9,854                 19,983

  Retained earnings                                3,039                  3,039

  Unrealized depreciation on securities
      available for sale                            (138)                  (138)

          Total Stockholders' Equity            $ 13,845               $ 22,904


<F1> Does not include 205,581shares of Common Stock reserved for issuance upon the exercise of options granted under the Companys stock option plan as of December 31, 1997. See "Management-
     Employee Stock Option Plan."



SELECTED CONSOLIDATED FINANCIAL DATA


The following Selected Consolidated Financial Data of the Company should be read in conjunction with the Consolidated Financial
Statements of the Company, the information contained in "Management's Discussion and Analysis of Financial Condition and
Results of Operations" and other financial information included elsewhere in this Prospectus. The selected historical consolidated financial data as of and for the three years ended December 31, 1997 are derived from the Company's Consolidated Financial Statements which have been audited by Hacker, Johnson, Cohen & Grieb PA, independent certified public accountants. The selected historical consolidated financial data as of and for the two years ended
December 31, 1994 are derived from the Company's Consolidated
Financial Statements which have been audited by other independent certified public accountants.

                                           At or For the Year Ended December 31,
                                            1997            1996        1995         1994        1993
Income Statement Data:                  (Dollars in thousands, except per share figures)

Total interest income                       $   11,932      12,186      14,690       11,966       9,879
Total interest expense                           6,329       7,616       9,919        7,282       6,207

Net interest income                              5,603       4,570       4,771        4,684       3,672
Provision for loan losses                           80         185         336           75         120

Net interest income after
  provision for loan losses                      5,523       4,385       4,435        4,609       3,552

Noninterest income                               1,412       2,434       1,922        2,887       4,956

Noninterest expense before SAIF
  Recapitalization Expense<F1>                   5,471       6,847       7,360        6,273       5,729

SAIF Recapitalization Expense<F1>                  - -         926         - -          - -         - -

Earnings (loss) before income taxes              1,464        (954)     (1,003)       1,223       2,779

Income taxes (benefit)                             550        (355)       (376)         458       1,021

Net earnings (loss)                         $      914        (599)       (627)         765       1,758

Without SAIF Assessment<F1>
  Net earnings (loss)                       $      914         (18)       (627)         765       1,758

Per Share Data<F2>:

Earnings (loss) per share:
Basic                                       $      .68        (.52)       (.51)         .72        2.07
Diluted                                     $      .62        (.52)       (.51)         .72        2.07

Without SAIF Assessment<F1>
Earnings (loss) per share:
Basic                                       $      .68        (.01)       (.51)         .72        2.07
Diluted                                     $      .62        (.01)       (.51)         .72        2.07

Weighted average common shares
outstanding:
Basic                                        1,224,441   1,219,092   1,219,092    1,062,500     849,275
Diluted                                      1,346,637   1,219,092   1,219,092    1,062,500     849,275
Total common shares outstanding
  at end of period<F2>,<F4>                  1,247,592   1,219,092   1,219,092    1,219,092     849,627
Book value per share<F2>,<F4>               $    10.23        9.54       10.27        10.27       10.36

Balance Sheet Data<F6>:

Cash and cash equivalents                   $    2,575       6,663      10,212        5,857       8,009
Securities                                      32,079      42,790      48,542       54,674      32,639
Loans                                          105,653      90,973     104,677      123,048      97,183
Loans held for sale                              4,443       4,396      18,561        6,697      19,329
All other assets                                 3,090       6,436      11,415       11,357       5,670

    Total assets                            $  147,840     151,258     193,407      201,633     162,830

Deposits                                       124,995     112,498     142,673      164,087     107,505
Other borrowings                                 6,191      23,746      33,215       18,003      39,867
All other liabilities                            2,809       2,593       5,005        7,027       6,655
Stockholders' equity                            13,845      12,421      12,514       12,516       8,803

    Total liabilities and
    stockholders' equity                    $  147,840     151,258     193,407      201,633     162,830

Average Balance Sheet Data:

Total assets                                $  151,209     158,572     200,897      188,067     157,221
Securities                                      38,200      41,068      52,045       56,840      29,807
Loans                                          103,193      98,072     131,023      125,460     114,552
Total deposits                                 119,377     115,718     159,088      135,426     108,066
Other borrowings                                16,879      28,348      25,749       32,685      38,232
Stockholders' equity                            12,982      11,519      12,515       10,963       7,912

Performance Ratios:

Return on average assets                           .60%       (.38%)      (.31%)        .41%       1.12%
Return on average equity                          7.04%       (5.20%)    (5.01%)       6.98%      22.22%
Return on average equity<F4>                      7.56%       (5.37%)    (5.01%)       6.98%      22.22%
Interest rate spread during the
  period<F3>                                      3.25%        2.72%      2.18%        1.98%      2.07%
Net interest margin                               3.91%        3.15%      2.50%        2.51%      2.39%
Noninterest expense to average assets             3.62%        4.90%      3.66%        3.34%      3.64%
Efficiency ratio<F5>                             78.31%      112.42%    109.98%       82.53%     69.63%

Asset Quality Ratios<F6>:

Nonperforming loans to total loans                2.34%        1.60%      2.09%         .77%       1.02%
Nonperforming loans, and foreclosed real
  estate as a percentage of total assets          1.76%        1.15%      1.15%         .54%        .72%
Allowance for loan losses as a percentage
  of total loans                                   .80%         .85%       .79%         .42%        .38%
Allowance for loan losses as a percentage
  of nonperforming loans                         33.97%       52.97%     37.74%       55.17%      37.20%
Net charge-offs as a percentage
  of average loans                                 .01%         .25%       .02%         .03%        .05%

Capital Ratios<F6>:

Company
Total capital to risk weighted assets            16.02%       17.58%     14.09%       13.75%         --
Tier I capital to risk weighted assets           15.09%       16.52%     13.18%       13.19%         --
Tier I capital to average assets                  9.10%        8.04%      6.02%        6.66%         --

Bank<F7>
Total capital to risk weighted assets            16.00%       15.88%     17.53%       22.87%         --
Tier I capital to risk weighted assets           15.06%       14.67%     15.66%       22.14%         --
Tier I capital to average assets                  8.95%        8.69%     10.53%       13.57%         --

Savings Bank<F8>
Tangible                                            --         8.25%      6.00%        5.30%       5.39%
Core                                                --         8.25%      6.00%        5.30%       5.39%
Risk-based                                          --        18.32%     12.77%       12.40%      12.26%

Others<F6>:

Total number of offices                              3            3          3            3           1
Full-service banking offices                         3            3          3            3           1


<F1> The Bank was subject to a one-time special assessment that was paid by all financial institutions insured by the SAIF in 1996. The Bank's pre-tax assessment was $926,000 ($581,000 after taxes).

<F2> All per share information is presented to reflect a three-for-two stock split effective February 1998.

<F3> Difference between weighted-average yield on all interest-
     earning assets and weighted-average rate on all interest-bearing liabilities.

<F4> Excludes Common Stock into which the Preferred Stock is convertible.

<F5> Calculated by dividing total noninterest expenses by net interest income plus noninterest income excluding securities gains and losses.

<F6> At period end.

<F7> The Bank was acquired in 1994.

<F8> Represents the capital ratios of the Thrift prior to its merger into the Bank in 1997.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS
OF OPERATIONS AND FINANCIAL CONDITION

Management's Discussion and Analysis of Results of Operations and Financial Condition analyzes the major elements of the Company's statement of operations and balance sheets. This section should be read in conjunction with the Company's Consolidated Financial Statements and accompanying notes and other detailed information appearing elsewhere in this Prospectus.

For the Years ended December 31, 1997, 1996 and 1995

Overview

For the year ended December 31, 1997, the Company had consolidated net earnings of $914,000 or $.68 basic earnings per share ($.62 diluted earnings per share), compared to a consolidated net loss of $599,000 or $.52 basic and diluted loss per share for 1996. The consolidated net loss for the year ended December 31, 1996 included the effect of the SAIF special assessment of $926,000 before taxes ($581,000 after taxes). The consolidated net loss for the year ended December 31, 1995 was $627,000.

At December 31, 1997, the Company had total consolidated assets of $147.840 million, a decrease of 2.26% over total assets of $151.258 million at December 31, 1996. During the year ended December 31, 1997 loans receivable increased $14.727 million (15.44%), while the Company's portfolio of securities declined $10.711 million (25.03%) to $32.079 million. The Company's deposits increased to $124.995 million as of December 31, 1997, from $112.498 million as of December 31, 1996, an 11.11% increase. Other borrowings, principally borrowings from the Federal Home Loan Bank (the "FHLB"), were $6.191 million as of December 31, 1997, a decrease of $17.555 million (73.93%) from December 31, 1996.

At December 31, 1996, the Company had total consolidated assets of $151.258 million, a decrease of 21.79% over total assets of $193.407 million at December 31, 1995. During the year ended December 31, 1996, loans receivable decreased $27.869 million (22.61%) to $95.369 million and the Company's portfolio of securities declined $5.752 million (11.85%) to $42.790 million. The Company's deposits decreased to $112.498 million at December 31, 1996 from $142.673 million at December 31, 1995. Other borrowings, principally borrowings from the FHLB, were $23.746 million at December 31, 1996, a decrease of $9.469 million (28.51%) from December 31, 1995.

Results of Operations

Net Interest Income

Net interest income represents the amount by which interest income on interest-earning assets, including loans and securities, exceeds interest expense incurred on interest-bearing liabilities, including deposits and other borrowings. Net interest income is the principal source of the Company's earnings. Interest rate fluctuations, as well as changes in the amount and type of earning assets and liabilities, combine to affect net interest income.

Net Interest Income 1997 versus 1996. Net interest income for the year ended December 31, 1997 increased to $5.603 million from $
4.570 million in 1996, an increase of $1.033 million or 22.60%. This resulted in a net interest margin of 3.91% and 3.15% and a net interest spread of 3.25% and 2.72% for the years ended December 31, 1997 and 1996, respectively. The increase in the net interest margin and net interest spread was primarily the result of a decrease in the cost of interest-bearing liabilities to 5.07% for 1997 from 5.67% for 1996.

The increase in net interest income was driven almost exclusively by lower cost of interest-bearing liabilities, which decreased to $6.329 million in 1997, from $7.616 million in 1996 a decrease of $1.287 million or 16.90%. This improvement was caused by a more favorable mix of deposits. Lower costing average demand deposits, savings and NOW deposits and money market deposits grew by $1.557 million (15.87%), $1.743 million (20.42%) and $7.774 million
(26.19%), respectively, from 1996 to 1997. This growth allowed the Company to reduce the levels of higher-costing time deposits and other borrowings by $7.415 million (10.95%) and $11.469 million (40.46%), respectively, from 1996 to 1997. Management attributes this improvement to its success in developing more full-service banking relationships with its targeted business, professional and individual clients. This allowed the Company to replace borrowings and rate-driven time deposits with transaction deposit accounts.
The increase in net interest income was also positively impacted by the increase in the ratio of average interest earning assets to average interest bearing liabilities which improved to 1.15 at December 31, 1997 from 1.08 at December 31, 1996. This resulted in a substantial decline in the level of non-interest earning assets to $7.731 million in 1997, from $13.362 million in 1996, a decrease of $5.631 million or 42.14%.

Net Interest Income 1996 versus 1995. Net interest income for the year ended December 31, 1996 decreased to $4.570 million, from $4.771 million in 1995, a decrease of approximately $201,000 or 4.21%. This decline in net interest income was directly attributable to a substantial decline in the Company's average total assets, which decreased to $158.572 million from $200.897 million in 1995, a decrease of $42.325 million or 21.07%. During 1996, the Company embarked upon a program to use the proceeds from the decrease of average loans and securities, which declined $32.951 million (25.15%) and $10.977 million (21.09%), respectively, during 1996 to reduce higher costing time deposits. Time deposits averaged $67.688 million in 1996, as compared to $121.708 million in 1995, a decrease of $54.020 million or 44.38%. These changes in the balance sheet resulted in a net interest margin of 3.15% and 2.50% and a net interest spread of 2.72% and 2.18% for the years ended December 31, 1996 and 1995, respectively. The improved net interest margin and net spread was primarily the result of improved yields on interest earning assets, which were 8.39% for the year ended December 31, 1996 from 7.71% for the year ended December 31, 1995.

The following table sets forth for the periods indicated, information regarding (i) the total dollar amount of interest and dividend income of the Company from interest-earning assets and the resultant average yields; (ii) the total dollar amount of interest expense on interest-bearing liabilities and the resultant average cost; (iii) net interest/dividend income; (iv) interest-rate spread; (v) net interest margin; and (vi) ratio of average interest-earning asset to average interest-bearing liabilities.



                                          Year Ended December 31,

                                   1997                            1996                      1995
                                  Interest   Average              Interest   Average              Interest   Average
                        Average   and        Yield/     Average   and        Yield/     Average   and        Yield/
                        Balance   Dividends  Rate       Balance   Dividends  Rate       Balance   Dividends  Rate
                                                           (Dollars in thousands)

Interest-earning
assets:
  Loans<F1>             $103,193    9,427    9.14%      $ 98,072    9,001     9.18%      $131,023   11,024     8.41%
  Securities              38,200    2,402    6.29         41,068    2,872     6.99         52,045    3,256     6.26
  Other interest-
  earning assets<F2>       2,085      103    4.94          6,070      313     5.16          7,416      410     5.53

    Total interest-
    earning assets       143,478   11,932    8.32        145,210   12,186     8.39        190,484   14,690     7.71

Noninterest-earning
assets                     7,731                          13,362                          10,413

Total assets            $151,209                        $158,572                        $200,897

Interest-bearing
liabilities:
  Savings and
  NOW deposits            10,278      203    1.98          8,535      180     2.11         8,441       161     1.91
  Money-market
  deposits                37,457    1,731    4.62         29,683    1,381     4.65        23,568     1,084     4.60
  Time deposits           60,273    3,434    5.70         67,688    4,253     6.28       121,708     6,987     5.74
  Other borrowings        16,879      961    5.69         28,348    1,802     6.36        25,749     1,687     6.55

    Total interest-
    bearing liabilities  124,887    6,329    5.07        134,254    7,616     5.67       179,466     9,919     5.53

Demand deposits           11,369                           9,812                           5,371
Noninterest-bearing
liabilities                1,971                           2,987                           3,545
Stockholders' equity      12,982                          11,519                          12,515

    Total liabilities
    and stockholders'
    equity              $151,209                        $158,572                        $200,897

Net interest income               $ 5,603                         $ 4,570                          $ 4,771

Interest-rate spread<F3>                     3.25%                            2.72%                            2.18%

Net interest margin<F4>                      3.91%                            3.15%                            2.50%

Ratio of average interest-
earning assets to
average interest-
bearing liabilities         1.15                            1.08                            1.06


<F1> Includes nonaccrual loans.

<F2> Includes interest-bearing deposits, federal funds sold and securities purchased under agreements to resell.

<F3> Interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities.

<F4> Net interest margin is net interest income dividend by average interest-earning assets.



The following table sets forth certain information regarding changes in interest income and interest expense of the Company for the periods indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (1) changes in rate (change in rate multiplied by prior volume), (2) changes in volume (change in volume multiplied by prior rate) and (3) changes in rate-volume (change in rate multiplied by change in volume).



                                     Year Ended December 31,
                                          1997 vs. 1996
                                   Increase (Decrease) Due to

                                                   Rate/
                               Rate      Volume    Volume    Total
                                          (In thousands)

Interest earning assets:
  Loans<F1>                    $ (42)       470      (2)        426
  Securities                    (290)      (200)     20        (470)
  Other interest-earning
  assets                         (13)      (206)      9        (210)

    Total                       (345)        64      27        (254)

Interest-bearing liabilities:
  Deposits:
    Savings and NOW deposits     (12)        37      (2)         23
    Money-market deposits         (9)       362      (3)        350
    Time deposits               (396)      (466)     43        (819)
  Other borrowings              (188)      (729)     76        (841)

    Total                       (605)      (796)    114      (1,287)

Net change in net
interest income                $ 260        860     (87)      1,033

                                      Year Ended December 31,
                                           1996 vs. 1995
                                    Increase (Decrease) Due to
                                                   Rate/
                               Rate      Volume    Volume    Total
                                          (In thousands)

Interest earning assets:
  Loans<F1>                    $ 1,001   (2,772)   (252)     (2,023)
  Securities                       384     (687)    (81)       (384)
  Other interest-earning assets    (28)     (74)      5         (97)

    Total                        1,357   (3,533)   (328)     (2,504)

Interest-bearing liabilities:
  Deposits:
    Savings and NOW deposits        17        2       -          19
    Money-market deposits           13      281       3         297
    Time deposits                  660   (3,101)   (293)     (2,734)
  Other borrowings                 (50)     170      (5)        115

    Total                          640   (2,648)   (295)     (2,303)

Net change in net
interest income                $   717     (885)    (33)       (201)


<F1> Includes loans on nonaccrual.



Provision for Loan Losses

The provision for loan losses is charged to earnings to bring the total allowance to a level deemed appropriate by management and is based upon historical experience, the volume and type of lending conducted by the Bank, industry standards, the amounts of nonperforming loans, general economic conditions, particularly as they relate to the Bank's market areas, and other factors related to the collectibility of the Bank's loan portfolio. The provision decreased to $80,000 in 1997 from $185,000 in 1996, a decrease of $105,000 or 56.76%, reflecting improved portfolio quality. The provision decreased to $185,000 in 1996 from $336,000 in 1995, a decrease of $151,000 or 44.94%.

Noninterest Income

Total noninterest income decreased to $1.412 million for the year ended December 31, 1997 from $2.434 million reported in 1996, a decrease of $1.022 million or 41.99%, principally due to a decrease in net gain on sale of loans and loan servicing rights to $508,000 in 1997 from $1.179 million in 1996, and $365,000 in earnings from a limited partnership during 1996, compared to no such amounts during the comparable period in 1997. This decrease was the result of management's focus on its three primary business lines, a shift away from the wholesale mortgage business and the sale of the limited partnership in late 1996. An increase in service charges on deposit accounts of $138,000 from the year ended December 31, 1996 to the year ended December 31, 1997, was the result of increased attention to relationship banking and core noninterest income opportunities. The increase in other noninterest income is partially related to additional product introductions such as merchant card services which will improve noninterest income going forward.

Total noninterest income increased to $2.434 million in 1996 from $1.922 million in 1995, an increase of $512,000 or 26.64% primarily due to an increase in the net gain on sale of loans of $488,000 during the year ended December 31, 1996, when compared to 1995.

The following table presents for the period indicated the major categories of noninterest income:



                                          Year Ended December 31,
                                        1997        1996       1995
                                               (In thousands)
Noninterest income:
  Service charges on deposit accounts   $ 502         364       315
  Gain on sale of loan servicing rights    29         131        192
  Loan servicing fees                      70         170        180
  Net gains from sale of loans            479       1,048        560
  Net realized gains on sale of
  securities available for sale            29          91          1
  Equity in earnings of
  limited partnership                       -         365        507
  Other                                   303         265        167

   Total noninterest income             $1,412      2,434      1,922


Noninterest Expense

Total noninterest expense declined to $5.471 million for the year ended December 31,1997 from $6.847 million for the year ended December 31,1996, a decrease of $1.376 million or 20.10%. Salaries and employee benefits declined to $2.657 million in 1997, from $3.169 million in 1996, a decrease of $512,000 or 16.16%, reflecting the change in the business plan to reduce activities in mortgage banking, with its emphasis on origination and sales of mortgage loans. The remaining items in noninterest expense decreased to $2.814 million in 1997 from $3.678 million in 1996, a decrease of $864,000 or 23.49%, as a result of management's focus on all areas of expense to improve the Company's operating efficiency.

Noninterest expense declined to $6.847 million for year ended December 31,1996 from $7.360 million for the year ended December 31, 1995, a decrease of $513,000 or 6.97%, due primarily to reductions in other expenses. These reductions were related to amortized purchased servicing rights and expenses in the limited partnership which were eliminated in 1996.

The following table presents for the periods indicated the major categories of noninterest expense:



                                              Year Ended December 31,
                                         1997          1996         1995
                                                  (In thousands)

Noninterest expenses:
  Salaries and employee benefits         $2,657        3,169        3,165
  Occupancy expense                       1,100        1,251        1,169
  Advertising and promotion                 257          142          226
  Loan servicing expense                     36          150           88
  Professional fees                         157          286          225
  Federal deposit insurance premiums         82          283          390
  Data processing                           403          428          275
  Other                                     779        1,138        1,822

  Noninterest expenses before SAIF
  recapitalization assessment             5,471        6,847        7,360

  SAIF recapitalization assessment            -          926            -

   Total noninterest expenses            $5,471        7,773        7,360


Provision (Credit) for Income Taxes

The provision for income taxes increased to $550,000 in 1997 from a $355,000 credit during the year ended December 31, 1996. The effective tax rate increased to 37.57% during the year ended December 31, 1997 from 37.21% for the year ended December 31, 1996.

The credit for income taxes decreased to $355,000 during the year ended December 31, 1996 from $376,000 during the year ended December 31, 1995, a decrease of $ 21,000 or 5.59%. The effective tax rate decreased to 37.21% for the year ended December 31, 1996 from 37.49% for the year ended December 31, 1995.

Financial Condition

Loan Portfolio

Total loans were $106.659 million at December 31, 1997, an increase of $14.734 million or l6.03% from $91.925 million at December 31, 1996. This increase is believed to be the result of the Company's increased focus on relationship banking, featuring professional, attentive and responsive service to customers' needs both in residential mortgage lending and commercial lending to middle market companies.

The following table summarizes the loan portfolio of the Company by type of loan as of December 31, 1997, 1996, 1995, 1994 and 1993:



                                          At December 31,
                         1997                 1996              1995                1994               1993
                             % of                 % of               % of                % of               % of
                   Amount    Total      Amount    Total    Amount    Total     Amount    Total    Amount    Total
                                                  (Dollars in thousands)

Commercial         $ 19,832   18.59%    $ 16,711   18.18%   $ 15,401   14.49%  $ 11,645    9.34%  $  3,135    3.12%
Commercial
  real estate        17,628   16.53       10,894   11.85       2,572    2.42      2,097    1.69        922     .92
Residential
  real estate        61,827   57.97       60,716   66.05      86,971   81.80    110,005   88.26     96,093   95.54
Consumer              7,372    6.91        3,604    3.92       1,371    1.29        887     .71        428     .42

    Total loans     106,659  100.00%      91,925  100.00%    106,315  100.00%   124,634  100.00%   100,578  100.00%

Less:
Deferred loan fees     (158)                (175)                (71)              (109)               (92)
Undisbursed portion
  of loans in process     -                    -                (727)              (949)            (2,921)
Allowance for
  loan losses          (848)                (777)               (840)              (528)              (382)

    Loans, net     $105,653             $ 90,973            $104,677           $123,048           $ 97,183


The primary lending focus of the Company is on small and medium sized commercial, residential mortgage and consumer loans. A substantial portion of the Company's loan portfolio consists of single-family residential mortgage loans collateralized by owner-occupied properties located in the Company's market area. The Company offers a variety of mortgage loan products, with both fixed and adjustable rates. The loans are generally amortized over fifteen to thirty years, although such loans often remain outstanding for significantly shorter periods than their contractual terms.

Loans collateralized by single-family residential real estate generally have been originated in amounts of no more than 80% of appraised value. For loans in amounts greater than 80% of appraised value, the Company generally requires mortgage insurance. For all such loans, the Company requires mortgage title insurance and hazard insurance. Of the mortgages originated, the Company generally retains mortgage loans with variable rates or where the borrower has a deposit relationship with the Company and sells longer term, fixed-rate, non-relationship loans.

The Company offers a variety of commercial lending products including term loans, lines of credit and fixed asset loans, including real estate and equipment financing. A broad range of short- to medium-term commercial loans, both collateralized and uncollateralized, are made available to businesses for working capital (including inventory and receivables), business expansion
(including acquisitions of real estate and improvements) and the purchase of equipment. The purpose of the particular loan determines its structure.

Generally, the Company's commercial loans are underwritten in the Company's primary market area on the basis of the borrower's ability to service such debt from income. As a general practice, the Company takes as collateral a lien on any available real estate, equipment or other assets. Working capital loans are primarily collateralized by short-term assets whereas term loans are primarily collateralized by long-term assets.

The Company's commercial mortgage loans are secured by liens on real estate, typically have variable interest rates and amortize over a ten to fifteen year period with balloon payments due at the end of three to five years. In underwriting commercial mortgage loans, consideration is given to the property's operating history, future operating projections, current and projected occupancy, location and physical condition. The underwriting analysis also includes credit checks, appraisals, a review of the financial condition of the borrower and generally full recourse to the owner.

A number of the Company's commercial loans are underwritten under guidelines of the SBA loan guarantee programs. SBA loan originations were $2.878 million for 1997, $2.329 million for 1996 and $4.261 million for 1995.

Consumer loans made by the Company include automobile loans, home improvement loans, home equity lines of credit, personal loans (collateralized and uncollateralized) and loans collateralized by deposit accounts. The terms of these loans typically range from 12 to 84 months and vary based on the nature of the collateral and size of the loan.

Total loans decreased to $91.925 million at December 31, 1996, from $106.315 million at December 31, 1995, a decrease of $14.390 million, or 13.54%. The decrease was primarily the result of the shift away from the transaction orientation of mortgage banking to a relationship driven approach to the origination of loans. At December 31, 1996, residential real estate loans were $60.716 million or 66.05% of total loans as compared to $86.971 million or 81.80% of total loan outstandings at December 31, 1995.

The following table reflects the contractual principal repayments of the Company's loan portfolio at December 31, 1997:



                                                 Residential
                               Commercial        Mortgage         Consumer
                               Loans             Loans            Loans         Total
                                                        (In thousands)

Due within one year            $14,595            2,052           2,734          19,381
Due after one through
  five years                    15,977              767           1,762          18,506
Due after five years             6,888           59,008           2,876          68,772

    Total                      $37,460           61,827           7,372         106,659


Of the $87.278 million in loans due after one year, 39.20% of such loans have fixed rates of interest and 60.80% have adjustable rates.

The following table displays loan originations by type of loan and principal reductions during the periods indicated:



                                                 Year Ended December 31,
                               1997        1996         1995          1994        1993
                                                      (In thousands)

Originations:
  Commercial loans             $ 19,720      1,085          676         1,610       1,092
  Commercial real estate loans    8,360      3,205        1,214           - -         - -
Residential real estate          10,507      7,480        5,528        35,436      40,662
  Consumer loans                  3,564      1,497          553           293          52

    Total loans originated       42,151     13,267        7,971        37,339      41,806

Principal reductions            (27,417)   (27,657)     (26,290)      (13,283)    (25,551)

    Increase (decrease)
    in gross loans             $ 14,734    (14,390)     (18,319)       24,056      16,255


The originations noted in the table above exclude originations of loans held for sale of $9.005 million, $51.533 million, and $55.650 million for periods ended December 31, 1997, 1996 and 1995, respectively.

Nonperforming Assets

The Company has several procedures in place to assist it in maintaining the overall quality of its loan portfolio. These procedures include low individual lending limits for officers, an independent credit analysis for all commercial credit relationships over $100,000, Management Loan Committee approval for all commercial credit relationships over $100,000, Board of Director Loan Committee approval for all commercial and for most residential credit relationships over $500,000, quality loan documentation and a periodic loan review by an independent consultant with considerable OCC experience. The Board of Directors reviews all new and renewed loans on a monthly basis. The Company also monitors its delinquency levels for any negative or adverse trends. There can be no assurance, however, that the Company's loan portfolio will not become subject to increasing pressures from deteriorating borrower credit or general economic conditions.

The Company generally places a loan on nonaccrual status and ceases accruing interest when loan payment performance is deemed unsatisfactory. All loans past due 90 days, however, are placed on nonaccrual status, unless the loan is both well collateralized and in the process of collection. Cash payments received while a loan is classified as nonaccrual are recorded as a reduction of principal as long as doubt exists as to collection.

The Company has historically had strong asset quality. Although nonperforming assets (nonaccrual loans and foreclosed real estate) at December 31, 1997 increased to $2.601 million from $1.737 million at December 31, 1996, this increase was primarily attributable to one residential real estate loan for $1.225 million where the original loan to value was less than 60%. The collateral is involved in a complex bankruptcy. A trustee has been appointed and was recently granted permission to retain a broker to sell the property. This action will accelerate the liquidation of the collateral and management expects a full recovery.

The following table presents information regarding nonperforming assets at December 31, 1997, 1996, 1995, 1994 and 1993:



                                                  At December 31,
                                 1997       1996        1995       1994      1993
                                              (Dollars in thousands)

Nonaccrual loans:
  Residential real estate loans  $1,918    1,282       1,573       932       1,026
  Commercial real estate              -        -         302         -           -
  Commercial loans                  577      182         351        25           -
  Consumer loans and other            1        3           -         -           1

    Total nonaccrual loans        2,496    1,467       2,226       957       1,027

    Total nonperforming loans     2,496    1,467       2,226       957       1,027

    Total nonperforming loans
    to total loans                 2.34%    1.60%       2.09%      .77%       1.02%

Foreclosed real estate:

Real estate acquired by
 foreclosure or deed
 in lieu of foreclosure             105      270           -       127         145

  Total nonperforming loans
   and foreclosed real estate    $2,601    1,737       2,226     1,084       1,172

  Total nonperforming and
   foreclosed real estate
   to total assets                 1.76%    1.15%       1.15%      .54%        .72%


Interest income that would have been recorded under the original terms of nonaccrual loans and the interest income actually recognized are summarized below:



                                               Year Ended December 31,
                                      1997    1996     1995     1994    1993
                                                (Dollars in thousands)

Interest income that would have
 been recognized                      $343    200      203      117     110
Interest income recognized             123      3      103       28      19

Interest income forgone               $220    197      100       89      91


Allowance for Loan Losses

The allowance for loan losses is a reserve established through charges to earnings in the form of a provision for loan losses. Based on an evaluation of the loan portfolio, management presents a monthly review of the allowance for loan losses to the Board of Directors, indicating any changes in the allowance since the last review and any recommendations as to adjustments in the allowance. In making its evaluation, management considers the diversification by industry of the Company's commercial loan portfolio, the significant proportion of single family, owner-occupied residential real estate loans in the portfolio, the effect of changes in the local real estate market on collateral values, the effects on the loan portfolio of current economic indicators and their probable impact on borrowers, the amount of charge-offs for the period, the amount of nonperforming loans and related collateral security, the evaluation of its loan portfolio by the independent loan review function and the annual examination of the Company's financial statements by its independent auditors. Charge-offs occur when loans are deemed to be uncollectible.

The Company maintains an internally classified loan list which, along with the delinquency list of loans, helps management assess the overall quality of the loan portfolio and the adequacy of the allowance for loan losses. Loans classified as "substandard" are those loans with clear and defined weaknesses such as a highly-leveraged position, unfavorable financial ratios, uncertain repayment sources or poor financial condition, which may jeopardize recoverability of the debt. At December 31, 1997, the Company had $134,000 of such loans, excluding loans on nonaccrual, of which one loan for $119,200 was upgraded to a performing asset within thirty days.

Loans classified as "doubtful" are those loans which have characteristics similar to substandard loans but with an increased risk that a loss may occur, or at least a portion of the loan may require a charge-off if liquidated at present. Although loans classified as substandard do not duplicate loans classified as doubtful, both substandard and doubtful loans include some loans that are delinquent at least 30 days or on nonaccrual status. Loans classified as "loss" are those loans which are in the process of being charged off. At December 31, 1997, the Company had four loans classified as doubtful with aggregate balances of $965,400. One loan carries an SBA guarantee in the amount of $609,400, reducing the Company's exposure to $356,000.

In addition to the internally classified loan list and delinquency list of loans, the Company maintains a separate ?watch list? which further aids the Company in monitoring loan portfolios. Watch list loans show warning elements where the present status portrays one or more deficiencies that require attention in the short term or where pertinent ratios of the loan have weakened to a point where more frequent monitoring is warranted. These loans do not have all of the characteristics of a classified loan (substandard or doubtful) but do show weakened elements as compared with those of a satisfactory credit. The Company reviews these loans to assist in assessing the adequacy of the allowance for loan losses. At
December 31, 1997, the Company had four loans with aggregate balances of $796,000 on the "watch list." Each of the four loans is guaranteed under SBA loan programs in an aggregate amount of $665,000, reducing the Company's exposure to $131,000.

In order to determine the adequacy of the allowance for loan losses, management considers the risk classification or delinquency status of loans and other factors, such as collateral value, portfolio composition, trends in economic conditions and the financial strength of borrowers. Management establishes specific allowances for loans which management believes require reserves greater than those allocated according to their classification or delinquent status. An unallocated allowance is also established based on the Company's historical charge-off experience. The Company then charges to operations a provision for loan losses to maintain the allowance for loan losses at an adequate level determined by the foregoing analysis.

For the year ended December 31, 1997, net loan charge-offs totaled $9,000 or .01% of average loans outstanding for the period, compared to $248,000 in net charge-offs or .25% of average loans outstanding for the year ended December 31, 1996. During the year ended
December 31, 1997, the Company recorded a provision for loan losses of $80,000, compared to $185,000 for the year ended
December 31, 1996. At December 31, 1997, the allowance totaled $848,000 or .80% of total loans resulting in an allowance to nonperforming loans of 33.97%. Management feels the allowance for loan losses is appropriate given the fact that one nonperforming residential real estate loan totaling $1.225 million represents 49.08% of the nonperforming loans. The original loan to value was less than 60% and the collateral is involved in a complex bankruptcy. A trustee has been appointed and was recently granted permission to retain a broker to sell the property. This action should accelerate the liquidation of the collateral and management expects a full recovery.

Management believes that the allowance for loan losses at December 31, 1997 is adequate to cover losses inherent in the portfolio as of such date. There can be no assurance, however, that the Company will not sustain losses in future periods, which could be greater than the size of the allowance at December 31, 1997.

The following table sets forth information with respect to activity in the Bank's allowance for loan losses during the periods indicated:



                                                      Year Ended December 31,
                                    1997        1996      1995     1994       1993
                                                        (Dollars in thousands)

Average loans outstanding, net      $103,193    98,072    131,023  125,460    114,552

Allowance at beginning of year           777       840        528      382        322
Charge-offs:
  Residential real estate                  -        (2)       (27)     (51)       (66)
  Commercial real estate                 (48)     (238)         -       (2)         -
  Consumer loans                         (10)       (8)        (2)       -          -

    Total loans charged-off              (58)     (248)       (29)     (53)       (66)

Recoveries                                49         -          5       10          6

Net charge-offs                           (9)     (248)       (24)     (43)       (60)

Provision for loan losses charged
 to operating expenses                    80       185        336       75        120

Amount attributable to Pointe Bank
 at acquisition                            -         -          -      114          -

Allowance at end of year            $    848       777        840       528        382

Net charge-offs to average
 loans outstanding                       .01%      .25%       .02%     .03%       .05%

Allowance as a percent of total loans    .80%      .85%       .79%     .42%       .38%

Allowance as a percent of
 nonperforming loans                   33.97%    52.97%     37.74%   55.17%     37.20%

  Total loans at end of year        $106,659    91,125    106,315  124,634    100,578


The following table presents information regarding the Company's total allowance for loan losses as well as the allocation of such amounts to the various categories of loans:



                                                             At December 31,
                        1997              1996              1995               1994               1993
                            % of              % of              % of               % of              % of
                            Loans to          Loans to          Loans to           Loans to          Loans to
                            Total             Total             Total              Total             Total
                    Amount  Loans     Amount  Loans     Amount  Loans      Amount  Loans     Amount  Loans
                                                      (Dollars in thousands)

Commercial loans    $158     18.59%   $135     17.35%   $122     14.49%     $ 33     6.26%   $ 12      3.12%
Commercial real
  estate loans       140     16.53      88     11.31      20      2.42        25     4.77       3       .92
Residential real
  estate loans       492     57.97     525     67.60     687     81.80       466    88.26     365     95.53
Consumer loans        58      6.91      29      3.74      11      1.29         4      .71       2       .43

    Total allowance
    for loan losses $848    100.00%   $777    100.00%   $840    100.00%     $528   100.00%   $382    100.00%



Securities


At December 31, 1997 securities totaled $32.079 million, from
$42.790 million in 1996, a decrease of $10.711 million, or 25.03%.
The decrease is a result of the Company's planned sale in 1997 of mortgage backed securities products and re-positioning into United
States Treasury securities. During 1996, securities decreased to $42.790 million from $48.542 million at December 31, 1995, a decrease of $5.752 million or 11.85%. The yields on the securities portfolio were 6.29%, 6.99% and 6.26% for 1997, 1996 and 1995, respectively.

                                                 At December 31,
                                  1997                1996                 1995
                           Carrying   % of      Carrying   % of       Carrying  % of
                           Value      Total     Value      Total      Value     Total
                                             (Dollars in thousands)

U.S. Government agency
  securities               $ 1,253      3.91%   $ 2,311      5.40%    $ 3,295     6.79%
U.S. Treasury securities     9,039     28.18     11,497     26.87       3,027     6.24
Mortgage-backed securities  15,177     47.31     22,390     52.32      35,536    73.20
Mutual funds                 4,965     15.47      4,851     11.34       4,943    10.18
Other                        1,645      5.13      1,741      4.07       1,741     3.59

                           $32,079    100.00%   $42,790    100.00%    $48,542   100.00%




The following table sets forth, by maturity distribution, certain information pertaining to the securities portfolio:

                                                      After One Year
                                One Year or Less       to Five Years       After Five Years           Total
                               Carrying   Average    Carrying   Average   Carrying   Average   Carrying   Average
                               Value      Yield      Value      Yield     Value      Yield     Value      Yield
                                                   (Dollars in thousands)

At December 31, 1997:
  U.S. Government agency
  securities                   $     -       -%     $   779    8.45%     $  474      7.91%     $ 1,253    8.24%
  U.S. Treasury securities           -       -        9,039    5.93           -         -        9,039    5.93
  Mortgage-backed securities     7,328    6.45        3,080    6.30       4,769      5.92       15,177    6.25
  Mutual funds                   4,965    6.94            -       -           -         -        4,965    6.94
  Other                              -       -           25    8.00       1,620      7.04        1,645    7.06

    Total                      $12,293    6.65%     $12,923    6.17%     $6,863      6.12%     $32,079    6.36%

At December 31, 1996:
  U.S. Government agency
  securities                   $   983    7.77%     $   488    7.89%     $  840      7.45%     $ 2,311    7.78%
  U.S. Treasury securities           -       -       11,497    5.65           -         -       11,497    5.65
  Mortgage-backed securities    14,462    6.20        4,098    5.84       3,830      6.60       22,390    6.20
  Mutual funds                   4,851    6.30            -       -           -         -        4,851    6.30
  Other                              -       -           25    7.88       1,716      7.08        1,741    7.09

    Total                      $20,296    6.31%     $16,108    5.78%     $6,386      6.84%     $42,790    6.19%


The following table summarizes the carrying value and classification of securities as of the dates shown:



                                Year Ended December 31,
                            1997         1996       1995
                                    (In thousands)

Available for Sale          $22,745     $32,920   $38,065
Held to Maturity              9,334       9,870    10,477

  Total securities          $32,079      42,790    48,542


Deposits

The Company offers a variety of deposit accounts having a wide range of interest rates and terms. The Company's deposits consist of demand, NOW, savings, money market and time accounts. The Company relies primarily on competitive pricing policies and consumer services to attract and retain deposits. The Company does not have any brokered deposits.

Average total interest bearing deposits during 1997 increased to $108.008 million in 1997, from $105.906 million in 1996, an increase of $2.102 million or 1.98%. The increase was primarily attributed to the growth in the Company's transaction accounts as the Company became less dependent on certificates of deposit. Average interest bearing transaction balances at December 31, 1997 were $47.735 million as compared to $38.218 million in 1996 and $32.009 million in 1995. The Company's percentage of non-interest bearing demand deposits to average total deposits for years ending 1997, 1996 and 1995 were 9.52%, 8.48% and 3.38%, respectively, as the Company's emphasis changed to relationship banking.

The following table shows the distribution of, and certain other information relating to, deposit accounts by type:



                                                     At December 31,
                                   1997                1996                 1995
                                      %                    %                      %
                            Balance   of Total   Balance   of Total   Balance     of Total
                                                   (Dollars in thousands)

Demand deposits             $ 12,136    9.71%    $  9,386    8.34%    $ 6,484       4.54%
Savings and NOW deposits      17,974   14.38%      20,933   18.61%       8,680      6.08%
Money-market deposits         30,186   24.15%      25,194   22.40%      27,470     19.25%
Time deposits                 64,699   51.76%      56,985   50.65%     100,039     70.13%

Total deposits              $124,995  100.00%    $112,498  100.00%    $142,673    100.00%


Jumbo certificates ($100,000 and over) included above mature as follows:

                                 At December 31,1997
                                   (In thousands)


Due three months or less              $ 1,558
Due over three months to six months     1,123
Due over six months to one year         1,640
Due over one year                       6,720
                                      $11,041

The scheduled maturities of time deposits are as follows:

                                                At December 31, 1997
                                                   (In thousands)

Due in one year or less                                 $32,999
Due in more than one but less than three years           24,136
Due in more than three but less than five years           7,564
                                                        $64,699

The following table sets forth the net deposit flows of the Company during the periods indicated:



                                                      Year Ended December 31,
                                                   1997        1996         1995
                                                         (In thousands)

Net increase (decrease) before interest credited   $ 6,849     (37,026)     (29,138)
Net credited                                         5,648       6,851        7,724

Net deposit increase (decrease)                    $12,497     (30,175)     (21,414)


The following table indicated the daily average balances and weighted average interest rates paid on interest bearing deposits for each of the three years ended December 31, 1997, 1996 and 1995:



                                                               At December 31,
                                  1997                     1996                         1995
                  Average   %         Average   Average   %         Average  Average   %         Average
                  Balance   of Total  Yield     Balance   of Total  Yield    Balance   of Total  Yield
                                                            (Dollars in thousands)

Savings and
NOW deposit       $ 10,278    8.61%    1.98%    $  8,535    7.38%    2.11%   $  8,441    5.31%   1)91

Money market
deposits            37,457   31.38%    4.62%      29,683   25.65%    4.65%     23,568   14.81%   4)6

Time deposits       60,273   50.49%    5.70%      67,688   58.49%    6.28%    121,708   76.50%   5)74

Total interest-
bearing deposits   108,008   90.48%    4.97%     105,906   91.52%    5.49%    153,717   96.62%   5)36

Non-Interest
bearing             11,369    9.52%                9,812    8.48%               5,371    3.38%

Total             $119,377  100.00%             $115,718  100.00%            $159,088  100.00%


Borrowings

FHLB advances, securities sold under repurchase agreements and for investment and repurchase agreements offered to the Company's commercial deposit customers provide the Company with short-term and long-term sources of funds. FHLB advances have decreased from $27.190 million to $22.972 million to $4.400 million at years ended December 31, 1995, 1996 and 1997, respectively. Other borrowings have changed from $ 6.025 million to $774,000 to $1.791 million at years ended December 31, 1995, 1996 and 1997, respectively. It is the strategy of the Company to fund asset growth from its deposit base; however, the Company may, from time to time, borrow from wholesale sources of funds to fund such growth as market conditions warrant. As the Company shifts the balance sheet from long-term fixed rate investments to shorter term relationship assets, management expects the Company to become less dependent on wholesale sources of funds.

Maturities and interest rates of advances from the FHLB were as follows (dollars in thousands):



Year Ended        Interest               At December 31,
December 31,      Rate             1997      1996      1995

1996              6.76%            $    -         -     8,000
1996              6.25%                 -         -     4,000
1996              5.95%                 -         -     5,000
1996              5.93%                 -         -     2,000
1996              6.00%                 -         -     4,500
1996              5.77%                 -         -     3,000
1996              5.43%                 -         -       690
1997              5.44%                 -     5,000         -
1997              5.37%                 -     5,000         -
1997              6.95%                 -     1,672         -
1997              5.97%                 -     5,000         -
1997              6.00%                 -     1,300         -
1997              6.89%                 -     5,000         -
1998              6.50%             4,400         -         -

Total                              $4,400    22,972    27,190


At December 31, 1997, pursuant to a collateral agreement with the FHLB, advances are collateralized by the Company's FHLB stock and a blanket lien on the Company's qualifying first mortgage, one- to four-family residential loans.

Interest Rate Sensitivity and Liquidity

Asset and liability management is concerned with the timing and magnitude of repricing assets compared to liabilities. It is the objective of the Company to generate stable growth in net interest income and to attempt to control risks associated with interest rate movements. In general, management's strategy is to reduce the impact of changes in interest rates on its net interest income by maintaining a favorable match between the maturities or repricing dates of its interest-earning assets and interest-bearing liabilities. The Company's asset and liability management strategy is formulated and monitored by the Asset Liability Committee
("ALCO"), which is composed of senior officers of the Company, in accordance with policies approved by the Company's Board of Directors. ALCO meets regularly to review, among other things, the sensitivity of the Company's assets and liabilities to interest rate changes, the book and market values of assets and liabilities, unrealized gains and losses, purchase and sale activity, maturities of investments deposits and borrowings. ALCO also approves and establishes pricing and funding decisions with respect to the Company's overall asset and liability composition. ALCO reviews the Company's liquidity, cash flow flexibility, maturities of investments, deposits and borrowings, retail and institutional deposit activity, current market conditions and interest rates on both a local and national level.

The interest rate sensitivity ("GAP") is defined as the difference between interest-earning assets and interest-bearing liabilities maturing or repricing within a given time period. A GAP is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest rate sensitive liabilities.
A GAP is considered negative when the amount of interest rate sensitive liabilities exceeds interest rate sensitive assets. During a period of rising interest rates, a negative GAP would tend to adversely affect net interest income, while a positive GAP would tend to result in an increase in net interest income. During a period of falling interest rates, a negative GAP would tend to result in an increase in net interest income while a positive GAP would tend to affect net interest income adversely. While GAP is a useful measurement and contributes toward effective asset and liability management, it is difficult to predict the effect of changing interest rates solely on that measure. Different types of assets and liabilities with the same or similar maturities may react differently to changes in overall market rates or conditions. Changes in interest rates may affect net interest income positively or negatively even if an institution were perfectly matched in each maturity category.

The following table sets forth certain information relating to the Company's interest-earning assets and interest-bearing liabilities at December 31, 1997 that are estimated to mature or are scheduled to reprice within the period shown.




                                   More
                                   Than        More
                                   Three       Than Six        More
                                   Months      Months          Than One
                       Three       to Six      to One          Year to        More Than
                       Months      Months      Year            Five Years     Five Years    Total
                                                 (Dollars in thousands)

Loans<F1>,<F2>         $ 37,201     10,857     17,647          20,552         24,845        111,102
Securities<F3>           10,936        570        787          12,923          6,863         32,079
Interest Bearing
Deposits                    303          -          -               -              -            303

  Total rate-
  sensitive assets       48,440     11,427     18,434          33,475          31,708       143,484

Deposit accounts<F4>:
  Savings and NOW        17,974          -          -               -               -        17,974
  Money market           30,186          -          -               -               -        30,186
  Time deposits           9,664      7,026     16,309          31,700               -        64,699

Total deposit accounts   57,824      7,026     16,309          31,700               -       112,859

Other borrowings          6,191          -          -               -               -         6,191

  Total rate-sensitive
  liabilities            64,015      7,026     16,309          31,700               -       119,050

Gap (repricing
differences)           $(15,575)     4,401      2,125           1,775          31,708        24,434

Cumulative GAP         $(15,575)   (11,174)    (9,049)         (7,274)         24,434

Cumulative
GAP/total assets         (10.54)%    (7.56)%    (6.12)%         (4.92)%        16.53%


<F1> In preparing the table above, adjustable-rate loans are included in the period in which the interest rates are next scheduled to adjust rather than in the period in which the loans mature. Fixed-rate loans are scheduled, including repayment, according to their contractual maturities.

<F2> Includes nonaccrual loans and loans held for sale.

<F3> Securities are scheduled according to their respective
     repricing and maturity dates.

<F4> Savings, NOW and money market accounts are regarded as
     readily accessible withdrawable accounts. All other time accounts are scheduled according to their respective maturity dates.



Shortcomings are inherent in any GAP analysis since certain assets and liabilities may not move proportionally as interest rates change.

Liquidity

Liquidity involves the Company's ability to raise funds to support asset growth or reduce assets to meet deposit withdrawals and other payment obligations, to maintain reserve requirements and otherwise to operate the Company on an ongoing basis. During the past three years, the Company's liquidity needs have been met primarily by financing activities through FHLB advances, growth in core deposits and other short term borrowing sources. In the Company's investing activities, highly liquid securities have provided flexibility in meeting our cash needs. Access to purchased funds from correspondent banks is available and has been utilized to take advantage of investment opportunities.

A Florida chartered commercial bank is required to maintain a liquidity reserve of at least 15% of its total transaction accounts and 8% of its total nontransaction accounts less deposits of certain public funds. The liquidity reserve may consist of cash on hand, cash on demand with other correspondent banks and other investments and short-term marketable securities as determined by the rules of the Department, such as federal funds sold and United States government securities or securities guaranteed by the United States or agencies thereof. As of December 31, 1997 and December 31,
1996, the Bank had liquidity of approximately $27.728 million and $38.768 million, or approximately 22.41% and 34.65% of total deposits combined with borrowings, respectively. Management believes the Company has adequate resources to fund all of its commitments, that substantially all of its existing commitments will be funded within the next twelve months and, if so desired, that it can adjust the rates on certificates of deposit to retain deposits in a changing interest rate environment.

Capital Resources

Capital management consists of providing equity to support both current and future operations. The Company is subject to capital adequacy requirements imposed by the Federal Reserve Board and the Bank is subject to capital adequacy requirements imposed by the FDIC and the Department. Both the Federal Reserve Board and the
FDIC have adopted risk-based capital requirements for assessing the capital adequacy of bank holding companies and banks. These standards define capital and establish minimum capital requirements in relation to assets and off-balance sheet exposure, adjusted for credit risk. The risk-based capital standards currently in effect are designed to make regulatory capital requirements more sensitive to differences in risk profiles among bank holding companies and banks, to account for off balance sheet exposure and to minimize disincentives for holding liquid assets. Assets and off balance sheet items are assigned to broad risk categories, each with appropriate relative risk weights. The resulting capital ratios represent capital as a percentage of total risk-weighted assets and off-balance sheet items.

Bank regulatory authorities in the United States have issued risk-based capital standards by which all bank holding companies and banks are evaluated in terms of capital adequacy. The risk-based capital standards issued by the Federal Reserve Board apply to the Company. These guidelines relate a financial institution's capital to the risk profile of its assets. The risk-based capital standards require all financial institutions to have "Tier 1 capital" of at least 4.0% and "total risk-based" (Tier 1 and Tier 2) capital of at least 8.0% of total risk-adjusted assets. "Tier 1 capital" generally includes common shareholders' equity and qualifying perpetual preferred stock, together with related surpluses and retained earnings, less deductions for goodwill and various other intangibles. "Tier 2 capital" may consist of a limited amount of intermediate term preferred stock, a limited amount of term subordinated debt, certain hybrid capital instruments and other debt securities, perpetual preferred stock not qualifying as Tier 1 capital, and a limited amount of the general valuation allowance for loan losses.
The sum of Tier 1 capital and Tier 2 capital is "total risk-based capital."

The Federal Reserve Board has also adopted guidelines which supplement the risk-based capital guidelines with a minimum ratio of Tier 1 capital to average total consolidated assets ("leverage ratio") of 3.0% for institutions with well diversified risk, including no undue interest rate exposure; excellent asset quality; high liquidity; good earnings; and that are generally considered to be strong banking organizations, rated composite 1 under applicable federal guidelines, and that are not experiencing or anticipating significant growth. Other banking organizations are required to maintain a leverage ratio of at least 4.0% to 5.0%. These rules further provide that banking organizations experiencing internal growth or making acquisitions will be expected to maintain capital positions substantially above the minimum supervisory levels and comparable to peer group averages, without significant reliance on intangible assets.

Pursuant to Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), each federal banking agency revised its risk-based capital standards to ensure that those standards take adequate account of interest rate risk, concentration of credit risk and the risks of nontraditional activities, as well as reflect the actual performance and expected risk of loss on multifamily mortgages. The Bank is subject to capital adequacy guidelines of the FDIC that are substantially similar to the Federal Reserve Board's guidelines. Also pursuant to FDICIA, the FDIC has promulgated regulations setting the levels at which an insured institution such as the Bank would be considered "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized." The Bank is classified "well capitalized" for purposes of the FDIC's prompt corrective action regulations.

Shareholders' equity increased from $12.421 million at December
31, 1996 to $13.845 million at December 31, 1997, an increase of $1.424 million or 11.46%. This increase was primarily the result of net income of $914,000, net preferred stock issuance of $228,000 and $190,000 in proceeds from the exercise of common stock options.

The following table summarizes the regulatory capital requirements for the Company and the Company's risk-based and leverage capital ratios at year end for 1997 (dollars in thousands):


                                                                            To Be Well
                                                                         Capitalized Under
                                                    For Capital          Prompt Corrective
                                   Actual        Adequacy Purposes:      Action Provisions:
                              Amount    Ratio     Amount    Ratio        Amount     Ratio

At December 31, 1997:
Total Capital
  (to Risk-Weighted Assets)   $14,565   16.02%    $7,227    8.00%        $9,033     10.00%
Tier I Capital
  (to Risk-Weighted Assets)    13,718   15.09      3,613    4.00          5,420      6.00
Tier I Capital
  (to Average Assets)          13,718    9.10      6,030    4.00          7,537      5.00


Credit Risk

The Bank's primary business is making commercial, business, consumer and real estate loans. That activity entails potential loan losses, the magnitude of which depends on a variety of economic factors affecting borrowers which are beyond the control of the Bank. While management has instituted underwriting guidelines and credit review procedures to protect the Bank from avoidable credit losses, some losses will inevitably occur.

Market Risk

Market risk is the risk of loss from adverse changes in market prices and rates. The Company's market risk arises primarily from interest rate risk inherent in its lending and deposit taking activities. To that end, management actively monitors and manages its interest rate risk exposure. The measurement of market risk associated with financial instruments is meaningful only when all related and offsetting on- and off-balance-sheet transactions are aggregated, and the resulting net positions are identified. Disclosures about the fair value of financial instruments, which reflect changes in market prices and rates, can be found in Note 10 of Notes to Consolidated Financial Statements.

The Company's primary objective in managing interest-rate risk is to minimize the adverse impact of changes in interest rates on the Bank's net interest income and capital, while adjusting the Company's asset-liability structure to obtain the maximum yield-cost spread on that structure. The Company relies primarily on its asset-liability structure to control interest rate risk. However, a sudden and substantial increase in interest rates may adversely impact the Company's earnings, to the extent that the interest rates borne by assets and liabilities do not change at the same speed, to the same extent, or on the same basis. The Company does not engage in trading activities.

Impact of Inflation and Changing Prices

The financial statements and related data presented herein have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation. Unlike most industrial companies, substantially all of the assets and liabilities of the Company are monetary in nature. As a result, interest rates have a more significant impact on the Company's performance than the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or with the same magnitude as the prices of goods and services, since such prices are affected by inflation to a larger extent than interest rates.

Future Accounting Requirements

Financial Accounting Standards 130 - Reporting Comprehensive Income establishes standards for reporting comprehensive income. The Standard defines comprehensive income as the change in equity of an enterprise except those resulting from stockholder transactions. All components of comprehensive income are required to be reported in a new financial statement that is displayed with equal prominence as existing financial statements. The Company will be required to adopt this Standard effective January 1, 1998. As the Statement addresses reporting and presentation issues only, there will be no impact on operating results from the adoption of this Standard.

Financial Accounting Standards 131 - Disclosures about Segments of an Enterprise and Related Information establishes standards for related disclosures about products and services, geographic areas, and major customers. The Company will be required to adopt this Standard effective January 1, 1998. As the Standard addresses reporting and disclosure issues only, there will be no impact on operating results from adoption of this Standard.

REGULATION AND SUPERVISION

General

As a one-bank holding company registered under the BHC, the Company is subject to regulation and supervision by the Federal Reserve Board. Under the BHC, the Company's activities are limited to banking, managing or controlling banks, furnishing services to or performing services for its subsidiaries and engaging in any other activity that the Federal Reserve Board determines to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. As a state-chartered commercial bank, the Bank is subject to extensive regulation by the Department and the FDIC.

The Company and the Bank are required to file reports with the Federal Reserve Board, the Department and the FDIC concerning their activities and financial condition, in addition to obtaining regulatory approvals prior to entering into certain transactions such as mergers with or acquisitions of other financial institutions.
Periodic examinations are performed by the Federal Reserve Board, the Department and the FDIC to monitor the Company's and the Bank's compliance with the various regulatory requirements. Deposits held by the Bank are insured up to the applicable limits by the FDIC under the Bank Insurance Fund ("BIF"). The Bank is subject to regulation of the Federal Reserve Board and the Department with respect to reserves required to be maintained against transaction deposit accounts and certain other matters.

Regulation of the Company

Acquisitions by Bank Holding Companies. The BHC prohibits bank holding companies such as the Company from acquiring direct or indirect control of more than 5% of any class of outstanding voting stock or acquiring substantially all of the assets of any bank or merging or consolidating with another bank holding company without prior approval of the Federal Reserve Board. Additionally, the BHC prohibits bank holding companies such as the Company from engaging in or from acquiring ownership or control of more than 5% of the outstanding voting stock of any company engaged in a non-banking business, unless such business is determined by the Federal Reserve Board to be so closely related to banking or managing or controlling banks as to be properly incident thereto.

Transactions between the Bank and the Company. Sections 23A and 23B of the Federal Reserve Act (the "Act") restrict certain transactions between banks (and their subsidiaries) and companies affiliated with such institutions. Sections 23A and 23B generally define an "affiliate" as any company that controls or is under common control with an institution. Accordingly, the Company is an affiliate of the Bank for purposes of Sections 23A and 23B.
Subsidiaries of a bank, however, are generally exempted from the definition of "affiliate." Section 23A limits the aggregate amount of a bank's transactions restricted by Section 23A with any individual affiliate to 10% of the capital and surplus of the bank and also limits the aggregate amount of such transactions of a bank with all affiliates to 20% of the capital and surplus of the bank. Certain transactions with affiliates, such as loans to affiliates or guarantees, acceptances and letters of credit issued by a bank on behalf of affiliates, are required to be collateralized by collateral in an amount and of a type described in the Act. The purchase by a bank of low quality assets from affiliates is generally prohibited. Section 23B provides that certain transactions of a bank with affiliates, including loans and asset purchases, must be on terms and under circumstances, including credit standards, that are substantially the same or at least as favorable to the institution as those prevailing at the time for comparable transactions with nonaffiliated companies. In the absence of comparable transactions, such transactions may only occur under terms and circumstances, including credit standards, that in good faith would be offered to or would apply to nonaffiliated companies.

Support of Subsidiary Depository Institutions. Under Federal Reserve Board policy, the Company is expected to act as a source of financial strength and to commit resources to support the Bank. This support may be required at times when the Company might not be inclined to provide such support. In addition, any capital loans by a bank holding company to any of its subsidiary banks must be subordinate in right of payment to depositors and to certain other indebtedness of such subsidiary banks. In the event of a bank holding company's bankruptcy under Chapter 11 of the U.S. Bankruptcy Code, the trustee will be deemed to have assumed and is required to cure immediately any deficit under any commitment by the debtor holding company to any of the federal banking agencies to maintain the capital of an insured depository institution, and any claim for breach of that obligation will generally have priority over most other unsecured claims.

Under the Federal Deposit Insurance Act ("FDIA"), a subsidiary bank of a bank holding company can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC in connection with
(i) the default of a commonly controlled FDIC-insured depository institution or (ii) any assistance provided by the FDIC to any commonly controlled FDIC insured depository institution "in danger of default." "Default" is defined generally as the appointment of a conservator or a receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance.

Control of a Bank Holding Company. The Change in Bank Control Act and the Federal Reserve Board's Regulation Y, require persons acting directly or indirectly or in concert with one or more persons to give the Federal Reserve Board 60 days written notice before acquiring control of a bank holding company. Under the regulation, control is defined as the ownership or control with the power to vote 25% or more of any class of voting securities of the bank holding company. The regulation also provides for a presumption of control if a person owns, controls, or holds with the power to vote 10% or more (but less than 25%) of any class of voting securities, and if (i) the bank holding company's securities are registered securities under Section 12 of the Securities and Exchange Act of 1934, as amended; or (ii) no other person owns a greater percentage of that class of voting securities.

Regulation of the Bank

General. From time to time, various bills are introduced in the United States Congress with respect to the regulation of financial institutions. Recent banking legislation, particularly the Financial Institutions Reform, Recovery and Enforcement Act of 1989
("FIRREA") and the Federal Deposit Insurance Corporation
Improvement Act of 1991 ("FDICIA"), has broadened the regulatory powers of the federal bank regulatory agencies and restructured the nation's banking system.

FDICIA revised sections of the FDIA affecting bank regulation, deposit insurance and provisions for funding of the BIF administered by the FDIC. FDICIA also revised bank regulatory structures embodied in several other federal banking statutes, strengthened the bank regulators' authority to intervene in cases of deterioration of a bank's capital level, placed limits on real estate lending and imposed detailed audit requirements.

Prompt Corrective Action. A central feature of FDICIA is the requirement that the federal banking agencies take "prompt corrective action" with respect to insured depository institutions that do not meet minimum capital requirements. Pursuant to FDICIA, the federal bank regulatory authorities have adopted regulations setting forth a five-tiered system for measuring the capital adequacy of the depository institutions they supervise. Under these regulations, a depository institution is classified in one of the following capital categories: "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized." FDICIA imposes progressively more restrictive constraints on operations, management, and capital distributions depending on the category in which an institution is classified. Pursuant to FDICIA, undercapitalized institutions must submit recapitalization plans to their respective federal bank regulatory agencies, and a company controlling a failing institution must guarantee such institution's compliance with its recapitalization plan in order for the plan to be accepted.

The FDIC's prompt corrective action regulations define, among other things, the relevant capital measures for the five capital categories.
For example, a bank is deemed to be "well-capitalized" if it has a total risk-based capital ratio (total capital to risk-weighted assets) of 10% or greater, a Tier I risk-based capital ratio (Tier
I capital to risk-weighted assets) of 6% or greater, and a Tier I leverage capital ratio (Tier I capital to adjusted total assets) of 5% or greater, and is not subject to a regulatory order, agreement or directive to meet and maintain a specific capital level for any capital measure. A bank is deemed to be "adequately capitalized" if it has a total risk-based capital ratio of 8% or greater, and (generally) a Tier I leverage capital ratio of 4% or greater, and the bank does not meet the definition of a "well-capitalized" institution. A bank is deemed to be "critically undercapitalized" if it has a ratio of tangible equity (as defined in the regulations) to total assets that is equal to or less than 2%. In addition, the FDIC is authorized effectively to downgrade a bank to a lower capital category than the bank's capital ratios would otherwise indicate, based upon safety and soundness considerations (such as when the bank has received a less than satisfactory examination rating for certain of the CAMELS rating categories other than capital: i.e., Asset Quality, Management, Eamings or Liquidity). As a bank drops to lower capital levels, the extent of action to be taken by the appropriate regulator increases, restricting the types of transactions in which the bank may engage.
The new capital standards are designed to bolster and protect the deposit insurance fund. The Bank is considered to be well capitalized, as of December 31, 1997.

Insurance on Deposit Accounts. FDICIA also provided for increased funding of the BIF. Under the FDIC's risk-based insurance premium assessment system, each bank whose deposits are insured by the BIF is assigned one of the nine risk classifications based upon certain capital and supervisory measures and, depending upon its classification, is assessed premiums. On November 14, 1995, the FDIC board of directors voted to lower the BIF premium range to zero from .27% effective January 1996.The rate schedule is subject to future adjustments by the FDIC. In addition, the FDIC has the authority to impose special assessments from time to time. As a result of the enactment of the Deposit Insurance Funds Act of 1996 on September 30, 1996, commercial banks are now required to pay part of the interest on the Financing Corporation's ("FICO") bonds issued to deal with the savings and loan crisis of the late 1980s. As a result, commercial bank deposits are now also subject to assessment by FICO ("FICO Assessment") upon the approval by the FDIC Board of such assessment. Beginning in 1997 and continuing until the earlier of December 31, 1999 or the date on which the last saving association ceases to exist, the assessment rate FICO imposes on a commercial bank must be at a rate equal to one-fifth the assessment rate applicable to deposits assessable by the SAIF. It is estimated that the annual assessment for BIF insured institutions will be approximately 1.2 cents per $100 of deposits, while SAIF insured institutions will pay 6.5 cents per $100 of deposits. These payments began in 1997 and run through 1999. Beginning in the year 2000 and continuing through the year 2017, banks and thrifts will each pay 2.43 cents per $100 of deposits. These assessments will be in addition to any regular deposit insurance assessments imposed by the FDIC under FDICIA. On
September 30, 1996, President Clinton signed into law an act that contained a comprehensive approach to recapitalizing the SAIF and to assure the payment of the FICO bond obligations. Under this act, banks insured under the BIF are required to pay a portion of the interest due on bonds that were issued by FICO to support the Federal Savings and Loan Insurance Corporation in 1987. The BIF rate must equal one-fifth of the SAIF rate through year-end 1999, or until the insurance funds are merged, whichever occurs first. Thereafter, BIF and SAIF payers will be assessed pro rata for the FICO bond obligations. With regard to the assessment for the FICO obligation, the current BIF rate is .0126% of deposits and the SAIF rate is .0630% of deposits.

After the merger of the Thrift into the Bank in April 1997, the Bank became an Oakar Bank, in that the Bank belonged to one insurance fund, the BIF, and the Thrift belonged to a secondary insurance fund, the SAIF. The result of the merger produced an adjusted attributed deposit amount (AADA) to the Bank. Approximately 63% of the total deposits are subjected to SAIF FICO premiums and the remaining
37% is subjected to BIF FICO premiums. At December 31, 1997, the blended FICO for the Bank was .0437%. The Bank's FICO Assessment for 1997 was $59,000, and the Bank believes it will be at least $59,000 for 1998.

Standards for Safety and Soundness. FDICIA requires each federal banking agency to prescribe for all insured depository institutions and their holding companies, standards relating to intemal controls, information systems and audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, compensation, fees and benefits and such other operational and managerial standards as the agency deems appropriate. In addition, the federal banking agencies are required to prescribe by regulation standards specifying: (i) maximum classified assets to capital ratios; (ii) minimum eamings sufficient to absorb losses without impairing capital; (iii) to the extent feasible, a minimum ratio of market value to book value for publicly traded shares of depository institutions or the depository institution holding companies; and
(iv) such other standards relating to asset quality, eamings and valuation as the agency deems appropriate. Finally, each federal banking agency is required to prescribe standards for employment contracts and other compensation arrangements of executive officers, employees, directors and principal shareholders of insured depository institutions that would prohibit compensation and benefits and other arrangements that are excessive or that could lead to a material financial loss for the institution. If an insured depository institution or its holding company fails to meet any of its standards described above, it will be required to submit to the appropriate federal banking agency a plan specifying the steps that will be taken to cure the deficiency. If an institution fails to submit an acceptable plan or fails to implement the plan, the appropriate federal banking agency will require the institution or holding company to correct the deficiency and, until corrected, may impose restrictions on the institution or the holding company including any of the restrictions applicable under the prompt corrective action provisions of FDICIA.

FDICIA also requires each appropriate federal banking agency to adopt uniform regulations prescribing standards for extensions of credit secured by real estate or made for the purpose of financing the construction of improvements on real estate. In prescribing these standards, the federal banking agencies must consider the risk posed to the deposit insurance funds by real estate loans, the need for safe and sound operation of insured depository institutions and the availability of credit.

Capital Requirements. The Federal Reserve Board and the FDIC have adopted capital regulations which establish a Tier 1 core capital definition and a minimum 3% leverage capital ratio requirement for the most highly-rated bank holding companies and state nonmember banks, respectively (i.e., those bank holding companies and state nonmember banks with a composite CAMELS rating of 1 under the Uniform Financial Institutions Rating System established by the Federal Financial Institutions Examination Council) that are not anticipating or experiencing significant growth. All other state nonmember banks are required to meet a minimum leverage ratio that is at least 100 to 200 basis points above 3%. A bank holding company or state nonmember bank that is not in the highest-rated category or that is anticipating or experiencing significant growth will have to meet a minimum leverage ratio of at least 4%.

Under the applicable risk-based regulations, a bank holding company or state nonmember bank must classify its assets and certain off-balance sheet activities into categories and maintain specified levels of capital for each category. The least capital is required for the category deemed by the Federal Reserve Board and the FDIC to have the least risk, and the most capital is required for the category deemed by the Federal Reserve Board and the FDIC to have the greatest risk. The regulations require a bank holding company or state nonmember bank to have a total risk-based capital ratio of 8% and a Tier I risk-based capital ratio of 4%. Under the statement of policy, certain assets are required to be deducted from risk-based capital. Such assets include intangible assets, unconsolidated banking and finance subsidiaries, investments in securities subsidiaries, ineligible equity investments and reciprocal holding of capital instruments with other banks. In addition, the Federal Reserve Board or the FDIC may consider deducting other assets on a case-by-case basis or investments in other subsidiaries on a case-by-case basis or based on the general characteristics or functional nature of the subsidiaries.

Loans to One Borrower. Florida law allows a state bank to extend credit to any one borrower in an amount up to 25% of its capital accounts, which are defined as unimpaired capital, surplus and undivided profits, provided that the unsecured portion may not exceed 15% of the capital accounts of the bank. The law permits exemptions for loans collateralized by accounts maintained with the Bank and for loans guaranteed by the SBA, the Federal Housing Administration and the Veterans Administration. The Bank is subject to these limits.

Payment of Dividends. The primary source of income to the Company is dividends from the Bank. Under Florida law, a Florida chartered commercial bank may not pay cash dividends that would cause the bank's capital to fall below the minimum amount required by federal or Florida law. Otherwise, a commercial bank may pay a dividend out of the total of current net profits plus retained net profits of the preceding two years to the extent it deems expedient, except as described below. Twenty percent of the net profits in the preceding two-year period may not be paid in dividends, but must be retained to increase capital surplus until such surplus equals the amount of common and preferred stock issued and outstanding. In addition, no bank may pay a dividend at any time that net income in the current year when combined with retained net income from the preceding two years produces a loss. The ability of the Bank to pay dividends to the Company will depend in part on the FDIC capital requirements in effect at such time and the ability of the Bank to comply with such requirements.

Brokered Deposits. In accordance with FDICIA, the FDIC has implemented restrictions on the acceptance of brokered deposits. In general, an "undercapitalized" institution may not accept, renew or roll over any brokered deposits. "Adequately capitalized" institutions may request a waiver from the FDIC to do so, while "well-capitalized" institutions may accept, renew or roll over such deposits without restriction. The rule requires registration of deposit brokers and imposes certain recordkeeping requirements. Institutions that are not "well-capitalized" (even if meeting minimum capital requirements) are subject to limits on rates of interest they may pay on brokered and other deposits.

Liquidity. A state-chartered commercial bank is required under Florida law to maintain a liquidity reserve of at least 15% of its total transaction accounts and 8% of its total nontransaction accounts, subject to certain restrictions. This reserve may consist of cash-on-hand, demand deposits due from correspondent banks, and other investments and short-term marketable securities.

Community Reinvestment. Under the Community Reinvestment Act of
1977 (the "CRA"), as implemented by Federal Reserve Board and
FDIC regulations, state nonmember banks have a continuing and affirmative obligation consistent with their safe and sound operation to help meet the credit needs of their entire community, including low- and moderate-income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community consistent with the CRA. The CRA requires the FDIC, in connection with its examination of state nonmember banks, to assess an institution's record of meeting the credit needs of its communities and to take such record into account in its evaluation of certain applications by such institution to establish branches, merge or acquire the assets and assume the liabilities of another bank. FIRREA requires federal banking agencies to make public a rating of a bank's performance under the CRA. In the case of a bank holding company, the CRA performance records of the banks involved in the transaction are reviewed and taken into account by the Federal Reserve Board when considering applications to acquire ownership or control of shares or assets of a bank or to merge with any other bank holding company. An unsatisfactory record can substantially delay or block the transaction. Under the Bank's most recent CRA examination, conducted in October 1996, the Bank received a "satisfactory" rating from the FDIC.

Interstate Banking. Effective September 29, 1995, the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "RNA") permits adequately capitalized and managed bank holding companies to acquire control of banks in any state. Additionally, beginning on June 1, 1997, the RNA provides for banks to branch across state lines, although individual states were allowed to authorize interstate branches earlier or elect to opt-out entirely. The RNA authorizes de novo branching by an out-of-state bank only if expressly permitted by the laws of the host state. Florida has allowed bank holding companies from the southeastern United States to acquire banks in Florida since 1984, and in 1994 this was expanded to include bank holding companies from other parts of the United States as well. In 1996, Florida enacted legislation, effective as of June 1, 1997 which allows out-of-state banks to enter Florida by merging with an existing Florida-based bank, and thereafter to branch throughout the state, and also allows Florida-based banks to establish branches in other states by merging with out-of-state banks. Such legislation may further increase competition for the Bank by allowing large banks from other parts of the United States to operate directly in Florida.

Department Assessment. State-chartered commercial banks are required by Department regulation to pay assessments to the Department to fund the operations of the Department. The general assessment, to be paid semi-annually, is computed based upon a bank's total assets, including consolidated subsidiaries, as reported in the bank's latest quarterly call report. The Bank is required to pay such assessments semi-annually.

Reserve Requirements. Federal Reserve Board regulations require banks to maintain non interest-earning reserves against their transaction accounts (primarily NOW and regular checking accounts). The Federal Reserve Board regulations generally require that reserves of 3% must be maintained against aggregate transaction accounts of $47.8 million or less (subject to adjustment by the Federal Reserve Board) and an initial reserve of $1.434 million plus 10% (subject to adjustment by the Federal Reserve Board between 8% and 14%) against that portion of total transaction accounts in excess of $47.8 million. The first $4.7 million of otherwise reservable balances (subject to adjustments by the Federal Reserve Board) are exempted from the reserve requirements. The balances maintained to meet the reserve requirements imposed by the Federal Reserve Board may be used to satisfy liquidity requirements.
Because required reserves must be maintained in the form of either vault cash, a noninterest-bearing account at a Federal Reserve Bank or a pass-through account as defined by the Federal Reserve Board, interest-earning assets of the Bank are reduced.

Federal Securities Laws

The Company, in connection with this Offering, has filed with the Securities and Exchange Commission a registration statement under the Securities Act for the registration of the Company's Common
Stock. The registration under the Securities Act of shares of the Common Stock issued in this Offering does not cover the resale of such shares. Shares of the Common Stock purchased by persons who are not affiliates of the Company may be resold without further registration. Shares purchased by an affiliate of the Company will be subject to the resale restrictions of Rule 144 under the Securities Act. If the Company meets the current public information requirements of Rule 144 under the Securities Act, each affiliate of the Company who complies with the other conditions of Rule 144 (including the holding period and those that require the affiliate's sale to be aggregated with those of certain other persons) may be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of (i) 1% of the outstanding shares of the Company, or (ii) the average weekly volume of trading in such shares during the preceding four calendar weeks.

The scope of regulation, supervision and permissible activities of the Company and the Bank is subject to change by future federal and state legislation.

MANAGEMENT

Directors and Executive Officers of the Company

Information about the current directors and executive officers of the Company is set forth below. The Company's Board of Directors currently consists of six members. Four of the Directors of the Company are also Directors of the Bank.


Name                       Position                           Age

Roberto Kassin             Chairman of the Company and        47
                           Director of the Bank

Morris Massry              Director of the Company and
                           Chairman of the Bank               68

Timothy McGinn             Director and Vice-Chairman
                           of the Company and the Bank        49

R. Carl Palmer, Jr.        Director and President and
                           Chief Executive Officer of the
                           Company and the Bank               57

Beverly P. Chambers        Senior Vice President of the
                           Company and the Bank               47

Bradley R. Meredith        Senior Vice President and Chief
                           Financial Officer of the
                           Company and the Bank               44

Dennis Reed                Senior Vice President of the
                           Company and the Bank               54

Steven Elias               Director                           51

Richard Mead               Director                           67

Roberto Kassin. Mr. Kassin has been Chairman of the Board of the Company and a director of the Bank since 1994. He was a director of Pointe Federal in 1986 and Chairman in 1993. He has been President of American Land Management Group, Inc. since 1986 and President of Foreign Financial Investment, Inc. since 1979. Mr. Kassin is President of the Greater Miami Jewish Federation-Latin Division, Acting President of Aish H?Torah, and director of the Michael-Ann Russell Jewish Community Center. Mr. Kassin is a resident of Miami-Dade County.

Morris Massry. Mr. Massry has been a director of the Company since
    1994. He became a director of Flamingo Bank in 1988 and Chairman of the Board in 1989. Mr. Massry has been a partner in the real estate investment firm of Albert, Kirsch, Massry & Massry, in Albany, New York, since 1964. Mr. Massry serves as a director of the State University Foundation, a director and former Chairman of the Center for the Disabled, a director and former Chairman of The United Way, and a trustee of Russell Sage College, all in Albany, New York. Mr. Massry resides part of the year in Albany, New York and part of the year in Miami-Dade County.

Timothy McGinn. Mr. McGinn became a director of the Company in 1994. He has been a director and Chairman of McGinn, Smith & Co., Inc., investment bankers and brokers, since 1980. Mr. McGinn serves as director and Chairman of Health Enterprises Management, Inc. and as a director of Same Day Surgery, Inc. Mr. McGinn resides in Albany, New York and has a home in Palm Beach, County.

R. Carl Palmer, Jr. Mr. Palmer joined the Company and Bank in 1995 as Chief Executive Officer, President and director. He began his banking career at Chemical Bank in New York in 1964. In 1979, he moved to south Florida as an Executive Vice President for Southeast Bank Banking Corporation, where he first became associated with Beverly Chambers and Dennis Reed. During his tenure at that bank with $17 billion in assets, he had responsibilities for business development, commercial banking and retail banking. From 1988 to 1991, he was President, Chief Operating Officer and director of Naples Federal Savings & Loan and NAFCO Financial Corporation. He became a Senior Associate with Martin W. Taplin & Associates, Inc., a real estate investment firm, in 1991. Mr. Palmer received an M.B.A. from Dartmouth College, Amos Tuck School and a J.D. from New York
    Law School. Mr. Palmer resides in Miami-Dade County.

Beverly P. Chambers. Ms. Chambers joined the Company in 1995 with twenty-five years of banking experience and manages business banking, loan administration, marketing and human resources. Prior to joining the Company, she spent three years as a Senior Vice President and Manager of Private Banking for NationsBank of Florida. Prior to that position, Ms. Chambers was a Senior Vice President of Southeast Banking Corporation managing commercial banking, and private banking departments. Ms. Chambers resides in Broward County.

Bradley R. Meredith. Mr. Meredith joined the Company in 1997, after eight years as Executive Vice President and Chief Financial Officer for First Family Financial Corporation in central Florida. The majority of his seventeen years of banking experience has been with community banks. Mr. Meredith graduated from DePaul University with a B.S. in Finance in 1982. Mr. Meredith resides in Palm Beach County.

Dennis Reed. Mr. Reed joined the Company in 1996 with twenty-nine years of banking experience, primarily in operations, retail banking and residential mortgage lending. His most recent experience was five years as Senior Vice President of Bank Operations and Retail Lending with BancFlorida, FSB, preceded by six years as Senior Vice President of Bank Operations with Southeast Bank. Mr. Reed manages operations, retail banking and residential mortgage lending. Mr. Reed resides in south Florida.

Steven Elias. Mr. Elias has been president of Steven Allan Elias &
    Associates, Inc., registered real estate brokers, since 1976. He has extensive knowledge of real estate in Miami-Dade, Broward and Palm Beach counties. Prior to forming his company, Mr. Elias was a manufacturer's representative for three and one half years. Mr. Elias graduated from the University of Miami in 1968, after which he joined the U.S. Coast Guard. He has been a resident of south Florida since 1953.

Richard Mead. Mr. Mead retired from Southeast Banking Corporation as a Senior Vice President and manager of the Commercial Real Estate Division in 1991. From 1976 to 1991 he was also President and Chief Executive Officer of Southeast Mortgage Company. Prior to joining Southeast Bank, he was an officer of D. R. Mead & Co., a commercial mortgage banking firm, which was sold to Southeast Banking Corporation in 1970. Mr. Mead received his undergraduate degree from Duke University in 1950 and a graduate degree from Harvard Business School in 1954. He is currently a director and Chairman of the Audit Committee of Consolidated Paper Company. Mr. Mead resides in Miami-Dade County.

Directors are elected for three year terms, classified into Classes
I, II, and III. Mr. Massry is a Class I director with a term of office expiring on the date of the Company's annual meeting of shareholders in 1998; Messrs. Elias and Mead are Class II directors with terms of office expiring on the date of the Company's annual meeting of shareholders in 1999; and Messrs. Kassin, McGinn and Palmer are Class III directors with terms of office expiring on the date of the Company's annual meeting of shareholders in 2000. Each officer of the Company is elected by the Board of Directors and holds office until his successor is duly elected and qualified or until his or her earlier death, resignation or removal.

Executive Compensation and Other Information

The following table provides certain summary information regarding compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and President. No other executive officer received compensation for the fiscal year ended
December 31, 1997 which exceeded $100,000.


SUMMARY COMPENSATION TABLE


                                         Annual Compensation

                                                     Other              Securities
Name and                                             Annual             Underlying
Principal Position        Year      Salary($)<F1>    Compensation<F2>   Options(#)

R. Carl Palmer, Jr.       1997      $202,000         $2,375             19,500
Chief Executive Officer   1996      $202,000         $1,775             30,000
and President             1995      $200,000         $    0                  0


<F1> The amount shown for cash compensation does not include amounts expended for perquisites and other personal benefits, which in the aggregate do not exceed the lesser of $50,000 or 10% of the cash compensation reported for the executive named above.

<F2> Consists of the Company's contribution to the Company's
     401(k) Plan.



The following table sets forth stock options exercised during 1997 by the executive officers, including the value realized upon exercise. In addition, this table describes the number of unexercised options and the value of unexercised in-the-money options at the end of the 1997 fiscal year.


Aggregate Option Exercises in Last Fiscal Year and
Fiscal-Year-End Option Values


                                                         Number of
                                                         Securities        Value of
                                                         Underlying        Unexercised
                                   Shares                Unexercised       in-the-Money
                                   Acquired              Options at        Options at
                                   on           Value    Fiscal-Year-End   Fiscal-Year-End
                                   Exercise     Realized Exercisable/      Exercisable/
Name                               (#)          ($)      Unexercisable     Unexercisable<F1>

Beverly Chambers                   0            $0        4,378/5,522      $2,991/$3,774

Bradley R. Meredith                0            $0          976/8,024      $  667/$5,483

R. Carl Palmer, Jr.                0            $0       41,070/8,430      $7,564/$5,761

Dennis Reed                        0            $0        1,632/5,868      $1,115/$4,010


<F1> There is currently no trading market for the Company's
     Common Stock. The value of unexercised in-the-money options was calculated based on the difference between the book value per share at December 31, 1997 ($10.23) and the exercise price of the options. Book value per share is not necessarily indicative of the actual market value per share.



Director Compensation

Directors who are not also employees receive annual retainers of $6,000 for serving on the board of directors of both the Company and the Bank. The Chairman of the Board of the Company receives an annual stipend of $10,000 and the Chairman of the Board of the Bank receives an annual stipend of $5,000. In addition, committee chairmen receive annual retainers of $3,000. These retainers and stipends are paid 50% cash and 50% in the form of stock options which are granted after the end of each year for the prior year's service. In addition, each non-employee director receives an annual stock option award and receives meeting fees of $100.00 per board meeting and $200.00 per committee meeting. For 1997, total cash payments to directors were $68,400 and the Company granted non-employee Directors five year stock options to purchase 17,313 shares at $10.03 per share.

Employee Stock Option Plan

The Company has adopted a 1994 Non-Statutory Stock Option Plan
(the "1994 Plan"). The 1994 Plan authorizes the issuance of up to 300,000 shares of Common Stock pursuant to "non-qualified" options granted to key employees of the Company. These options to acquire the Company's Common Stock are granted for terms of five years. Certain options vest over a five year period at a rate of 20% per year, with up to three years prior service credit given against said vesting requirement. All options vest immediately upon a change in control of the Company. The options terminate upon the termination of the option holder's employment with the Company although the option agreement provides for one year extensions of the period of exerciseability of the options in the event of termination by retirement, disability or death. The purchase price of the shares is the fair market value per share of the Common Stock on the date of grant. In the absence of any arm's length trades in the three months preceding the date of grant, "fair market value per share" is the total equity available to holders of common stock divided by the total number of outstanding shares of common stock.

At December 31, 1997, options to purchase 205,581 shares of Common Stock granted to 21 employees and non-employee directors were outstanding, with per share exercise prices ranging from $9.55 to $10.52, 65,919 shares of Common Stock remained available for future grants, and 28,500 shares of Common Stock had been issued upon exercise of stock options.

The following table sets forth information regarding stock options granted to executive officers during 1997.

Option Grants in Last Fiscal Year



                                         Percent of
                          Number of      Total Options
                          Securities     Granted to
                          Underlying     Employees       Exercise
                          Options        in Fiscal       Price          Expiration
Name                      Granted(#)<F1> Year            ($/Share)      Date

Beverly Chambers           9,900          8.45%          $9.55          05/21/2002

Bradley R. Meredith        9,000          7.68%          $9.55          05/21/2002

R. Carl Palmer, Jr.       19,500         16.65%          $9.55          05/21/2002

Dennis Reed                7,500          6.40%          $9.55          05/21/2002


<F1> Granted under the Company's 1994 Stock Option Plan.



The Deferred Compensation Plan

In 1993, the Company adopted a Deferred Compensation Plan (the "Plan") for certain directors. Under the Plan a portion of each participant's compensation can be deferred and the Company makes annual contributions, which are subject to an annual increase of 4%. Upon retirement, disability, death, or termination of service, the participant has the option to take a lump sum payment or receive monthly installments for a period of ten years. In 1997, the Company made contributions aggregating $21,889 to the Plan and participants deferred $12,091 in fees as contributions.

At December 31, 1997 and 1996, approximately $118,000 and
$177,000, respectively, were deferred and included in Other
Liabilities on the Company's Consolidated Balance Sheet.

During 1997, two directors received lump sum payments under the Plan and, in early 1998, one other director received a lump sum payment.

401(k) Plan

The Company has adopted a contributory profit sharing plan pursuant to Internal Revenue Code Section 401(k) covering substantially all employees (the "401(k) Plan"). Each year the Company determines, at its discretion, the amount of the Company's contributions to the 401(k) Plan. Expenses relating to the Company's contributions to the 401(k) Plan for 1997, 1996 and 1995 were approximately $1,000, $4,400 and $15,800, respectively.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT


The following table sets forth the beneficial ownership of the Company's Common Stock as of February 28, 1998, by (i) each director of the Company; (ii) each executive officer of the Company;
(iii) all directors and executive officers as a group; and (iv) each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock.

                                                              Percentage of
Name and Address of              Number of Shares             Common Stock
Beneficial Owner                 Beneficially Owned<F1>       Beneficially Owned<F1>

                                                              Before         After
                                                              Offering       Offering

Roberto Kassin<F2>
21471 Highland Lakes Boulevard
North Miami, FL 33179            272,255                      17.93%         12.47%

Morris Massry<F3>
Executive Park North
Stuyvesant Plaza
Albany, NY 12203                 214,709                      14.14%          9.83%

Timothy McGinn<F4>
15 Marion Avenue
Albany, NY 12203                  33,186                       2.19%          1.52%

R. Carl Palmer, Jr.<F5>
10231 East Bay Harbor Dr.
Apartment #6B
Bay Harbor, FL 33154              82,567                       5.44%          3.78%

Beverly Chambers<F6>
2633 Oakbrook Drive
Ft. Lauderdale, FL 33332          20,524                       1.35%           .94%

Bradley M. Meredith<F7>
2302 N.W. 25th Way
Boca Raton, FL 33434              18,413                       1.21%           .84%

Dennis Reed<F8>
2015 Timberline Drive
Naples, FL 34109                  20,125                       1.33%           .92%

Richard Mead<F9>
4990 S.W. 72nd Street
Unit 105
Miami, FL 33155                    6,408                        .42%           .29%

Steven A. Elias
115 N.W. 167 St., #300
North Miami Beach, FL 33169            -                          -              -

All directors and executive
officers, as a group
(9 persons)<F10>                  668,187                     44.00%         30.60%


<F1>  The nature of reported beneficial ownership, as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, is sole voting and investment power unless otherwise indicated. Common Stock ownership of the persons listed reflects, as indicated, shares of the Company's Common Stock that would be issued upon the exercise of options granted to such persons to acquire such Common Stock.

<F2>  Reflects 160,849 shares held jointly by Roberto Kassin and his wife; 15,624 shares held by Foreign Financial Investment, Inc., of which Mr. Kassin is president; 75,624 shares held by a trust for the benefit of Mr. Kassin's father-in-law, Leon Papu, the co-trustees of which are Mr. Kassin and his wife; 14,192 shares that may be acquired by Mr. Kassin upon exercise of options; and 5,966 shares that would be issued upon an election to convert Preferred Stock into Common Stock.

<F3>  Reflects 132,121 shares held by Mr. Massry; 62,969 shares owned by KAM, Inc., controlled by Mr. Massry; 6,802 shares that may be acquired by Mr. Massry upon exercise of his options; 12,817 shares that would be issued upon election to convert Preferred Stock into Common Stock. Does not include 10,680 shares owned or controlled by Mr. Massry's family members.

<F4> Reflects 488 shares held individually by Mr. McGinn; 12,681 shares held by McGinn, Smith & Co., Inc.; 277 shares held by Kathleen McGinn; 242 shares held by Matthew McGinn; 4,797 shares that may be acquired by Mr. McGinn upon the exercise of his options; and 14,701 shares that would be issued upon an election to convert Preferred Stock into Common Stock.

<F5>  Reflects 69,750 shares that may be acquired by Mr. Palmer upon exercise of his options; 12,817 shares that would be issued upon election to convert Preferred Stock into Common Stock.

<F6>  Reflects 19,350 shares that may be acquired by Ms. Chambers upon exercise of her options; 1,174 shares that would be issued upon an election to convert Preferred Stock into Common Stock.

<F7>  Reflects 16,500 shares that may be acquired by Mr. Meredith upon exercise of his options; 1,913 shares that would be issued upon an election to convert Preferred Stock into Common Stock.

<F8>  Reflects 15,000 shares that may be acquired by Mr. Reed upon exercise of his options; 5,125 shares that would be issued upon an election to convert Preferred Stock into Common Stock.

<F9>  Mr. Mead and Mr. Elias became directors subsequent to February
      28, 1998. Reflects 6,408 shares that may be acquired by Mr. Mead upon an election to convert Preferred Stock into Common Stock.

<F10> Includes an aggregate of 146,391 shares that may be acquired by the group upon the exercise of options and an aggregate of 36,693 shares that would be issued upon all such persons electing to convert their Preferred Stock into Common Stock.



CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company, through the Bank, from time to time, makes loans and extends credit to certain of its directors and officers and their affiliates. The aggregate amount of loans to related parties at December 31, 1997 totaled approximately $546,000 or 3.94% of stockholders' equity. These loans were made on substantially the same terms as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

DESCRIPTION OF CAPITAL STOCK

Set forth below is a summary of certain terms and provisions of the Company's capital stock, which is qualified in its entirety by reference to the Company's Articles of Incorporation and to the Statements of Designation setting forth the resolutions establishing the rights and preferences of the Company's stock. Copies of the Articles of Incorporation and Statements of Designation have been attached as exibits to the Registration Statement of which this Prospectus forms a part, and are incorporated herein by reference.

Under the Articles of Incorporation, the authorized but unissued and unreserved shares of the Company's capital stock will be available for issuance for general corporate purposes, including, but not limited to, possible stock dividends, future mergers or acquisitions, or private or public offerings. Except as may otherwise be required, shareholder approval will not be required for the issuance of those shares.

The following table sets forth all classes of stock outstanding, and stock options held, as of February 28, 1998, as well as the amount of Common Stock which would be outstanding upon exercise or conversion of all outstanding options and convertible securities:



                                              Shares of          Total Shares
                       Shares and Options     Common Stock       Assuming
                       Outstanding            Convertible into   Conversion

Common Stock           1,249,985                    -            1,249,985
Preferred Stock           54,366              122,323              122,323
Stock Options            250,281              250,281              250,281

    Total              1,554,632              372,604            1,622,589


The authorized capital stock of the Company consists of 2,500,000 shares of Common Stock, $.01 par value, of which 1,249,985 shares are presently issued and outstanding, and 1,000,000 shares of preferred stock, $.01 par value, of which 54,366 shares are presently issued and outstanding. At February 28, 1998 there were approximately 214 holders of Common Stock.

Common Stock

Dividends. The holders of the Common Stock are entitled to dividends and other distributions if, as, and when declared by the Board of Directors out of assets legally available therefor. Upon the liquidation, dissolution or winding up of the Company, the holder of each share of Common Stock will be entitled to share equally in the distribution of the Company's assets. The holders of Common Stock are not entitled to the benefit of any sinking fund provision. The shares of Common Stock of the Company are not subject to any redemption provisions, nor are they convertible into any other security or property of the Company.

Voting Rights. The holders of Common Stock are entitled to elect the members of the Board of Directors of the Company and such holders are entitled to vote as a class on all matters required or permitted to be submitted to the shareholders of the Company.

Stock Options. The Company has adopted a 1994 Non-Statutory Stock
Option Plan (the "1994 Plan"). The 1994 Plan authorizes the issuance of up to 300,000 shares of Common Stock pursuant to "non-qualified" options granted to key employees of the Company.
These options to acquire the Company's Common Stock are granted for terms of five years. Certain options vest over a five year period at a rate of 20% per year, with up to three years prior service credit given against said vesting requirement. All options vest immediately upon a change in control of the Company. The options terminate upon the termination of the option holder's employment with the Company although the option agreement provides for one year extensions of the period of exerciseability of the options in the event of termination by retirement, disability or death. The purchase price of the shares is the fair market value per share of the Common Stock on the date of grant. In the absence of any arm's length trades in the three months preceding the date of grant, "fair market value per share" is the total equity available to holders of Common Stock divided by the total number of outstanding shares of Common Stock.

At December 31, 1997, options to purchase 205,581 shares of Common Stock granted to 21 employees and non-employee directors were outstanding, with per share exercise prices ranging from $9.55 to $10.52, 65,919 shares of Common Stock remained available for future grants, and 28,500 shares of Common Stock had been issued upon exercise of stock options.

Preferred Stock

The Company's Articles of Incorporation authorize the issuance, in series, of up to 1,000,000 shares of preferred stock and permits the Company's Board of Directors to establish the rights and preference of each of such series and to increase the number of shares in any of the series. As of February 28, 1998, 54,366 shares of Series A Preferred Stock, $.01 par value per share (the "Preferred Stock"), were outstanding.

Dividends. The total annual dividend requirement for the Company's Preferred Stock outstanding as of December 31, 1997 is $91,970.
The holders of all issued and outstanding shares of Preferred Stock are entitled to receive, when and as declared by the Board of Directors out of any funds legally available therefor, dividends on the $20.00 liquidation preference per share of Preferred Stock, at the rate of eight and one-half percent (8.5%) per annum (computed on the basis of actual days elapsed and a three hundred sixty-five (365) day year) (the "8.5% Dividends"). The 8.5% Dividends accrue and are cumulative to the extent unpaid, but without interest thereon, whether or not they have been declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. The 8.5% Dividends are due and payable with respect to any share of Preferred Stock commencing on January
1, 1997 and quarterly thereafter (a "Dividend Payment Date"), or upon any redemption or conversion of such share of Preferred Stock into Common Stock. All numbers relating to the calculation of 8.5% Dividends are subject to equitable adjustment in the event of any stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Preferred Stock.

Voting Rights. The holders of Preferred Stock do not have any right to vote, except as to any matter on which holders of Preferred Stock are required to have a vote under applicable law: (i) each holder of record shall be entitled to one vote for each share of Preferred Stock standing in his name on the books of the Company and (ii) except as required by applicable law, the holders of Preferred Stock (to the extent of any voting rights) shall vote together as a single class on all matters as to which holders of Preferred Stock are entitled to vote. Also, if the Company fails to pay a dividend on a Dividend Payment Date to the holders of Preferred Stock, then and thereafter until all past dividends are paid, the holders of Preferred Stock shall have voting rights equal to one vote per amount of Common Stock into which the Preferred Stock could be converted
(that is, one and one-half votes per share of Preferred Stock). At such time as all cumulative dividends have been paid in full, the voting rights of the holders of Preferred Stock shall, without further action, terminate, subject to reinstatement if thereafter the Company fails to pay a dividend on a Dividend Payment Date.

Conversion Rights. The shares of Preferred Stock are convertible at any time at the option of the record holder thereof into fully paid and non-assessable shares of Common Stock of the Company at the rate of 2.25 shares of Common Stock for each share of Preferred Stock.

Liquidation. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary ("Liquidation Event"), each holder of outstanding shares of Preferred Stock is entitled to be paid out of the assets of the Company available for distribution to shareholders, whether such assets are capital, surplus or earnings as follows, and before any amount shall be paid or distributed to the holders of any class of Common Stock or of any other stock ranking upon liquidation junior to the Preferred Stock, an amount in cash equal to $20.00 per share (adjusted appropriately for stock splits, stock dividends and the like) (the "Series A Liquidation Amount") together with any accrued and unpaid 8.5% Dividends. However, if upon any Liquidation Event the amounts payable with respect to the Preferred Stock and any other stock ranking as to any such distribution on parity with the Preferred
Stock are not paid in full, the holders of the Preferred Stock and such other stock are to share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled.

Redemption. The Company may, at its option, upon 30 days prior written notice, and to the extent it may do so under applicable law, redeem one hundred percent (100%) of the then outstanding shares of Preferred Stock on or after November 1, 1998. The redemption price (the "Redemption Price") for each share of the Preferred Stock redeemed shall be the sum of (a) the Series A Liquidation Amount, plus (b) the amount of any accrued and unpaid 8.5% Dividends. The Redemption Price shall be paid in cash or immediately available funds within thirty (30) days of the Redemption Price.

Rank. The Preferred Stock ranks senior, both as to payment of dividends and as to distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, to all of the Company's now or hereafter issued Common Stock.

Preemptive Rights; Assessability. Each holder of Preferred Stock has the preemptive right to purchase or subscribe for his pro rata share of capital stock of the Company for all new issues of any class of stock of the Company, no matter when authorized, and for whatever consideration is contemplated to be received by the Company, including, but not limited to, cash, other property, services, the acquisition of other company shares or property through merger or the extinguishment of debts. These preemptive rights apply to any Company obligation which is convertible to or exchangeable for any stock of the Company, or where there is attached to such obligation any stock warrants or rights which allow the holder to acquire by subscription or purchase any stock of the Company. Preemptive rights do not apply to the reissuance of redeemed or otherwise acquired shares which are not restored to the status of authorized but unissued shares. Preemptive rights do not apply to capital stock issued in connection with stock option plans or employee stock benefit plans, or stock issued in connection with any acquisition of any business or entity. The outstanding Preferred Stock is fully paid and non-assessable.

Certain Anti-takeover Provisions

Certain provisions of the Company's Articles of Incorporation and Bylaws, as well as certain provisions of Florida law, could have the effect of deterring takeovers. The Board of Directors believes that the provisions of the Company's Articles of Incorporation and Bylaws described below are prudent and in the best interests of the Company and its shareholders. Although these provisions may discourage a future takeover attempt in which shareholders might receive a premium for their shares over the then current market price and may make removal of incumbent management more difficult, the Board of Directors believes that the benefits of these provisions outweigh their possible disadvantages. Management is not aware of any current effort to effect a change in control of the Company. In addition, the Company has opted not to be governed by the affiliated transactions and control-share acquisitions sections of the Florida Business Corporation Act.

Directors. The Board of Directors is divided into three classes of directors serving staggered three-year terms. Vacancies on the Board may be filled for the remainder of the unexpired term by a majority vote of the directors then in office. The maximum number of members of the Company's Board of Directors is 12.

Shareholders entitled to vote may nominate persons for election as directors only if written notice is given not later than (i) with respect to an annual meeting, 60 days in advance of the meeting, and
(ii) with respect to a special meeting, the close of business on the seventh day following the date on which notice of the meeting is first given.

Cumulative Voting. Shareholders may not cumulate their votes in the election of directors.

Capital Structure. The Board of Directors may authorize for issuance various series of Preferred Stock with different voting rights. The Board of Directors is authorized to establish the rights and preferences of such stock and issue such shares, subject to shareholder approval in certain circumstances.

Limited Liability and Indemnification

Under the Florida Business Corporation Act (the "FBCA"), a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision or failure to act unless (i) the director breached or failed to perform his duties as a director and (ii) a director's breach of, or failure to perform, those duties constitutes (1) a violation of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (2) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (3) a circumstance under which an unlawful distribution is made, (4) in a proceeding by or in the right of the corporation to produce a judgement in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation or willful misconduct, or (5) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willfur disregard of human rights, safety or property. A corporation may purchase and maintain insurance on behalf of any director or officer against any liability asserted against him and incurred by him in his capacity or arising out of his status as such, whether or not the corporation would have the power to indemnity him against such liability under the FBCA.

Article X of the Articles of Incorporation of the Company provides that the Company shall indemnify and may insure its officers and directors to the fullest extent permitted by law.

Transfer Agent

The Company's transfer agent is American Stock Transfer & Trust
Company, New York, New York.

SHARES ELIGIBLE FOR FUTURE SALE

Upon consummation of this Offering, the Company will have 2,037,308 shares of Common Stock outstanding (2,137,058 shares if the over-allotment option granted to the Underwriters is exercised in full). Of these shares, the 665,000 shares sold in this Offering (764,750 shares if the over-allotment option is exercised in full) will be freely transferable without restriction or registration under the Securities Act, unless purchased by persons deemed to be "affiliates" (as that term is defined under the Securities Act) of the Company. The remaining 1,372,308 shares of Common Stock to be outstanding immediately following the Offering may only be sold in the public market if such shares are registered under the Securities Act or sold in accordance with Rule 144 promulgated under the Securities Act.

In general, under Rule 144 a person (or persons whose shares are aggregated), including an affiliate, who has beneficially owned his shares for one year may sell in the open market within any three-month period a number of shares that does not exceed the greater of
(i) 1% of the then outstanding shares of the Company's Common
Stock (approximately 20,373 shares immediately after this Offering, 21,370 if the over-allotment option is exercised in full) or (ii) the average weekly trading volume in the Common Stock in the over-the-counter market during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain limitations on the manner of sale, notice requirements and availability of current public information about the Company. A person (or persons whose shares are aggregated) who is deemed not to have been an "affiliate" of the Company at any time during the 90 days preceding a sale by such person and who has beneficially owned his shares for at least two years may sell such shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, notice requirements or availability of current information referred to above. Shares properly sold in reliance upon Rule 144 are thereafter freely tradable without restrictions or registration under the Securities Act, unless thereafter held by an "affiliate" of the Company.


The Company has reserved an aggregate of 300,000 shares of Common Stock for issuance pursuant to the 1994 Plan. The Company intends to register eligible shares of Common Stock issuable upon the exercise of options under the Plan on Form S-8 following this offering. Subject to restrictions imposed pursuant to the 1994 Plan such eligible shares of Common Stock issued pursuant to the 1994 Plan after the effective date of any Registration Statement on Form S-8 will be available for sale in the public market without restriction to the extent they are held by persons who are not affiliates of the Company. See "Management-Employee Stock Option Plan."

Prior to this Offering, there has been no trading market for the Common Stock. No prediction can be made as to the effect, if any, that future sales of shares pursuant to Rule 144 or otherwise will have on the market price prevailing from time to time. Sales of substantial amounts of the Common Stock in the public market following this Offering could adversely affect the then prevailing market price. The Company and its executive officers, directors and certain of the Company's existing shareholders are agreeing that they will not sell or otherwise transfer any shares of Common Stock for 180 days after this Offering without the prior written consent of the Representatives. See "Risk Factors' Shares Eligible for Future Sale" and "Underwriting."

UNDERWRITING

Subject to the terms and conditions of the Purchase Agreement between the Company and the underwriters named below (the "Underwriters"), for whom Keefe, Bruyette & Woods, Inc. and McGinn, Smith & Co., Inc. are acting as representatives (the "Representatives"), the Underwriters have severally agreed to purchase from the Company, and the Company has agreed to sell to the Underwriters, the following respective number of shares of Common Stock at the initial public offering price less the underwriting discounts set forth on the cover page of this Prospectus.

                                         Number of
Name                                     Shares
Keefe, Bruyette & Woods, Inc.
McGinn, Smith & Co., Inc.

    Total

The Purchase Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will purchase all such shares of Common Stock if any of such shares are purchased. The Underwriters are obligated to take and pay for all of the shares of Common Stock offered hereby (other than those covered by the over-allotment option described below) if any are taken.

The Company has been advised by the Representatives of the Underwriters that the Underwriters propose to offer such shares of Common Stock to the public at the public offering price set forth on the over page of this Prospectus and to certain dealers at such price less a concession not in excess of $________ per share. The
Underwriters may allow, and such dealers may re-allow, a concession not in excess of $_______ per share to certain other dealers. After the initial public offering, the offering price and other selling terms may be changed by the Representatives of the Underwriters.

Pursuant to the Purchase Agreement, the Company has granted to the Underwriters an option, exercisable not later than 30 days after the date of this Prospectus, to purchase up to 99,750 additional shares of Common Stock at the public offering price, less the underwriting discounts set forth on the cover page of this Prospectus, solely to cover over-allotments. To the extent that the Underwriters exercise such option, each Underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of such additional shares as the number set forth next to such Underwriter's name in the preceding table bears to the total number of shares in such table, and the Company will be obligated, pursuant to the option, to sell such shares to the Underwriters.

The Company, each of its directors and executive officers, and certain of the shareholders of the Company have agreed not to sell or otherwise dispose of any shares of Common Stock for a period of 180 days after the date of this Prospectus without the prior written consent of the Representatives of the Underwriters, except that the Company may issue shares of Common Stock upon the exercise of currently outstanding options. See "Risk Factors - Shares Eligible for Future Sale."

The Representatives of the Underwriters have advised the Company that the Underwriters do not intend to confirm sales to any account over which they exercise discretionary authority.

The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.

Until the distribution of the Common Stock is completed, rules of the Securities and Exchange Commission (the "Commission") may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Common Stock. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Common Stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Common Stock.

If the Underwriters create a short position in the Common Stock in connection with the Offering, i.e., if they sell a greater aggregate number of shares of Common Stock than is set forth on the cover page of this Prospectus, the Underwriters may reduce the short position by purchasing shares of Common Stock in the open market. The Underwriters may also elect to reduce any short position by exercising all or part of the over-allotment option described above.

The Underwriters may also impose a penalty bid on certain selling group members. This means that if the Underwriters purchase Common Stock in the open market to reduce the selling group members' short position or to stabilize the price of the Common Stock, they may reclaim the amount of the selling concession from the selling group members who sold those shares of Common Stock as part of the Offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

Neither the Company nor the Representatives make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Stock. In addition, neither the Company nor the Representatives make any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Prior to the Offering, there has been no public market for the Common Stock. Consequently, the initial public offering price for the Common Stock has been determined by negotiations between the Company and the Representatives of the Underwriters. Among the factors considered in such negotiations were prevailing market and general economic conditions, the market capitalizations, trading histories and stages of development of other traded companies that the Company and the Representatives of the Underwriters believed to be comparable to the Company, the results of operations of the Company in recent periods, the current financial position of the Company, estimates of the business potential of the Company and the present state of the Company's development and the availability for sale in the market of a significant number of shares of Common Stock. Additionally, consideration has been given to the general status of the securities market, the market conditions for new issues of securities and the demand for securities of comparable companies at the time the Offering was made.

Timothy McGinn is the Chairman of the Board of McGinn, Smith & Co., Inc. He has also served as a director of the Company since 1994 and is a shareholder of the Company. See "Management-Directors and Executive Officers of the Company."

Application has been made for quotation of the Common Stock on Nasdaq.

LEGAL MATTERS

The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Stuzin and Camner, P.A., 550
Biltmore Way, Suite 700, Coral Gables, Florida 33134, counsel to the Company. Certain legal matters with respect to the Common Stock offered hereby will be passed upon for the Underwriters by Brown & Wood LLP.

EXPERTS

The consolidated financial statements of the Company and subsidiaries at December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, included elsewhere in the Registration Statement have been included in reliance upon the report of Hacker, Johnson, Cohen & Grieb PA, independent certified public accountants, given upon the authority of said firm as experts in accounting and auditing matters.

AVAILABLE INFORMATION

Prior to the Offering, the Company has not been required to file reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

The Company has filed with the Commission a Registration
Statement on Form SB-2 (together with all exhibits and schedules thereto, the "Registration Statement") under the Securities Act with respect to the registration of the shares offered by this Prospectus. This Prospectus does not contain all of information set forth in such Registration Statement and the exhibits thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the shares offered by this Prospectus and related matters, reference is made to such Registration Statement, including the exhibits filed as a part thereof. Each statement in this Prospectus referring to a document filed as an exhibit to such Registration Statement is qualified by reference to the exhibit for a complete statement of its terms and conditions.

The Registration Statement filed by the Company can be inspected and copies at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a web site that contains registration statements, reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such Web Site is http://www.sec.gov. Copies of exhibits may also be obtained by written request addressed to: Bradley R. Meredith, Chief Financial Officer, 21845 Powerline Road, Boca Raton, Florida 33433.

The Company intends to furnish annual reports to its shareholders which will contain audited financial statements and quarterly reports which will contain unaudited financial statements. In addition, the Company will be required, under section 15(d) of the Exchange Act, to file annual and quarterly reports with the Commission. Copies of such reports will be available to the Company's shareholders.

Index to Financial Statements

POINTE FINANCIAL CORPORATION AND SUBSIDIARIES

                                                             Page
Audited Consolidated Financial Statements

Independent Auditors' Report                                 F-2

Consolidated Balance Sheets, December 31, 1997 and 1996      F-3

Consolidated Statements of Operations for the Years Ended
December 31, 1997, 1996 and 1995                             F-4

Consolidated Statements of Stockholders' Equity for the
Years Ended December 31, 1997, 1996 and 1995                 F-5

Consolidated Statements of Cash Flows for the Years
Ended December 31, 1997, 1996 and 1995                       F-6

Notes to Consolidated Financial Statements for the Years
Ended December 31, 1997, 1996 and 1995                       F-7-F-25


All schedules are omitted because of the absence of the conditions under which they are required or because the required information is included in the financial statements and related notes.

Independent Auditors' Report

Board of Directors
Pointe Financial Corporation
Boca Raton, Florida:

We have audited the consolidated balance sheets of Pointe Financial Corporation and Subsidiaries (the "Company") at December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1997 in conformity with generally accepted accounting principles.

HACKER, JOHNSON, COHEN & GRIEB PA
Tampa, Florida
February 14, 1998

POINTE FINANCIAL CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets
($ in thousands, except per share amounts)



                                                         At December 31,
Assets                                                1997           1996

Cash and due from banks                               $  2,272         2,861
Interest bearing deposits with banks                       303         3,802

    Total cash and cash equivalents                      2,575         6,663

Securities available for sale                           22,745        32,920
Securities held to maturity                              7,764         8,204
Loans receivable, net of allowance for
  loan losses of $848 in 1997 and $777 in 1996         105,653        90,973
Loans held for sale                                      4,443         4,396
Accrued interest receivable                              1,027         1,181
Premises and equipment, net                              1,225         1,275
Restricted securities:
  Federal Home Loan Bank stock                           1,271         1,555
  Federal Reserve Bank stock                               299           111
Foreclosed real estate                                     105           270
Deferred income tax asset                                  224           621
Other assets                                               509         3,089

    Total                                             $147,840       151,258

Liabilities and Stockholders' Equity

Liabilities:
  Demand deposits                                       12,136         9,386
  Savings and NOW deposits                              17,974        20,933
  Money-market deposits                                 30,186        25,194
  Time deposits                                         64,699        56,985

    Total deposits                                     124,995       112,498

  Official checks                                        1,320         1,263
  Other borrowings                                       1,791           774
  Advances from Federal Home Loan Bank                   4,400        22,972
  Accrued interest payable                                 673           953
  Advance payments by borrowers for taxes and insurance    333            30
  Other liabilities                                        483           347

    Total liabilities                                  133,995       138,837

Commitments and contingencies (Notes 5, 9 and 10)

Stockholders' equity:
  Preferred stock, $.01 par value, 1,000,000
    shares authorized, 60,000 shares designated
    as Series A, convertible and cumulative,
    54,116 and 39,250 shares issued and outstanding
    (aggregate liquidation value $1,082 and $785)            1             1
  Common stock, $.01 par value, 2,500,000 shares
    authorized; 831,728 and 812,728 shares issued
    and outstanding                                          8             8
  Additional paid-in capital                            10,935        10,452
  Retained earnings                                      3,039         2,206
  Unrealized depreciation on securities available
    for sale, net of taxes of $83 in 1997
    and $146 in 1996                                      (138)         (246)

    Total stockholders' equity                          13,845        12,421

    Total                                             $147,840       151,258

See Accompanying Notes to Consolidated Financial Statements


POINTE FINANCIAL CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations
($ in thousands except per share amounts)


                                                       Year Ended December 31,
                                              1997            1996            1995
Interest income:
  Loans receivable                            $ 9,427          9,001          11,024
  Securities available for sale                 1,892          2,330           1,759
  Securities held to maturity                     510            542           1,497
  Other interest earning assets                   103            313             410

    Total interest income                      11,932         12,186          14,690

Interest expense:
  Deposits                                      5,368          5,814           8,232
  Borrowings                                      961          1,802           1,687

    Total interest expense                      6,329          7,616           9,919

Net interest income                             5,603          4,570           4,771

    Provision for loan losses                      80            185             336

Net interest income after provision
 for loan losses                                5,523          4,385           4,435

Noninterest income:
  Service charges on deposit accounts             502            364             315
  Gain on sale of loan servicing rights            29            131             192
  Loan servicing fees                              70            170             180
  Net gains from sale of loans                    479          1,048             560
  Net realized gains on sale of securities
   available for sale                              29             91               1
  Equity in earnings of limited partnership         -            365             507
  Other                                           303            265             167

    Total noninterest income                    1,412          2,434           1,922

Noninterest expenses:
  Salaries and employee benefits                2,657          3,169           3,165
  Occupancy expense                             1,100          1,251           1,169
  Advertising and promotion                       257            142             226
  Loan servicing expense                           36            150              88
  Professional fees                               157            286             225
  Federal deposit insurance premiums               82            283             390
  Data processing                                 403            428             275
  Other                                           779          1,138           1,822

    Noninterest expenses before SAIF
     recapitalization assessment                5,471          6,847           7,360

  SAIF recapitalization assessment                  -            926               -

    Total noninterest expenses                  5,471          7,773           7,360

    Earnings (loss) before income
     taxes (benefit)                            1,464           (954)         (1,003)

  Income taxes (benefit)                          550           (355)           (376)

    Net earnings (loss)                       $   914           (599)           (627)

  Earnings (loss) per share:
    Basic                                     $   .68           (.52)           (.51)

    Diluted                                   $   .62           (.52)           (.51)

See Accompanying Notes to Consolidated Financial Statements


POINTE FINANCIAL CORPORATION AND SUBSIDIARIES

Consolidated Statements of Stockholders' Equity
(In thousands)



                                                                                 Unrealized
                                                                                 Depreciation
                                                                                 on
                                  Convertible           Additional               Securities     Total
                                  Preferred   Common    Paid-In     Retained     Available      Stockholders'
                                  Stock       Stock     Capital     Earnings     for Sale       Equity

Balance at December 31, 1994      $-          8          9,716      3,467        (675)          12,516

Net loss                           -          -              -       (627)          -             (627)

Net change in unrealized
  depreciation on available-
  for-sale securities,
  net of taxes                     -          -              -          -         625              625

Balance at December 31, 1995       -          8          9,716      2,840         (50)          12,514

Sale of preferred stock
  net of offering costs            1          -            736          -           -              737

Cash dividends declared on
  preferred stock                  -          -              -        (35)          -              (35)

Net loss                           -          -              -       (599)          -             (599)

Net changes in unrealized
  depreciation on available-
  for-sale securities,
  net of taxes                     -          -              -          -        (196)            (196)

Balance at December 31, 1996       1          8         10,452      2,206        (246)          12,421

To adjust 1996 preferred dividend
  for portion paid in preferred
  stock (1,398 shares)             -          -             27          -           -               27

Cash dividends on preferred
  stock                            -          -              -        (16)          -              (16)

Stock dividends on preferred
  stock (3,218 shares)             -          -             65        (65)          -                -

Proceeds from issuance of
  preferred stock, net of
  offering costs (10,250 shares)   -          -            201          -           -              201

Common stock options exercised
  (19,000 shares)                  -          -            190          -           -              190

Net earnings                       -          -              -        914           -              914

Net changes in unrealized
  depreciation on available-
  for-sale securities,
  net of taxes                     -          -              -          -         108              108

Balance at December 31, 1997      $1          8         10,935      3,039        (138)          13,845

See Accompanying Notes to Consolidated Financial Statements


POINTE FINANCIAL CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows
(In thousands)



                                                                         Year Ended December 31,
                                                                      1997       1996      1995

Cash flows from operating activities:
  Net earnings (loss)                                                 $   914       (599)     (627)
  Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
    Provision for loan losses                                              80        185       336
    Depreciation and amortization                                         414        555       536
    Provision (credit) for deferred income taxes                          334       (355)     (376)
    Decrease (increase) in other assets                                 2,580       (224)      590
    Equity in earnings of limited partnership                               -       (365)     (507)
    Gain on sale of securities available for sale                         (29)       (91)       (1)
    Gain on sale of loans and loan servicing rights                      (508)    (1,179)     (752)
    Originations of loans held for sale                                (9,005)   (51,533)  (55,650)
    Proceeds from sale of loans held for sale                           9,437     66,746    44,346
    Increase (decrease) in official checks                                 57       (755)     (997)
    (Decrease) increase in accrued interest payable                      (280)    (1,037)      508
    Increase (decrease) in other liabilities                              132       (215)     (563)
    Decrease (increase) in accrued interest receivable                    154          1      (109)
    Net amortization of fees, premiums, discounts and other              (134)       156       177

      Net cash provided by (used in) operating activities               4,146     11,290   (13,089)

Cash flows from investing activities:
  Purchase of securities available for sale                            (5,098)   (19,539)   (4,711)
  Proceeds from sale of available-for-sale securities                  13,578     20,157     8,852
  Purchase of premises and equipment, net                                (364)      (221)     (555)
  Principal repayments on securities available for sale                 1,029      2,036     2,826
  Principal repayments on securities held to maturity                     440        608         -
  Proceeds from sale of limited partnership                                 -      5,872         -
  Net (increase) decrease in loans                                    (14,816)    13,331    18,423
  Proceeds from sale of foreclosed real estate                            253          -       243
  Investment in limited partnership                                         -          -      (462)
  Maturities of securities available for sale                           1,000      2,264         -
  Net decrease in restricted securities                                    96          -         -

      Net cash (used in) provided by investing activities              (3,882)    24,508    24,616

Cash flows from financing activities:
  Net increase in demand, savings, NOW and money-market deposits        4,783     12,879     8,169
  Net increase (decrease) in time deposits                              7,714    (43,054)  (29,583)
  Net (decrease) increase in Federal Home Loan Bank advances          (18,572)    (4,218)   17,000
  Net increase (decrease) in other borrowings                           1,017     (5,251)   (1,788)
  Decrease in federal funds purchased                                       -          -      (800)
  Increase (decrease) in advance payments for taxes and insurance         303       (440)     (170)
  Proceeds from issuance of preferred stock net of offering costs         201        737         -
  Proceeds from issuance of common stock                                  190          -         -
  Cash dividends paid on preferred stock                                   12          -         -

      Net cash used in financing activities                            (4,352)   (39,347)   (7,172)

      Net (decrease) increase in cash and cash equivalents             (4,088)    (3,549)    4,355

Cash and cash equivalents at beginning of year                          6,663     10,212     5,857

Cash and cash equivalents at end of year                              $ 2,575      6,663    10,212

Supplemental disclosure of cash flow information:
  Cash paid during the year for:
    Interest                                                          $ 6,609      8,653     9,411

    Income taxes                                                      $   160        200       179

  Noncash transactions:
    Reclassification of loans receivable to
     foreclosed real estate                                           $   156        270       102

    Reclassification of foreclosed real estate
     to loans receivable                                              $    68          -         -

    Unrealized appreciation (depreciation) on securities
     available for sale, net of income taxes                          $    108      (196)      625

    Dividend payable on preferred stock                               $      4        35         -

    Stock dividends paid on preferred stock                           $     65         -         -

    Conversion of mortgage loans to mortgage-backed securities        $      -         -     3,214

See Accompanying Notes to Consolidated Financial Statements.


POINTE FINANCIAL CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

For the Years Ended December 31, 1997, 1996 and 1995

(1) Description of Business and Summary of Significant Accounting
    Policies

General. Pointe Financial Corporation (the "Holding Company") was formed in September 1993 and received approval from the appropriate authorities to become both a savings and loan holding company and a bank holding company. Prior to April 14, 1997, the Holding Company owned 100% of Pointe Federal Savings Bank
    ("Pointe Federal"), a federally-chartered thrift, Pointe Bank (the "Bank"), a state-chartered commercial bank and Pointe Financial Services, Inc. (collectively the "Company"). On April 14, 1997, Pointe Federal was merged into the Bank. The Bank provides a wide range of community banking services to small- and middle-market businesses and individuals through its three banking offices located in Broward, Dade and Palm Beach counties, Florida. Pointe Financial Services, Inc. is an inactive subsidiary.

Basis of Presentation. The accompanying consolidated financial statements include the Holding Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

    The accounting and reporting policies of the Company conform to generally accepted accounting principles and to general practices within the banking industry. The following summarizes the more significant of these policies and practices.

Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Securities. The Company may classify its securities as either trading, held to maturity or available for sale. Trading securities are held principally for resale and recorded at their fair values. Unrealized gains and losses on trading securities are included immediately in earnings. Held-to-maturity securities are those which the Company has the positive intent and ability to hold to maturity and are reported at amortized cost. Available-for-sale securities consist of securities not classified as trading securities nor as held-to-maturity securities. Unrealized holding gains and losses, net of tax, on available-for-sale securities are reported as a net amount in a separate component of stockholders' equity until realized. Gains and losses on the sale of available-for-sale securities are determined using the specific-identification method. Premiums and discounts on securities available for sale and held to maturity are recognized in interest income using the interest method over the period to maturity.

Loans Held for Sale. Loans held for sale are carried at the lower of cost or estimated market value in the aggregate. Net unrealized losses are recognized through a valuation allowance by charges to earnings. At December 31, 1997 and 1996 the book value of loans held for sale approximated market value in the aggregate.

    Loan origination fees and direct loan origination costs are deferred until the related loan is sold, at which time the net fees are included in the gain on sale of loans in the consolidated statements of operations.

Loans Receivable. Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans.

    Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield of the related loan.

    The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received.

    The allowance for loan losses is increased by charges to earnings and decreased by charge-offs (net of recoveries). Management's periodic evaluation of the adequacy of the allowance is based on the Company's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions.

Investment in Limited Partnership. The Company accounted for its investment in a limited partnership by the equity method. In accordance with this method, the Company included its share of partnership's earnings or losses in the determination of the Company's net earnings or loss and adjusted its recorded investment in the partnership by a corresponding amount. Distributions from the partnership reduced the Company's recorded investment. This investment was sold in 1996.

Foreclosed Real Estate. Real estate properties acquired through, or in lieu of, loan foreclosure are to be sold and are initially recorded at fair value at the date of foreclosure establishing a new cost basis. After foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in the consolidated statements of operations.

Premises and Equipment. Premises, furniture, fixtures, equipment and leasehold improvements are carried at cost, less accumulated depreciation and amortization computed by the straight-line method.

Income Taxes. Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Stock-Based Compensation. Statement of Financial Accounting
    Standards No. 123, "Accounting for Stock-Based Compensation" ("Statement 123") establishes a "fair value" based method of accounting for stock-based compensation plans and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by APB
    Opinion No. 25, "Accounting for Stock Issued to Employees" ("Opinion 25"). The Company has elected to follow Opinion 25 and related interpretations in accounting for its employee stock options. Statement 123 requires the disclosure of proforma net earnings and earnings per share determined as if the Company accounted for its employee stock options under the fair value method of that Statement.

Earnings (Loss) Per Share. Earnings (loss) per share ("EPS") of common stock has been computed on the basis of the weighted-average number of shares of common stock outstanding. For purposes of calculating diluted EPS, because there is no active trading market for the Company's common stock, the average book value per share was used. For 1996 and 1995, outstanding stock options were not dilutive due to the net loss incurred by the Company. The weighted-average number of shares outstanding for 1996 and 1995 was 1,219,092 shares and the net loss used in the computation of basic EPS was $634,000 in 1996 which takes into effect the dividend declared on the preferred stock. There was no outstanding preferred stock in 1995. All per share amounts reflect the three-for-two stock split declared in February 1998 ($ in thousands, except per share amounts).



                                                       For the Year Ended December 31, 1997
                                                                       Weighted-  Per
                                                                       Average    Share
                                                           Earnings    Shares     Amount

Basic EPS:
  Net earnings                                             $914
  Less preferred stock dividends                            (81)

  Net earnings available to common stockholders             833        1,224,441  $.68

Effect of dilutive securities-
  Incremental shares from assumed exercise of options                        435
  Incremental shares from assumed conversion of
   preferred stock                                                       121,761

Diluted EPS:
  Net earnings available to common stockholders
   and assumed conversions                                 $833        1,346,637  $.62


Off-Balance-Sheet Financial Instruments. In the ordinary course of business the Company has entered into off-balance-sheet financial instruments consisting of commitment to extend credit, unused lines of credit and stand-by-letters of credit. Such financial instruments are recorded in the consolidated financial statements when they are funded or related fees are incurred or received.

Fair Values of Financial Instruments. The following methods and assumptions were used by the Company in estimating fair values of financial instruments:

    Cash and Cash Equivalents. The carrying amounts of cash and cash equivalents approximate their fair value.

    Securities Available for Sale and Held to Maturity. Fair values for securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

    Restricted Securities. Book value for these securities approximates their fair value.

    Loans. For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for fixed-rate mortgage (e.g. one- to four-family residential), commercial real estate and commercial loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

    Accrued Interest Receivable. Book value approximates fair value.

    Deposit Liabilities. The fair values disclosed for demand, NOW, money-market and savings deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

    Off-Balance-Sheet Instruments. Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing.

Advertising. The Company expenses all advertising as incurred.

Future Accounting Requirements. Financial Accounting Standards
    130 - Reporting Comprehensive Income establishes standards for reporting comprehensive income. The Standard defines comprehensive income as the change in equity of an enterprise except those resulting from stockholder transactions. All components of comprehensive income are required to be reported in a new financial statement that is displayed with equal prominence as existing financial statements. The Company will be required to adopt this Standard effective January 1, 1998. As the Statement addresses reporting and presentation issues only, there will be no impact on operating results from the adoption of this Standard.

    Financial Accounting Standards 131 - Disclosures about Segments of an Enterprise and Related Information establishes standards for related disclosures about products and services, geographic areas, and major customers. The Company will be required to adopt this Standard effective January 1, 1998. As the Standard addresses reporting and disclosure issues only, there will be no impact on operating results from adoption of this Standard.

Reclassification. Certain amounts in the 1996 and 1995 financial statements have been reclassified to conform with the 1997 presentation.

(2) Securities Available for Sale and Held to Maturity

Securities have been classified according to management's intent.
The carrying amount of securities and their approximate fair values are summarized as follows (in thousands):



                                                   Gross       Gross
                                      Amortized    Unrealized  Unrealized   Fair
                                      Cost         Gains       Losses       Value

Available for Sale:
  At December 31, 1997:
    U.S. Treasury securities          $ 9,003       36            -          9,039
    Mortgage-backed securities          8,826       45         (130)         8,741
    Mutual funds                        5,137        -         (172)         4,965

      Total                           $22,966       81         (302)        22,745

  At December 31, 1996:
    U.S. Treasury securities           11,496       19          (18)        11,497
    U.S. Government agency securities   1,000        -          (17)           983
    Mortgage-backed securities         15,777      113         (301)        15,589
    Mutual funds                        5,039        -         (188)         4,851

      Total                           $33,312      132         (524)        32,920

Held to Maturity:
  At December 31, 1997:
    U.S. Government agency securities   1,253       11            -          1,264
    Mortgage-backed securities          6,436        7         (304)         6,139
    Other                                  75        -            -             75

      Total                           $ 7,764       18         (304)         7,478

At December 31, 1996:
U.S. Government agency securities       1,328       43            -          1,371
Mortgage-backed securities              6,801       21         (389)         6,433
Other                                      75        -            -             75

      Total                           $ 8,204       64         (389)         7,879


During the quarter ended December 31, 1995, the Company adopted the provisions of SFAS No. 115 Questions and Answers Guide ("SFAS No. 115 Q&A") which allowed a one-time reclassification of securities between held to maturity and available for sale between November 15, 1995 and December 31, 1995. The Company reclassified U.S. Government agency securities and mortgage-backed securities with market values of approximately $248,000 and $15,975,000, respectively, and amortized cost of $241,000 and $16,081,000, respectively.

At December 31, 1997 and 1996, approximately $711,000 and
$245,000 respectively, of securities were pledged for the Company's treasury tax and loan account, approximately $3,011,000 and $4,001,000 were pledged as collateral for investment repurchase agreements, approximately $277,000 and $6,276,000 were pledged as collateral for Federal Home Loan Bank advances and approximately $7,270,000 and $2,209,000 were pledged for public deposits.

The following summarizes sales of securities available for sale (in thousands):



                                                           Year Ended December 31,
                                                         1997      1996      1995

Proceeds from sale of securities available for sale      $13,578   20,157    8,852

Gross gains from sale of securities available for sale        95       92        4
Gross losses from sale of securities available for sale      (66)      (1)      (3)

Net gains                                                $    29       91        1


The scheduled maturities of securities at December 31, 1997 are as follows (in thousands):



                                Available-for-          Held-to-
                               Sale Securities    Maturity Securities
                               Amortized  Fair     Amortized   Fair
                               Cost       Value    Cost        Value

Due from one to five years     $ 9,003     9,039     804         808
Due from five to ten years           -         -     524         531
Mortgage-backed securities       8,826     8,741   6,436       6,139
Mutual funds                     5,137     4,965       -           -

                               $22,966    22,745   7,764       7,478


(3) Loans Receivable

The components of loans in the consolidated balance sheets are summarized as follows (in thousands):



                                    At December 31,
                                 1997           1996

Residential real estate          $ 61,827       60,716
Commercial real estate             17,628       10,894
Commercial loans                   19,832       16,711
Consumer loans                      7,372        3,604

                                  106,659       91,925

Deferred loan fees                   (158)        (175)
Allowance for loan losses            (848)        (777)

                                 $105,653       90,973


An analysis of the change in the allowance for loan losses follows
(in thousands):



                                 Year Ended December 31,
                                  1997     1996    1995
Balance at beginning of year      $ 777    840     528

Loans charged-off                   (58)  (248)    (29)
Recoveries                           49      -       5

  Net loans charged-off              (9)  (248)    (24)

Provision for loan losses            80    185     336

Balance at end of year            $ 848    777     840


The following summarizes the collateral dependent amounts of impaired loans (in thousands):



                                                          At December 31,
                                                         1997       1996
Loans identified as impaired:
  Gross loans with no related allowance for losses       $     -      -
  Gross loans with related allowance for losses recorded   1,428    222
  Less:  Allowances on these loans                          (163)  (111)

Net investment in impaired loans                         $ 1,265    111


The average net investment in impaired loans and interest income recognized and received on impaired loans is as follows (in thousands):



                                              Year Ended December 31,
                                               1997     1996    1995

Average investment in impaired loans           $ 392    111     238
Interest income recognized on impaired loans   $   -     32       -
Interest income received on impaired loans     $   -     32       -


Mortgage loans serviced for others are not included in the accompanying consolidated balance sheets. The unpaid principal balances of these loans are summarized as follows (in thousands):



                                              At December 31,
                                             1997       1996
Mortgage loan portfolios serviced for:
  FHLMC                                     $     -      1,136
  FNMA                                            -      4,937
  Other investors                            11,969      8,732

                                            $11,969     14,805

Custodial escrow balances maintained in connection with the foregoing loan servicing was approximately $28,200 and $6,400 at December 31, 1997 and 1996, respectively.

(4) Investment in Limited Partnership

In late 1994 and early 1995, the Company invested a total of $5,000,000 to acquire a 12.5% limited partner interest in Tranche VII of Dovenmuehle Mortgage Company, L.P., a partnership whose primary asset is mortgage servicing rights. The servicing rights in Tranche VII, were acquired during the latter months of 1994 and early 1995, were being amortized in proportion to and over the period of estimated net servicing income and were subjected to an independent valuation each calendar quarter. During 1995, the Company recorded $507,000 as its share of partnership earnings and received no cash distributions from the partnership. In 1996, the Company recorded $365,000 as its share of partnership earnings and sold its interest in the partnership for book value.

(5) Premises and Equipment

Premises and equipment is summarized as follows (in thousands):



                                                 At December 31,
                                                 1997       1996
Leasehold improvements                           $ 1,000      904
Furniture, fixtures and equipment                  3,108    2,873

  Total, at cost                                   4,108    3,777

Less accumulated depreciation and amortization    (2,883)  (2,502)

  Net book value                                 $ 1,225    1,275


The Company leases its banking offices. Rental expense was approximately $420,000, $314,000 and $406,000 for the years ended
December 31, 1997, 1996 and 1995, respectively. Approximate future minimum annual rental payments under these noncancellable leases are as follows (in thousands):



Year Ending
December 31,  Amount
1998          $   554
1999              563
2000              514
2001              512
2002              371
Thereafter        368

Total         $ 2,882


(6) Deposits

The aggregate amount of jumbo certificates of deposit with a minimum denomination of $100,000, was approximately $11.1 million and $9.5 million at December 31, 1997 and 1996, respectively.

At December 31, 1997, the scheduled maturities of certificates of deposit are as follows (in thousands):



Year Ending
December 31,         Amount

1998                 $ 32,999
1999                   19,000
2000                    5,136
2001                      402
2002 and thereafter     7,162

                     $ 64,699


(7) Other Borrowings

During 1997 and 1996, the Company entered into investment repurchase agreements. These agreements require the Company to pledge securities as collateral for the balance in the accounts. At December 31, 1997 and 1996 the balances totaled $1,791,000 and $774,000, respectively and the Company pledged securities as collateral for these agreements with a book value of approximately $3,011,000 and $4,001,000, respectively.

During 1996 and 1995, the Company entered into sales of securities under agreements to repurchase ("reverse repurchase agreements"). Fixed-coupon reverse repurchase agreements are treated as financings. The securities underlying the reverse repurchase agreements and the obligations to repurchase securities sold are reflected as assets and liabilities, respectively, in the consolidated balance sheets. During the years ended December 31, 1996 and 1995 all of the Company's transactions were fixed-coupon reverse repurchase agreements. At December 31, 1997 and 1996 there were no securities sold under reverse repurchase agreements.



                                          Year Ended December 31,
                                                1996  1995
                                          (Dollars in thousands)
Maximum borrowing at any month-end
  within the year                            $ 1,385   19,608
Average borrowing during the year                803    7,643
Average interest cost during the year           5.17%    6.27%
Average interest cost at end of the year        5.08%    6.23%


(8) Advances from Federal Home Loan Bank

Maturities and interest rates of advances from the Federal Home
Loan Bank ("FHLB") were as follows (dollars in thousands):



Year Ending        Interest     At December 31,
December 31,       Rate       1997     1996
1997               5.44%      $     -   5,000
1997               5.37%            -   5,000
1997               6.95%            -   1,672
1997               5.97%            -   5,000
1997               6.00%            -   1,300
1997               6.89%            -   5,000
1998               6.50%        4,400       -

Total                         $ 4,400  22,972


At December 31, 1997, pursuant to the collateral agreement with the FHLB, advances are collateralized by the Company's FHLB stock and a blanket lien on the Company's qualifying first mortgage, one- to four-family residential loans.

(9) Commitments and Contingencies

In the ordinary course of business, the Company has various outstanding commitments and contingent liabilities that are not reflected in the accompanying consolidated financial statements.

(10) Financial Instruments

The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments are commitments to extend credit and standby letters of credit and may involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the consolidated balance sheet. The contract amounts of these instruments reflect the extent of involvement the Company has in these financial instruments.

The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments as it does for on-balance-sheet instruments.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Company upon extension of credit is based on management's credit evaluation of the counterparty.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.

The estimated fair values of the Company's financial instruments were as follows (in thousands):



                                      At December 31, 1997    At December 31, 1996
                                        Carrying   Fair          Carrying  Fair
                                        Amount     Value         Amount    Value
Financial assets:
  Cash and cash equivalents             $   2,575    2,575         6,663     6,663
  Securities available for sale            22,745   22,745        32,920    32,920
  Securities held to maturity               7,764    7,478         8,204     7,879
  Loans receivable, net                   105,653  107,076        90,973    91,084
  Loans held for sale                       4,443    4,443         4,396     4,396
  Accrued interest receivable               1,027    1,027         1,181     1,181
  Restricted securities                     1,570    1,570         1,666     1,666

Financial liabilities:
  Deposit liabilities                     124,995  126,537       112,498   112,474
  Other borrowings                          1,791    1,791           774       774
  Advances from Federal Home Loan Bank      4,400    4,400        22,972    22,972


A summary of the notional amounts of the Company's financial instruments, which approximate fair value, with off balance sheet risk at December 31, 1997 is as follows (in thousands):



Unfunded loan commitments at fixed rates     $1,930

Unfunded loan commitments at variable rates  $  118

Available lines of credit                    $8,237

Standby letters of credit                    $  600


(11) Credit Risk

The Company grants a majority of its loans to borrowers primarily in Palm Beach, Broward and Dade Counties, Florida. Although the Company has a diversified loan portfolio, a significant portion of its borrowers' ability to honor their contracts is dependent upon the economy of these counties in Florida. The contractual amounts of credit-related financial instruments such as commitments to extend credit and standby letters of credit represent the amounts of potential accounting loss should the contract be fully drawn upon, the customer default and the value of any existing collateral become worthless.

(12) Income Taxes

The income taxes (benefit) consisted of the following (in thousands):



Year Ended December 31, 1997:  Current  Deferred  Total

  Federal                      $199     277       476
  State                          17      57        74

    Total                      $216     334       550

Year Ended December 31, 1996:

  Federal                         -    (295)     (295)
  State                           -     (60)      (60)

    Total                      $  -    (355)     (355)

Year Ended December 31, 1995:

  Federal                         -    (321)     (321)
  State                           -     (55)      (55)

    Total                      $  -    (376)     (376)


The reasons for the differences between the statutory Federal income tax rate and the effective tax rate are summarized as follows:



                                              Year Ended December 31,
                                               1997  1996   1995
Tax provision at statutory rate                34%  (34)%  (34)%
Increase (decrease) in taxes resulting from:
  State taxes                                   3    (4)    (4)
  Other                                         1     1      1

Income taxes (benefit)                         38%  (37)%  (37)%


The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities relate to the following (in thousands):



                                      December 31,
                                      1997  1996

Deferred tax assets:
  Allowance for loan losses           $241    207
  Depreciation                         145    176
  Net operating loss carryforwards       -    461
  Purchase accounting adjustments       43    180
  Other                                174    146

    Total gross deferred tax assets    603  1,170

Deferred tax liabilities:
  FHLB stock                            27    104
  Deferred loan fees                   349    418
  Other                                  3     27

    Total gross deferred
     tax liabilities                   379    549

    Net deferred tax asset            $224    621


(13) Related Parties

The Company has entered into transactions with officers, directors and principal stockholders in the ordinary course of business. Loans to such related parties amounted to approximately $546,000 and $1,138,000 at December 31, 1997 and 1996, respectively and deposits from such related parties were approximately $3,043,000 and $3,150,000, respectively.

(14) Profit Sharing Plan

The Company sponsors a 401(k) profit sharing plan (the "Plan"). The Plan is available to all employees electing to participate after meeting certain length-of-service requirements. The Company's contributions to the Plan are discretionary and are determined annually. Expenses relating to the Company's contributions to the Plan included in the accompanying consolidated financial statements were $1,000, $4,400 and $15,800 for 1997, 1996 and 1995, respectively.

(15) Deferred Compensation Plans

The Company has deferred compensation plans for certain directors that allow for a portion of the participant's earned compensation to be deferred and paid upon retirement, disability, death or termination of service at which time accrued benefits are payable in a lump-sum payment or in monthly installments for a period of 10 years. At December 31, 1997 and 1996, approximately $118,000 and $177,000, respectively was deferred and included in other liabilities on the consolidated balance sheets for the Company's obligations under these agreements. During 1997, certain directors received lump-sum payments under these plans.

(16) Stock Options

Certain key employees and directors of the Company have options to purchase shares of the Company's common stock under its stock option plan. Under the plan, the total number of shares which may be issued is 300,000. At December 31, 1997, 65,919 shares remain available for grant. All per share amounts reflect the three-for-two stock split declared in February 1998. A summary of stock option transactions follows ($ in thousands, except per share amounts):



                                                      Range
                                                      of Per        Weighted-
                                                      Share         Average     Aggregate
                                           Number of  Option        Per Share   Option
                                           Shares     Price         Price       Price
Outstanding at December 31, 1994 and 1995   60,000    $ 6.67-10.52   8.50           510
Options granted                             50,451      9.67-10.45  10.14           512
Expired options                             (2,100)           8.67   8.67           (18)

Outstanding at December 31, 1996           108,351      6.67-10.45   9.27         1,004

Options granted                            135,963      9.55-10.03   9.61         1,307
Options exercised                          (28,500)     6.67  6.67   (190)
Options forfeited                          (10,233)     6.67-10.52   9.69           (99)

Outstanding at December 31, 1997           205,581    $ 9.55-10.52   9.84       $ 2,022


The weighted-average remaining contractual life of the outstanding stock options at December 31, 1997, 1996 and 1995 was forty-nine months, thirty-five months and thirty-two months, respectively.

These options are exercisable as follows:



                   Number       Weighted-Average
Year Ending        of Shares    Exercise Price
1998               127,341      $ 10.09
1999                23,430         9.55
2000                23,430         9.55
2001                19,230         9.55
2002                 9,450         9.55
2003                 2,700         9.55

                   205,581      $  9.84


(16) Stock Options, Continued

On January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," which establishes financial accounting and reporting standards for stock-based employee compensation plans. As permitted by this Statement, the Company has elected to continue utilizing the intrinsic value method of accounting defined in APB Opinion No. 25. Due to the exercise price of the options approximating the market value of the common stock at the date of grant, no compensation expense has been recognized in the consolidated statements of operations.

The Statement requires pro forma fair value disclosures if the intrinsic value method is being utilized. In order to calculate the fair value of the options, it was assumed that the risk-free interest rate was 6.0%, there would be no dividends paid by the Company over the exercise period, the expected life of the options would be the entire exercise period and stock volatility would be zero due to the lack of an active market for the stock. For purposes of pro forma disclosures, the estimated fair value is included in expense in the period vesting occurs. The following information pertains to the options granted to purchase common stock in 1997 and 1996 (in thousands, except per share amounts):



                                                 Year Ended December 31,
                                                     1997    1996

Weighted-average grant-date fair value of options
  issued during the year                             $147    133

Proforma net earnings (loss)                         $767   (732)

Proforma basic earnings (loss) per share             $.63   (.60)


(17) Preferred Stock

The Company has 54,116 outstanding shares of convertible, redeemable, cumulative preferred stock Series A, $.01 par value ("preferred stock"). The preferred stock can be redeemed by the Company at $20 per share. The preferred stock has a 8.5% cumulative dividend rate payable based on the $20 redemption value. Each share of preferred stock is convertible at the option of the stockholder into 2.25 shares of common stock at any time. In 1997, the Company paid dividends on preferred stock in a combination of both preferred stock and cash, based on the preference of the individual stockholders. The total preferred stock issued was 3,218 shares and the total cash was approximately $16,000. A preferred stock dividend was declared in 1996 of approximately $35,000 which was initially recorded as a cash dividend. Subsequently, it was decided to pay the dividend in a combination of preferred stock and cash, based on the preference of the individual stockholder. The total preferred stock issued was 1,398 shares and the total cash was $8,000.

(18) Regulatory Matters

The Bank is subject to restrictions on the amount of dividends that it may declare without prior regulatory approval.

The Bank is subject to various regulatory capital requirements administered by the regulatory agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgements by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the tables below). Management believes, as of December 31, 1997, that the Bank meets all capital adequacy requirements to which they are subject.

As of December 31, 1997, the most recent notification from the regulatory authorities categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank's category. The Bank's actual capital amounts and ratios are also presented in the table (dollars in thousands).



                                                                   For Well
                                              For Capital         Capitalized
                              Actual       Adequacy Purposes:      Purposes:
                          Amount    %       Amount     %        Amount     %
As of December 31, 1997:
  Total capital (to Risk
  Weighted Assets)        $ 14,529  16.00%  $ 7,264    8.00%    $ 9,080    10.00%
  Tier I Capital (to Risk
  Weighted Assets)          13,681  15.06     3,632    4.00       5,448     6.00
  Tier I Capital
  (to Average Assets)       13,681   8.95     6,117    4.00       7,646     5.00

As of December 31, 1996:
  Total capital (to Risk
  Weighted Assets)        $  4,216  15.88%  $ 2,134    8.00%    $ 2,667    10.00%
  Tier I Capital (to Risk
  Weighted Assets)           3,913  14.67     1,067    4.00       1,600     6.00
  Tier I Capital
  (to Average Assets)        3,913   8.69     1,801    4.00       2,252     5.00


As of December 31, 1996, the most recent notification from the Office of Thrift Supervision categorized Pointe Federal as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized Pointe Federal had to maintain minimum regulatory capital as set forth in the table. There were no conditions or events since that notification that management believed changed Pointe Federal's category prior to being merged with the Bank. Pointe Federal's actual capital amounts and ratios are also presented in the table (dollars in thousands).



                                                                    To Be Well
                                                   Minimum          Capitalized
                                                 For Capital         For Prompt
                                                   Adequacy        Corrective Action
                              Actual               Purposes           Provisions
                           %        Amount       %        Amount     %       Amount

At December 31, 1996:
Stockholders' equity,
  and ratio to total
  assets                    8.25%   $   8,744      -            -      -           -

Intangible assets                           -      -            -      -           -

Tangible capital,
  and ratio to adjusted
  total assets              8.25%   $   8,744    1.5%     $ 1,589      -           -

Tier 1 (core) capital, and
  ratio to adjusted total
  assets                    8.25%   $   8,744    4.0%     $ 3,179    5.0%    $ 5,299

Tier 1 capital, and ratio
  to risk-weighted assets  17.38%       8,744      -            -    6.0%    $ 3,019

Allowance for loan losses      -          474      -            -      -           -

Tier 2 capital                 -          474      -            -      -           -

Total risk-based capital,
  and ratio to risk-
  weighted assets          18.32%  $   9,218     8.0%     $ 4,025    10.0%   $ 5,031

Total assets                       $ 105,977

Adjusted total assets              $ 105,977

Risk-weighted assets               $  50,311


(19) SAIF Recapitalization Assessment

On September 30, 1996, a law was enacted which imposed a one-time assessment on all SAIF insured deposits as of March 31, 1995. The effect on the Company was a pre-tax charge in 1996 of $926,000.

(20) Stockholders' Equity

The Board of Directors voted to split the common shares on a three-for-two basis effective in February 1998. All per share amounts reflect this split.

(21) Holding Company Financial Information

The Holding Company's financial information is as follows (in thousands):



                                     Condensed Balance Sheets
                                                            At December 31,
                                                           1997        1996
Assets

Cash and cash equivalents                                  $     127      110
Investment in subsidiaries                                    13,722   12,419
Other assets                                                      94      148

  Total assets                                              $ 13,943   12,677

Liabilities and Stockholders' Equity

Other liabilities                                                 98      256
Stockholders' equity                                          13,845   12,421

  Total liabilities and stockholders' equity                $ 13,943   12,677


  Condensed Statements of Operations



                                                     For the Year Ended December 31,
                                                        1997       1996      1995

Revenues                                                $     665  2,101     1,353
Expenses                                                      752  2,182     1,653

  Loss before earnings (loss) of subsidiaries                 (87)   (81)     (300)
  Earnings (loss) of subsidiaries                           1,001   (518)     (327)

  Net earnings (loss)                                   $     914   (599)     (627)

Cash flows from operating activities:
  Net earnings (loss)                                   $    914    (599)     (627)
  Adjustments to reconcile net earnings (loss) to net
   cash provided by (used in) operating activities:
    Decrease (increase) in other assets                       54       7      (151)
    (Decrease) increase in due to subsidiaries                 -    (295)      271
    (Decrease) increase in other liabilities                (143)     14       207

      Net cash provided by (used in)
       operating activities                                  825    (873)     (300)

Cash flows from investing activities:
  Net (increase) decrease in investment in subsidiaries   (1,187)    217        79
  Dividends from subsidiary                                    -       -       250

      Net cash (used in) provided by
       investing activities                               (1,187)    217       329

Cash flows from financing activities:
  Proceeds from issuance of preferred stock                  201     737         -
  Proceeds from issuance of common stock                     190       -         -
  Cash dividends paid in preferred stock                     (12)      -         -

      Net cash provided by investing activities              379     737         -

Net increase in cash and cash equivalents                     17      81        29

Cash and cash equivalents at beginning of the year           110      29         -

Cash and cash equivalents at end of year                $    127     110        29

Noncash transactions:
  Change in investment in subsidiaries due to unrealized
   appreciation (depreciation) on securities available
   for sale, net of income tax                          $    108    (196)      625

  Dividends payable on preferred stock                  $      4      35         -

  Stock dividends paid on preferred stock               $     65       -         -


No dealer, salesperson or any other person has been authorized to give any information or to make any representations in connection with the offer contained herein other than those contained this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Underwriters. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction in which such an offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.

TABLE OF CONTENTS



Prospectus Summary                      x
Summary Selected Consolidated
  Financial Data                        x
Risk Factors                            x
Use of Proceeds                         x
Dividend Policy                         x
Dilution                                x
Capitalization                          x
Selected Consolidated
  Financial Data                        x
Management's Discussion and Analysis    x
  of Financial Condition and Results
  of Operations                         x
Regulation and Supervision              x
Management                              x
Security Ownership of Certain
  Beneficial Owners and Management      x
Certain Relationships and Related
  Transactions                          x
Description of Capital Stock            x
Shares Eligible for Future Sale         x
Underwriting                            x
Legal Matters                           x
Experts                                 x
Available Information                   x
Index to Consolidated Financial
Statements                            F-1


Until ___________, 1998 (25 days after the date of this Prospectus) all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.

665,000 Shares

POINTE FINANCIAL CORPORATION

Common Stock

PROSPECTUS

Keefe, Bruyette & Woods, Inc.

McGinn, Smith & Co., Inc.

, 1998

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24:  Indemnification of Directors and Officers.

Article X of the Articles of Incorporation of the Company provides that the Company shall indemnify its officers and directors to the fullest extent permitted by law.

Section 607.0831 of the Florida Business Corporation Act provides, among other things, that a director is not personally liable for monetary damages to a company or any other person for any statement, vote, decision, or failure to act, by the director, regarding corporate management or policy, unless the director breached or failed to perform his or her duties as a director and such breach or failure constitutes (a) a violation of criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the director derived an improper personal benefit; (c) a circumstance under which the liability provisions of Section 607.0834 of the Florida Business
Corporation Act (relating to the liability of the directors for improper distributions) are applicable; (d) willful misconduct or a conscious disregard for the best interest of the company in the case of a proceeding by or in the right of the company to procure a judgement in its favor or by or in the right of a shareholder; or
(e) recklessness or an act or omission in bad faith or with malicious purpose or with wanton and willful disregard for human rights, safety or property, in a proceeding by or in the right of someone other than such company or a shareholder.

Section 607.0850 of the Florida Business Corporation Act authorizes, among other things, the Company to indemnify any person who was or is a party to any proceeding (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company (or is or was serving at the request of the Company in such a position for any entity) against liability incurred in connection with such proceeding, if he or she acted in good faith and in a manner reasonably believed to be in the best interests of the Company and, with respect to criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful.

Florida law requires that a director, officer or employee be indemnified for expenses (including attorneys' fees) to the extent that he or she has been successful on the merits or otherwise in the defense of any proceeding. Florida law also allows expenses of defending a proceeding to be advanced by a company before the final disposition of the proceedings, provided that the officer, director of employee undertakes to repay such advance if it is ultimately determined that indemnification is not permitted.

Florida law states that the indemnification and advancement of expenses provided pursuant to Section 607.0850 is not exclusive and that indemnification may be provided by a company pursuant to other means, including agreements or bylaw provisions. Florida law prohibits indemnification or advancement of expenses, however, if a judgment or other final adjudication establishes that the actions of a director, officer or employee constitute (i) a violation of criminal law, unless he or she had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (ii) a transaction from which such person derived an improper personal benefit; (iii) willful misconduct or conscious disregard for the best interests of the company in the case of a derivative action or a proceeding by or in the right of a shareholder; or (iv) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 of the Florida Business Corporation Act (relating to the liability of directors for improper distributions) are applicable.

The Company has purchased director and officer liability insurance that insures directors and officers against liabilities in connection with the performance of their duties.

The Purchase Agreement filed herewith as Exhibit 1.1 contains provisions by which each underwriter agrees to indemnify the Registrant, each person, if any, who controls the Registrant within the meaning of Section 15 of the Securities Act of 1933 (the "Act"), each Director of the Registrant, and each officer of the Registrant who signs this Registration Statement, with respect to information furnished in writing by and concerning such underwriter specifically for use in the Registration Statement.

Item 25:  Other Expenses of Issuance and Distribution.

The following table sets forth all expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than the underwriting discounts and commissions, if any.



      SEC Registration Fees                      $   3,610

      NASD Filing Fee                            $   1,724

      NASDAQ Listing Fee                         $  48,750

<F1>  Transfer Agent's Fees and Expenses         $   1,500

<F1>  Blue Sky Registration Fees and Expenses    $  10,000
<F1>  Legal Fees and Expenses    $  75,000
<F1>  Accounting Fees    $  35,000
<F1>  Printing, Engraving and Mailing Expenses   $  30,000
<F1>  Miscellaneous                              $  11,936
          TOTAL :                                $ 217,520


<F1> Estimated.



Item 26:  Recent Sales of Unregistered Securities

In a private placement which commenced in December 1995 and concluded in March 1998, the Registrant sold 50,000 shares of Preferred Stock, Series A (the "Preferred Stock"), at an offering price of $ 20.00 per share. The $1,000,000 proceeds of the sale was utilized by the Registrant for working capital.

On each of the quarterly dividend payment dates of the Preferred Stock, holders of the Preferred Stock were permitted to elect to receive in lieu of the specified cash dividend an equivalent value of additional shares of Preferred Stock, valued at $20.00 per share. In these private placements an aggregate of 3,616 additional shares of Preferred Stock had been issued to holders of Preferred Stock as of December 31, 1997.

The shares of such securities were exempt from the provisions of
Section 5 of the Securities Act of 1933, as amended (the "Act"), pursuant to the provisions of Section 4(2) of the Act because of the limited number of participants in such transactions and the relationship of such participants to the Registrant. Sales of securities in these offerings were made only to persons who were "accredited investors" within the meaning of Rule 501 promulgated under the Act. In addition, all such participants agreed to acquire their securities for investment and not with a view to the distribution thereof, and the certificates representing the securities issued to each such participant contain a legend to the effect that such securities are not registered under the Act and may not be transferred except pursuant to a registration statement which has become effective under the Act, or an exemption from such registration requirement. Stop transfer instructions have been given to the Registrant's transfer agent with respect to such securities. The issuance of such securities was not underwritten, and no commissions or other remuneration were paid or given, directly or indirectly, in connection with such sales.

Item 27:  Exhibits and Financial Statement Schedules.

The following exhibits are filed as part of this Registration Statement:



Exhibit
Number            Description of Exhibit

 1.1 <F1>         Form of Purchase Agreement
 2.1              Plan of Merger and Merge Agreement dated February 14, 1997 by and between Pointe Federal Savings Bank and Pointe Bank
 3.1              Articles of Incorporation of the  Registrant
 3.2              By-Laws of the  Registrant
 4.1 <F1>         Specimen Common Stock Certificate
 5.1 <F1>         Opinion of Stuzin and Camner, P.A.
10.1              1994 Non-Statutory Stock Option Plan
10.2              Deferred Compensation Plan
10.3              Office Lease Agreement dated October 8, 1986 by and between
                    Centrum Pembroke, Inc. and Flamingo Bank.
10.4              Lease dated as of July 15, 1992 between Konrad Ulmer
                    and Pointe Savings Bank
10.5              Lease Agreement dated January 23, 1995 by and between
                    Hollywood Associates VI and Pointe Bank
10.6              Credit Agreement dated August 18, 1997 between
                    Independent Bankers' Bank of Florida and Pointe Bank
10.7              Credit Agreement dated October 14, 1997 between SunTrust
                    Bank/Miami, N.A. and Pointe Bank
10.8              Agreement for Advances and Security Agreement with Blanket
                    Floating Lien dated November 24, 1997 between Pointe Bank and the Federal Home Loan Bank of Atlanta
10.9              Equipment Sales and Software License Agreements between
                    Information Technology, Inc. and Pointe Financial Corporation
10.10             Master Equipment Lease Agreement dated May 7, 1997 between
                    Leasetec Corporation and Pointe Financial Corporation
21.1              Subsidiaries of the Registrant
23.1 <F1>         Consent of Stuzin and Camner, P.A., included in the Opinion Letter
23.2              Consent of Hacker, Johnson, Cohen & Grieb PA
24                Power of Attorney (included in signature page to this Registration Statement).
27                Financial Data Schedule


<F1> To be filed by amendment.



Item 28: Undertakings.

(a) The undersigned registrant hereby undertakes to provide the underwriters at the closing specified in the purchase agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Boca Raton, State of Florida, on April 9, 1998.

POINTE FINANCIAL CORPORATION

By:   /s/ R Carl Palmer, Jr.
      R. CARL PALMER, Jr.
      President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R. Carl Palmer, Jr.
and Bradley R. Meredith, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully door cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities indicated on this 9th day of April, 1998.

Name and Title                                     Signature

ROBERTO KASSIN, Chairman of the Board              /s/ Roberto Kassin

R. CARL PALMER, JR., President, Chief Executive
Officer and Director (Principal Executive Officer) /s/ R. Carl Palmer, Jr.

TIMOTHY McGINN, Director                           /s/ Timothy McGinn

MORRIS MASSRY, Director                            /s/ Morris Massry

BRADLEY R. MEREDITH, Senior Vice President
and Chief Financial Officer (Principal Financial
and Accounting Officer)                            /s/ Bradley R. Meredith

STEVEN ELIAS, Director

RICHARD MEAD, Director

EFFECTIVE DATE
4/14/97


    PLAN OF MERGER AND MERGER AGREEMENT
POINTE FEDERAL SAV1NGS BANK
with and into
POINTE BANK
under the charter of
POINTE BANK
under the title of
POINTE BANK

(Resulting Financial Institution)

TO BE EFFECTIVE AS OF 12:01 A.M., APRIL 14, 1997


  THIS AGREEMENT made between Pointe Federal Savings Bank (hereinafter referred to as "Pointe Federal") a financial institution organized under the laws of the United States, with its main office located at Boca Raton, County of Palm Beach, in the State of Florida with

Total Capital Accounts of $8,991,676, divided into 566,400 shares of Capital Stock, each with $0.01 par value, Surplus of $6,071,485,

and Undivided Profits or Retained Earnings of $2,914,526 as of January

31, 1997, and Pointe Bank (hereinafter referred as "Pointe Bank"),

a financial institution organized under the laws of the State of Florida,

with its main office located at One Southwest 129th Avenue, Pembroke

Pines, Florida, and one branch office located at 2690 N.E. 203rd Street,

Aventura, Florida 33180, with Total Capital Accounts of $3,953,993,

divided into 500,000 shares of Capital Stock, each with $6.00 par value, Surplus of $695,150, and Undivided Profits of $258,843 as of

January 31, 1997, each acting pursuant to a resolution of its Board of Directors, adopted by the vote of a majority of its directors,

pursuant to the authority given in accordance with the provisions of Sections 655.41-655.419 and 658.40 through 658.45, Florida Statutes,

or federal law, as appropriate witnesseth as follows:

SECTION 1.

  Pointe Federal shall be merged into Pointe Bank under the charter of Point Bank.

SECTION 2.

  The name of the Resulting Financial Institution shall be "Pointe

Bank." The Resulting Financial Institution will not exercise trust powers.

SECTION 3.

  The business of the Resulting Financial Institution shall be that of a general commercial banking business. The business shall be conducted by the Resulting Financial Institution at its main office which shall be located at 21845 Power1ine Road, Boca Raton, Florida 33433, at

each existing and proposed branch office as follows One Southeast

129th Avenue, Pembroke Pines, Florida 33027 ("Pembroke Pines Branch")

and 2690 N.W. 203rd Street, Aventura, Florida 33180 ("Aventura Branch").

SECTION 4.

  The amount of Total Capital Accounts of the Resulting Financial Institution

shall
be $12,945,669, divided into 150,000 shares of Capital Stock, each with $10.00 par value, and at the time the merger shall become effective,

the Resulting Financial Institution shall have a Surplus of $11,445,669,

and Undivided Profits or Retained Earnings, which when combined with the capital stock and surplus will equal to the combined total capital accounts of all of the merging or constituent financial institutions as stated in the preamble of this agreement, adjusted, however for normal earnings and expenses between January 31, 1997, and the effective time of the merger.

SECTION 5.

  All assets of Pointe Federal, as they exist at the effective time of the merger shall pass to and vest in the Resulting Financial Institution without any conveyance or other transfer; and the Resulting Financial

Institution shall be considered the same business and corporate entity as each constituent financial institution with all the rights, powers,

and duties of each constituent financial institution and the Resulting

Financial Institution shall be responsible for all the liabilities of every kind and description of each of the financial institutions existing as of the effective time of the merger.

SECTION 6.

  Of the capital stock of the Resulting Financial Institution, the presently outstanding 500,000 shares of capital stock of Pointe Bank each of $6.00 par value, shall remain outstanding as 30,543 shares of the Resulting Financial Institution, each of $10.00 par value,

and the holder thereof shall retain its present rights therein.

SECTION 7.

  The following named persons shall serve as the Board of Directors and executive officers of the Resulting Financial Institution until the next annual meeting of shareholders or until such time as their successors have been elected and have qualified.

Directorate

Stephen H. Barnett
7142 N.W. 66 Terrace
Parkland, Florida 33067

Alvin Stein
3650 North 45th Avenue.
Hollywood, Florida 33021

Roberto Kassin
21471 Highland Lakes Boulevard
North Miami Beach, Florida 33179

Stuart Reich
2240 Date Palm Road
Boca Raton, Florida 33432

Raymond Monteleone
3965 NW. 32nd Terrace
Hollywood, Florida 33021

Bruce Gottlieb
5410 North 35 Street
Hollywood, Florida 33021

Richard J. Gray
77 S. Birch Road, Unit 4B
Ft. Lauderdale, Florida 33316

Morris Massry
33 Centerview Drive
Troy, New York 12180

R. Carl Palmer, Jr.
280 Gulf Shore Drive
So. Naples, Florida 33940

Executive Officers

R. Carl Palmer, Jr., President/CEO
280 Gulf Shore Blvd. South
Naples, Florida 33940

Thomas B. Walker, Senior Vice President
Chief Financial Officer
1380 Algoma Road
Palm Beach, Florida 33480

SECTION 8.

This agreement may be terminated by the unilateral action of the Board of Directors of any constituent financial institution prior to the approval of the stockholders of the said constituent financial institution or by the mutual consent of the Board of all constituent financial institutions after the shareholders of the constituent financial institution have ratified this agreement and approved the merger.

SECTION 9.

  This agreement shall be ratified and confirmed by the affirmative vote of the shareholders of each of the financial institutions owning at least a majority of its capital stock outstanding, at a meeting to be held on the call of the Directors or as otherwise provided by the bylaws, and the merger shall become effective at the time specified in a Certificate to be issued by the Comptroller of Florida, pursuant to Sections 655.41-655.419 and 658.45, Florida Statutes, under the seal of his office, approving the merger.

SECTION 10.

  This agreement is also subject to the following terms and conditions:
  (a) The Florida Department of Banking and Finance shall have approved this Agreement to Merge and shall have issued all other necessary authorizations and approvals for the merger, including a Certificate of Merger.

  (b) The appropriate federal regulatory agency(ies) shall have approved the merger and shall have issued all other necessary authorizations and approvals for the merger, and any statutory waiting period shall have expired.

SECTION 11.

  Effective as of the time this merger shall become effective as specified in the "Certificate of Merger" to be issued by the Comptroller of

Florida, the Restated Articles of Incorporation of Pointe Bank as

attached hereto  shall be the Articles of the Resulting Institution.

  WITNESS the signatures and seals of said constituent financial institutions this 14 day of February 1997, each hereunto set by its President or a Vice President and attested by its Assistant/Secretary or pursuant to a resolution of its Board of Directors, acting by a majority thereof,

and witness the signatures hereto (which may be in counterpart form)

of a majority of each of said Boards of Directors.

          POINTE FEDERAL SAVINGS BANK

Attest:          By: (signature)
            President
(signature)
Secretary

(7 signatures)


[SEAL]

          Directors of POINTE FEDERAL SAVINGS BANK


          POINTE BANK
Attest:          By: (signature)
            President

(signature)
Assistant Secretary

(6 signatures)


[SEAL]

          Directors of POINTE BANK






    AMENDED AND RESTATED
    ARTICLES OF INCORPORATION
    OF
    POINTE BANK
Pursuant to Section 607.1007 of the Florida Statutes,

  1. The original Articles of Incorporation of the corporation were filed by the Department of State on November 15, 1998 and amendments were filed on February 26, 1991, June 18, 1992 and October 31, 1994.

  2. The Articles of Incorporation are amended as follows:
  Article III of the Articles of Incorporation is amended to increase the par
value of the common stock to $10 per share and to reduce the authorized shares
to 150,000 shares.

  3. There are no discrepancies between the provisions of the Articles of Incorporation as amended, and the provisions of these Amended and

Restated Articles of Incorporation other than the inclusion of the foregoing, amendments, which were adopted pursuant to Section 607.1003,

Florida Statutes, and the omission of matters of historical interest.

  The text of the Articles of Incorporation of the Corporation is restated

with the amendments described above, effective as of the date of filing with the Department of State to read as follows:

ARTICLE I

The name of the corporation shall be POINTE BANK and its initial main office is located at One West Flamingo Drive, Pembroke Pines, Florida

33027.

ARTICLE II

The general nature of the business to be transacted by this corporation shall
be: That of a general commercial banking business with all the rights,

powers and privileges granted and conferred by the Florida Banking

Code, regulating the organization, powers and management of banking corporations.

ARTICLE III

  The total number of shares authorized to be issued by the corporation shall be 150,000. Such shares shall be of a single class and shall have a par value of $10.00 per share. The corporation shall begin business with at least $1,500,000.00 in paid-in common capital stock.

The amount of surplus with which the corporation will begin business will not be $700,000.00 and the amount of undivided profits, not less than $300,000.00, all of which (capital stock, surplus and undivided profits) shall be paid in cash.

ARTICLE IV

  The term for which said corporation shall exist shall be perpetual unless terminated pursuant to the Florida Banking Code.

ARTICLE V

  The number of directors shall not be fewer than five (5).

ARTICLE VI

  The Bank shall have the power to indemnify and hold harmless to the full extent permitted by applicable Florida law, including without limitation, the power
to advance indemnification related expenses to any person including such person's heirs, executors or administrators, who was or is a party to any action, suit or other proceeding, including without limitation derivative actions, by reason of the fact that he is or was a director,

officer, employee or agent of the Bank or is or was serving at the request of the Bank as a director, officer, employee or agent of another corporation, partnership, joint venture trust or another enterprise against liability, including costs and expenses related thereto, incurred in connection with such proceeding, including any appeal thereof.

The Bank shall also have the power to purchase insurance policies and enter into indemnification agreements covering the liability of such persons and may provide additional indemnification to such persons by By-Law, vote of shareholders or disinterested Directors or otherwise.

State of Florida
Department of State

I certify the attached is a true and correct copy of the Articles of Incorporation, as amended to date, of POINTE FINANCIAL CORPORATION, a corporation organized under the laws of the State of Florida, as shown by the records of this office.


The document number of this corporation is P93000070976.



Given under my hand and the

Great Seal of the State of Florida

at Tallahassee, the Capitol, this the

Twenty-fourth day of February, 1998



/s/ Sandra B. Mortham



Sandra B. Mortham

Secretary of State



seal



CR2EO22 (2-95)



ARTICLES OF INCORPORATION

FOR

POINTE FINANCIAL CORPORATION


The undersigned, acting as incorporator of a corporation under the Florida Business Corporation Act, adopts the following Articles of
Incorporation:



ARTICLE I



The name of the corporation is "POINTE FINANCIAL CORPORATION" (the


"Corporation").



ARTICLE II



The principal office and mailing address of this Corporation is 21845


Powerline Road, Boca Raton, Florida 33433.



ARTICLE III



The duration of this Corporation is to be perpetual.



ARTICLE IV



The Corporation may engage in any activity or business permitted under the laws of the State of Florida.



ARTICLE V



The total number of shares of all classes of stock that the Corporation is authorized to issue is 3,500,000 shares, of which 2,500,000 shall be Common Stock, $.01 par value, and 1,000,000 shall be Preferred


Stock, $.01 par value, No holder of the Corporation's stock shall have any preemptive right to acquire the Corporation's securities



Common Stock. The maximum number of shares of Common Stock which the


Corporation is authorized to have outstanding is 2,500,000 shares at a par value of $.01 per share. Holders of Common Stock are entitled to vote on all questions required by law on the basis of one vote per share.



Preferred Stock. The maximum number of shares of Preferred Stock which the Corporation is authorized to have outstanding is 1,000,000 shares at a par value of $.01 per share. The Preferred Stock may be issued from time to time in one or more series as specified in Section 607.0602,


Florida Statutes (or in such other manner as may be permitted by law),


as determined from time to time by the Board of Directors and stated


in the resolution or resolutions providing for the issuance of the


Preferred Stock adopted by the Board of Directors pursuant to authority hereby vested in it, each series to be appropriately designated, prior to the issuance of any shares thereof, by some distinguishing letter,


number, or title. The Board of Directors is hereby expressly granted authority to fix the authorized number of shares of each series of


Preferred Stock, and to fix the terms of such series, including but not limited to, the following:



(a) the rate or manner of payment, of dividends;



(b) whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;



(c) the amount payable upon shares in the event of voluntary or involuntary liquidation



(d) sinking fund provisions, if any, for the redemption or purchase of shares;



(e) the terms and conditions, if any, on which shares may be converted;



(f) voting rights, if any; and



(g) the other special rights, if any, and the qualifications, limitations or restrictions thereof, of the shares of such series.



The designation of each particular series of Preferred Stock and its terms in respect of the foregoing particulars shall be fixed and determined by the Board of Directors in any manner permitted by law and stated


in the resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors pursuant to authority hereby vested in it, before any shares of such series are issued. The Board of Directors may from time to time increase (but not above the total number of authorized shares of the class) the number of shares of any series of Preferred Stock already created by providing that any unissued Preferred Stock shall constitute part of such series, or may decrease (but not below the number of shares then outstanding)


the number of shares of any series of Preferred Stock already created by providing that any unissued shares previously assigned to such series shall no longer constitute part thereof. The Board of Directors is hereby empowered to classify or reclassify any unissued Preferred


Stock by fixing or altering the terms thereof in respect of the above mentioned particulars and by assigning the same to an existing or newly created series from time to time before the issuance of such shares



ARTICLE VI



The street address of the initial registered office is 21845 Powerline


Road, Boca Raton, Florida 33433. The name of the corporation's registered agent at such address is Stephen H. Barnett.



ARTICLE VII



The number of directors constituting the Board of Directors shall be fixed as provided by the bylaws, but shall not be less than one.



ARTICLE VIII



The number of directors constituting the initial Board of Directors is five, whose names and addresses are as follows:



Stephen H. Barnett

21845 Powerline Road

Boca Raton, Florida 33433



Roberto Kassin

21845 Powerline Road

Boca Raton, Florida 33433



Raymond Monteleone

21845 Powerline Road

Boca Raton, Florida 33433



Stuart Reich

21845 Powerline Road

Boca Raton, Florida 33433



Alvin Stein

21845 Powerline Road

Boca Raton, Florida 33433



ARTICLE IX



The name and address of incorporator is Suzanne M. Legon,

1221 Brickell Avenue, 25th Floor, Miami, Florida 33131.



ARTICLE X



This corporation shall indemnify and may insure its officers and directors to the fullest extent permitted by law currently in effect or hereinafter enacted.



ARTICLE XI



These Articles of Incorporation may be amended in the manner authorized by law at the time of amendment.



IN WITNESS WHEREOF, I, Suzanne M. Legon, being the Incorporator of


Pointe Financial Corporation, make and file these Articles of Incorporation as of the 28th day of September, 1993.



By: /s/ Suzanne M. Legon

Suzanne M. Legon



ls-8416.sml



CERTIFICATE OF DESIGNATION

REGISTERED AGENT/REGISTERED OFFICE



Pursuant to the provisions at section 607.0501, Florida Statutes,


the undersigned corporation, organized under the laws of the State of Florida, submits the following statement in designating the registered office/registered agent, in the state of Florida.



1. The name of the corporation is: Pointe Financial Corporation



2. The name and address of the registered agent and office is:



Stephen H. Barnett

(NAME)



21845 Powerline Road

(P.O. BOX NOT ACCEPTABLE)



Boca Raton, Florida 33433

(CITY/STATE/ZIP)



SIGNATURE /s/ Stephen H. Barnett

(corporate officer)



TITLE President



DATE October  , 1993



HAVING BEEN NAMED AS REGISTERED AGENT AND TO ACCEPT SERVICE OF PROCESS


FOR THE ABOVE STATED CORPORATION AT THE PLACE DESIGNATED IN THIS CERTIFICATE.


I HEREBY ACCEPT THE APPOINTMENT AS REGISTERED AGENT AND AGREE TO ACT


IN THIS CAPACITY. I FURTHER AGREE TO COMPLY WITH THE PROVISIONS OF


ALL STATUTES RELATING TO THE PROPER AND COMPLETE PERFORMANCE OF MY


DUTIES, AND I AM FAMILIAR WITH AND ACCEPT THE OBLIGATIONS OF MY POSITION


AS REGISTERED AGENT.



SIGNATURE



DATE October  , 1993



REGISTERED AGENT FILING FEE: $35.00



ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION

OF POINTE FINANCIAL CORPORATION

ESTABLISHING SERIES/CLASS OF SHARES



Pursuant to the provisions of Section 607.0602 of the Florida Business


Corporation Act, Pointe Financial Corporation (the "Company") adopts the following Articles of Amendment to the Articles of Incorporation,


which establish a series/class of shares:



1. The name of the corporation is Pointe Financial Corporation.



2. The amendment determining the class/series of shares is as follows:



Pursuant to the authority vested in the Board of Directors of the company in accordance with provisions of Article V of the Articles of Incorporation of the Company, a series of Preferred Stock of the


Company known as Preferred Stock - Series A be, and it hereby is,


created, classified, authorized and the issuance thereof provided for, and that the designation and number of shares, and relative rights,


preferences and limitations thereof, shall be as follows:



1. Designation; Ranking. A total of fifty thousand (50,000) shares of the Company's preferred stock are hereby designated as the Preferred


Stock - Series A, $.01 par value per share (the "Series A Preferred"),


and shall have the relative powers, preferences, rights, qualifications,


limitations and restrictions contained in this Amendment. Terms used but not defined herein shall have the meanings ascribed to them in the Articles of Incorporation of the Company, as amended from time to time. The Series A Preferred shall rank senior, both as to payment of dividends and as to distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, to all of the Company's now or hereafter issued common stock



2. Voting. The holders of Series A Preferred shall not have any right to vote, except: that as to any matter on which holders of Series


A Preferred are required to have a vote under applicable law: (i)


each holder of record shall be entitled to one vote for each share of Series A Preferred standing in his name on the books of the Company and (ii) except as required by applicable law, the holders of Series


A Preferred and (to the extent of any voting rights) shall vote together as a single class on all matters as to which holders of Series A Preferred are entitled to vote. Also, if the Company fails to pay a dividend on a Dividend Payment Date to the holders of Series A Preferred, then and thereafter until all past dividends are paid, the holders of Series


A Preferred shall have voting rights equal to one vote per amount of common stock into which the Series A Preferred could be converted


(that is, one and one-half votes per share of Series A Preferred).


At such time as all cumulative dividends have been paid in full, the voting rights of the holders of Series A Preferred shall, without further action, terminate, subject to reinstatement if thereafter the company fails to pay a dividend on a dividend Payment Date.



3. Dividends. The holders of each issued and outstanding share of


Series A Preferred shall be entitled to receive, when and as declared by the Board of Directors out of any funds legally available therefor,


dividends on the purchase price per share of Series A Preferred, at the rate of eight and one-half percent (8.5%) per annum (computed on the basis of actual days elapsed and a three hundred sixty-five


(365) day year) (the "8.5% Dividends"). The 8.5% Dividends will accrue and be cumulative to the extent unpaid, but without interest thereon,


whether or not they have been declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. The 8.5% Dividends shall become due and payable with respect to any share of Series A Preferred upon Januaryy


1, 1997 and quarterly thereafter (a "Dividend Payment Date"), or upon any redemption or conversion of such share of Series A Preferred into common stock. All numbers relating to the calculation of 8.5% Dividends shall be subject to equitable adjustment in the event of any stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Series A Preferred.



4. Liquidation. in the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (a "Liquidation


Event"), each holder of outstanding shares of Series A Preferred shall be entitled to be paid out of the assets of the company available for distrubution to stockholders, whether such assets are capital,


surplus, or earnings as follows, and before any amount shall be paid or distributed to the holders of any class of common stock or of any other stock ranking on liquidation junior to the Preferred Stock -


Series A an amount equal to $20.00 purchase price per share (adjusted appropriately for stock splits, stock dividends and the like) (the


"Series A Liquidation Amount") together with any accrued and unpaid


8.5% dividends. Such amount shall be paid in cash or in property taken at its fair market value, or both, at the election of the board of


Directors of the company. However, if upon any Liquidation Event the amounts payable with respect to the Series A Preferred and any other stock ranking as to any such distribution on a parity with the Series


A Preferred are not paid in full, the holders of the Series A Preferred and such stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled). Neither the consolidation or merger ???? Company into or with another entity or entities,nor ???? lease transfer of all or substantially all of the assets of the Company to either entity or entities shall be deemed a liquidation, dissolution or winding up of the affairs of the Company within the meaning of this Paragraph


4.



5. Conversion Into Common Stock.



(a) Conversion Rate. The shares of Series A Preferred shall be convertible at any time after issue at the option of the record holder thereof,


in the manner hereinafter provided, into fully paid and nonassessable shares of common stock of the Company at the rate of 1.5 shares of common stock for each share of Series A Preferred; provided, however,


that as to any shares of Series A Preferred which shall have been called for redemption, the right of conversion shall terminate at the close of business on the fifth full business day prior to the date fixed for redemption. No payment or adjustment shall be made for dividends accrued on any shares of Series Preferred A that shall be converted or for dividends on any shares of common stock that shall be issuable upon such conversion, but all dividends accrued and unpaid on such shares of Series A Preferred up to the dividend payment date immediately preceding the date of conversion shall be payable in cash to the converting shareholder, and no dividend shall be paid upon the shares of common stock until the same shall be paid or sufficient funds set apart for the payment thereof.



(b) Conversion Rate Adjustments. The conversion rate provided for above shall be subject to the following adjustments:



(i) In case the Company shall declare and pay to the holders of the shares of common stock a dividend in shares of common stock, the conversion rate in effect immediately prior to the time fixed for the determination of shareholders entitled to such dividend shall be proportionately increased (adjusted to the nearest, or if there shall be no nearest then to the next lower, one-thousandth of a share of common stock),


such adjustment to become effective immediately after the time fixed for such determination.



(ii) In case the Company shall subdivide the outstanding shares of common stock into a greater number of shares of common stock or combine the outstanding shares of common stock into a smaller number of shares of common stock, the conversion rate in effect immediately prior to such subdivision or combination, as the case may be, shall be proportionately increased or decreased (adjusted to the nearest, or if there shall be no nearest then to the next lower, one-thousandth of a share of common stock), as the case may require, such increase or decrease,


as the case may be, to become effective when such subdivision or combination becomes effective.



(iii) In case of any reclassification or change of outstanding shares of common stock issuable upon conversion of the shares of Series A


Preferred, or in case of any consolidation or merger of the Company with or into another corporation, or in case of any sale or conveyance to another corporation of all or substantially all of the property of the Company, the holder of each share of Series A Preferred then outstanding shall have the right thereafter, so long as his conversion right hereunder shall exist to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of common stock of the Company into which such shares of Series A Preferred might have been converted immediately prior to such reclassification, change,


consolidation, merger, sale or conveyance, and shall have no other conversion rights under these provisions. The Articles of Incorporation of the resulting, surviving, or successor corporation or otherwise,


shall be amended so that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of the shares of Series A Preferred remaining outstanding or other convertible preferred shares received by the holders in place thereof.


In case securities or property other than shares or common stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this paragraph shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities or property. The subdivision or combination of shares of common stock at any time outstanding into a greater or lesser number of shares of common stock (whether with or without par value) shall not be deemed to be a reclassification of the common stock of the Company for the purposes of this subparagraph


c.



(c) Surrender of Certificates on Conversion. In order to convert shares of Series A Preferred into shares of common stock, the holder thereof shall surrender the certificate or certificates for shares of Series


A Preferred, duly endorsed to the Company or in blank (or accompanied by duly executed stock powers relating thereto), at the office of any transfer agent for the shares of Series A Preferred (or such other place as may be designated by the Company), and shall give written notice to the Company at such office that he elects to convert the same and shall state in writing therein the name or names in which he wishes the certificate or certificates for shares of common stock to be issued. The Company shall, as soon as practicable thereafter,


deliver at such office to such holder of shares of Series A Preferred or to his nominee or nominees, a certificate or certificates for the number of full shares of common stock to which he shall be entitled as aforesaid and shall make appropriate payment in cash for any fractional shares. Shares of Series A Preferred shall be deemed to have been converted as of the date of the surrender of such shares for conversion as provided above, and the person or persons entitled to receive the shares of common stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares or common stock on such date.



(d) No Fractional Shares. No fractions of shares of common stock shall be issued upon conversion, but in lieu thereof the Company shall adjust such fractional interest by payment to the holders of an amount in cash equal to the prorata share of the purchase price of the Series


A Preferred not converted. (For example, .5 share of common stock would be .5/l.5 = 1/3 x $20 = $6.67.).



(e) Reservation of Common Stock. A number of authorized shares of common stock sufficient to provide for the conversion of shares of


Series A Preferred outstanding upon the bases here provided shall at all times be reserved for such conversion.



6. Optional Redemption.



(a) Redemption. The Company may at its option, to the extent it may do so under applicable law, redeem one hundred percent (100%) of the then outstanding shares of Series A Preferred on or after January


1, 1999.



(b) Redemption Price. The redemption price (the "Redemption Price")


for each share of the Series A Preferred redeemed pursuant to this


Section 5 shall be the sum of (a) the Series A Liquidation Amount,


plus (b) the amount of any accrued and unpaid 8.5% Dividends. The


Redemption Price shall be paid in cash or immediately available funds within thirty (30) days after the Redemption Date.



(c) Surrender of Certificates. Each holder of shares of Series A Preferred to be renewed shall surrender the certificate or certificates representing such shares to the Company, duly assigned or endorsed for transfer


(or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Company or the offices of the transfer agent for the Series A Preferred or such office or offices as may from time to time be designated by notice to the holders of


Series A Preferred, and thereupon the Redemption Price for such shares shall be paid to the order of the person whose name appears on such certificate or certificates and each surrendered certificate shall be cancelled and retired.



7. Preemptive Rights. Each holder of Series A Preferred shall have the preemptive right to purchase or subscribe for their prorata share of capital stock of the Company for all new issues of any class of stock of the Company, no matter when authorized, and for whatever consideration is contemplated to be received by the Company, including but not limited to cash, other property, services, the acquisition of other Company shares or property through merger or the extinguishment of debts. These preemptive rights shall apply to any Company obligation which is convertible to or exchangeable for any stock of the Company,


or where there is attached to such obligation any stock warrants or rights which allow the holder to acquire by subscription or purchase any stock of the Company. Preemptive rights shall not apply to the reissuance of redeemed or otherwise acquired shares which are not restored to the status of authorized but unissued shares. Preemptive rights shall not apply to capital stock issued in connection with stock option plans or employee stock benefit plans, or stock issued in connection with any acquisition of any business or entity.



3. The amendment was adopted by the Board of Directors effective as of December 20, 1995.



4. The amendment was duly adopted by the Board of Directors



Dated: December 20, 1995.



POINTE FINANCIAL CORPORATION



By: /s/ R. Carl Palmer, Jr.

R. Carl Palmer, Jr.,

President and Chief

Executive Officer



amend



Articles of Amendment

to

Statement of Designation

of

Preferred Stock, Series A

of

Pointe Financial Corporation



    Pursuant to the provisions of Section 607.0602 of the Florida Business


Corporation Act, Pointe Financial Corporation (the "Company") adopts the following Articles of Amendment to the Statement of Designation


of Preferred Stock, Series A, of the Company (filed with the Florida


Department of State as Articles of Amendment to the Company's Articles


of Incorporation on April 11, 1996) (the "Statement of Designation"):



1.  The name of the corporation is Pointe Financial Corporation.

2.  The text of the amendment (the "Amendment") to the Statement of


Designation of



Preferred Stock, Series A of Pointe Financial Corporation is that the first sentence of

Paragraph I of the Statement of Designation is amended to provide in its entirety as

follows:



"1.  Designation Ranking. A total of sixty thousand

(60,000) shares of the Company's preferred stock are

hereby designated as the Preferred Stock - Series A.

$.01 per value Per Share (the "Series A Preferred"), and

shall have the relative powers, preferences, rights,

qualifications, limitations and restrictions contained In

this Amendment."



3.  The Amendment was duly adopted by the Board of Directors of the


Company on



April 16, 1997.



4.  No shareholder action was required to adopt the Amendment.



    IN WITNESS WHERE OF, these Articles of Amendment have been executed on behalf of the Company by the undersigned member of the Company's


Board of Directors this 1st day of April, 1998.



Pointe Financial Corporation



By:  /s/ R. Carl Palmer, Jr.

  R. Carl Palmer, Jr.

  President and Chief Executive Officer


                                          BYLAWS
                                           OF
                              POINTE FINANCIAL CORPORATION
                                         ARTICLE I
                                    PRINCIPAL OFFICE

  The principal Office of Pointe Financial Corporation (the "Corporation") shall be in Palm Beach County, Florida, or any such other place that the Board of Directors may determine.

                                   ARTICLE II
                                  STOCKHOLDERS

Section 2.1 Place of Meetings. All annual and special meetings of stockholders shall be held at the principal office of the Corporation or at such other place in or outside of the State of Florida as the Board of Directors may determine.

Section 2.2 Annual Meeting. A meeting of the stockholders of the Corporation for the election of directors and for the transaction of any other business of the Corporation shall be held annually at such date and time as the Board of Directors may determine.

Section 2.3 Special Meetings.
Special meetings of the stockholders
for any purpose or purposes may be called at any time by the Chairman of the Board, the President, or a majority of the Board of Directors, and shall be called by the Chairman of the Board, President or the Secretary upon the written request of the holders of not less than 10% of all the outstanding capital stock of the Corporation entitled to vote at the meeting. Such written request shall state the place and purpose or purposes of the meeting and shall be delivered to the principal office of the Corporation addressed to the Chairman of the Board, President or Secretary.

Section 2.4 Conduct of Meetings. Annual and special meetings shall be conducted in accordance with these bylaws and to the extent not inconsistent therewith, the most current edition of Robert's Rules of Order. The Chairman of the Board shall preside at all meetings of stockholders, unless he delegates such authority.

Section 2.5 Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which meeting is called, shall be mailed by the Secretary or the officers performing his duties, not less than 10 days nor more than 60 days before the meeting to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the U.S. mail, addressed to the stockholder at his address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in
Section 2.6, with postage thereon prepaid. If a stockholder is present at a meeting, or in writing waives notice thereof before or after the meeting, notice of the meeting to such stockholder need not be given. When any stockholders' meeting, either annual or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or of the business to be transacted at the meeting, other than an announcement at the meeting at which such adjournment is taken.

Section 2.6 Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders. Such date in any case shall not be more than 60 days, and in case of a meeting of stockholders, not less than 10 days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

Section 2.7 Quorum.
A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.8 Proxies.
At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Proxies solicited on behalf of management of the Corporation shall be voted as directed by the stockholder or, in the absence of such direction, as determined by the Board of Directors. No proxy shall be valid after 11 months from the date of its execution except for a proxy coupled with interest.

Section 2.9 Voting of Shares in the Names of Two or More Persons. When ownership of stock of the Corporation stands in the names of two or more persons, in the absence of written directions to the Corporation to the contrary, at any meeting of the stockholders of the Corporation any one or more of such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

Section 2.10 Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by any officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee shall be entitled to vote the shares so transferred.

Neither treasury shares of its own stock held by the Corporation, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

Section 2.11 Voting. At any election of directors every stockholder entitled to vote at such election shall be entitled to one vote for each share of stock held by him. Unless otherwise provided in the Articles of Incorporation or by statute, a majority of those votes cast by stockholders at a lawful meeting shall be sufficient to pass on a transaction or matter.

Section 2.12 Stockholder Action Without a Meeting.
Any action required to be taken at a meeting of the stockholders of the Corporation, or any action that may be taken at a meeting of the stockholders, may be taken without a meeting without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Within ten days after obtaining such authorization by written consent, notice shall be given to those stockholders who have not consented in writing, fairly summarizing the material features of the authorized action in compliance with applicable law.

Section 2.13 Inspectors of Election. In advance of any meeting of stockholders, the Board of Directors may appoint any persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. The number of inspectors shall be either one or three. If the Board of Directors so appoints either one or three inspectors, that appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the person presiding at the meeting may make such appointment at the meeting. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting or at the meeting by the person presiding at the meeting.

The duties of such inspectors shall include: Determining the number of shares of stock and the voting power of each share, the shares of stock represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote.

Section 2.14 Nominating Committee. The Board of Directors shall act as a nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the Secretary at least 20 days prior to the date of the annual meeting. Provided such committee makes such nominations, no nomination for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by stockholders are made in writing and delivered to the Secretary of the Corporation at least five days prior to the date of the annual meeting. Ballots bearing the names of all the persons nominated by the nominating committee and by stockholders shall be provided for use at the annual meeting. If the nominating committee shall fail or refuse to act at least 20 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any stockholder entitled to vote and shall be voted upon.

Section 2.15 New Business. Subject to applicable regulations under the Securities Exchange Act of 1934, as amended, any new business to be taken up at any stockholders meeting shall be stated in writing and filed with the Secretary of the Corporation at least five days before the date of such meeting, and all business so stated, proposed and filed shall be considered at such meeting, but no other proposal shall be acted upon at such meeting unless holders of in excess of 10% of the outstanding voting capital stock of the Corporation, present at such meeting in person or by proxy approve a resolution to the effect that such new business shall be considered at the meeting. This provision shall not prevent the consideration and approval or disapproval at such meeting or reports of officers, directors and committees but in connection with such reports no new business shall be acted upon at such meeting except as herein provided.

                                   ARTICLE III
                               BOARD OF DIRECTORS


Section 3.1 General Powers. The business affairs of the Corporation shall be under the direction of its Board of Directors. The Board of Directors shall annually elect a Chairman of the Board and a President from among its members. The Chairman of the Board shall preside at all meetings of the Board of Directors, unless he delegates such authority.

Section 3.2 Number, Term and Election. The Board of Directors shall consist of not less than five nor more than 12 members, such number within these parameters to be set by the Board of Directors by resolution. The Board of Directors shall be divided into three classes of directors of as nearly equal numbers as is possible, designated Class I, Class II and Class III, respectively, serving staggered three-year terms, with the term of a class expiring at each annual meeting of stockholders. The initial term of office of directors of Class I shall expire at the annual meeting of stockholders in 1995, that of the directors of Class II at the 1996 meeting, and that of the directors of Class III at the 1997 meeting. The Board of Directors shall initially appoint the members of each class. At each annual meeting of stockholders a number of directors equal to the number of directors of the class whose term expires at such meeting (or the number of directors properly nominated and qualified for election) shall be elected to hold office until the third succeeding annual meeting of stockholders after their election. In all cases, each director serve until his successor is elected and qualified, or until earlier death, resignation or removal.

Section 3.3 Meetings. A regular meeting of the Board of directors shall be held without other notice than this bylaw provision immediately after, and at the same place as, the annual meeting of stockholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution. Special meetings of the Board of Directors may be called by or at the request of the officer presiding at meetings of the Board of Directors or by one-third of the directors. The person authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by such persons.

Members of the Board of Directors may participate in meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person but not attendance for the purpose of compensation pursuant to Section 3.11 of Article III.

Section 3.4 Notice. Written notice of any special meeting shall be given to each director at least two days prior thereto delivered personally or by telegram or at least five days previously thereto delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the U.S. mail so addressed, with postage thereon prepaid if mailed or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any meeting by a writing, filed with the Secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 3.5 Quorum. A majority of the number of directors fixed by Section 3.2 of Article III shall constitute a quorum for the transaction of business at such meeting, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 3.4 hereof.

Section 3.6 Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is prescribed by these bylaws, the Articles of Incorporation or by law.

Section 3.7 Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

Section 3.8 Resignation. Any director may resign at any time by sending a written notice of such resignation to the principal office of the Corporation addressed to the person who presides at meetings of the Board of Directors. Unless otherwise specified therein such resignation shall take effect upon receipt thereof by such person. More than three consecutive absences from regular meetings of the Board of Directors, unless excused by resolution of the Board of Directors, shall automatically constitute a resignation, effective when such resignation is accepted by the Board of Directors.

Section 3.9 Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected to serve until the next election of directors by the stockholders. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of directors by the stockholders.

Section 3.10 Removal of Directors. At a lawful meeting of stockholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors voting at such meeting.

Section 3.11 Compensation. Directors, as such, may receive a stated salary for their services. By resolution of the Board of Directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the Board of Directors. Members of either standing or special committees may be allowed such compensation for actual attendance at committee meetings as the Board of Directors may determine.

Section 3.12 Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation within five days after the date he receives a copy of the minutes of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

                               ARTICLE IV
                         EXECUTIVE AND OTHER COMMITTEES

Section 4.1 Appointment. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate the Chief Executive Officer and two or more other directors to constitute an executive committee. The designation of any committee pursuant to this Article IV and the delegation of authority thereto shall not operate to relieve the Board of Directors, or any director, of any responsibility imposed by law.

Section 4.2 Authority. The executive committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority shall be limited by the Articles of Incorporation, bylaws, the resolution appointing the executive committee or Florida law.

Section 4.3 Tenure. Subject to the provisions of Section 4.8 of this Article IV, each member of the executive committee shall hold office until the next regular annual meeting of the Board of Directors following his designation and until his successor is designated as a member of the executive committee.

Section 4.4 Meetings. Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one day's notice stating the place, date and hour of the meeting, which notice may be written or oral. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

Section 4.5 Quorum. A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

Section 4.6 Action without a Meeting. Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

Section 4.7 Vacancies. Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full Board of Directors.

Section 4.8 Resignations and Removals. Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full Board of Directors. Any member of the executive committee may resign at any time by sending a written notice of such resignation to the principal office of the Corporation addressed to the person who presides at meetings of the Board of Directors. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof by such person; the acceptance of such resignation shall not be necessary to make it effective.

Section 4.9 Procedure. The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these bylaws. it shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting thereof held next after the proceedings shall have been taken.

Section 4.10 Other Committees. The Board of Directors may by resolution establish an audit committee, a loan committee and such other committees composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the Corporation and may prescribe the duties, constitution and procedures thereof.

                            ARTICLE V
                            OFFICERS

Section 5.1 Positions. The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may also designate the Chairman of the Board as an officer. The President shall be the Chief Executive Officer, unless the Board of Directors designates the Chairman of the Board as Chief Executive Officer. The President shall be a director of the Corporation. The offices of the Secretary and Treasurer may be held by the same person and a Vice President may also be either the Secretary or the Treasurer. The Board of Directors may designate one or more Vice Presidents as Executive Vice President or Senior Vice President. The Board of Directors may also elect or authorize the appointment of such other officers as the business of the Corporation may require. The officers shall have the authority and perform such duties as the Board of Directors may from time to time authorize or determine. In the absence of action by the Board of Directors the officers shall have such powers and duties as generally pertain to their respective offices.

Section 5.2 Election and Term of Office. The officers of the Corporation shall be elected annually at the regular meeting of the Board of Directors following the annual meeting of the stockholders of the Corporation. If the election officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not of itself create contract rights. The Board of Directors may authorize the Corporation to enter into an employment contract with any officer; but no such contract shall impair the right of the Board of Directors to remove any officer at any time in accordance with Section 5.3 of this Article V.

Section 5.3 Removal. Any officer may be removed by the Board of Directors whenever, in its judgment the best interests of the Corporation will be served thereby, but such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed.

Section 5.4 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 5.5 Remuneration. The remuneration of the officers shall be fixed from time to time by the Board of Directors.

                              ARTICLE VI
                CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 6.1 Contracts. Except as otherwise provided by these bylaws with respect to certificates for shares, the Board of Directors may authorize any officer, employee or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

Section 6.2 Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

Section 6.3 Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers, employees or agents of the Corporation in such manner as shall from time to time be determined by the Board of Directors.

Section 6.4 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in any of its duly authorized depositories as the Board of Directors may select.

                                   ARTICLE VII
                CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 7.1 Certificates for Shares. Certificates representing shares of capital stock of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by officers of the Corporation as provided by law. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Corporation itself or one of its officers. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for the like number of shares shall have been surrendered and canceled, except that in case of a lost or destroyed certificate, a new certificate may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

Section 7.2 Transfer of Shares. Transfer of shares of capital stock of the Corporation shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Corporation. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

                                  ARTICLE VIII
                            FISCAL YEAR; ANNUAL AUDIT

The fiscal year of the Corporation shall end on the 31st of December of each year. The Corporation shall be subject to an annual audit as of the end of its fiscal year by an independent public accountant appointed by and responsible to the Board of Directors.

                                   ARTICLE IX
                                    DIVIDENDS

Dividends upon the stock of the Corporation, subject to the provisions of its Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in stock.

                              ARTICLE X
                                SEAL

The corporate seal of the Corporation shall be in such form as the Board of Directors shall prescribe.

                               ARTICLE XI
                          INDEMNIFICATION AND INSURANCE

Section 11.1 General. Subject to Section 11.2 of this Article, the Corporation shall indemnify any person against whom an action is brought or threatened because that person is or was a director, officer, or employee of the Corporation for:

  (a) Any amount for which that person becomes liable under a judgment in such action; and

  (b) Reasonable costs and expenses, including reasonable attorneys' fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his rights under this Article if he attains a favorable judgment in such enforcement action.

Section 11.2 Requirements. Indemnification shall be made to such person under Section 11.1 of this Article only if:

  (a) Final judgment on the merits is in his favor; or

  (b) In case of (i) settlement, (ii) final judgment against him, or (iii) final judgment in his favor, other than on the merits, if a majority of the directors of the Corporation determine that he was acting in good faith within the scope of his employment or authority as he could reasonably have perceived it under the circumstances and for a purpose he could reasonably have believed under the circumstances was in the best interests of the Corporation or its members.

Section 11.3 Payment of Expenses. If a majority of the directors of the Corporation concludes that, if any person ultimately may become entitled to indemnification under this Article, the directors may authorize payment of reasonable costs and expenses, including reasonable attorneys' fees, arising from the defense or settlement of such action. Before making such payment the Corporation shall obtain an agreement that it will be repaid if such person is later determined not to be entitled to such indemnification.

Section 11.4 Additional Indemnification. Notwithstanding Section 11.1, 11.2, and
11.3 of this Article, but in addition thereto, each person who is or was a director, officer, employee or agent of the Corporation (including the heirs, executors, administrators or estate of such person), or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation as of right to the full extent permitted or authorized by the present and future laws of the State of Florida and any other applicable laws against any liability, cost, payment or expense asserted against, or paid or incurred by, him in his capacity as such a director, officer, employee or agent.

Section 11.5 Insurance. The Corporation may obtain insurance to protect it and its directors, officers, and employees from potential losses arising from claims against any of them for alleged wrongful acts, or wrongful acts, committed in their capacity as directors, officers, or employees. The Corporation may not obtain insurance which provides for payment of losses of any person incurred as a consequence of his willful or criminal misconduct.

                             ARTICLE XII
                              AMENDMENTS

These bylaws may be amended at any time by either the Board of Directors or the stockholders, but the Board of Directors may not amend or repeal any bylaw adopted by the stockholders if the stockholders specifically provide that such bylaw is not subject to amendment or repeal by the directors.

                              ARTICLE XIII
                       CONTROL SHARE ACQUISITIONS

Section 607.0902, Florida Statutes, shall not apply to control share acquisitions (as that term is defined in such section) of shares of the Corporation.

1S-8416a.sml

                     POINTE FINANCIAL CORPORATION
                             NON-STATUTORY
                        1994 STOCK OPTION PLAN


1. PURPOSE. The purpose of the Pointe Financial Corporation Non-Statutory 1994 Stock Option Plan (the "Plan") is to advance the interest of Pointe Financial Corporation and its subsidiaries (collectively referred to herein as the "Company"), by encouraging and enabling the acquisition, through options granted under the Plan, of a personal and financial interest in the Company by certain officers and other employees of the Company or its subsidiaries and by Directors and Directors Emeriti who are not officers or employees of the Company or its subsidiaries ("Outside Directors"), to retain present employees, to compete effectively with other enterprises for the services of new employees, to stimulate the efforts of said employees on their employer's behalf, to provide Outside Directors with an incentive to achieve long-term objectives of the Company, to attract and retain non-employee directors of outstanding competence, and to provide such Outside Directors with an opportunity to acquire an equity interest in the Company.

2. ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company (the "Board"), subject to and in accordance with the following provisions:

  (a) The Board shall have the power, subject to and within the limitations of the express provisions of the Plan:

  (i) to determine from time to time which of the eligible persons designated in Paragraph 4 hereof shall be granted options under the Plan (the "Optionees") and the time or times when and the number of shares for which options (the "Options") shall be granted to them;

  (ii) to construe and interpret the Plan and to define the terms used therein, and to prescribe and establish, amend, rescind and revoke rules and regulations relating to the administration of the Plan;

  (iii) to determine the duration and purpose of the leaves of absence which may be granted to Optionees, without constituting the termination of their employment for purposes of the Plan;

  (iv) pursuant to and in the exercise of the powers contained herein, to correct any defect or supply any omission, or reconcile any inconsistency in the Plan or any Option agreement, in the manner and to the extent it shall deem necessary or expedient to make the Plan effective;

  (v) to prescribe the terms and provisions (not inconsistent with the Plan) of each Option granted under the Plan (which need not be identical); and

  (vi) to make all other determinations necessary or advisable for the administration of the Plan and to exercise such power and to perform such actions deemed necessary or expedient to promote the best interests of the Company with respect to the Plan.

The Board shall have the final power to determine all questions of policy or expediency which may arise in the administration of the Plan, and such determinations of the Board in the matters referred to in the foregoing clause or otherwise in the Plan shall be conclusive and binding upon the applicable parties. All power and authority of the Board and all determinations made by the Board as referred to in this Plan, shall be exercisable by the Board in its sole discretion.

  (b) The Board, by resolution, may delegate the administration of the Plan to three or more persons (the "Committee"). If administration is delegated as aforesaid, the delegates, as the Committee, shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board in its capacity as the administrator of the Plan, subject, however, to the exercise of such power not being inconsistent with the provisions of the Plan as from time to time may be adopted by the Board and subject to the final power of the Board to determine all questions of policy and expediency in administration of the Plan. The Board at any time, by resolution, may abolish the Committee and revest the administration of the Plan in the Board.

  (c) The Board shall bold its meetings at such times and such places as it deems advisable and a majority of its members shall constitute a quorum. All actions of the Board shall be taken by majority vote of its members entitled to vote upon the matter before it. In lieu of a meeting, any such action may also be taken by the written consent of all members of the Board entitled to vote on the matters before it.


3. STOCK. The shares of stock of the Company available for the grant of Options under this Plan shall consist of the Company's authorized but unissued Common Stock (the "Common Stock") or shares of Common Stock held by the Company in its treasury or the number or kind of shares of stock or other securities which shall be substituted for said shares or to which said shares shall be adjusted, as provided in Paragraph 7 below. The number of shares for which Options may be granted shall not exceed 20,000 shares per year for a total of 100,000 shares subject to adjustment as provided in Paragraph 7 of the Plan). In the event that any outstanding Option under the Plan for any reason shall lapse, expire or terminate, the shares of Common Stock allocable to the unexercised portion of such Option may again be made available for the granting of an Option under this Plan without being deemed to cause a reduction in the balance of shares of Common Stock available for the granting of Options.

4. PARTICIPANTS. "Participant" shall be defined to mean those persons who are employed by or serve the Company or its subsidiaries as an officer or employee (whether or not they are directors or otherwise compensated) and those persons who are members of the Board of Directors of the Company or any of its subsidiaries. "Optionee" shall be defined to mean a Participant who, as a valued officer, employee, or Director of the Company or its subsidiaries, or if designated as Director Emeritus, for so long as so designated, has been selected for and granted an Option or Options by the Board in accordance with the provisions of the plan. For purposes hereof, the terms "employed by" and "employment" shall include service as a Director or designation as Director Emeritus. Any Participant may be granted more than one Option by the Board. Notwithstanding anything to the contrary contained in the Plan, nothing contained in this Plan nor in any option granted pursuant to the Plan shall be deemed or construed as imposing upon the Company or any of its subsidiaries an obligation or responsibility to continue the affiliation or employment of any Optionee or Participant, nor limit in any way the right if the Company or its subsidiaries, as applicable, to terminate the Optionee's or Participant's employment or position with the Company or its subsidiaries, nor confer upon or be construed as permitting an Optionee or Participant any right to continue in the employ or service of the Company or any of its subsidiaries, nor to interfere in any way with the right of the Company or any of its subsidiaries to reduce any Optionee's or Participant's compensation and benefits from that existing from time to time, including that as existing at the time of the adoption of the Plan or of the granting of any Option. So long as an Optionee shall continue to serve or be employed by the Company or its subsidiaries, his Option shall not be affected by any change of duty or position or by any temporary leave of absence approved by the Board.

5. GRANT AND TERMS OF OPTIONS. The Board may, from time to time, grant Options to purchase Common Stock to eligible Participants in accordance with the provisions of the Plan and upon such other terms and conditions as are not inconsistent with the provisions and purposes of the Plan. The Board shall determine the number of shares, if any, to be granted in any year, the Participants to whom such Options shall be granted, the number of shares to be granted to each Participant selected by the Board, and all other matters pertaining thereto. All Options granted pursuant to the Plan shall be evidenced by Option agreements ("Option Agreements") which need not be identical but which shall be make by the Board in accordance with the following provisions:

  (a) Terms of Options. No Option shall expire later than five (5) years from the date it is granted, but each such Option shall be subject to earlier termination as provided in subparagraph (g) below.

  (b) Exercise of Options. Each Option granted under the Plan shall be exercisable on such date or dates and during such period and for such number of shares as shall be determined by the Board. Each Option may be exercisable in one or more "installments" (which need not be equal) and/or in total and at such times as the Board shall determine. To the extent not exercised, installments may, if provided by the Board, accumulate and be exercised in whole or in part at any time after installments become exercisable but not later than the date the Option, or any such installment right to exercise the Option, expires as determined by the Board.

  (c) Price. The purchase price per share of Common Stock shall be the "fair market value per share" of the Common Stock on the date the Option is granted. For purposes of the Plan, the term "fair market value per share" shall be defined to mean the total equity available to the holders of the Common Stock divided by the total number of outstanding shares of Common Stock, except that, notwithstanding the foregoing, if any arm's length trades in the Common Stock were made in the three (3) months preceding the date on which the Option was granted, "fair market value per share" shall be defined to mean the average price per share of any such trades. The price per share shall be subject to adjustment, as applicable under Paragraph 7 hereof. All price computations shall be subject to the final determination of the Board, which shall be conclusive upon all parties, and the Board shall further have the right to establish different methods of computation of "fair market value per share" if the circumstances shall make the foregoing methods impractical or if the Board shall determine that a different method shall be appropriate and equitable.

  (d) Number of Shares. The number of shares granted for each Option shall be determined by the Board but shall not be less than fifty (50) shares and, furthermore, no Option may be exercised for the purchase of less than twenty-five (25) shares at any one time unless, by virtue of such exercise, the balance of all unpurchased shares available to be purchased under the Option are then purchased. No fractional shares shall be issued.

  (e) Payment. The purchase price of the Common Stock sold pursuant to an Option shall be paid in cash or in such other manner as may be determined by the Board.

  (f) Notice of Exercise. To the extent that the right to purchase shares has accrued thereunder, Options may be exercised from time to time by notice to the Company, as the Board may prescribe or approve, stating the number if shares for which the Option is being exercised. The date the notice is received by the Company shall be the exercise date. Any cash payment and other appropriate evidence of payment for the shares purchased under the terms of the Option shall be made within five (5) business days after the exercise date. At the time of such payment, or as soon as reasonable thereafter, the Company shall deliver to the applicable Optionee a certificate or certificates for the shares of Common Stock purchased and shall pay any transfer or issue tax therefor.

  (g) Termination of Service. Subject to the Board's right to extend the period during which the Option may be exercised as provided below, immediately upon termination of the Optionee's employment with the Company or any of its subsidiaries, as applicable, all rights of the Optionee to exercise such Option shall then lapse, cease, and be terminated, unless the Board shall have provided expressly to the contrary by incorporating exceptions in the Optionee's Option Agreement in accordance with and as limited by the following provisions (i) and
(ii):

  (i) Retirement or Disability. The Board may provide in the Option Agreement for a period not exceeding any one (1) year during which the Optionee shall have the right to exercise his Option following termination of employment if the Optionee's employment was terminated because of retirement under any pension or retirement plan of the Company or any of its subsidiaries, or with the approval of the Board, or because of disability, as determined by the Board.

  (ii) Death. The Board may provide in the Option Agreement, for a period not exceeding one (1) year, during which, if an Optionee's employment is terminated by his death, the person or persons to whom such Optionee's rights under such Options shall pass by applicable laws of descent and distribution, or his estate, as applicable, shall have the right to exercise such Option to the extent such Option was exercisable by the Optionee immediately prior to his death.

  (h) Non-Transferability of Options. Options shall not be transferred nor assigned except by will or by laws of descent and distribution. During the lifetime of the Optionee only the Optionee may exercise his Option, except said Option may be exercised by a person appointed under a durable power of attorney as power of attorney or attorney in fact, made by the Optionee, pursuant to
Section 709.08, Florida Statutes, or by his duly appointed guardian in the event of his adjudication of incompetency. If the Optionee shall die, his Option shall be exercised only by his personal representative or administrator of his estate or by a person or persons to whom such Optionee's rights under such Option is passed by will or under the laws of descent or distribution, as applicable. Except as provided above, the Option shall not be transferred, pledged or hypothecated in any way; shall not be assigned by operation of law; and shall not be subject to execution, attachment, or similar process.

  (i) Non-Transferability of Stock Acquired. The Board shall have the right to impose, as a condition of purchasing the Common Stock under any Option granted hereunder, restrictions on the transfer of shares acquired through the exercise of such Option.

  (j) Other Terms and Conditions. Options may contain such other provisions which may not be inconsistent with any of the foregoing terms as the Board may determine to be appropriate.

6. USE OF PROCEEDS FROM OPTION. Proceeds from the sale of the Common Stock under the Options shall constitute general funds of the Company to be used for general corporate purposes.

7.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

  (a) If any shares of the Company's Common Stock are increased, decreased or changed into, exchanged for, or a dividend is declared consisting of, a different number or kind of shares or securities, whether through merger, consolidation, separation, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse split, combination of shares, exchange of shares, spin-off, change in corporate structure or the like, an appropriate and proportionate adjustment shall be made in the number and kinds of shares subject to unexercised Options or portions thereof granted prior to any such change and in all other numbers of shares provided for herein. Any such adjustment in an outstanding Option, however, may be made with or without a change in the total price applicable to the unexercised portion of the Option or with or without a corresponding adjustment in the price for each share covered by the Option, as the Board deems appropriate.

  (b) Notwithstanding the foregoing, upon dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation or other change in corporate structure in which the Company is not the surviving corporation, or pursuant to which the Company becomes a more than fifty percent (50%) subsidiary of another corporation, or upon the sale of substantially all of the property of the Company to another corporation, the Options issued hereunder shall terminate, unless provision was made by the Board in the Option Agreement granted by the Board or is made in connection with such transaction for the assumption of Options theretofore granted, or for the substitutions of such Options for new Options of the successor corporation or a parent of subsidiary thereof, with appropriate adjustment as to the number and kind of shares and the per share exercise prices. Adjustments under this paragraph shall be made by the Board, whose determinations as to what adjustment shall be made, and the extent thereof, shall be conclusive.

  (c) In adjusting the Common Stock as described in subparagraphs (a) and (b) above, or in determining that no such adjustment is necessary, the Board may rely upon the advice of counsel and accountants of the Company and the determination of the Board shall be conclusive. Whether or not the Board determines to make any such adjustment, it may nevertheless accelerate the exercisability of Options then outstanding for limited period prior to the occurrence of any of such events or in other circumstances where the Board determines such acceleration appropriate. No fractional shares of Common Stock shall be issued under the Plan on account of any adjustment specified above.

  (d) Notwithstanding anything to the contrary contained in the foregoing provisions of this Paragraph 7, the Board shall have the right to:

  (i) waive any adjustment as described in subparagraphs (a) and (b) above, because of the issuing of any shares for the acquisition of any corporation or assets by the Company; for the satisfaction of this or any other stock option plan; or for any new issue of corporation stock constituting a public offering or a private placement;

  (ii) provide in any Option Agreement (without requiring similar provisions in any other Option Agreement) that in the event of a dissolution or liquidation of the Company or upon any merger or consolidation or other change in corporate structure in which the Company is not the surviving corporation, or pursuant to which the Company becomes a more than fifty percent (50%) subsidiary of another corporation, the Optionee shall have the right immediately prior to such liquidation, dissolution, merger or consolidation, or other change in corporate structure, to exercise his Options in whole or in part.

8. TERMINATION AND AMENDMENT OF THE PLAN. The Board shall have the right at any time, without approval or further action on the part of the shareholders of the Company, to suspend, modify, amend or terminate the Plan and, with consent of the Optionee, to make such modification of the terms and conditions of this Option as the Board shall determine, and further to adopt such rules and regulations for carrying out the Plan, all as the Board shall determine; provided, however, no amendment or modification of the Plan shall be made by the Board which would: (i) materially increase the number of shares which may be issued under the Plan; or (ii) materially modify the requirements as to eligibility for Participants in the Plan; or (iii) materially increase the benefits accruing to Participants under the Plan; unless such amendment or modification shall be first approved by a majority of the total votes eligible to be cast by the holders of the voting stock of the Company. Except as provided in Paragraph 7, rights and obligations under any Option granted before amendment or modification of the Plan or prior to any suspension or termination of the Plan shall not be altered or impaired by such amendment, modification, alteration or suspension except with the consent of the person to whom the Option was granted. Notwithstanding the foregoing, the Board may grant to an Optionee, if otherwise eligible, extensions of or additional Options, or, with consent of the Optionee, grant a new Option in lieu of the outstanding Option, for a number of shares, at an Option price and for a term which in any respect may be greater or less than that of the prior Option, subject, however, to the provisions of the Plan as set forth herein.

9. REGULATORY REQUIREMENTS. No Option granted pursuant to the Plan shall be exercisable in whole or in part if at any time the Board shall determine that the listing, registration, or qualification of the shares of Common Stock subject to such Option on any securities exchange or under applicable governmental laws, rules or regulations, or the consent or approval of a governmental regulatory body, is necessary or desirable as a condition of or in connection with, the granting of such Option or the issuance of shares thereunder, unless (i) such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any condition not acceptable to the Board; or (ii) the Board shall determine upon evidence satisfactory to it that the holder of such Option will not transfer such shares except pursuant to a registration required thereunder and/or an option of counsel, acceptable to the Board and its counsel, has been received by the Board to the effect that such registration is not required. Any determination in this connection by the Board shall be final, binding and conclusive. Additionally, the Board and its counsel may require the imprinting of a legend upon any shares issued pursuant to an Option if it determines such to be necessary or appropriate under applicable laws and regulations or otherwise to comply with restrictions provided pursuant to the Plan. The Company may, at its cost, register any securities issued under the Plan pursuant to applicable laws and regulations as determined by the Board. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of any Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

10. TAX WITHHOLDING. The Board shall have the right to require the deduction of such sums which, under federal or state laws, will be required to be withheld with respect to the exercise of any Option; provided, however, in the alternative, the Board may require the Option holder or other person exercising such Option to pay such sums with its payment for the Option. Neither the Company nor any of its subsidiaries or affiliates shall have any obligation to advise any Option holder of the existence or the amount of such tax which may be required.

11. RIGHTS AS STOCKHOLDERS. No Optionee shall have rights of stockholders with respect to shares of Common Stock covered by the Option until the date of issuance of a stock certificate for such shares and the delivery thereof to the Optionee after the exercise of his Option.

12. EFFECTIVENESS OF THE PLAN. The Plan as originally adopted by the Board was approved by the stockholders of Pointe Federal Savings Bank ("Pointe Federal") on _________; the Plan has become the stock option plan of the company as a result of the Company's acquisition of Pointe Federal, which acquisition was approved by the Pointe Federal stockholders on April 29, 1994. No Common Stock shall be issued hereunder contrary to the provisions of the Company's Articles of Incorporation.

13. MISCELLANEOUS.

  (a) Whenever the singular number is used herein, the same shall include the plural; and the masculine and/or feminine and natural and/or artificial person shall include all genders whenever and wherever the context so requires or permits.

  (b) References herein to the terms: (i) "subsidiary" shall mean any company which is controlled by the Company or by a company which is a subsidiary of the company; and (ii) "company" shall mean any corporation, partnership, joint venture, or other legal entity.

For purposes hereof, the Company shall be deemed to have "control" of the applicable company if the Company directly or indirectly or through one or more subsidiaries owns, controls or holds with power to vote or proxies representing, fifty percent (50%) or more of the voting shares or interest in such company.

14. GOVERNING LAW. This Plan shall be governed by and construed in accordance with the laws of the State of Florida. In the event any provision of this Plan shall be deemed invalid, the remainder of this Plan, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby and shall continue to be binding and in force.

1-10062.nsg

                              POINTE FEDERAL SAVINGS BANK
                                DEFERRED FEE AGREEMENT

  THIS AGREEMENT, is made this ___ day of ______________, 199__, effective as of the 1st day of October, 1993, by and between POINTE FEDERAL SAVINGS BANK (the "Company"), and (the "Director").

                                 WITNESSETH:

  WHEREAS, the director is a director of the Company; and

  WHEREAS, to encourage the Director to remain a memeber of the Company's Board of Directors, the Company by action of its Board of Directors authorized effective as of October 1, 1993 the provision to the Director of a deferred fee opportunity should the Director wish to defer the fees payable to him or her in consideration for his or her services as a director of the Company, all as hereinafter set forth. In addition, the Company authorized effective as of October 1, 1993 the provision to the Director of certain deferred compensation benefits, all as hereinafter set forth; and

  WHEREAS, the parties hereto wish to memorialize the terms and conditions upon which the Company agreed to pay such deferred compensation to the Director or his or her beneficiary; and

  WHEREAS, the parties hereto intend that this Agreement be considered an unfunded arrangement.

  NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement agree as follows:

                                     Article 1
                                    Recitation

  1.1 Recitations. The above recitations are true and correct, and form a part of this Agreement.

                                    Article 2
                                   Definitions

  2.1 Definitions. Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

    2.1.1 "Accrued Benefit" means the sum of all Deferred Fees credited to the Director's Deferred Compensation Account pursuant to Article 3 and all Deferred Compensation Amounts credited to the Director's Deferred
Compensation Account pursuant to Section 4. 1, together with Additions thereof calculated as set forth in Section 4.2, minus distributions hereunder.


                             POINTE FEDERAL SAVINGS BANK
                                DEFERRED FEE AGREEMENT

  THIS AGREEMENT is made this __ day of __199__, effective as of the 1st day of October, 1993, by and between POINTE FEDERAL SAVINGS BANK (the "Company"), and (the "Director").

                                      WITNESSETH:

  WHEREAS, the Director is a director of the Company; and

  WHEREAS, to encourage the Director to remain a member of the Company's Board of Directors, the Company by action of its Board of Directors authorized effective as of October 1, 1993 the provision to the Director of a deferred fee opportunity should the Director wish to defer the fees payable to him or her in consideration for his or her services as a director of the Company, all as hereinafter set forth. In addition, the Company authorized effective as of October 1, 1993 the provision to the Director of certain deferred compensation benefits, all as hereinafter set forth; and

  WHEREAS, the parties hereto wish to memorialize the terms and conditions upon which the Company agreed to pay such deferred compensation to the Director or his or her beneficiary; and


  2.1.2 "Deferred Compensation Account " means book entries maintained by the Company reflecting Deferred Fees, Deferred Compensation Amounts, and Additions thereon as set forth in Article 5.

  2.1.3 "Effective Date" means October 1, 1993.

  2.1.4 "Election Form" means the Form attached as Exhibit A.

  2.1.5 "Fees" means the total directors fees and retainer payable to the Director pursuant to the Schedule of Director's Fees, as such Schedule is approved from time to time by the Board of Directors.

  2.1.6 "Fiscal Year" means the taxable year of the Company for federal income tax purposes.

  2.1.7 "Normal Termination Date" means the Director attaining age 62.

  2.1.8 "Termination of Service" means the Director's ceasing to be a member of the Company's Board of Directors for any reason whatsoever, whether before or after the Normal Termination Date and whether or not caused by death, disability or change of control of the Company.

                                  Article 3
                              Deferral Election

  3.1 Initial Election. Commencing as of the Effective Date the Director shall make an initial deferral election under this Agreement by filing with the Company a signed Election Form within thirty (30) days after the date of this Agreement. The Election Form shall set forth the amount of Fees to be deferred (hereinafter the "Deferred Fees"), up to a maximum deferral of Ten Thousand Dollars ($10,000.00) per Fiscal Year. The maximum deferral allowed shall increase by four percent (4%) for each subsequent Fiscal Year. The Deferred Fees shall be credited to the Director's Deferred Compensation Account as of the last day of the month in which the Deferred Fees would have otherwise been paid to the Director. The Election Form shall be effective to defer only Fees earned after the date the Election Form is received by the Company.

  3.2 Election Changes

  3.2.1 Generally. The Director may modify the amount of Fees to be deferred by filing a subsequent signed Election Form with the Company. The modified deferral shall not be effective until the Fiscal Year following the Fiscal Year in which the subsequent Election Form is received by the Company.

  3.2.2 Hardship. If an unforeseeable financial emergency arising from or caused by the death of a family member, divorce, sickness, injury, catastrophe, significant loss of annual income or similar event outside the control of the Director occurs, the Director, by written instructions to the Company may immediately reduce or cease future deferrals under this Agreement.

                                   Article 4
                             Deferred Compensation

  4.1 Deferred Compensation Amount. In addition to the deferral election set forth in Article 3, commencing as of the Effective Date, the Company shall credit to the Deferred Compensation Account established for the Director, as deferred compensation, an amount equal to Five Thousand Dollars ($5,000.00) per Fiscal Year, increasing four percent (4%) for each subsequent Fiscal Year, such amounts (hereinafter the "Deferred Compensation Amount") to be credited to the Deferred Compensation Account for each Fiscal Year that the Director serves on the Board of Directors of the Company. From the Effective Date through December 31, 1995, a pro rata portion of such Deferred Compensation Amount shall be credited to the Director's Deferred Compensation Account on the last day of each month of the Company's Fiscal Year. Commencing January 1, 1996, such Deferred Compensation Amount shall be credited to the Director's Deferred Compensation Account on the last day of the Company's Fiscal Year.

  4.2 Additions to Deferred Compensation Accounts. The Company hereby agrees that it will credit the Director's Deferred Compensation Account quarterly with additions thereon ("Additions") based on the balance in the Director's Deferred Compensation Account as of the last day of the prior Fiscal Year of the Company. Additions to the Deferred Compensation Account shall accrue commencing on the date the Deferred Compensation Account first has a positive balance and shall continue up to the date the termination benefits are completed hereunder. Additions from the Commencement Date through December 31, 1995 shall be calculated at the rate of ten percent (10%) per annum, compounded monthly. Commencing January 1, 1996, Additions shall be calculated at a rate per annum equivalent to the yield on one (1) year United States Treasury Bills as of the last day of the Company's Fiscal Year (the "Treasury Bill Rate"), adjusted as hereinafter set forth by the Company's "Return on Equity", compounded annually at the end of each Fiscal Year. If the Company's "Return on Equity" for the prior Fiscal Year exceeds or is less than the Treasury Bill Rate as of the last day of such Fiscal Year, Additions shall be calculated at a rate per annum equivalent to the Treasury Bill Rate adjusted (positively, if the "Return on Equity" exceeds the Treasury Bill Rate and negatively, if the "Return on Equity" is less than the Treasury Bill Rate) by Twenty-five percent (25%) of the difference between the Treasury Bill Rate and the "Return on Equity". For example, if the one (1) year Treasury Bill Rate on December 31, 1995 six percent (6%) and the Company's "Return on Equity" for its Fiscal Year ending December 3 1, 1995 is ten percent (10%), Additions shall be calculated at the rate of seven percent (7%) from January 1, 1996 through December 31, 1996. Such Treasury Bill Rate shall initially be established on December 3t, 1995 at the yield quoted in the Wall Street Journal or, in the absence of quotation therein, as quoted in a similar publication. The Treasury Bill Rate shall be determined by the same means and shall be adjusted one (1) year after the date the Treasury Bill Rate is first established hereunder (or on the first business day thereafter), and annually thereafter. The "Return on Equity" for each Fiscal Year is defined as the Company's "net income after taxes" divided by the Company's "stock-holders equity" for such Fiscal Year, as reported in the Company's audited financial statements of the Company and its consolidated subsidiaries for such Fiscal Year. Such "Return on Equity" shall initially be established for the Fiscal Year ending, December 31, 1995 and annually thereafter. The Company's auditors shall make the determination of the Additions in accordance with the provisions set forth above and such determination shall be conclusive for all purposes and upon all parties.

                                   Article 5
                         Deferred Compensation Account

  5.1 Establishing and Crediting. The Company shall establish a Deferred Compensation Account on its books for the Director, and shall credit and debit to the Deferred Compensation Account the following amounts:

  5. 1. 1 Deferrals. The Deferred Fees credited to the Director pursuant to
Section 3.1.

  5.1.2 Deferred Compensation. The Deferred Compensation Amounts credited to the Director pursuant to Section 4.1.

  5. 1.3 Additions. The Additions credited to the Director pursuant to
Section 4.2.

  5.1.4 Distributions. The Company shall debit from the Deferred Compensation Account any distributions to the Director or his beneficiary hereunder.

  5.2 Statement of Accounts. The Company shall provide to the Director, within one hundred twenty (120) days after the end of the Company's Fiscal Year, a statement setting forth the Deferred Compensation Account balance.

  5.3 Accounting Device Only. The Deferred Compensation Account is solely a device for measuring amounts to be paid under this Agreement. The existence of such book entries and the Deferred Compensation Account shall not create and shall not be deemed to create a trust of any kind, or a fiduciary relationship between the Company and the Director, his designated beneficiary, or other beneficiaries under this Agreement.

                                       Article 6
                                 Distribution Benefits

  6.1 Termination Benefit. Upon the Director's Termination of Service, the Company shall pay as a benefit to the Director the Director's Accrued Benefit in his Deferred Compensation Account as of the date of Termination of Service, payable in equal monthly installments for a period of one hundred twenty (120) months. Such payments shall commence on the first day of the first month following the Director's Termination of Service. The Company shall continue to credit Additions at the annual rate determined pursuant to
Section 4.2 on the remaining Deferred Compensation Account balance during any applicable installment period. The Director may make one (1) election to have the Accrued Benefit in his Deferred Compensation Account paid in one lump sum rather than in monthly installments. In the event of such election by the Director, the Company shall immediately cease distributing the benefits otherwise provided and shall instead, distribute the lump sum payment to the Director on the first day of the first month following the Director's filing of an effective written election to accelerate benefits. The distribution of the Director's Deferred Compensation Account balance shall be made in cash.

  6.2 Hardship Distribution. Upon the Company's determination (following petition by the Director) that the Director has suffered an unforeseeable financial emergency as described in Section 3.2.2, the Company shall distribute to the Director on the first day of the first month following the determination of hardship all or a portion of the Deferred Compensation Account balance as determined by the Company, but in no event shall the distribution be in excess of that necessary to relieve the financial hardship. The Director shall continue to participate in the deferred compensation plan set forth in this Agreement, and the only adjustment shall be that the Accrued Benefit in the Director's Deferred Compensation Account shall be reduced by the amount so distributed to the Director.

                                      Article 7
                                  Death Benefits

  7.1 Death Prior to Commencement of Retirement Benefits. In the event of the Director's death while in the employment of the Company and prior to commencement of termination benefits, the Company shall pay the Accrued Benefit in the Director's Deferred Compensation Account as of the date of his death in equal monthly installments for a period of one hundred twenty (120) months to the Director's designated beneficiary, in accordance with the last such designation received by the Company from the Director prior to his death. Such payments shall commence on the first day of the first month following the Director's death. The Company shall continue to credit Additions at the annual rate determined pursuant to Section 4.2 on the remaining Deferred Compensation Account balance during any applicable installment period. The beneficiary may make one (1) election to have the Accrued Benefit in the Director's Deferred Compensation Account paid in one lump sum rather than in monthly payments. The election referred to in the preceding, sentence shall be made in writing within~ ninety (90) days from the later of the Director's death or the appointment of the personal representative of the Director's estate if the estate is the beneficiary and shall be irrevocable. In the event of such election by the beneficiary, the Company shall immediately cease distributing the benefits otherwise provided and shall instead, distribute the lump sum payment to the beneficiary on the first day of the first month following the beneficiary's filing of an effective written election to accelerate benefits. The distribution of the Director's Accrued Benefit shall be made in cash.

  7.2 Death After Commencement of Benefits. In the event of the Director's death after the commencement of termination benefits but prior to the completion of all such payments due and owing hereunder, the Company shall continue to make such payments, in equal monthly installments, over the remainder of the period specified in Section 6.1 hereof that would have been applicable to the Director had he survived. Such continuing payments shall be made to the Director's designated beneficiary, in accordance with the last such designation received by the Company from the Director prior to his death. Such continuing payments shall commence on the first day of first month following the Director's death. The Company shall continue to credit Additions at the annual rate determined pursuant to Section 4.2 on the remaining Deferred Compensation Account balance during any applicable installment period. The beneficiary may make one (1) election to have the Accrued Benefit in the Director's Deferred Compensation Account paid in one lump sum rather than in monthly payments. The election referred to in the preceding sentence shall be made in writing within ninety (90) days from the later of the Director's death or the appointment of the personal representative of the Director's estate if the estate is the beneficiary and shall be irrevocable. In the event of such election by the beneficiary, the Company shall immediately cease distributing the benefits otherwise provided and shall instead, distribute the lump sum payment to the beneficiary on the first day of the first month following the beneficiary's filing of an effective written election to accelerate benefits.

                                  Article 8
                                Beneficiaries

  8.1 Beneficiary Designations. The Director shall designate a beneficiary by filing a written designation with the Company. The Director may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Director and accepted by the Company during the Director's lifetime. The Director's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Director, or if the Director names a spouse as beneficiary and the marriage is subsequently dissolved. If the Director dies without a valid beneficiary designation, all payments shall be made to the Director's estate.

  8.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Company may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Company may require proof of incompetency, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such benefit.

  8.3 Facility of Election. Any election permitted to be made hereunder by a Director or beneficiary who is a minor, a person declared incompetent, or a person incapable of handling the disposition of his or her property, can be made by the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Company may require proof of incompetency, minority or guardianship as it may deem appropriate prior to acceptance of such election. Any distribution made pursuant to such election shall completely discharge the Company from all liability with respect to such benefit.

                                   Article 9
                              General Limitations

  9.1 Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement that is attributable to the Company's contributions pursuant to Section 4. 1 or any Additions to the Deferred Compensation Account pursuant to Section 4.2 if the Company terminates the Director's service as a director for personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties,willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) which negatively impacts the company. This agreement will in no way eliminate the company's right to terminate the Director's participation on the Board at any time.

                                   Article 10
                         Claims and Review Procedures

  10.1 Claims Procedure. A Director or his or her beneficiary who believes that he or she is being denied a benefit to which he or she is entitled to under this Agreement (hereinafter referred to as a "Claimant") may file a written request for such benefits with the Company, setting forth the Claimant's claim. Upon receipt of a claim, the Company shall notify the Claimant in writing, within ninety (90) days of its receipt of such claim, of Claimant's eligibility or noneligibility for benefits under the Agreement. If the Company determines that the Claimant is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of the Agreement on which the denial is based, (3) a description of any additional information or material necessary for the claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of the Agreement's claims review procedure and other appropriate information as to the steps to be taken if the Claimant wishes to have the claim reviewed. If the Company determines that there are special circumstances requiring additional time to make a decision, the Company shall notify the Claimant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety (90) day period.

  10.2 Review Procedure. If the Claimant is determined by the Company not to be eligible for benefits, or if the Claimant believes that he or she is entitled to greater or different benefits, the Claimant shall have the opportunity to have such claim reviewed by the Company by filing a petition for review with the Company within sixty (60) days after receipt of the notice issued by the Company. Said petition shall state the specific reasons which the Claimant believes entitle him or her to benefits or to greater or different benefits. Within sixty (60) days after receipt by the Company of the petition, the Company shall afford the Claimant (and counsel, if any) an opportunity to present his or her position to the Company orally or in writing, and the Claimant (or counsel) shall have the right to review the pertinent documents. The Company shall notify the Claimant of its decision in writing within the sixty (60) day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the Claimant and the specific provisions of the Agreement on which the decision is based. If, because of the need for a hearing, the sixty (60) day period is not sufficient, the decision may be deferred for up to another sixty (60) day period at the election of the Company, but notice of this deferral shall be given to the Claimant.

  10.3 Administration of Plan. The Board of Directors of the Company shall have the sole power and authority on behalf of the Company to construe, interpret and administer the plan set forth in this Agreement, including but not limited to, the initial processing of claims and review procedures, hardship determinations, and any other decisions required to be made hereunder by the Company.

  10.4 Remedies. In the event the Claimant disagrees with or disputes the decision of the Company after the claims and review procedure set forth above, the Claimant's only recourse shall be to bring an Action in the manner set forth in Section 13.7. In the event of any Action between the Company and the Claimant with respect to the subject matter hereof, the prevailing party shall be entitled to recover from the other party all costs and expenses incurred in relation to such Action, including, without limitation, reasonable attorneys' fees and court costs, both trial and appellate.

                                    Article 11
                            Amendments and Termination

  The Company, in its sole discretion, may amend or terminate this Agreement at any time prior to the Director's Termination of Service by written notice to the Director. In no event shall such amendment or termination adversely affect the Director's right to receive his Deferred Compensation Account balance attributable to the Director's Deferred Fees, Deferred Compensation Amounts, and Additions credited on such amounts prior to such amendment or termination.

                                    Article 12
                               Unfunded Agreement

  12.1 No Trust Created. Nothing contained in this Agreement, and no action taken pursuant to its provisions by either parry hereto shall create, or be construed to create, a trust of any kind, or a fiduciary relationship between the Company and the Director, his designated beneficiary, other beneficiaries of the Director, or any other person.

  12.2 Unsecured General Creditor Status of Director. The payments to the Director or his designated beneficiary or any other beneficiary hereunder shall be made from assets which shall continue, for all purposes, to be a part of the general, unrestricted assets of the Company; no person shall have any interest in any such assets by virtue of the provisions of this Agreement. The Company's obligation hereunder shall be an unfunded and unsecured promise to pay money in the future. To the extent that any person acquires a right to receive payments from the Company under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Company; no such person shall have nor require any legal or equitable right, interest or claim in or to any property or assets of the Company.

  12.3 Insurance. In the event that, in its discretion, the Company purchases an insurance policy or policies insuring the life of the Director (or any other property), to allow the Company to recover the cost of providing benefits, in whole or in part, hereunder, neither the Director, his designated beneficiary nor any other beneficiary shall have any rights whatsoever therein or in the proceeds therefrom. The Company shall be the sole owner and beneficiary of any such insurance policy and shall possess and may exercise all incidents of ownership therein. No such policy, policies or other property shall be held in any trust for the Director or any other person nor as collateral security for any obligation of the Company hereunder.

                                    Article 13
                                   Miscellaneous

  13.1 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and the Director and his beneficiaries, survivors, executors, administrators and successors.

  13.2 No Guaranty of Employment. This Agreement is not an employment policy or contract. It does not give the Director the right to remain a director of the Company in his present capacity, or in any capacity, nor does it interfere with the Company's right to discharge the Director. It also does not require the Director to remain a director nor interfere with the Director's right to terminate services at any time. It is expressly understood by the parties hereto that this Agreement relates to the payment of deferred compensation for the Director's services, payable after Termination of Services with the Company, and is not intended to be an employment contract.

  13.3 Benefits Not Transferable. Neither the Director, his designated beneficiary, nor any other beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part or all of the amounts payable hereunder. No such amounts shall be subject to seizure by any creditor of any such beneficiary, by a proceeding at law or in equity, nor shall such amounts be transferable by operation of law in the event of bankruptcy, insolvency or death of the Director, his designated beneficiary, or any other beneficiary hereunder. Any such attempted assignment or transfer shall be void.

  13.4 Tax Withholding. The payments and benefits payable to Director hereunder may be compensation and as such may be included 'in either the Director's W-2 earnings statement or 1099 statement. The Company shall withhold any federal (including FICA and FUTA), state or local taxes that are required to be withheld from the benefits provided under this Agreement.

  13.5 Notices. Any notice or election required or permitted to be given hereunder pursuant to Sections 3.1, 3.2.1, and 8.1 shall be in writing and shall be deemed filed:

    13.5.1 on the date it is personally delivered to the elected Secretary of the Company; or

    13.5.2 three (3) business days after it is sent by registered or certified mail, addressed to such elected Secretary at the following address, or such other address as shall be designated by the Company in writing:

               Pointe Federal Savings Bank
               21845 Power Line Road
               Boca Raton, Florida 33433

  All other notices or elections required or permitted to be given hereunder, including but not limited to, those set forth in Sections 3.2.2, 6.1, 6.2, 7.1, 7.2, 10.1 and 10.2 shall be in writing and shall be deemed filed:

    13.5.3 on the date it is personally delivered to the elected Chairman of the Board of Directors of the Company; or

    13.5.4 three (3) business days after it is sent by registered or certified mail, addressed to such elected Chairman of the Board of Directors at the following address, or such other address as shall be designated by the Company in writing:

               Pointe Federal Savings Bank
               21845 Power Line Road
               Boca Raton, Florida 33433

  13.6 Entire Agreement. This Agreement shall be deemed to express, embody and supersede all previous understandings, agreements and commitments, whether written or oral, between the parties hereto with respect to the subject matter hereof and to fully and finally set forth the entire agreement between the parties hereto.

  13.7 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of Florida, except to the extent preempted by the laws of the United States of America. In any action or proceeding arising out of or relating to this Agreement (an "Action"), each of the parties hereby irrevocably submits to the non-exclusive jurisdiction of any federal or state court sitting in Palm Beach County, Florida, and further agrees that any Action may be heard and determined in such federal court or in such state court. Each party hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any Action in Palm Beach County, Florida.

  13.8 WAIVER OF JURY TRIAL. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES' ACCEPTANCE OF THIS AGREEMENT.

    IN WITNESS WHEREOF, the Director and a duly authorized Company officer have signed this Agreement.

DIRECTOR:                           COMPANY:
___________________________         POINTE FEDERAL SAVINGS BANK
(Signature)                         By
                                    TITLE

                        EXHIBIT A
                           TO
                    DEFERRED FEE AGREEMENT
                     Deferral Election

Under my Deferred Fee Agreement with the Company, I elect pursuant to Section
3.1 to defer $_of my Fees per month (an annual amount of $__).

I understand that commencing on the Effective Date, the maximum annual amount of deferral is Ten Thousand Dollars ($10,000.00) (increased by 4% per year) until Termination of Service as defined in Section 2.1.8 of the Deferred Fee Agreement.

                               Beneficiary Designation

I designate the following as beneficiary of benefits under the Deferred Fee Agreement payable following my death:

               Primary:_________________________________
               Contingent:______________________________

  Note: To name a trust as beneficiary, please provide the name of the trustee and the exact date of the trust agreement.

I understand that I may change these beneficiary designations by filing a new written designation with the Company. I further understand that the resignations will be automatically revoked if the beneficiary predeceases me. or, if I have named my spouse as beneficiary, in the event of the dissolution of our marriage.

Signature _____________________________
Date __________________________________

Accepted by the Company this ___day of ________ 199___.

By ____________________________________
Title _________________________________

mssec\pointe\deferfe5.kas

                               LEASE
                         ONE CENTRUM PLAZA
                       PEMBROKE PINES, FLORIDA

                               TENANT
                           FLAMINGO BANK

                                          SPACE SUITE 101
                                          SQUARE FOOTAGE 3,865
                                          COMMENCEMENT DATE June 1, 1987

                          OFFICE LEASE
                             INDEX

SUBJECT                                  ITEM #            PAGE
ADDENDUM                                                   10
ADDITIONAL RENT                              4              1
ASSIGNMENT                                  23              6
ATTORNEY'S FEES                             26              7
ATTORNMENT                                  22              6

BASE RENT                                    3              1
BROKERAGE                                   45              9

CHARGES AS RENT                             14              4
CONDITION OF PREMISES ON TERMINATION OF
  LEASE AND HOLDING OVER                    33              8
CONSTRUCTION                                39              8
COST OF LIVING INCREASE                      5              3

DAMAGE OR DESTRUCTION                       27              7
DEFAULT                                     21              5
DELEGATION                                  48              9

EFFECTIVE DATE                              43              8
EMINENT DOMAIN                              28              7
ENTIRE AGREEMENT                            44              8
ESTOPPEL STATEMENT                          18              4
EXHIBIT A                                                  14
EXHIBIT B                                                  15

FORCE MAJEURE                               47              9

GOVERNMENTAL REQUIREMENTS                   12              4

HOLD HARMLESS                               25              6

IMPROVEMENTS                                 9              3
INSURANCE                                   20              5
INSURANCE PREMIUMS                          10              4

LANDLORD CONTROLLED AREAS                   32              7
LEASED PREMISES                              1              1
LIEN FOR PAYMENT OF RENT                    29              7
LIENS                                       16              4

MISCELLANEOUS                               42              8

NO RECORDING                                46              9
NOTICE                                      31              7

OCCUPANCY TAX                               34              8
OPERATING EXPENSES                           4(b)           1
OPTION TO RENEW                                            11

PARKING                                     17              4

QUIET ENJOYMENT                              8              3

RELOCATION OF TENANT                        37              8
REPAIR OF LEASED PREMISES                   15              4
RIGHT OF ENTRY                              30              7
RULES AND REGULATIONS                       11              4
RULES AND REGULATIONS                     1-21             12
RULES AND REGULATIONS                    22-23             13

SECURITY DEPOSIT                             6              3
SERVICES                                    13              4
SIGNS                                       35              8
SUBORDINATION                               19              4
SUCCESSORS AND ASSIGNS                      24              6

TAXES                                        4(c)           2
TENANT'S PROPORTIONATE SHARE                 4(a)           1
TERM                                         2              1
TIME IS OF THE ESSENCE                      40              8
TRIAL BY JURY                               38              8

USE                                          7              3

VALIDITY OF PROVISION                       38              8

WAIVER OF VENUE                             41              8


                     OFFICE LEASE AGREEMENT

  THIS OFFICE LEASE AGREEMENT ("Lease") made and entered into this 8 day of October, 1986 by and between CENTRUM PEMBROKE, INC. ("Landlord"), whose address for purposes hereof shall be 2100 PONCE DE LEON BLVD., CORAL GABLES, FLORIDA 33134 and ("Tenant"), whose address for purposes hereof until the commencement of the term of this Lease shall be FLAMINGO BANK.

                             WITNESSETH:

1. LEASES PREMISES. Subject to and upon the terms, provisions, covenants and conditions hereinafter set forth, Landlord does hereby lease, demise and let to Tenant and Tenant does hereby lease demise and let from Landlord those certain premises (the "Premises") in the building know as One Centrum Plaza located at 1 Southwest Flamingo Drive, Pembroke Pines, Florida (said building together with the adjoining grounds and parking facilities owned by Landlord are collectively referred to as the "Building") such Premises being more particularly described on the floor plan of the Premises attached hereto as Exhibit A and made a part hereof, identified by the signature of initials of Landlord and Tenant. The term "Rentable Area" as used herein shall refer to (1) in the case of a single tenancy floor, all space measured from the inside surface of the outer glass of the Building to the inside surface to the opposite outer glass, excluding only the areas within the outside glass used for building stairs, fire towers, elevator shafts, flues, vents, pipe shafts and vertical ducts, but including any such areas which are for the specific use of the particular tenant such as special stairs or elevators, and (11) in the case of a multi-tenancy floor, all space within the inside surface of the outer glass enclosing tenant occupied portions of the floor and measured to the midpoint of the walls separating such portions from areas leased by or held for lease to other tenants or from areas devoted to corridors. elevator foyers, rest rooms and other similar facilities for the use of all tenants on the particular floor ("Common Areas"), but including a proportionate part of the Common Areas located on such floor. No deductions from Rentable Areas are made for columns or projection necessary to the Building. The Rentable Areas for the Premises and for the Building have been calculated on the basis of the foregoing definition and are hereby stipulated for all purposes hereof to be 3,885 square feet as to the Premises, whether the same should be more or less as a result of variations resulting from actual construction and completion of the Premises for occupancy, and 48,000 square feet as to the Building whether same should be more or less as a result of variations resulting from actual construction of the Building. See Page 1-A

2. TERM. This lease shall be for the term of ten (10) years commencing on (1) and terminating at midnight on ten years later (2) (the "Lease term"), unless sooner terminated or extended as provided herein. If Landlord is unable to give possession of the Premises on the aforesaid date of commencement, for any reason whatsoever, including, without limitation, the holding over of prior tenants or the failure of Landlord to complete Landlord's Work (defined herein), an abatement or diminution of the rent to be paid hereunder shall be allowed Tenant under such circumstances until possession is given to Tenant, but nothing herein shall operate to extend the Lease Term beyond the termination date set forth above and said abatement in rent shall operate to extend the Lease Term beyond the termination date set forth above and said abatement in rent shall be the full extent of Landlord's liability to Tenant for any loss or damage to Tenant on account of said delay in obtaining possession. There shall be no delay in the commencement of the Lease Term and/or payment of rent where Tenant fails to occupy the Premises when same are ready for occupancy, or where Tenant causes a delay in preparing the Premises for occupancy. For purposes of this Lease, the Premises shall be deemed completed and ready for occupancy by Tenant, the Lease Term shall be deemed to have commenced and rent shall begin to accrue when Landlord notifies Tenant that the work required of Landlord ("Landlord's Work") as set forth in Exhibit B, if any, has been substantially completed. The taking of possession of the Premises by Tenant shall be conclusive evidence that the Premises were in good and satisfactory condition when possession was so taken and that the Landlord's work has been complete as agreed. If Tenant shall occupy the Premises prior to the beginning of the Lease Term, all provisions of this Lease shall be in full force and effect commencing upon such occupancy, and rent for such period shall be paid by Tenant at the same rate and upon the same terms as set forth in this Lease. Tenant shall not enter or commence occupancy of the Premises without Landlord's prior written consent. This Lease does not grant any right to light or air over or about the Premises or the Building.

3. BASE RENT. Tenant agrees to pay Landlord a total base rent ("Total Base Rent") of Fifty Eight Thousand Two Hundred Seventy Five and .00/100 ($58,275.00) payable in equal monthly installments ("Monthly Base Rent") of Four Thousand Eight Hundred Fifty Six and .25/100 ($4,856.25) per month without any offset or deduction whatsoever. Monthly Base Rent shall be payable in advance on the first day of each month during the term of this Lease, in lawful money of the United States of America, and shall be made at the address of Landlord set forth above or elsewhere as designated by Landlord's written notice. If the Lease Term shall commence on any day other than the first day of a month, Tenant shall pay Landlord, on said commencement date, rent as provided for herein for such commencement month on a prorata basis calculated based on the actual number of days in the commencement month, and the Monthly Base Rent paid by Tenant, if any, upon execution of this Lease shall be credited to the Monthly Base Rent due for the first full calendar month of the Lease term. Rent for any such partial month of occupancy at the end of the term of this Lease will be prorated to be based on the actual number of days in the partial month. In addition to Monthly Base Rent, Tenant shall pay Landlord in advance on the first day of each month, a sum equal to any sales tax, tax on rentals, and any other charges, taxes and/or impositions now in existence or hereafter imposed in connection with renting the Premises or upon the amount of rent collected therefor. Said amounts shall be treated and collectible as rent. Nothing herein shall be taken to require Tenant to pay any part of any Federal or State taxes imposed upon the income of Landlord. Tenant shall be required to pay Landlord interest on any rent due that remains unpaid for five (5) days after its due date. Said interest will be computed from the due date at the maximum rate allowed by law. The Total Base Rent and Monthly Base Rent due from Tenant shall be adjusted as provided elsewhere in this Lease.

4. ADDITIONAL RENT. In addition to the Total Base Rent and Monthly Base Rent, Tenant shall pay to Landlord as "Additional Rent", Tenant's Proportionate Share of Operating Expenses and Taxes. As used herein the term:

  (A) "Tenant's Proportionate Share" shall mean the percentage which the Rentable Area attributable to Tenant bears to the total Rentable Area contained in the Building.

  (B) "Operating Expenses" shall mean all expenses, costs and disbursements of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership, maintenance, repair and/or operation of the Building computed on the accrual basis, but shall not include the cost of individual tenant improvements, management costs associated with leasing activities, or the replacement of capital investment items and new capital improvements unless such items and/or improvements result in the operating efficiency of the Building being increased, in which latter event the cost shall be spread over the

(1) The date the tenant opens for business.
(2) Not with standing the aforementioned this lease shall terminate No Later than September 30, 1996.

As part of the leasing of the above square footage, tenant shall be provided full use of the "Drive In" as outlined in green on Exhibit "A" (attached). This shall be under the same terms and conditions as set forth in the lease herein, except no rent or additional charges shall apply. There shall be no improvement allowance provided, other than that of Article 9 (iv), page 3 - A of $52,500.00 period necessary to recover the cost of such improvements from the increased efficiency. By way of explanation and clarification, but not by way of limitation, Operating Expenses will include the following:

    (1) All expenses incurred by Landlord or Landlord's agent, which shall be directly related to employment of personnel, including amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and similar taxes, worker's compensation insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expense imposed on Landlord or Landlord's agents pursuant to any collective bargaining agreement for the services of employees of Landlord or Landlord's agents in connection with the operation, repair, maintenance, cleaning, management and protection of the Building and its mechanical systems including, without limitation, day and night supervisors, if any, property managers, accountants, bookkeepers, janitors, carpenters, engineers, mechanics, electricians and plumbers and personnel engaged in supervision of any of the persons mentioned above; provided that, if any such employee is also employed on other property of Landlord, such be suitably prorated among the Building and other such properties.

    (11) The cost of services, utilities, materials and supplies furnished or used in the operation, repair, maintenance, cleaning, management and protection of the Building.

    (111) The cost of replacements for tools and other similar equipment used in the operation, repair, maintenance, cleaning and protection of the Building, provided that, in the case of any such equipment used jointly on other property of Landlord, such costs shall be suitably prorated among the Building and such other properties.

    (iv) Where the Building is managed by Landlord or an affiliate of Landlord, a sum equal to five percent (5%) of gross annual income, whether or not actually paid or where otherwise managed, the amounts accrued for management, together with amounts accrued for legal and other professional fees relating to the Building, but excluding such fees and commissions paid in connection with services rendered for securing or renewing leases and for matters not related to the normal administration and operation of the Building.

    (v) Premiums for insurance against damage or loss to the Building from such hazards as Landlord deems appropriate, in Landlord's sole discretion, including, but not by way of limitation, insurance covering loss of rent attributable to any such hazards, and comprehensive broad form liability an property damage insurance.

    (vi) If, during the Term of this Lease, Landlord shall make a capital expenditure for an item designed to increase the operating efficiency of the Building, the total cost of which is not properly includable in Operating Expenses for the calendar year in which it was made, there shall nevertheless be included in such Operation Expenses for the calendar year in which it was made and in Operating Expenses for each succeeding calendar year during the useful life of the capital expenditure the annual charge-off of such capital expenditure. The annual charge-off shall be determined by dividing the original capital expenditure plus an interest factor, reasonably determined by Landlord as being the interest rate then being charged for long-term mortgages by institutional lenders on like properties within the locality in which the Building is located, by the number of years of useful life of the capital expenditure. The useful life shall be determined reasonably by Landlord in accordance with generally accepted accounting principals.

    (vii) Costs for electricity, water and sewer use charges, and other utilities supplied to the Building and not paid for directly by tenants.

    (viii) Betterment assessments provided the same are apportioned equally over the longest period permitted by law.

    (ix) Amounts paid to independent contractors for services, materials and supplies furnished for the operation, repair, maintenance, cleaning and protection of the Building.

  (C) "Taxes" shall mean all real estate and personal property taxes, attributable in any manner to the Building, the personal property contained therein, other than personal property owned by Tenant the land on which the Building is located or any part thereof, or any use thereof, or any facility located therein or thereon or used in conjunction therewith, taxes not included in the term taxes as used herein shall be any inheritance, estate succession, transfer or gift taxes imposed upon Landlord or any income taxes specifically payable by Landlord as a separate tax paying entity without regard to Landlord's income source as arising from or out of the Building and/or the land on which it is located. Furthermore, the term Taxes as used herein shall not include any taxes which the tenants of the Building are required to pay in full to Landlord.

Nothing set forth above shall in any way be construed as a representation by Landlord or to require Landlord to perform any janitorial or other services of any kind except as expressly set forth elsewhere in this Lease. Landlord shall notify Tenant within forty five (45) days of the end of each calendar year during the Lease Term of the amount which Landlord estimates will be the amount of Tenant' Proportionate Share of Operating Expenses and Taxes for the succeeding calendar year and Tenant shall pay such sum to Landlord in equal monthly installments, during the succeeding calendar year payable in advance on the first day of each month. Within ninety (90) days following the end of each calendar year during the term hereof, Landlord shall submit to Tenant a statement showing the actual amount of Additional Rent which should have been paid by Tenant for the past calendar year, the amount thereof actually paid by Tenant and the amount of the resulting balance due thereon, or overpayment thereof, as the case may be. Said statement shall be final and conclusive as to Tenant and its successors and assigns as to the matters set forth therein. For a period of thirty (30) days after receipt by Tenant of said statement, Tenant shall have the right in person to inspect Landlord?s books and records, at Landlord's office during normal business hours, after four (4) days prior written notice, showing the Operating Expenses and Taxes for the Building for the calendar year covered by said statement. Any balance shown to be due pursuant to said statement shall be paid by Tenant to Landlord within thirty
(30) days following Tenant's receipt thereof and any overpayment shall be immediately credited against Tenant's next due payment of Additional Rent or, if by reason of any termination of this Lease no such future obligation exists, refunded to Tenant provided that Tenant has not been in default of any of the terms, covenants and conditions of this Lease. Anything herein to the contrary notwithstanding. Tenant shall not delay or withhold payment of any balance shown to be due pursuant to the statement rendered by Landlord because of any objection which Tenant may raise with respect thereto. The amount which Landlord estimates will be Tenant's Additional Rent for the portion of the calendar year in which the Lease Term commences is $1,375.94 per month, plus sales tax, payable upon the execution of this Lease and on the first day of each month after the commencement of the term hereof. In estimation the amount of Operation Expenses and Taxes for the purposes hereof, Landlord may use any method which Landlord deems from time to time to be reasonable in Landlord's sole discretion. Additional Rent due for the final months of this Lease is due and payable even though it may not be calculated until subsequent to the termination date of the Lease. Operating Expenses and Taxes for the calendar year during which the Lease terminates shall be prorated according to that portion of said calendar year that this Lease was actually in effect. Landlord shall have the right, but not the obligation, at Landlord's sole discretion, to apply any security deposits, if any, in full or partial satisfaction of any Additional Rent due for the final months of this Lease. Nothing herein contained shall be construed to relieve Tenant, or imply that Tenant is relieved of the liability for or the obligation to pay any Additional Rent due for the final months of this Lease, nor shall Landlord be required to first apply said security deposits to such Additional Rent if Landlord does not so desire in Landlord's sole discretion.

5. COST OF LIVING INCREASE. Commencing with the first of the Adjustment Months as set forth below and on each of the succeeding Adjustment Months thereafter, the Monthly Base Rent shall be adjusted as set forth below. The "Price Index" as used herein shall mean the Consumer Price Index shown on the U.S. City Average for all urban consumers, unadjusted, all items, as promulgated by the Bureau of Labor Statistics of the U.S. Department of Labor, using the year 1967 as a base of 100. The Monthly Base rent shall be adjusted in accordance with the following provisions:

  (A) The Price Index as of the commencement of the term of this Lease shall be designated the "Base Index";

  (B) The Price Index as of the current Adjustment Month shall be designated the "Comparison Index";

  (C) Promptly upon the availability of each Comparison Index, the Monthly Base Rent shall be adjusted by multiplying the then existing Monthly Base Rent by the Fraction which has as a numerator the Comparison Index for the current Adjustment Month and has as a denominator, the Base Index. The product thereof shall be the new Monthly Base Rent which shall remain as adjusted until the next succeeding Adjustment Month. No adjustment shall be made if said adjustment would reduce the Monthly Base Rent. Each adjustment shall be effective and shall be due and payable as of the first day of the month following each respective Adjustment Month regardless of when Tenant receives notice of such adjustment. Tenant shall cover any deficiencies in the Monthly Base Rent already paid upon the latter of ten (10) days after receipt by Tenant of notice of an adjustment or the date upon which the next payment of Monthly Base Rent is due. The Total Base Rent shall be adjusted by adding to the amount of Total Base Rent which should have been paid through the end of the current Adjustment Month the product of the number of months remaining in the term of this Lease after the current Adjustment Month times the newly determined Monthly Base Rent. In the event that the Price Index hereinabove referred to ceases to incorporate a significant number of the items as currently set forth therein, or if a substantial change is made in the method of establishing such Price Index, then the Price Index shall be adjusted to the figure that would have resulted had no change occurred in the manner of computing such Price Index. In the event that such Price Index (or successor or substitute index) is not available, then Landlord, in Landlord's sole discretion, may use another governmental or nonpartisan publication evaluating the information theretofore used in determining the Price Index in lieu of such Price Index. The Adjustment Months shall be the month of January in each of the following years: 1987, 1988, 19889, 1990, 1991, 1992, 1993, 1994, and 1995

6. SECURITY DEPOSIT. Tenant will deposit with Landlord the sum of $5,000.00 which sum shall be held by Landlord as security for the faithful performance by Tenant of all terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term hereof. If Tenant defaults with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of Monthly Base Rent or Additional Rent, Landlord may (but shall not be required to) use, apply or retain all or any part of this security deposit for the payment of any Monthly Base Rent or Additional Rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said security deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount and Tenant's failure to do so shall be a material breach of this Lease. Tenant hereby waives any right, by stature or otherwise, to earn any interest on security deposits or any right to have any security deposits held in a separate account. Landlord shall not be required to keep any security deposits separate from its general funds and Landlord may commingle said security deposits with any other funds of Landlord. Tenant shall not be entitled to interest on its security deposits. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by Tenant, the balance of any security deposits made shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) within sixty (60) days after the expiration of the term of the this Lease.

7. USE. The Tenant will use and occupy the entire Premises for the following use or purpose and for no other use or purpose and shall not permit any other use of the Premises or any portion thereof. As a Commercial Bank and such related services which are typical and usual for such operations, and for no other purposes. However, Tenant shall be permitted to operate a retail insurance operation for depositors only, as an ancillary service of the Bank. There will be no retail real estate brokerage operation other than for the sale of real estate owned by the Tenant.

8. QUIET ENJOYMENT. Upon payment by Tenant or the rents herein provided, and upon the observance and performance of all terms, provisions, covenants and conditions on Tenant's part to be observed and performed, Tenant shall, subject to all of the terms, provisions, covenants and conditions of this Lease, peaceably and quietly hold and enjoy the Premises for the term hereof.

9. IMPROVEMENTS. Landlord shall, at Landlord's sole cost and expense, complete Landlord's Work which shall be of the specifications, materials, design, finish and color of the standard adopted by Landlord for the Building. Any improvements and other work done to the Premises which in any manner exceed, change or are in addition to Landlord's Work shall be referred to as "Tenants's Work" and shall be constructed by Tenant at Tenant's sole cost and expense. No allowance shall be made for the omission of any of Landlord's Work except when at the request of Tenant part of Landlord's Work is omitted and Tenant's Work of a similar nature and for a similar use is substituted therefor and incorporated into Landlord's Work, in which case an allowance shall be made by Landlord to Tenant against the cost of Tenant's Work in an amount equal to Landlord's savings in cost by reason of such omission from Landlord's Work. Tenant shall pay to Landlord a reasonable amount as overhead and profit above the cost for Tenant's Work. All of Landlord's Work and the Tenant's Work shall be completed in accordance with the Plans, as defined below. Tenant shall pay for Tenant's Work as rent due in advance of construction, upon demand. Complete architectural and mechanical plans and specifications ("Plans") shall be prepared by the architect and/or engineers designated by Landlord. That portion of the Plans which contain Landlord's Work shall be prepared at Landlord's expense except that any modifications, changes or additions thereto which modifications, changes or additions are at the request of Tenant shall be at Tenant's sole cost and expense. The Plans shall be consistent with the design, construction and equipment of the Building and in conformity with its standards and shall show the location and extent of any excess floor loading, all special requirements for air conditioning, plumbing and electricity and the estimated total electrical load. The Plans are subject to the written approval of Landlord in Landlord's sole and unquestionable discretion. All design, construction and installation shall conform to the requirements of any and all authorities having jurisdiction thereof. Tenant shall submit all information necessary to prepare the Plans and any other information necessary to complete Landlord's Work, except color and finish schedules, to Landlord on or before March 15, 1987. In the event that Tenant fails to submit such information within said time period, then Landlord shall have the right to proceed as it deems appropriate in Landlord's sole discretion. In the event that any work so done by Landlord thereafter requires changes, then said changes shall be at Tenant's sole cost and expense. See Page 3-A

Tenant shall contract and pay for the Work and receive an allowance as set forth below.

  (i) All contractors, subcontractors, laborers, suppliers and materialmen shall be subject to Landlord's written approval prior to their bidding for and/or entering into any agreements to do any portion of the Work.

  (ii) Tenant shall obtain Landlord's written approval to any contracts, subcontracts or other agreements which are in any way related to the Work or any portion thereof. All such agreements must require the parties thereto to indemnify and hold Landlord harmless from and against any and all liens, claims, causes, damages, losses or costs of any kind including, without limitation, attorney's fees, incurred in connection with the Work or any portion thereof and must expressly waive any right to file a lien against the Premises, the Office Building or any other property owned by Landlord and the parties thereto shall agree that the sole and exclusive remedy shall be to proceed against Tenant.

  (iii) Tenant shall pay all amounts due in connection with the Work as and when said payments are due.

  (iv) Landlord shall reimburse Tenant the sum of $52,500.00 upon completion of all of the following:

      (a) Proof of payment of all contractors, subcontractors, laborers, suppliers and materialmen in connection with the Work and receipt of releases of liens from all of the aforesaid persons.

      (b) Acceptance by all required authorities of the Work and the issuance of a permanent certificate of occupancy in connection therewith.

      (c) Verification by Landlord's architect that the Work was performed in compliance with the Plans approved by Landlord.

      (d) Tenant has opened for business in the Premises.

      (e) Tenant is otherwise in full compliance with all of the terms and conditions of this Lease.

    (v) Landlord agrees to allow Tenant access thru the glass demising wall in the premises for an entry way, providing: (1) all design and construction is prepared and installed at Tenants expense: (2) Tenant has requested and received in writing Landlord's approval, prior to commencing said work: (3) all work is in keeping with local, state and municipal codes.

10. INSURANCE PREMIUMS. In no event shall Landlord increase the insurance pass through to Tenant because of the nature of their business. Insurance market conditions dictated to Landlord shall be passed on to Tenant as additional rent.

11. RULES AND REGULATIONS. Tenant shall comply with all rules and regulations Landlord may adopt from time to time fro the operation and use of the Building. The present rules and regulations, which Tenant hereby agrees to comply with, entitled "Rules and Regulations" are attached hereto. Any future rules and regulations shall become a part of this Lease, and Tenant hereby agrees to comply with the same upon delivery of a copy thereof to Tenant, providing the same do not materially deprive Tenant of its rights established under this Lease.

12. GOVERNMENTAL REQUIREMENTS. In connection with any and all matters relating to this Lease and the Building, Tenant shall comply with any and all laws, statues, ordinances, codes, rules and regulations of any and all federal, state and local governmental and quasi-governmental officials, bodies, agencies, boards and other authorities and courts of competent jurisdiction.

13. SERVICES. Landlord will furnish the following services:

  (A) Automatically operated elevator service, public stairs as allowed by appropriate authorities, electrical current for lighting, incidentals, and normal office use, and water at points of supply designated by Landlord provided for general use of its tenants at all times and on all days throughout the year.

  (B) Heat and air conditioning on Monday through Friday from 8:00 A.M. to 6:00 P.M., except Saturdays, Sundays and those holidays as declared by Landlord, in Landlord's sole discretion. Landlord shall also, at Tenant's sole cost and expense to be charged as rent, furnish heat and air conditioning at such other times as are not set forth above, provided Tenant gives written request to Landlord before 2:00 P.M. of the business day preceding the extra usage.

  Such services shall be provided only as long as Tenant is not in default under any of the terms, provisions, covenants and conditions of this Lease, which services shall be subject to interruption caused by repairs, renewals, improvements, changes to service, alterations, strikes, lockouts, labor controversies, inability to obtain fuel or power, accidents, breakdowns, catastrophes, national or local emergencies, acts of God and conditions and causes beyond the control of Landlord, and upon such happening, no claim for damages or abatement of rent for failure to furnish any such services shall be made by Tenant or allowed by Landlord. No electric current shall be used except that furnished or approved by Landlord, nor shall electric cable or wire be brought into the Premises or the Building, except upon the written consent and approval of Landlord. Tenant shall only use office machines and equipment that operate on the Building's standard electric circuits, but which in no event shall overload the Building's standard electric circuits from which the Tenant obtains electric current. Landlord's estimated cost of such excess electric current consumption or based upon the actual cost thereof if separately metered. Continued on Page 4-A

14. CHARGES AS RENT. Any reference in this lease to the term "rent" shall be deemed to include, without limitation, Total Base Rent, Monthly Base Rent and Additional Rent as each may be adjusted from time to time; and any and all charges of any kind whatsoever against Tenant for services or for work done on the Premises by order of Tenant, or otherwise accruing under this Lease, all of which items shall be included in any lien for rent as allowed by law, this Lease or otherwise.

15. REPAIR OF LEASED PREMISES. Tenant will, at Tenant's sole cost and expense, keep the Premises in good repair and tenantable condition during the term hereof and will replace at Tenant's sole cost and expense, any and all broken glass caused by tenant in and about the Premises. Tenant will make no alterations, additions or improvements of any kind in or to the Premises or any part thereof without the prior written consent of Landlord. Any and all additions, fixtures, carpets or improvements of any kind, whenever made, except only office furniture and trade fixtures which shall be readily removable without injury to the Premises, shall become the sole property of Landlord during the term hereof and shall remain a part of the Premises at the expiration of this Lease. Landlord shall have the right at any time and from time to time, to make and build additions, improvements and alterations to the Building or any part thereof and make such alterations and repairs to said Building as it may deem wise and advisable in Landlord's sole discretion without any liability to Tenant therefor.

16. LIENS. Tenant shall not have any authority to create any liens on the Building, the Premises or Landlord's interest therein for labor, materials or any other matters and all persons or entities contracting with or otherwise doing work for or at the request of Tenant on or about the Premises or the Building, and all materialmen, contractors, subcontractors, suppliers, mechanics and laborers are hereby charged with notice that they must look only to Tenant and to Tenant's interest in the Premises to secure the payment of any amounts claimed to be due, Tenant shall immediately pay-off, release and discharge, by bond or otherwise, any and all liens of any kind or character, and will indemnify Landlord against any and all expenses, costs and charges, including bond premiums for release of liens and attorneys fees and costs reasonably incurred in and about the defense of any suit in discharging any liens, judgments, or encumbrances caused or suffered by Tenant. The expenses, costs and charges above referred to shall be considered as rent due. Nothing herein shall be deemed to subject Landlord's interest to any lien of any kind.

17. PARKING. During the term of this Lease, charges for parking are payable as rent, in advance on the first day of each month throughout the term of this Lease. In the event of an increase in monthly parking rates, Tenant shall have the right to cancel any or all of its parking spaces herein leased upon thirty
(30) days written notice to Landlord. Said parking spaces will be in the areas designated by Landlord. Parking spaces will be unassigned and Landlord shall not be liable for any damage of any nature whatsoever to, or any theft of automobiles or other vehicles or the contents thereof, while in or about the Building Parking areas.

18. ESTOPPEL STATEMENT. Tenant agrees that from time to time, upon not less than ten (10) days prior request by Landlord, Tenant will deliver to Landlord a statement in writing certifying (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the Lease as modified is in full force and effect and stating the modifications); (b) the dates to which the rent and other charges have been paid; (c) that Landlord is not in default under any provisions of this Lease, or, if in default, the nature thereof in detail; and (d) any other matters requested by Landlord to the extent same are true and correct.

19. SUBORDINATION. If the Building or any part thereof, is at any time subject to a mortgage, deed of trust, ground lease or other form of financing or refinancing, and Tenant has received written notice from the holder

Interior Electrical Usage

Tenant shall install an electrical meter at Tenants' expanse and be billed separately for the demised premises electrical usage, excluding usage required for HVAC and the Common Areas.

HVAC ELECTRICAL USAGE

Not withstanding the above, electrical usage for the HVAC and appropriate charges shall be calculated after Landlord provides a statement by it's Electrical Engineer (at Landlord's expense) outlining the calculations as to what the most accurate proportionate share of electrical charges for the demised premises shall be. This shall not be based solely on the square footage proportionate share.

OPERATING COST/ELECTRICAL USAGE

Excluding electrical for interior and HVAC, Tenant shall pay all other operating cost as outlined, herein.

  (a) Notwithstanding any other provision contained in the Lease, the following are applicable:

In the event the Tenant or its successors or assigns shall become insolvent, bankrupt, or make an assignment for the benefit of creditors, or if its or their interest hereunder shall be levied upon or sold under execution or other legal process, or in the event the bank to be operated on the premises is closed, or is taken over by the Comptroller of the Currency, or other bank supervisory authority, the Landlord may terminate the Lease only with the concurrence of said Comptroller or other supervisory authority, and any such authority shall in any event have the election to either continue or terminate the Lease, provided that in the event the Lease is terminated, the maximum claim of Landlord for damages or indemnity for injury resulting from the rejection or abandonment of the unexpired Lease shall in no event be in an amount exceeding the rent reserved by the Lease, without acceleration, for the year next succeeding the date of the surrender of the premises to the Landlord, or the date of re-entry of the Landlord, whichever first occurs whether before or after the closing of the bank, plus an amount equal to the unpaid rent accrued, without acceleration, up to such date.

  (b) Upon Tenant's failure to pay an installment of rent due or if the Tenant shall fail to observe and perform any of the other conditions, agreements, or provisions of the Lease, it shall be lawful thereupon, after Landlord shall have notified the Tenant, the Comptroller of the Currency, the Director of FDIC Division of Bank Supervision, or the respective successors of either, in writing, of such failure on the part of the Tenant, and the Tenant, Comptroller of the Currency, the Director of FDIC Division of Bank Supervision, or the respective successor of either, shall not have rectified such failure within sixty (60) days after giving of such notice to it, for Landlord to reenter and repossess said premises, to remove all persons therefrom, and all rights of Tenant as a tenant shall immediately cease and terminate. The failure on the part of the Landlord to re-enter or repossess the premises, or to exercise any of its rights hereunder upon any default, shall not be deemed waiver of any of the terms and conditions of the Lease, and shall not preclude said landlord from the exercise of any such rights upon any subsequent occurring default or defaults.

  (c) The parties agree that the Lease may be modified by such terms and conditions as shall be affirmatively imposed upon Tenant by the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Comptroller of the Currency, or state regulatory agencies, except that Landlord shall not be required to reduce the rent and other charges due hereunder. Notwithstanding any other provisions contained in the Lease, in the event the Tenant is closed or taken over by the financial institutions authority of the State of Florida, or other financial institution supervisory authority, the Landlord may terminate the Lease only with the concurrence of such authority and any such authority shall in any event have the election either to continue or to terminate the Lease; provided that in the event this Lease is terminated, the maximum claim of Landlord for damages or indemnity for injury resulting from the rent reserved by the Lease, without acceleration for the year next succeeding, the rejection or abandonment of the unexpired term of the Lease shall in no event be in an amount exceeding the date of the surrender of the premises to the Landlord, or of the date of re-entry of the Landlord, whichever first occurs, whether before or after the closing of the financial institution, plus an amount equal to the unpaid rent accrued without acceleration up to such date.

  (G) If the term of any lease, other than this Lease, made by Tenant for any other space in the Building shall be terminated or terminable after the making of this Lease because of any default by Tenant under such other lease, such default shall, ipso facto constitute a default hereunder and empower Landlord, at Landlord's sole discretion, to terminate this Lease as herein provided in the event of default.

  (H) Any right herein granted to Landlord to terminate this Lease shall apply to any extension or removal hereof.

  (I) No receipt of money by Landlord from Tenant after the termination of this Lease or after the service of any notice or after the commencement of any suit, or after final judgment for possession of the Premises shall reinstate, continue or extend the terms of this Lease or affect any such notice, demand or suit or imply consent for any action for which Landlord's consent is required.

  (J) No waiver of any default of Tenant hereunder shall be impled from any omission by Landlord to take any action on account of such default if such default persists or be repeated, and no express waiver shall affect any default other than the default specified in the express waiver and then only for the time and to the extent therein stated.

  Landlord shall not be deemed in default of any of the terms, conditions, requirements and provisions of this Lease until the expiration of thirty (30) days after the receipt of written notice specifying any alleged default, but only if Landlord shall have failed to cure or remedy said default during said period. If the specified default by Landlord shall be of a nature that cannot be completely cured within said thirty (30) day period then, if Landlord shall have diligently commenced curing same within said thirty (30) day period then no default shall be deemed to have occurred.

22. ATTORNMENT. If all or any portion of Landlord's interests hereunder shall be transferred voluntarily or by reason or foreclosure or other proceedings for enforcement of any mortgage or other form of lien or financing on the Building or any part thereof, Tenant shall, at the option of said transferee, be bound to such transferee ("Purchaser") for the balance of the term hereof remaining, and any extensions or renewals hereof which may be effected in accordance with the terms and provisions hereof with the same force and effect as if the purchaser were the Landlord under this Lease, and Tenant does hereby agree, at the option of Purchaser, to attorn to the Purchaser, including the mortgagee under any such mortgage if it be the Purchaser, as its Landlord, said attornment to be effective and self-operative without the execution of any further instruments upon the Purchaser succeeding to the interest of Landlord under this Lease. The respective rights and obligations of Tenant and the Purchaser upon such attornment, to the extent of the then remaining balance of the term of this Lease and any extensions and renewals hereof, shall be and are the same as those set forth herein. In the event of such transfer of Landlord's interests, Landlord shall be released and relieved from all liability and responsibility thereafter to Tenant under this Lease or otherwise and Landlord's successor shall become liable and responsible to Tenant in respect to all obligations of Landlord under this Lease accruing from and after the date of such transfer including, without limitation, the retention, disbursement and return of any and all security deposits and advance rent, if any.

23. ASSIGNMENT. Without the written consent of Landlord first obtained in each case, Tenant shall not assign, transfer, mortgage, pledge, or otherwise encumber or dispose of this Lease or any portion of Tenant's interest herein or underlet the Premises or any part thereof or permit the Premises to be occupied or used by other persons. Any such action taken without Landlord's prior written consent shall be null and void and shall be an event of default hereunder. Landlord may arbitrarily withhold such consent in Landlord's sole discretion. In the case of a subletting Landlord shall become entitled to collect and retain all rentals payable under the sublease. If this Lease be assigned, or if the Premises or any part thereof be underlet or occupied or used by any person or entity other than Tenant, Landlord may collect or accept rent from the assignee, undertenant, or occupant and apply the net amount collected or accepted to the rent herein reserved, but no such collection or acceptance shall be deemed a waiver of this covenant or the acceptance of the assignee, undertenant, or occupant as Tenant, nor shall it be construed as or implied to be a release of Tenant from the further observance and performance by Tenant of the terms, provisions, covenants and conditions herein contained. In lieu of consenting or not consenting, Landlord may, in Landlord sole discretion: (I) in the case of the proposed assignment or subletting of Tenant's entire leasehold interest, terminate this Lease in its entirety, or (ii) in the case of the proposed assignment or subletting of a portion of the Premises, terminate this Lease as to that portion of the Premises which Tenant has proposed to assign or sublet. In the event Landlord elects to partially terminate this Lease pursuant to clause (ii) of this paragraph, Tenant's obligations as to rent and other charges shall be reduced in the same proportion that the Rentable Area of the portion of the Premises taken by the proposed assignee or subtenant bears to the total Rentable Area of the Premises. Any change in the ownership (legal or equitable) of and/or power to vote 50% or more of the outstanding ownership interest of Tenant, whether such change in ownership is by sale, assignment, bequest, inheritance, operation of law or otherwise, shall be deemed an assignment of this Lease and shall give rise to Landlord's remedies hereunder. Landlord's consent to any assignment, subletting or other transfer or to any pledge or encumbrance of all or any portion of Tenant's interest herein, shall in no way be deemed a consent to any other assignment, subletting, transfer, pledge or encumbrance. In the event of any assignment, subletting or other transfer or encumbrance of all or any portion of Tenant's interest herein, whether with or without Landlord's consent, Tenant shall remain fully liable for the payment of all rent and other charges due hereunder and for the faithful performance of all of the terms, conditions.
Covenants and provisions hereof. See Page 6-A

24. SUCCESSORS AND ASSIGNS. All terms, provisions, covenants and conditions to be observed and performed by Tenant shall be applicable to and binding upon Tenant's respective heirs, administrators, executors, successors and assigns, subject, however, to the restrictions of Tenant as provided herein. All expressed covenants of this Lease shall be deemed to be covenants running with the land. All of the benefits and rights contained in this Lease shall enure to the benefit of Landlord and Landlord's successors and assign.

25. HOLD HARMLESS. Tenant does and shall indemnify and keep Landlord harmless from and against any and all losses, damages, fines, penalties, liabilities and expenses, including, without limitation, attorney's fees incurred whether or not suit is brought, at trial and appellate levels which may arise or be claimed against Landlord and be in favor of any persons or entities, consequent upon or arising from the use or occupancy of the Premises by Tenant, or consequent upon or arising from any acts, omissions, neglect or fault of landlord invitees, or consequent upon or arising from Tenant's failure to comply with any laws, statutes, ordinances, Notwithstanding anything to the contrary contained herein, any prohibition, such as assigning or subletting leases shall not be applicable if the tenant is assigning or subletting to a wholly owned and/or controlled subsidiary financial institution regulated by a federal regulatory agency. Codes or regulation as herein provided. Landlord shall not be liable to Tenant and Tenant does hereby release, remise, quitclaim and forever discharge Landlord from and against any and all damages, losses, claims or injuries to the officers, directors, owners, agents, servants, employees, licensees, guests, visitors, customers, persons, or property of Tenant which may be caused by the acts, neglect, omissions, or faults of any persons or entities except for the gross negligence of Landlord or its employees. Tenant shall look solely to Landlord's interest in the Building and in Landlord's personal property used in connection therewith for the satisfaction of any judgment or decree based upon any matters arising in connection with or in any way related to this Lease or the Building and no other property or asset of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of such judgement or decree. In case Landlord shall be made a party to any litigation commenced against Tenant, then Tenant shall protect and hold Landlord harmless and shall pay all costs, expenses and reasonable attorney's fees incurred or paid by Landlord in connection with such litigation and any appeal thereof. Conversely, the preceding sentence shall also apply to the Landlord. The provisions of this paragraph shall survive the termination of this Lease.

26. ATTORNEY'S FEES. If either party defaults in the performance of any of the terms, provisions, covenants and conditions of this Lease and by reason thereof the other party employs the services of an attorney to enforce performance of the covenants, or to perform any service based upon defaults, then in any of said events the prevailing party shall be entitled to recover reasonable attorney's fees and all expenses and costs incurred by the prevailing party pertaining thereto at trial and appellate levels and in the enforcement of any remedy.

27. DAMAGE OR DESTRUCTION. In the event the Premises shall be destroyed or so damaged or injured by fire or other casualty, during the term of this Lease or any extensions or renewals hereof, whereby the same shall be rendered untenantable, then Landlord shall have the right, but not the obligation, to render the Premises tenantable by repairs within one hundred eighty (180) days therefrom or to terminate this Lease. Within sixty (60) days following receipt by Landlord of notice of said damage or destruction, Landlord shall notify Tenant with respect to whether or not Landlord intends to restore the Premises or terminate this Lease. If said Premises are not rendered tenantable within the aforesaid one hundred eighty (180) days, either party shall have the option to terminate this Lease, and in the event of such termination rent and other charges shall be paid only to the date of such fire or casualty. The termination herein must be exercised by written notice delivered within ten (10) days after the expiration of said one hundred eighty (180) days. During any time that the Premises are untenantable due to causes set forth in this paragraph, the rent or a just and fair proportion thereof shall be abated. The aforesaid right of termination shall be Tenant's sole and exclusive remedy in the event of such damage or destruction and Tenant hereby waives any other remedies or causes of action of any kind in connection therewith. Notwithstanding the foregoing, should damage, destruction or injury occur by reason of the negligence or wrongful acts of Tenant or any of its officers, directors, employees, agents or representatives, Landlord shall have the right, but not the obligation, to render the Premises tenantable within three hundred sixty (360) days of the date of damage, destruction or injury and in no event shall there by any abatement of rent nor shall Tenant have any right of termination. notwithstanding the foregoing, should damage or destruction occur during the last twelve (12) months of the term hereof either party shall have the option to terminate this Lease, effective on the date of damage or destruction, by delivering written notice of such intention within thirty (30) days after the date of damage or destruction; provided, however, that if such damage or destruction is due to the neglect or wrongdoing of Tenant or any of its officers, directors, employees, agents or representatives, then Tenant shall remain liable to Landlord for any damage therefrom and any rent and other charges due notwithstanding such termination until Landlord has been rendered whole by any and all payments due and owed.

28. EMINENT DOMAIN. If there shall be taken during the term of this Lease all or any portion of the Premises or the Building, other than a part not interfering with maintenance, operation or use of the Premises, Landlord may elect to terminate this Lease or to continue same in effect. If Landlord elects to continue the Lease, the rent shall be reduced in the proportion that the Rentable Area of the Premises so taken bears to the original Rental Area of Tenant and Landlord shall repair any damage to the Premises or the Building resulting from such taking. Tenant shall only have a right to terminate if enough of the Premises is taken by condemnation fr Eminent Domain to render the Premises unsuitable for its intended use. If all of the Premises is taken by condemnation or Eminent Domain, or if Landlord elects to terminate as set forth above, this Lease shall terminate on the date of the taking. All sums awarded (or agreed upon between Landlord and the taking authority) for the taking of the interest of Landlord and/or Tenant, whether as damages of as compensation, and whether for partial or total condemnation, will be property of the Landlord. If this Lease should be terminated under any provisions of this paragraph, rent will be abated for a period of ninety (90) days, other charges shall be due and payable up to the date that possession is taken by the taking authority. Tenant shall not be entitled to and expressly waives all claim to any condemnation award for any taking, whether whole or partial, and whether for diminution in value of the leasehold or to the fee although Tenant shall have the right, to the extent that same shall not reduce Landlord's award, to claim from the taking authority, but not from the Landlord, such compensation as may be recoverable by Tenant in its own right for damage to Tenant's business, fixtures and improvements installed by Tenant at its expense.

29.  LIEN FOR PAYMENT OF RENT.

30. RIGHT OF ENTRY. Landlord, or its agents, shall have the right to enter the Premises In case of emergencies or with Tenant's approval, having been first received.

31. NOTICE. Unless otherwise specifically provided herein, all notices to be given hereunder shall be in writing and sent to the parties, as hereinafter provided, at their respective addresses set forth in the beginning of this Lease, by hand delivery, Federal Express, or by certified mail, return receipt requested, postage prepaid. Unless otherwise specifically provided herein, said notice shall be effective on the date such notice is either posted on the Premises, hand delivered, deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, or upon delivery to Federal Express. The place to which Landlord is entitled to receive any notice may be changed by giving five (5) days prior written notice thereof in accordance with the foregoing provisions. Notwithstanding anything herein to the contrary, the posting on the Premises or the delivery thereto by Landlord of any notice shall be conclusively deemed as delivery to Tenant of such notice, any provisions herein to the contrary being strictly for Tenant's convenience and not as a matter of right. Tenant hereby waives any right to service or service of process and agrees that posting on the Premises or delivery thereto of any service or service of process shall be conclusively deemed as adequate service or service of process for any and all purposes.

32. LANDLORD CONTROLLED AREAS. All parking areas, driveways, entrances and exits thereto, Common Areas, truck way or ways, loading areas, pedestrian walkways and ramps, landscaped areas, stairways, corridors, elevators and elevator shafts and other areas and improvements provided by Landlord for the general use, in common, of tenants, their officers, agents, employees, servants, invitees, licensees, visitors, patrons and customers, shall be at all times subject to the exclusive control and management of Landlord, and Landlord shall have the right from time to time to establish, modify and enforce rules and regulations with respect to all such facilities, areas and improvements; to operate, maintain and repair same in Landlord's sole discretion; to police same, from time to time, to change the level, location and arrangement of such areas and other facilities hereinabove referred to; to restrict parking by and enforce parking charges with meters or otherwise, to tenants, their officers, agents, invitees, employees, servants, licensees, visitors, patrons and customers; to close all or any portion of said areas or facilities to such extent as my, in the sol opinion of Landlord, be sufficient to prevent a dedication thereof or the accrual of any rights to any portion of the public areas, Common Areas or facilities; to discourage non-tenant parking; and to do and perform such other acts in and to said areas, facilities and improvements as, in the sole judgement of Landlord, the Landlord shall determine to be advisable. Nothing herein shall be construed as giving Tenant any rights and/or privileges in connection with such parking areas and/or facilities unless such rights and/or privileges are expressly set forth elsewhere in this Lease.

33. CONDITION OF PREMISES ON TERMINATION OF LEASE AND HOLDING OVER. Tenant agrees to surrender to Landlord, at the end of the term of this Lease and/or upon any cancellation or termination of this Lease, the Premises in as good condition as said Premises were in at the commencement hereof, ordinary wear and tear excepted. Tenant agrees that if, Tenant does not surrender the Premises to Landlord at the end of the term of this Lease then Tenant will have three (3) months, after term to negotiate and sign lease or then have sixty (60) days to terminate, and pay to Landlord double the amount of the current rent and other charges due for each month or portion thereof that Tenant holds over plus all damages that Landlord may suffer on account of Tenant's failure to surrender to Landlord possession of the Premises, and will indemnify and save Landlord harmless from and against all claims made by any succeeding Tenant of the Premises against Landlord on account of delay of Landlord din delivering possession of the Premises to said succeeding Tenant so far as such delay is occasioned by failure of Tenant to so surrender the Premises in accordance herewith or otherwise. No receipt of money by Landlord from Tenant after termination of this Lease or the service of any notice of commencement of any suit or final judgment for possession shall reinstate, continue or extend the term of this Lease or otherwise affect any such notice, demand, suit or judgment. No act or thing done by Landlord or its agents during the term hereby granted shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it be made in writing and subscribed by a duly authorized officer or agent of Landlord.

34. OCCUPANCY TAX. Tenant shall be responsible for and shall pay before delinquency all federal, municipal, county or state taxes assessed during the term of this Lease against any occupancy interest, occupational use, or personal property of any kind, owned by or placed in, upon or about the Premises by Tenant.

35. SIGNS. Landlord shall have the right to install signs on the interior or exterior of the Building and the Premises and/or change the Building's name or street address at any time, in Landlord's sole discretion and with proper written notice.

36. TRIAL BY JURY.

37. RELOCATION OF TENANT.

38. VALIDITY OF PROVISION. If any term, provision, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term, provision, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each other term, provision, covenant or condition of this Lease shall be valid and be unenforceable to the fullest extent permitted by law. If any term or provision herein is subject to more than one interpretation, one of which would render it valid and one which would render it void or unenforceable then said term or provision shall be given the interpretation that would render it valid and enforceable.

39. CONSTRUCTION. This Lease shall be construed in accordance with the laws of the State of Florida.

40. TIME IS OF THE ESSENCE. Time is of the essence of all the terms, provisions, covenants and conditions of this Lease.

41.  WAIVER OF VENUE.

42. MISCELLANEOUS. The terms Landlord ant Tenant as herein contained shall include singular and/or plural, masculine, feminine and/or neuter, heirs, successors, executors, administrators, personal representatives and/or assigns whenever the context so requires or admits. The terms, provisions, covenants and conditions of this Lease are expressed in the total language of this Lease and the paragraph headings are solely for convenience and are not intended to limit or expand any of the provisions of this Lease. Any formally executed addendum to or modification of this Lease and any riders, exhibits or attachments hereto shall be expressly deemed incorporated by reference herein unless a contrary intention is clearly stated therein.

43. EFFECTIVE DATE. Submission of this instrument for examination does not constitute an offer, right of first refusal, refusal, reservation of or option for the Premises or any other space or premises in, on or about the Building. This instrument becomes effective as a lease only upon execution and delivery by both Landlord and Tenant.

44. ENTIRE AGREEMENT. This Lease along with Addendums 1 and 2, rules and regulations, site plan and floor plan contains the entire agreement between the parties hereto and all previous negotiations leading hereto are superseded hereby. This Lease may be modified only by an agreement in writing signed by Landlord and Tenant. Tenant acknowledges and agrees that Tenant has not relied upon any prior written or prior or contemporaneous oral promises, statement, representation, agreements or warranties except such as are expressed herein.

45. BROKERAGE. Tenant represents and warrants that it has dealt with no broker, agent or other person or entity in connection with this transaction and that no broker, agent or other person or entity brought about this transaction, other than N/A (if the foregoing blank has not been completed, the word iNonei shall be deemed to have been typed there3in) and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person or entity claiming a commissioner other form of compensation by virtue of having dealt with Tenant with regard to this transaction. The provisions of this paragraph shall survive the termination of this Lease.

46. NO RECORDING. Tenant shall not record this Lease or any memorandum or notice hereof and any such recording shall give Landlord the right, in Landlordis sole discretion, to terminate this Lease and pursue any other remedies available by law or contained herein with respect to a default by Tenant.

47. FORCE MAJEURE. Neither Landlord nor Tenant shall be required to perform any term, condition, or covenant in this Lease so long as such performance is delayed or prevented by force majeure, which shall mean acts of God, labor disputes (whether lawful or not), material or labor shortages, restrictions by any governmental authority, civil riots, floods, and any other cause not reasonably within the control of Landlord or Tenant and which by the exercise of due diligence landlord or Tenant is unable, wholly or in part, to prevent or overcome. Lack of money shall not be deemed force majeure.

48. DELEGATION. Landlord shall have the right, at any time and from time to time to delegate and/or assign all or any portion of its duties, responsibilities and obligations hereunder, in Landlordis sole discretion.

49. ADDITIONAL PAGES. This Lease consists of six (6) additional pages of exhibits, riders and addenda.

  IN WITNESS WHEREO, the parties hereto have signed and delivered this Lease in triplicate at Miami, Dade County, Florida, as if the day and year first above written.

WITNESSES:                            LANDLORD Centrum Pembroke, Inc.
/s/ ______________________________    By: /s/
                                      Larry Golinsky, Executive Vice President
/s/ ______________________________    Dated:
                                      TENANT: Flamingo Bank

/s/ ______________________________    By:/s/
                                      Jules Littman,
/s/ ______________________________    Subscription Agent in Organization
                                      Dated:  Oct. 8, 1986
                                     Dated:

Lease2sm/23

                                    ADDENDUM
  THIS ADDENDUM TO THAT CERTAIN LEASE (THE "Lease") of even date herewith by and between CENTRUM PEMBROKE, INC., as Landlord, and Flemingo Bank, as Tenant, which Lease is attached hereto and incorporated herein.

  Any improvements and othe work of any kind done to the premises which in any manner exceed, change or are in addition to Landlordis Work set forth in Exhibit B shall be referred to as iTenantis Worki and shall be done at the sole cost and expense of Tenant. No allowance shall be made for the omission of any of Landlordis Work as a result of any request by Tenant for Landlord to omit such work or as a result of the inability of landlord to perform any of Landlordis Work due to any default hereunder by Tenant. Prior to commencing any work, Tenant shall submit complete architectural and engineering plans and specification ("Plans") to Landlord for Landlordis approval in Landlordis sole discretion. Tenant shall deliver the Plans to Landlord on or before March 15, 1987. In the event that Tenant fails to submit the Plans within said time period, then Landlord shall have the right to either: (a) proceed with Landlordis Work as it deems appropriate, in Landlordis sole discretion, in which event any changes thereafter required shall be at Tenantis sole cost and expense: or (b) to declare the Lease in default, giving Landlord all of the rights and remedies available to Landlord in the event of a default as set forth in the Lease. No work shall be done except pursuant to the Plans and contracts as approved by Landlord such approval shall not be reasonably withheld. In the event Tenant does not proceed with Tenantis Work within one hundred eighty (180) days after the State Charter has been approved as quickly as possible or Tenant does not diligently proceed to completion thereof in order to open for business at the earliest date then Landlord shall have the right to either: (a) declare the Lease in default giving Landlord all of the rights and remedies available t Landlord in the event of a default as set forth in the Lease; or (b) charge Tenant as additional rent, the amount of $100 per day for each day that the premises are not open for business.

  IN WITNESS WHEREOF, the parties have hereunto set their hands and seals on the dates set forth below their respective signatures.

Witness:                            Centrum Pembroke, Inc.

/s/                                 By: /s/
/s/                                 Larry Golinsky, Executive Vice President
/s/                                 Landlord
/s/                                 Flamingo Bank
                                     By: /s/
                                 Jules Littman,
                                    Subscription Agent in Organization
                                     Tenant
RDC (2/84)

                                Addendum

  Addendum to and forming a part of that certain Office Lease Agreement ("Lease") of even date herewith by and between CENTRUM PEMBROKE, INC. ("Landlord") and FLAMINGO BANK ("Tenant").

                             OPTION TO RENEW
  Provided that Tenant has not been in default of any of the terms, conditions or provisions of the Lease at any time during the term thereof, then Tenant shall have the option, but only if exercised in writing at least six (6) months prior to the expiration of the original term of the Lease, to renew the Lease for an additional TEN (10) YEARS upon all of the terms, conditions, provisions and conenants set forth in the Lease. In addition to any Adjustment Months set forth in the Lease, the Monthly Base Rent shall also be adjusted in the month of January in each of the following years: 1999, 2000, 2001, 2002, 2003, 2004, and 2005. The foregoing shall be considered as Adjustment Months as that term is used in the Lease. Except as set forth herein to the contrary, all of the terms and provisions of the Lease shall remain in full force and effect according to their terms which terms and conditions are incorporated herein.

Witness:                            LANDLORD: Centrum Pembroke, Inc.

/s/                                 By: /s/
/s/                                 Larry Golinsky, Executive Vice President
/s/                                 Date: October 8, 1986
/s/
                                    TENANT: Flamingo Bank
                                     By: /s/
                                 Jules Littman,
                                    Subscription Agent in Organization
                                    Date: October 8, 1986

                           RULES AND REGULATIONS

1. No sign, door plaque, directory strip, advertisement or notice shall be displayed, painted or affixed by Tenant in or on nay part of the outside or inside of the Premises or the Building without the prior written consent of Landlord and then only of such color, size, character, style and material, and in such places as shall be approved by Landlord and municipal government as may apply. Landlord has agreed to make space available on the top of the building for the Tenant to apply its sign in keeping with building criteria and local code. In the event of the violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant. Signs on entrance doors to the Premises and directories shall be placed thereon by a contractor designated by landlord and paid for by Tenant. Signs, logos and decals required by Tenants regulating agencies shall be excluded from this paragraph. Tenant shall be allowed to have a sign at the upper most facis of the building and immediately above the tenants entrance.

2. No additional locks or bolts of any
kind shall be placed on any door in the Building and no changes shall be made to the existing locks or bolts without the prior written consent of Landlord. Landlord may at all times keep a pass key to the Premises.

3. Tenant shall not block or obstruct any of the entries, passages, doors, elevators, elevator doors, corridors, hallways or stairways of the Building or place empty or throw any rubbish, litter, trash or material of any nature into such areas, or permit such areas to be used at any time except for ingress or egress.

4. Glass panel doors that reflect or admit light into the passageways, or into any place in the Building, shall not be covered or obstructed by Tenant, and Tenant shall not permit, erect and/or place solar reflective film, drapes, curtains, blinds, shades, screens, furniture, fixtures, shelving, display cases, tables, lights, signs or advertising devises in front of, or in the proximity of any interior or exterior windows, glass panels or glass doors without Landlordis prior written consent.

5. Tenant, its officers, agents,
servants, employees, patrons, customers, visitors, invitees and contractors shall park their vehicles only in the area of the parking facilities designated for this purpose by Landlord.

6. Tenant shall not move furniture,
machines, equipment, merchandise or materials within, into or out of the Premises, Building or Common Areas without Landlordis prior written consent which consent shall dictate time, method and routing of movement so as not to obstruct general use of the building. Safes, large files, electronic data processing equipment and other heavy equipment or machines shall be moved into the Premises, Building or Common Areas only with Landlordis written consent and places where directed by Landlord. Any damage done to the Premises, Building or Common Areas or to other Tenants or persons during such movement of furniture, equipment, machines, merchandise or materials shall be paid for by Tenant.

7. There shall not be used anywhere in the Building any hand trucks, except those equipped with rubber tires and side guards.

8. All
contractors and/or technicians performing work for Tenant within the Premises, Building or Common Areas, shall be referred to Landlord for approval before performing such work. This shall apply to all work including, but not limited to, installation of telephones, telegraph equipment, electrical devices and attachments, and all installations affecting floors, walls, windows, doors, ceilings, equipment, or any other physical feature of the Premises, Building or Common Areas. None of this work shall be done by any Tenant without Landlordis prior written approval.

9. Tenant shall do no painting or decorating in the Premises, or mark, paint or cut into, drive nails or screw into, nor in any way deface any part of the Premises or the Building without the prior written consent of Landlord. If Tenant desires signal, communication, alarm or other utility or service connection installed or changed, such work shall e done at the expense of Tenant, but only after receipt of the approval and under the direction of Landlord.

10. All doors leading to the Premises from any corridor, passage or hallway shall be kept closed at all times, except when someone is actually entering or leaving the Premises.

11. Tenant shall, before leaving the Demised Premises unattended, close and lock all doors and shut off all utilities. Any damage resulting from failure to do so shall be paid by Tenant.

12. Tenant, with best efforts, shall not permit any noise or noises to be heard outside the Demised Premises that are obnoxious or nuissance causing.

13. Tenant shall not permit any equipment or device within the Premises which will impair radio or television broadcasting or reception from or in the Building.

14. Tenant shall not bring into the Building or keep on the Premises any fish, fowl, reptile, insect or animal of any kind whatsoever without prior written consent of Landlord.

15. Tenant shall not use the Premises, Building or Common Areas for housing, lodging or sleeping purposes or for the cooking or preparation of food without the prior written consent of Landlord.

16. Tenant shall not install or operate any refrigerating, heating or air conditioning apparatus or carry on any mechanical operation, or bring into the Premises, Building or Common Areas any flammable, combustible or explosive fluid, chemical, material or substance without the prior written consent of Landlord.

17. The requirements of Tenant will be attended to only upon application to Landlord. Landlordis employees and agents shall not perform any work or do anything outside of their regular duties, unless under special instructions from the Landlord and with reasonable notice.

18. The plumbing facilities shall not be used for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from a violation of this provision, shall be borne by Tenant.

19. The work of Landlordis janitorial personnel, if any, shall not be hindered by Tenant after 5:30 p.m. and such work may be done at any time when the Premises or Building are or should be vacant. The exterior windows, doors and fixtures may be cleaned at any time.

20. In the event Tenant must dispose of crates, boxes, or other items which will not fit into office wastepaper baskets, it will be the responsibility of Tenant to dispose of same. In no event shall Tenant se such items in the public hallways, or other areas of the Building or parking facilities, excepting Tenantis won Premises, for disposal.

21. Tenant will be responsible for any damage to the Premises, including carpeting and flooring, as a result of rust or corrosion of file cabinets, roller chairs, metal objects, or spills of any type of liquid, excluding normal wear and tear.

22.

23. Canvassing, solicitation and peddling in the Premises, Building and Common Areas are prohibited, and each Tenant shall cooperate to prevent same. In this respect, Tenant shall promptly report such activities to Landlord.

24. Tenant shall not solicit business in the Building or Common Areas, nor distribute any handbills, or other advertising matter, to vehicles parking in the parking facilities.

25. Landlord will not be responsible for lost or stolen property, equipment, money or any article taken from the Premises, Building or parking facilities, regardless of how or when such loss occurs.

26. No vending machine of any description shall be installed, maintained or operated upon the Premises without the prior written consent of Landlord.

27. Tenant shall not go upon the roof of the Building without the written consent of the Landlord.

28. Tenant shall not install any antenna or aerial wires, radio or television equipment, or any other such equipment, inside or outside of the Building, without Landlordis prior written consent and upon such terms and conditions as may be specified by Landlord.

30. Landlord reserves the right to close the Building and refuse access to the Building or the halls, corridors, elevators or stairways of the Building from 1:00 p.m. Saturday to 8:00 a.m. Monday, on holidays declared by Landlord, whenever the Building is not open to the public and on Monday through Friday between the hours of 6:00 p.m. and 8:00 a.m. unless the person seeking access has a pass or is properly identified. Landlord shall in no case be liable for damages for the admission to, or exclusion from the Building of any person. Tenantis officers, agents, servants and employees shall be permitted to enter and leave the Building whenever appropriate arrangements have been previously made between Landlord and Tenant with respect hereto. Each Tenant shall be responsible for all persons for whom he requests permission, and shall be liable to Landlord for all acts of such persons. Any person whose presence in the Building at any time shall, in the judgment of Landlord, be prejudicial to the safety, character, reputation and interest of the Building or its tenants, may be denied access to the Building or may be ejected therefrom. In case if invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Building or any part thereof during the continuance of same, by closing the doors or otherwise. Landlord may, but is not obligated, to require any person leaving the Building with any package or other object, to exhibit a pass from the tenant from whose Premises the package or object is being removed, but the establishment and enforcement of such requirements shall not impose any responsibility on Landlord for the protection of any Tenant against the removal of property from the Premises of Tenant. Landlord shall in no way be liable to any Tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the Premises, or the Building. Landlord shall with proper notice, allow invitees on to the premises. In no event shall permission be unreasonable withheld.

31. Tenant shall not permit the violation of any of these Rules and Regulations by any of Tenantis officers, directors, employees, agents, representatives, guests, customers, licensees, invitees or any other person or entity visiting the Building in connection with Tenant.

33. All of the terms,
provisions, conditions and covenants of that certain Office Lease Agreement of which these Rules and Regulations form a part, are incorporated herein and all defined terms as used herein shall have the same meaning as defined in said Office Lease Agreement.

EXHIBIT A    Site Plan (map)
EXHIBIT B     Ground Floor Plan (map)

                          LEASE MODIFICATION ASSIGNMENT

THIS LEASE MODIFICATION AGREEMENT (the "Agreement"), made as of the 6th day of December, 1989, by and between Centrum Pembroke, Inc., as Landlord (the "Landlord"), and Flamingo Bank, as Tenant (the "Tenant").

WHEREAS, by the lease dated October 8, 1986, by and between the parties hereto (such Lease, together with all valid addenda, exhibits, modifications, assignments, extensions, options, riders, and amendments thereto, are collectively referred to as the "Lease"), the Landlord leased to the Tenant and the Tenant leased from the Landlord, for the term and upon the terms and conditions therein set forth, certain space (the "Premises") within the office building known as One Centrum Plaza (the "Office Building"), as more particularly described in the Lease; and

WHEREAS, Landlord and Tenant have agreed to amend the Lease as herein set forth;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

  1. This Agreement modifies the terms and conditions of the Lease, and to the extent of any conflict between this Agreement and the Lease, the terms contained in this Agreement shall control.

  2. Landlord will assure that the outside front doors of the Office Building are unlocked on Saturdays between the hours of 9:00 a.m. and 1:00 p.m. during the Lease.

  3. Landlord will assure that the Premises receive air conditioning service on Saturdays between the hours of 9:00 a.m. and 1:00 p.m., during the Lease.

  4. Upon the execution of this Agreement, Tenant is simultaneously delivering to Landlord (i) affidavits from the Tenant and its general contractor averring that all contractors, subcontractors and material suppliers and laborers have been paid in full for all work and materials furnished on or about the Premises,
(ii) a copy of Tenant's Certificate of Occupancy, and (iii) a copy of the final release of liens from Tenant's general contractor. (Landlord hereby acknowledges that Tenant has already satisfied the conditions of this Paragraph 4.)

  5. Within fifteen (15) days after full execution of this Agreement, Landlord will deliver to Tenant the sum of $50,000.00, representing the full amount of Tenant's building allowance as adjusted and agreed. If the said $50,000.00 is not so delivered by Landlord to Tenant within the said 15 days, Landlord will be obligated to pay Tenant interest on the said $50,000.00 at the overnight Federal Funds rate currently in effect, until the said amount is paid, but in no event shall the above payment due to the Bank be made later than 30 days from the date of this execution.

  6. In settlement of the parties' dispute over the rental commencement date, Landlord has granted Tenant a rent abatement in the amount of $55,539.06 paid by credit towards rent, real estate taxes and common area maintenance charges for the months of July, 1989 and thereafter until the said $55,539.06 credit has been fully applied, and the parties hereby acknowledge and agree that said credit in the amount of $55,539.06 has been fully applied and Tenant is not entitled to any further credit.

  7. Upon full execution hereof and until December 31, 1989, Tenant shall be permitted to designate five parking spaces with yellow curbs reading "Bank Parking Only", effective for the remainder of the term of the Lease and any extensions thereof, provided however, that Tenant shall comply with all applicable building, zoning and other legal requirements. Said spaces shall be located facing the northeast corner of the building housing the Premises. The parties further agree that Landlord shall not be responsible for monitoring, policing or ensuring that no one is improperly using said spaces; said responsibilities shall be totally that of Tenant. Tenant agrees that it shall not cause any vehicle parked in said spaces to be damaged, and shall not cause any such vehicle to be towed or removed without the consent of the owner thereof.

  8. Tenant's Monthly Base Rent for the months of April, 1989 through March, 1990, inclusive, shall be based upon a base rental rate of $16.00 per square foot. Accordingly, Monthly Base Rent for each of those twelve (12) months will be $5,909.33.

  9. The first Consumer Price Index ("C.P.I.") adjustment to the Monthly Base Rent of $5,909.33 will occur and apply to Monthly Base Rent due for the month of April, 1990, and thereafter the Monthly Base Rent shall increase pursuant to the terms and conditions of the Lease.

                    FIRST AMENDMENT TO LEASE

This First Amendment to Lease ("Amendment") is executed by and between Pembroke Office, Inc., a Florida Corporation ("Lessor") and Flamingo Bank ("Tenant").

                            WITNESSETH

WHEREAS, Lessor and Tenant entered into that certain Lease Agreement dated October 8, 1986 as modified by that certain Lease Modification Agreement dated December 6, 1989 ("the Lease") for Tenant's use of the premises located at One Centrum Plaza, ("The Building"), One Southwest 129th Avenue, Pembroke Pines, FL ("the Leased Premises");

WHEREAS, Lessor and Tenant desire to amend the Lease to provide for additional signage for Tenant and to provide for occupancy of additional space by Tenant on the terms set forth below.

NOW THEREFORE, based upon the foregoing mutual premises and the sum of $10.00 and other valuable consideration, the sufficiency and receipt of which are hereby deemed conclusively acknowledged, it is agreed as follows:

  1. The foregoing recitals are true and correct.

  2. Capitalized Terms. Capitalized terms in this Amendment shall have the same meaning as capitalized terms in the Lease, unless otherwise noted in this Amendment.

  3. Signage. Lessor agrees that subject to obtaining necessary approval from all local governing authorities, Tenant may install one "Flamingo Bank" sign on the top outer west facia of the Building of the same quality, size and style of the sign presently installed on the eastern facia of the Building provided that Tenant agrees to remove the "One Centrum Plaza" sign from the northern facia of the Building with all costs of removal and installation to be borne by Tenant. Tenant agrees that it shall have no further right to any additional signage on the outer facia of the Building. Tenant further agrees to procure all necessary permits prior to the removal or installation of any signage.

**Add: **Tenant will have the right to change the name of the Bank on its signage subject to review and approval of the Lessor, such approval not to be unreasonably withheld.

4. Expansion of Leased Area. Tenant hereby agrees that the Lease is expanded to include the premises immediately adjacent to and contiguous with the Leased Premises ("Expansion Area") which Expansion Area is comprised of approximately _____________ Tenant's occupancy of the Expansion Area shall be governed by the terms of the Lease subject to the following conditions:

  (a). Commencement Date. Upon execution and delivery of this Amendment;

  (b). Term of Lease. Co-terminus with Lease;

  (c). Base Rent. ____________ for the duration of the Lease term;

  (d). Additional Rent. _______________ to increases in accordance with the terms of the Lease;

  (e). Improvements. Tenant has inspected the Expansion Area and agrees to accept the Expansion Area in "as is" condition. Any proposed improvements to the Expansion Area shall be subject to Lessor's approval and shall be made at Tenant's sole cost and expense.

  (f). Right Of Termination. Lessor reserves the right to terminate Tenant's entitlement to possession of the Expansion Area upon providing Tenant with 120 days written notice of its intention to do so. Landlord's election to terminate Tenant's entitlement to possession of the Expansion Area will in no way release Tenant from its obligations under the Lease with respect to the Leased Premises.

  5. Radon Gas. The following paragraph shall be added to the Lease.

  Radon Gas. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding rayon testing may be obtained from your own county public health unit.

  6. Conflicts. In the event of any conflicts between the provisions of this Amendment and the provisions of the Lease, the terms of this Amendment will control.

  7. Ratification. Except as expressly provided in this Amendment, the Lease as amended by this Amendment, shall remain in full force and effect and the parties hereby ratify and confirm same as amended.

  8. Entire Agreement. The Lease and this Amendment constitute the entire agreement of the parties and the same shall not be amended or modified orally. All understandings and agreements whether oral or written heretofore had between the parties are merged into the Lease and this Amendment which alone fully express the parties understandings with respect to this transaction.

Signed, sealed and
delivered in the
presence of:

                                     Lessor:
                              Pembroke Office, Inc.
/s/                                  By: /s/
/s/                                     Name:
                                     Title:
                                      Date:

                                     Tenant:
                                  Flamingo Bank
/s/                                  By: /s/ Richard J. Gray
/s/                                    Name: /s/ Richard J. Gray
                                       Title: President
                                       Date: 10/26/92

                        SECOND AMENDMENT TO LEASE

This Agreement is made and entered into this 17th day of September 1993 by and between FLAMINGO BANK ("Tenant") and Cen Office Building Limited Partnership successor to Centrum Pembroke, Inc. ("Landlord") and is hereby a part of that certain Lease Agreement dated October 8, 1986 and that Lease Modification Agreement dated December 6, 1989 and that First Amendment to Lease (undated) by and between Landlord and Tenant for office space located in:

       CEN OFFICE BUILDING LIMITED
       One S.W. 129th Avenue, Suite #100
       Pembroke Pines, Broward County, Florida 33027

consistlng of approximately 5,719 square feet of rentable area.

  WHEREAS Landlord and Tenant mutually agree to amend said Lease Agreement under the following terms and conditions:

1. Landlord acknowledges that he has been advised of the proposed merger of Tenant into Pointe Federal Savings Bank, which is subject to regulatory approval. Landlord has been advised that this proposed merger will result in a change of and/or power to vote 50% or more of the outstanding ownership interest of Tenant. Pursuant to Section 23 of the lease, Landlord agrees to treat the resulting entity, Pointe Federal Savings Bank, as Tenant for all purposes under the terms of the lease and Landlord hereby consents to such transfer of Tenant's obligations under the Lease.

2. Any changes in signage required will be at Tenant's sole expense.

3. The Lease, as of the date hereof, is in full force and effect and has not been modified or amended in any respect whatsoever and constitutes the complete agreement between Lessee and Lessor or its agent with respect to the use and/or occupancy of the Premises. Lessee has not been granted or received any options, concessions or free rent and lessee does not have the option to purchase the Premises pursuant to any lease or otherwise except as set forth in the Lease. Lessor is not in default in the performance of the Lease and Lessee has no right to cancel or otherwise terminate the Lease.

WITNESSES:
/s/ Michael J. Wilkie
Michael J. Wilkie
PRINT NAME

LANDLORD:
CEN OFFICE BUILDING LTD.
By: Lloyd J. Boggio
LLOYD J. BOGGIO
TITLE: Vice-Pres, CEN OFFICE BLDG, INC.

WITNESSES:
/s/ Joyce Fekete
Joyce Fekete
PRINT NAME

TENANT:
FLAMINGO BANK
By: Richard J. Gray
Richard J. Gray
PRINT NAME
TITLE: President/CEO

                            THIRD AMENDMENT TO LEASE

  This agreement is made and entered into this 20th day of June, 1994, by and between FLAMINGO BANK ("Tenant") and CEN Office Building Limited Partnership successor to Centrum Pembroke, Inc. ("Landlord"), and is hereby a part of that certain Lease Agreement dated October 8, 1986, and that Lease Modification Agreement dated December 6, 1989, and that First Amendment to Lease (undated), and the Second Amendment to Lease dated September 17, 1993 by and between landlord and Tenant for office space located in:

                       CEN OFFICE BUILDING LIMITED
                     One S.W. 129th Avenue, Suite #100
                Pembroke Pines, Broward County, Florida 33027

consisting of approximately 5,719 square feet of rentable area.

  WHEREAS Landlord and Tenant mutually agree to amend said Lease Agreement under the following terms and conditions.

1. Landlord acknowledges that he was previously advised of and consented to transfer of tenant's obligations based on the proposed merger of tenant into Pointe Federal Savings Bank. Landlord acknowledges that this transaction did not occur and Landlord therefore withdraws its consent to the transfer of Tenant's obligations to Pointe Federal Savings Bank.

2. Landlord has been advised that, instead, a holding company, Pointe Financial Corporation, will be acquiring ownership of Tenant and that Tenant will continue to operate as a wholly owned commercial banking subsidiary of the holding company. Landlord has been advised that this proposed acquisition will result in a change of and/or power to vote 50% or more of the outstanding ownership interest of Tenant. Pursuant to Section 23 of the Lease, Landlord hereby consents to the change in ownership of Tenant.

3. The Lease, as of the date hereof, is in full force and effect and has not been modified or amended in any respect whatsoever and constitutes the complete agreement between Lessee and Lessor or its agent with respect to the use and/or occupancy of the Premises. Lessee has not been granted or received any options concessions or free rent, and lessee does not have the option to purchase the Premises pursuant to any lease or otherwise except as set forth in the Lease. Lessor is not in default in the performance of the Lease, and Lessee has no right to cancel or otherwise terminate the Lease.

4. Any changes in signage required will be at the sole expense of the tenant.

WITNESSES:                                            LANDLORD:
/s/ Jacqueline Boggio                                 CEN OFFICE BUILDING LTD.
(Print Name) Jacqueline Boggio                        /s/ S Marcus

/s/ Arlene Payne                                      Stewart Marcus
(Print Name) Arlene Payne                             (Print Name)
                                                      General Partner
                                                      Title

WITNESSES:                                            TENANT:
                                                      FLAMINGO BANK
/s/ Dora DeVito
(Print Name) Dora DeVito                              By: Richard J. Gray
                                                      Richard J. Gray
/s/ Kathy Martinez                                    (Print Name)
(Print Name) Kathy Martinez                           President/Chief
                                                      Executive Officer
                                                      TITLE
                               SUBLEASE

  THIS SUBLEASE, made and entered into this 31 day of March 1995, by and between POINTE BANK, a Florida commercial bank, located at One West Flamingo Drive, Pembroke Pines, Florida, 33027 (hereinafter called "Sublessor") and ELIASHIM MICROCOMPUTERS, INC. a "Florida corporation, located at One W. Flamingo Dr., Suite 105, Pembroke Pines, FL. (hereinafter called
"Sublessee").

                                   WITNESSETH:

  WHEREAS, the Sublessor herein is the Tenant under the Main Lease, as defined in paragraph 12 (a) below, by and between CEN Office Building, Ltd., successor in Interest to Centrum Pembroke, Inc., as Landlord, and Sublessor, formerly known as Flamingo Bank, as Tenant, dated October 8, 1986, which Main Lease covers approximately 3,885 square feet of the premises in the building known as One Centrum Plaza located at the address of Sublessor set forth above and Improvements located therein as more particularly described therein (the "Demised Premises"); and

  WHEREAS, the
Sublessee is desirous of subleasing a portion of the Demised Premises, as hereafter described, from Sublessor.

  NOW, THEREFORE, the Sublessor and the
Sublessee, for and in consideration of the mutual covenants, agreements and undertakings herein contained, and in further consideration of payments herein mentioned, made and to be made, do, by these presents, mutually covenant and agree as follows:

  1. SUBLEASED PREMISES: Sublessor hereby leases to Sublessee, and Sublessee hereby leases from Sublessor, for the term and subject to the conditions and covenants hereinafter set forth, these premises depicted on Exhibit "A" attached hereto and by reference made hereof, containing a Rentable Area of approximately 1,287 square feet located at the Demised Premises (the "Subleased Premises").

  2. TERM: The term of this
Sublease shall commence on April 1, 1995 (the "Commencement Date") and terminate on the earliest of the dates set forth below (the "Termination Date"):
  (a) Upon the termination of the Main Lease;

  (b) Upon the termination
of this Sublease in accordance with the provisions hereof; and

  (c) September 30, 1996

  3. USE: The Subleased Premises shall be used by Sublessee for general office purposes only and no other use whatsoever.

  4. SECURITY:
Sublessee, concurrently with the execution of this Sublease, has deposited with the Sublessor the sum of Three Thousand Five Hundred Thirty Nine and 25/100 Dollars ($3,539.25) (the "Security Deposit"), the receipt of which is hereby acknowledged by Sublessor, which sum shall be retained by Sublessor as security for the payment by Sublessee of the rents herein agreed to be paid by Sublessee and the faithful performance by Sublessee of the terms and covenants of this Sublease. In the event of any default by Sublessee, Sublessor, at its option, may at any time apply the Security Deposit, or any part thereof, toward the payment of any rentals in default and towards any and all other sums payable by Sublessee under the Sublease which are in default, or to reimburse Sublessor for any other sums which Sublessor may spend or may be required to spend by reasons of Sublessee's default, and toward the performance of each and every of Sublessee's covenants under this Sublease which are in default. Sublessee shall remain liable for any amounts that such sum shall be insufficient to pay. Sublessor may exhaust any or all rights and remedies against Sublessee before resorting to said sum, but nothing herein contained shall require, or be deemed to require, Sublessor so to do. In the event the Security Deposit shall not be utilized for any such purpose, such sum (or the unused portion thereof) shall be returned by Sublessor to Sublessee within thirty (30) days after the Termination Date. Sublessor shall not be required to pay Sublessee any interest on the Security Deposit.

  5. RENT: For the term of the Sublease, in addition to the Security Deposit: a. the total rental of Thirty One Thousand Eight Hundred Fifty Three Dollars and Twenty Five Cents ($31,853,25), payable in equal monthly installments of One Thousand Seven Hundred

  12.     DEFINED TERMS:
    a. The term "Main Lease" shall be mean:
      (i) The Office Agreement dated October 3, 1986 by and between Centrum Pembroke, Inc.and Flamingo Bank;
      (ii) The Lease Modification Agreement, dated December 6,
1989 by and between Centrum Pembroke, Inc. and Flamingo Bank;
      (iii) The First Amendment to Lease, undated, by and between Pembroke Office, Inc., successor to Centrum Pembroke, Inc., and Flamingo Bank;
      (iv) The Second Amendment to the Lease, dated September 17, 1993 by and between CEN Office Building Ltd., successor to Centrum Pembroke, Inc., and Flamingo Bank;
      (v) The Third Amendment to Lease, dated June 20, 1994, by and between CEN Office Building, Ltd and Flamingo Bank;
      (vi) All exhibits, schedules and attachments to any of the instruments listed in paragraph 12 (i) through (v) inclusive above.
  b. All terms used and not otherwise defined herein shall have the meanings given in the Main Lease.

  13. NO BROKER: Sublessee hereby represents, warrants and covenants to Sublessor that no broker, finder or any intermediary, other than Abood & Associates, Inc. (the "Broker") has been contacted, utilized or involved in the negotiation and consummation of this Sublease. Further, Sublessee agrees to indemnify and hold Sublessor harmless from any liability, claim, cause of action, lawsuits, costs and expenses incurred by Sublessor as a result of any claim made by any broker, finder or any intermediary claiming to have dealt with Sublessee, other than the Broker.

  14. CONDITION OF PREMISES: Sublessor,
at Sublessor's expense, agrees to alter the Subleased Premises as set forth in Exhibit "B" attached hereto and by reference made a part hereof prior to the Sublessee's occupancy of the Subleased Premises, provided that such alterations are not prohibited under the terms of the Main Lease and that Sublessor's out of pocket expenses in no event exceed $1200.00. Sublessee acknowledges that Sublessee has inspected the Subleased Premises and, except as expressly noted in this paragraph, accepts the Subleased Premises in its present and "as is" condition.

  15. CONFLICT: In the event of any conflict between the terms and conditions set forth in the Main Lease and this Sublease, the terms and provisions of the Main Lease shall govern and control the rights and obligations of the parties thereto.

  IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the day and year first set forth above.

Signed, Sealed and                                     SUBLESSOR:
Delivered in the Presence of:                          Pointe Bank, a Florida
                                                       Commercial Bank
/s/                                                    By: /s/ Richard J. Gray
Witness                                                Richard Gray, President

/s/
Witness

                              CONSENT OF SUBLESSEE

The undersigned, as Sublessee under a Sublease Agreement date March 31, 1995 by and between Pointe Bank, a Florida commercial bank, and Eliashim Microcomputers, Inc., a Florida Corporation, ("Sublessee"), does hereby consent to and approve the foregoing Assignment of Sublease.

Upon execution of this Assignment and effective March 1st, 1996, the Sublessee will pay all rent monies, due in accordance with Sublease, directly to the Assignee, CEN Office Building, Ltd., 9050 Pines Boulevard, Suite 450, Pembroke Pines, FL 33024. In addition, the security deposit in the amount of Three Thousand Five Hundred Thiry Nine and 25/100 Dollars ($3,539.25) shall be transferred from the Assignor to the Assignee upon execution of this Assignment.

                                        SUBLESSEE:
                                        ELIASHIM MICROCOMPUTERS, INC.
                                        By: /s/ Moti J. Dover
                                        Name: Moti Dover
                                        Title: President

                          ASSIGNMENT OF SUBLEASE

THIS ASSIGNMENT OF SUBLEASE (hereinafter the "Assignment") made and entered into this 22nd day of February, 1996, by Pointe Bank, a Florida commercial bank, One S.W. 129th Avenue, Suite 100, Pembroke Pines, FL 33027 (hereinafter the "Assignor") to CEN Office Building, Ltd., 2121 Ponce de Leon Boulevard, Penthouse II, Coral Gables, FL 33134 (hereinafter the "Assignee").

                               WITNESSETH

WHEREAS, Assignor, is a SubLessor under that certain SubLease Agreement dated the 31st day of March, 1995 between Pointe Bank and Eliashim Microcomputers, Inc. (hereinafter the "Sublessee") for space located at One S.W. 129th Avenue, Pembroke Pines, FL 33027, known as Suite 105 and comprised of 1,287 square feet (hereinafter the "Sublease"); and

WHEREAS, Assignee has executed an Addendum to Lease dated 22 February 1996, by and between CEN Office Building, Ltd., and Pointe Bank a Florida commercial bank for the premises and as part of said renewal has agreed to receive an assignment of the Sublease.

NOW THEREFORE, for an in consideration of mutual covenants, promises and conditions contained herein and pursuant to the terms of the Addendum to Lease and other good and valuable consideration, the receipt and Sufficiency of which are hereby acknowledged, Assignor (does hereby assign, transfer, set over and convey unto Assignee all of Assignor's rights, title and interest in, to and under the Sublease, together with all leasehold improvements thereon, and additions thereto, now located thereon, it being the intention hereby to establish an absolute transfer and assignment of all rights in the Sublease to Assignee, which assignment is consented to by the Sublessee.

FURTHER, concurrently with the execution of this Assignment, the Security Deposit of Three Thousand Five Hundred Thirty Nine and 25/100 Dollars ($3,539.25) shall be transferred to the Assignee.

THIS ASSIGNMENT shall include any extensions, modifications, amendments and renewals of the SubLease.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Signed, sealed and delivered in the presence of:

/s/ Dorothy Yacovone
/s/ Carol B. Stevenson
/s/ Kathryn Tretble
/s/ Deborah Villanova
/s/ Jan L. Gerdes

ASSIGNOR:
Pointe Bank, a Florida commercial bank

By: /s/ Richard J. Gray
Richard J. Gray, President

ASSIGNEE:
CEN Office Building, Ltd.
By: /s/ Stewart Marcus
Stewart Marcus, President

SUBLESSEE:
Eliashim Microcomputers, Inc.
By: /s/ Moti J. Dover
Moti Dover, President

                           ADDENDUM TO LEASE

THIS ADDENDUM TO LEASE (hereinafter the "Addendum") made and entered into this 22nd day of February, 1996, by and between CEN OFFICE BUILDING, LTD., successor to CENTRUM PEMBROKE, INC. (hereinafter the "Landlord") and Pointe Bank, a Florida commercial bank, successor to Flamingo Bank, One S.W. 129th Avenue, Pembroke Pines, FL 33027 (hereinafter the "Tenant").

                             WITNESSETH:

WHEREAS, CEN Office Building, Ltd., is the owner and holder of that certain office Lease Agreement dated the 8th day of October, 1986 by and between Centrum Pembroke, Inc., a Florida corporation, and Pointe Bank, a Florida commercial bank, and all addenda thereto which are attached hereto as Exhibit "A" (the "Lease"); and

WHEREAS, Tenant and Landlord desire the following changes to the Lease Agreement to which CEN Office Building, Ltd. is agreeable.

NOW THEREFORE, in consideration of the mutual covenants, promises and conditions contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. TERM: Pursuant to the Lease dated October 8, 1986, the Lease terminates on September 30, 1996. Pursuant to this Addendum, the term of the Lease is hereby extended to February 28, 2006, unless sooner terminated as provided in the Lease Agreement.

2. SQUARE FOOTAGE: Effective March 1, 1996, the square footage shall be reduced from 5,719 to 4,432 Square feet.

3. BASE RENT: Effective March 1, 1996 through February 28, 1998 (3/1/96-2/28/98) the per square foot annual rental rate will be $15.76 per square foot or $5,820.69 per month, not including applicable sales tax.

4. ANNUAL INCREASES: For the periods of March 1, 1998 through February 28, 2006, the monthly Base Rent shall be increased by the Consumer Price Index (CPI) calculated by tile following formula:

The monthly Base Rent for each 12-month period subsequent to the first 12-month period occurring during the term shall be computed by multiplying the Base Rent of the prior 12-month period by fraction, the numerator of which shall be the Consumer Price Index For All Urban Consumers (1982-1984=100). All Items, Bureau of Labor statistics of the United States Department of labor (the "Index"), for the third month prior to the respective anniversary date, and the denominator of which shall he the index for the third month prior to the term commencement date, provided, however, that in no event shall the monthly Base Rent, as adjusted, be less than the Base Rent for the preceding 12-month period. Provided however, that in no event shall the monthly Base Rent, as adjusted be less than an increase of two percent (2%) or greater than an increase of six percent (6%) for the preceding 12 month period.

5. ADDITIONAL RENT: For the first year, operating expenses pass through to the Tenant shall not exceed $7.00 per square foot. Thereafter, operating expense pass throughs will be in accordance with the Lease.

6. TENANT'S PERCENTAGE SHARE: The Tenant's Percentage Share of the Building will be modified to be 10.7%

7. APPLICATION OF LEASE AGREEMENT: All terms and conditions of the Lease Agreement shall remain in full force and effect and shall be equally applicable in all respects hereto except as specifically and expressly modified hereby or provided herein.

8. ASSIGNMENT OF SUBLEASE AGREEMENT: Landlord agrees that Tenant may assign its interest in the sublease agreement to CEN Office Building, Ltd.

9. WAIVER OF DEFENSES AND CLAIMS: Tenant does hereby confirm and ratify that as of the date hereof the Lease is in good standing, in full force and effect and that Tenant has no set-offs, counterclaims or crossclaims against Landlord.

IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of the day and year first above written.

Signed, sealed and delivered in the presence of:

/s/ Kathryn
/s/ Deborah Villa
/s/ Dorothy Yarovone
/s/ Carol B. Stevenson

LANDLORD:
CEN OFFICE BUILDING, LTD.

By: /s/ Stewart Marcus
Stewart Marcus, President

TENANT:
POINT BANK

By: /s/ Richard J. Gray
Richard Gray, Chief Executive Officer

                              EXHIBIT "A"

Office Lease dated October 8, 1986

Option Agreement in Connection with Office Lease Agreement dated 1987 Lease Modification Agreement dated December 6, 1989
First Amendment to Lease dated October 26, 1992
Second Amendment to Lease dated September 17, 1993
Third Amendment to Lease dated June 20, 1994
Sublease dated March 31, 1995

                               LEASE
LEASE dated as of July 15, 1992 between KONRAD ULMER, having an address at c/o Detlef G. Lehnardt, Esq., 4435 Main Street, Suite 840, Kansas City, Missouri 64111 ("Landlord") and POINTE SAVINGS BANK, having an address at 6853 Southwest 18th Street, Boca Raton, Florida 33433 ("Tenant").

                        Preliminary Statement
Landlord is the owner of that certain building known as 7008 Beracasa Way, Boca Raton, Florida 33433, containing approximately 18,929 gross square feet of bank, office and other space and improvements relating thereto (the "Building"), situate on certain land located in the County of Palm Beach and more particularly described on Schedule A attached hereto (the "Land"). The Building and the Land are together herein called the "Premises". Landlord desires to Lease the Premises to Tenant and Tenant desires to hire the Premises from Landlord, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the demise of the Premises and the rents, covenants and conditions herein set forth, Landlord and Tenant do hereby covenant, promise and agree as follows:

ARTICLE 1. PREMISES

1.1 Landlord, in consideration of the rents to be paid and the covenants and agreements to be performed and observed by Tenant, does hereby Lease unto Tenant and Tenant does hereby hire and take from Landlord the Premises.

ARTICLE 2. TERM OF LEASE

2.1 The term of this Lease shall commence on the date (the "Commencement Date") which is the later of: (i) September 1, 1992, or (ii) the date on which Landlord delivers possession of the Premises, and shall end, subject to the provisions of
Section 2.3, on the last day of the 10th "Lease Year", as defined below (the "Lease Term").

2.2 The term "Lease Year" shall mean each successive period of 12 consecutive calendar months, commencing on the first day of each September during the Lease Term. Any portion of the Lease Term which is less than a full Lease Year shall be deemed a "Partial Lease Year."

2.3 So long as Tenant is not in default at the conclusion of the Lease Term in the performance of the terms and conditions of this Lease, Tenant shall have the option to renew this Lease for one five-year renewal period (the "Renewal Term"), commencing at the expiration of the then current Lease Term, pursuant to all of the terms, covenants and conditions of this Lease except Tenant shall not have the right to renew this Lease after the expiration of the Renewal Term, and the words Lease Term shall thereafter include the Renewal Term. If Tenant shall desire to exercise the option herein granted, Tenant shall so advise Landlord by notice no later than September 1, 2001. Any final cancellation or termination of this Lease shall terminate any right of renewal hereunder.

ARTICLE 3. RENT

3.1 Rent Payment Obligation. Tenant shall pay to Landlord, beginning with the Commencement Date and throughout the Lease Term, including the Renewal Term if Tenant exercises its option to renew, the sums set forth in this Article as rent or additional rent, without prior demand therefor. The term "Rent" shall be deemed to include "Fixed Rent" (defined below) and all additional undisputed sums payable by Tenant to Landlord under this Lease ("Additional Rent"). Additional Rent shall constitute Rent payable hereunder with the same effect as if the same were part of the Fixed Rent and, in the event of the nonpayment by Tenant of any such Additional Rent, Landlord shall have the same rights and remedies in respect thereof as Landlord may have in respect of Fixed Rent (except to the extent reference is specifically made to the term "Fixed Rent"). All Rent shall be paid to Landlord in person or by mail at the Landlord's address indicated on the first page hereof or to any other place designated by Landlord upon at least 10 days' prior notice to Tenant. In the event the Commencement Date shall not be the first day of a calendar month, then the rental for such month shall be prorated upon a 360 day basis.

3.2 Fixed Rent. Tenant shall pay to Landlord, fixed rent ("Fixed Rent") at the annual rate set forth below for each Lease Year, in equal monthly installments of 1/12th thereof, in advance, on the first day of each month, commencing with the Commencement Date.

Lease Year(s)           Annual Rent    Monthly Installment
 1 - 1Sept92-30Aug93    $166,575.24    $13,881.27
 2 - 1Sept93-30Aug94     199,701.00     16,641.75
 3 - 1Sept94-30Aug95     203,486.76     16,957.23
 4 - 1Sept95-30Aug96     206,326.08     17,193.84
 5 - 1Sept96-30Aug97     222,415.80     18,534.65
 6 - 1Sept97-30Aug98     225,255.12     18,771.26
 7 - 1Sept98-30Aug99     241,344.72     20,112.06
 8 - 1Sept99-30Aug00     244,184.16     20,348.68
 9 - 1Sept00-30Aug01     260,273.76     21,689.48
10 - 1Sept01-30Aug02     275,416.92     22,951.41

Renewal Term

11 to 15-
1Sept02-30Aug07 Renewal Term Rent (defined below)

3.3 Market Rent. The Fixed Rent to be paid during the Renewal Term (the "Renewal Term Rent") shall be the greater of: 100% of the Fixed Rent payable in the tenth Lease Year, and the fair market rental for the Premises ("Market Rent"). Market Rent shall be defined as the rental income for comparable office space located in Boca Raton, taking into account the use, location, leasehold improvements provided, rent concessions and age and condition of such comparable office space. If Landlord and Tenant cannot agree on the amount of Market Rent on or before 1 October 2001, then Market Rent shall be determined pursuant to the Dispute Resolution provisions of Article 18. In establishing the Market Rent (whether established by the parties hereto or by arbitration), all additional capital improvements made by Tenant after the date of this Lease shall be excluded from consideration, but any renovations, capital repairs or maintenance improvements to the Building shall be included. The Dispute Resolution decision as to the amount of Market Rent shall be binding on the parties.

3.4 Impositions. Tenant shall pay when due and payable, as Additional Rent, all assessments and other governmental impositions and charges of every kind and nature, imposed on Tenant, Tenant's property or the business conducted in the Premises, including without limitation all rent taxes, occupancy taxes, sales taxes, use taxes, and taxes levied against personal property and trade fixtures in the Premises.

3.5 Security Deposit. Upon execution of this Lease, Tenant shall deposit with Landlord the sum of $27,763.00 (the "Deposit") to be held, without interest, as security for the payment of any monies for which Tenant shall or may become liable to Landlord under this Lease, and for the faithful performance by Tenant of all covenants and agreements under this Lease. After a three (3) days notice of default to Tenant under this Lease, Landlord may apply the Deposit, or any portion thereof, to any loss or damages resulting from such default. If any of the Deposit is so applied, Tenant shall pay to Landlord, as Additional Rent, a sum equal to the amount so applied, which payment shall be added to the Deposit so that at the amount of the Deposit shall be restored to the sum of $27,763.00. The Deposit, or any portion thereof as may then be remaining, shall be returned to Tenant upon the expiration or sooner termination of the Lease Term, provided Tenant shall not be in default and has vacated the Premises. Nothing in this Section shall be deemed to limit the amount of any claim, demand or cause of action of Landlord against Tenant under the provisions of this Lease.

ARTICLE 4. REPAIRS AND MAINTENANCE

4.1 Tenant shall take good care of the Premises. Tenant, at its expense, shall maintain the Premises in a clean, safe and orderly condition and promptly make all repairs, ordinary or extraordinary, interior or exterior, structural or otherwise, in and about the Premises and the Building, as shall be required by reason of (a) the performance or existence of Tenant's Alterations, (b) the installation, use or operation of Tenant's Property in the Premises, (c) the moving of Tenant's Property or any other property owned or being delivered to or from Tenant in or out of the Building, or (d) the misuse or neglect of Tenant or any of its employees, agents, invitees or contractors, or Tenant's sublessees, assignees or licensees or their respective employees, agents, invitees or contractors. Tenant shall not be responsible, and Landlord shall be responsible, for any repairs as are required by reason of neglect or other fault of Landlord or its employees, agents or contractors. Except if required by the neglect or other fault of Landlord or its employees, agents or contractors, Tenant, at its expense, shall replace all scratched, damaged or broken doors and glass in or about the Premises and shall be responsible for all repairs, maintenance and replacement of wall and floor coverings in the Premises and for the repair and maintenance of all lighting fixtures therein.

4.2 Landlord, at its expense, shall keep and maintain the Building and its fixtures, appurtenances, systems and facilities serving the Premises, in working order, good condition and repair and shall make all repairs, structural and otherwise, interior and exterior, as and when needed in or about the Premises, except for those repairs for which Tenant is responsible pursuant to any other provisions of this Lease.

4.3 Landlord reserves the right to make such changes, alterations, additions, improvements, repairs or replacements in or to the Building and the fixtures and equipment thereof, and to erect, maintain and use pipes, ducts and conduits in and through the Premises, all as Landlord may deem necessary or desirable; provided, however, that there be no unreasonable obstruction of the means of access to the Premises or unreasonable interference with the use of the Premises.

4.4 Landlord shall have no liability to Tenant by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is required or permitted by this Lease, or required by law, to make in or to any portion of the Building or the Premises, or in or to the fixtures, equipment or appurtenances of the Building or the Premises, provided Landlord shall, to the extent it is within the reasonable control of Landlord, make such repairs or changes in such a way as to minimize interference with Tenant's use of the Premises.

4.5 Without limiting the foregoing, Landlord shall paint the exterior of the building one time within six (6) months after Tenant's written request and at the end of the 10th Lease Year, and shall regularly perform appropriate landscaping maintenance and refurbishing.

4.6 If Landlord shall default in the observance or performance of Landlord's obligation under this Lease with respect to any services that are essential to Tenant's use of the Premises, and if Landlord does not commence to cure such default promptly after notice thereof from Tenant and thereafter diligently proceed to complete such cure, then Tenant may take such action as may be reasonably required to cure such condition or defect and Landlord shall reimburse Tenant for all expenses reasonably incurred by Tenant in so doing.

ARTICLE 5. ELECTRICITY

5.1 Electric current shall be supplied through the transmission facilities existing in the Building, to be used by Tenant for the lighting fixtures and electrical receptacles installed in the Premises, but Landlord shall not be liable in any way to Tenant for any failure or defect in supply or character of electric current furnished to the Premises.

5.2 Tenant's use of electric current in the Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Premises. Tenant shall not make or perform or permit the making or performing of, any alterations to wiring installations or other electrical facilities in or serving the Premises or any additions to the business machines, office equipment or other appliances in the Premises which utilize electrical energy without the prior consent of Landlord in each instance (which shall not be unreasonably withheld or delayed). Should Landlord grant any such consent, all additional risers or other equipment required therefor shall be installed by Tenant, at its cost and expense, as an Alteration to be made in compliance with this Lease.

5.3 Tenant shall purchase all electric energy used in connection with the Premises from the utility supplying same on a direct basis and shall promptly pay when due all charges made in connection therewith.

ARTICLE 6. LANDLORD'S SERVICES

6.1 Landlord, at its expense, subject to the provisions of Section 4.1, shall maintain and keep in operating condition the heating, ventilating and air-conditioning systems (the "Systems") so that the Systems shall be able to furnish heat, ventilating and air-conditioning (collectively, "air-conditioning service") in the Premises through the Systems, during business hours throughout the year. Tenant agrees to take reasonable actions whenever required for the proper and efficient operation of the air-conditioning service.

6.2 Landlord, at its expense, subject to the provisions of Section 4.1, shall furnish adequate hot and cold water to the Premises, for drinking, lavatory, lawn watering and maintenance and cleaning purposes. If Tenant uses water for any other purpose Landlord, at Tenant's expense, shall install meters to measure Tenant's consumption of water and/or steam, as the case may be. Tenant shall pay for the quantities of water and/or steam shown on such meters, at Landlord's cost thereof, on the rendition of Landlord's bills therefor.

6.3 Landlord reserves the right, without any liability to Tenant, except as otherwise expressly provided in this Lease, to stop service of any of the heating, ventilating, air conditioning, electric, sanitary, steam, elevator or other building systems serving the Premises or the rendition of any of the other services required of Landlord under this Lease, whenever and for so long as may be necessary, by reason of accidents, emergencies, strikes or the making of repairs or changes which Landlord is required by this Lease or by law to make or in good faith deems necessary, by reason of difficulty in securing proper supplies of fuel, steam, water, electricity, labor or supplies, or by governmental or quasi-governmental restrictions or by reason of any other cause beyond Landlord's reasonable control.

ARTICLE 7. TENANT'S OBLIGATIONS

7.1 Janitorial and Garbage Collection. Tenant shall keep the Premises, interior and exterior, in a clean and orderly condition. Tenant shall maintain its own janitorial service to the Premises, and Landlord shall pay all garbage dumpster charges.

7.2 Tenant shall, at its sole cost and expense, exterminate the Premises from time-to-time, to prevent and eliminate any infestation by vermin and/or other types of infestations, except Landlord shall be responsible for extermination of termites from the Building.

ARTICLE 8. ALTERATIONS

8.1 Alterations. Tenant shall have the right to make changes, alterations, or additions ("Alterations") to the Premises and the Building and improvements thereon, provided that (a) no structural Alterations are made, (b) no Alterations are made which, after completion, would reduce the value of the Premises, or impair the safety or structural soundness of the Premises; and (c) no substantial change in the Premises is made in the final three Lease Years of the Lease Term. No other Alterations may be made without Landlord's prior approval, which approval shall not be unreasonably withheld or delayed.

8.2 Any Alterations that Tenant has a right to make, and any Alterations that Landlord has approved, shall be made at Tenant's cost and expense, and in making any such Alterations Tenant shall comply with the following conditions:

    (a) No Alterations shall be undertaken until Tenant shall have procured and paid for, so far as same may be required, all necessary permits and authorizations of all governmental authorities having jurisdiction.

    (b) Prior to making any Alterations which would materially affect the structural soundness and foundation of the Building, Tenant will submit to Landlord and Mortgagee (defined below), plans and specifications showing in detail the proposed work and no such work shall commence until and unless Tenant shall have received the Landlord's written approval of said plans and specifications, which approval shall not be unreasonably withheld or delayed. No Alterations affecting the structure of the Building shall be made except in accordance with plans, specifications and cost estimates prepared by a licensed architect and/or engineer selected by Tenant and reasonably approved by Landlord. Any structural Alterations approved by Landlord shall be performed under the supervision of such architect and/or engineer.

    (c) Before commencing any Alterations, Tenant shall, at its expense, obtain any necessary or appropriate riders to Tenant's and Landlord's insurance policies, as appropriate, for fire and extended coverage, comprehensive general public liability and property damage insurance covering the risks during the course of such work, naming Landlord and Tenant as insureds.

    (d) Any Alterations shall be made promptly in a good and workmanlike manner, using materials of the same or better quality as those being replaced, and in compliance with all applicable laws, municipal ordinances, building codes, permits and requirements of all governmental authorities having jurisdiction, and of the local Board of Fire Underwriters, if any, and, upon completion, Tenant shall obtain and deliver to Landlord a copy of the amended Certificate of Occupancy, if required.

    (e) The cost of any Alterations shall be promptly paid so that the Premises at all times shall be free of liens for labor and materials supplied for the Alterations. Tenant shall not permit or suffer to be filed or claimed against the Premises any claim of lien or liens of any kind by any person claiming under, by, through or against Tenant.

    (f) All persons are put upon notice of the fact that Tenant does not have the power to subject the interest of Landlord in the Premises to any mechanic's liens. All persons who furnish work, service or materials to the Premises upon the request of Tenant or any person claiming under, by or through Tenant, must look to the interest of Tenant and not to that of Landlord. The provisions of this Section are intended to benef it only Landlord and Tenant and shall not be deemed to confer rights in favor of any third party.

    (g) All Alterations made in or upon the Premises by Tenant shall immediately belong to Landlord and become part of the Premises, except to the extent of any movable trade fixtures and equipment of Tenant which may be removed as provided in Article 19.

    (h) Tenant shall indemnify, defend and hold Landlord harmless from and against any and all injury, loss, claims or damage to any person or property occasioned by or arising out of any work done by Tenant or its employees, agents or contractors in making any Alterations.

ARTICLE 9. TENANT'S COVENANTS

9.1 Tenant covenants and agrees:

    (a) To procure any licenses and permits required for any use made of the Premises by Tenant or any subtenant or licensee, and comply with all laws, ordinances, building and fire codes and to pay all expenses which may be required in order to so comply.

    (b) To permit Landlord and its agents to examine the Premises and to show the Premises to prospective purchasers during normal business hours as to public areas (with a prior 24-hour notice as to non-public areas) and, during the last 6 months of the Lease Term, to show the Premises to prospective tenants during normal business hours. Landlord and its agents shall use reasonable efforts during any such entry on the Premises to not unreasonably interfere with the conduct of Tenant's business.

    (c) Upon the expiration or termination of this Lease to remove its goods and effects and those of all persons claiming by, through or under Tenant and to yield up peaceably to Landlord the Premises in good order, repair and condition in all respects, damage by fire and casualty, and reasonable wear and tear only excepted.

    (d) To give notice to Landlord, promptly after Tenant learns thereof, of:
(i) any accident in or about the Premises for which Landlord might be liable,
(ii) all fires in the Premises, (iii) defects in the Premises, including the fixtures, equipment and appurtenances thereof for the repair of which Landlord might be responsible, and (iv) all damage to or defects in any parts of appurtenances of the Building sanitary, electrical, heating, ventilating, air-conditioning, elevator and other systems located in or passing through the Premises or any part thereof.

ARTICLE 10. USE

The Premises may be used and occupied by Tenant for all office uses and as a branch banking office, including customary ancillary bank uses, and for no other purpose.

ARTICLE 11. ASSIGNMENT AND SUBLETTING

11.1 Tenant shall not transfer or assign this Lease or sublet all or any portion of the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Tenant shall deliver to Landlord executed counterparts of any instrument of sublease or assignment, together with counterparts of any other documents evidencing the full agreement with respect thereto between Tenant and the proposed assignee or subtenant. The use of the Premises by any permitted assignee or sublessee shall expressly be limited to the provisions of Article 10. Tenant shall require any permitted assignee to execute a document to be delivered to Landlord as of the date of such assignment pursuant to which any such assignee shall expressly assume in favor of Landlord all of Tenant's obligations hereunder. Notwithstanding any permitted assignment or subletting, Tenant shall remain fully and primarily liable for the performance and observance of all the obligations to be performed by Tenant pursuant to the provisions of this Lease. Landlord's consent to any assignment or subletting shall not be deemed to be a consent to any other assignment or subletting.

11.2 (a) Upon each and any subletting of the Premises and thereafter at three months intervals, Tenant shall deliver to Landlord a statement showing the rent roll for any sublet space, any amounts paid or to be paid to Tenant in connection with any such subletting, and any costs reasonably incurred by Tenant in connection with any such subletting payable to third-parties ("Tenant's Sublet Costs"). Tenant's Sublet Costs may include, but are, not limited to, insurance, tenant improvement costs, maintenance and management fees incurred by Tenant in connection with such subletting. Tenant's "Net Profit" shall be the excess of the rent and other sums received by Tenant in connection with such subletting, over Tenant's Sublet Costs. If Tenant shall sublet more than one-half of the gross rentable square footage of the Building, then Tenant shall pay to Landlord, as Additional Rent, one-half of Tenant's Net Profit.

    (b) Upon each and any assignment of this Lease, Tenant shall pay to Landlord the excess of all amounts paid to Tenant in connection with such assignment over Tenant's reasonable costs incurred in connection with such assignment ("Tenant's Assignment Costs").

    (c) Tenant shall reimburse Landlord for any reasonable expenses that may be incurred by Landlord in connection with any proposed assignment or sublease, including without limitation, the reasonable costs of investigating the acceptability of a proposed assignee or subtenant and reasonable legal expenses incurred in connection with the granting of any requested consent to the assignment or sublease. Any sums reimbursed to Landlord hereunder shall be includable in Tenant's Sublet Costs or Tenant's Assignment Costs, as appropriate.

ARTICLE 12. SIGNS

Tenant may place or install signs in, on or around the Premises, whether interior or exterior, at its own risk, cost and expense, subject to the terms and conditions hereof. Notwithstanding the foregoing, no sign shall be installed on the Premises until all governmental approvals and permits required therefor are first obtained and all fees pertaining thereto have been paid. Tenant shall comply with all laws and ordinances of the applicable governmental authorities with respect to the installation and maintenance of all signs.

ARTICLE 13. INDEMNITY AND INSURANCE

13.1 Tenant shall indemnify, defend and hold Landlord harmless and indemnify Landlord from and against all injury, loss, cost, claims or damage to any person or property made in connection with the Premises, except to the extent such injury, loss, cost, claims or damage is the result of the negligent or willful act or omission of Landlord.

13.2 Tenant shall maintain in effect throughout the Lease Term comprehensive general liability insurance covering the Premises and its appurtenances and the sidewalks fronting thereon in the combined single limit amount of $1,000,000.00. Such insurance shall specifically insure Tenant against all liability assumed by it hereunder, as well as liability imposed by law, and shall insure both Landlord and Tenant but shall be so endorsed as to create the same liability on the part of the insurer as though separate policies had been written for Landlord and Tenant. The insurance policy to be provided hereunder shall: (i) provide that Landlord shall be provided with notice of nonpayment of premiums; and (ii) be written in a form reasonably satisfactory to Landlord and by insurance companies satisfactory to Landlord having a "Best" rating of A or better. Tenant shall pay all of the premiums therefor and deliver such policies, or certificates thereof, to Landlord, and if Tenant fails either to effect such insurance in the names herein called for or to pay the premiums therefor or to deliver such policies or certificates thereof, to Landlord, Landlord shall be entitled, but shall have no obligation, to obtain such insurance and pay the premiums therefor, which premiums shall be repayable to Landlord, as Additional Rent, with the next installment of Fixed Rent. Each insurer mentioned in this section shall agree, by endorsement on the policy or policies issued by it, or by independent instrument furnished to Landlord, that it will give Landlord at least 30 days' written notice before the policy or policies in question shall be altered or canceled. Landlord agrees that it will not unreasonably withhold its approval as to the form or to the insurance companies selected by Tenant. Tenant, and any permitted subtenant, assignee or licensee, shall name Landlord as an additional insured on any other liability insurance maintained by any of them with respect to the Premises.

13.3 Landlord will not carry separate insurance of any kind covering the activities or property of Tenant at the Premises. Tenant shall obtain and maintain casualty insurance against loss or damage by fire and such other risks to Tenant's property as are included in so-called "extended coverage" endorsements (with provisions for deduction of not more than $1,000) in an amount sufficient to prevent Tenant from being a co-insurer within the terms of the policy or policies in question and in no event for less than 80% of the replacement value of Tenant's property, without any deduction being made for depreciation. Tenant shall require any subtenants, assignees or licensees of Tenant to obtain and maintain similar insurance on their respective property. Certificates evidencing compliance with this Section shall be delivered to Landlord on or before the placement of any such property to be insured in the Building, and thereafter, certificates of renewal shall be delivered to Landlord at least 15 days prior to the expiration of the then current policy.

13.4 Tenant shall not violate, or permit the violation of, any condition imposed by the standard fire insurance policy then issued for office buildings in the County in which the Premises are located, and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Premises, which would subject Landlord to any liability or responsibility for personal injury or death or property damage, or which would increase the fire or other casualty insurance rate on the Building or the property therein over the rate which would otherwise then be in effect or which would result in insurance companies of good standing refusing to insure the Building or any of such property in an amount reasonably satisfactory to Landlord.

13.5 (a) Landlord and Tenant shall each endeavor to secure an appropriate clause in, or an endorsement upon, each fire or extended coverage or rent insurance policy obtained by it and covering the Building, the Premises or the personal property, fixtures and equipment located therein or thereon, pursuant to which the respective insurance companies waive subrogation or permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party. The waiver of subrogation or permission for waiver of any claim herein before referred to shall extend to the agents of each party and its employees and, in the case of Tenant, shall also extend to all other persons and entities occupying or using the Premises in accordance with the terms of this Lease. If and to the extent that such waiver or permission can be obtained only upon payment of an additional charge then the party benefiting from the waiver or permission shall pay such charge upon demand, or shall be deemed to have agreed that the party obtaining the insurance coverage in question shall be free of any further obligations under the provisions hereof relating to such waiver or permission.

    (b) Subject to the foregoing provisions of this Section 13.4, and insofar as may be permitted by the terms of the insurance policies carried by it, each party hereby releases the other with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damages or destruction with respect to its property by fire or other casualty (including rental value or business interest, as the case may be) occurring during the term of this Lease.

13.6 If, by reason of any failure of Tenant to comply with the provisions of this Lease, the rate of fire insurance with extended coverage on the Building or equipment or other property of Landlord shall be higher than it otherwise would be, Tenant shall reimburse Landlord, on demand, for that part of the premiums for fire insurance and extended coverage paid by Landlord because of such failure on the part of Tenant.

13.7 A schedule or make up of rates for the Building or the Premises, as the case may be, issued by the Fire Insurance Rating organization or other similar body making rates for fire insurance and extended coverage for the premises concerned, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate with extended coverage then applicable to such premises.

13.8 Landlord represents that Landlord will maintain for Landlord's benefit comprehensive general liability and casualty insurance with respect to the Premises in accordance with good business practices and in such amounts as is reasonable and customary for comparable commercial properties.

ARTICLE 14. DAMAGE OR DESTRUCTION

14.1 If the Premises shall be partially or totally damaged or destroyed by fire or other cause, then Tenant shall promptly notify Landlord of such occurrence ("Tenant's Damage Notice"). In such event, whether or not the damage or destruction shall have resulted from the fault or neglect of Tenant, or its employees, agents or visitors (and if this Lease shall not have been terminated as provided below), Landlord shall repair the damage and restore and rebuild the Building and/or the Premises, at its expense (without limiting the rights of any insurance company subrogated to Landlord's rights hereunder to seek recovery from Tenant, and any rights of Landlord under any other provisions of this Lease or at law or in equity), with reasonable dispatch after the receipt of Tenant's Damage Notice; provided, however, that Landlord shall not be required to repair or replace any of Tenant's property, unless such damage is caused by the negligent or willful act or omission of Landlord and if Tenant's insurance policies do not contain a waiver of the right of subrogation. Notwithstanding anything contained herein to the contrary, in no event shall Tenant be relieved of liability or responsibility for damage or destruction resulting from the negligence or willful act or omission of Tenant if the insurance policies carried by Landlord on the Building do not contain a waiver of the right of subrogation.

14.2 If the Building or the Premises shall be totally damaged or destroyed by fire or other cause, or if the Building shall be so damaged or destroyed by fire or other cause as to require a reasonably estimated expenditure of more than 25% of the full insurance value of the Building immediately prior to the casualty, then in either such case Landlord may terminate this Lease by giving Tenant notice to such effect within 60 days after Tenant's Damage Notice. In case of any damage or destruction mentioned in this Article 14, Tenant may terminate this Lease by notice to Landlord if Landlord has not completed the making of the required repairs and restored and rebuilt the Building and the Premises within 9 months from the date of Tenant's Damage Notice or within such period after such date (not exceeding six months) as shall equal the aggregate period Landlord may have been delayed in doing so by adjustment of insurance, labor trouble, governmental controls, act of God, or any other cause beyond Landlord's reasonable control and such termination shall be effective upon the expiration of 30 days after the giving of such notice of termination.

14.3 No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or of the Building. Landlord shall use its best efforts to effect such repair or restoration promptly and in such manner as not unreasonably to interfere with Tenant's use and occupancy.

14.4 In the event of the termination of this Lease pursuant to any of the provisions of this Article 14, this Lease and the term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the date of expiration of the Lease Term, and the Rent payable hereunder shall be apportioned as of such date.

14.5 If the Building or the Premises shall be partially or totally damaged or destroyed by fire or other cause, the Rent payable hereunder shall be abated proportionately, if such damage or destruction was not due to the negligence or willful act or omission of Tenant.

ARTICLE 15.1 LANDLORD REMEDIES AND SELF-HELP

15.1 If Tenant shall at anytime be in default (i) in the payment of Rent or other charges herein required to be paid by Tenant for more than 3 days after notice to Tenant, provided notice shall not be required if default has occurred more than twice in a Lease Year; or (ii) in the observance or performance of any of the other covenants and agreements required to be performed and observed by Tenant hereunder for a period of 30 days after notice to Tenant of such default, (or if such default shall reasonably take more than 30 days to cure, Tenant shall not have commenced the same within the 30 days and diligently prosecuted the same to completion) and Tenant shall not thereafter cure such default; then Landlord shall be entitled at its election, to exercise concurrently or successively, any one or more of the following rights:

    (a) To bring suit for the collection of the Rent or other amounts for which Tenant may be in default, or for the performance of any other covenants or agreement imposed upon Tenant, all without entering into possession or terminating this Lease;

    (b) To elect to declare the entire Rent for the balance of the Lease Term, or any part thereof, due and payable forthwith, and may proceed to collect the same by distress or other wise, and thereupon the Lease Term shall terminate at the option of Landlord except that, to the extent any Rent has been collected in such fashion, Tenant shall be entitled to remain in possession to the exhaustion of the period covered by the Rent so collected; or

    (c) To re-enter the Premises, by summary proceedings or otherwise, and take possession thereof, without thereby terminating this Lease, and thereupon Landlord may expel all persons and remove all property therefrom, and relet the Premises and receive the rent therefrom, applying the same first to the payment of the reasonable expenses of such re-entry and the reasonable cost of such reletting, and then to the payment of the monthly Rent accruing hereunder. Tenant, whether or not the Premises are relet, shall remain liable for any deficiency. Landlord shall use reasonable efforts to relet the Premises. The commencement and prosecution of any action by Landlord in detainer, ejectment or otherwise, or the appointment of a receiver, or any execution of any decree obtained in any action to recover possession of the Premises, or any re-entry, shall not be construed as an election to terminate this Lease unless Landlord shall, in writing, expressly exercise its election to declare the Lease Term ended and to terminate this Lease, and, unless this Lease be expressly so terminated, such re-entry or entry by Landlord, whether had or taken under summary proceedings or otherwise, shall not be deemed to have absolved or discharged Tenant from any of its obligations and liabilities for the remainder of the term of this Lease;

    (d) To terminate this Lease by giving at least 3 days' notice thereof to Tenant, and to re-enter the Premises and take possession thereof. If Landlord shall elect to terminate this Lease, all rights and obligations of Landlord, and of any permitted successors or assigns, shall cease, except that Landlord shall have and retain full right to sue for and collect all rents and other amounts for the payment of which Tenant shall then be in default, and all damages to Landlord by reason of such breach, and Tenant shall surrender and deliver up the Premises to Landlord and upon any default by Tenant in so doing, Landlord shall have the right to recover possession by summary proceedings or otherwise and to apply for the appointment of a receiver and for other ancillary relief in such action, and Landlord shall again have and enjoy the Premises, fully and completely, as if this Lease had never been made. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Landlord's obtaining possession of the Premises by reason of the breach or violation by Tenant of any of the covenants and conditions of this Lease.

15.2 If Tenant shall default in the performance or observance of any agreement or condition in this Lease contained on its part to be performed or observed, other than for the payment of Rent, and shall not cure such default within 30 days after notice from Landlord specifying the default (or, in the event of an emergency such lesser notice or cure period as may be reasonable under the circumstances), Landlord may, at its option, without waiving any claim for damages for breach of agreement, at anytime thereafter cure such default for the account of Tenant, and any amount paid or any contractual liability incurred by Landlord in so doing shall be deemed paid or incurred for the account of Tenant and Tenant agrees to reimburse Landlord therefor together with interest thereon at the highest legal rate from the date of outlay by Landlord until reimbursed by Tenant.

ARTICLE 16. CONDEMNATION.

16.1 Total Taking. If the whole of the Premises shall be acquired or taken by eminent domain for any public or quasi-public use or purpose, then this Lease and the term herein shall cease and terminate as of the date of title vesting in the condemnor in such proceedings, and the Rent shall be paid up to the date that title vests in condemnor, unless the court having jurisdiction over said proceeding orders otherwise.

16.2 Partial Taking. If any part of the Premises shall be taken as aforesaid, and such partial taking shall render that portion not so taken as unusable for the business of Tenant, then this Lease and the term herein shall cease and terminate as aforesaid. If such partial taking is not extensive enough to render the Premises unusable for the business of Tenant, then this Lease shall continue in effect except that Rent shall be reduced in an equitable manner to be agreed upon by the parties and failing such agreement, to be resolved pursuant to the Dispute Resolution provisions of Article 16. Upon receipt of the award in condemnation, Landlord shall, to the extent of the available award, make all necessary repairs or alterations to the improvements so as to constitute a complete architectural unit and as may be reasonably satisfactory to Tenant. After completion of such restoration, any remaining proceeds of such award will remain the property of Landlord.

16.3 Compensation. Tenant shall have the right to claim from condemnor such compensation as may be recoverable by Tenant in its own right for moving expenses and for fixtures and improvements installed by Tenant at its own expense. All other awards shall belong to Landlord.

ARTICLE 17. QUIET ENJOYMENT

17.1 So long as Tenant pays all of the Fixed Rent and Additional Rent due hereunder and performs all of Tenant's other obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Premises subject, nevertheless, to the obligations of this Lease and, as below provided in this Article, to the Mortgages.

17.2 (a) This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to all mortgages which may now or hereafter affect the Land and/or the Building, whether or not such mortgages shall also cover other lands and/or buildings, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such mortgages and spreaders and consolidations of such mortgages. This Section shall be self-operative and no further instrument of subordination shall be required. The mortgages to which this Lease is, at the time referred to, subject and subordinate pursuant to this Article are sometimes called "Mortgages" and the holder of a superior mortgage or the successor in interest of any such holder at the time referred to is sometimes called a "Mortgagee". In confirmation of such subordination, Tenant shall promptly execute and deliver any instrument that Landlord or Mortgagee or any of their respective successors in interest may reasonably request to evidence such subordination.

    (b) Landlord will use its reasonable efforts to obtain from Mortgagee a non-disturbance agreement, in such Mortgagee's usual form, for the benefit of Tenant.

17.3 In the event of any act or omission of Landlord which would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right (i) until it has given written notice of such act or omission to each Mortgagee whose name and address shall previously have been furnished to Tenant in writing, and (ii) unless such act or omission shall be one which is not capable of being remedied by Landlord or such Mortgagee within a reasonable period of time, until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such Mortgagee shall have become entitled under such superior mortgage or superior lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy), provided such Mortgagee shall with due diligence give Tenant notice of its intention to, and commence and continue to, remedy such act or omission.

17.4 If a Mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party so succeeding to Landlord's rights (herein sometimes called "successor landlord") and upon such successor landlord's written agreement to accept Tenant's attornment, Tenant shall attorn to and recognize such successor landlord as Tenant's landlord under this Lease, and shall promptly execute and deliver any instrument that such successor landlord may reasonably request to evidence such attornment. Upon such attornment this Lease shall continue in full force and effect as, or as if it were, a direct lease between the successor landlord and Tenant upon all of the terms, covenants, conditions, agreements and provisions, as are set forth in this Lease except that the successor landlord shall not:

    (a) be liable for any previous act or omission of Landlord under this Lease,

    (b) be subject to any offset, not expressly provided for in this Lease, which shall have theretofore accrued to Tenant against Landlord, or

    (c) be bound by any previous modification of this Lease, not expressly provided for in this Lease, or by any previous prepayment of more than one month's Fixed Rent, unless such modification or prepayment shall have been expressly approved in writing by the Mortgagee through or by reason of which the successor landlord shall have succeeded to the rights of Landlord under this Lease.

ARTICLE 18. DISPUTE RESOLUTION

18.1 Either party may request resolution hereunder of any matter in dispute wherein Dispute Resolution pursuant to this Article is expressly provided in this Lease as a condition precedent before either party shall seek any other remedy. To conduct the Dispute Resolution, Landlord and Tenant shall agree to submit the matter in dispute to a neutral person (the "Mediator") acceptable to both for resolution pursuant to procedures for mediation of business disputes to be agreed to by the parties. The parties shall seek the assistance of the Center for Public Resources, Inc., 336 Madison Avenue, New York, New York 10017 or any similar or successor institution regarding appropriate procedures and the selection of a Mediator. Unless agreed to by the parties in writing, any advice or decision of the Mediator shall not be binding on the parties. The fees and expenses of the Mediator and all other expenses (not including the attorneys, fees, witness fees and similar expenses of the parties) of the Dispute Resolution shall be borne by the parties equally. Both parties agree to use their best efforts, in good faith, to expeditiously and equitably resolve the matter in dispute pursuant to this Dispute Resolution procedure.

18.2 If any dispute, claim or controversy remains unresolved 120 days after the matter has been submitted to Dispute Resolution under this Article, or if 30 days after the Mediator has issued a written resolution of the dispute, the parties have failed to resolve their dispute in accordance with the Mediator's written resolution, either party may elect to use other remedies to resolve the dispute.

ARTICLE 19. BROKERAGE

Tenant covenants, represents and warrants that Tenant has had no dealings or negotiations with any broker or agent other than Advantage Properties and Grubb & Ellis (which are representing Landlord) in connection with the consummation of this Lease, and Landlord shall pay any commission due to either of them in connection with this Lease. Each of Landlord and Tenant covenants and agrees to pay, hold harmless and indemnify the other from and against any and all cost, expense (including reasonable attorneys, fees) or liability for any compensation, commissions or charges claimed by any broker or agent, other than the broker set forth in this Article, with respect to this Lease or the negotiation thereof, arising out of the acts of the indemnitor.

ARTICLE 20. TERMINATION

At termination hereof Tenant may remove all of its personal property, movable trade fixtures and its equipment provided that Tenant shall make any repairs occasioned by such removal. The Premises and all other fixtures including all additions and improvements, including but not limited to, carpeting, blinds, drapes, light fixtures, air conditioning and heating, shall be surrendered to the Landlord at termination and shall be in good order and repair, ordinary wear and tear excepted. To the extent any Alterations by Tenant included the installation of fixtures which exceeded building standard, Tenant shall either remove and replace such fixtures with building standard fixtures at the termination hereof or leave the fixtures so installed by Tenant.

ARTICLE 21. MISCELLANEOUS

21.1 Holding Over. Except to the extent otherwise specifically agreed in writing between the parties, if Tenant remains in possession after expiration of the Lease Term, Tenant shall be a Tenant at will, and there shall be no renewal of this Lease by operation of law.

21.2 Waivers. Any failure of Landlord to enforce rights or seek remedies upon any default of Tenant shall not prejudice or affect Landlord's rights or remedies in the event of any subsequent default, and no waiver by Landlord of any breach of any terms, covenant or condition shall be considered to be a waiver of any subsequent breach of the same or any other term, covenant or condition.

21.3 Successors and Assigns. The covenants, terms, conditions and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns, except when the language of this Lease expresses a different intent.

21.4 Notices. All notices, consents, approvals, requests and other communications required or desired to be given hereunder shall be in writing and shall be given by mailing the same by certified or express mail, return receipt requested, postage prepaid, and any such notice or other communication shall be deemed to have been given when mailed. All notices shall be sent to the parties at their respective addresses first above written, or to such other address as either party may specify by notice. Following the Commencement Date, notice to the Tenant shall be send to the Premises.

21.5 Attorney's Fees. The parties hereto agree that in the event either of the parties hereto are required to institute legal proceedings to enforce any of the terms, covenants and conditions of this Lease, the prevailing party shall be entitled to be reimbursed for all reasonable attorneys' fees and disbursements incurred (including appellate fees and disbursements), as well as court costs.

21.6 Landlord's Signs. For three months prior to the expiration or sooner termination of the Lease Term, Landlord may post reasonable as to location, number and design "FOR RENT' signs in or on the exterior and interior of the Premises.

21.7 Estoppel Certificates. From time-to-time Landlord and Tenant each agree upon request in writing from the other, to execute a statement in writing certifying that the Lease is unmodified and is in full force and effect, or if there have been modifications, that the same is in full force and effect as modified (stating the modifications), that the other party is not in default in the performance of its covenants hereunder, or if there have been such defaults specifying the same, and the dates to which the Fixed Rent and Additional Rent have been paid.

21.8 Acceptance of Premises. Tenant accepts the Premises in their "as is" condition, with there being no obligation upon the Landlord to make any repairs or improvements of any kind or nature whatsoever, except as expressly otherwise provided in this Lease.

21.9 Except as otherwise expressly provided in this Lease, this Lease and the obligations of Tenant hereunder shall be in no wise affected, impaired or excused because Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this Lease by reason of strike, other labor trouble, governmental pre-emption or priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, or other like cause beyond Landlord's reasonable control.

21.10 Tenant shall look only to Landlord's estate and property in the Premises for the satisfaction of Tenant's remedies or the collection of a judgment (or other judicial process) requiring the payment of money by Landlord hereunder, and no other property or assets of such Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of landlord and tenant hereunder or Tenant's use or occupancy of the Premises. In no event, and under no circumstances, shall Landlord or any officer, employee, agent or principal (disclosed or undisclosed) of Landlord have any personal liability or monetary obligation of any kind under or pursuant to this Lease. Any attempt by Tenant to seek any such personal liability or monetary obligation shall, in addition to and not in limitation of Landlord's other rights, powers, privileges and remedies under the terms and provisions of this Lease, immediately vest in Landlord the unconditional right to cancel this Lease on no less than three days' prior written notice to Tenant.

21.11 Invalidity of Particular Provisions. If any term or provision of this Lease or the application hereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

21.12 Captions. The captions and sections of this Lease are for convenience only and are not a part of this Lease and do not in any way limit or amplify the terms and provisions of this Lease.

21.13 Recording. Neither this Lease nor any memorandum or short form thereof shall be recorded.

21.14 Abandonment. Should Tenant abandon or vacate the Premises as evidenced by Tenant's ceasing to occupy the Premises for a period of more than 15 days, except for reasons beyond Tenant's control such as casualty or condemnation, then Landlord shall have the option to terminate this Lease at any time after the Building has been vacant for three months, provided, however, that at the time of sending such notice the abandonment is continuing. Said termination shall be effective 10 days after Landlord gives notice to Tenant of its election to so terminate.

21.15 Insolvency. If Tenant shall become insolvent, or if bankruptcy proceedings shall be begun by Tenant, or against Tenant and not dismissed within 120 days after notice to Tenant, Landlord at its option may cancel this Lease. Landlord may elect to accept Rent from a receiver, trustee or other judicial officer during the term of their occupancy in their judicial capacity without affecting Landlord's rights as contained in this Lease, but no receiver, trustee or referee shall ever have the right, title or interest in or to the above Premises by virtue of this Lease

21.16 Governmental Approvals. Tenant's obligation hereunder shall be subject to the approval by the office of Thrift Supervision and the State of Florida Department of Banking and Finance. Tenant shall use every reasonable effort to expeditiously prosecute applications for such approval in order to secure such approval promptly. In no event shall the payment of rent be delayed by a delay in any approval hereunder. If approval is finally denied, this Lease shall be deemed void.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first above written.

WITNESSES AS TO LANDLORD:            KONRAD ULMER

________________________             By:___________________________

________________________   By:

WITNESSES AS TO TENANT:                  POINTE SAVINGS BANK

/s/ Dorothy Yacovone                     By: /s/ Stephen H. Barnett
Dorothy Yacovone                         Stephen H. Barnett

/s/ Susan E. Dobson
Susan E. Dobson                          (CORP. SEAL)

SCHEDULE "A"

Parcel II, DEL MAR PLAZA SUBDIVISION #1, according to the Plat thereof as recorded in Plat Book 41, Page 108 of the Public Records of Palm Beach County, Florida, less the East 3.00 feet thereof.

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

  THIS AGREEMENT, made as of this 15th day of July 1992, among The

Independent Order of Foresters ("Lender"), Konrad Ulmer, an individual

("Lessor" ) and Pointe Savings Bank ("Lessee").

W I T N E S S E T H:

    WHEREAS, Lender has previously made a loan to Lessor (the "Loan");

and,

    WHEREAS, the Loan is secured by, among other things, a Mortgage,

Security Agreement, Financing Statement and Assignment of Rents (the

"Mortgage") executed by Lessor for the benefit of Lender, creating a first lien upon that certain tract of real property described on

Exhibit "A" attached hereto (the "Property"), and such other security agreements, financing statements and assignments as required by Lender

(the Mortgage and all such other security instruments to be referred to collectively as the "Collateral Documents"); and,

    WHEREAS, Lessee is (or will be) in possession of all of the Property

(the "Demised Property"), under and by virtue of a written lease (the

"Lease"), dated as of the 15th day of July, 1992, entered into by and between Lessor and Lessee; and,

    NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, and other good and valuable considerations, the receipt and sufficiency of which are hereby expressly acknowledged,

Lender and Lessee hereby agree as follows:

    1. Subordination. The Lease and all of Lessee's rights thereunder

(including, without limitation, any option or right of first refusal)

are, shall be and remain and are expressly made, subordinate and inferior to the Collateral Documents and the liens and security interests created thereby, regardless of how often or in what manner the Loan, together with the liens securing the same, and any of the Collateral Documents,

may be increased, renewed, extended or modified.

    2. Non-Disturbance. So long as Lessee is not in default in the performance of any of the terms, covenants or conditions of the Lease on Lessee's part to be performed, Lessee's possession and occupancy of the Demised

Premises and Lessee's rights and privileges under the Lease shall not be diminished or interfered with by Lender in the exercise of any of Lender's rights under the Mortgage.

    3. Attornment. In the event of the foreclosure of the lien of the

Mortgage or if the Demised Premises are conveyed to Lender by deed in lieu of foreclosure, Lessee shall attorn to Lender or the purchaser upon any such conveyance or foreclosure sale and shall recognize Lender or such purchaser as Lessor under the Lease and Lender or such purchaser shall have the same rights and remedies under the Lease as Lessor.

Such attornment shall be effective and self-operative without the execution of any further instrument on the part of any of the parties hereto. Lessee agrees, however, to execute and deliver at any time and from time to time, upon the request of Lender or any such purchaser

(1) any instrument or certificate which, in the reasonable judgment of Lender or such purchaser may be necessary or appropriate to evidence such attornment, and (2) an estoppel certificate regarding the status of the Lease, consisting of statements, if true, (i) that the Lease is in full force and effect, (ii) the date through which rentals have been paid, (iii) the date of the commencement of the term of the Lease,

(iv) the nature of any amendments or modifications to the Lease, (v)

that no default, or state of facts, which with the passage of time or notice would constitute a default, exists on the part of either party to the Lease, and (vi) the date on which payment of percentage rentals, if any, are due under the terms of the Lease. Further, from and after any such attornment, Lender or such purchaser shall be bound to Lessee under all of the terms, covenants and conditions of the

Lease; provided however, that Lender or such purchaser shall not be

    (a) liable for any action or omission of any prior lessor (including

Lessor);

    (b) bound by any rent which Lessee might have paid for more than the current month to any prior lessor (including Lessor);

    (C) liable for the return or application of any security deposits unless Lessor shall have delivered such deposits to Lender or such purchaser, which obligation Lessor by its signature to this Agreement expressly confirms;

    (d) bound by any amendment or modification of the Lease made without

Lender's written consent, which consent shall not be unreasonably withheld; or

    (e) subject to any offsets or deficiencies which Lessee might be entitled to assert against any prior lessor (including Lessor).

    4. No Diminution of Lessor's Rights. Nothing contained herein is intended, nor shall it be construed, to abridge or adversely affect any right or remedy of Lessor under the Lease in the event of default by Lessee in the performance of any of the terms, covenants or conditions of the Lease on Lessee's part to be performed.

    5. Notices. Any notice or communication required or permitted hereunder shall be given in writing, sent by United States mail, postage prepaid,

registered or certified mail, or by hand delivery, addressed as follows:

To Lender:

The Independent Order of Foresters
789 Don Mills Road
Don Mills, Ontario
Canada M3C 1T9
Attention: Mortgage Loan Department

To Lessee:

Pointe Savings Bank
6853 Southwest 18th Street
Boca Raton, Florida 33433

To Lessor:

Konrad Ulmer
c/o Detlef G. Lehnardt, Esquire
4435 Main Street, Suite 840
Kansas City, Missouri 64111

or to such other address or in care of such other person as hereafter shall be designated in writing by the applicable party, and shall be deemed to have been given as of the date such item is mailed or delivered as aforesaid.

    6. Choice of Law. The validity and construction of this Agreement shall be governed by the laws of the State of Florida.

    7. Modifications. This Agreement may not be modified orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto,

their successors and assigns, and any purchaser or purchasers at foreclosure of the Demised Premises, and their respective heirs, personal representatives,

successors and assigns.


    IN WITNESS WHEREOF, the parties hereto have hereunto caused this

Agreement to be duly executed as of the day and year first above written.

"LENDER"

THE INDEPENDENT ORDER OF
FORESTERS

By: (signature)
Wayne R. Taylor
Assistant Vice President

"LESSOR"
(signature)
Konrad Ulmer

(signature)
Attorney-in-fact

"LESSEE"

POINTE SAVINGS BANK

By: (signature)
STEPHEN H. BARNETT, President
(Name)                              (Title)

CANADA:

PROVINCE OF ONTARIO:

    THE FOREGOING INSTRUMENT was acknowledged before me this 14th day of September, 1992 by Wayne R. Taylor, as Assistant Vice-President

of The Independent Order of Foresters, a Canadian corporation, on behalf of the corporation. He is personally known to me or _________

has produced _______ _______________ as identification and did not take an oath. [Notary, check appropriate blank.]

(signature)
Notary Public
J. Robert Heatley, Notary Public
In and for the Province of Ontario
My Commission is for Life

My Commission Expires:
__________
(Serial Number, if any)

STATE OF Missouri
COUNTY OF Jackson

THE FOREGOING INSTRUMENT was acknowledged before me this __ day of

______. 1992 by Detlef G. Lehnardt as attorney in fact for Konrad

Ulmer, who __ is personally known to me or __ has produced _______

as identification and did not take an oath. [Notary, check appropriate blank.]

(signature)
Notary Public

Renee C. Becker
(Printed Name of Notary)

My Commission Expires:
_________________
(Serial Number, if any)

RENEE C. BECKER
Notary Public - State of Missouri
Commissioned in Clay County
My Commission Expires April 24, 1996

Seal

STATE OF Florida
COUNTY OF Palm Beach

    THE FOREGOING INSTRUMENT was acknowledged before me this 17 day of August, 1992 by Stephen H. Barnett as President of Pointe Savings

Bank, on behalf of the Savings and Loan Association. He is personally known to me or _____ has produced __________ as identification and did not take an oath. [Notary, check appropriate blank.]

(Signature)
Notary Public

SUSAN E. DOBSON
(Printed Name of Notary)

My Commission Expires: CC 158606
                           (Serial Number, if any)

NOTARY PUBLIC, STATE OF FLORIDA,
MY COMMISSION EXPIRES: Nov. 6, 1995.
BONDED THRU NOTARY PUBLIC UNDERWRITERS


WKI:glp
081092:10339

AUGUST 25, 1992

The Independent Order of Foresters
789 Don Mills Road
Don Mills, Ontario
Canada M3C 1T9

Attention:  Mortgage Loan Department

Re: Lease dated July 15, 1992

Ladies and Gentlemen:

The undersigned ("Tenant") has executed and entered into that certain lease agreement (the "Lease") dated July 15, 1992 with Konrad Ulmer as landlord ("Landlord"), which Lease is attached hereto as Exhibit

"A" and made a part hereof for all purposes, with respect to certain space (the "Premises") in the office building located at 7008 Beracasa

Way, Boca Raton (the "Building") in Palm Beach County, Florida. Tenant

understands that Konrad Ulmer, the owner of the Building and of the

Lessor's interest in the Lease, borrowed funds (the "Loan") from The

Independent order of Foresters ("Lender"), repayment of which Loan is secured by the above-referenced property.

    1. With respect to the Lease and the above-referenced Loan, Tenant represents and warrants to Lender as follows:

    (a) A true and correct copy of the Lease is attached hereto as Exhibit

"A". The Lease is in full force and effect and has not changed except as indicated on Exhibit "A".

    (b) Tenant is to occupy the Premises, which covers 18,929 square feet of rentable area, on or about September 1, 1992. The commencement date of the term of the Lease is September 1, 1992, and the Lease will expire on August 31, 2002, except that Tenant has the option to extend lease term for one additional five (5) year period, unless it is sooner terminated as provided for in the Lease.

    (c) The Lease represents the entire agreement between Landlord and

Tenant relating to the Premises, and specifically, Tenant is not permitted any rent holiday, rental concession, rebate of rent, or other offset or credit against rents except as provided for in the Lease.

    (d) Landlord has complied with all of its construction and other obligations under the Lease to this date, and Tenant is fully obligated to pay, and is paying, the rent and other charges due thereunder,

and is fully obligated to perform, and is performing, all of the other obligations of Tenant under the Lease without right of counterclaim,

offset, or defense.

    (e) Tenant's current annual base rent is $166,575.24 per year, payable in monthly installments of $13,881.27. Tenant has made all rent payments due under the Lease through ___________ . To Tenant's knowledge (i)

neither Landlord nor Tenant is in default in any respect under the

Lease, and (ii) no condition exists, which with the passage of time or the giving of notice, or both, would constitute a default under the Lease.
*rental payments do not commence until September 1, 1992.

    (f) There are no actions, whether voluntary or involuntary, pending under the United States Bankruptcy Code in which Tenant is a "debtor"

or in which, if Tenant is a partnership, any general partner of Tenant is a "debtor."

    (g) Tenant has not made any prepayment of rent or other charges in advance except for the monthly payments for the current month or payment of rent for the next ensuing month. Tenant will not pay rent for more than one month in advance without Lender's prior written consent.

    (h) No security or other deposit has been paid by Tenant with respect to the Lease except: $27,763.00.

    (i) Tenant does not know of any assignment, hypothecation, or pledge of the Lease or of the rentals thereof, other than the Assignment

(hereinafter defined).

    (j ) Tenant has no option to renew the Lease except as provided for therein. Tenant has no option or right of first refusal to purchase the Premises or the Building, or any part thereof.

    (k) The Lease is fully subordinated to all mortgages or deeds of trust affecting the Premises or the Building.

    2. Tenant acknowledges that Landlord has executed an assignment

(the "Assignment") of Landlord's interest in the Lease to Lender in connection with the Loan, and that Lender will rely upon this instrument in connection with the Loan. Tenant agrees to attorn to Lender and to perform all of Tenant's obligations as lessee under the Lease,

including, without limitation, the payment of rent, directly to Lender as lessor under the Lease from and after the date, if any, that Lender requests Tenant to do so.

    3. If and when Tenant notifies Landlord of a default or claimed default by Landlord under the Lease, Tenant shall send a copy of the written notice or a written explanation of any oral notice (the "Notice")

concurrently therewith to Lender at the address stated below, by certified or registered mail, postage prepaid, return receipt requested. Lender shall be permitted to remedy any such default or claimed default specified in the Notice within an equal period of time, commencing on the date

Lender receives or is deemed to have received such notice, that Landlord would be permitted to remedy same pursuant to the Lease. Notwithstanding the foregoing provisions of this paragraph 3, Lender shall have a minimum of thirty (30) days after its receipt of the Notice to remedy the default or claimed default; provided, however, where such a default cannot be remedied with reasonable diligence by Lender within thirty

(30) days, Lender shall have such additional time as is reasonably necessary to remedy the default with reasonable diligence and continuity.

Furthermore, if a default can be reasonably remedied only by Lender's first obtaining possession of the Building, Lender shall have any additional time as is reasonably necessary under the circumstances to obtain possession of the Building and such time thereafter to remedy the default with reasonable diligence and continuity. The provisions of this paragraph 3 shall continue in full force and effect until

Tenant has received notice to the contrary from Lender.

    The name and address of Lender shall, unless changed, be as follows:

The Independent Order of Foresters
789 Don Mills Road
Don Mills, Ontario
Canada M3C 1T9
Attention: Mortgage Loan Department

With a copy to:

Anderson & Orcutt, P.A.
Landmark Centre
401 East Jackson Street
Suite 2400
Tampa, Florida 33602
Attention: William Kent Ihrig, Esquire


    Lender shall have the right to change its address for notices to it by giving Tenant written notice of the change.

    4. Tenant agrees not to enter into any agreement with Landlord purporting to change or terminate the Lease without Lender's joinder and prior written consent. Tenant agrees that any attempted change to or termination of the Lease made without Lender's joinder and prior written consent shall be void and of no force or effect.

    5. This instrument shall be binding upon Tenant and Landlord and their respective heirs, executors, legal representatives, successors,

and assigns and shall inure to the benefit of the successors and assigns of Lender.

    6. The person executing this instrument on behalf of Tenant is authorized to do so.

    7. Tenant acknowledges and agrees that Lender may rely and is relying on this letter for all purposes.

EXECUTED on August 25, 1992.

TENANT:

POINTE SAVINGS BANK

By: (signature)
Title: President

    Konrad Ulmer, Landlord, joins in the execution of this instrument for the purposes of confirming the facts set forth above and to acknowledge and consent to paragraph 4 above.

LANDLORD:
(signature)
Konrad Ulmer

(signature)
Attorney-in-fact

EXHIBITS:  "All" - Lease

WKI:glp:(1)072392:10345


LEASE AGREEMENT

THIS LEASE AGREEMENT, dated January 23,1995 (this"Lease"), is by and between HOLLYWOOD ASSOCIATES VI, a Florida general partnership, (herein called "Lessor"), whose address is 4601 Ponce de Leon Blvd., Suite 300, Coral Gables, Florida 33146, and Pointe Bank, it Florida state chartered bank (herein called "Lessee"), whose address is 21845 Powerline Road, Boca Raton, Florida 33433, whereby in consideration of the mutual covenants contained herein, and in recognition by both parties hereto of the proposed Flyover planned by the State of Florida, Department of Transportation in close proximity to the Premises (the "DOT Flyover"), the parties agree to the following terms and conditions:

                              LEASE AGREEMENT

Section 1.1. Lease of Premises and Condition.

In consideration of the rents and covenants herein stipulated to be paid and performed by Lessee and upon the terms and conditions herein specified, Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the premises (the "Premises") consisting of:

(a)  that parcel of land more particularly described in Schedule
     A attached hereto and made a part hereof (the "Land") having an address at 2690 N.E. 203rd Street, Miami, Dade County, Florida;


(b) all of the buildings, structures, fixtures, facilities, installations and other improvements of every kind and description now or hereafter in, on, over and under the land, and all plumbing, gas, electrical, ventilating, lighting and other utility systems, ducts, hot water heaters, domestic water systems, canopies, signs, air conditioning systems and all other building systems, and fixtures, attached to or comprising a part of the buildings (collectively, the "Improvements"); and

(c) all of the Lessor's right, title and interest, if any, in and to all easements, rights-of-way, appurtenances, and other rights and benefits associated with the Land, and to all public or private streets, roads, avenues, alleys, or passways, open or proposed, on or abutting the Land, (all of the foregoing being included within the term "Land").



The Premises are leased to Lessee in their present condition without representation or warranty by Lessor, except as specifically provided herein. Lessee takes the Premises in "As Is" and "Where Is" condition, as of the time Lessee takes possession of the Premises, and waives any and all claims against Lessor as to the condition of the Premises, except as set forth herein. At the time Lessee takes possession under this Lease, title to the Premises shall be vested in Lessor. In the event Lessor has not obtained title to the Premises prior to June 1, 1995, this Lease shall automatically terminate and the Rental Deposit and Security Deposit shall be returned to the Lessee and the parties shall be released from all further obligations hereunder.

At least five (5) business days prior to delivering possession of the Premises to Lessee, Lessor shall deliver to Lessee, at Lessor's expense, (i) a survey (the "Survey") of the Premises showing and certifying the exact location and legal descriptions of the Premises and meeting the minimum technical standards of the Florida Board of Land Surveyors and the State of Florida Department of Professional Regulation; and (ii) an environmental Phase I report, ("Environmental Report") of the Premises prepared by ViroGroup, Inc. specifying that there are no Regulated Substances (as hereinafter defined) present on the Premises and no further studies or action is required. Notwithstanding the foregoing, the parties acknowledge that the Environmental Report will make no investigation as to the presence of asbestos on the Premises. The Survey shall also show and certify: (i) the location of all improvements and easements and rights-of-way affecting the Premises, and (ii) the location of all roadways adjacent to the Premises. Lessee shall have five (5) business days from receipt of the Survey and five (5) business days from receipt of the Environmental Report to review the Survey and/or Environmental Report. In the event Lessee is not satisfied with the Survey and/or Environmental Report, in Lessee's reasonable discretion, Lessee may terminate this Lease by providing written notice to Lessor prior to the expiration of each of the foregoing five (5) business day periods, in which event the Rental Deposit and Security Deposit shall be returned to Lessee, whereupon the parties shall be released from all further obligations hereunder, except only those obligations which are expressly intended to Survive such termination.

Section 1.2. Use.

Lessee may use the Premises for any lawful purpose, provided that such use shall not constitute a nuisance.

Section 1.3. Term.

(a)  This Lease shall be for a primary term of five (5) years (the
     "Primary Term"), beginning on March 1, 1995 (as may be delayed as provided in subparagraph (b) below), and ending at midnight on February 28, 2000 (as may be extended as provided in subparagraph (b) below). The time period during which this Lease shall actually be in effect, including the Primary Term and any Extended Term (as defined in Section 1.4) for which the right to extend is exercised, as any of the same may be terminated prior to their scheduled expiration pursuant to the provisions hereof, is sometimes referred to herein as the "Lease Term".

(b) The parties acknowledge that the Premises are currently occupied and that such occupant is scheduled to vacate the Premises on or before February 8, 1995. In the event the current occupant fails to timely vacate the Premises, the beginning of the Primary Term may be delayed as set forth below. Lessor shall use its best efforts in causing such occupant to vacate the Premises, including, without limitation, filing any necessary lawsuit. Lessor shall provide written notice to Lessee of the date such occupant actually vacates the Premises. The beginning of the Primary Term shall be the later of March 1, 1995 or two weeks from the date such occupant vacates the Premises. In the event the Primary Term begins after March 1, 1995, the end of the Primary Term shall be adjusted so that the Primary Term shall be a period of five
     (5) years. In the event the Lessor is unable to remove such occupant from the Premises and deliver exclusive possession to Lessee prior to June 1, 1995 this Lease shall automatically terminate and the Rental Deposit and the Security Deposit shall be returned to Lessee.

(C) If the construction of the and/or completed DOT Flyover restricts the current existing access to the Premises, Lessee shall have six
     (6) months from the date access is so restricted to terminate this Lease, without penalty, by providing Lessor with written notice of its intention to terminate on the next rental payment date which occurs not less than thirty (30) days after the delivery of such notice (the "Access Termination Date"). Upon payment by Lessee of all Basic Rent
     (as herein defined), additional rent and other sums then due and payable hereunder to and including the Access Termination Date, this lease shall terminate on the Access Termination Date and the parties shall be released from all further obligations hereunder, except with respect to obligations and liabilities of Lessee and/or Lessor hereunder, actual or contingent, which have arisen on or prior to the Access Termination Date or which are expressly intended to survive such termination.

(d) The Lessee has the right to terminate this Lease effective, after twenty-four (24) months after commencement of the Primary Term;
     if Lessee provides Lessor with written notice of its intention to terminate no later than the end of the twentieth month after commencement of the Primary Term, in which event the parties shall be released from all further obligations hereunder, except with respect to obligations and liabilities of Lessee and/or Lessor hereunder, actual or contingent, which have arisen on or prior to the twenty-fourth (24) month after commencement of the Primary Term or which are expressly intended to survive such termination.

(e) Lessor and Lessee acknowledge that Basic Rent (as defined in 1.5(a) below) as set forth for the Primary Tenn does not represent Fair Market Rental (as defined in 1.5(d) below), and, in fact, is less than Fair Market Rental, but has been negotiated by the parties cognizant of the uncertainties regarding the proposed DOT Flyover and the uncertainty relating to the timing of the DOT Flyover.

Section 1.4. Options To Extend the Primary Term.

Unless an Event of Default as defined herein has occurred and is continuing at the time any option is exercised, Lessee shall have the right and option to extend the Lease Term for one (1) additional period of five (5) years, commencing at midnight on the day on which the Primary Term of this Lease expires (an "Extended Term"), unless this Lease shall expire or be terminated pursuant to any provision hereof. Lessee shall exercise its option to extend the Lease Term for an Extended Term by (a) giving written notice of intent thereof to Lessor at any time not less than nine (9) months prior to the expiration of the then existing term (which notice of intent will not extend the then existing term of this Lease but will obligate the parties to begin the determination of Fair Market Rental of the Premises for the Extended Term pursuant to Subsection 1.5(d)) and then (b) by delivering to Lessor a written instrument of exercise of option no later than four (4) months prior to the expiration of the then existing term and after the Fair Market Rental of the Premises for the Extended Term has been determined as provided in Subsection 1.5(d), provided, that if such Fair Market Rental has not been so determined at least twenty (20) days prior to the date by which Lessee must deliver such instrument of exercise despite the diligent efforts of all parties to obtain such determination, Lessee shall have an additional twenty (20) days after such determination within which to make such delivery.

Upon the delivery of the written instrument of exercise referred to in subparagraph (b) of the immediately preceding sentence, the Lease Term shall be automatically extended for the Extended Term on the terms and conditions provided herein. Upon the written request of Lessor or Lessee the parties hereto will, exchange an instrument setting forth the extension of the Lease Term in accordance with this Section 1.4.

Section 1.5. Rent.

(a) During the Primary Term, Lessee shall pay the amounts set forth in Schedule B, and during the Extended Term, the amount determined in accordance with subsection 1.5(d), to Lessor, in immediately available funds as basic rent for the Premises ("Basic Rent"), at the address set forth on page 1 of this Lease or pursuant to such other written instructions or to such other person as Lessor from time to time may designate in writing. Lessor shall give Lessee not less than fifteen
     (15) days written notice of any change in the instructions to which such payments are to be made. Such rental payments shall be payable in equal monthly installments in advance on the first day of each month. Any rental payment made in respect of a period which is less than one month shall be pro-rated by multiplying the then applicable monthly rental by a fraction, the numerator of which is the number of days in such month with respect to which rent is being paid and the denominator of which is the total number of days in such month. Lessee shall perform all its obligations under this Lease at its sole cost and expense, and shall pay all Basic Rent, additional rent and any other sum due hereunder when due and payable, without notice or demand.

(b)  Lessor shall have the option to adjust Basic Rent to Fair Market
     Rental (as determined under Section 1.5(d) below) by so notifying
     Lessee in writing and providing Lessee with satisfactory evidence that the Department of Transportation has abandoned the DOT Flyover
     (such written notification and such satisfactory evidence shall be collectively referred to herein as the "Notification"). Such Notification may be delivered to Lessee at any time during the Primary or Extended Lease Term, but, notwithstanding anything contained herein to the contrary, there shall be no adjustment of Basic Rent prior to the twenty-fifth (25th) month of this Lease nor prior to six (6) months after Notification from Lessor. The adjustment to Basic Rent shall be effective and commence with the monthly installment due thirty
     (30) days after the determination of Fair Market Rental is completed under the provisions of Section 1.5(d) below subject to the provisions of the preceding sentence. If the adjustment of Basic Rent to Fair
     Market Rental is unacceptable to Lessee, Lessee shall have the option to terminate this Lease by so notifying Lessor, in writing, not later than thirty (30) days after the determination of Fair Market Rental is completed. Lessee's termination shall be effective on the next rental payment date which occurs not less than ninety (90) days after Lessor receives Lessees notice of termination (the "Rent Adjustment Termination Date") in which event Lessee shal continue to pay Basic Rent, without adjustment, until the Rent Adjustment Termination Date.* This Lease will not terminate prior to the end of the twenty-fourth (24th) month of the Lease Term. Upon payment by Lessee of all Basic Rent, additional rent and other sums due and payable hereunder to and including the Rent Adjustment Termination Date, this lease shall terminate on the Rent Adjustment Termination Date, and the parties shall be released from all further obligations under this Lease except with respect to obligations and liabilities of Lessee and/or Lessor hereunder, actual or contingent, which have arisen on or prior to the Rent Adjustment Termination Date or which are expressly stated to survive the termination of this Lease.

* In the event lessee elects to terminate this lease in accordance with this Section 1.5(b),

(c) During all Extended Terms hereof if any, Lessee shall pay to Lessor as Basic Rent for the Premises, without any prior demand therefor, an amount equal to Fair Market Rental (as hereinafter defined) but in no event shall the annual Basic Rent for the Extended Term be an amount less than the Basic Rent paid in the final year of the immediately preceding term. Such amount shall be payable in equal monthly installments in advance on the first day of each month during such Extended Term in the same manner as in the Primary Term.

(d) The term "Fair Market Rental" as used herein shall mean, in amount equivalent to the then current fair market rate of rentals received in the general market area in which the Premises are located for a similar period, of buildings of comparable characteristics, including, but not limited to, comparable lease terms (with consideration of an effective rental rate reflecting the period of the Extended
     Term or the applicable period remaining in the Primary Term or Extended
     Term), age, condition, use and classification. Following delivery of the applicable notice of intent as provided above, the Fair Market Rental shall be determined mutually by Lessor and Lessee within thirty
     (30) days after the receipt of the applicable notice of intent or, if the parties are unable to mutually determine the Fair Market Rental then, by the following procedure: Not more than fifteen (15) days after the expiration of the foregoing thirty (30) day period, Lessee and Lessor shall each designate, in writing, one appraiser to determine such Fair Market Rental. In the event either party fails to so select its own appraiser, the other party may obtain court appointment of an appraiser. The two appraisers shall meet and select a third appraiser within twenty (20) days after their individual appointments. In the event the two appraisers fail to so select a third appraiser, either party may obtain court appointment of such third appraiser. Each appraiser shall independently determine the Fair Market Rental for the Premises and complete and forward to Lessor and Lessee their separate appraisal reports within forty-five (45) days after the selection of the third appraiser. The three appraisals shall be averaged and the arithmetic mean shall be the Fair Market Rental. All appraisers shall be members in good standing of the American Institute of Real Estate Appraisers or any organization succeeding thereto and have had not less than ten ( 10) years' experience with commercial real estate of the type of the Premises, in the location where the Premises are located. Lessor and Lessee shall each be responsible for the cost of the appraiser selected by that party and shall equally share the cost of any third appraiser or mutually selected appraiser.

(e) Upon execution of this Lease, Lessee shall deposit in the trust account of Greenberg Traurig, et al. as escrow agent, the sum of $3,195.00 as one month's rental deposit including all sales tax thereon (the "Rental Deposit") to be paid to Lessor at the time of delivery to Lessee of exclusive possession of the Premises. Such amount shall be applied to the first month's rent.

(f) Upon execution of this Lease, Lessee shall deposit in the trust account of Greenberg Traurig, et al. as escrow agent, the sum of $6,390.00, as security for Lessee's full and faithful performance of its obligations hereunder (the "Security Deposit") to be paid to Lessor at the time of delivery to Lessee of exclusive possession of the Premises. Lessor will return same to Lessee within thirty (30) days following the end of the Lease Term or the earlier termination of this Lease, provided that Lessee is not then in default. If an Event of Default (as defined in Section 7.1 below) shall occur the Security Deposit then held by Lessor may be applied by Lessor to cure all or a portion of such default, (without Lessor's waiving any other remedies it may have in law or in equity) and Lessee will redeposit the full amount of the Security Deposit within five (5) days after Lessor's written demand.

(g) The escrow agent shall not be liable for any actions taken in good faith, but only for its gross or willful negligence. The parties hereby indemnify and hold the escrow agent harmless from and against any loss, liability, claim or damage whatsoever (including reasonable attorney's fees and court costs at trial and all appellate levels) the escrow agent may incur or be exposed to in its capacity as escrow agent hereunder except for gross negligence or willful misconduct.
     If there be any dispute as to disposition of any proceeds held by the escrow agent pursuant to the terms of this Lease, the escrow agent is hereby authorized to interplead said amount or the entire proceeds with any court of competent jurisdiction and thereby be released from all obligations hereunder. The parties recognize that the escrow agent is the law firm representing Lessee, and hereby agree that such law firm may continue to represent Lessee in any litigation pursuant to this Lease. The escrow agent shall not be liable for any failure of the depository.

Section 2.1. Maintenance and Repair.

(a) Lessee, at its own expense, will maintain all parts of the Premises in the condition which exists at the time the Premises are delivered to Lessee, subject to normal wear and tear and the provisions of Section
     6.1 of this Lease and will take all action and will make all structural and nonstructural, foreseen and unforeseen and ordinary and extraordinary changes and repairs which may be required to maintain all parts of the Premises in such condition (including, but not limited to, all painting, glass, utilities, conduits, fixtures and equipment, foundation, roof, exterior walls, heating and air conditioning systems, wiring, plumbing, sprinkler systems and other utilities, and all paving, sidewalks, roads, parking areas, curbs and gutters and fences on the Premises, and to the extent Lessor is responsible, off the Premises, except to the extent such items are to be maintained by third party governmental agencies and are not the responsibility of Lessor). Lessor shall not be required to maintain, repair or rebuild all or any part of the Premises. Lessee waives the right to require Lessor to maintain, repair or rebuild all or any part of the Premises, or make repairs at the expense of Lessor pursuant to any Legal Requirement (as defined in Section 5.2(b)), agreement, covenant, condition or restriction at any time.

(b) If all or any part of the Improvements constructed by Lessee, if any, shall encroach upon any property, street or right-of-way adjoining or adjacent to the Premises, or shall violate the agreements or conditions affecting the Premises or any part thereof, or shall hinder, obstruct or impair any easement or right-of- way to which the Premises are subject, then, promptly after written request of Lessor (unless such encroachment, violation, hindrance, obstruction or impairment is a Permitted Exception) or of any person so affected, Lessee shall, at its expense, either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting therefrom or (ii) if Lessor consents thereto, make such changes, including alteration or removal, to the improvements and take such other action as shall be necessary to remove or eliminate such encroachments, violations, hindrances, obstructions or impairments.

Section 2.2. Alterations, Replacements and Additions.

Lessee may, at its expense, make additions to and alterations of the Improvements, and construct additional Improvements, provided that (i) the fair market value of the Premises shall not be lessened thereby, (ii) such work shall be expeditiously completed in a good and workmanlike manner and in compliance with all applicable Legal Requirements and the requirements of all insurance policies required to be maintained by Lessee hereunder, (iii) no material structural alterations shall be made to the Improvements or demolitions conducted in connection therewith unless Lessee shall have first furnished Lessor with such surety bonds or other security acceptable to Lessor as shall be necessary in Lessor's opinion to assure rebuilding of such improvements, and
(iv) no structural additions, replacements or alterations, which cost in excess of $25,000.00 shall be made unless Lessor's prior written consent shall have been obtained. All structural additions and alterations of the Premises, without consideration by Lessor, shall be and remain part of the Premises and the property of Lessor and shall be Subject to this Lease.

Section 3.1. Severable Property.

Lessee may, at its expense, install, assemble or place on the Premises, and remove and substitute any items of machinery, equipment, furniture, furnishings, trade fixtures or other personal property used or useful in Lessee's business (the "Severable Property"), and title to same shall remain in Lessee.

Section 3.2. Removal.

Lessee shall remove the Severable Property at the expiration of or within thirty
(30) days following the prior termination of this Lease (in which event Lessee shall continue to pay Basic Rent for such thirty (30) day period) unless an Event of Default has occurred and is continuing. Any of Lessee's Severable Property not removed by Lessee prior to the expiration of the Lease or thirty
(30) days after an earlier termination shall be considered abandoned by Lessee and may be appropriated, sold, destroyed or otherwise disposed of by Lessor without obligation to account therefore. Lessee will repair at its expense all damage to the premises caused by the removal of Lessee's Severable Property, whether effected by Lessee or Lessor, unless such damage is caused by the gross negligence or willful misconduct of Lessor.

Section 4. Transfer or P1edge by Lessor.

Lessor shall be free to transfer its fee interest in the Premises or any part thereof or interest therein, subject, however, to the terms of this Lease. Provided the transferee assumes the Lessor's obligations under this Lease, any such transfer shall relieve the transferor of all liability and obligation hereunder (to the extent of the interest transferred) accruing after the date of the transfer. Lessor shall be free to pledge or mortgage its interest in the Premises and this Lease on the condition that either (i) this Lease shall be superior to such pledge or mortgage, or (ii) if this Lease is to be subordinate to the mortgage of any lender of Lessor that Lessee receives a nondisturbance agreement reasonably acceptable to Lessee from the holder of such pledge or mortgage. Lessee agrees to make such reasonable modifications to this Lease as may be requested by Lessor's lender, if any, provided that such modifications do not increase Lessee's obligations or increase the rent due hereunder. Lessor shall deliver to Lessee a non-disturbance agreement from any existing mortgagee prior to delivery of possession of the Premises.

Section 5.1. Net Lease.

This lease is a net lease and, any present or future law to the contrary notwithstanding, shall not terminate except as otherwise expressly provided herein, nor shall Lessee be entitled to any abatement or reduction, set-off, counterclaim, defense or deduction with respect to any Basic Rent, additional rent or other sums payable hereunder, except as provided in this Lease. Nothing contained in this Section 5.1 shall be deemed to be a waiver by Lessee of any rights that it may have to bring a separate action with respect to any default by Lessor hereunder or under any other agreement. The parties intend that the obligations of Lessee hereunder shall be separate and independent covenants and agreements from the covenants and agreements of Lessor hereunder and shall continue unaffected unless such obligations shall have been modified or terminated pursuant to all express provision of this Lease.

Section 5.2. Taxes and Assessments Compliance With Law.

(a) Lessee shall pay, prior to delinquency: (i) all ad valorem, real property and personal property taxes, assessments, levies, fees, water and sewer rents and charges, and all other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which are, at any time prior to or during the Primary Term or the Extended Term hereof, imposed or levied upon or assessed against or which arise with respect to (A) the Premises, (B) any Basic Rent, additional rent or other sums payable hereunder, (C) this Lease or the leasehold estate hereby created, or (D) the operation, possession or use of the Premises; (ii) all sales, value added, use and similar taxes at any time levied, assessed or payable on account of the leasing, operation, possession or use of the Premises; and (iv) all charges of utilities, communications and similar services serving the Premises. Lessee shall not be required to pay any franchise, estate, inheritance, transfer, income, capital gains or similar tax of Lessor. Lessee will furnish to Lessor, promptly after written demand therefor, proof of payment of all items referred to above which are payable by Lessee.
     If any such assessment may legally be paid in installments, Lessee may pay such assessment in installments; in such event, Lessee shall be liable only for installments which become due and payable with respect to any tax period occurring in whole or in part during the Lease Term hereof; provided, however, that all amounts referred to in this Section 5.2(a) for the fiscal or tax year in which the Lease
     Term shall expire shall be apportioned so that Lessee shall pay those portions thereof which correspond with the portion of such year as are within the Lease Term hereby demised.

(b) Lessee shall comply with and cause the Premises to comply with and shall assume all obligations and liabilities with respect to (i) all laws, ordinances and regulations, and other governmental rules, orders and determinations presently in effect or hereafter enacted, made or issued, whether or not presently contemplated (collectively, "Legal Requirements") applicable to the Premises or the ownership, operation, use or possession thereof and (ii) all contracts, insurance policies (including, without limitation, to the extent necessary to prevent cancellation thereof and to insure full payment of any claims made under such policies), agreements, covenets, conditions and restrictions now or hereafter applicable to the Premises or the ownership, operation, use or possession thereof including, but not limited to, all such Legal Requirements, contracts, agreements, covenants, conditions and restrictions which require structural, unforeseen or extraordinary changes; provided, however, that with respect to any of the obligations of Lessee in clause (ii) above which are not now in existence, Lessee shall not be required to so comply unless Lessee is either a party thereto or has given its written consent thereto, or unless the same is occasioned by Legal Requirements or Lessee's default (including any failure or omission by Lessee) under this Lease. Nothing in clause
     (ii) of the immediately preceding sentence shall modify the obligations of Lessee under Section 5.4 of this Lease.

(c) If required by a person or entity holding a mortgage on the Premises, or if at any time there shall have occurred an Event of Default (as defined in Section 7.1 hereof) or if any fact exists which with the giving of notice or the passage of time or both would constitute an Event of Default, then upon request of Lessor, Lessee shall in addition to and concurrently with the payment of Basic Rent as required in subsection 1.5(a) hereof pay one-twelfth (1/12th) of the amount
     (as estimated by Lessor, but if required by a mortgagee, not to exceed any amount required by such mortgagee) of the annual taxes and assessments described in subsection 5.2(a) hereof and the annual premiums for insurance required in Section 6.2 hereof next becoming due and payable with respect to the Premises, and Lessee shall also pay to Lessor on demand therefore the amount by which the actual taxes and assessments and insurance premiums exceed the payment by Lessee required in this subsection. Lessor shall not be considered a fiduciary with respect to any amounts paid to or received by it pursuant to the term of this subsection and shall not be liable for the payment of interest on all or part of such funds. In the event Lessee is required to make payments to Lessor pursuant to the conditions set forth herein, Lessee's obligation for such payments (adding any deficiency and subtracting any overpayment caused by an error in an estimate) shall be deemed satisfied and Lessor shall be responsible for seeing that such amounts are used to satisfy the outstanding obligations for which such amounts were paid so as to take advantage of the maximum available discount, so long as Lessee has made adequate funds available. In the event the funds paid by Lessee exceed the amount of real estate taxes due, or any portion of real estate taxes paid by Lessee are refunded by the taxing authority, Lessor will be obligated to refund such amounts to Lessee.

(d) Notwithstanding anything contained herein to the contrary, in the event there is no requirement to make payments to satisfy obligations under
     Section 5.2(a) pursuant to paragraph (c) above, Lessee shall satisfy all obligations required under Section 5.2(a) on or before the applicable due date (currently March 31) as if there was no contest of such obligation (whether or not a contest is in fact pursued).

Section 5.3. Liens.

Lessee will within thirty (30) days after receipt of written notice thereof, remove and discharge any charge, lien, security interest or encumbrance upon the Premises or upon any Basic Rent, additional rent or other sums payable, hereunder which arises for any reason, including, without limitation, all liens which arise out of Lessee's possession, use, occupancy, construction, repair or rebuilding of the Premises or by reason of labor or materials furnished or claimed to have been furnished to Lessee or for the Premises, but not including
(i) any liens and encumbrances set forth in Schedule A, (ii) this Lease, and
(iii) any mortgage, charge, lien, security interest or encumbrance created or caused by Lessor or its agents, employees or representatives without the consent of Lessee. Nothing contained in this Lease shall be construed as constituting the consent or request of Lessor, express or implied, to or for the performance by any contractor, laborer, materialman or vendor, of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Premises or any part thereof. Notice is hereby given that Lessor will not be liable for any labor, services or materials furnished or to be furnished to Lessee, or to anyone holding an interest in the Premises or any part thereof through or under Lessee, and that no mechanic's or other liens for any such labor, services or materials shall attach to or affect the interest of Lessor in and to the Premises.

Section 5.4. Indemnification.

Lessee shall defend all actions against Lessor, any partner, officer, director, employee, agent, representative and shareholder of Lessor and the holder of any mortgage On the Premises (collectively, "Indemnified Parties"), with respect to, and shall pay, protect, indemnify and save harmless the Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including, without limitation, reasonable attorneys' fees and expenses, including at trial and on all appeals), causes of action, suits, claims, demands or judgments of any nature arising from (i) injury to or death of any person, or damage to or loss of property, on the Premises or any adjoining sidewalks, streets or ways, or connected with the use, condition or occupancy of any thereof, (ii) Lessee's violation of this Lease, (iii) use, act or omission of Lessee or its agents, contractors, licensees, sublessees or invitees during the Lease Term or during Lessee's presence at, use or occupancy of the Premises prior to or after the Lease Term and (iv) any contest referred to in Section 5.5 of this Lease. Notwithstanding the foregoing, this indemnity shall not apply if such damages and/or liabilities are caused by the gross negligence or willful misconduct of Lessor. The indemnity contained in this Section 5A shall survive the expiration or earlier termination of this Lease.

Section 5.5. Permitted Contests.

Lessee, at its expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, any Legal Requirement with which Lessee is required to Comply pursuant to Section 5.2(b), or the amount or validity or application, in whole or in part, of any tax, assessment or charge which Lessee is obligated to pay or any lien, encumbrance or charge not permitted by Sections 2.1, 2.2, 5.3 and 6.1, provided that: (i) the commencement of such proceedings shall suspend the enforcement or collection thereof against or from Lessor and against or from the Premises, (ii) neither the Premises nor any rent therefrom nor any part thereof or interest therein would be in any danger of being sold, forfeited, attached or lost, (iii) Lessee shall have furnished such security, if any, as may be required in the proceedings (iv) if such contest be finally resolved against Lessee, Lessee shall pay prior to delinquency the amount required to be paid, together with all interest and penalties accrued thereon, and (v) such contest shall not cause Lessor to be in default under any mortgage or deed of trust encumbering the Premises nor shall such contest subject Lessor to the risk of any civil or criminal liability. Lessor, shall execute and deliver to Lessee such authorizations and other documents as reasonably may be required in any such contest and shall cooperate with Lessee in good faith. Any reasonable out of pocket expenses incurred by Lessor as a result of such cooperation shall be paid by Lessee. Lessee shall indemnify and save Lessor harmless against any cost or expense of any kind that may be imposed upon Lessor in connection with my such contest and any loss resulting therefrom. Lessee shall not be in default hereunder in respect to the compliance with any Legal Requirement with which Lessee is obligated to comply pursuant to Section 5.2(b) or in respect to the payment of any tax, assessment or charge which Lessee is obligated to pay or any lien, encumbrance or charge not permitted by Section 2.1, 2.2, 5.3 and 6.1 which Lessee is in good faith contesting. Notwithstanding anything contained herein to the contrary, no mortgage placed on the Premises will prohibit Lessee contesting the real estate tax assessment.

As previously set forth in Section 1.3(d) above, Lessor and Lessee acknowledge that Basic Rent is materially less than Fair Market Rental. Basic Rent will not be used or offered as a fair market rent in determining the fair market value of the Premises, including, but not limited to, in any determination made relative to Permitted Contests allowed under this Section 5.5.


Section 5.6. Environmental Compliance.

(a)  For purposes of this Lease,

(i) the term "Environmental Laws" shall mean and include the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response, Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Federal Insecticide, Fungicide and Rodenticide Act and all applicable state and local environmental laws, ordinances, rules, requirements, regulations and publications, as any of the foregoing may have been or may be from time to time amended, supplemented or supplanted, and any and all other federal, state or local laws, ordinances, rules, requirements, regulations and publications, now or hereafter existing, relating to the preservation of the environment or the regulation or control of toxic or hazardous substances, pollutants, contaminants or other materials; and

(ii) the term "Regulated Substance" shall mean and include any, each and all Substances or materials now or hereafter regulated pursuant to any Environmental Laws, including but not limited to any such substance or material now or hereafter defined as or deemed to be a "regulated substance", "pesticide", "hazardous substance" or "hazardous waste", or included in any similar or like classification or categorization, thereunder.


(b)  Lessee shall

(i) not cause or permit any Regulated Substance to be placed, held, located, released, transported or disposed of on, under, at or from the Premises in violation of Environmental Laws or to otherwise adversely affect the Premises during the Lease Term or during Lessee's presence at, use or occupancy of the Premises prior to or after the Lease Term;

(ii) contain at or remove from the Premises, or perform any other necessary or desirable remedial action regarding, any Regulated Substance in any way affecting the Premises if, as and when such containment, removal or other remedial action is required under any Legal Requirement and was caused by the actions or inactions of Lessee and, if so required, shall perform such containment, removal or remediation in compliance with all Legal Requirements; at Lessee's sole cost and expense.

(iii)provide Lessor with written notice (and a copy as may be applicable) of any of the following within five (5) clays thereof: (A) Lessee's obtaining knowledge or notice of any kind of the presence, or any actual or threatened release, of any Regulated Substance in any way affecting the Premises; (B) Lessee's receipt or submission, or Lessee's obtaining knowledge or notice of any kind, of any report, citation, notice or other communication front or to any federal, state or local governmental or quasi governmental authority regarding any Regulated Substance in any way affecting the Premises; or (C) Lessee's obtaining knowledge or notice of any kind of the incurrence of any cost or expense by any federal, state or local governmental or quasi governmental authority or any private party in connection with the assessment, monitoring, containment, removal or remediation of any kind of any Regulated Substance in any way affecting the Premises, or of the filing or recording of any lien on the Premises or any portion thereof in connection with any such action or Regulated Substance in any way affecting the Premises.


(c)  Lessor shall

(i) contain at or remove from the Premises, or perform any other necessary or desirable remedial action regarding, any Regulated Substance in any way affecting the Premises if, as and when such containment, removal or other remedial action is required under any Legal requirement and was not caused by the actions or inactions of Lessee and, if so required, shall perform such containment, removal or remediation in compliance with all Legal Requirements; at Lessor's sole cost and expense.

(ii) provide Lessee with written notice (and a copy as may be applicable) of any of the following within five (5) clays thereof: (A) Lessor's obtaining knowledge or notice of any kind of the presence, or any actual or threatened release, of any Regulated Substance in any way affecting the Premises; (B) Lessor's receipt or submission, or Lessor's obtaining knowledge or notice of any kind, of any report, citation, notice or other communication from or to any federal, state or local governmental or quasi governmental authority regarding any Regulated Substance in any way affecting the Premises; or (C) Lessor's obtaining knowledge or notice of any kind of the incurrence of any cost or expense by any federal, state or local governmental or quasi governmental authority or any private party in connection with the assessment, monitoring, containment, removal or remediation of any kind of any Regulated Substance in any way affecting the Premises, or of the filing or recording of any lien on the Premises or any portion thereof in connection with any such action or Regulated Substance in any way affecting the premises.


Section 5.7. Representations Warranties and Covenants of Lessee.


(a)    Lessee represents and warrants to, and covenants with Lessor that:

(i). Due Organization. Lessee is a corporation duly formed and validly existing under the laws of its jurisdiction of organization and is duly qualified to do business in each jurisdiction in which such qualification is necessary to the conduct of its business.

(ii). Due Authorization. The execution, delivery and performance by Lessee of this Lease have been duly authorized by all necessary actions and proceedings by or on behalf of Lessee and no further approvals or filings of any kind, including, without limitation, any approval of or filing with any governmental agency or body, are required as a condition to the valid execution and delivery or the performance by Lessee of this Lease.

(iii). Valid and Binding Obligations. This Lease has been duly executed and delivered and constitutes a legal, valid and binding obligation of Lessee enforceable against Lessee in accordance with its terms. Lessee's execution of this Lease and compliance with its terms and conditions will not conflict with or cause a violation of any laws, regulations or orders of which it or its assets are subject nor will it cause a breach or violation of any document or agreement of which it or its assets are subject.

(b)    Lessor represents and warrants to, and covenants with, Lessee that:

(i). Title. At the time Lessee takes possession of the Premises, Lessor shall be vested with good, marketable and insurable fee simple title to the Premises subject only to the Permitted Exceptions as provided on Schedule "A", none of which shall prohibit, restrict or impair the Premises for their permitted uses. Lessor hereby agrees to defend the title to the Premises against the lawful claims of all persons whomsoever throughout the Lease Term.

(ii). Due Authorization. The execution, delivery and performance by Lessor of this Lease have been duly authorized by all necessary actions and proceedings by or on behalf of Lessor and no further approvals or filings of any kind, including, without limitation, any approval of or filing with any governmental agency or body, are required as a condition to the valid execution and delivery or the performance by Lessor of this Lease.

(iii). Valid and Binding Obligations. This Lease has been duly executed and delivered and constitutes a legal, valid and binding obligation of Lessor enforceable against Lessor in accordance with its terms. Lessor's execution of this Lease and compliance with its terms and conditions will not conflict with or cause a violation of any laws, regulation or orders of which it or its assets are subject nor will it cause a breach or violation of any document or agreement of which it or its assets are subject.

(iv). Zoning Compliance. To the best of Lessor's knowledge and without any inquiry having been made by Lessor, all Improvements were permitted, conforming structures under applicable zoning and building laws and ordinances in effect when the Improvements were constructed and the intended use thereof as a bank branch office is a permitted, conforming use under applicable zoning and building laws and ordinances.

(v). Environmental Compliance. Lessor has requested, but as of the date of execution hereof, has not received, a Phase I Environmental Report. Lessor has made no other inquiries whatsoever as to the environmental condition of the Premises. Lessor is not aware of any environmental issues related to the Premises at the time of execution of this Lease.

(vi) Legal Requirements. At the time Lessee takes possession of the Premises, Lessor shall be in compliance with all Legal Requirements of which a violation would cause Lessee to lose possession of the Premises.

(c) The foregoing representations and warranties by Lessee and Lessor shall be true and correct as of the beginning of the Primary Term and shall survive the expiration and/or earlier termination of this Lease.


Section 6.1. Condemnation and Casualty.

(a) General Provisions. Lessee hereby irrevocably assigns to Lessor any award, Compensation as defined herein, or insurance payment to which Lessee may become entitled by reason of Lessee's interest in the Premises (i) if the access, use, occupancy or title of the Premises or any part thereof, is taken, requisitioned or sold in, by or on account of any actual or threatened eminent domain proceeding or other action by any person or entity having the power of eminent domain ("Condemnation") or (ii) if the Premises or any part thereof are damaged or destroyed by fire, flood or other casualty ("Casualty"). All awards, compensation, severance damages, business damages, and insurance payments on account of any actual or threatened Condemnation or Casualty are herein collectively called "Compensation". Lessor may appear in any such proceeding or action as the real party in interest to negotiate, prosecute and adjust any claim for any Compensation, and Lessor shall collect any such Compensation. Lessee shall not be entitled to participate in any such proceeding, action, negotiation, prosecution or adjustment. Lessee shall not be entitled to make any separate claim for compensation for Lessee's moving and relocation expenses, anticipated loss of business profits, loss of goodwill or fixtures and equipment paid for by Lessee except in rebuilding the Premises pursuant to 6.1(d) below. Nothing herein shall preclude Lessor from making any such claim as the assignee of Lessee's interest therein. Lessor and Lessee agree and stipulate that no part of any Compensation shall be distributed to Lessee and that there shall be no apportionment of any such Compensation. All Compensation shall be applied pursuant to this Section 6.2, and all such Compensation (less the reasonable expense of collecting such Compensation) is herein called the "Net Proceeds".

     Notwithstanding the foregoing, Lessee shall have the option, but not the obligation, to purchase, at Lessee's sole cost, business interruption insurance for its own account ("Business Interruption Insurance").

(b) Substantial Condemnation. If a Condemnation shall, affect all or a substantial portion of the Premises or shall render the Premises unsuitable for restoration within one hundred twenty days (120) for continued use and occupancy in Lessee's business as a bank branch office or shall inhibit access as it currently exists, then Lessee may, not later than thirty (30) days after such Condemnation, deliver to Lessor notice of its intention to terminate this Lease on the next rental payment date which occurs after the delivery of such notice
     (the "Condemnation nation Termination Date"). Upon payment by Lessee of all Basic Rent, additional rent and other sums then due and payable hereunder to and including the date of such taking, this Lease shall terminate on the Condemnation Termination Date and the parties shall be released from all further obligations hereunder except with respect to obligations and liabilities of Lessee and/or Lessor hereunder, actual or contingent, which have arisen on or prior to the Condemnation Termination Date or such obligations which are stated to survive such termination, and the Net Proceeds shall belong to Lessor. Notwithstanding the foregoing, the provisions of Section 1.3(c) shall govern any termination of the Lease due to the DOT Flyover.

(c) Substantial Casualty. If an insured Casualty shall, in Lessee's good faith judgment, affect all or a substantial portion of the Premises or shall render the Premises unsuitable for restoration within one hundred twenty (120) days for continued use and occupancy in Lessee's business, then Lessee may, not later than thirty (30) days after such Casualty, deliver to Lessor (i) notice of its intention to terminate this Lease on the next rental payment date which occurs after the delivery of such notice (the "Casualty Termination Date"), and (ii) a certificate of an authorized officer of Lessee describing the event giving rise to such termination and stating that Lessee has determined that such Casualty has rendered the Premises unsuitable for restoration within one hundred twenty (120) days for continued use and occupancy in Lessee's business, Upon payment by Lessee of all Basic Rent, additional rent and other sums then due and payable hereunder to and including the date the Casualty occurred , this Lease shall terminate on the Casualty Termination Date and the parties shall be released from all further obligations hereunder except with respect to obligations and liabilities of Lessee and/or Lessor hereunder, actual or contingent, which have arisen on or prior to the Casualty Termination Date or which are stated to survive such termination, and the Net Proceeds shall belong to Lessor.

(d) Less Than Substantial Condemnation or Casualty. Notwithstanding anything to the contrary contained herein, if, after a Condemnation or Casualty, Lessee does not have the right to give notice of its intention to terminate this Lease as provided in Subsections 6.1 (b) or (c), then this Lease shall continue in full force and effect and Lessee shall, at its expense, rebuild, replace or repair the Premises in conformity with the requirements Of Subsections 2.1, 2.2 and 5.3 so as to restore the Premises (in the case of Condemnation, as nearly as practicable) to the condition, character and fair market value thereof immediately Prior to such Casualty or Condemnation. During the period reasonably required to perform the restoration, Basic Rent shall be abated provided that Lessor receives equivalent payment from the Loss of Rents insurance policy described in Section 6.2(vi). Prior to any such rebuilding, replacement or repair, Lessor and Lessee shall agree on the maximum cost thereof (the "Restoration Cost"). The Restoration Cost shall be paid first out of Lessee's own funds to the extent that the Restoration Cost exceeds the Net Proceeds payable in connection with such occurrence, after which expenditure Lessee shall be entitled to receive the Net Proceeds, but only against (i) certificates of Lessee delivered to Lessor from time to time as such work of rebuilding, replacement and repair progresses, each such certificate describing the work for which Lessee is requesting payment and the cost incurred by Lessee in connection therewith and stating that Lessee has not theretofore received payment for such work and (ii) such additional documentation as Lessor may reasonably require, including, but not limited to, copies of contracts and subcontracts relating to restoration, architects' certifications, title policy updates and lien waivers or releases. Any Net Proceeds remaining after final payment has been made for such work and after Lessee has been reimbursed for any portions it contributed to the Restoration Cost shall be retained by Lessor.
     In the event of any temporary Condemnation, this Lease shall remain in full effect and Lessor shall be entitled to receive the Net Proceeds allocable to such temporary Condemnation provided, however, that if such temporary Condemnation renders the Premises untenantable for the operation of Lessee's business, Basic Rent shall be abated until the Premises become tenantable for the operation of Lessee's business.
     If the cost of any rebuilding, replacement or repair required to be made by Lessee pursuant to this subsection 6.2(d) shall exceed the amount of such Net Proceeds, the deficiency shall be paid by Lessee.

Section 6.2. Insurance.

(a)  Lessee will maintain insurance on the Premises of the following character:

(i) Insurance against all risks of direct physical loss, including loss by fire, lightning and other risks which at the title are included under "extended coverage" endorsements, in amounts sufficient to prevent Lessor and Lessee from becoming a coinsurer of any loss but in any event in amounts not less than 100% of the actual replacement value of the Improvements, exclusive of foundations and excavations;

(ii) General public liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Premises and adjoining streets and sidewalks, in the minimum amounts of $3,000,000 for bodily injury or death to any one person, $3,000,000 for any one accident and $1,000,000 for property damage to others or in such greater amounts as are then Customary for property similar in use to the Premises;

(iii)Worker's compensation insurance (including employers' liability insurance, if requested by Lessor) to the extent required by the law of the state in which the Premises are located and to the extent necessary to protect Lessor and the Premises against Lessee's workers' compensation claims;

(iv) Explosion insurance in respect of any boilers and similar apparatus located on the Premises in the minimum amount of $500,000 or in such greater amounts as are then customary;

(v) During any period of construction on the Premises; builder's risk insurance on a completed value, non-reporting basis for the total cost of such alterations or improvements, and workers' compensation insurance as required by applicable law;

(vi) Loss of Rents insurance for the benefit of Lessor for a twelve month period in the event Lessee terminates the Lease due to a Casualty, or Basic Rent is abated due to a Casualty; and

(vii)Such other insurance in such amounts and against such risks as is commonly obtained in the case of property similar in use to the Premises and located in the state in which the Premises are located, including, but not limited to, flood insurance (if the Premises is in a flood plain).

     Such insurance shall be written by companies of nationally recognized financial standing legally qualified to issue such insurance and satisfactory to Lessor, and shall name Lessor as insured party and include Lessee as its interest may appear. If the Premises or any part thereof shall be damaged or destroyed by Casualty, and if the estimated cost of rebuilding, replacing or repairing the same shall exceed $25,000, Lessee promptly shall notify Lessor thereof.

(b) Every such policy shall bear an endorsement in favor of the Lessor and the mortgagee or beneficiary (whether one or more, the "Mortgagee") under each mortgage, deed of trust or similar security instrument creating a lien on the interest of Lessor in the Premises (whether one or more, the "Mortgage"), and any loss under any such policy shall be payable to the Lessor or Mortgagee which has a first lien on such interest (if there is more than one first Mortgagee, then to the trustee for such Mortgagees) to be held and applied pursuant to Section 6.1. Every policy referred to in Subsection 6.2(a) shall provide that it will not be cancelled or amended except after thirty
     (30) days' written notice to Lessor and the Mortgagee and that it shall not be invalidated by any act or negligence of Lessor, Lessee or any person or entity having an interest in the Premises, nor by occupancy or use of the Premises for purposes more hazardous than permitted by such policy, nor by any foreclosure or other proceedings relating to the Premises, nor by change in title to or ownership of the Premises.

(c) Lessee shall deliver to Lessor and Mortgagee originals of the applicable insurance policies or original or duplicate certificates of insurance, reasonably satisfactory to Lessor and Mortgagee, evidencing the existence of all insurance which is required to be maintained by Lessee hereunder and payment of all premiums therefor, such delivery to be made (i) prior to taking of possession of the Premises and (ii) at least 30 days prior to the expiration of any such insurance. Lessee shall not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required by this Section
     6.2 unless Lessor is named insured therein, and unless there is a mortgagee endorsement in favor of Mortgagee with loss payable as provided herein. Lessee shall immediately notify Lessor whenever any such separate insurance is obtained and shall deliver to Lessor and Mortgagee the policies or certificates evidencing the same. Any insurance required hereunder may be provided under blanket policies provided that the Premises are specified therein.

(d) The requirements of this Section 6.2 shall not be construed to negate or modify Lessee's obligations under Section 5.4 and Section 5.6. Section 7.1. Default Provisions.

(a) Any of the following occurrences or acts shall constitute an Event of Default under this Lease:

(i) If Lessee shall (1) fail to pay any Basic Rent, additional rent or other sum, as and when required to be paid by Lessee here under and such failure shall continue for three (3) days following written notice from Lessor of such failure; or (2) fail to observe or perform any-other provision hereof and such nonmonetary failure shall continue for thirty (30) days after written notice to Lessee of such failure (provided, that in the case of any such failure which cannot be cured by the payment of money and cannot with diligence be cured within such thirty (30) day period, if Lessee shall commence promptly to cure the same and thereafter prosecute the curing thereof with diligence, the time within which such failure may be cured shall be extended for such period not to exceed one hundred twenty (120) days as is necessary to complete the curing thereof with diligence);

(ii) If Lessee shall file a petition in bankruptcy or for reorganization or for an arrangement pursuant to any federal or state law, or shall be adjudicated a bankrupt or become insolvent or shall make in assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due, or if a petition proposing the adjudication of Lessee as a bankrupt or its reorganization pursuant to any federal or state bankruptcy law or my similar federal or state law shall be filed in any court and Lessee shall consent to or acquiesce in the filing thereof or such petition shall not be discharged or denied within ninety
     (90) days after the filing thereof; or

(iii)If the Premises shall have been left unoccupied (except with respect to any permitted construction or reconstruction) and unattended for a period of ninety (90) days;

(b) If an Event of Default shall have happened and be continuing, Lessor shall have the right to give Lessee notice of Lessor's termination of the Lease Term. Upon the giving of such notice, the Lease Term and the estate hereby granted shall expire and terminate on such date as fully and completely and with the same effect as if such date were the date herein fixed for the expiration of the Lease Term, and all rights of Lessee hereunder shall expire and terminate, but Lessee shall remain liable as hereinafter provided.

(c) If an Event of Default shall have happened and be continuing, Lessor shall have the immediate right, whether or not the Lease Term shall have been terminated pursuant to Subsection 7.1(b), to re-enter and repossess the Premises and the right to remove all persons and property therefrom by summary proceedings, ejectment, any other legal action or in any lawful manner Lessor determines to be necessary or desirable. Lessor shall be under no liability by reason of any such re-entry, repossession or removal. No such re-entry, repossession or removal shall be construed as an election by Lessor to terminate the Lease Term unless a notice of such termination is given to Lessee pursuant to Subsection 7.1(b) or unless such termination is decreed by a court.

(d) If an Event of Default shall have happened and be continuing, Lessor shall have the right to declare the balance of the entire Rent for the entire Lease Term to be immediately due and payable (in which event Lessor may then proceed to collect all of the unpaid Basic Rent, additional rent or other sums payable by distress or otherwise), and/or pursue any other remedy afforded by law or equity.

(e) All expenses and costs incurred by the Lessor including reasonable attorneys' fees and court costs, at trial and all appellate levels, in connection with enforcing this Lease, shall be included as additional rent and shall be payable on demand.

(f) Any termination of this Lease shall apply to any extension or renewal of the Lease Term and to any right or option on the part of the Lessee that may be contained in this Lease or any other agreement. All rights and remedies granted in this Lease to Lessor or available at law or equity shall be cumulative and not mutually exclusive.

(g) At any time or from time to time after a re-entry, repossession or removal pursuant to Subsection 7.1(c), whether or not the Lease
     Term shall have been terminated pursuant to Subsection 7.1(b), Lessor may (but shall be under no obligation to) relate the Premises for the account of Lessee, in the name of Lessee or Lessor or otherwise, without notice to Lessee, for such term or terms and on such conditions and for such uses as Lessor, in its absolute discretion, may determine. Lessor may collect any rents payable by reason of such reletting. Lessor shall not be liable for any failure to relet the Premises or for any failure to collect any rent due upon any such reletting.

(h) No expiration or termination of the Lease Term pursuant to Subsection 7.I(b), by operation of law or otherwise, and no re-entry, repossession or removal pursuant to subsection 7.1(c) or otherwise, and no reletting of the Premises pursuant to Subsection 7.1(d) or otherwise, shall relieve Lessee of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, re-entry, repossession, removal or reletting.


Section 7.2. Additional Rights of Lessor.

(a) No right or remedy hereunder shall be exclusive of any other right or remedy, but shall be cumulative and in addition to any other right or remedy hereunder or now or hereafter existing. Failure to insist upon the strict performance of any provision hereof or to exercise any option, right, power or remedy contained herein shall not constitute a waiver or relinquishment thereof for the future. Receipt by Lessor of any Basic Rent, additional rent or other sums payable hereunder with knowledge of the breach of any provision hereof shall not constitute waiver of such breach, and no waiver by Lessor of any provision hereof shall be deemed to have been made unless made in writing. Lessor shall be entitled to injunctive relief in case of the violation, or attempted or threatened violation (beyond applicable notice and grace periods, if any), of any of the provisions hereof, or to a decree compelling performance of any of the provisions hereof, or to any other remedy allowed to Lessor by law or equity.

(b) Lessee hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have to redeem the Premises or to have a continuance of this Lease after termination of Lessee's right of occupancy by order or judgment of any court or by any legal process or writ, or under the terms of this Lease, or after the termination of the Lease Term as herein provided, (ii) the benefits of any law which exempts property from liability for debt or for distress for rent and (iii) Lessee specifically waives any rights of redemption or reinstatement available by law, or any successor law.

(c) If Lessee shall be in default in the observance or performance of any term or covenant on Lessee's part to be observed or performed under any of the provisions of this Lease (beyond applicable notice and grace periods, if any), then, without thereby waiving such default, Lessor may, but shall be under no obligation to, take all action, including, without limitation, entry upon the Premises, to perform the obligation of Lessee hereunder immediately and without notice in the case of any emergency and upon five (5) business days' notice to Lessee in other cases. All reasonable expenses incurred by Lessor in connection therewith, including, without limitation, attorneys, fees and expenses (including, without limitation, those incurred in connection with any appellate proceedings) shall constitute additional rent under this Lease and shall be paid by Lessee to Lessor upon demand.

(d) If Lessee shall be in default in the performance of any of its obligations hereunder (beyond applicable notice and grace periods, if any), Lessee shall pay to Lessor, on demand, all expenses incurred by Lessor as a result thereof, including, without limitation, reasonable attorneys' fees and expenses (including, without limitation, those incurred in connection with any appellate proceedings). If Lessor shall be made a party to any litigation commenced against Lessee and Lessee shall fail to provide Lessor with counsel approved by Lessor and pay the expenses thereof, Lessee shall pay all costs and reasonable attorneys' fees and expenses in connection with such litigation (including, without limitation, fees and expenses incurred in connection with any appellate proceedings).

(e) If Lessee shall fail to pay within fifteen (15) days after the date due any Basic Rent, additional rent or other sum required to be paid by Lessee hereunder, Lessor shall be entitled to collect from Lessee as additional rent and Lessee shall pay to Lessor, in addition to such Basic Rent, additional rent or other sum, a late payment charge on the delinquency equal to the Late Rate. The Late Rate shall be the lesser of eighteen percent (18%) per annum or the maximum rate permitted by applicable law.


Section 8.1. Notices and Other Instruments.

All notices, offers, consents and other instruments given pursuant to this Lease shall be in writing and shall be validly given when hand-delivered or sent by a courier or express service guaranteeing overnight delivery with original being promptly sent as otherwise provided above, addressed as follows:

If to Lessor:   Isaac K. Fisher
                4601 Ponce de Leon Blvd., Suite 300
                Coral Gables, Florida 33146

If to Lessee:   Stephen H. Barnett
                Pointe Financial Corporation
                21845 Powerline Road
                Boca Raton, Florida 33433

With a copy to: Joel K. Goldman, Esquire
                Greenberg, Traurig, et al.
                1221 Brickell Avenue
                Miami, Florida 33131
                Fax: (305) 579-0717

Lessor and Lessee each may from time to time specify, by giving fifteen (15) days' notice to the other party (i) any other address as its address for purposes of this Lease, and (ii) any other person or entity that is to receive copies of notices, offers, consents and other instruments hereunder.


Section 8.2. Estoppel Certificates Inspections.

(a) Lessee will upon ten (10) days' written notice at the request of Lessor, execute, acknowledge and deliver to Lessor a certificate of Lessee stating that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and setting forth such modifications); and stating the dates to which Basic Rent additional rent and other sums payable hereunder have been paid; and either stating that to the knowledge of Lessee no default exists hereunder or specifying each such default of which Lessee has knowledge and whether or not Lessee is still occupying and operating the Premises. Any such certificate may be relied upon by any actual or prospective mortgagee or purchaser of the Premises. Lessor will, upon ten (10) days' written notice at the request of Lessee, execute, acknowledge and deliver to Lessee a certificate of Lessor stating that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and setting forth such modifications) and the dates to which Basic Rent, additional rent and other sums payable hereunder have been paid, and either stating that to the knowledge of Lessor no default exists hereunder or specifying each such default of which Lessor has knowledge. Any such certificate may be relied upon by Lessee.

(b) Lessor and its agents and designees may enter upon and examine the Premises at reasonable times and on reasonable notice and show the Premises to prospective mortgagees, purchasers or others. Except in the event of emergency, Lessee may designate all employee to accompany Lessor, its agents and designees on such examinations.


Section 9. Assumption.

It shall be a condition precedent to the merger of Lessee into any Person, to the consolidation of Lessee with one or more Persons and to the sale or other disposition of all or substantially all of the assets of Lessee to one or more Persons that the surviving entity or transferee of assets, as the case may be, shall deliver to Lessor, and any assignee of any interest of Lessor, an acknowledged instrument assuming all obligations, covenants and responsibilities of Lessee hereunder.


Section 10.1. No Merger.

There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Premises by reason of the fact that the same person acquires or holds, directly or indirectly, this Lease or the leasehold estate hereby created or any interest herein or in such leasehold estate as well as the fee estate in the Premises or any interest in such fee estate.


Section 10.2. Surrender; Holdover.

Upon the expiration or termination of this Lease, Lessee shall surrender the Premises to Lessor in the condition which exists at the time of delivery of possession of the Premises, subject to normal wear and tear and the provisions of Section 6.1 hereunder. The entire Premises, and any part thereof, shall be considered in good repair and condition at the time Lessee takes possession of the Premises, except for those items specifically described otherwise in a written document Lessee must provide Lessor within thirty (30) days of Lessee taking possession of the Premises. The provisions of this Section and Sections
3.1 and 3.2 shall survive the expiration or other termination of this Lease.

Lessee agrees that if Lessee does not surrender the Premises to Lessor at the end of the Lease Term, then Lessee will pay to Lessor, to the extent permitted by law, double the amount of the Basic Rent paid by Lessee for the last full month of the Lease Term for each month or portion thereof that Lessee holds over plus all damages that Lessor may stuffer on account of Lessee's failure to so surrender to Lessor possession of the Premises, and will indemnify and save Lessor harmless from and against all claims made by any succeeding lessee of the Premises against Lessor on account of any delay of Lessor in delivering possession of the Premises to the succeeding lessee so far as such delay is occasioned by failure of Lessee to so surrender the Premises in accordance herewith or otherwise.

No receipt of money by Lessor from Lessee after termination of this Lease or the service of any notice of commencement of any suit or final judgment for possession shall reinstate, continue or extend the Lease Term of this Lease or affect any such notice, demand, suit or judgment.

No act or thing done by Lessor or its agents during the Lease Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it be made in writing and signed by a duly authorized officer or agent of Lessor.


Section 10.3. Separability; Binding Effect; Governing law.

Each provision hereof shall be separate and independent and the breach of any provision by Lessor shall not discharge or relieve Lessee from any of its obligations hereunder. Each provision hereof shall be valid and shall be enforceable to the extent not prohibited by law. If any provision hereof or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. All provisions contained in this Lease shall be binding upon, inure to the benefit of, and be enforceable by, the successors and assigns of Lessor to the same extent as if each such successor and assign were named as a party hereto. All provisions contained in this Lease shall be binding upon the successors and assigns of Lessee and shall inure to the benefit of and be enforceable by the permitted successors and assigns of Lessee in each case to the same extent as if each successor and assign were named as a party hereto. This Lease shall be governed by and interpreted in accordance with the laws of the State of Florida.


Section 10.4. Radon Gas.

Radon is a naturally occurring radioactive gas that, when it has accumulated in a Building in sufficient quantities, may provide health risks to persons who are exposed to it over time. Levels of Radon that exceed Federal and State guidelines have been found in buildings in Florida. Additional information regarding Radon and Radon testing may be obtained from your County Public Health Unit. (Note: This paragraph is provided for informational purposes pursuant to Section 404.056(g) Florida Statutes, (1988)).


Section 10.5. Prevailing Party.

It is understood and agreed between Lessor and Lessee that in the event of any litigation resulting out of the terms and conditions outlined in this Lease, that the prevailing party shall be entitled to recover all reasonable attorneys' fees and court costs up to and including the appellate level.


Section 10.6 Waiver of Jury Trail.

LESSOR AND LESSEE WAIVE THE RIGHT TO ATRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED T0, THE SUBJECT MATTER OF THIS1 LEASE. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY LESSEE AND LESSEE ACKNOWLEDGES THAT NEITHER LESSOR NOR ANY PERSON ACTING ON BEHALF OF LESSOR HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. LESSEE ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND EFFECT OF THIS WAIVER PROVISION.


Section 10.7 Lessor's Liability.

Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Lessor, that there shall be absolutely no personal liability on the part of Lessor or any partner of Lessor, its successors or assigns with respect to any of the terms, covenants and conditions of this Lease, and any liability on the part of Lessor shall be limited solely to its interest in the Premises, such exculpation of liability to be absolute and without any exception whatsoever.


Section 10.8 Amendments and Modifications.

Except as expressly provided herein, this Lease may not be modified or terminated except by a writing signed by Lessor and Lessee.


Section 10.9 Additional Rent.

All amounts other than Basic Rent which Lessee is required to pay or discharge pursuant to this Lease, shall constitute additional rent.


Section 10.10 Brokerage.
Lessor and Lessee each represent and warrant to the other that the only real estate broker(s), salesman (salesmen) or finder(s) involved in this Lease transaction is Capital Realty Services, Inc. ("Broker"). Lessor shall be solely responsible to pay all real estate brokerage commissions which may be owing to the Broker with respect to this Lease. If a claim for commissions in connection with the lease is made by any broker, salesman or finder other than Broker and claiming to have dealt through or on behalf of one of the parties hereto, ("Indemnitor"), Indemnitor shall indemnify, defend and hold harmless the other party ("Indemnitee") and Indemnitee's officers, directors agents and representatives, from and against all liabilities, damages, claim costs, fees and expenses whatsoever (including reasonable attorney's fees and court costs at trial and all appellate levels) with respect to said claim for commissions. Notwithstanding anything to the contrary contained in this Lease, the provisions of this paragraph shall survive the expiration or earlier termination of this Lease.


Section 10.11 Quiet Enjoyment.
Lessor represents and warrants that Lessee, upon paying the Basic Rent, additional rent, and other sums due hereunder pursuant to this Lease and observing and keeping the covenants and agreements of this Lease on its part to be kept and performed, shall lawfully and quietly hold, occupy and enjoy the Premises without hindrance or molestation by Lessor or any party taking by,through or under Lessor, during the Lease Term.


Section 10.12 Recording: Documentary Stamps.
This Lease, or a memorandum or short form hereof in form mutually satisfactory to the parties ("Memorandum of Lease") may be recorded among the Official Records of Dade County, Florida, and either party may cause any modification or addition to this Lease or any ancillary document relevant to this transaction to be recorded.


Section 10.13 Entire Agreement.
This Lease contains the entire agreement between the parties hereto.


Section 10.14. Schedules.

The following Schedules A & B referred to in this Lease, are hereby incorporated by reference herein.

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed by their respective officers or parties, thereinto duly authorized.

WITNESSES:                                LESSEE
/s/                                       By: /s/ Stephen ????
/s/                                       Name: Stephen ????
                                          Title: President

WITNESSES                                 LESSOR
/s/                                       By: /s/ Issac K. Fisher
/s/                                       Name: Issac K. Fisher
                                          Title: General Partner


                                 RELEASE

The undersigned hereby releases the Lessee from all obligations to pay any brokerage commissions due to the undersigned in connection with this lease transaction.

CAPITAL REALTY SERVICES, INC.

BY: /s/ Issac K. Fisher
NAME: Issac K. Fisher
TITLE: Vice President


                               SCHEDULE A
                            LEGAL DESCRIPTION

2690 N.E. 203rd Street

Lots One (1) through Eight (8), and Lots Thirty-one (31) through Thirty-eight
(38), inclusive, of Block Three (3), of HALLANDALE PARK NO. 10, according to the plat thereof recorded in Plat Book 29, page 16, of the public records of Dade County, Florida; said lands situate, lying and being in Dade County, Florida.

PERMITTED LIENS AND ENCUMBRANCES

1. Subject to taxes for the year 1995 and thereafter. 2. Restrictions contained in Deed Book 938, page 484.
3.  Unity of Title Restrictions recorded in Official Records Book 10217, page
    665.
4. Matters as reflected on the survey, provided that the Lessee has not elected to terminate this lease pursuant to Section 1.1(c).


                                SCHEDULE B
                            PRIMARY TERM RENT:

Years 1 & 2:     $36,000.00 per annum, $3,000.00 per month, plus applicable sales tax

Years 3, 4 & 5:  $60,000.00 per annum, $5,000.00 per month, plus applicable sales tax

IN THE CIRCUIT COURT OF THE 11TH
JUDICIAL CIRCUIT OF FLORIDA
IN AND FOR DADE COUNTY

GENERAL JURISDICTION DIVISION

CIVIL ACTION NO: 97-26267CA23

STATE OF FLORIDA DEPARTMENT
OF TRANSPORTATION,
Petitioner,

-vs-

HOLLYWOOD ASSOCIATES VI, ET AL.
Respondents.

----------------------------/

ORDER OF TAKING

THIS CAUSE coming on to be heard by the Court, it appearing that proper notice was first given to all Respondents, and to all persons having or claiming any equity, lien, title, or other interest in or to the real property described in the Petition, that Petitioner would apply to this Court on the 2nd day of February, 1998, for an Order of Taking, and the Court being fully advised in the premises, upon consideration, it is, therefore,

ADJUDGED:

1. That the Court has jurisdiction of the subject matter of and the parties to this cause.

2. That the pleadings in this cause are sufficient, and Petitioner is properly exercising its delegated authority.

3. That the Estimate of Value filed in this cause by the Petitioner was made in good faith, and based upon a valid appraisal.

4. That upon the payment of the deposit hereinafter specified into the Registry of this Court, the right, title or interest specified in the Petition as described herein, together with Respondent, Hollywood Associates VI's rights of access to and from that frontage roadway abutting the parent tract's northern boundary (see Specific Purpose Survey attached hereto depicting the frontage roadway) and Respondent's rights of air, light and view appurtenant thereto, shall vest In the Petitioner.

SECTION 87030-2534
STATE ROAD 5/US 1
DADE COUNTY
DESCRIPTION
FEE SIMPLE RIGHT OF WAY

PARCEL 106
SECTION 87030-2534

Those portions of Lots 1 through 4, and Lots 35 through 38, of Block 3, HALLANDALE PARK NO. 10, according to the plat thereof as recorded in Plat Book 29, at Page 16, of the Public Records of Dade County, Florida, in the Southwest one-quarter (S.W. 1/4) of Section 34, Township 51 South, Range 42 East, and being more particularly described as follows:

COMMENCE at the Northwest corner of Lot 3 of said Block 3; thence along the North line of Lots 5 through 8 and said Lot 1 of said Block 3, North 87(degree)37'16" East a distance of 59.459 meters (195.08 feet) to the POINT OF BEGINNING; thence continue along said North line, North 87(degree)37'16" East a distance of 2.533 meters (8.31 feet) to a point of curvature of a circular curve concave to the Southwest and having a radius of 7.620 meters (25.00 feet); thence run Northeasterly, Easterly and Southeasterly along the arc of said circular curve to the right through a central angle of 90(degree)15'23" for a distance of 12.004 meters (39.38 feet) to a point of tangency; thence along the East line of said Lots 1 through 4 and Lots 35 through 38, South 02(degree)07'21 " East a distance of 45.709 meters (149.96 feet) to a point of curvature of a circular curve concave to the Northwest and having a radius of 7.620 meters (25.00 feet); thence run Southeasterly, Southerly and Southwesterly along the arc of said circular curve to the right through a central angle of 89(degree)44'37" for a distance of 11.935 meters (39.16 feet) to a point of tangency; thence along the South line of Lot 35, South 87(degree)37'16" West a distance of 2.533 meters (8.31 feet) to a point of cusp and a point of curvature of a circular curve concave to the Northwest and having a radius of 7.620 meters (25.00 feet); thence run Northeasterly, Northerly and Northwesterly along the arc of said circular curve to the left through a central angle of 89(degree)44'37" for a distance of 11.935 meters (39.16 feet) to a point of tangency; thence North 02(degree)07'21" West a distance of 45.709 meters (149.96 feet) to a point of curvature of a circular curve concave to the Southwest and having a radius of 7.620 meters (25.00 feet); thence run Northwesterly, Westerly and Southwesterly along the arc of said circular curve to the left through a central angle of 90(degree)15'23" for a distance of 12.004 meters (39.38 feet) to a point of tangency and the POINT OF BEGINNING.

Containing 154.4 square meters (1 662 square feet), more or less.

J. Edgar /02/17/97
Kimley Horn & Associates

OWNED BY:      HOLLYWOOD ASSOCIATES VI, A FLORIDA GENERAL PARTNERSHIP.

ENCUMBERED BY: MORTGAGE recorded in O.R. Book 16727 at Page 3199 in
               Favor of: AREMEL COMPANY, A NEW YORK GENERAL PARTNERSHIP.
               LEASE recorded in O.R. Book 12745 at Page 6126 in Favor of:
               FEDERAL DEPOSIT INSURANCE CORPORATION, AS SUCCESSOR IN INTEREST TO HOLLYWOOD FEDERAL SAVINGS AND LOAN ASSOCIATION, A FEDERALLY CHARTERED SAVINGS AND LOAN ASSOCIATION.

               LEASE recorded in O.R. Book 16720 at Page 4178 in Favor of:
               POINTE BANK, A FLORIDA STATE CHARTERED BANK.

5. That the deposit of money will secure the persons lawfully entitled to the compensation which will be ultimately determined by final judgment of this Court.

6. That the sum of money to be deposited in the Registry of the Court within twenty (20) days of the entry of this Order shall be in the amount of three hundred seventy two thousand five hundred ($372,500.00) dollars.

7. That on deposit as set forth above and without further notice or Order of this Court the Petitioner shall be entitled to possession of the property described in the Petition.

DONE AND ORDERED this 2 day of February, 1998 in the State of Florida, County of Dade.

BY:
CIRCUIT COURT JUDGE


SPECIFIC PURPOSE SURVEY
PARCEL 106
Diagram

This instrument prepared by, and after recording return to:

Name:     Joel K. Goldman, Esq.
Address: Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A. 1221 Brickell Avenue
          Miami, Florida 33131-3261

(Space reserved for Clerk or Court)

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE is made and entered Into this 6th day of March, 1995, by and between POINTE BANK, a Florida State Chartered Bank ("Tenant") and HOLLYWOOD ASSOCIATES VI, a Florida general partnership ("Landlord").

WHEREAS:

      A. Landlord is the owner of that certain real property located in Dade County, Florida, more particularly described in Exhibit "A" attached hereto and by this reference made a part hereof (the "Property").

      B. Landlord and Tenant have entered into a lease dated January 23, 1995, for the leasing of the Property (the "Lease").

      C. Landlord and Tenant desire to place all persons to whom these presents may come upon notice of the existence of the Lease.

      NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

      1. The foregoing recitals are true and correct and are incorporated herein by reference.

      2. All persons are hereby placed on notice of the execution and existence of the Lease by and between Landlord and Tenant.

      3. The Lease provides for an initial term of Five (5) years commencing on March 1, 1995 and terminating on February 28, 2000 (with provisions for earlier termination), together with one (1) additional renewal option of five (5) years.

      4. The rights of Tenant as a tenant under the Lease and this Memorandum shall expire for all purposes and be of no further force and effect either upon:
(i) the expiration of the term of the Lease, together with all applicable renewal periods, (ii) the recording of a written instrument terminating or releasing this Memorandum, executed by both Landlord and Tenant, or (iii) the recording of a written instrument terminating or releasing this Memorandum, together with a notarized affidavit stating that the Lease has been properly terminated in accordance with the express terms thereof, executed by either Landlord or Tenant, whichever is earlier. Upon such termination, no person who comes upon these presents shall be charged with any notice of the provisions hereof.

      5. The terms of this Memorandum may only be modified or amended by an instrument in writing, fully executed by Landlord and Tenant.

IN WITNESS WHEREOF, the parties have caused this Memorandum to be executed as of the day and year first above written.

Signed, Sealed and Delivered in the presence of:

/s/ Dorothy Yacovone
Dorothy Yacovone

/s/ Charlotte M. Leddy
Charlotte M. Leddy

POINTE BANK,
a Florida State Chartered Bank
By: /s/

HOLLYWOOD ASSOCIATES VI,
a Florida general partnership
By: /s/

/s/ Maria Arias
Maria Arias

/s/ Beverly Shwartz
Beverly Shwartz

STATE OF FLORIDA             )   SS:
                             )
COUNTY OF Palm Beach         )

The foregoing instrument was acknowledged before me this 15th day of March, 1995, by Morris Massry, as Chairman of Pointe Bank, a Florida State Chartered Bank, on behalf of said bank. He is personally known to me.

/s/ Judith O'Donovan
Name: Judith O'Donovan
Notary Public, State of Florida
Commission No.:
My Commission Expires:

[NOTARIAL SEAL]
JUDITH O'DONOVAN
MY COMMISSION # CC 343115
EXPIRES: February 15, 1998
Bonded Thru Notary Public Underwriters

STATE OF FLORIDA      )
                      ) SS:
COUNTY OF DADE        )

The foregoing instrument was acknowledged before me this 6th day of March, 1995, by Issac K. Fisher, as general partner of Hollywood Associates VI, a Florida general partnership, on behalf of said partners. He is personally known to me or has produced _________ as identification.

/s/ Maria Arias
Name: Maria Arias
Notary Public, State of Florida
My Commission Expires:
Commission No.:

[NOTARIAL SEAL]

NOTARY PUBLIC STATE OF FLORIDA
MY COMMISSION EXP. DEC. 15, 1995
BONDED THRU GENERAL INS. UND.

This instrument prepared by, and after recording return to:

Name:     Joel K. Goldman, Esq.
Address: Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A. 1221 Brickell Avenue
          Miami, Florida 33131-3261

(Space reserved for Clerk or Court)

                               MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE is made and entered into this 6th day of March, 1995, by and between POINTE BANK, a Florida State Chartered Bank ("Tenant") and HOLLYWOOD ASSOCIATES VI, a Florida general partnership "(Landlord").

                                    WHEREAS:

A. Landlord is the owner of that certain real property located in Dade County, Florida, more particularly described in Exhibit "A" attached hereto and by this reference made a part hereof (the "Property").

B. Landlord and Tenant have entered into a lease dated January 23, 1995, for the leasing of the Property (the "Lease").

C. Landlord and Tenant desire to place all persons to whom these presents may come upon notice of the existence of the Lease.

NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. The foregoing recitals are true and correct and are incorporated herein by reference.

2. All persons are hereby placed on notice of the execution and existence of the Lease by and between Landlord and Tenant.

3. The Lease provides for an initial term of Five (5) years commencing on March 1, 1995 and terminating on February 28, 2000 (with provisions for earlier termination), together with one (1) additional renewal option of five (5) years.

4. The rights of Tenant as a tenant under the Lease and this Memorandum shall expire for all purposes and be of no further force and effect either upon:
   (i) the expiration of the term of the Lease, together with all applicable renewal periods, (ii) the recording of a written instrument terminating or releasing this Memorandum, executed by both Landlord and Tenant, or (iii) the recording of a written instrument terminating or releasing this Memorandum, together with a notarized affidavit stating that the Lease has been properly terminated in accordance with the express terms thereof, executed by either Landlord or Tenant, whichever is earlier. Upon such termination, no person who comes upon these presents shall be charged with any notice of the provisions hereof.

5. The terms of this Memorandum may only be modified or amended by an instrument in writing, fully executed by Landlord and Tenant.

IN WITNESS WHEREOF, the parties have caused this Memorandum to be executed as of the day and year first above written.

Signed, Sealed and Delivered in the presence of:

/s/ Dorothy Yacovone
Dorothy Yacovone

/s/ Charlotte M. Leddy
Charlotte M. Leddy

POINTE BANK,
a Florida State Chartered Bank

By: /s/

HOLLYWOOD ASSOCIATES VI,
a Florida general partnership

By: /s/

/s/ Maria Arias
Maria Arias

/s/ Beverly Shwartz
Beverly Shwartz

STATE OF FLORIDA             )   SS:
                             )
COUNTY OF Palm Beach         )

The foregoing instrument was acknowledged before me this 15th day of March, 1995, by Morris Massry, as Chairman of Pointe Bank, a Florida State Chartered Bank, on behalf of said bank. He is personally known to me.

/s/ Judith O'Donovan
Name: Judith O'Donovan
Notary Public, State of Florida
My Commission Expires: Commission No.:

[NOTARIAL SEAL]
JUDITH O'DONOVAN
MY COMMISSION # CC 343115
EXPIRES: February 15, 1998
Bonded Thru Notary Public Underwriters

STATE OF FLORIDA      )
                      ) SS:
COUNTY OF DADE        )

The foregoing instrument was acknowledged before me this 6th day of March, 1995, by Issac K. Fisher, as general partner of Hollywood Associates VI, a Florida general partnership, on behalf of said partners. He is personally known to me or has produced _____________________ as identification.

/s/ Maria Arias
Name: Maria Arias
Notary Public, State of Florida
My Commission Expires:  Commission No.:

[NOTARIAL SEAL]

NOTARY PUBLIC STATE OF FLORIDA
MY COMMISSION EXP. DEC. 15, 1995
BONDED THRU GENERAL INS. UND.


Independent Bankers' Bank
OF FLORIDA

August 12, 1997

Mr. Carl Palmer
President & CEO
Pointe Bank
21845 Powerline Road
Boca Raton, FL 33433

Re:   Federal Funds Purchased - Accommodation

Dear Carl:

We to advise that we have revised our overnight Federal Funds Purchased

Accommodation in favor of Pointe Bank to a maximum of $2,500,000 unsecured,

allowing you to purchase funds at our daily "federal funds purchased"

rate. The Accommodation in favor of Pointe Federal Savings Bank, Boca

Raton, is hereby canceled.

This facility is subject to market conditions and ongoing financial analysis of your bank's quarterly Call Reports, which you should furnish us at the same time they are filed with your primary regulator. The facility does not represent a contractual obligation of your Bankers'

Bank.

As you know, by our policy you are restricted to your approved volume under this accommodation. When you require using this accommodation for extended periods, we would encourage your discussing your funding situation with us to explore possible alternatives.

We look forward to meeting your ongoing needs as they arise.

Very truly yours,                          Acknowledged & Accepted by:
/S/ Bruce E. Meacham                       /S/
Bruce E. Meacham
Senior Vice President                      Date
Credit Services Group
                                           /S/ Bradley R. Meredith
BEM/jm                                     Name & Title

Post Office Box 4998 - Orlando, Florida 32802-4998 - Telephone (407)

423-2002
SINCE 1983

Sun Trust Bank, Miami, N.A.
777 Brickell Avenue
Miami, Florida 33131-2803

SUNTRUST

October 8, 1997

Mr. Carl Palmer, Jr.
President & CEO
Pointe Bank
21845 Powerline Road
Boca, Raton, Florida 33433

Re:  Approved line of credit

Dear  Mr. Palmer,

In addition to our recent phone confirmation, I am pleased to additionally confirm to you in writting that SunTrust Bank/Miami, National Association has approved for Pinte Bank an unsecured line Of credit facility (the "Facility") on the terms and conditions set Forth below:

The amount of the Facility is $1,000,000.

1) The Facility will have available a $1,000,000 sub-limit for the issuance of commercial letters of credit up to 180 days and for the purchase of foreign exchange contracts up to 180 days. At the present time your contact person for letters of credit is Tira McGee 305 591-6112 Manager of our Letter of Credit Area and for foreign exchange is Dana Zietany
1 800 494-9782, Foreign Exchange Trader.

2) The full Facility will be available for overnight Fed Fund borrowing.
No borrowing will he permitted on any day until all outstanding Fed Funds borrowing have been repaid in full. You may not borrow under the Facility for more than five (5) consecutive banking days and, if you borrow under it for five (5) consecutive banking days, you may not borrow under it for the next two (2) banking days. You promise to repay each advance made to you under the Facility before 2:00 p.m. on the banking day following the day such advance is made and to pay at that time interest that accrued on the principal amount of such advance at the rate you and we agreed to when you requested the advance. Each computation of interest or of a commission or fee under the Facility shall be made by us on the basis of a year of 360 days and the actual number of days elapsed in the period for which such interest, commission or fee is payable. At the present time, your contact person for Fed Funds

Pointe Bank
October 8, 1997

borrowing is David Caban 579-7392, in our Asset Liability Management Department. We may, in our discretion, honor requests for advances made by telephone, but may require them to be in or confirmed by writing, including the interest rate quoted.

Our records regarding advances, interest rates and repayments shall be conclusive absent manifest error. The normal deadline for requesting a borrowing under the Facility is 4:00 p.m. We may be willing to make exceptions in special circumstances if we are notified and give our approval well in advance and, if doing so, does not put SunTrust Bank/Miami, N.A. at risk.

You agree to pay on demand any documentary stamp, intangible or other similar tax imposed on or with respect to any credit extensions made, or documents delivered, under the Facility. You also agree that, upon any failure by you to pay when due any amount owed under the Facility, we may, to the fullest extent permitted by applicable law, set off and apply, without advance notice to you, any and all deposits (general or special, time or demand) at any time held by or booked with us for your credit or account, against any and all of your obligations under the Facility, irrespective of whether we have made demand with respect thereto. The undersigned hereby agrees to pay without demand or notice interest on any unpaid balance at the prevailing floating SunTrust Prime Rate plus 4% until paid.

Your right to use the Facility will be conditional at all times upon your then financial condition, management and your future financial prospects being satisfactory to us in our sole judgment. We reserve the right, at any time and at our sole discretion, to cancel the Facility or change its terms and conditions. In accordance with our usual practice, we shall review the Facility from time to time and notify you of any changes in terms or conditions. You agree to forward to us a copy of your complete quarterly call report at the end of each calendar quarter and a copy of your year end audited financial statements within sixty (60) days after the end of each of your fiscal year. Moreover, promptly upon our request, you shall execute and deliver whatever additional documents, and take whatever additional actions we may reasonably request in order to fully effectuate the purposes of this agreement.

This agreement shall be binding upon us and our respective successors and assigns, except that you may not assign your rights under it without our prior written consent.

This agreement shall be governed by and construed in accordance with Florida law. It may not be modified orally. You agree that any action or proceeding arising under this letter agreement or the Facility that is brought by you shall be tried by the courts of the State of Florida

Pointe Bank
October 8, 1997

sitting in Dade County or the United States district-- courts sitting there. If we have to bring any legal action to enforce our rights in respect of the Facility, you will reimburse us on demand for our court costs and attorneys' fees.

We at SunTrust Bank / Miami greatly appreciate the opportunity to work with you. If we can be of any assistance, please don't hesitate to give us a call at 579-7264.

Very truly yours,

SUNTRUST BANK, MIAMI, N.A.

By: /s/ Ernesto J. Vidal

Ernesto J. Vidal, Vice President

ACCEPTANCE

The foregoing terms and conditions of the Facility are agreed to and accepted this 14th day of October, 1997.

Point Bank

By:            /s/ R.Carl Palmer, Jr.
Print Name     R.Carl Palmer, Jr.
As Its         President


FEDERAL HOME LOAN BANK OF ATLANTA

AGREEMENT FOR ADVANCES AND SECURITY AGREEMENT
WITH BLANKET FLOATING LIEN

AGREEMENT, dated as of November 24, 1997     between

POINTE BANK having its principal place of business at BOCA RATON,

FLORIDA, 33433

("Member") and the Federal Home Loan Bank of Atlanta, 1475 Peachtree

Street, N. E., Atlanta, Georgia 30309 ("Bank").

     WHEREAS, the Member desires from time to time to participate in the
Bank's credit programs under the terms of this Agreement, and the Bank is authorized to extend credit to the Member pursuant to the provisions of the Federal Home Loan Bank Act, as now and hereafter amended (the

"Act"), and the regulations and guidelines of the Federal Housing

Finance Board (the "Board") or any successor entity now and hereafter in effect (collectively, the "Regulations"); and

     WHEREAS, the Bank requires that advances by the Bank be secured pursuant to this Agreement, and the Member agrees to provide the security the Bank requests in accordance with this Agreement.

NOW THEREFORE, the Member and the Bank agree as follows:

ARTICLE 1: DEFINITIONS

Section 1.01 Definitions. As used herein, the following terms shall have the following meanings:

(A) "Advance" or "Advances" means any and all loans or other extensions of credit, including all Commitments, heretofore, now or hereafter granted by the Bank to, on behalf of, or for the account of, the Member.

(B) "Application" means a writing, signed by the Member, and in such form or forms as shall be specified by the Bank from time to time, by which the Member requests, and which if executed by the Bank shall together with this Agreement evidence the terms of, an Advance or a commitment for an Advance.

(C) "Capital Stock" means all of the capital stock of the Bank held by the Member and all payments which have been or hereafter are made on account of subscriptions to and all unpaid dividends on such capital stock.

(D) "Collateral" means all property, including the proceeds thereof,

heretofore assigned, transferred or pledged to the Bank by the Member as collateral for Advances or other extensions of credit prior to the date hereof, all Capital Stock, and First Mortgage Collateral, including the proceeds thereof, which is now or hereafter pledged to the Bank pursuant to Section 3.01 hereof.

(E) "Collateral Maintenance Level" means the aggregate dollar amount equal to such percentage(s) as the Bank may specify from time to time of
(1) the outstanding amounts of all Advances; (2) with respect to each outstanding Swap Transaction, the amount for which the Member is required to maintain Collateral; and (3) any additional obligations and liabilities of the Member to the Bank. The Bank may increase or decrease the Collateral Maintenance Level at any time.

(F) "Commitment" or "Commitments" means any and all agreements under which the Bank is contractually obligated to make a loan to, or to make a future payment on behalf or for the account of, the Member (but excluding any obligations that the Bank may now or hereafter have to honor items or transfer orders under a depository or similar agreement between the Bank and the Member), regardless of whether such obligation is contingent in whole or in part, including, without limitation, letters of credit issued for the account of the

Member.

(G) "Confirmation of Advance" means a writing or machine readable electronic transmission, in such form or forms as the Bank may generate from time to time, by which the Bank agrees to and confirms the Member's request for an Advance or a commitment for an

Advance and which, together with this Agreement, shall evidence the terms of such Advance or commitment.

(H) "First Mortgage Collateral" means First, Mortgage Documents
(excluding securitized loans and participation or other fractional interests therein) and all ancillary security agreements, policies and certificates of insurance or guarantees, evidences of recordation, applications, underwriting materials, surveys, appraisals,

approvals, permits, notices, opinions of counsel and loan servicing data and all other electronically stored and written records or materials relating to the loans evidenced or secured by the
First Mortgage Documents.

(1) "First Mortgage Documents" mean mortgages and deeds of trust (herein

"mortgages") secured by a first lien on one-to-four unit single family dwellings, and all notes, bonds or other instruments (herein "mortgage notes"') evidencing fully disbursed loans secured by such mortgages and any endorsements or assignments thereof to the Member.

(J) "Indebtedness" means all indebtedness, now or hereafter outstanding,

of the Member to the Bank, including, without limitation, all Advances and all other obligations to pay and liabilities of the Member to the
Bank.

(K) "Lendable Collateral Value" means an amount equal to such percentage as the Bank shall from time to time, in its sole discretion, ascribe to the market value or unpaid principal balances of items of Qualifying

Collateral.

(L) "Qualifying Collateral" means First Mortgage Collateral which:
(i)
is eligible as collateral that can be used to support the origination of
Advances under the terms and conditions of the Act and the Regulations, and satisfies such other requirements as may be established by the Bank; (ii) is owned by the Member free and clear of any liens, encumbrances or other interests other than the assignment to the Bank hereunder, (iii) has not been in default within the most recent 12-month period excepting only payments which are not past due except as permitted by the Bank's Credit Policy; (iv)

relates to residential real property on which is located a one-to-four unit single family dwelling that is covered by fire and hazard insurance in an amount at least sufficient to discharge the mortgage loan in full in case of loss and as to which all real estate taxes are current;
(v)
has not been classified as substandard, doubtful, or loss by the Member's regulatory authority or its management; and (vi) does not secure an indebtedness on which any director, officer, employee, attorney or agent of the Member or any Federal Home Loan Bank is personally liable unless the acceptance of such Collateral by the Bank has been specifically approved by formal resolution of the Board.

(M) "Swap Transaction" means an interest rate swap, interest rate cap, floor or collar, currency exchange transaction or similar transaction entered into between the Bank and the Member.

ARTICLE II: ADVANCES AGREEMENT

Section 2.01 Advance Documentation. The Member may apply for Advances and commitments for Advances by
completing and submitting an Application to the Bank or by telephonic or other unsigned communication. The Bank may suspend the use of telephonic applications at any time. The terms of each Advance or commitment shall be conclusively established by this Agreement and by either (i) the Member's Application when such Application is executed by the Bank without any change, or
(ii) in the case of an Application received, completed or modified by the Bank pursuant to a telephonic or other unsigned communication from the Member ("telephonic application"), by a Confirmation of Advance generated by the Bank. The Member shall be estopped from asserting any claim or defense with respect to the terms applicable to an Advance or a commitment for an Advance entered into pursuant to a telephonic application unless, within two (2) business days of receipt of the

Bank's Confirmation of Advance, the Member delivers to the Bank a written notice specifying the disputed term(s) or condition(s) of the
Advance or commitment. Within three (3) business days of the date of the Member's receipt of the Bank's Confirmation of Advance, the
Member shall prepare, sign and submit to the Bank a completed
Application conforming to such Confirmation of Advance. Upon the request of the Bank, the Member shall sign and deliver to the Bank a promissory note or notes in such form as the Bank may reasonably require evidencing any Advance. Unless otherwise agreed to by the Bank in writing, each Advance shall be made by crediting the Member's demand deposit account(s) with the Bank.

Section 2.02 Repayment of Advances. The Member agrees to repay each

Advance in accordance with this Agreement and the terms and conditions of the Application or Confirmation of Advance evidencing such Advance.

Interest shall be paid on each Advance at the times specified by the Bank in writing and shall be charged for each day that an Advance is outstanding at the rate applicable to the Advance. The Member shall pay to the Bank, immediately and without demand, interest on any past due principal of and interest on any Advance at an interest rate which is the greater of (i) the rate applicable to such Advance plus one percent (1%) or (ii) the rate in effect and being charged by the Bank from time to time on overdrafts on demand deposit accounts of its Members, but in no event more than any applicable limit set by the Regulations. The Member shall ensure that, on any day on which any payment is due to the Bank with respect to Advances or other Indebtedness, the Member's demand deposit account(s) with the Bank has an available balance in an amount at least equal to the amounts then due and payable to the Bank, and the Member hereby authorizes the Bank to debit the Member's demand deposit account(s) with the Bank for all amounts due and payable with respect to any Advance and for all other amounts due and payable hereunder. In the event that the available balance in the Member's demand deposit account(s) is insufficient to pay such due and payable amounts, the Bank may, without notice to or request from the Member,

apply any other deposits, credits, or monies of the Member then in the possession of the Bank to the payment of amounts due and payable.
All
payments with respect to Advances shall be applied first to any fees or charges applicable thereto and to interest due thereon, in such order as the Bank may determine, and then to any principal amount thereof that is then due and payable.

Section 2.03 Right of Bank to Make Advances with Respect to Outstanding

Commitments. In the event that there are one or more outstanding
Commitments at the time of an Event of Default under Section 4.01 hereof, the Bank may at its option, and without notice to or request from the Member, make an Advance by crediting a special account of the Member with the Bank in an amount equal to the outstanding Commitments. Amounts credited to such special account shall be utilized by the Bank for the purpose of satisfying the Bank's obligations under such Commitments. When all such obligations have expired or have been satisfied, the Bank shall disburse the balance, if any, in such special account first to the satisfaction of any amounts then due and owing by the Member to the Bank and then to the Member
or
its successors in interest. Advances made pursuant to this Section
2.03
shall be payable on demand and shall bear interest from the date the same shall be made until paid at the rate in effect and being charged by the Bank from lime to time on overdrafts on demand deposit accounts of its members, but in no event more than any applicable limit set by the
Regulations.

Section 2.04 Amortization of Advances. In the event that the Bank determines that the creditworthiness of the Member, as determined from time to time by the Bank, does not meet the requirements of the Bank, the Bank may, without limitation of the Bank's rights upon the occurrence of an Event of Default hereunder, require amortization by means of monthly payments of principal on all or part of the Member's Advances. The Member agrees to begin making such monthly amortization payments, upon thirty (30) days written notice from the Bank, in such monthly amounts as the Bank shall specify in writing. No monthly payment shall exceed ten percent (10%) of the original principal balance of the Advance being amortized. Unless otherwise specified by the Bank in writing to the

Member, such monthly amortizing payments shall not extend or modify the maturity date or other scheduled payment dates applicable to the Advance being amortized.

ARTICLE III: SECURITY AGREEMENT

Section 3.01 Creation of Security Interest. As security for all Indebtedness, the Member hereby assigns, transfers, and pledges to the
Bank, and grants to the Bank a security interest in all of the Capital Stock and First Mortgage Collateral now or hereafter owned by the Member, and all proceeds thereof, provided, however, that First

Mortgage Collateral that is encumbered or disposed of by the Member in conformity, with the requirements of

Section 3.04 (A) hereof shall not be subject to the security interest created hereunder. Without limitation of the foregoing, all property heretofore assigned, transferred or pledged by the Member to the Bank as collateral securing Indebtedness and other obligations of the Member prior to the date hereof is hereby assigned, transferred and pledged to the Bank as Collateral hereunder.

Section 3.02 Additional Collateral and Documentation: Required
Substitution of "Advances, Specific Collateral Pledge And Security

Agreement". The Member agrees to assign, transfer and pledge Collateral in conformity with the Bank's "Advances, Specific

Collateral Pledge and Security Agreement" (i) at any time the Member shall not have assigned, transferred, or pledged to the Bank under this Agreement First Mortgage Collateral which is

Qualifying Collateral and which has a Lendable Collateral Value at least equal to the Collateral Maintenance Level or (ii) at any time the Member does not qualify under the Bank's criteria for member eligibility to secure Advances under this Agreement or (iii) if the Bank determines in good faith that the value of the Member's Qualifying Collateral may not be adequately ascertained, or (iv) at any time the Bank deems itself insecure. In addition, the Member agrees to maintain such additional amounts of Collateral (which may be Collateral that is not Qualifying

Collateral) as may be required by the Bank in order to protect its security position with respect to outstanding Indebtedness. If the Bank requires the Member to substitute for this Agreement the Bank's

"Advances, Specific Collateral Pledge and Security Agreement," the

Member must execute that agreement and comply with the requirements of that agreement in all respects. To assure that the Member provides to the Bank Qualifying Collateral with a Lendable Collateral

Value at least equal to the Collateral Maintenance Level at all times,

the Bank may require, in connection with the substitution of agreements,

that the Member make, execute, record, and deliver to the Bank additional agreements, financing statements, notices, assignments,

listings, powers, and other documents with respect to such Collateral and the Bank's security interest therein.

Section 3.03 Member's Representation and Warranties Concerning
Collateral. The Member represents and warrants to the Bank, as of the date hereof and the date of each Advance hereunder, as follows:

(A) The Member owns and has marketable title to the Collateral and has the right and authority to grant a security interest in the Collateral and to subject all of the Collateral to this Agreement;

(B) The information given from time to time by the Member as to each item of Collateral is true, accurate and complete in all material respects;

(C) All the Collateral meets the standards and requirements with respect thereto from time to time established by the Act, the Regulations and the Bank:

(D) The lien of each mortgage pledged as Collateral hereunder is a first, prior, and perfected lien under applicable law;

(E) The Member has not conveyed or otherwise created, and there does not otherwise exist, any participation interest or other direct, indirect,

legal, or beneficial interest in any Collateral on the part of anyone other than the Bank and the Member;

(F) Except as may be approved in writing by the Bank, no account debtor or other obligor owing any obligation to the Member with respect to any item of First Mortgage Collateral has or will have any defenses, offsetting claims, or other rights affecting the right of the Member or the Bank to enforce such mortgage, mortgage note or promissory obligation, and no defaults (or conditions that, with the passage of time or the giving of notice or both, would constitute a default) exist under any such writings; and

(G) No part of any real property or interest in real property that is the subject of First Mortgage Collateral which is Qualifying Collateral contains or is subject to the effects of toxic or hazardous materials or other hazardous substances (including those defined in the Comprehensive

Environmental Response Compensation and Liability Act of 1980, as

amended, 42 U.S.C. SS 9601, et seq.; the Hazardous Materials
Transportation Act, 49 U.S.C. SS 1801 et seq.; the Resource Conservation

and Recovery Act, 42 U.S.C. SS 6901 et seq.; and in the regulations adopted and publications promulgated pursuant to said laws) the presence of which could subject the Bank to any liability under applicable state or Federal law or local ordinance either at any time that such property is pledged to the Bank or upon the enforcement by the Bank of its security interest therein. The Member hereby agrees to indemnify and hold the Bank harmless against all costs, claims, expenses, damages,

and liabilities resulting in any way from the presence or effects of any such toxic or hazardous substances or materials in, on, or under any real property or interest in real property that is subject to or included in the Collateral.

Section 3.04 Collateral Maintenance Requirement

(A) The Member shall at all times maintain as Collateral an amount of
Qualifying Collateral which has a Lendable Collateral Value that is at least equal to the then current required Collateral
Maintenance Level. The Member shall not assign, pledge, transfer, create any security interest in, sell, or otherwise dispose of any Collateral if: (i) such Collateral has been specified or identified pursuant to Section 3.05 hereof or is held by or on behalf of the Bank pursuant to Section 3.06 hereof, or the Bank has otherwise perfected its security interest in such Collateral; or (ii) at the time of or immediately after such action, the Member' is not or would not be in compliance with the collateral maintenance requirements of the first sentence of this Section 3.04 (A) or is otherwise in default under this
Agreement.

(B) Except for Collateral delivered pursuant to Section 3.06 hereof,

Collateral shall be held by the Member in trust for the benefit of, and subject to the direction and control of, the Bank and will be physically safeguarded by the Member with at least the same degree of care as the Member uses in physically safeguarding its other property. Without limitation of the foregoing, the Member shall take all action necessary or desirable to protect and preserve the Collateral and the Bank's interest therein, including without limitation the maintaining of insurance on property securing First Mortgage Collateral (such policies and certificates of insurance or guaranty relating to such mortgages are herein called

"insurance"), the collection of payments under all mortgages and under all insurance, and otherwise assuring that all mortgages are serviced in accordance with the standards of a reasonable and prudent mortgagee.

(C) If any Collateral that was Qualifying Collateral ceases to be

Qualifying Collateral and, after such event, the Member is not or would not be in compliance with the collateral maintenance requirements of the first sentence of this Section 3.04(A), the Member shall promptly notify the Bank in writing of that fact and, if so requested by the Bank, of the reason that the Collateral has ceased to be Qualifying Collateral. If such Collateral was specified or identified pursuant to Section 3.05 hereof, or delivered to the Bank pursuant to Section 3.06 hereof, the Member shall promptly specify,

identify, or deliver, as the case may be, other Qualifying Collateral having at least the same Lendable Collateral Value as the Collateral so requested to be withdrawn.

(D) The Bank may review the form and sufficiency of all documents pertaining to the Collateral.
Such documents must be satisfactory to the Bank and, if not, such

Collateral may not be acceptable as Qualifying Collateral or may have a
Lendable Collateral Value applied thereto that is less than the Lendable Collateral Value otherwise applicable under the Bank's Credit Policy, as the Bank may specify. The Bank may require that the Member make any or all documents pertaining to the Collateral available to the Bank for its inspection and approval.

Section 3.05 Specification and Identification of Collateral.

(A) Upon the Bank's written or oral request, or at such times as shall be necessary to satisfy the requirements of the Bank, or promptly, at any time that the Member becomes subject to any Mandatory collateral specification requirements that may be established in writing by the Bank and in any case from time to time thereafter until such time as may be agreed upon by the Bank in writing, the Member shall deliver to the Bank a Status report and accompanying schedules, all in the form(s) prescribed by the Bank,

specifying and describing the First Mortgage Collateral that is certified by the Member to be Qualifying Collateral.

(B) The Member shall hold each set of First Mortgage Documents which is a part of such specified Collateral in a separate file folder with each file folder clearly labeled with the loan identification number and the name of the borrower(s). Each such file folder shall be clearly marked or stamped with the statement: "The Deed of Trust/Mortgage and Note

Relating to This Loan Have Been Assigned to the Federal Home Loan
Bank
of Atlanta," or such other statement that may be approved by the Bank from time to time. If so requested by the Bank, in writing, the Member shall physically segregate any, First Mortgage Collateral specified in each status report delivered pursuant to subsection (A) of this Section 3.05 from all other property of the Member in a manner satisfactory to the Bank.

Section 3.06 Delivery of Collateral.

(A) Upon the Bank's written or oral request, or promptly at any time that the Member becomes subject to any mandatory collateral delivery requirements that may be established in writing by the Bank, and until such time as may be agreed upon by the Bank in writing, the Member shall deliver to the Bank, or to a custodian designated by the Bank, such First Mortgage Collateral as may be necessary so that the Lendable Collateral Value of Qualifying

Collateral held by the Bank, or such custodian, meets or exceeds the

Collateral Maintenance Level at all times. Collateral delivered to the
Bank shall be endorsed or assigned, as appropriate, in recordable form by the Member to the Bank, as specified by the Bank. Unless otherwise indicated by the Bank, such endorsements or assignments may be in blanket form provided that there shall be separate endorsements and assignments for each county or recording district in which the real property covered by an item of First Mortgage Collateral is located. The Member need only deliver the First Mortgage Documents relating to the First Mortgage Collateral delivered hereunder together with recordable assignments of the mortgages, unless otherwise directed by the Bank. Concurrently with the initial delivery of Collateral, the Member shall deliver to the Bank a status report and accompanying schedules, all in the form(s) prescribed by the
Bank, specifying and describing the Collateral held by the Bank or its custodian and certifying that such Collateral is Qualifying Collateral.

(B) The Member agrees to pay to the Bank such reasonable fees and charges as may be assessed by the Bank to cover the Bank's overhead and other costs relating to the receipt, holding, redelivery and reassignment of Collateral and to reimburse the Bank upon request for all recording fees and other reasonable expenses, disbursements and advances incurred or made by the Bank in connection therewith (including the reasonable compensation and the expenses and disbursements of any custodian, consultant or appraiser that may be appointed by the Bank hereunder, and the agents and legal counsel of the
Bank and of such custodian).

(C) The Member shall, upon request of the Bank, immediately take such other actions as the Bank shall deem necessary or appropriate to perfect the Bank's security interest in the Collateral or otherwise to obtain,

preserve, protect, enforce or collect the Collateral or the proceeds thereof.

Section 3.07 Withdrawal of Collateral. Upon receipt by the Bank of writings in the form specified by the Bank constituting (i) a request from the Member for the withdrawal of Collateral which has been specified or identified pursuant to Section 3.05 hereof or has been delivered pursuant to Section 3.06 hereof, or as to which the Bank has otherwise perfected its security interest, (ii) a detailed listing of the Collateral to be withdrawn, and (iii) a certificate of a responsible officer of the Member certifying as to the Qualifying

Collateral that is specified and identified by the Member or held by the
Bank, as appropriate, after such withdrawal, and upon the Bank's determination that the Lendable Collateral Value of the remaining Qualifying Collateral is not less than the current required

Collateral Maintenance Level, the Bank shall promptly redeliver, release or reassign to the Member the Collateral specified in the Member's listing of the Collateral to be withdrawn,

provided that the Collateral requested to be withdrawn is not required by the Bank to be maintained as additional Collateral.

Notwithstanding anything to the contrary herein contained, while an

Event of Default hereunder shall have occurred and be continuing, or at any time that the Bank reasonably and in good faith deems itself insecure, the Member may not obtain any such withdrawal.

Section 3.08 Reports; Collateral Audits: Access.

(A) The Member shall furnish to the Bank annually and at such other times as the Bank may request, an audit report with respect to the

Member's Collateral and Qualifying Collateral, prepared by the Member's internal or external auditor and in form and substance acceptable to the Bank, and such financial reports and other information relating to the Member's financial condition as the Bank may reasonably request.

(B) The Member shall furnish to the Bank at such times as the Bank may request, or as necessary to satisfy the requirements of the Bank, a status report with respect to the Member's Collateral prepared by the Member in form and substance acceptable to the Bank, and as of a date within two weeks of the report due date. The Status report shall be a written report covering such matters regarding the Collateral as the Bank may require, including listings of mortgages and unpaid principal balances thereof and certifications concerning the status of payments on mortgages and of taxes and insurance on property securing mortgages.

(C) If so requested by the Bank, the Member shall promptly report to the
Bank any event which reduces the principal balance of any mortgage or other item of Collateral by five percent (5%) or more, whether by prepayment, foreclosure safe, insurance or guaranty payment or otherwise.

(D) The Member shall give the Bank access at all reasonable times to
Collateral in the Member's possession and to the Member's books and records of account relating to such Collateral, for the purpose of the Bank's examining, verifying or reconciling the Collateral and the Member's reports to the Bank thereon.

(E) If the Member becomes aware or has reason to believe that the

Lendable Collateral Value of the Member's Qualifying Collateral has

fallen below the Collateral Maintenance Level, or that a contingency exists which with the lapse of time could result in the

Member failing to meet the Collateral Maintenance Level, the Member shall immediately notify the Bank.

(F) All Collateral and any matters relating thereto shall be subject to audit and verification by or on behalf of the Bank. Such audits and verifications may occur without notice during the Member's normal business hours or upon reasonable notice at such other times as the Bank may reasonably request. The Member shall provide access to, and shall make adequate working facilities available to, the representatives or agents of the Bank for purposes of such audits.
Reasonable fees and charges may be assessed to the Member by the Bank to cover overhead and other costs relating to such audit and verification.

(G) Notwithstanding anything to the contrary, the Member shall be solely responsible for the accuracy and adequacy of all information and data in each audit or status report (or other writing specifying and describing any Collateral) submitted to the Bank, regardless of the form in which submitted. The Bank shall have no duty to make any independent examination of or calculation with respect to the information submitted in an audit or status report

(or in any written schedule that may be submitted by the Member) and,

without limiting the generality of the foregoing, the Bank makes no representation or warranty as to the validity, accuracy,

or completeness of any information contained in any written records of the Bank concerning, or of any response to, such audit or status report.

Section 3.09 Additional Documentation. The Member shall make, execute,

record and deliver to the Bank such financing statements, notices,

assignments, listings, powers, and other documents with respect to the Collateral and the Bank's security interest therein and in such form as the Bank may reasonably require.

Section 3.10 Bank's Responsibilities as to Collateral. The Bank's duty as to the Collateral shall be solely to use reasonable care in the custody and preservation of the Collateral in its possession, which shall not include any steps necessary to preserve rights against prior parties nor the duty to send notices, perform services, or take any action in connection with the management of the Collateral. The Bank shall not have any responsibility or liability for the form, sufficiency, correctness, genuineness or legal effect of any instrument or document constituting a part of the Collateral, or any signature thereon or the description or misdescription, or value of property represented, or purported to be represented, by any such document or instrument. The Member agrees that any and all Collateral may be removed by the Bank from the state or location where situated,

and may be subsequently dealt with by the Bank as provided in this

Agreement.

Section 3.11 Bank's Rights as to Collateral; Power of Attorney. At any time or times, at the expense of the Member, the Bank may in its discretion, before or after the occurrence of an Event of Default as defined in Section 4.01 hereon, in its own name or in the name of its nominee or of the Member, do any or all things and take any and all actions that are pertinent to the protection of the Bank's interest hereunder and are lawful under the laws of the
State of Georgia, including, but not limited to, the following:

(A) Terminate any consent given hereunder;

(B) Notify obligors on any Collateral to make payments thereon directly to the Bank;

(C) Endorse any Collateral in the Member's name;

(D) Enter into any extension, compromise, settlement, or other agreement relating to or affecting any Collateral;

(E) Take any action the Member is required to take or which is otherwise reasonably necessary to

(1) sign and record a financing statement or otherwise perfect a security interest in any or all of the Collateral or (2) to obtain,

preserve, protect, enforce or collect the Collateral;

(F) Take control of any funds or other proceeds generated by the Collateral and use the same to reduce Indebtedness as it becomes due;

and

(G) Cause the Collateral to be transferred to its name or the name of its nominee.

The Member hereby appoints the Bank as its true and lawful attorney, for and on behalf of the Member and in its name, place and stead, to prepare, execute and record endorsements and assignments to the Bank of all or any item of Collateral, giving or granting to the Bank, as such attorney, full power and authority to do or perform every lawful act necessary or proper in connection therewith as fully as the Member might or could do. The Member hereby ratifies and confirms all that the Bank shall lawfully do or cause to be done by virtue of this special power of attorney. This special power of attorney is granted for a period commencing on the date hereof and continuing until the discharge of all
Indebtedness and all obligations of the Member hereunder regardless of any default by the Member, is coupled with an interest, and is irrevocable for the period granted.

Section 3.12 Subordination of Other Loans to First Mortgage Collateral.

The Member hereby agrees that all mortgage notes which are part of the
First Mortgage Collateral ("pledged notes") shall have priority in right and remedy over any other loans, whenever made, and, however evidenced, which are also secured by the mortgages or security agreements securing the pledged notes. The pledged notes shall be satisfied out of the property (or proceeds thereof) covered by such mortgages or security agreements before any payment is made on the loans which are not part of the Collateral. To this end, the Member hereby subordinates the lien of such mortgages and security agreements with respect to such other loans to the lien of such mortgages and security agreements with respect to the pledged notes. The Member further agrees to retain possession of all notes or other instruments evidencing such other loans and not to pledge, assign, or transfer the same, except insofar as such other loans may be pledged to the Bank as part of the Collateral.

Section 3.13 Proceeds of Collateral. The Member, as the Bank's agent,

shall collect all payments when due on all Collateral. If the Bank so requires, the Member shall hold such collections separate from its other monies in one or more designated cash collateral accounts maintained at the Bank and apply them to the reduction of Indebtedness as it becomes due; otherwise, the Bank consents to the Member's use and disposition of all such collections.

ARTICLE IV: DEFAULT; REMEDIES

Section 4.01 Events of Default: Acceleration. Upon the occurrence of any of the following events or conditions of default ("Event of Default"),

the Bank may at its option, by a notice to the Member, declare all or any part(s) of the Indebtedness and accrued interest thereon, including any prepayment fees or charges which are applicable to any Advance, to be immediately due and payable without presentment, demand, protest, or any further notice:

 (A) Failure of the Member to pay when due any interest on or principal of any Advance: or

(13) Failure of the Member to perform any promise or obligation or to satisfy any condition or liability contained herein, in any Application,

in any Confirmation of Advance or in any other agreement to which the
Member and the Bank are parties; or

(C) Evidence coming to the attention of the Bank that any representations, statements, or warranties made or furnished in any manner to the Bank by or on behalf of the Member in connection with any Advance or Swap Transaction, any specification or description of Qualifying Collateral or any report or certification concerning the status, value, or principal balance of any item of

Collateral was false in any material respect when made or furnished;
or

(D) Failure of the Member to maintain adequate Qualifying Collateral free of any encumbrances
or claims as required herein, or

(E) The Issuance of any tax, levy, seizure, attachment, garnishment,

levy of execution, or other process with respect to the Collateral;
or

(F) Any suspension of payment by the Member to any creditor of sums due or the occurrence of any event which results in another creditor having the right to accelerate the maturity of any indebtedness of the Member under any security agreement, indenture, loan agreement, or comparable undertaking; or

(G) Appointment of a conservator, receiver, or similar official for the
Member or any subsidiary of the Member, of the Member's property, entry of a judgment or decree adjudicating the Member or any subsidiary of the Member insolvent or bankrupt or an assignment by the Member or any subsidiary of the Member for benefit of creditors; or

(H) Sale by the Member of all or a material part of the Member's assets or the taking of any other action by the Member to liquidate or dissolve; or

(I) Termination for any reason of the Member's membership in the Bank,

or the Member's ceasing to be a type of entity that is eligible under the Act to become a member of the Bank: or

(J) Merger, consolidation or other combination of the Member with an entity which is not a member of the Bank if the nonmember entity is the surviving entity; or

(K) With respect to Advances made pursuant to Section 11(g)(4) of the
Act, if the creditor liabilities of the Member, excepting liabilities to the Bank, are increased in any manner to an amount exceeding five percent (5%) of the Member's net assets; or

(L) The Bank reasonably and in good faith determines that a material adverse change has occurred in the financial condition of the Member from that disclosed at the time of the making of any Advance or from the condition of the Member as theretofore most recently disclosed to the Bank.

Section 4.02 Remedies. Upon the occurrence of any Event of Default, the
Bank shall have all of the rights and remedies provided by applicable law which shall include, but not be limited to, all of the remedies of a secured party under the Uniform Commercial Code as in effect in the

State of Georgia. In addition, the Bank may take immediate possession of any of the Collateral or any part thereof wherever the same may be found. The Bank may sell, assign and deliver the Collateral or any part thereof at public or private sale for such price as the Bank deems appropriate without any liability for any loss due to decrease in the market value of the Collateral during the period held. The Bank shall have the right to purchase all or part of the Collateral at such sale.

If the Collateral includes insurance or securities which will be redeemed by the issuer upon surrender, or any accounts or deposits in the possession of the Bank, the Bank may realize upon such Collateral without notice to the Member. If any notification of intended disposition of any of the Collateral is required by applicable law, such notification shall be deemed reasonable and properly given if given as provided by applicable law or in accordance with Section 5.06 hereof at least 5 days before any such disposition. The proceeds of any sale shall be applied in the order that the Bank, in its sole discretion, may choose. The Member agrees to pay all the costs and expenses of the Bank in the collection of the Indebtedness and enforcement of the Bank's rights and remedies in case of default, including, without limitation, reasonable attorneys' fees. The Bank shall, to the extent required by law, apply any surplus, after (i) payment of the indebtedness, (ii)

provision for repayment to the Bank of any amounts to be paid or advanced under Outstanding Commitments, and (iii) payment of all costs of collection and enforcement, to the claims of person(s) legally entitled thereto, with any remaining surplus paid to the Member.
The Member shall be liable to the Bank for any deficiency remaining.

Section 4.03 Payment of Prepayment Charges. Any prepayment fees or charges applicable to an Advance shall be payable at the time of any voluntary or involuntary payment of all or part of the principal of such Advance prior to the originally scheduled maturity thereof, including without limitation payments that are made as a part of a liquidation of the Member or that become due by operation of law or as a result of an acceleration pursuant to Section 4.01 hereof, whether such payment is made by the Member, by a conservator, receiver, liquidator or trustee of or for the Member, or by any successor to or any assignee of the Member.

ARTICLE V: MISCELLANEOUS

Section 5.01 General Representations and Warranties by the Member.
The
Member hereby represents and warrants that, as of the date hereof and the date of each Advance hereunder

(A) The Member is not, and neither the execution of nor the performance of any of the transactions or obligations of the Member under this

Agreement shall, with the passage of time, the giving of notice or otherwise, cause the Member to be: (i) in violation of its charter or articles of incorporation, by-laws, the Act or the Regulations, any other law or administrative regulation, or any court decree; or (ii) in default under or in breach of any material indenture, contract or other instrument or agreement to which the Member is a party or by which it or any of its property is bound.

(B) The Member has full corporate power and authority and has received all corporate and governmental authorizations and approvals (including without limitation those required under the Act and the Regulations) as may be required to enter into and perform its obligations under this

Agreement, to borrow each Advance and to obtain each commitment for

Advance.

(C) The information given by the Member in any document provided, or in any oral statement made, in connection with an application or request for an Advance or commitment for Advance, is true, accurate and complete in all material respects.

Section 5.02 Assignment. The Bank may assign or negotiate to any other

Federal Home Loan Bank or to any other person or entity, with or without recourse, any Indebtedness of the Member or participations therein, and the Bank may assign or transfer all or any part of the Bank's right, title, and interest in and to this Agreement and may assign and deliver the whole or any part of the Collateral to the transferee, which shall succeed to all the powers and rights of the Bank in respect thereof, and the Bank shall thereafter be forever relieved and fully discharged from any liability or responsibility with respect to the transferred Collateral. The Member may not assign or transfer any of its rights or obligations hereunder without the express prior written consent of the Bank.

Section 5.03 Discretion of the Bank to Grant or Deny Advances. Nothing

contained herein or in any documents describing or setting forth the

Bank's credit program and credit policies shall be construed as an agreement or commitment on the part of the Bank to grant
Advances or extend commitment for Advances hereunder, the right and power of the Bank in its discretion to either grant or deny any Advance or commitment for an Advance requested hereunder being expressly reserved. The determination by the Bank of
Lendable Collateral Value shall not constitute a determination by the Bank that the Member may obtain Advances or commitments for Advances in amounts up to such Lendable Collateral

Value.

Section 5.04 Amendment; Waivers. No modification, amendment or waiver of any provision of this Agreement or consent to any departure therefrom shall be effective unless in a writing executed by a responsible officer of the party against whom such change is asserted and shall be effective only in the specific instance and for the purpose of which given. No notice to or demand on the Member in any case shall entitle the Member to any other or further notice or demand

 in the same, or similar or other circumstances. Any forbearance,

failure or delay by the Bank in
exercising any right, power or remedy hereunder shall not be deemed to be a waiver thereof, and any single or partial exercise by the Bank of any right, power or remedy hereunder shall not preclude the further exercise thereof. Every right, power and remedy of the Bank shall continue in full force and effect until specifically waived by the Bank in writing.

Section 5.05 Jurisdiction: Legal Fees. In any action or proceeding brought by the Bank or the Member in order to enforce any right or remedy under this Agreement, the parties hereby consent to, and agree that they will submit to, the jurisdiction of the United

States District Court for the Northern District of Georgia or, if such action or proceeding may not be brought in Federal court, the jurisdiction of the courts cf the State of Georgia located in the
City of Atlanta. The Member agrees that if any action or proceeding is brought by the Member seeking to obtain any legal or equitable relief against the Bank under or arising out of this Agreement or any transaction contemplated hereby and such relief is not granted by the final decision, after any and all appeals, of a court of competent jurisdiction, the Member will pay all attorneys'

fees and other costs incurred by the Bank in connection therewith.

Section 5.06 Notices. Except as provided in the last sentence of this

Section, any written notice, advice, request, consent or direction given, made or withdrawn pursuant to this Agreement shall be either in writing or transmitted electronically and reproduced mechanically by the addressee, and shall be given by first class mail,

postage prepaid, by telecopy or other facsimile transmission, or by private courier or delivery service. All non-oral notices shall be deemed given when actually received at the principal office of the Bank or the Member, as appropriate. All notices shall be designated to the attention of an officer or section of the Bank or of the Member if the Bank or the Member has made a request for the notice to be so addressed. Any notice by the Bank to the Member pursuant to Sections

3.05 or 3.06 hereof may be oral and shall be deemed to have been duly given to and received by the Member at the time of the oral communication.

Section 5.07 Signatures of Member. For purposes of this Agreement,

documents shall be deemed signed by the Member when a signature of an authorized signatory or an authorized facsimile thereof appears on the document. The Bank may rely on any signature or facsimile thereof which reasonably appears to the Bank to be the signature of an authorized person, including signatures appearing on documents transmitted electronically to and reproduced mechanically at the Bank. The Secretary or an Assistant Secretary of the
Member shall from time to time certify to the Bank on forms provided by the Bank the names and specimen signatures of the persons authorized to apply on behalf of the Member to the Bank for

Advances and commitments for Advances and otherwise act for and on behalf of the Member in accordance with this Agreement. Such certifications are incorporated herein and made a part of this Agreement and shall continue in effect until expressly revoked in writing by the
Member notwithstanding that subsequent certifications may authorize additional persons to act for and on behalf of the Member.

Section 5.08 Applicable Law: Severability. In addition to the terms and conditions specifically set forth herein and in any application or confirmation of Advance between the Bank and the Member, this Agreement and all Advances and all commitments for Advances shall be governed by the statutory and common law of the United States and, to the extent Federal law incorporates or defers to state law, the laws (exclusive of the choice of law provisions) of the State of Georgia. Notwithstanding the foregoing, the Uniform Commercial Code as in effect in the State of Georgia shall be deemed applicable to this

Agreement and to any Advance hereunder and shall govern the attachment and perfection of any security interest granted hereunder. In the event that any portion of this Agreement conflicts with applicable law, such conflict shall not affect other provisions of this Agreement which can be given effect without the conflicting provision, and to this end the provisions of this Agreement are declared to be severable.

Section 5.09 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Member and the Bank.

Section 5.10 Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supersedes all prior agreements between such parties which relate to such subject matter. Notwithstanding the above, rates of interest, repayment schedules, and fees and other charges applicable to Advances and commitments for Advances made by the
Bank to the Member prior to the execution of this Agreement shall continue to be governed exclusively by the terms of the prior agreements pursuant to which such Advances and commitments for

Advances were made, provided, however, that Section 4.03 hereof shall apply to all Advances.

          IN WITNESS WHEREOF, Member and Bank have caused this Agreement to be signed in their names by their duly authorized officers as of the date first above mentioned.

                               POINTE BANK
_______________________________________________________________________
                       (Full Corporate Name of Member)

By:_____________________________     R. CARL PALMER, JR., PRESIDENT/CEO
      (Authorized Signature)          (Typed Name and Title of Signer)

By:_____________________________      BRADLEY R. MEREDITH, SVP/CFO
      (Authorized Signature)         (Typed Name and Title of Signer)

                                         (MEMBER'S CORPORATE SEAL)

FEDERAL HOME LOAN BANK OF ATLANTA

By:_____________________________       Senior Vice President and
     (Authorized Signature)             Chief Finacial Officer
                                                 (Title)

By:_____________________________      Vice President & Director
      (Authorized Signature)            of Collateral Services
                                                 (Title)

FEDERAL HOME LOAN BANK OF ATLANTA
MEMBER ACKNOWLEDGEMENT AND NOTARIZATION

STATE OF FLORIDA
County of PALM BEACH   ss:

On this 24th day of NOVEMBER, 1997, before me personally came R. CARL

PALMER, JR. and BRADLEY R. MEREDITH,     to me known, who being by
me
duly sworn, did despose and state that they are the PRESIDENT/CHIEF

EXECUTIVE OFFICER of said Member; the Member described in and which executed the above instrument; that they know the seal of said Member; that the seal affixed to said instrument is such corporate seal; that it was affixed by order of the Board of Directors or other governing body of said Member; and that they signed their names thereto by order of the
Board of Directors or other governing body of said Member and that said
R. CARL PALMER, JR. and BRADLEY R. MEREDITH acknowledged the execution of said instrument to be the voluntary act and deed of said Member.

______________________________________
Notary Public Signature

Notary Public in and for the State of Florida   (NOTARY PUBLIC'S SEAL)
My commission expires: _____________________

(This page intentionally left blank.)

FEDERAL HOME LOAN BANK OF ATLANTA

1475 Peachtree Street, N.E.
Atlanta, Georgia 30309
P.O. Box 105565
Atlanta, Georgia 30348
(404) 888-8000

July 14, 1997

Mr. Brad Meredith
Chief Financial Officer
Pointe Bank
21845 Powerline Road
Boca Raton, FL 33433

Dear Mr. Meredith:

I am pleased to confirm that the Bank has increased the Credit
Availability for Pointe Bank. The increased Credit Availability for

Pointe Bank is $30 million.

The Credit Availability is established to let you know, up front, what your borrowing capacity is. You may request additional funding or an increase to your Credit Availability by calling your credit analyst and the Bank's Credit Committee will review and act upon your request.

The Credit Availability is based on Pointe Bank's present financial and operating condition and may be revised if the Bank determines there is a change in these conditions. The ability to draw funds will be subject to
Pointe Bank's continued creditworthiness, compliance with the terms and conditions of the application/draw request form, and the pledging of sufficient eligible collateral to secure advances. Additionally, you are asked to consult with your credit analyst prior to requesting any significant advance draw (i.e., an advance in excess of 5% of the institution's total assets).

If you have any questions about Credit Availability or about our products and services, please do not hesitate to call me at 1-800-536-9650. We look forward to assisting you with your funding needs.

Sincerely,
/s/ Randy B. Gonzalez
Randy B. Gonzalez
Vice President and
Director of Credit Administration

RBG/lw

FEDERAL HOME LOAN BANK OF ATLANTA
APPLICATION FOR WITHDRAWAL OF COLLATERAL AND OFFICER'S
CERTIFICATION

TO: FEDERAL HOME LOAN BANK OF ATLANTA
ATTN: Collateral Dept.
1475 Peachtree Street, N.E.
Atlanta, Georgia 30309

BRADLEY MEREDITH, SENIOR VICE PRESIDENT
attention

POINTE BANK
institution name

21845 POWERLINE ROAD
address
BOCA RATON, FLORIDA 33433
city        State   zip

WE REQUEST APPROVAL TO WITHDRAW THE FOLLOWING COLLATERAL
PLEDGED TO
THE
BANK:
THIS COLLATERAL IS: (  ) DELIVERED TO FHL
      (  ) ASSIGNED AND HELD IN TRUST BY
      THIS INSTITUTION

MEMBER ACCOUNT NUMBER
(FIRST SIX DIGITS OF INSTITUTION  036418
DEMAND ACCOUNT NUMBER)
DATE OF RELEASE    121097

TAPE NO. (If applicable)

TOTAL DOLLAR AMOUNT
OF COLLATERAL TO BE RELEASED  $31,632,944

TOTAL NUMBER OF
LOANS TO BE
RELEASED (ALL PAGES)    314

OFFICER'S CERTIFICATION:
I hereby certify that the Collateral listed below constitutes excess

Collateral
as set forth below under the Collateral Reconciliation and that the release,
reassignment and delivery thereof is permitted by Section 3.06 of the
Advances,
Specific Collateral Pledge and Security Agreement, or Section 3.07 of the
Agreement for Advances, Security Agreement with Blanket Floating Lien,

subject
to determination by the Federal Home Loan Bank that the Lendable
Collateral
Value of the remaining Qualifying Collateral is not less than the current
required Collateral Maintenance Level and is not required to be maintained as additional Collateral.

Signature of Authorized Institution Officer    Title    Page 1
of 1

LOAN NUMBER    UNPAID BALANCE    RESERVED
List in Numerical Order and  As shown on Most Recent    (For Federal

Home
Loan Bank Use)
Exactly as it Appears on Most             Status Report
Recent Status Report (Including
Spaces and Dashes)

AS THE MEMBER INSTITUTION HAS EXECUTED AN "AGREEMENT FOR
ADVANCES
AND
SECURITY
AGREEMENT WITH BLANKET FLOATING LIEN" DATED NOVEMBER 24,
1997, THE

MEMBER
INSTITUTION IS RELEASED FROM THE REQUIREMENT OF ASSIGNING
SPECIFIC

COLLATERAL TO
THE FEDERAL HOME LOAN BANK OF ATLANTA.

COLLATERAL RECONCILIATION )To be completed by Institution)
A.  AGGREGATE UNPAID BALANCE OF QUALIFYING MORTGAGE
COLLATERAL
  PLEDGED PRIOR TO THIS WITHDRAWAL (AS SHOWN ON MOST
RECENT
  STATUS REPORT OR WITHDRAWAL OF COLLATERAL FORM)
  $31,632,944
B.  UNPAID BALANCE OF QUALIFYING MORTGAGE COLLATERAL
  WITHDRAWN THIS DATE          -31,632,944
C.  NEW AGGREGATE UNPAID BALANCE OF QUALIFYING
  MORTGAGE COLLATERAL PLEDGED (A Less B Must Equal C)  $       -
0-
    SEE ATTACHED RECONCILIATION FOR BALANCING TO THIS
APPLICATION AFTER
    RELEASE IS PROCESSED

APPROVED              DATE 1/2/98
    Federal Home Loan Bank of Atlanta

O/S ADVANCES    DOCUMENTS REC'D   N/A 1/30
  POSTING
LCV        DATE SHIPPED    1/2/98
  DATE
ENTRY
LCV EXCESS      APPROVED BY    1/8/98
  EDIT
        APPROVED DATE  1/12/98
  UPDATE

*Please forward both copies of this form to FHLB and make a photocopy for your
records.
The duplicate copy will be returned to you after FHLB approval.

                                   (LOGO)
                         INFORMATION TECHNOLOGY INC.
                            SUBSCRIPTION AGREEMENT

This agreement made and entered into by and between Information Technology, Inc. (the "Vendor") and "Customer" identified below the date executed by Vendor.

Vendor hereby agrees to provide until December 31, 1999 (the "Subscription Period"), at the subscription fee set forth below, the right to use the Y2KDB Module (hereinafter the "Software"). The Software shall be subject to all the restrictions and obligations of the Software License Agreements (sometimes collectively referred to as the "License Agreement") which currently or hereafter exist between Customer and Vendor, including, without limitation, the provisions thereof relating to protection of the proprietary rights of Vendor and maintenance of confidential information of Vendor but exclusive of the payment of license fees specified under the License Agreement.

During the Subscription Period Vendor hereby grants to Customer the right to use the Software at the location identified in the License Agreement, at a backup facility or at a SunGard facility and on any CPU but, for only accounts processed by Customer under the License Agreement.

Unless sooner terminated pursuant to the provisions of the License Agreement, the Subscription Period shall commence on the delivery date of the above referenced Software.

SUBSCRIPTION FEE:  $2,500.00*          LOCATION: Pointe Financial
Corporation
DUE UPON EXECUTION:       50%                    21845 Powerline Road
PRODUCT NUMBER:      101-011                     Boca Raton, FL 33433
CPU: NX4601 -11 under 15,000 accounts (Al 16)

CUSTOMER:

POINTE FINANCIAL CORPORATION
21845 Powerline Road 33433
Boca Raton, FL 33433

/s/
Signature

PAMELA A. OLSON
Name

VICE PRESIDENT
Title:

FEBRUARY 16,1998
Date

VENDOR:

INFORMATION TECHNOLOGY, INC.
1345 Old Cheney Road
Lincoln, NE 68512

/s/
Signature

Michael K. Young
Name

Executive Vice President
Title

February 23, 1998
Date Executed

*One half of the initial Subscription Fee (balance due) is waived if a designated representative of Customer successfully completes the ITI Year 2000 Training Seminar.

                         INFORMATION TECHNOLOGY INC.
                          SOFTWARE LICENSE AGREEMENT

Agreement made between Information Technology, Inc. (the "Vendor"), and the "Customer" identified below.

1.   LICENSED SOFTWARE

          1.1 LICENSE. Vendor grants to Customer and Customer accepts from Vendor a nonexclusive and nontransferable license to use the software identified in Appendix A (the "Software") under the terms set forth in this agreement. The license herein granted shall commence upon the date of delivery of the software and shall remain in effect for so long as Vendor's warranties set forth in Article V remain in effect.

          1.2 PROPRIETARY NATURE OF SOFTWARE AND TITLE. The Software and any operations manuals, instructions, and other documents or written materials provided to Customer as instruction in the use of the Software (the "Documentation") are acknowledged by Customer to be and contain Vendor's proprietary information and trade secrets, whether or not any portion thereof is or may be validly copyrighted or patented, acknowledged to be protected by civil and criminal law, and acknowledged to be of great value to Vendor. Except as specifically licensed under this agreement, title and all ownership rights to the Software and the Documentation remain with Vendor. Customer shall retain or affix such evidences of ownership and proprietary notices as Vendor may reasonably request This paragraph shall survive the term or termination of this agreement.

          1.3 USE OF SOFTWARE. The Software may be used only for, by and on behalf of Customer and only in connection with Customer's business operations This license is granted only for use at a single location identified in Appendix A and upon a single computer system (CPU) identified in Appendix A and may not be used upon any other computer or at any other location except as provided under Paragraph 1.4.

          1.4 BACKUP AND EMERGENCY USE. In the event Customer is unable to use the Software at the location identified in Appendix A due to an emergency, or to test emergency procedures, Vendor grants to Customer the right to use the Software at a location other than the location defined in Appendix A. Any such use shall be subject to all other restrictions of this agreement and shall continue only so long as the condition giving rise to such use continues. Prior to commencing such use, if possible, and in any event within forty-eight (48) hours of such use. Customer shall give Vendor written notice of the circumstance, location and the expected length of such use. Failure to give notice shall nullify Customers right of emergency use, as herein granted.

          1.5 ASSIGNMENT. Customer rights under this agreement and in and to the Software may not be assigned, licensed, sublicensed, pledged, or otherwise transferred voluntarily, by operation of law or otherwise without Vendors prior written consent, and any such prohibited assignment shall be null and void.

II. CONSIDERATION

          2.1 LICENSE FEE. In consideration of the license of the Software granted under this agreement, Customer shall pay to Vendor the license fee specified in Appendix A. Such license fee does not include, except as expressly provided in this agreement or Appendix A hereto, installation or maintenance of the Software, data base conversion, media, transportation charges or taxes, all of which costs and taxes shall be the obligation of Customer.

          2.2 MANNER OF PAYMENT. The license fee listed in Appendix A shall be payable in the following manner

(A) A percentage of the license fee, as specified in Appendix A, upon execution of this license agreement by Customer.

(B) The balance, including any applicable taxes, upon delivery of the Software by Vendor to Customer.

Invoices respecting the license fee shall be rendered in accordance with the above payment schedule and are payable to Vendor at Vendors address set forth below within ten (110) days of receipt.

          2.3 TAXES. In addition to the license fee payable hereunder, Customer shall pay all taxes (including, without limitation, sales, use, privilege, ad valorem or excise taxes) and customs duties paid or now or hereafter payable, however designated, levied or based on amounts payable to Vendor hereunder, on Customers use or possession of the Software under this agreement or upon the presence of the Software at the location identified in Appendix A, but exclusive of federal, state and local taxes based on Vendor's net income, Customer shall not deduct from payments to Vendor any amounts paid or payable to third parties for customs duties or taxes, however designated.

          2.4 CURRENCY. The purchase price and any other charges arising under this agreement shall be invoiced and be payable in U.S. Dollars.

          2.5 LATE PAYMENT. Customer shall pay a late payment charge of one and one-half percent (1 1/2%) per month, or the maximum late payment charge permitted by applicable law, whichever is less, on any amount payable by Customer under this Agreement and not paid when due. Said late payment charge shall be applied for each calendar month (or fraction thereof) that such payment is not made following its due date.

          2.6 SECURITY. Vendor reserves and Customer grants to Vendor a security interest in the rights of Customer for use of the Software and in the Documentation as security for the performance by Customer of its obligations hereunder including, but not limited to, payment of the license fee set forth in Appendix A. A copy of this agreement may be filed in appropriate filing offices at any time after signature by Customer as a financing statement or Vendor may require and Customer shall execute a separate financing statement for purposes of perfecting Vendor's security interest granted pursuant to the provisions of this paragraph

III. DELIVERY, TRAINING AND OPERATION

          3.1 DELIVERY. Vendor shall deliver the Software and Customer shall accept delivery of the Software at Customer's address set forth below. Unless delayed, as hereinafter provided for, delivery shall be completed within one (1 ) year of the date accepted by Vendor.

          3.2 DELIVERY DELAYS. In the event Customer requests delay of delivery, Vendor shall not be obligated to effect delivery of the Software except upon thirty (30) days written notice by Customer to Vendor. If delay in delivery is due to any cause beyond the control of Vendor, the date upon which delivery is to be completed shall be extended by the number of days of such delay.

          3.3 TRAINING. Classes in the operation of the Software are available at the offices of Vendor on a regularly scheduled basis. Customers entitlement, if any, to such training is as set forth in Appendix A for such additional charges, if any, as may be set forth therein. Reasonable additional training will be provided to Customer at the offices of Vendor upon Customer's request, at Vendors normal rates with respect thereto. All travel, meal and lodging expenses of Customer in connection with such training shall be borne by Customer. On-site training or assistance will be available solely at Vendor's discretion and will be charged to Customer at Vendor's normal rates together with reasonable expenses for travel, meals, lodging and local transportation.

          3.4 ASSISTANCE BY CUSTOMER. Customer shall provide reasonable assistance and cooperation to Vendor in preparation of the Software and the delivery or installation thereof. Such assistance and cooperation shall include, as appropriate, reasonable access to Customer's facility and to Customer's records, as necessary.

          3.5 DOCUMENTATION. Operations manuals in respect to the Software will be delivered to Customer prior to or contemporaneously with the delivery of the Software.

          3.6 RISK OF LOSS. If the Software or the Documentation is lost or damaged, in whole or in part, during shipment, Vendor will replace said Software or Documentation at no additional charge to Customer Upon delivery in good condition of the Software and the Documentation, Customer shall be responsible therefor and bear the risk of loss for said Software and Documentation.

          3.7 CONVERSION ASSISTANCE. Vendor may, at its sole discretion, assist Customer in the conversion of Customer's files from a computer processor or in-house computer system at Vendor's normal charges for such assistance. Expenses, including but not limited to computer time, travel, meals, lodging and local transportation incurred connection therewith, shall be borne by Customer. In no event shall Vendor be liable to Customer for loss of profits, consequential, incidental, indirect or special damages arising from Vendors efforts to assist in the conversion of Customer's files. Vendor agrees to treat Customer's confidential business with the same security as it would its own.

          3.8 OPERATION. Customer acknowledges and agrees that it is exclusively responsible for the operation, supervision, management and control of the Software. including, but not limited to, providing adequate training for its personnel, instituting appropriate security procedures, and implementing reasonable procedures to examine and verify all output before use Vendor shall have no responsibility or liability for Customer's selection or use of the Software or any associated equipment.

          3.9 CUSTOMER OBLIGATIONS. In order to maintain the continuing integrity and proper operation of the Software, Customer agrees to implement, in the manner instructed by Vendor, each error correction and each enhancement and improvement provided to Customer by Vendor Customer's failure to do so shall relieve Vendor of any responsibility or liability whatsoever for any failure or malfunction of the software as modified by a subsequent correction or improvement, but in no such event shall Customer be relieved of the responsibility for payment of fees and charges otherwise properly invoiced during the term hereof. If requested by Vendor, Customer agrees to provide written documentation and details to Vendor to substantiate problems and to assist Vendor in the identification and detection of problems, errors and malfunctions, and Customer agrees that Vendor shall have no obligation or liability for said problems until it has received such documentation and details from Customer


IV.   VENDOR'S PROPRIETARY RIGHTS

          4.1 NON-DISCLOSURE. Customer shall take all reasonable steps necessary to ensure that neither the Software nor the Documentation, nor any portion thereof, on magnetic tape or disk or in any other form, is made available or disclosed by Customer or any of its agents or employees to any other person, firm or corporation. Customer may disclose relevant aspects of the Software and Documentation to its employees and agents to the extent such disclosure is reasonably necessary to Customer's use of the Software, provided, however, Customer agrees that it will cause all persons permitted such access to the Software and the Documentation to observe and perform the foregoing non- disclosure covenant, and that it will advise Vendor of the procedures employed for this purpose. Customer shall hold Vendor harmless against any loss, cost, expense, claim or liability, including reasonable attorney's fees, resulting from Customers breach of this non-disclosure obligation, This paragraph shall survive the term or termination of this agreement.

          4.2 COPIES. Customer agrees that while the Software and the Documentation are in its custody and possession, A will not (a) copy or duplicate or permit anyone else to copy or duplicate any of the Software, Documentation or information furnished by Vendor, or (b) create or attempt to create, or permit others to create or attempt to create, by reverse engineering or otherwise, the source programs or any part thereof from the object program for the Software, the Documentation or other information made available under this agreement or otherwise, (whether oral, written, tangible or intangible). Notwithstanding the foregoing, Customer may make and retain two (2) copies of the Software, including all enhancements and changes hereto, only for use in emergencies or to test emergency procedures and may copy for its own use and at its own expense the Documentation, but shall advise Vendor of the specific item copied, the number of copies made and their distribution. The original and any copies in whole or in part of the Software or Documentation which are made pursuant to this provision shall be the exclusive property of Vendor and shall be fully subject to the provisions of this agreement. Customer agrees to retain or place Vendors proprietary notice on any copies or partial copies made pursuant to this provision.

          4.3 UNAUTHORIZED ACTS. Customer agrees to notify Vendor immediately of the unauthorized possession, use, or knowledge of the Software, Documentation or any information made available to Customer pursuant to this agreement, by any person or organization not authorized by this agreement to have such possession, use or knowledge. Customer will, thereafter, fully cooperate with Vendor in the protection and redress of Vendors proprietary rights. Customer's compliance with this paragraph shall not, however, be construed in any way as a waiver of Vendors rights against Customer for Customers negligent or intentional harm to Vendor s Proprietary rights, or for breach of Vendor's contractual rights

          4.4 INSPECTION. To assist Vendor in the protection of its proprietary rights, Customer shall permit representatives of Vendor to inspect the Software and Documentation and their use, including inspection of any location in which they are being used or kept at all reasonable times.

          4.5 INJUNCTIVE RELIEF. If Customer attempts to use, copy, license, sublicense, sell or otherwise convey or to disclose the Software or Documentation, in any manner contrary to the terms of this agreement or in derogation of Vendors proprietary rights, whether such rights are explicitly herein stated, determined by law or otherwise, Vendor shall have, in addition to any other remedies available to it, the right to injunctive relief enjoining such actions, Customer hereby acknowledging that other remedies are inadequate.

          4.6 ACCESS TO SOURCE CODE. Vendor has deposited the Software in source code form and Documentation sufficient to facilitate maintenance, modification or correction of the Software with the custodial agent named in Appendix A. Vendor reserves the right to change said custodial agent at any time with written notification to Customer within sixty (60) days of said change. If Vendor, its successors or assigns shall cease to conduct business for any period in excess of thirty (30) days, Customer shall have the right to obtain, for its own and sole use only, a single copy of the then current version of the source code form of the Software supplied under this agreement, and a single copy of the Documentation associated therewith, upon payment to the person in control of the said source code form of the Software of the reasonable cost of making each copy. The source code form of the Software supplied to Customer under this paragraph shall be subject to each and every restriction on use set forth in this agreement. Customer acknowledges that the source code form of the Software and the associated Documentation are extraordinarily valuable proprietary property of Vendor and will be guarded against unauthorized use or disclosure with great care.


V.   MAINTENANCE, ENHANCEMENTS AND WARRANTIES

          5.1 SOFTWARE WARRANTY. Vendor warrants that during the first twelve
(12) months following delivery of the Software (the "Warranty Period"), the Software will perform in accordance with the then current Documentation provided Customer, and further warrants that it has the right to authorize the use of the Software under this agreement. Vendors obligation and liability under this paragraph shall, however, be limited to the replacement and correction of the Software so that it will so perform, or to obtaining any authorization necessary to make effective the grant of license to Customer of the use of the Software.

          5.2 PATENT INFRINGEMENTS. Vendor shall hold harmless and defend Customer from any claim or any suit based on any claim that the use of the Software by Customer under this agreement infringes on any patent, copyright, trademark, or other proprietary right of any third party, provided that Customer gives Vendor prompt and written notice of any such claim or suit and permits Vendor to control the defense thereof .

          5.3 WARRANTY DISCLAIMER. THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES AND NO OTHER WARRANTY IS EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

          5.4 RENEWAL OF WARRANTIES. Unless sooner terminated pursuant to the provisions of paragraph 5.6, the warranties granted by paragraphs 5.1 and 5.2 (subject, however, to all limitations and disclaimers contained within this agreement) and the right to any enhancements or corrections developed by Vendor under paragraph 5.5, shall be subject to extension for successive one-year warranty periods commencing on the first anniversary date of the delivery of the Software for four (4) successive years. Such extension shall be deemed to automatically occur unless notice is given by either Customer or Vendor of an election not to so extend, such notice to be given on or prior to the sixtieth (60th) day preceding the anniversary date of delivery. Any such extension shall in no event be effective unless Customer shall have paid to Vendor on or prior to the anniversary date of delivery an annual maintenance fee set forth in Appendix A. Extension of Vendors warranties beyond the fifth (5th) anniversary shall be governed by Vendors maintenance extension agreement.

          5.5 ENHANCEMENTS AND CHANGES. Vendor shall provide Customer with all enhancements and changes to the Software designed or developed by Vendor and released to its other customers during the Warranty Period. Any change or enhancement to the Software, whether developed or designed by Vendor or by Customer shall be and remain the property of Vendor, provided, however, that Customer shall be entitled to a perpetual license without additional license fee of any enhancements or corrections developed by Customer. Vendor reserves the right to make changes in operating procedures, program language file structures, access techniques, general purpose programs, data storage requirements, input and output formats, report formats types of hardware supported, throughput, and other related programming and documentation improvements required to maintain the Software current. As part of these services, Vendor will provide Customer the changes with written instructions concerning implementation It is understood and agreed that Vendor provision of improvements and enhancements under this paragraph does not include providing to Customer a new set of software which may result from rewriting the Software. Vendor alone shall determine whether the work product of Vendor constitutes new software as a result of a complete rewrite (which is not provided to Customer hereunder) or an improvement or enhancement of the Software (which will be provided to Customer)

          5.6 TERMINATION OF WARRANTIES. The warranties expressed in paragraphs 5.1 and 5.2 and Customers rights under paragraph 5.5 shall immediately terminate if the Software is revised, changed, enhanced, modified or maintained by any one other than Vendor without the prior specific direction or written approval of Vendor.

          5.7 LIMITATION OF LIABILITY. Customer expressly agrees that Vendor's responsibilities in the event of its breach of the warranties contained in paragraphs 5.1 and 5.2 are as set forth in said paragraphs. Vendors liability for damages, including but not limited to liability for patent or copyright infringement, regardless of the form of action, shall not exceed the license fee set forth in Appendix A to this agreement and shall arise only if the remedies provided in paragraphs 5.1 and 5.2 are not fulfilled by Vendor, Customer further agrees that Vendor will not be liable for any lost profits, or for any claim or demand against Customer by any other party, except a claim for patent or copyright infringement as provided herein. IN NO EVENT WILL VENDOR BE LIABLE FOR CONSEQUENTIAL DAMAGES EVEN IF VENDOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. No action, regardless of form, arising out of this agreement, may be brought by either party more than one (1 ) year after the cause of action has accrued, except that an action for non-payment may be brought within one (1 ) year after the date of last payment. No action by Vendor for wrongful disclosure or use of the Software or Documentation shall be deemed to have accrued until Vendor receives actual notice of such wrongful disclosure or use.

THE CUSTOMER'S REMEDIES SET FORTH IN THIS AGREEMENT ARE EXCLUSIVE

VI.   DEFAULT

          6.1 TERMINATION. Vendor may terminate this agreement and the license granted hereunder in the event of a default by Customer unless Customer shall have cured the event of default, as hereinafter defined, within twenty (20) days after notice of such event of default given by Vendor to Customer This agreement and the license granted hereunder shall automatically terminate if Vendor's warranties are not renewed as contemplated in paragraph 5.4 hereof Upon any termination of this agreement, Customer shall deliver to Vendor the Software, the Documentation and all copies thereof and shall also warrant in writing that all copies have been returned to Vendor or destroyed.

          6.2 EVENTS OF DEFAULT. An event of default is defined as any of the following:

(A) Customers failure to pay any amounts required to be paid to Vendor under this agreement on a timely basis,

(B) Any attempt (ie) to assign, sell, mortgage, lease, sublease, license, sublicense or otherwise convey, (ii) to grant any interest in, right of use of, or access to, or (iii) to otherwise disclose the Software or the Documentation, except, in any such case, as herein expressly permitted or as consented to in writing by the Vendor,

(C) Causing or permitting any encumbrance, of any nature whatsoever to attach to Customers interest in the Software in favor of any person or entity other than Vendor,

(D) The entry of any order for relief under any provision of the federal bankruptcy code in any bankruptcy proceedings initiated by or against Customer, or

(E) Customer's breach of any of the terms or conditions of this agreement.

          6.3 DAMAGES. Upon the occurrence of an event of default without cure within the period of time above-provided, all license or other fees payable to Vendor under this agreement shall without notice or demand by Vendor become immediately due and payable as liquidated damages. This provision for liquidated damages shall not be regarded as a waiver by Vendor of any other rights to which it may be entitled in the event of Customer's default, but rather, such remedy shall be an addition to any other remedy lawfully available to Vendor.


VII.   GENERAL.

          7.1 TITLES. Titles and paragraph headings are for reference purposes only and are not to be considered a part of this agreement.

          7.2 FORCE MAJEURE. No party shall be liable for delay in performance hereunder due to causes beyond its control, including but not limited to acts of God, fires, strikes, delinquencies of suppliers, acts of war or intervention by any governmental authority, and each party shall take steps to minimize any such delay.

          7.3 WAIVER. No waiver of any breach of any provision of this agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof and no waiver shall be effective unless made in writing and signed by an authorized representative of the party to be charged therewith.

          7.4 SEVERABILITY. In the event that any provision of this agreement shall be illegal or otherwise unenforceable, such provision shall be severed from this agreement and the entire agreement shall not fail an account thereof, the balance of the agreement continuing in full force and effect.

          7.5 NOTICES. Any notice which either party hereto is required or permitted to give hereunder shall be addressed to the party to be charged therewith at the address set forth below and shall be given by certified or registered mail. Any such notice shall be deemed given on the date of deposit in the mail.

          7.6 ENTIRE AGREEMENT. THE PARTIES HERETO ACKNOWLEDGE THAT EACH HAS READ THIS AGREEMENT, UNDERSTANDS IT, AND AGREES TO BE BOUND BY ITS TERMS THE PARTIES FURTHER AGREE THAT THIS AGREEMENT AND ANY MODIFICATIONS MADE PURSUANT TO IT CONSTITUTE THE COMPLETE AND EXCLUSIVE WRITTEN EXPRESSION OF THE TERMS OF THE AGREEMENT BETWEEN THE PARTIES. AND SUPERSEDE ALL PRIOR OR CONTEMPORANEOUS PROPOSALS, ORAL OR WRITTEN, UNDERSTANDINGS, REPRESENTATIONS, CONDITIONS, WARRANTIES, COVENANTS, AND ALL OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT THE PARTIES FURTHER AGREE THAT THIS AGREEMENT MAY NOT IN ANY WAY BE EXPLAINED OR SUPPLEMENTED BY A PRIOR OR EXISTING COURSE OF DEALINGS BETWEEN THE PARTIES. BY ANY USAGE- OF TRADE OR CUSTOM, OR BY ANY PRIOR PERFORMANCE BETWEEN THE PARTIES PURSUANT TO THIS AGREEMENT OR OTHERWISE. IN THE EVENT CUSTOMER ISSUES A PURCHASE ORDER OR OTHER INSTRUMENT COVERING THE SOFTWARE HEREIN SPECIFIED, IT IS UNDERSTOOD AND AGREED THAT SUCH PURCHASE ORDER OR OTHER INSTRUMENT IS FOR CUSTOMER'S INTERNAL USE AND PURPOSES ONLY AND SHALL IN NO WAY AFFECT ANY OF THE TERMS AND CONDITIONS OF THIS AGREEMENT.

          7.7 GOVERNING LAW. This agreement is accepted in the State of Nebraska, and shall be enforced in accordance with and governed by the laws of the State of Nebraska.

          7.8 CHOICE OF FORUM. Any action arising out of or related to this agreement or the transaction herein described, whether at law or in equity, may be instituted in and litigated in the state or federal courts of the State of Nebraska. In accordance herewith, the parties hereto submit to the jurisdiction of the courts of said state. Any party being not a resident of Nebraska at the time of suit hereby appoints the Secretary of State of Nebraska as its agent for receipt of service of process.

          7.9 ATTORNEY'S FEES. In the event that any action or proceeding is brought in connection with this agreement the prevailing party therein shall be entitled to recover its costs and reasonable attorney's fees.

          7.10 EFFECTIVE DATE. This agreement shall be effective on the date accepted and executed by an authorized representative of Vendor.

CUSTOMER:                                      VENDOR:
POINTE FINANCIAL CORPORATION                   INFORMATION TECHNOLOGY,
INC.

Signature: /s/ /s/                             Signature: /s/  /s/
Name: R. CARL PALMER, JR. /PAMELA A. OLSON     Name: Patrick J. Kerrigan
Title: PRESIDENT-CEO / VICE PRESIDENT          Title: Executive Vice
President
Address:  21845 Powerline Road                 Address:  1345 Old Cheney
Road
          Boca Raton, FL 33433                           Lincoln, NE
68512
Date: FEBRUARY 24,1997                         Date Accepted: February
28, 1997

                                  APPENDIX A

DUE UPON EXECUTION: 30%                  CUSTODIAL AGENT:
COMPUTER SYSTEM (CPU): NDP500 (A99)      West Gate Bank,
                                         1204 West 0 Street, Lincoln, NE
68528
CUSTOMER'S ENTITLEMENT TO TRAINING:
Customer is entitled to 0 days training
for 0 person(s) at $ 0                   LOCATION WHERE THE SOFTWARE
PRODUCT(S)
                                         WILL BE USED:
ANNUAL MAINTENANCE FEE:                      Pointe Financial
Corporation
Twenty percent (20%) of license              21845 Powerline Road
fee exclusive of any discounts.              Boca Raton, FL  33433


               SOFTWARE PRODUCT(S) AND LICENSE FEE(S):


106-115     NDP500 MICR Capture, Bulk Filing Interface & Directed Fine Sort   $12,950
            TOTAL:                                                            $12,950


MKT301/0394

                                    (Logo)
                         INFORMATION TECHNOLOGY INC.
                          PRODUCT LICENSE AGREEMENT

Agreement made between Information Technology, Inc. (the "Vendor"), and the "Customer" identified below.


1.   LICENSED PRODUCT

          1.1 LICENSE. Vendor grants to Customer and Customer accepts from Vendor a nonexclusive and nontransferable license to use the products identified in Appendix A (the "Product") under the terms set forth in this agreement The license herein granted shall commence upon the date of delivery of the Product and shall remain in effect for so long as Vendor's warranties set forth in Article V remain in effect.

          1.2 PROPRIETARY NATURE OF PRODUCT AND TITLE. The Product and any operations manuals, instructions, and other documents or written materials provided to Customer as instruction in the use of the Product (the "Documentation") are acknowledged by Customer to be and contain Vendor's proprietary information and trade secrets, whether or not any portion thereof is or may be validly copyrighted or patented, acknowledged to be protected by civil and criminal law, and acknowledged to be of great value to Vendor. Except as specifically licensed under this agreement, title and all ownership rights to the Product and the Documentation remain with Vendor. Customer shall retain or affix such evidences of ownership and proprietary notices as Vendor may reasonably request. This paragraph shall survive the term or termination of this agreement

          1.3 USE OF PRODUCT. The Product may be used only for, by and on behalf of Customer and only in connection with Customer's business operations. This license is granted only for use at a single location identified in Appendix A and upon a single computer system (CPU) identified in Appendix A and may not be used upon any other computer or at any other location except as provided under Paragraph 1.4.

          1.4 BACKUP AND EMERGENCY USE. In the event Customer is unable to use the Product at the location identified in Appendix A due to an emergency, or to test emergency procedures, Vendor grants to Customer the right to use the Product at a location other than the location defined in Appendix A. Any such use shall be subject to all other restrictions of this agreement and shall continue only so long as the condition giving rise to such use continues. Prior to commencing such use, if possible, and in any event within forty-eight (48) hours of such use, Customer shall give Vendor written notice of the circumstance, location and the expected length of such use. Failure to give notice shall nullify Customer's right of emergency use, as herein granted.

          1.5 ASSIGNMENT. Customer rights under this agreement and in and to the Product may not be assigned, licensed, sublicensed, pledged, or otherwise transferred voluntarily, by operation of law or otherwise without Vendor's prior written consent, and any such prohibited assignment shall be null and void.


II.   CONSIDERATION

          2.1 LICENSE FEE. In consideration of the license of the Product granted under this agreement, Customer shall pay to Vendor the license fee specified in Appendix A. Such license fee does not include, except as expressly provided in this agreement or Appendix A hereto, installation or maintenance of the Product, data base conversion, media, transportation charges, or taxes, all of which costs and taxes shall be the obligation of Customer.

          2.2 MANNER OF PAYMENT. The license fee listed in Appendix A shall be payable in the following manner:

(A) A percentage of the license fee, as specified in Appendix A, upon execution of this license agreement by Customer.

(B) The balance, including any applicable taxes, upon delivery of the Product by Vendor to Customer.

Invoices respecting the license fee shall be rendered in accordance with the above payment schedule and are payable to Vendor at Vendors address set forth below within ten (10) days of receipt.

          2.3 TAXES. In addition to the license fee payable hereunder, Customer shall pay all taxes (including, without limitation, sales, use, privilege, ad valorem or excise taxes) and customs duties paid or now or hereafter payable, however designated, levied or based on amounts payable to Vendor hereunder or on Customer's use or possession of the Product under this agreement or upon the presence of the Product at the location identified in Appendix A, but exclusive of federal, state and local taxes based on Vendor's net income Customer shall not deduct from payments to Vendor any amounts Paid or payable to third parties for customs duties or taxes, however designated.

          2 4 CURRENCY. The purchase price and any other charges arising under this agreement shall be invoiced and be payable in U S. Dollars.

          2.5 LATE PAYMENT. Customer shall pay a late payment charge of one and one-half percent (1 1/2%) per month, or the maximum late payment charge permitted by applicable law, whichever is less, on any amount payable by Customer under this Agreement and not paid when due. Said late payment charge shall be applied for each calendar month (or fraction thereof) that such payment is not made following its due date.

          2.6 SECURITY. Vendor reserves and Customer grants to Vendor a security interest in the rights of Customer for use of the Product and in the Documentation as security for the performance by Customer of its obligations hereunder including, but not limited to, payment of the license fee set forth in Appendix A. A copy of this agreement may be filed in appropriate filing offices at any time after signature by Customer as a financing statement or Vendor may require and Customer shall execute a separate financing statement for purposes of perfecting Vendor's security interest granted pursuant to the provisions of this paragraph.


III.   DELIVERY, TRAINING AND OPERATION

          3.1 DELIVERY. Vendor shall deliver the Product and Customer shall accept delivery of the Product at Customer's address set forth below. Unless delayed, as hereinafter provided for, delivery shall be completed with in one
(1) year of the date accepted by Vendor.

          3.2 DELIVERY DELAYS. In the event Customer requests delay of delivery, Vendor shall not be obligated to effect delivery of the Product except upon thirty (30) days written notice by Customer to Vendor. If delay in delivery is due to any cause beyond the control of Vendor, the date upon which delivery is to be completed shall be extended by the number of days of such delay.

          3.3 TRAINING. Classes in the operation of the Product are available at the offices of Vendor, on a regularly scheduled basis at Vendors normal rates with respect thereto. All travel, meal and lodging expenses of Customer in connection with such training shall be borne by Customer. On-site training or assistance will be available solely at Vendors discretion and will be charged to Customer at Vendor's normal rates together with reasonable expenses for travel, meals, lodging and local transportation.

          3.4 ASSISTANCE BY CUSTOMER. Customer shall provide reasonable assistance and cooperation to Vendor in preparation of the Product and the delivery or installation thereof. Such assistance and cooperation shall include, as appropriate, reasonable access to Customers facility and to Customer's records, as necessary.

          3.5 DOCUMENTATION. Operations manuals in respect to the Product will be delivered to Customer prior to or contemporaneously with the delivery of the Product.

          3.6 RISK OF LOSS. If the Product or the Documentation is lost or damaged, in whole or in part, during shipment, Vendor will replace said Product or Documentation at no additional charge to Customer. Upon delivery in good condition of the Product and the Documentation, Customer shall be responsible therefor and bear the risk of loss for said Product and Documentation.

          3.7 INSTALLATION ASSISTANCE Vendor may at its sole discretion, assist Customer in any required installation of the Product at Vendor's normal charges for such assistance Expenses, including but not limited to computer time, travel, meals lodging and local transportation incurred in connection therewith shall be borne by Customer In no event shall Vendor be liable to Customer for loss of profits, consequential, incidental, indirect or special damages arising from Vendors efforts to assist in such installation Vendor agrees to treat Customer's confidential business with the same security as it would its own.

          3.8 OPERATION. Customer acknowledges and agrees that it is exclusively responsible for the operation, supervision, management and control of the Product, including, but not limited to, providing adequate training for its personnel, instituting appropriate security procedures, and implementing reasonable procedures to examine and verify all output before use. Vendor shall have no responsibility or liability for Customer's selection or use of the Product or any associated equipment.

          3.9 CUSTOMER OBLIGATIONS. In order to maintain the continuing integrity and proper operation of the Product, Customer agrees to implement, in the manner instructed by Vendor, each error correction and each enhancement and improvement provided to Customer by Vendor. Customer's failure to do so shall relieve Vendor of any responsibility or liability whatsoever for any failure or malfunction of the Product as modified by a subsequent correction or improvement, but in no such event shall Customer be relieved of the responsibility for payment of fees and charges otherwise properly invoiced during the term hereof. If requested by Vendor, Customer agrees to provide written documentation and details to Vendor to substantiate problems and to assist Vendor in the identification and detection of problems, errors and malfunctions, and Customer agrees that Vendor shall have no obligation or liability for said problems until it has received such documentation and details from Customer.


IV.   VENDOR'S PROPRIETARY RIGHTS

          4.1 NON-DISCLOSURE. Customer shall take all reasonable steps necessary to ensure that neither the Product nor the Documentation, nor any portion thereof, on magnetic tape or disk or in any other form, is made available or disclosed by Customer or any of its agents or employees to any other person, firm or corporation. Customer may disclose relevant aspects of the Product and Documentation to its employees and agents to the extent such disclosure is reasonably necessary to Customer's use of the Product, provided, however, Customer agrees that it will cause all persons permitted such access to the Product and the Documentation to observe and perform the foregoing non- disclosure covenant, and that it will advise Vendor of the procedures employed for this purpose. Customer shall hold Vendor harmless against any loss, cost, expense, claim or liability, including reasonable attorneys fees, resulting from Customers breach of this non-disclosure obligation. This paragraph shall survive the term or termination of this agreement.

          4.2 COPIES. Customer agrees that while the Product and the Documentation are in its custody and possession, it will not (a) copy or duplicate or permit anyone else to copy or duplicate any of the Product, Documentation or information furnished by Vendor, or (b) create or attempt to create, or permit others to create or attempt to create, by reverse engineering or otherwise, the Product, the Documentation or other information made available under this agreement or otherwise, (whether oral, written, tangible or intangible). Notwithstanding the foregoing, Customer may make and retain two (2) copies of the Product, including all enhancements and changes hereto, only for use in emergencies or to test emergency procedures and may copy for its own use and at its own expense the Documentation, but shall advise Vendor of the specific item copied, the number of copies made and their distribution. The original and any copies in whole or in part of the Product or Documentation which are made pursuant to this provision shall be the exclusive property of Vendor and shall be fully subject to the provisions of this agreement. Customer agrees to retain or place Vendors proprietary notice on any copies or partial copies made pursuant to this provision.

          4.3 UNAUTHORIZED ACTS. Customer agrees to notify Vendor immediately of the unauthorized possession, use, or knowledge of the Product, Documentation or any information made available to Customer pursuant to this agreement, by any person or organization not authorized by this agreement to have such possession use or knowledge Customer will, thereafter, fully cooperate with Vendor in the protection and redress of Vendor's proprietary rights. Customers compliance with this paragraph shall not, however be construed in any way as a waiver of Vendor's rights against Customer f9r Customer's negligent or intentional harm to Vendor's proprietary rights, or for breach of Vendor's contractual rights.

          4.4 INSPECTION. To assist Vendor in the protection of its proprietary rights Customer shall permit representatives of Vendor to inspect the Product and Documentation and their use, including inspection of any location in which they are being used or kept at all reasonable times

          4.5 INJUNCTIVE RELIEF If Customer attempts to use, copy license, sublicense sell or otherwise convey or to disclose the Product or Documentation, in any manner contrary to the terms of this agreement or in derogation of Vendors proprietary rights, whether such rights are explicitly herein stated, determined by law or otherwise. Vendor shall have, in addition to any other remedies available to it, the right to injunctive relief enjoining such actions, Customer hereby acknowledging that other remedies are inadequate


V.   MAINTENANCE, ENHANCEMENTS AND WARRANTIES

          5.1 PRODUCT WARRANTY. Vendor warrants that at delivery, the Product will perform in accordance with the then current Documentation provided Customer, and further warrants that it has the right to authorize the use of the Product under this agreement, Vendors obligation and liability under this paragraph shall, however, be limited to the replacement and correction of the Product so that it will so perform, or to obtaining any authorization necessary to make effective the grant of license to Customer of the use of the Product.

          5.2 PATENT INFRINGEMENTS. Vendor shall hold harmless and defend Customer from any claim or any suit based on any claim that the use of the Product by Customer under this agreement infringes on any patent, copyright, trademark, or other proprietary right of any third party, provided that Customer gives Vendor prompt and written notice of any such claim or suit and permits Vendor to control the defense thereof.

          5.3 WARRANTY DISCLAIMER. THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES AND NO OTHER WARRANTY IS EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

          5.4 RENEWAL OF WARRANTIES, Unless sooner terminated pursuant to the provisions of paragraph 5.6, the warranties granted by paragraphs 5.1 and 5.2 (subject. however, to all limitations and disclaimers contained within this agreement) and the right to any enhancements or corrections developed by Vendor under paragraph 5.5, shall be subject to extension for successive one-year warranty periods commencing on the date of the delivery of the Product. Each one year extension (the "Warranty Period") shall be deemed to automatically occur unless notice is given by either Customer or Vendor of an election not to so extend, such notice to be given on or prior to the sixtieth (60th) day preceding the Warranty Period, Any such extension shall in no event be effective unless Customer shall have paid to Vendor on or prior to the beginning of the Warranty Period its then current annual maintenance fee.

          5.5 ENHANCEMENTS AND CHANGES. Vendor shall provide Customer with all enhancements and changes to the Product designed or developed by Vendor and released to its other customers during the Warranty Period. Any change or enhancement to the Product, whether developed or designed by Vendor or by Customer shall be and remain the property of Vendor, provided, however, that Customer shall be entitled to a perpetual license without additional license fee of any enhancements or corrections developed by Customer. Vendor reserves the right to make changes in operating procedures, program language, file structures, access techniques, general purpose programs, data storage requirements, input and output formats, report formats, types of hardware supported, throughput, and other related programming and documentation improvements required to maintain the Product current As part of these services, Vendor will provide Customer the changes with written instructions concerning implementation. It is understood and agreed that Vendor provision of improvements and enhancements under this paragraph does not include providing to Customer new product which may result from rewriting the Product. Vendor alone shall determine whether the work product of Vendor constitutes new product as a result of a complete rewrite (which is not provided to Customer hereunder) or an improvement or enhancement of the Product (which will be provided to Customer).

          5.6 TERMINATION OF WARRANTIES. The warranties expressed in paragraphs 5,1 and 5.2 and Customer's rights under paragraph 5 shall immediately terminate if the Product is revised, changed. enhanced, modified or maintained by any one other than Vendor without the prior specific direction or written approval of Vendor.

          5.7 LIMITATION OF LIABILITY. Customer expressly agrees that Vendors responsibilities in the event of its breach of the warranties contained in paragraphs 5.1 and 5.2 are as set forth in said paragraphs. Vendor's liability for damages, including but not limited to liability for patent or copyright infringement, regardless of the form of action, shall not exceed the license fee set forth in Appendix A to this agreement and shall arise only if the remedies provided in paragraphs 5. 1 and 5-2 are not fulfilled by Vendor. Customer further agrees that Vendor will not be liable for any lost profits, or for any claim or demand against Customer by any other party, except a claim for patent or copyright infringement as provided herein, IN NO EVENT WILL VENDOR BE LIABLE FOR CONSEQUENTIAL DAMAGES EVEN IF VENDOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. No action, regardless of form, arising out of this agreement, may be brought by either party more than one
(I) year after the cause of action has accrued, except that an action for nonpayment may be brought within one (1 ) year after the date of last payment. No action by Vendor for wrongful disclosure or use of the Product or Documentation shall be deemed to have accrued until Vendor receives actual notice of such wrongful disclosure or use.

THE CUSTOMER'S REMEDIES SET FORTH IN THIS AGREEMENT ARE EXCLUSIVE.


VI.   DEFAULT

          6.1 TERMINATION. Vendor may terminate this agreement and the license granted hereunder in the event of a default by Customer unless Customer shall have cured the event of default, as hereinafter defined, within twenty (20) days after notice of such event of default given by Vendor to Customer. This agreement and the license granted hereunder shall automatically terminate if Vendor's warranties are not renewed as contemplated in paragraph 5.4 hereof Upon any termination of this agreement, Customer shall deliver to Vendor the Product, the Documentation and all copies thereof and shall also warrant in writing that all copies have been returned to Vendor or destroyed.

          6.2 EVENTS OF DEFAULT. An event of default is defined as any of the following:

(A) Customers failure to pay any amounts required to be paid to Vendor under this agreement on a timely basis.

(B) Any attempt (I) to assign, sell, mortgage, lease, sublease, license, sublicense or otherwise convey, (ii) to grant any interest in, right of use of, or access to, or (iii) to otherwise disclose the Product or the Documentation, except, in any such case, as herein
    expressly permitted or as consented to in writing by the Vendor,

(C) Causing or permitting any encumbrance, of any nature whatsoever to attach to Customers interest in the Product in favor of any person or entity other than Vendor:

(D) The entry of any order for relief under any provision of the federal bankruptcy code in any bankruptcy proceedings initiated by or against Customer; or

(E) Customers breach of any of the terms or conditions of this agreement.

          6.3 DAMAGES, Upon the occurrence of an event of default without cure within the period of time above-provided, all license or other fees payable to Vendor under this agreement shall without notice or demand by Vendor become immediately due and payable as liquidated damages This provision for liquidated damages shall not be regarded as a waiver by Vendor of any other rights to which it may be entitled in the event of Customer's default, but rather, such remedy shall be an addition to any other remedy lawfully available to Vendor.


VII.   GENERAL

          7.1 TITLES: Titles and paragraph headings are for reference purposes only and are not to be considered a part of this agreement.

          7.2 FORCE MAJEURE. No party shall be liable for delay in performance hereunder due to causes beyond its control, including but not limited to acts of God, fires, strikes, delinquencies of suppliers. acts of war or intervention by any governmental authority, and each) party shall take steps to minimize any such delay

          7.3 WAIVER No waiver of any breach of any provision of this agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof and no waiver shall be effective unless made in writing and signed by an authorized representative of the party to be charged therewith

          7.4 SEVERABILITY In the event that any provision of this agreement shall be illegal or otherwise unenforceable, such provision shall be severed from this agreement and the entire agreement shall not fail on account thereof, the balance of the agreement continuing in full force and effect.

          7.5 NOTICES. Any notice which either party hereto is required or permitted to give hereunder shall be addressed to the party to be charged therewith at the address set forth below and shall be given by certified or registered mail, Any such notice shall be deemed given on the date of deposit in the mail.

          7.6 ENTIRE AGREEMENT. THE PARTIES HERETO ACKNOWLEDGE THAT EACH HAS READ THIS AGREEMENT, UNDERSTANDS IT, AND AGREES TO BE BOUND BY ITS TERMS, THE PARTIES FURTHER AGREE THAT THIS AGREEMENT AND ANY MODIFICATIONS MADE PURSUANT TO IT CONSTITUTE THE COMPLETE AND EXCLUSIVE WRITTEN EXPRESSION OF THE TERMS OF THE AGREEMENT BETWEEN THE PARTIES, AND SUPERSEDE ALL PRIOR OR CONTEMPORANEOUS PROPOSALS, ORAL OR WRITTEN, UNDERSTANDINGS, REPRESENTATIONS, CONDITIONS, WARRANTIES, COVENANTS, AND ALL OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT THE PARTIFS FURTHER AGREE THAT THIS AGREEMENT MAY NOT IN ANY WAY BE EXPLAINED (DR SUPPLEMENTED BY A PRIOR OR EXISTING COURSE OF DEALINGS BETWEEN THE PARTILS, BY ANY USAGE OF TRADE OR CUSTOM, OR BY ANY PRIOR PERFORMANCE BETWEEN THE PARTIES PURSUANT TO THIS AGREEMENT OR OTHERWISE. IN THE EVENT CUSTOMER ISSUES A PURCHASE ORDER OR OTHER INSTRUMENT COVERING THE SERVICES OR DOCUMENTATION HEREIN SPECIFIED, IT IS UNDERSTOOD AND AGREED THAT SUCH PURCHASE ORDER OR OTHER INSTRUMENT IS FOR CUSTOMER'S INTERNAL USE AND PURPOSES ONLY AND SHALL IN NO WAY AFFECT ANY OF THE TERMS AND CONDITIONS OF THIS AGREEMENT.

          7.7 GOVERNING LAW. This agreement is accepted in the State of Nebraska, and shall be enforced in accordance with and governed by the laws of the State of Nebraska.

          7.8 CHOICE OF FORUM. Any action arising out of or related to this agreement or the transaction herein described, whether at law or in equity, may be instituted in and litigated in the state or federal courts of the State of Nebraska. In accordance herewith, the parties hereto submit to the jurisdiction of the courts of said state. Any party being not a resident of Nebraska at the time of suit hereby appoints the Secretary of State of Nebraska as its agent for receipt of service of process.

          7.9 ATTORNEY'S FEES. In the event that any action or proceeding is brought in connection with this agreement the prevailing party therein shall be entitled to recover its costs and reasonable attorney's fees.

          7.10 EFFECTIVE DATE. This agreement shall be effective on the date accepted and executed by an authorized representative of Vendor.

CUSTOMER:                                      VENDOR:
POINTE FINANCIAL CORPORATION                   INFORMATION TECHNOLOGY,
INC.

Signature: /s/ /s/                             Signature: /s/  /s/
Name: R. CARL PALMER, JR. /PAMELA A. OLSON     Name: Patrick J. Kerrigan
Title: PRESIDENT-CEO / VICE PRESIDENT          Title: Executive Vice President
Address:  21845 Powerline Road                 Address:  1345 Old Cheney Road
          Boca Raton, FL 33433                           Lincoln, NE 68512
Date: FEBRUARY 24,1997                         Date Accepted: February 28, 1997

                                  APPENDIX A

DUE UPON EXECUTION: 30%
COMPUTER SYSTEM NX4601-11 (A116),

LOCATION WHERE THE SOFTWARE PRODUCT(S)
WILL BE USED:

               SOFTWARE PRODUCT(S) AND LICENSE FEE(S):


107-122     Plus Commercial Bank Database         $2,652
            TOTAL                                 $2,652


*Accounts being defined as the total of all accounts (open or closed) for demand deposit, demand deposit loan, savings, time savings, IRA, certificate of deposit, and loan accounts, whether processed or not by Customer, for the institutions being serviced by VendorOs software listed in Appendix A.

MKT307/0195


                         INFORMATION TECHNOLOGY INC.
                          SOFTWARE LICENSE AGREEMENT

Agreement made between Information Technology, Inc (the "Vendor"), and the "Customer" identified below.

I.   LICENSED SOFTWARE

          1.1 LICENSE. Vendor grants to Customer and Customer accepts from Vendor a nonexclusive and nontransferable license to use the software identified in Appendix A (the "Software") under the terms set forth in this agreement. The license herein granted shall commence upon the date of deliver/ of the software and shall remain in effect for so long as Vendor's warranties set forth in Article V remain in effect.

          1.2 PROPRIETARY NATURE OF SOFTWARE AND TITLE. The Software and any operations manuals, instructions, and other documents or written materials provided to Customer as instruction in the use of the Software (the "Documentation") are acknowledged by Customer to be and contain Vendor's proprietary information and trade secrets, whether or not any portion thereof is or may be validly copyrighted or patented, acknowledged to be protected by civil and criminal law, and acknowledged to be of great value to Vendor, Except as specifically licensed under this agreement, title and all ownership rights to the Software and the Documentation remain with Vendor. Customer shall retain or affix such evidences of ownership and proprietary notices as Vendor may reasonably request. This paragraph shall survive the term or termination of this agreement.

          1.3 USE OF SOFTWARE. The Software may be used only for, by and on behalf of Customer and only in connection with Customer's business operations. This license is granted only for use at a single location identified in Appendix A and upon a single computer system (CPU) identified in Appendix A and may not be used upon any other computer or at any other location except as provided under Paragraph 1.4.

          1.4 BACKUP AND EMERGENCY USE. In the event Customer is unable to use the Software at the location identified in Appendix A due to an emergency, or to test emergency procedures, Vendor grants to Customer the right to use the Software at a location other than the location defined in Appendix A. Any such use shall be subject to all other restrictions of this agreement and shall continue only so long as the condition giving rise to such use continues. Prior to commencing such use, if possible, and in any event within forty-eight (48) hours of such use, Customer shall give Vendor written notice of the circumstance, location and the expected length of such use. Failure to give notice shall nullify Customers right of emergency use, as herein granted.

          1.5 ASSIGNMENT. Customer rights under this agreement and in and to the Software may not be assigned, licensed, sublicensed, pledged, or otherwise transferred voluntarily, by operation of law or otherwise without Vendors prior written consent, and any such prohibited assignment shall be null and void.


II.   CONSIDERATION

          2.1 LICENSE FEE. In consideration of the license of the Software granted under this agreement, Customer shall pay to Vendor the license fee specified in Appendix A. Such license fee does not include, except as expressly provided in this agreement or Appendix A hereto, installation or maintenance of the Software, data base conversion, media, transportation charges or taxes, all of which costs and taxes shall be the obligation of Customer.

          2.2 MANNER OF PAYMENT. The license fee listed in Appendix A shall be payable in the following manner:

(A) A percentage of the license fee, as specified in Appendix A, upon execution of this license agreement by Customer.

(B) The balance, including any applicable taxes, upon delivery of the Software by Vendor to Customer,

Invoices respecting the license fee shall be rendered in accordance with the above payment schedule and are payable to Vendor at Vendor's address set forth below within ten (10) days of receipt.

          2.3 TAXES. In addition to the license fee payable hereunder, Customer shall pay all taxes (including, without limitation, sales, use, privilege, ad valorem or excise taxes) and customs duties paid or now or hereafter payable, however designated, levied or based on amounts payable to Vendor hereunder, on Customer's use or possession of the Software under this agreement or upon the presence of the Software at the location identified in Appendix A, but exclusive of federal, state and local taxes based on Vendor's net income. Customer shall not deduct from payments to Vendor any amounts paid or payable to third parties for customs duties or taxes, however designated.

          2.4 CURRENCY. The purchase price and any other charges arising under this agreement shall be invoiced and be payable in U.S. Dollars.

          2.5 LATE PAYMENT. Customer shall pay a late payment charge of one and one-half percent (1 1/2%) per month, or the maximum late payment charge permitted by applicable law, whichever is less, on any amount payable by Customer under this Agreement and not paid when due. Said late payment charge shall be applied for each calendar month (or fraction thereto that such payment is not made following its due date.

          2.6 SECURITY. Vendor reserves and Customer grants to Vendor a security interest in the rights of Customer for use of the Software and in the Documentation as security for the performance by Customer of its obligations hereunder including, but not limited to, payment of the license fee set forth in Appendix A. A copy of this agreement may be filed in appropriate filing offices at any time after signature by Customer as a financing statement or Vendor may require and Customer shall execute a separate financing statement for purposes of perfecting Vendor's security interest granted pursuant to the provisions of this paragraph.


III.   DELIVERY, TRAINING AND OPERATION

          3.1 DELIVERY. Vendor shall deliver the Software and Customer shall accept delivery of the Software at Customers address set forth below. Unless delayed, as hereinafter provided for, delivery shall be completed within one
(1) year of the date accepted by Vendor.

          3.2 DELIVERY DELAYS. In the event Customer requests delay of delivery, Vendor shall not be obligated to effect delivery of the Software except upon thirty (30) days written notice by Customer to Vendor. If delay in delivery is due to any cause beyond the control of Vendor, the date upon which delivery is to be completed shall be extended by the number of days of such delay.

          3.3 TRAINING. Classes in the operation of the Software are available at the offices of Vendor on a regularly scheduled basis. Customers entitlement, if any, to such training is as set forth in Appendix A for such additional charges, if any, as may be set forth therein. Reasonable additional training will be provided to Customer at the offices of Vendor upon Customers request, at Vendor's normal rates with respect thereto. All travel, meal and lodging expenses of Customer in connection with such training shall be borne by Customer. On-site training or assistance will be available solely at Vendors discretion and will be charged to Customer at Vendor's normal rates together with reasonable expenses for travel, meals, lodging and local transportation.

          3.4 ASSISTANCE BY CUSTOMER. Customer shall provide reasonable assistance and cooperation to Vendor in preparation of the Software and the delivery or installation thereof. Such assistance and cooperation shall include, as appropriate, reasonable access to Customer's facility and to Customers records, as necessary.

          3.5 DOCUMENTATION. Operations manuals in respect to the Software will be delivered to Customer prior to or contemporaneously with the delivery of the Software.

          16 RISK OF LOSS. If the Software or the Documentation is lost or damaged, in whole or in part, during shipment, Vendor *11 replace said Software or Documentation at no additional charge to Customer. Upon delivery in good condition of the Software and the Documentation, Customer shall be responsible therefor and bear the risk of loss for said Software and Documentation.

          3.7 CONVERSION ASSISTANCE. Vendor may, at its sole discretion, assist Customer in the conversion of Customer's files from a computer processor or in-house computer system at Vendor's normal charges for such assistance. Expenses, including but not limited to computer time, travel, meals, lodging and local transportation incurred connection therewith, shall be borne by Customer In no event shall Vendor be liable to Customer for loss of profits, consequential, incidental, indirect or special damages arising from Vendor's efforts to assist in the conversion of Customer's files. Vendor agrees to treat Customer's confidential business with the same security as it would its own.

          3.8 OPERATION. Customer acknowledges and agrees that it is exclusively responsible for the operation, supervision, management and control of the Software, including, but not limited to, providing adequate training for its personnel, instituting appropriate security procedures, and implementing reasonable procedures to examine and verify all output before use. Vendor shall have no responsibility or liability for Customer's selection or use of the Software or any associated equipment,

          3.9 CUSTOMER OBLIGATIONS. In order to maintain the continuing integrity and proper operation of the Software, Customer agrees to implement, in the manner instructed by Vendor, each error correction and each enhancement and improvement provided to Customer by Vendor. Customer's failure to do so shall relieve Vendor of any responsibility or liability whatsoever for any failure or malfunction of the software as modified by a subsequent correction or improvement, but in no such event shall Customer be relieved of the responsibility for payment of fees and charges otherwise properly invoiced during the term hereof. If requested by Vendor, Customer agrees to provide written documentation and details to Vendor to substantiate problems and to assist Vendor in the identification and detection of problems, errors and malfunctions, and Customer agrees that Vendor shall have no obligation or liability for said problems until it has received such documentation and details from Customer


IV.   VENDOR'S PROPRIETARY RIGHTS

          4.1 NON-DISCLOSURE. Customer shall take all reasonable steps necessary to ensure that neither the Software nor the Documentation, nor any portion thereof, on magnetic tape or disk or in any other form, is made available or disclosed by Customer or any of its agents or employees to any other person, firm or corporation, Customer may disclose relevant aspects of the Software and Documentation to its employees and agents to the extent such disclosure is reasonably necessary to Customer's use of the Software, provided, however, Customer agrees that it will cause all persons permitted such access to the Software and the Documentation to observe and perform the foregoing non- disclosure covenant, and that it will advise Vendor of the procedures employed for this purpose. Customer shall hold Vendor harmless against any loss, cost, expense, claim or liability, including reasonable attorney's fees, resulting from Customer's breach of this non-disclosure obligation. This paragraph shall survive the term or termination of this agreement.

          4.2 COPIES. Customer agrees that while the Software and the Documentation are in its custody and possession, it will not (a) copy or duplicate or permit anyone else to copy or duplicate any of the Software, Documentation or information furnished by Vendor, or (b) create or attempt to create, or permit others to create or attempt to create, by reverse engineering or otherwise, the source programs or any part thereof from the object program for the Software, the Documentation or other information made available under this agreement or otherwise, (whether oral, written, tangible or intangible). Notwithstanding the foregoing, Customer may make and retain two (2) copies of the Software, including all enhancements and changes hereto, only for use in emergencies or to test emergency procedures and may copy for its own use and at its own expense the Documentation, but shall advise Vendor of the specific item copied, the number of copies made and their distribution. The original and any copies in whole or in part of the Software or Documentation which are made pursuant to this provision shall be the exclusive prop" of Vendor and shall be fully subject to the provisions of this agreement. Customer agrees to retain or place Vendor's proprietary notice on any copies or partial copies made pursuant to this provision.

          4.3 UNAUTHORIZED ACTS. Customer agrees to notify Vendor immediately of the unauthorized possession, use, or knowledge of the Software, Documentation or any information made available to Customer pursuant to this agreement, by any person or organization not authorized by this agreement to have such possession, use or knowledge. Customer will, thereafter, fully cooperate with Vendor in the protection and redress of Vendor's proprietary rights. Customers compliance with this paragraph shall not, however, be construed in any way as a waiver of Vendors rights against Customer for Customer's negligent or intentional harm to Vendor's proprietary rights, or for breach of Vendor's contractual rights

          4.4 INSPECTION. To assist Vendor in the protection of its proprietary rights, Customer shall permit representatives of Vendor to 7spect the Software and Documentation and their use, including inspection of any location in 'which they are being used or kept at all reasonable times

          4.5 INJUNCTIVE RELIEF. If Customer attempts to use, copy, license, sublicense sell or otherwise convey or to disclose the Software or Documentation, in any manner contrary to the terms of this agreement or in derogation of Vendor's proprietary rights, whether such rights are explicitly herein stated, determined by law or otherwise, Vendor shall have, in addition to any other remedies available to it, the right to injunctive relief enjoining such actions, Customer hereby acknowledging that other remedies are inadequate.

          4.6 ACCESS TO SOURCE CODE. Vendor has deposited the Software in source code form and Documentation sufficient to facilitate maintenance, modification or correction of the Software with the custodial agent named in Appendix A. Vendor reserves the night to change said custodial agent at any time with written notification to Customer within sixty (60) days of said change. If Vendor, its successors or assigns shall cease to conduct business for any period in excess of thirty (30) days, Customer shall have the right to obtain, for its own and sole use only, a single copy of the then current version of the source code form of the Software supplied under this agreement, and a single copy of the Documentation associated therewith, upon payment to the person in control of the said source code form of the Software of the reasonable cost of making each copy. The source code form of the Software supplied to Customer under this paragraph shall be subject to each and every restriction on use set forth in this agreement. Customer acknowledges that the source code form of the Software and the associated Documentation are extraordinarily valuable proprietary property of Vendor and will be guarded against unauthorized use or disclosure with great care.


V.   MAINTENANCE, ENHANCEMENTS AND WARRANTIES

          5.1 SOFTWARE WARRANTY. Vendor warrants that during the first twelve
(12) months following delivery of the Software (the "Warranty Period"), the Software will perform in accordance with the then current Documentation provided Customer, and further warrants that it has the right to authorize the use of the Software under this agreement, Vendors obligation and liability under this paragraph shall however, be limited to the replacement and correction of the Software so that it will so perform, or to obtaining any authorization necessary to make effective the grant of license to Customer of the use of the software.

          5.2 PATENT INFRINGEMENTS. Vendor shall hold harmless and defend Customer from any claim or any suit based on any claim that the use of the Software by Customer under this agreement infringes on any patent, copyright, trademark, or other proprietary right of any third party, provided that Customer gives Vendor prompt and written notice of any such claim or suit and permits Vendor to control the defense thereof.

          5.3 WARRANTY DISCLAIMER. THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES AND NO OTHER WARRANTY IS EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

          5.4 RENEWAL OF WARRANTIES. Unless sooner terminated pursuant to the provisions of paragraph 5.6, the warranties granted by paragraphs 5.1 and 5.2 (subject, however, to all limitations and disclaimers contained within this agreement) and the right to any enhancements or corrections developed by Vendor under paragraph 5.5, shall be subject to extension for successive one-year warranty periods commencing on the first anniversary date of the delivery of the Software for four (4) successive years. Such extension shall be deemed to automatically occur unless notice is given by either Customer or Vendor of an election not to so extend, such notice to be given on or prior to the sixtieth (60th) day preceding the anniversary date of delivery. Any such extension shall in no event be effective unless Customer shall have paid to Vendor on or prior to the anniversary date of delivery an annual maintenance fee set forth in Appendix A. Extension of Vendors warranties beyond the fifth (5th) anniversary shall be governed by Vendors maintenance extension agreement.

          5.5 ENHANCEMENTS AND CHANGES. Vendor shall provide Customer with all enhancements and changes to the Software designed or developed by Vendor and released to its other customers during the Warranty Period. Any change or enhancement to the Software, whether developed or designed by Vendor or by Customer shall be and remain the property of Vendor, provided, however, that Customer shall be entitled to a perpetual license without additional license fee of any enhancements or corrections developed by Customer. Vendor reserves the right to make changes in operating procedures, program language, file structures, access techniques, general purpose programs, data storage requirements, input and output formats, report formats, types of hardware supported, throughput, and other related programming and documentation improvements required to maintain the Software current As part of these services, Vendor will provide Customer the changes with written instructions concerning implementation It is understood and agreed that Vendor provision of improvements and enhancements under this paragraph does not include providing to Customer a new set of software which may result from rewriting the Software. Vendor alone shall determine whether the work product of Vendor constitutes new software as a result of a complete rewrite (which is not provided to Customer hereunder) or an improvement or enhancement of the Software (which will be provided to Customer).

          5.6 TERMINATION OF WARRANTIES. The warranties expressed in paragraphs 5.1 and 5 2 and Customer's rights under paragraph 5.5 shall immediately terminate if the Software is revised, changed, enhanced, modified or maintained by any one other than Vendor without the prior specific direction or written approval of Vendor

          5.7 LIMITATION OF LIABILITY. Customer expressly agrees that Vendors responsibilities in the event of its breach of the warranties contained in paragraphs 51 and 5.2 are as set forth in said paragraphs. Vendors liability for damages, including but not limited to liability for patent or copyright infringement, regardless of the form of action, shall not exceed the license fee set forth in Appendix A to this agreement and shall arise only if the remedies provided in paragraphs 5.1 and 5,2 are not fulfilled by Vendor Customer further agrees that Vendor will not be liable for any lost profits, or for any claim or demand against Customer by any other party, except a claim for patent or copyright infringement as provided herein. IN NO EVENT WILL VENDOR BE LIABLE FOR CONSEQUENTIAL DAMAGES EVEN IF VENDOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. No action, regardless of form, arising out of this agreement, may be brought by either party more than one
(1) year after the cause of action has accrued, except that an action for non-payment may be brought within one (1) year after the date of last payment. No action by Vendor for wrongful disclosure or use of the Software or Documentation shall be deemed to have accrued until Vendor receives actual notice of such wrongful disclosure or use.

THE CUSTOMER'S REMEDIES SET FORTH IN THIS AGREEMENT ARE EXCLUSIVE.


VI.   DEFAULT

          6.1 TERMINATION. Vendor may terminate this agreement and the license granted hereunder in the event of a default by Customer unless Customer shall have cured the event of default, as hereinafter defined, within twenty (20) days after notice of such event of default given by Vendor to Customer. This agreement and the license granted hereunder shall automatically terminate if Vendors warranties are not renewed as contemplated in paragraph 5.4 hereof. Upon any termination of this agreement, Customer shall deliver to Vendor the Software, the Documentation and all copies thereof and shall also warrant in writing that all copies have been returned to Vendor or destroyed.

          6.2 EVENTS OF DEFAULT. An event of default is defined as any of the following:

(A) Customer's failure to pay any amounts required to be paid to Vendor under this agreement on a timely basis;

(B) Any attempt (i) to assign, sell, mortgage, lease, sublease, license, sublicense or otherwise convey, (ii) to grant any interest in, right of use of, or access to, or (iii) to otherwise disclose the Software
or
    the Documentation, except, in any such case, as herein expressly permitted or as consented to in writing by the Vendor;

(C) Causing or permitting any encumbrance, of any nature whatsoever to attach to Customers interest in the Software in favor of any person
    or entity other than Vendor;

(D) The entry of any order for relief under any provision of the federal bankruptcy code in any bankruptcy proceedings initiated by or against Customer; or

(E) Customer's breach of any of the terms or conditions of this agreement

          6.3 DAMAGES. Upon the occurrence of an event of default without cure within the period of time above-provided, all license or other fees payable to Vendor under this agreement shall without notice or demand by Vendor become immediately due and payable as liquidated carriages This provision for liquidated damages shall not be regarded as a waiver by vendor of any other rights to which it may be entitled in the event of Customer's default but rather, such remedy shall be an ,addition to any other remedy lawfully available to Vendor.


VII. GENERAL

          7.1 TITLES. Titles and paragraph headings are for reference purposes only and are not to be considered a part of this agreement.

          7.2 FORCE MAJEURE. No party shall be liable for delay in performance hereunder due to causes beyond its control, including but not limited to acts of God, fires, strikes, delinquencies of suppliers, acts of war or intervention by any governmental authority, and each party shall take steps to minimize any such delay.

          7.3 WAIVER. No waiver of any breach of any provision of this agreement shall constitute a waiver of any prior concurrent or subsequent breach of the same or any other provisions hereof and no waiver shall be effective unless made in writing and signed by an authorized representative of the party to be charged therewith.

          7.4 SEVERABILITY. In the event that any provision of this agreement shall be illegal or otherwise unenforceable, such provision shall be severed from this agreement and the entire agreement shall not fail on account thereof, the balance of the agreement continuing in full force and effect.

          7.5 NOTICES. Any notice which either party hereto is required or permitted to give hereunder shall be addressed to the party to be charged therewith at the address set forth below and shall be given by certified or registered mail. Any such notice shall be deemed given on the date of deposit in the mail.

          7.6 ENTIRE AGREEMENT. THE PARTIES HERETO ACKNOWLEDGE THAT EACH HAS READ THIS AGREEMENT, UHDERSTANDS IT, AND AGREES TO BE BOUND BY ITS TERMS. THE PARTIES FURTHER AGREE THAT THIS AGREEMENT AND ANY MODIFICATIONS MADE PURSUANT TO IT CONSTITUTE THE COMPLETE AND EXCLUSIVE WRITTEN EXPRESSION OF THE TERMS OF THE AGREEMENT BETWEEN THE PARTIES, AND SUPERSEDE ALL PRIOR OR CONTEMPORANEOUS PROPOSALS, ORAL OR WRITTEN, UNDERSTANDINGS, REPRESENTATIONS, CONDITIONS, WARRANTIES, COVENANTS, AND ALL OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT, THE PARTIES FURTHER AGREE THAT THIS AGREEMENT MAY NOT IN ANY WAY BE EXPLAINED OR SUPPLEMENTED BY A PRIOR OR EXISTING COURSE OF DEALINGS BETWEEN THE PARTIES, BY ANY USAGE OF TRADE OR CUSTOM, OR BY ANY PRIOR PERFORMANCE BETWEEN THE PARTIES PURSUANT TO THIS AGREEMENT OR OTHERWISE. IN THE EVENT CUSTOMER ISSUES A PURCHASE ORDER OR OTHER INSTRUMENT COVERING THE SOFTWARE HEREIN SPECIFIED, IT IS UNDERSTOOD AND AGREED THAT SUCH PURCHASE ORDER OR OTHER INSTRUMENT IS FOR CUSTOMER'S INTERNAL USE AND PURPOSES ONLY AND SHALL IN NO WAY AFFECT ANY OF THE TERMS AND CONDITIONS OF THIS AGREEMENT.

          7.7 GOVERNING LAW. This agreement is accepted in the State of Nebraska, and shall be enforced in accordance with and governed by the laws of the State of Nebraska.

          7.8 CHOICE OF FORUM. Any action arising out of or related to this agreement or the transaction herein described, whether at law or in equity, may be instituted in and litigated in the state or federal courts of the State of Nebraska. In accordance herewith, the parties hereto submit to the jurisdiction of the courts of said state. Any party being not a resident of Nebraska at the time of suit hereby appoints the Secretary of State of Nebraska as its agent for receipt of service of process

          7.9 ATTORNEY'S FEES. In the event that any action or proceeding is brought in connection with this agreement the prevailing party therein shall be entitled to recover its costs and reasonable attorneys fees.

          7.10 EFFECTIVE DATE. This agreement shall be effective on the date accepted and executed by an authorized representative of Vendor,

CUSTOMER:                                      VENDOR:
POINTE FINANCIAL CORPORATION                   INFORMATION TECHNOLOGY, INC.

Signature: /s/ /s/                             Signature: /s/  /s/
Name: R. CARL PALMER, JR. /PAMELA A. OLSON     Name: Patrick J. Karin
Title: PRESIDENT-CEO / VICE PRESIDENT          Title: Executive Vice President
Address:  21845 Powerline Road                 Address:  1345 Old Cheney Road
          Boca Raton, FL 33433                           Lincoln, NE 68512
Date: FEBRUARY 24,1997                         Date Accepted: February 28, 1997

                                  APPENDIX A

DUE UPON EXECUTION: 30%                              CUSTODIAL AGENT:
COMPUTER SYSTEM (CPU): NX4601-11 (A116)              West Gate Bank,
                       *under 15,000 accounts        1204 West 0 Street
CUSTOMER'S ENTITLEMENT TO TRAINING:                  Lincoln, NE 68528
Customer is entitled to 0 days training
for 0 person(s) at $ 0                   LOCATION WHERE THE SOFTWARE PRODUCT(S)
                                         WILL BE USED:
ANNUAL MAINTENANCE FEE:                      Pointe Financial Corporation
Twenty percent (20%) of license              21845 Powerline Road
fee exclusive of any discounts.              Boca Raton, FL  33433

               SOFTWARE PRODUCT(S) AND LICENSE FEE(S):


107-000     On-Line Teller Terminal Module                                   $ 3,246
107-116     Signature Management Module                                        2,866
107-120     TTM Interface to: PLUS Commercial Bank                               828
220-000     ATM File Transfer Module                                           2,037
220-140     ATM File Transfer Network Interface - Mellon Bank, Pittsburg PA    2,716
221-000     Data Communication File Transfer Module                            2,716
380-000     Paperless Item Module                                              4,074
391-001     Federal Call Reporting System (Single Institution)                 1,591
            TOTAL:                                                           $20,074


*Accounts being defined as the total of all accounts (open or closed) for demand deposit, demand deposit loan, savings, time savings, IRA, certificate of deposit, and loan accounts, whether processed or not by Customer, for the institutions being serviced by VendorOs software listed in Appendix A.

MKT301/0394

                                    (LOGO)
                         INFORMATION TECHNOLOGY INC.
                    SOFTWARE LICENSE AGREEMENT

Agreement made between Information Technology, Inc (the "Vendor"), and the "Customer" identified below.


1. LICENSED SOFTWARE

          1.1 LICENSE. Vendor grants to Customer and Customer accepts from Vendor a nonexclusive and nontransferable license to use the software identified in Appendix A (the "Software") under the terms set forth in this agreement. The license herein granted shall commence upon the date of delivery of the software and shall remain in effect for so long as Vendor's warranties set forth in Article V remain in effect.

          1.2 PROPRIETARY NATURE OF SOFTWARE AND TITLE. The Software and any operations manuals, instructions, and other documents or written materials provided to Customer as instruction in the use of the Software (the "Documentation") are acknowledged by Customer to be and contain Vendor's proprietary information and trade secrets, whether or not any portion thereof is or may be validly copyrighted or patented, acknowledged to be protected by civil and criminal law, and acknowledged to be of great value to Vendor. Except as specifically licensed under this agreement, title and all ownership rights to the Software and the Documentation remain with Vendor. Customer shall retain or affix such evidences of ownership and proprietary notices as Vendor may reasonably request. This paragraph shall survive the term or termination of this agreement.

          1.3 USE OF SOFTWARE. The Software may be used only for, by and on behalf of Customer and only in connection with Customer's business operations. This license is granted only for use at a single location identified in Appendix A and upon a single computer system (CPU) identified in Appendix A and may not be used upon any other computer or at any other location except as provided under Paragraph 1.4.

          1.4 BACKUP AND EMERGENCY USE. In the event Customer is unable to use the Software at the location identified in Appendix A due to an emergency, or to test emergency procedures, Vendor grants to Customer the right to use the Software at a location other than the location defined in Appendix A. Any such use shall be subject to all other restrictions of this agreement and shall continue only so long as the condition giving rise to such use continues. Prior to commencing such use, if possible, and in any event within forty-eight (48) hours of such use, Customer shall give Vendor written notice of the circumstance, location and the expected length of such use. Failure to give notice shall nullify Customers right of emergency use, as herein granted.

          1.5 ASSIGNMENT. Customer rights under this agreement and in and to the Software may not be assigned, licensed, sublicensed, pledged, or otherwise transferred voluntarily, by operation of law or otherwise without Vendors prior written consent, and any such prohibited assignment shall be null and void.


III.   CONSIDERATION

          2.1 LICENSE FEE. In consideration of the license of the Software granted under this agreement, Customer shall pay to Vendor the license fee specified in Appendix A. Such license fee does not include, except as expressly provided in this agreement or Appendix A hereto, installation or maintenance of the Software, data base conversion, media, transportation charges or taxes, all of which costs and taxes shall be the obligation of Customer.

          2.2 MANNER OF PAYMENT. The license fee listed in Appendix A shall be payable in the following manner:

(A) A percentage of the license fee, as specified in Appendix A, upon execution of this license agreement by Customer.

(B) The balance, including any applicable taxes, upon delivery of the Software by Vendor to Customer.

Invoices respecting the license fee shall be rendered in accordance with the above payment schedule and are payable to Vendor at Vendors address set forth below within ten (10) days of receipt.

          2.3 TAXES. In addition to the license fee payable hereunder, Customer shall pay all taxes (including, without limitation, sales, use, privilege, ad valorem or excise taxes) and customs duties paid or now or hereafter payable, however designated, levied or based on amounts payable to Vendor hereunder, on Customers use or possession of the Software under this agreement or upon the presence of the Software at the location identified in Appendix A, but exclusive of federal, state and local taxes based on Vendor's net income. Customer shall not deduct from payments to Vendor any amounts paid or payable to third parties for customs duties or taxes, however designated,

          2.4 CURRENCY. The purchase price and any other charges arising under this agreement shall be invoiced and be payable in U.S Dollars

          2.5 LATE PAYMENT. Customer shall pay a late payment charge of one and one-calf percent (1 1/2%) per month, or the maximum late payment charge permitted by applicable law, whichever is less, on any amount payable by Customer under this Agreement and not paid when due Said late payment charge shall be applied for each calendar month (or fraction thereto that such payment is not made following its due date

          2.6 SECURITY. Vendor reserves and Customer grants to Vendor a security interest in the rights of Customer for use of the Software and in the Documentation as security for the performance by Customer of its obligations hereunder including, but not limited to, payment of the license fee set forth in Appendix A. A copy of this agreement may be filed in appropriate filing offices at any time after signature by Customer as a financing statement or Vendor may require and Customer shall execute a separate financing statement for purposes of perfecting Vendor's security interest granted pursuant to the provisions of this paragraph.


III.   DELIVERY, TRAINING AND OPERATION

          3.1 DELIVERY. Vendor shall deliver the Software and Customer shall accept delivery of the Software at Customer's address set forth below, Unless delayed, as hereinafter provided for, delivery shall be completed within one
(1) year of the date accepted by Vendor.

          3.2 DELIVERY DELAYS. In the event Customer requests delay of delivery, Vendor shall not be obligated to effect, delivery of the Software except upon thirty (30) days written notice by Customer to Vendor. If delay in delivery is due to any cause beyond their control of Vendor, the date upon which delivery is to be completed shall be extended by the number of days of such delay.

          3.3 TRAINING. Classes in the operation of the Software are available at the offices of Vendor on a regularly scheduled basis. Customers entitlement, if any, to such training is as set forth in Appendix A for such additional charges, if any, as may be set forth therein. Reasonable additional training will be provided to Customer at the offices of Vendor upon Customers request, at Vendor's normal rates with respect thereto. All travel, meal and lodging expenses of Customer in connection with such training shall be borne by Customer, On-site training or assistance will be available solely at Vendors discretion and will be charged to Customer at Vendor's normal rates together with reasonable expenses for travel, meals, lodging and local transportation.

          3.4 ASSISTANCE BY CUSTOMER. Customer shall provide reasonable assistance and cooperation to Vendor in preparation of the Software and the delivery or installation thereof. Such assistance and cooperation shall include, as appropriate, reasonable access to Customer's facility and to Customer's records, as necessary.

          3.5 DOCUMENTATION. Operations manuals in respect to the Software will be delivered to Customer prior to or contemporaneously with the delivery of the Software.

          3.6 RISK OF LOSS. If the Software or the Documentation is lost or damaged, in whole or in part, during shipment, Vendor will replace said Software or Documentation at no additional charge to Customer. Upon delivery in good condition of the Software and the Documentation, Customer shall be responsible therefor and bear the risk of loss for said Software and Documentation.

          3.7 CONVERSION ASSISTANCE. Vendor may, at its sole discretion, assist Customer in the conversion of Customers files from a computer processor or in-house computer system at Vendors normal charges for such assistance. Expenses, including but not limited to computer time, travel, meals, lodging and local transportation incurred connection therewith, shall be borne by Customer. In no event shall Vendor be liable to Customer for loss of profits, consequential, incidental, indirect or special damages arising from Vendor's efforts to assist in the conversion of Customer's files. Vendor agrees to treat Customer's confidential business with the same security as it would its own

          3.8 OPERATION. Customer acknowledges and agrees that it is exclusively responsible for the operation, supervision, management and control of the Software, including, but not limited to, providing adequate training for its personnel, instituting appropriate security procedures, and implementing reasonable procedures to examine and verify all output before use. Vendor shall have no responsibility or liability for Customer's selection or use of the Software or any associated equipment.

          3.9 CUSTOMER OBLIGATIONS. In order to maintain the continuing integrity and proper operation of the Software, Customer agrees to implement, in the manner instructed by Vendor, each error correction and each enhancement and improvement provided to Customer by Vendor. Customer's failure to do so shall relieve Vendor of any responsibility or liability whatsoever for any failure or malfunction of the software as modified by a subsequent correction or improvement, but in no such event shall Customer be relieved of the responsibility for payment of fees and charges otherwise properly invoiced during the term hereof. If requested by Vendor, Customer agrees to provide written documentation and details to Vendor to substantiate problems and to assist Vendor in the identification and detection of problems, errors and malfunctions, and Customer agrees that Vendor shall have no obligation or liability for said problems until it has received such documentation and details from Customer


IV. VENDOR'S PROPRIETARY RIGHTS

          4.1 NON-DISCLOSURE. Customer shall take all reasonable steps necessary to ensure that neither the Software nor the Documentation, nor any portion thereof, on magnetic tape or disk or in any other form, is made available or disclosed by Customer or any of its agents or employees to any other person, firm or corporation. Customer may disclose relevant aspects of the Software and Documentation to its employees and agents to the extent such disclosure is reasonably necessary to Customer's use of the Software, provided, however, Customer agrees that it will cause all persons permitted such access to the Software and the Documentation to observe and perform the foregoing non- disclosure covenant, and that it will advise Vendor of the procedures employed for this purpose. Customer shall hold Vendor harmless against any loss, cost, expense, claim or liability, including reasonable attorney's fees, resulting from Customer's breach of this non-disclosure obligation. 7 this paragraph shall survive the term or termination of this agreement.

          4.2 COPIES. Customer agrees that while the Software and the Documentation are in its custody and possession, it will not (a) copy or duplicate or permit anyone else to copy or duplicate any of the Software, Documentation or information furnished by Vendor, or (b) create or attempt to create, or permit others to create or attempt to create, by reverse engineering or otherwise, the source programs or any part thereof from the object program for the Software, the Documentation or other information made available under this agreement or otherwise, (whether oral, written, tangible or intangible). notwithstanding the foregoing, Customer may make and retain two (2) copies of the Software, including all enhancements and changes hereto, only for use in emergencies or to test emergency procedures and may copy for Its own use and at Its own expense the Documentation, but shall advise Vendor of the specific item copied, the number of copies made and their distribution. The original and any copies in whole or in part of the Software or Documentation which are made pursuant to this provision shall be the exclusive property of Vendor and shall be fully subject to the provisions of this agreement. Customer agrees to retain or place Vendor's proprietary notice on any copies or partial copies made pursuant to this provision.

          4.3 UNAUTHORIZED ACTS. Customer agrees to notify Vendor immediately of the unauthorized possession, use, or knowledge of the Software, Documentation or any information made available to Customer pursuant to this agreement, by any person or organization not authorized by this agreement to have such possession, use or knowledge. Customer will, thereafter, fully cooperate with Vendor in the protection and redress of Vendor's proprietary rights. Customer's compliance with this paragraph shall not, however, be construed in any way as a waiver of Vendor's rights against Customer for Customer's negligent or intentional harm proprietary rights, or for breach of Vendor's contractual rights.

          4.4 INSPECTION. To assist Vendor in the protection of its pro proprietary rights, Customer shall permit representatives of Vendor to in inspect the Software and Documentation and their use, including inspection of any location in which they are being used or kept at all reasonable times

          4.5 INJUNCTIVE RELIEF. If Customer attempts to use, copy license. sublicense, sell or otherwise convey or to disclose the Software or Documentation, in any manner contrary to the terms of this agreement or in derogation of Vendor's proprietary rights, whether such rights are explicitly herein stated, determined by law or otherwise, Vendor shall have. in addition to any other remedies available to it, the right to injunctive relief enjoining such actions, Customer hereby acknowledging that other remedies are inadequate.

          4.6 ACCESS TO SOURCE CODE. Vendor has deposited the Software in source code form and Documentation sufficient to facilitate maintenance, modification or correction of the Software with the custodial agent named in Appendix A. Vendor reserves the right to change said custodial agent at any time with written notification to Customer within sixty (60) days of said change. If Vendor, its successors or assigns shall cease to conduct business for any period in excess of thirty (110) lays, Customer shall have the right to obtain, for its own and sole use only, a single copy of the then current version of the source code form of the Software supplied under this agreement, and a single copy of the Documentation associated therewith, upon payment to the person in control of the said source code form of the Software of the reasonable cost of making each copy. The source code form of the Software supplied to Customer under this paragraph shall be subject to each and every restriction on use set forth in this agreement. Customer acknowledges that the source code form of the Software and the associated Documentation are extraordinarily valuable proprietary property of Vendor and will be guarded against unauthorized use or disclosure with great rare.


V.   MAINTENANCE, ENHANCEMENTS AND WARRANTIES

          5.1 SOFTWARE WARRANTY. Vendor warrants that during the first twelve
(12) months following delivery of the Software (the "Warranty Period"), the Software will perform in accordance with the then current Documentation provided Customer, and further warrants that it has the right to authorize the use of the Software under this agreement. Vendors obligation and liability under this paragraph shall, however, be limited to the replacement and correction of the Software so that it will so perform, or to obtaining any authorization necessary to make effective the grant of license to Customer of the use of the Software.

          5.2 PATENT INFRINGEMENTS. Vendor shall hold harmless and defend Customer from any claim or any suit based on any claim that the use of the Software by Customer under this agreement infringes on any patent, copyright, trademark, or other proprietary right of any third party, provided that Customer gives Vendor prompt and written notice of any such claim or suit and permits Vendor to control the defense thereof.

          5.3 WARRANTY DISCLAIMER. THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES AND NO OTHER WARRANTY IS EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

          5.4 RENEWAL OF WARRANTIES. Unless sooner terminated pursuant to the provisions of paragraph 5.6, the warranties granted by paragraphs 5.1 and 5.2 (subject, however, to all limitations and disclaimers contained within this agreement) and the right to any enhancements or corrections developed by Vendor under paragraph 5.5, shall be subject to extension for successive one-year warranty periods commencing on the first anniversary date of the delivery of the Software for four (4) successive years. Such extension shall be deemed to automatically occur unless notice is given by either Customer or Vendor of an election not to so extend, such notice to be given on or prior to the sixtieth (60th) day preceding the anniversary date of delivery. Any such extension shall in no event be effective unless Customer shall have paid to Vendor on or prior to the anniversary date of delivery an annual maintenance fee set forth in Appendix A. Extension of Vendor's warranties beyond the fifth (5th) anniversary shall be governed by Vendors maintenance extension agreement.

          5.5 ENHANCEMENTS AND CHANGES. Vendor shall provide Customer with all enhancements and changes to the Software designed or developed by Vendor and released to As other customers during the Warranty Period. Any change or enhancement to the Software, whether developed or designed by Vendor or by Customer shall be and remain the property of Vendor, provided, however, that Customer shall be entitled to a perpetual license without additional license fee of any enhancements or corrections developed by Customer. Vendor reserves the right to make changes in operating procedures, program language, file structures, access techniques, general purpose programs, data storage requirements, input and output formats, report formats, types of hardware supported, throughput, and other related programming and documentation improvements required to maintain the Software current. As part of these services, Vendor will provide Customer the changes with written instructions concerning implementation. It is understood and agreed that Vendor provision of improvements and enhancements under this paragraph does not include providing to Customer a new set of software which may result from rewriting the Software, Vendor alone shall determine whether the work product of Vendor constitutes new software as a result of a complete rewrite (which is not provided to Customer hereunder) or an improvement or enhancement of the Software (which will be provided to Customer).

          5.6 TERMINATION OF WARRANTIES. The warranties expressed in paragraphs 5.1 and 5.2 and Customer's rights under paragraph 5.5 shall immediately terminate if the Software is revised, changed, enhanced, modified or maintained by any one other than Vendor without the prior specific direction or written approval of Vendor.

          5.7 LIMITATION OF LIABILITY. Customer expressly agrees that Vendor's responsibilities in the event of its breach of the warranties contained in paragraphs 5.1 and 5.2 are as set forth in said paragraphs Vendor's liability for damages, including but not limited to liability for patent or copyright infringement, regardless of the form of action, shall not exceed the license fee set forth in Appendix A to this agreement and shall anise only if the remedies provided in paragraphs 5.1 and 5.2 are not fulfilled by Vendor Customer further agrees that Vendor will not be liable for any lost profits, or for any claim or demand against Customer by any other party, except a claim for patent or copyright infringement as provided herein. IN NO EVENT WILL VENDOR BE LIABLE FOR CONSEQUENTIAL DAMAGES EVEN IF VENDOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. No action, regardless of form, arising out of this agreement, may be brought by either party more than one (1) year after the cause of action has accrued, except that an action for non-payment may be brought within one (1 ) year after the date of last payment. No action by Vendor for wrongful disclosure or use of the Software or Documentation shall be deemed to have accrued until Vendor receives actual notice of such wrongful disclosure or use.

THE CUSTOMER'S REMEDIES SET FORTH IN THIS AGREEMENT ARE EXCLUSIVE.


VI.   DEFAULT

          6.1 TERMINATION. Vendor may terminate this agreement and the license granted hereunder in the event of a default by Customer unless Customer shall have cured the event of default, as hereinafter defined, within twenty (20) days after notice of such event of default given by Vendor to Customer. This agreement and the license granted hereunder shall automatically terminate if Vendors warranties are not renewed as contemplated in paragraph 5.4 hereof. Upon any termination of this agreement, Customer shall deliver to Vendor the Software, the Documentation and all copies thereof and shall also warrant in writing that all copies have been returned to Vendor or destroyed.

          6.2 EVENTS OF DEFAULT. An event of default is defined as any of the following:

(A) Customer's failure to pay any amounts required to be paid to Vendor under this agreement on a timely basis;

(B) Any attempt (i) to assign, sell, mortgage, lease, sublease, license, sublicense or otherwise convey, (ii) to grant any interest in, right of use of, or access to, or (iii) to otherwise disclose the Software or the Documentation, except, in any such case, as herein expressly permitted or as consented to in writing by the Vendor;

(C) Causing or permitting any encumbrance, of any nature whatsoever to attach to Customers interest in the Software in favor of any person
    or entity other than Vendor;

(D) The entry of any order for relief under any provision of the federal bankruptcy code in any bankruptcy proceedings initiated by or against
    Customer; or

(E) Customer's breach of any of the terms or conditions of this agreement

          6.3 DAMAGES.- Upon the occurrence of an event of default without cure within the period of time above-provided, all license or other fees payable to Vendor under this agreement shall without notice or demand by Vendor become immediately due and payable as liquidated damages. This provision for Liquidated damages shall not be regarded as a waiver by Vendor of any other rights to which it may be entitled in ,he event of Customer's default. but rather, such remedy shall be an addition to any other remedy lawfully available to Vendor,


VII.   GENERAL

          7.1 TITLES. Titles and paragraph headings are for reference purposes only, and are not to be considered a part of this agreement.

          7.2 FORCE MAJEURE. No party shall be liable for delay in performance hereunder due to causes beyond its control, including but not limited to acts of God fires, strikes, delinquencies of suppliers, acts of war or intervention by any governmental authority, and each party shall take steps to minimize any such delay

          7.3 WAIVER. No waiver of any breach of any provision of this agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof and no waiver shall be effective unless made in writing and signed by an authorized representative of the party to be charged therewith.

          7.4 SEVERABILITY. In the event that any provision of this agreement shall be illegal or otherwise unenforceable, such provision shall be severed from this agreement and the entire agreement shall not fail on account thereof, the balance of the agreement continuing in full force and effect.

          7.5 NOTICES. Any notice which either party hereto is required or permitted to give hereunder shall be addressed to the party to be charged therewith at the address set forth below and shall be given by certified or registered mail. Any such notice shall be deemed given on the date of deposit in the mail.

          7.6 ENTIRE AGREEMENT. THE PARTIES HERETO ACKNOWLEDGE THAT EACH HAS READ THIS AGREEMENT, UNDERSTANDS IT, AND AGREES TO BEBOUND BY ITS TERMS. THE PARTIES FURTHER AGREE THAT THIS AGREEMENT AND ANY MODIFICATIONS MADE PURSUANT TO IT CONSTITUTE THE COMPLETE AND EXCLUSIVE WRITTEN EXPRESSION OF THE TERMS OF THE AGREEMENT BETWEEN THE PARTIES, AND SUPERSEDE ALL PRIOR OR CONTEMPORANEOUS PROPOSALS, ORAL OR WRITTEN, UNDERSTANDINGS, REPRESENTATIONS, CONDITIONS, WARRANTIES, COVENANTS, AND ALL OTHER CC AMUNICATIONS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT. THE PARTIES FURTHER AGREE THAT THIS AGREEMENT MAY NOT IN ANY WAY BE EXPLAINED OR SUPPLEMENTED BY A PRIOR OR EXISTING COURSE OF DEALINGS BETWEEN THE PARTIES, BY ANY USAGE OF TRADE OR CUSTOM, OR BY ANY PRIOR PERFORMANCE BETWEEN THE PARTIES PURSUANT TO THIS AGREEMENT (DR OTHERWISE. IN THE EVENT CUSTOMER ISSUES A PURCHASE ORDER OR OTHER INSTRUMENT COVERING THE SOFTWARE HEREIN SPECIFIED, IT IS UNDERSTOOD AND AGREED THAT SUCH PURCHASE ORDER OR OTHER INSTRUMENT IS FOR CUSTOMER'S INTERNAL USE AND PURPOSES ONLY AND SHALL IN NO WAY AFFECT ANY OF THE TERMS AND CONDITIONS OF THIS AGREEMENT.

          7.7 GOVERNING LAW. This agreement is accepted in the State of Nebraska, and shall be enforced in accordance with and governed by the laws of the State of Nebraska.

          7.8 CHOICE OF FORUM. Any action arising out of or related to this agreement or the transaction herein described, whether at law or in equity, may be instituted in and litigated in the state or federal courts of the State of Nebraska. In accordance herewith, the parties hereto submit to the jurisdiction of the courts of said state. Any party being not a resident of Nebraska at the time of suit hereby appoints the Secretary of State of Nebraska as its agent for receipt of service of process.

          7.9 ATTORNEY'S FEES. In the event that any action or proceeding is brought in connection with this agreement the prevailing party therein shall be entitled to recover its costs and reasonable attorneys fees.

          7.10 EFFECTIVE DATE. This agreement shall be effective on the date accepted and executed by an authorized representative of Vendor


CUSTOMER:                                      VENDOR:
POINTE FINANCIAL CORPORATION                   INFORMATION TECHNOLOGY, INC.

Signature: /s/ /s/                             Signature: /s/  /s/
Name: R. CARL PALMER, JR. /PAMELA A. OLSON     Name: Patrick J. Kerrigan
Title: PRESIDENT-CEO / VICE PRESIDENT          Title: Executive Vice President
Address:  21845 Powerline Road                 Address:  1345 Old Cheney Road
          Boca Raton, FL 33433                           Lincoln, NE 68512
Date: FEBRUARY 24,1997                         Date Accepted: February 28, 1997

                                  APPENDIX A

DUE UPON EXECUTION: 30%                              CUSTODIAL AGENT:
COMPUTER SYSTEM (CPU): NX4601-11 (A116)              West Gate Bank,
                       *under 15,000 accounts        1204 West 0 Street
CUSTOMER'S ENTITLEMENT TO TRAINING:                  Lincoln, NE 68528
Customer is entitled to 7 days training
for 2 person(s) at $ 0                   LOCATION WHERE THE SOFTWARE PRODUCT(S)
                                         WILL BE USED:
ANNUAL MAINTENANCE FEE:                      Pointe Financial Corporation
Twenty percent (20%) of license              21845 Powerline Road
fee exclusive of any discounts.              Boca Raton, FL  33433

               SOFTWARE PRODUCT(S) AND LICENSE FEE(S):


107-000     On-Line Teller Terminal Module
102-000     Demand Deposit Accounting System
103-000     Savings Accounting System
104-000     Certificate of Deposit Accounting System
105-000     Loan Accounting System
106-000     Item Entry System
151-000     General Ledger System
            Package Price                                       $41,375
102-103     Express Exception Item Processing Module              1,697
103-101     Retirement Account Reporting Module                   2,037
105-101     Automated Credit Reporting Module                       951
108-101     Bulk Filing Module                                    4,346
151-101     Holding Company Module                                1,765
152-101     ALM II (Single Institution)                           3,395
350-000     Check Reconciliation System                           3,395
370-000     Electronic Banking Base                               1,697
370-101     TeleBanc-InterVoice Interface to EBB                  2,334
400-000     Fixed Assets System                                   2,716
702-000     Accounts Payable System                               2,228
            TOTAL:                                              $67,936


*Accounts being defined as the total of all accounts (open or closed) for demand deposit, demand deposit loan, savings, time savings, IRA, certificate of deposit, and loan accounts, whether processed or not by Customer, for the institutions being serviced by VendorOs software listed in Appendix A.

MKT301/0394

                                    (LOGO)
                         INFORMATION TECHNOLOGY INC.

                              PLUS/FORMS LIBRARY
                            SUBSCRIPTION AGREEMENT

This agreement made and entered into this 28th day of February, 1997 by and between Information Technology, Inc. (the "Vendor") and "Customer" identified below Vendor hereby agrees to provide for a period of twelve (12) months (the "Subscription Period"), at the initial subscription fee set forth below, integration services for the Bankers Systems, Inc. Deposit Electronic Forms Library (hereinafter the "Forms Library") into Vendor's PLUS Platform/Teller product (hereinafter "PLUS"). Integration services provided under this agreement shall be subject to all the restrictions and obligations of the Software License Agreement (sometimes collectively, referred to as the "License Agreement") which currently or hereafter exists between Customer and 'vendor, including, without limitation the provisions thereof relating to protection of the proprietary rights of Vendor and maintenance of confidential information of Vendor but exclusive of the payment of license fees specified under the License Agreement.

This integration service is for the Forms Library for the specific state identified below. Vendor agrees to provide this integration service to Customer for Customer's location and for Customer's mainframe computer system
(CPU) identified below.

Unless sooner terminated pursuant to the provisions of the License Agreement the Subscription Period shall commence on the delivery of the Bankers Systems Deposit Electronic Forms Library. The Subscription Period shall be deemed to automatically renew for successive one-year Subscription Periods unless notice is given by either Customer or Vendor not to so extend. Such notice shall be given on or prior to the sixtieth (60th) day preceding the end of the then current Subscription Period. Any such renewal shall in no event be effective unless Customer shall have paid to Vendor on or prior to the beginning of the renewal Subscription Period its then current Subscription Fee.

SUBSCRIPTION FEE: $1,850

PRODUCT CODE: 107-210

CPU: NX4601-11 (A116)
     under 15,000 accounts

CUSTOMER:

POINTE FINANCIAL CORPORATION
21845 Powerline Road
Boca Raton, FL 33433

/s/
Signature

PAMELA A. OLSON
Name

VTCE PRESIDENT
Title

FEBRUARY 24, 1997
Date

STATE:    Florida

LOCATION: Pointe Financial Corporation
          21845 Powerline Road
          Boca Raton, FL 33433

VENDOR:

INFORMATION TECHNOLOGY, INC.
1345 Old Cheney Road
Lincoln, NE 69512

/s/
Signature

Patrick J Kerrigan
Name

Executive Vice President
Title

February 28, 1997
Date Accepted

PLFB2/96

                             (LOGO)
                  INFORMATION TECHNOLOGY INC.
                    EQUIPMENT SALE AGREEMENT

Agreement made between Information Technology, Inc. (the "Vendor"), and the "Customer" identified below.

I. PURCHASE

          1.1 Customer hereby purchases from Vendor and Vendor hereby sells to Customer the equipment identified in Appendix A (the "Equipment"), upon the terms set forth in this agreement.

II. DELIVERY

          2.1 Delivery and installation of the Equipment will be made by the manufacturer of the Equipment identified in Appendix A (the "Manufacturer"), at Customer's address set forth below. Customer agrees to have a site adequately and properly prepared, in accordance with Manufacturer's instructions, to receive and accept delivery of the Equipment. In no event shall Vendor be responsible to Customer for any delays in delivery or installation or any damages to Customer resulting from such delays.

III. CONSIDERATION

          3.1 PURCHASE PRICE. As and for the purchase price for the Equipment, Customer agrees to pay Vendor and Vendor agrees to accept from Customer, the purchase price specified in Appendix A.

          3.2 TAXES AND OTHER CHARGES. In addition to the purchase price, Customer shall pay all transportation charges and all taxes (including, without limitation, sales, use, privilege, ad valorem or excise taxes) and customs duties paid or payable by Vendor, however designated, levied or based on amounts payable to Vendor under this agreement, but exclusive of federal, state and local taxes based on Vendor's net income. If additional labor and rigging are required for installation due to Customer's special site requirements, Customer will pay those costs, including costs to meet union or local law requirements. Customer shall not deduct from payments to Vendor any amounts paid or payable to third parties for transportation charges, customs duties or taxes, however designated.

          3.3 MANNER OF PAYMENTS. The purchase price and other charges arising under this agreement shall be payable by Customer to Vendor in the following manner:

(A) A percentage of the purchase price, as specified in Appendix A, shall be payable upon execution of this agreement by Customer; the receipt or deposit of such payment, however, shall not constitute Vendor's acceptance of this agreement.

(B) The balance of the purchase price, together with any transportation charges and any taxes and duties theretofore incurred by Vendor, shall be payable upon delivery of the Equipment to Customer.

(C) Any taxes, duties, or other charges incurred by Vendor following delivery of the Equipment shall be payable within ten (10) days of receipt by Customer of Vendor's invoice therefor.

          3.4 CURRENCY. The purchase price and any other charges arising under this agreement shall be invoiced and be payable in U.S. Dollars.

          3.5 LATE PAYMENT. Customer shall pay a late payment charge of one and one-half percent (11/2%) per month, or the maximum late payment charge permitted by applicable law, whichever is less, on any amount payable by Customer under this Agreement and not paid when due. Said late payment charge shall be applied for each calendar month (or fraction thereof) that such payment is not made following its due date.

IV. TITLE

          4.1 Until such time as the purchase price and any other charges payable to Vendor as of the date of delivery have been paid in full, the Equipment and all instruction manuals therefor shall remain the property of Vendor and, at the option of Vendor, shall be returned to Vendor at Customer's expense in the event the purchase price is not paid as here-in-above provided.

V. SECURITY

          5.1 Vendor reserves and Customer grants to Vendor a security interest in the Equipment as security for the performance by Customer of its obligations hereunder including, but not limited to, payment of the purchase price and other charges as specified in Section III above. A copy of this agreement may be filed in appropriate filing offices at any time after signature by Customer as a financing statement or Vendor may require and Customer shall execute a separate financing statement for purposes of perfecting Vendor's security interest granted pursuant to the provisions of this paragraph.

VI. CUSTOMER OBLIGATIONS

          6.1 RISK OF LOSS. From and after the date of delivery, the risk of loss or damage to the Equipment shall be on the Customer.

          6.2 OPERATION. Customer acknowledges and agrees that it is exclusively responsible for the operation, supervision, management and control of the Equipment, including, but not limited to, providing adequate training for its personnel, instituting appropriate security procedures, and implementing reasonable procedures to examine and verify all output before use. Vendor shall have no responsibility or liability for Customer's selection or use of the Equipment or any associated equipment.

VII. WARRANTIES

          7.1 WARRANTY. Vendor warrants to Customer that it has the right to transfer title of the Equipment to Customer. Vendor's sole liability under this warranty shall be to obtain any title or authorization necessary to transfer such title to Customer.

          7.2 DISCLAIMER. THE FOREGOING WARRANTY IS IN LIEU OF ALL
OTHER WARRANTIES AND NO OTHER WARRANTY IS EXPRESSED OR IMPLIED,
INCLUDING,
BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

          7.3 MANUFACTURER'S WARRANTY. Customer expressly understands and agrees that warranties regarding patents, materials, workmanship or use of the Equipment (the "Manufacturer's Warranty's, if any, are made exclusively by the Manufacturer and not by Vendor, and if made, shall be encompassed within a separate agreement. Customer's exclusive remedy under Manufacturer's Warranty shall be as provided therein and shall lie exclusively against and be obtainable only from the Manufacturer, and Customer expressly agrees that it shall have no claim or cause of action against Vendor in the event the Manufacturer is for any reason unwilling or unable to perform under the terms of Manufacturer's Warranty.

          7.4 LIMITATION OF LIABILITY. Customer expressly agrees that Vendor's responsibilities in the event of its breach of the warranties contained in paragraph 7.1 of this agreement are as set forth in said paragraph. Vendor's liability for damages, regardless of the form of action shall not exceed the purchase price set forth in Appendix A to this agreement and shall arise only if the remedies set forth in paragraph 7.1 are not fulfilled by Vendor. Customer further agrees that Vendor will not be liable for any lost profits, or for any claim or demand against Customer by any other party. IN NO EVENT WILL VENDOR BE LIABLE FOR CONSEQUENTIAL DAMAGES EVEN IF VENDOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. No action, regardless of form, arising out of the transactions under this agreement, may be brought by either party more than one (1) year after the cause of action has accrued, except that an action for non-payment may be brought within one
(1) year after the date of the last payment. THE CUSTOMER'S REMEDIES SET FORTH IN THIS AGREEMENT ARE EXCLUSIVE.

VIII. DEFAULT

          8.1 REMEDY. Upon the occurrence of an event of default, as hereinafter defined, by Customer, if the Equipment has theretofore been delivered, Vendor may recover, together with any incidental damages, any unpaid portion of the purchase price of the Equipment as specified in Appendix A hereto. If the Equipment has not been delivered, in which event Vendor may withhold delivery of such Equipment, or if the Equipment is returned to Vendor upon Vendor's election pursuant to Section IV, Vendor shall resell the Equipment. Upon such resale, Vendor shall recover from Customer the difference between the unpaid portion of the purchase price, as specified in Appendix A, and the resale price, together with any incidental damages, including expenses of resale, sustained by Vendor by reason of Customer's breach. If the resale price exceeds the unpaid portion of the purchase price and Vendor's incidental damages, Vendor shall remit the excess to Customer.

          8.2 EVENTS OF DEFAULT. As utilized in this agreement, an event of default is defined as any of the following:

          (A) Customer's failure to pay any amounts required to be paid to Vendor under this agreement on a timely basis;

          (B) Until the purchase price has been paid in full, any attempt by Customer to assign, sell, mortgage, or otherwise convey the Equipment;

          (C) Prior to the payment in full of the purchase price, Customer causing or permitting any encumbrance, of any nature whatsoever, to attach to Customer's interest in the Equipment in favor of any person or entity other than Vendor;

          (D) The entry of any order for relief under any provision of the federal bankruptcy code in any bankruptcy proceedings initiated by or against Customer; or

          (E) Customer's breach of any of the terms or conditions of this agreement.

IX. GENERAL

          9.1 TITLES. Titles and paragraph headings are for reference purposes only and are not to be considered a part of this agreement.

          9.2 FORCE MAJEURE. No party shall be liable for delay in performance hereunder due to causes beyond its control, including but not limited to acts of God, fires, strikes, delinquencies of suppliers, intervention of any governmental authority or acts of war, and each party shall take steps to minimize any such delay.

          9.3 WAIVER. No waiver of any breach of any provision of this agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof and no waiver shall be effective unless made in writing and signed by an authorized representative of the party to be charged therewith.

          9.4 SEVERABILITY. In the event that any provision of this agreement shall be illegal or otherwise unenforceable, such provision shall be severed from this agreement and the entire agreement shall not fail on account thereof, the balance of the agreement continuing in full force and effect.

          9.5 NOTICES. Any notice which either party hereto is required or permitted to give hereunder shall be addressed to the party to be charged therewith at the address set forth below and shall be given by certified or registered mail. Any such notice shall be deemed given on the date of deposit in the mail.

          9.6 ENTIRE AGREEMENT. THE PARTIES HERETO ACKNOWLEDGE THAT EACH HAS READ THIS AGREEMENT, UNDERSTANDS IT, AND AGREES TO BE BOUND BY ITS TERMS. THE PARTIES FURTHER AGREE THAT THIS AGREEMENT AND ANY MODIFICATIONS MADE PURSUANT TO IT CONSTITUTE THE COMPLETE AND EXCLUSIVE WRITTEN EXPRESSION OF THE TERMS OF THE AGREEMENT BETWEEN THE PARTIES, AND SUPERSEDE ALL PRIOR OR CONTEMPORANEOUS PROPOSALS, ORAL OR WRITTI EN, UNDERSTANDINGS, REPRESENTATIONS, CONDITIONS, WARRANTIES, COVENANTS, AND ALL OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT. THE PARTIES FURTHER AGREE THAT THIS AGREEMENT MAY NOT IN ANY WAY BE EXPLAINED OR SUPPLEMENTED BY A PRIOR OR EXISTING COURSE OF DEALINGS BETWEEN THE PARTIES, BY ANY USAGE OF TRADE OR CUSTOM, OR BY ANY PRIOR PERFORMANCE BETWEEN THE Parties PURSUANT TO THIS AGREEMENT OR OTHERWISE. IN THE EVENT CUSTOMER ISSUES A PURCHASE ORDER OR OTHER INSTRUMENT COVERING THE EQUIPMENT HEREIN SPECIFIED, IT IS UNDERSTOOD AND AGREED THAT SUCH PURCHASE ORDER OR OTHER INSTRUMENT IS FOR CUSTOMER'S INTERNAL USE AND PURPOSES ONLY AND SHALL IN NO WAY AFFECT ANY OF THE TERMS AND CONDITIONS OF THIS AGREEMENT.

          9.7 GOVERNING LAW. This agreement is accepted in the State of Nebraska, and shall be enforced in accordance with and governed by the laws of the State of Nebraska.

          9.8 CHOICE OF FORUM. Any action arising out of or related to this agreement or the transaction herein described, whether at law or in equity, may be instituted in and litigated in the state or federal courts of the State of Nebraska. In accordance herewith, the parties hereto submit to the jurisdiction of the courts of said state. Any party being not a resident of Nebraska at the time of suit hereby appoints the Secretary of State of Nebraska as its agent for receipt of service of process.

          9.9 ATTORNEY'S FEES. In the event that any action or proceeding is brought in connection with this agreement the prevailing party therein shall be entitled to recover its costs and reasonable attorney's fees.

          9.10 EFFECTIVE DATE. This agreement shall be effective on the date accepted and executed by an authorized representative of Vendor.

CUSTOMER:
POINTE FINANCIAL
Signature: /s/
Name: PAMELA A. OLSON
Title: VP
Address:
Date: 3-10-97


VENDOR:
INFORMATION TECHNOLOGY, INC.
Signature: /s/
Name: Michael K. Young
Title: Senior Vice President
Address: 1345 Old Cheney Road
         Lincoln, NE 68512
Date Accepted: June 30, 1997

APPENDIX A
EQUIPMENT AND TERMS

1. MANUFACTURER. The Manufacturer of the Equipment subject to this agreement is: Unisys

2. PURCHASE PRICE: The purchase price for the Equipment is $86,370 00. 0% thereof shall be payable upon execution of this agreement, the balance upon delivery of the Equipment.

3. EQUIPMENT. The Equipment subject to this agreement consists of the following:


                                                      PURCHASE
EXTENDED
QTY. STYLE            DESCRIPTION                     PRICE      PRICE

1    DP575-SNT        SYS:DP500 STD HGT NT CON        $37,096    $37,096
1      DP500-TNT        O/S:TRACK NT SOFTWARE
1      DP575-SHC        PROC.STD NT CONSOLE
1      DP550-HNT        DISK: DP500 NT YTRACK (IDE)
1      evg142-COL       DISPLAY: 14" COLOR
1    DP552-SEM        READER:E13B MICR                  6,784      6,784
1    DP503-EME        ENCODER:E13B MICR                 1,915      1,915
1    DP505-RMJ        ENDORSER:REAR MJE                 6,100      6,100
1    DP506-RS0        ENDORSER:REA-R STAMP              1,310      1,310
1    DP510-MPR        PRINTER:MASTER                    1,570      1,570
1    DP512-SHP        STACKER:STD HGT 12 RP PKT         6,368      6,368
1      DP512-BAS       STACKER:FIRST/LAST PKT
1      DP512SSM        STACKER:STD HGT PKT MOD
1    DP509-SHM        M/FILM:STD MICROFILM              9,545      9,545
1    DP508-DKC        ADPTR:DUAL KEYBD CONNCT             110        110
1    DP507-NKB        KEYBD:NUMERIC                       295        295
1    UDS9616-LE1      PRINTER: 16PPM LASER              2,995      2,995
1    F8337-03         CABLE:6.5' PARALLEL I/F              70         70
1    CMT50074-ZFD     SYS:7 SLOT BASE CONFIG              674        674
1      CMT50074-ZA      SYS:AQUANTA DM ZBOX
1      CMT50074-OK1   ACC:CMT 7 SLT OP KIT
1    PRC5133-P54      PROC:P54C 133MRZ PROC               242        242
2    MPM4-16M MEM:    16MB EDO MEM EXP                    122        244
1    EMC25606-CA      MEM:256K SYC CACHE MOD               68         68
2    ETH101001-PC1    LAN HW: 10/100MI3 TX-PCI            215        430
1    EVG142-COL       DISPLAY: 14" COLOR                  341        341
1    PC1300-SUN       CTRL:ULTRA NARROW SCSI              280        280
1    CDR1200-SI       DISK: 12-SP INT SCSI CDR            357        357
2    HDS2000-SN5      DISK: 12GB ULTA SCSI 5400           689      1,378
1    PWMI-PS2         MOUSE:2 BUTT0N MOUSE/PS2             30         30
1    PCK104-SKB       KEYBD:SPACE SAVER                    40         40
1    B25-LC           PWR CORDLINE CORD                     8          8
1    TD829300         100MB 3COM HB                     1,395      1,395
1    CWP50051-ZFD     SYS. CWP 5 SLOT BASE SYS            595        595
1      CWP50051-ZA      SYS:CWP 5 SLOT BASE SYS
1      CWP50051-OK1     ACC:CWP 5 SLOT OP KIT
1    PRC5 133-P54     PROC:P54C 133MI-IZ PROC             242        242
2    MPM4-16M         MEM: 16MB EDO MEM EXP               122        244
1    EMC25606-CA      MEM:256K SYNC CACHE MOD              68         68
1    PCV102-PCI       CTRL:GRPH ADATR 2MB DRAM            176        176
1    EVG143-COL       DISPLAY: 14" COLOR                  341        341
1    PCK104-SKB       KEYBD:SPACE SAVER                    40         40
1    PWMI-PS2         MOUSE:2 BUTTON MOUSE/PS2             30         30
1    B25-LC           PWR CORD:LINE CORD                    8          8
1    H1200-4          DISK:1.2GB 4500RPM IDE              257        257
1    CDR1200-AI       DISK:12-SP INT ATAPI CDR            235        235
1    ETH10100-PCI     LAN HW: 10/ 1 OOMB TX-PCI           215        215
1    CWP50051-ZFD     SYS:CWP 5 SLOT BASE SYS             595        595
1      CWP50051-ZA      SYS:CWP 5 SLOT BASE SYS
1      CWP50051-OR1     ACC:CWP5SLOTOPKIT
1    PRC5133-P54      PROC:P54C 133MHZ PROC               242        242
2    MPM4-16M         MEM 16NIB EDO MEM EXP               122        244
1    EMC25606-CA      MEM:256K SY-NC CACHE MOD             68         68
1    PCVl02-PCI       CTRL:GPPH ADPTR 2MB DRAM            176        176
1    EVG142-COL       DISPLAY: 14" COLOR                  341        341
1    PCKl04-SKB       KEYBD:SPACE SAVER                    40         40
1    PWMI-PS2         MOUSE:2 BUTT0N MOUSE/PS2             30         30
1    B25-LC           PWR CORDLINE CORD                     8          8
1    HDI1200-4        DISK: 1.2GB 4500RPM IDE             257        257
1    CDR1200-Al       DISK: 12-SP INT ATAPI CDR           235        235
1    ETH101001-PCI    LAN HW: 10/100MB TX-PCI             215        215
                      TOTAL HARDWARE                             $84,547


                                SYSTEM SOFTWARE
                                                                     ONE TIME
                                                                      LICENSE
EXTENDED
QTY. STYLE             DESCRIPTION                     CHARGE     PRICE
1    NTS40-L           O/S:NT 4.0 SERVER               $1,129     $1,129
1    PCT2-CNT          DATAMGT:WIN NT CLIENT AG           495        495
1    NTW40-L           O/S:NT 4.0 WORKSTATION             199        199
                       TOTAL                                       1,823


MKT303/691

                              (LOGO)
                         INFORMATION TECHNOLOGY INC.
                          PRODUCT LICENSE AGREEMENT

Agreement made between Information Technology, Inc (the "Vendor"), and the "Customer" identified below.

I. LICENSED PRODUCT

          1.1 LICENSE. Vendor grants to Customer and Customer accepts from Vendor a nonexclusive and nontransferable license to use the products Identified in Appendix A (the "Product") under the terms set forth in this agreement. The license herein granted shall commence upon the date of delivery of the Product and shall remain in effect for so long as Vendor's warranties set forth in Article V remain in effect.

          1.2 PROPRIETARY NATURE OF PRODUCT AND TITLE. The Product and any operations manuals, instructions, and other documents or written materials provided to Customer as instruction in the use of the Product (the "Documentation") are acknowledged by Customer to be and contain Vendor's proprietary information and trade secrets, whether or not any portion thereof is or may be validly copyrighted or patented, acknowledged to be protected by civil and criminal law, and acknowledged to be of great value to Vendor. Except as specifically licensed under this agreement, title and all ownership rights to the Product and the Documentation remain with Vendor. Customer shall retain or affix such evidences of ownership and proprietary notices as Vendor may reasonably request. This paragraph shall survive the term or termination of this agreement.

          1.3 USE OF PRODUCT. The Product may be used only for, by and on behalf of Customer and only in connection with Customers business operations. This license is granted only for use at a single location identified in Appendix A and upon a single computer system (CPU) identified in Appendix A and may not be used upon any other computer or at any other location except as provided under Paragraph 1.4.

          1.4 BACKUP AND EMERGENCY USE. In the event Customer is unable to use the Product at the location Identified in Appendix: A due to an emergency, or to test emergency procedures, Vendor grants to Customer the right to use the Product at a location other than the location defined in Appendix A. Any such use shall be subject to all other restrictions of this agreement and shall continue only so long as the condition giving rise to such use continues. Prior to commencing such use, if possible, and in any event within forty-eight (48) hours of such use, Customer shall give Vendor written notice of the circumstance, location and the expected length of such use. Failure to give notice shall nullify Customer's right of emergency use, as herein granted.

          1.5 ASSIGNMENT. Customer rights under this agreement and in and to the Product may not be assigned, licensed, sublicensed, pledged, or otherwise transferred voluntarily, by operation of law or otherwise without Vendors prior written consent, and any such prohibited assignment shall be null and void.

II. CONSIDERATION

          2.1 LICENSE FEE. In consideration of the license of the Product granted under this agreement, Customer shall pay to Vendor the license fee specified in Appendix A. Such license fee does not Include, except as expressly provided in this agreement or Appendix A hereto, Installation or maintenance of the Product, data base conversion, media, transportation charges, or taxes, all of which costs and taxes shall be the obligation of Customer.

          2.2 MANNER OF PAYMENT. The license fee listed in Appendix A shall be payable In the following manner

          (A) A percentage of the license fee, as specified in Appendix A, upon execution of this license agreement by Customer.

          (B) The balance, including any applicable taxes, upon delivery of the Product by Vendor to Customer.

Invoices respecting the license fee shall be rendered In accordance with the above payment schedule and are payable to Vendor at Vendor's address set forth below within ten (10) days of receipt.

          2.3 TAXES. In addition to the license fee payable hereunder, Customer shall pay all taxes (including, without limitation, sales, use, privilege, ad valorem or excise taxes) and customs duties paid or now or hereafter payable, however designated, levied or based on amounts payable to Vendor hereunder or on Customer's use or possession of the Product under this agreement or upon the presence of the Product at the location identified in Appendix A, but exclusive of federal, state and local taxes based on Vendors net income. Customer shall not deduct from payments to Vendor any amounts paid or payable to third parties for customs duties or taxes, however designated.

          2.4 CURRENCY. The purchase price and any other charges arising under this agreement shall be invoiced and be payable in U. S. Dollars.

          2.5 LATE PAYMENT. Customer shall! pay a late payment charge of one and one-half percent (1 1/2%) per month, or the maximum late payment charge permitted by applicable law, which ever is less, on any amount payable by Customer under this Agreement and not paid when due. Said late payment charge shall be applied for each calendar month (or fraction thereof) that such payment is not made following Its due date.

          2.6 SECURITY. Vendor reserves and Customer grants to Vendor a security interest in the rights of Customer for use of the Product and in the Documentation as security for the performance by Customer of its obligations hereunder including, but not limited to, payment of the license fee set forth In Appendix A. A copy of this agreement may be filed In appropriate filing offices at any time after signature by Customer as a financing statement or Vendor may require and Customer shall execute a separate financing statement for purposes of perfecting Vendor's security interest granted pursuant to the provisions of this paragraph.

III. DELIVERY, TRAINING AND OPERATION

          3.1 DELIVERY. Vendor shall deliver the Product and Customer shall accept delivery of the Product at Customer's address set forth below. Unless delayed, as hereinafter provided for, delivery shall be completed within one
(1) year of the date accepted by Vendor.

          3.2 DELIVERY DELAYS. In the event Customer requests delay of delivery, Vendor shall not be obligated to effect delivery of the Product except upon thirty (30) days written notice by Customer to Vendor. If delay in delivery is due to any cause beyond the control of Vendor, the date upon which delivery Is to be completed shall be extended by the number of days of such delay.

          3.3 TRAINING. Classes in the operation of the Product are available at the offices of Vendor, on a regularly schedule basis at Vendors normal rates with respect thereto. All travel, meal and lodging expenses of Customer in connection with such training shall be borne by Customer. Outside training or assistance will be available solely at Vendors discretion and might be charged to Customer at Vendors normal rates together with reasonable expenses for travel, meals, lodging and local transportation.

          3.4 ASSISTANCE BY CUSTOMER. Customer shall provide reasonable assistance and cooperation to Vendor In preparation of the Product and the delivery or Installation thereof. Such assistance and cooperation shall Include, as appropriate, reasonable access to Customer's facility and to Customer's records, as necessary.

          3.5 DOCUMENTATION. Operations manuals in respect to the Product will be delivered to Customer prior to or contemporaneously with the delivery of the Product.

          3.6 RISK OF LOSS. If the Product or the Documentation is lost or damaged, in whole or in part, during shipment, Vendor will replace said Product or Documentation at no additional charge to Customer. Upon delivery In good condition of the Product and the Documentation, Customer shall be responsible therefor and bear the risk of loss for said Product and Documentation.

          3.7 INSTALLATION ASSISTANCE. Vendor may, at its sole discretion, assist Customer in any required installation of the Product at Vendor's normal charges for such assistance. Expenses, including but not limited to computer time, travel, meals, lodging and local transportation incurred in connection therewith. shall be borne by Customer. In no event shall Vendor be liable to Customer for loss of profits, consequential, incidental, indirect or special damages arising from Vendor's efforts to assist in such installation. Vendor agrees to treat Customer's confidential business with the same security as it would its own.

          3.8 OPERATION. Customer acknowledges and agrees that it is exclusively responsible for the operation, supervision, man agreement and control of the Product, including, but not limited to, providing adequate training for its personnel, instituting appropriate security procedures, and implementing reasonable procedures to examine and verify all output before use. Vendor shall have no responsibility or liability for Customer's selection or use of the Product or any associated equipment.

          3.9 CUSTOMER OBLIGATIONS. In order to maintain the continuing integrity and proper operation of the Product, Customer agrees to implement, in the manner instructed by Vendor, each error correction and each enhancement and improvement provided to Customer by Vendor. customers failure to do so) shall relieve Vendor of any responsibility or liability whatsoever for any failure or malfunction of the Product as modified by a subsequent correction or improvement, but in no such event shall Customer be relieved of the responsibility for payment of fees and charges otherwise properly invoiced during the term hereof. If requested by Vendor, Customer agrees to provide written documentation and details to Vendor to substantiate problems and to assist Vendor in the identification and detection of problems, errors and malfunctions; and Customer agrees that Vendor shall have no obligation or liability for said problems until ii: has received such documentation and details from Customer.

IV. VENDOR'S PROPRIETARY RIGHTS

          4.1 NON-DISCLOSURE. Customer shall take all reasonable steps necessary to ensure that neither the Product nor the Documentation, nor any portion thereof, on magnetic tape or disk or in any other form, is made available or disclosed by Customer or any of its agents or employees to any other person, firm or corporation. Customer may disclose relevant aspects of the Product and Documentation to its employees and agents to the extent such disclosure is reasonably necessary to Customer's use of the Product, provided, however, Customer agrees that it will cause all persons permitted such access to the Product and the Documentation to observe and perform the foregoing non- disclosure covenant, and that it will advise Vendor of the procedures employed for this purpose. Customer shall hold Vendor harmless against any loss, cost, expense, claim or liability, including reasonable attorneys fees, resulting from Customer's breach of this non-disclosure obligation. This paragraph shall survive the term or termination of this agreement.

          4.2 COPIES. Customer agrees that while the Product and the Documentation are in its custody and possession, it will not (a) copy or duplicate or permit anyone else to copy or duplicate any of the Product, Documentation or information furnished by Vendor, or (b) create or attempt to create, or permit others to create or attempt to create, by reverse engineering or otherwise, the Product, the Documentation or other information made available under this agreement or otherwise, (whether oral, written, tangible or intangible). Notwithstanding the foregoing, Customer may make and retain two (2) copies of the Product, Including all enhancements and changes hereto, only for use in emergencies or to test emergency procedures and may copy for its own use and at Its own expense the Documentation, but shall advise Vendor of the specific item copied, the number of copies made and their distribution. The original and any copies in whole or in part of the Product or Documentation which are made pursuant to this provision shall be the exclusive property of Vendor and shall be fully subject to the provisions of this agreement. Customer agrees to retain or place Vendor's proprietary notice on any copies or partial copies made pursuant to this provision,

          4.3 UNAUTHORIZED ACTS. Customer agrees to notify Vendor immediately of the unauthorized possession, use, or knowledge of the Product, Documentation or any information made available to Customer pursuant to this agreement, by any organization not authorized by this agreement to have such possession, use or knowledge. Customer will, thereafter, fully cooperate with Vendor in the protection and redress of Vendor's proprietary rights. Customers compliance with this paragraph shall not, however, be construed in any way as a waiver of Vendor's rights against Customer for Customers negligent or intentional harm to Vendors proprietary rights, or for breach of Vendors contractual rights.

          4.4 INSPECTION. To assist Vendor in the protection of its proprietary rights, Customer shall permit representatives of Vendor to inspect the Product and Documentation and their use, including inspection of any location in which they are being used or kept at all reasonable limes.

          4.5 INJUNCTIVE RELIEF. If Customer attempts to use, copy, license, sublicense, sell or otherwise convey or to disclose the Product or Documentation, in any manner contrary to the terms of this agreement or in derogation of Vendors proprietary rights, whether such rights are explicitly herein stated, determined by law or otherwise, Vendor shall have, in addition to any other remedies available to 1, the night to injunctive relief enjoining such actions, Customer hereby acknowledging that other remedies are inadequate.

V. MAINTENANCE, ENHANCEMENTS AND WARRANTIES

          5.1 PRODUCT WARRANTY. Vendor warrants that at delivery, the Product will perform in accordance with the then current Documentation provided Customer, and further warrants that it has the right to authorize the use of the Product under this agreement. Vendor's obligation and liability under this paragraph shall, however, be limited to the replacement and correction of the Product so that it will so perform, or to obtaining any authorization necessary to make effective the grant of license to Customer of the use of the Product.

          5.2 PATENT INFRINGEMENTS. Vendor shall hold harmless and defend Customer from any claim or any suit based on any claim that the use of the Product by Customer under this agreement infringes on any patent, copyright, trademark, or other proprietary right of any third party, provided that Customer gives Vendor prompt and written notice of any such claim or suit and permits Vendor to control the defense thereof.

          5.3 WARRANTY DISCLAIMER. THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES AND NO OTHER WARRANTY IS EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

          5.4 RENEWAL OF WARRANTIES. Unless sooner terminated pursuant to the provisions of paragraph 5.6, the warranties granted by paragraphs 5.1 and 5.2 (subject, however, to all limitations and disclaimers contained within this agreement) and the right to any enhancements or corrections developed by Vendor under paragraph 5.5. shall be subject to extension for successive one-year warranty periods commencing on the date of the delivery of the Product. Each one year extension (the "Warranty Period') shall be deemed to automatically occur unless notice is given by either Customer or Vendor of an election not to so extend, such notice to be given on or prior to the sixtieth (60th) day preceding the Warranty Period. Any such extension shall in no event be effective unless Customer shall have paid to Vendor on or prior to the beginning of the Warranty Period its then current annual maintenance fee.

          5.5 ENHANCEMENTS AND CHANGES. Vendor shall provide Customer with all enhancements and changes to the Product designed or developed by Vendor and released to its other customers during the Warranty Period. Any change or enhancement to the Product, whether developed or designed by Vendor or by Customer shall be and remain the property of Vendor, provided, however, that Customer shall be entitled to a perpetual license without additional license fee of any enhancements or corrections developed by Customer. Vendor reserves the right to make changes in operating procedures, program language, file structures, access techniques, general purpose programs, data storage requirements, input and output formats, report formats, types of hardware supported, throughput. and other related programming and documentation improvements required to maintain the Product current. As part of these services, Vendor will provide Customer the changes with written instructions concerning implementation. It is understood and agreed that Vendor provision of improvements and enhancements under this paragraph does not include providing to Customer new product which may result from rewriting the Product. Vendor atone shall determine whether the work product of Vendor constitutes new product as a result of a complete rewrite (which is not provided to Customer hereunder) or an improvement or enhancement of the Product (which will be provided to Customer).

          5.6 TERMINATION OF WARRANTIES. The warranties expressed in paragraphs 5.1 and 5.2 and Customers rights under paragraph 5.5 shall immediately terminate if the Product is revised, changed, enhanced, modified or maintained by any one other than Vendor without the prior specific direction or written approval of Vendor.

          5.7 LIMITATION OF LIABILITY. Customer expressly agrees that Vendors responsibilities in the event of its breach of the warranties contained in paragraphs 5.1 and 5.2 are as set forth in said paragraphs. Vendors liability for damages, including but not limited to liability for patent or copyright infringement, regardless of the form of action, shall not exceed the license fee set forth in Appendix A to this agreement and shall arise only if the remedies provided in paragraphs 5.1 and 5.2 are not fulfilled by Vendor. Customer further agrees that Vendor will not be liable for any lost profits, or for any claim or demand against Customer by any other party, except a claim for patent or copyright infringement as provided herein. IN NO EVENT WILL VENDOR BE LIABLE FOR CONSEQUENTIAL DAMAGES EVEN IF VENDOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. No action, regardless of form, arising out of this agreement, may be brought by either party more than one
(1) year after the cause of action has accrued, except that an action for nonpayment may be brought within one (1 ) year after the date of last payment- No action by Vendor for wrongful disclosure or use of the Product or Documentation shall be deemed to have accrued until Vendor receives actual notice of such wrongful disclosure or use.

THE CUSTOMER'S REMEDIES SET FORTH IN THIS AGREEMENT ARE EXCLUSIVE

VI. DEFAULT

          6.1 TERMINATION. Vendor may terminate this agreement and the license granted hereunder in the event of a default by Customer unless Customer shall have cured the event of default, as hereinafter defined within twenty (20) days after notice of such event of default given by Vendor to Customer. This agreement and the license granted hereunder snail automatically terminate if Vendor's warranties are not renewed as contemplated in paragraph 5.4 hereof. Upon any termination of this agreement, Customer shall deliver to Vendor the Product, the Documentation and ail copies thereof and shall also warrant in writing that ail copies have been returned to Vendor or destroyed.

          6.2 EVENTS OF DEFAULT. An event of default is defined as any of the following:

          (A) Customer's failure to pay any amounts required to be paid to Vendor under this agreement on a timely basis:

          (B) Any attempt (i) to assign, sell, mortgage, lease, sublease, license, sublicense or otherwise convey, (ii) to grant any interest in, right of use of, or access to, or (iii) to otherwise disclose the Product or the Documentation, except, in any such case, as herein expressly permitted or as consented to in writing by the Vendor,

          (C) Causing or permitting any encumbrance, of any nature whatsoever to attach to Customers interest in the Product in favor of any person or entity other than Vendor's

          (D) The entry of any order for relief under any provision of the federal bankruptcy code in any bankruptcy proceedings initiated by or against Customer or

          (E) Customer's breach of any of the terms or conditions of this agreement.

          6.3 DAMAGES. Upon the occurrence of an event of default without cure within the period of time above-provided, all license or other fees payable to Vendor under this agreement shall without notice or demand by Vendor become immediately due and payable as liquidated carriages, This provision for liquidated damages shall not be regarded as a waiver by Vendor of any other rights to which vendor may be entitled in the event of Customers default, but rather, such remedy shall be an addition to any other remedy lawfully available to Vendor.

VII. GENERAL

          7.1 TITLES. Titles and paragraph headings are for reference purposes only and are not to be considered a part of this agreement

          7.2 FORCE MAJEURE. No party shall be liable for delay in performance hereunder due to causes beyond its control, including but not limited to acts of God, fires, strikes, delinquencies of suppliers. acts of war or intervention by any governmental authority, and each party shall take steps to minimize any such delay.

          7.3 WAIVER. No waver of any breach of any provision of this agreement snail constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof and no waiver snail be effective unless mace in writing and signed by an authorized representative of the party to be charged therewith.

          7.4 SEVERABILITY. In the event that any provision of this agreement snail be illegal or otherwise unenforceable, such Provision snail be severed from this agreement and the entire agreement shall not fail on account thereof, the balance of the agreement continuing in full force and effect.

          7.5 NOTICES. Any notice which either party hereto is required or permitted to give hereunder shall be addressed to the party to be charged therewith at the address set forth below and shall be given by certified or registered mail. Any such notice shall be deemed given on the date of deposit in the mail.

          7.6 ENTIRE AGREEMENT. THE PARTIES HERETO ACKNOWLEDGE THAT EACH HAS READ THIS AGREEMENT, UNDERSTANDS IT, AND AGREES TO BE BOUND BY ITS TERMS. THE PARTIES FURTHER AGREE THAT THIS AGREEMENT AND ANY MODIFICATIONS MADE PURSUANT TO IT CONSTITUTE THE COMPLETE AND EXCLUSIVE WRITT EN EXPRESSION OF THE TERMS OF THE AGREEMENT BETWEEN THE PARTIES, AND SUPERSEDE ALL PRICIR OR CONTEMPORANEOUS PROPOSALS, ORAL CR WRITTEN, UNDERSTANDINGS, REPRESENTATICINS, CONDITIONS, WARRANTIES, COVENANTS, AND ALL OTHER COMMUNICATIONS BE -FWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT. THE PARTIES FURTHER AGREE THAT THIS AGREEMENT MAY NOT IN ANY WAY BE EXPLAINED OR SUPPLEMENTED BY A PRIOR OR EXISTING COURSE OF DEALINGS BETWEEN THE PARTIES, BY ANY USAGE OF TRADE OR CUSTOM, OR BY ANY PRIOR PERFORMANCE BETWEEN THE PARTIES PURSUANT TO THIS AGREEMENT OR OTHERWISE. IN THE EVENT CUSTOMER ISSUES A PURCHASE ORDER OR OTHER INSTRUMENT COVERING THE SERVICES OR DOCUMENTATION HEREIN SPECIFIED, IT IS UNDERSTOOD AND AGREED THAT SUCH PURCHASE ORDER OR OTHER INSTRUMENT IS FOR CUSTOMER'S INTERNAL USE AND PURPOSES ONLY AND SHALL IN NO WAY AFFECT ANY OF THE TERMS AND CONDITIONS OF THIS AGREEMENT.

          7.7 GOVERNING LAW. This agreement is accepted in the State of Nebraska, and shall be enforced in accordance with and governed by the laws of the State of Nebraska.

          7.3 CHOICE OF FORUM. Any action arising out of or related to this agreement or the transaction herein described, whether at law or in equity, may be instituted in and litigated in the state or federal courts of the State of Nebraska. In accordance herewith. the parties hereto submit to the jurisdiction of the courts of said state. Any party being not a resident of Nebraska at the time of suit hereby appoints the Secretary of State of Nebraska as its agent for receipt of service of process.

          7.9 ATTORNEY'S FEES. In the event that any action or proceeding is brought in connection with this agreement the prevailing party therein shall be entitled to recover its costs and reasonable attorney's fees.

          7.10 EFFECTIVE DATE. This agreement shall be effective on the date accepted and executed by an authorized representative of Vendor.

CUSTOMER:
POINTE FINANCIAL CORPORATION
Signature:  /s/
Name:    C. DARYL HOLLIS
Title:   Sr. Vice President
Address: 21845 Powerline Road
         Boca Raton, FL 33433
Date:    9/12/95

VENDOR:
INFORMATION TECHNOLOGY, INC.
Signature: /s/
Name:     Donald F. Dillon
Title:    *President
Address:  1345 Old Cheney Road
          Lincoln, NE 68512
Date Accepted: September 22, 1995

                          APPENDIX
DUE UPON EXECUTION 30%
COMPUTER SYSTEM (CPU): N/A (A99)

LOCATION WHERE THE PRODUCT(S) WILL BE USED:
POINTE BANK
1 WEST FLAMINGO DRIVE
PEMBROKE PINES, FL 33027

               PRODUCT(S) AND LICENSE FEE(S)
504-002        Plus Run-Time System (2 Workstations for development only)        $    0
507-004        Plus Per Workstation Fee (4 @ $450)                                1,800
               TOTAL:                                                            $1,800


*Including this agreement, the revised site schedule is as follows:

                                # OF            # OF
SITE #    LOCATION NAME         WORKSTATIONS    SITES
1        Main Office            9               1
2        Aventura               7               1

MKT307/0195


                                    (LOGO)
                         INFORMATION TECHNOLOGY INC.
                           EQUIPMENT SALE AGREEMENT

Agreement made between Information Technology, Inc. (the "Vendor"), and the "Customer" identified below.

I. PURCHASE

          1.1 Customer hereby purchases from Vendor and Vendor hereby sells to Customer the equipment identified in Appendix A (the "Equipment"), upon the terms set forth in this agreement.

II. DELIVERY

          2.1 Delivery and installation of the Equipment will be made by the manufacturer of the Equipment identified in Appendix A (the "Manufacturer's, at Customer's address set forth below. Customer agrees to have a site adequately and properly prepared, in accordance with Manufacturer's instructions, to receive and accept delivery of the Equipment. In no event shall Vendor be responsible to Customer for any delays in delivery or installation or any damages to Customer resulting from such delays.

III. CONSIDERATION

          3.1 PURCHASE PRICE. As and for the purchase price for the Equipment, Customer agrees to pay Vendor and Vendor agrees to accept from Customer, the purchase price specified in Appendix A.

          3.2 TAXES AND OTHER CHARGES. In addition to the purchase price,
Customer shall pay all transportation charges and all taxes (including, without limitation, sales, use, privilege, ad valorem or excise taxes) and customs duties paid or payable by Vendor, however designated, levied or based on amounts payable to Vendor under this agreement, but exclusive of federal, state and local taxes based on Vendor's net income. If additional labor and rigging are required for installation due to Customer's special site requirements, Customer will pay those costs, including costs to meet union or local law requirements. Customer shall not deduct from payments to Vendor any amounts paid or payable to third parties for transportation charges, customs duties or taxes, however designated.

          3.3 MANNER OF PAYMENTS. The purchase price and other charges arising under this agreement shall be payable by Customer to Vendor in the following manner:

          (A) A percentage of the purchase price, as specified in Appendix A, shall be payable upon execution of this agreement by Customer: the receipt or deposit of such payment, however, shall not constitute Vendor's acceptance of this agreement.

          (B) The balance of the purchase price, together with any transportation charges and any taxes and duties theretofore incurred by Vendor, shall be payable upon delivery of the Equipment to Customer.

          (C) Any taxes, duties, or other charges incurred by Vendor following delivery of the Equipment shall be payable within ten (10) days of receipt by Customer of Vendor's invoice therefor.

          3.4 CURRENCY. The purchase price and any other charges arising under this agreement shall be invoiced and be payable in U.S. Dollars.

          3.5 LATE PAYMENT. Customer shall pay a late payment charge of one and one-half percent (11/2%) per month, or the maximum late payment charge permitted by applicable law, whichever is less, on any amount payable by Customer under this Agreement and not paid when due. Said late payment charge shall be applied for each calendar month (or fraction thereof)in that such payment is not made following its due date.

IV. TITLE

          4.1 Until such time as the purchase price and any other charges payable to Vendor as of the date of delivery have been paid in full, the Equipment and ail instruction manuals therefor shall remain the property of Vendor and, at the option of Vendor, shall be returned to Vendor at Customer's expense in the event the purchase price is not paid as here-in-above provided.

V. SECURITY

          5.1 Vendor reserves and Customer grants to Vendor a security interest in the Equipment as security for the performance by Customer of its obligations hereunder including, but not limited to, payment of the purchase price and other charges as specified in Section III above. A copy of this agreement may be filed in appropriate filing offices at any time after signature by Customer as a financing statement or Vendor may require and Customer shall execute a separate financing statement for purposes of perfecting Vendor's security interest granted pursuant to the provisions of this paragraph.

VI. CUSTOMER OBLIGATIONS

          6.1 RISK OF LOSS. From and after the date of delivery, the risk of loss or damage to the Equipment shall be on the Customer.

          6.2 OPERATION. Customer acknowledges and agrees that it is exclusively responsible for the operation, supervision, management and control of the Equipment, including, but not limited to, providing adequate training for its personnel, instituting appropriate security procedures, and implementing reasonable procedures to examine and verify ail output before use. Vendor shall have no responsibility or liability for Customer's selection or use of the Equipment or any associated equipment.

VII. WARRANTIES

          7.1 WARRANTY. Vendor warrants to Customer that it has the right to transfer title of the Equipment to Customer. Vendor's sole liability under this warranty shall be to obtain any title or authorization necessary to transfer such title to Customer.

          7.2 DISCLAIMER. THE FOREGOING WARRANTY IS IN LIEU OF ALL
OTHER WARRANTIES AND NO OTHER WARRANTY IS EXPRESSED OR IMPLIED,
INCLUDING,
BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A
PARTICULAR PURPOSE.

          7.3 MANUFACTURER'S WARRANTY. Customer expressly understands and agrees that warranties regarding patents, materials, workmanship or use of the Equipment (the "Manufacturer's Warranty's, if any, are made exclusively by the Manufacturer and not by Vendor, and if made, shall be encompassed within a separate agreement. Customer's exclusive remedy under Manufacturer's
Warranty snail be as provided therein and shall lie exclusively against and be obtainable only from the Manufacturer, and Customer expressly agrees that it shall have no claim or cause of action against Vendor in the event the Manufacturer is for any reason unwilling or unable to perform under the terms of Manufacturer's Warranty.

          7.4 LIMITATION OF LIABILITY. Customer expressly agrees that vendor's responsibilities in the event of its breach of the warranties contained in paragraph 7.1 of this agreement are as set forth in said paragraph. Vendor's liability for damages, regardless of the form of action shall not exceed the purchase price set forth in Appendix A to this agreement and shall arise only if the remedies set forth in paragraph 7.1 are not fulfilled by Vendor. Customer further agrees that Vendor will not be liable for any lost profits, or for any claim or demand against Customer by any other party. IN NO EVENT WILL VENDOR BE LIABLE FOR CONSEQUENTIAL DAMAGES EVEN
IF VENDOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. No action, regardless of form, arising out of the transactions under this agreement, may be brought by either party more than one (1) year after the cause of action has accrued, except that an action for non-payment may be brought within one
(1) year after the date of the last payment. THE CUSTOMER'S REMEDIES SET
FORTH IN THIS AGREEMENT ARE EXCLUSIVE.

VIII. DEFAULT

          8.1 REMEDY. Upon the occurrence of an event of default, as hereinafter defined, by Customer, if the Equipment has theretofore been delivered, Vendor may recover, together with any incidental damages, any unpaid portion of the purchase price of the Equipment as specified in Appendix A hereto. If the Equipment has not been delivered, in which event
Vendor may withhold delivery of such Equipment, or if the Equipment is returned to Vendor upon Vendor's election pursuant to Section IV, Vendor shall resell the Equipment. Upon such resale, Vendor shall recover from Customer the difference between the unpaid portion of the purchase price, as specified in Appendix A, and the resale price. together with any incidental damages, including expenses of resale, sustained by Vendor by reason of Customer's breach. If the resale price exceeds the unpaid portion of the purchase price and Vendor's incidental damages, Vendor shall remit the excess to Customer.

          8.2 EVENTS OF DEFAULT. As utilized in this agreement, an event of default is defined as any of the following:

          (A) Customer's failure to pay any amounts required to be paid to Vendor under this agreement on a timely basis;

          (B) Until the purchase price has been paid in full, any attempt by Customer to assign, sell. mortgage, or otherwise convey the Equipment;

          (C) Prior to the payment in full of the purchase price, Customer causing or permitting any encumbrance, of any nature whatsoever, to attach to Customer's interest in the Equipment in favor of any person or entity other than Vendor;

          (D) The entry of any order for relief under any provision of the federal bankruptcy code in any bankruptcy proceedings initiated by or against Customer; or

          (E) Customer's breach of any of the terms or conditions of by the laws of the State of Nebraska. this agreement.

IX. GENERAL

          9.1 TITLES. Titles and paragraph headings are for reference purposes only and are not to be considered a part of this agreement.

          9.2 FORCE MAJEURE. No party shall be liable for delay in performance hereunder due to causes beyond its control, including but not limited to acts of God, fires, strikes, delinquencies of suppliers, intervention of any governmental authority or acts of war, and each party shall take steps to minimize any such delay.

          9.3 WAIVER. No waiver of any breach of any provision of this agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof and no waiver shall be effective unless made in writing and signed by an authorized representative of the party to be charged therewith.

          9.4 SEVERABILITY. In the event that any provision of this agreement shall be illegal or otherwise unenforceable, such provision shall be severed from this agreement and the entire agreement shall not fail on account thereof, the balance of the agreement continuing in full force and effect.

          9.5 NOTICES. Any notice which either party hereto is required or permitted to give hereunder shall be addressed to the party to be charged therewith at the address set forth below and shall be given by certified or registered mail. Any such notice shall be deemed given on the date of deposit in the mail.

          9.6 ENTIRE AGREEMENT. THE PARTIES HERETO ACKNOWLEDGE THAT EACH HAS
READ THIS AGREEMENT, UNDERSTANDS IT, AND AGREES TO BE BOUND BY ITS TERMS. THE
PARTIES FURTHER AGREE THAT THIS AGREEMENT AND ANY MODIFICATIONS MADE PURSUANT
TO IT CONSTITUTE THE COMPLETE AND EXCLUSIVE WRITTEN EXPRESSION OF THE TERMS
OF THE AGREEMENT BETWEEN THE PARTIES, AND SUPERSEDE ALL PRIOR OR
CONTEMPORANEOUS PROPOSALS, ORAL OR WRITTI EN, UNDERSTANDINGS,
REPRESENTATIONS, CONDITIONS, WARRANTIES, COVENANTS, AND ALL OTHER
COMMUNICATIONS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS
AGREEMENT. THE PARTIES FURTHER AGREE THAT THIS AGREEMENT MAY NOT IN ANY WAY
BE EXPLAINED OR SUPPLEMENTED BY A PRIOR OR EXISTING COURSE OF DEALINGS
BETWEEN THE PARTIES, BY ANY USAGE OF TRADE OR CUSTOM, OR BY ANY PRIOR
PERFORMANCE BETWEEN THE Parties PURSUANT TO THIS AGREEMENT OR OTHERWISE. IN
THE EVENT CUSTOMER ISSUES A PURCHASE ORDER OR OTHER INSTRUMENT COVERING THE
EQUIPMENT HEREIN SPECIFIED, IT IS UNDERSTOOD AND AGREED THAT SUCH PURCHASE
ORDER OR OTHER INSTRUMENT IS FOR CUSTOMER'S INTERNAL USE AND PURPOSES ONLY
AND SHALL IN NO WAY AFFECT ANY OF THE TERMS AND CONDITIONS OF THIS AGREEMENT.

          9.7 GOVERNING LAW. This agreement is accepted in the State of Nebraska, and shall be enforced in accordance with and governed by the laws of the State of Nebraska.

          9.8 CHOICE OF FORUM. Any action arising out of or related to this agreement or the transaction herein described, whether at law or in equity, may be instituted in and litigated in the state or federal courts of the State of Nebraska. In accordance herewith, the parties hereto submit to the jurisdiction of the courts of said state. Any party being not a resident of Nebraska at the time of suit hereby appoints the Secretary of State of Nebraska as its agent for receipt of service of process.

          9.9 ATTORNEY'S FEES. In the event that any action or proceeding is brought in connection with this agreement the prevailing party therein shall be entitled to recover its costs and reasonable attorney's fees.

          9.10 EFFECTIVE DATE. This agreement shall be effective on the date accepted and executed by an authorized representative of Vendor.

CUSTOMER:
POINTE FINANCIAL CORPORATION
Signature: /s/
Name:     R. CARL PALMER, JR. / PAMELA A. OLSON
Title:    PRESIDENT-CEO  /  VICE PRESIDENT
Address:  21845 POWERLINE ROAD
          BOCA RATON FL 33433
Date:     FEBRUARY 24, 1997

VENDOR:
INFORMATION TECHNOLOGY, INC.
Signature: /s/
Name:     Michael K. Young
Title:    Senior Vice President
Address:  1345 Old Cheney Road
          Lincoln, NE 68512
Date Accepted: May 23, 1997

APPENDIX A

EQUIPMENT AND TERMS

1. MANUFACTURER. The Manufacturer of the Equipment subject
   to this agreement is:   Unisys Corporation

2. PURCHASE PRICE: The purchase price for the Equipment is $242,070 . 0 % thereof shall be payable upon execution of this agreement, the balance upon delivery of the Equipment.

3. EQUIPMENT. The Equipment subject to this agreement consists of the following:


                                                           PURCHASE              EXTENDED
QTY. STYLE                DESCRIPTION                      PRICE                 PRICE

1    NX4601-11            SYS. NX460 I -MODEL 11           $101,110              $101,110
1      NX4601-AP1           CABINET:NX4601-11
1      OR400-SY1            PROC:SINGLE IST PROC
1      OR400-OP             ACC.OPERATIONAL CODE
1      NX4601-100           FUNCT'L S/V: NX4601-11
1      A14-96S              MEM:96MB INCRENENT
1    NX4600-CP2           INSTL:NX4600 COW PKG 2             35,850               335,850
1      RM5-CA4              INSTL:CHANNEL ADPTR MOD
1      CA3301-FT            ADPTR:CA RACK FEED THRU
1      CBLIO-CS             CABLE:10FT CSBUS
1      CA622-BAS            CTRL:ENTRY 802.3 BASE
1      CA600-OMS            ADPTR:ETH ADAPTER
1      CP2013-5             I/F:802.3 LAN TRANSC VER
1      CHN36-CNV            UPGRD:3U-6U CA RACK UPGR
1      RM36-FPM             INSTL:FRAME ASSY, 36U
1      RM36-AP1             INSTL:SKIN-TOP, REAR, SIDE
1      RM2-TRM              INSTL:APPEARANCE TRIM
1      RM1319-HK            INSTL:FRONT FILLERS
1      RM1936-FOT           INSTL:STABILIZER FOOT
       ASD1545-SEA          DISK:1.54 GB SE 180 SECT
1    VX1401-BSE           SYS:BASIC SERVER 1X1
1      SFR600081-ZA2        SYS:PENT PRO BASE SYSTEM
1      SXE6200-512          PROCTP 200MZ W/512 CA
1      NIEM62 I-SIM         MEM:MEM CARD W/SIMM SKTS
1      RAD341-PCI           CTRL:3CHAN RAID W/4MB CA
1      CDR1200-SI           DISK:12-SP INT SCSI CDR
2      HDS2000-WC5          DISK:2G SCA WIDE SCSI
1      PCV102-PCI           CTRL:GRPH ADATR 2MB DRAM
1      PCI300-SUN           CTRL:ULTRA NARROW SCSI
1      CBL421-SXE           CABLE:SXE WIDE SCSI CBL
1      ETH101001-PCI        LAN HW:10/100MB TX - PCI
1      PCT4000-INT          TAPE:4GB INTERNAL TAPE
1      VXF4000-81Z          INSTL:FASCIA, NT SERVER
1      VX9999-CPS           INSTL:CLEARPATH SVR APPL
1    NX4010-FNT           INSTL.-SINGLE DOMAIN PAGE
1      CCP6065-XED          INSTL:DIFF. CCP KIT
1      CBL25-CSD            CABLE:25FT EXT DIFF BUS
2      vx4000-xcr           COMM HW:TRANSCEIVER
4      DSH600007-TBT        CABLE:TW PAR 10 BAST, 7M
1      VX4004-SVvrr         ACC:MONIKEY/MOUSE SWTICH
1      VX4000-SVv'H         ACC:SWITCHING HUB
1      CBL25-APX            CABLE:25 FT APEX SWITCH
2    CA312-SCI            ADPTR:DIFFERENTIAL SCS12            7,500                15,000
1    HS8505-TD            TAPE:8MM TABLE TOP DIF              4,495                 4,495
2    CBL313-IOA           CABLE: 10' SCSI I/0                   100                   200
1    0P378-33             ADPTR:DATA COMM HOST 4              4,000                 4,000
1    CBL378-8             CABLE:CONN BOX - 8 FT                 150                   150
1    OMS-332144-S25       DISK:PKG SP 4X1, 545MB
1      OMS3000-SC           DISK:3UJ SCSI RACK W/PCM
1      OSM1000-040          UPGRD:OSMf50P-C SW2WD
1      OSM3000-APM          UPGRD:ALWAYS POWER MOD
1      OSM3000-SBS          UPGRD:0SM STATUS BUS SLV
1      OSM3000-RMK          UPGRD:USE CAB MOUNTING K
4      OSD2100-S25          DISK:DEV CAGE 1.545MB SP
1    RM3-APC              POWER:AUTOMATIC CONTROL             6,000                 6,000
1    WX400064-MEM         MEM:INTTIAL 64NlBMEMORY
8      MTP6-8M              MEM:60NS PARITY/TIN/72P
2    OSM1000-PRC          INSTL.OSM IEC320 PWR CRD
                          TOTAL HARDWARE                                         $180,185



SYSTEM SOFTWARE



                                                           INITIAL
                                                           ALC       EXTENDED
QTY. STYLE                DESCRIPTION                      PRICE     PRICE
1    NXU4601-11W          SUBSCRN:SSU 4601-11              S2,055    $ 2.055
1      NXIO-SSW             SLBSCRN:SSU
1      TXCI-API             GLI:TXCLIENT API IU
5      ICW30-CS             WRKST SW:INFOCONNECT CS
1    NXP30-DCS            COM SW:DATA COMM                  7,700      7,700
1      NXI0-DCS             COM SW:DATA COMM
1    NXP30-BYC            COM SW:BISYNC PROTOCOL            2,673      2,673
1      NXPIOBYC             COM SW:BISYNC PROTOCOL,
1    NXP30-RMP            COM SW:REMOTE PRINT SYS           7,832      7,832
1      NXIO-RMP             COM SW:REMOTE PRINT SYS
1    VXS 1104-IN          IOE:NT/TMCP IXI-4 ENGLISH
1      NTS35104-L           O/S,NT 3.51 SERVER 4 PROC
1    A5300-SL2            DRIVER: SNINI TAPE                  525        525
                          TOTAL SOFTWARE                             $20,785



                                                          ONE TIME
                                                          LICENSE    EXTENDED
QTY. STYLE                DESCRIPTION                     PRICE      PRICE

1    NXS4601-11W          IOE:NT/MCP 4601-11              $41,100    $41,100
1      NIX10-MCM            10E.NX SYS SW CORMEDIA
1      NX1O-CPW             IOE:NT/MCP COMM PLAT SW
1      NXIO-CNN             IOE:NT/NlCP COMM NW SW
1      NX4600-PSS           IOE:PLATFORM SPECIFIC SW
1      NXC4-ODL             DATAMGT:ODBC 4 USER LIC
1      NXCI-CSL             OLPT:1 USER C/S LIC LO
1      NXC25-NXV            WRKST SW:ICXVIEW 25U LO
1      TXCI-R.T             GUI:TXCLIENT R/T IU
                            TOTAL ONE TIME LICENSE                    $41,100


MKT3031691


                                    (LOGO)
                         INFORMATION TECHNOLOGY INC.
                           EQUIPMENT SALE AGREEMENT

Agreement made between Information Technology, Inc. (the "Vendor"), and the "Customer" identified below.

I. PURCHASE

          1.1 Customer hereby purchases from Vendor and Vendor hereby sells to Customer the equipment identified in Appendix A (the "Equipment"), upon the terms set forth in this agreement.

III. DELIVERY

          2.1 Delivery and installation of the Equipment will be made by the manufacturer of the Equipment identified in Appendix A (the "Manufacturer"), at Customer's address set forth below. Customer agrees to have a site adequately and properly prepared, in accordance with Manufacturer's instructions, to receive and accept delivery of the Equipment. In no event shall Vendor be responsible to Customer for any delays in delivery or Installation or any damages to Customer resulting from such delays.

III.. CONSIDERATION

          3.1 PURCHASE PRICE. As and for the purchase price for the Equipment, Customer agrees to pay Vendor and Vendor agrees to accept from Customer, the purchase price specified in Appendix A.

          3.2 TAXES AND OTHER CHARGES. In addition to the purchase price, Customer shall pay all transportation charges and all taxes (including, without limitation, sales, use, privilege, ad valorem or excise taxes) and customs duties paid or payable by Vendor, however designated, levied or based on amounts payable to Vendor under this agreement, but exclusive of federal, state and local taxes based on Vendor's net Income. if additional labor and rigging are required for installation due to Customer's special site requirements, Customer will pay those costs, including costs to meet union or local law requirements. Customer shall not deduct from payments to Vendor any amounts paid or payable to third parties for transportation charges, customs duties or taxes, however designated.

          3.3 MANNER OF PAYMENTS. The purchase price and other charges arising under this agreement shall be payable by Customer to Vendor in the following manner.

          (A) A percentage of the purchase price, as specified in Appendix(A, shall be payable upon execution of this agreement by Customer-, the receipt or deposit of such payment, however, shall not constitute Vendor's acceptance of this agreement.

          (B) The balance of the purchase price, together with any transportation charges and any taxes and duties theretofore incurred by Vendor, shall be payable upon delivery of the Equipment to Customer.

          (C) Any taxes, dudes, or other charges incurred by Vendor following delivery of the Equipment shall be payable within ten (10) days of receipt by Customer of Vendors invoice therefor.

          3.4 CURRENCY. The purchase price and any other charges arising under this agreement shall be invoiced and be payable in U. S. Dollars.

          3.5 LATE PAYMENT. Customer shall pay a late payment charge of one and one-half percent (1 1/2%) per month, or the maximum late payment charge permitted by applicable law, whichever is less, on any amount payable by Customer under this Agreement and not paid when due. Said late payment charge shall be applied for each calendar month (or fraction thereon that such payment is not made following its due date.

IV. TITLE

          4.1 Until such time as the purchase price and any other charges payable to Vendor as of the date of delivery have been paid in full, the Equipment and all instruction manuals therefor shall remain the property of Vendor and, at the option of Vendor, shall be returned to Vendor at Customers expense in the event the purchase price is not paid as here-in-above provided.

V. SECURITY

          5.1 Vendor reserves and Customer grants to Vendor a security interest in the Equipment as security for the performance by Customer of Its obligations hereunder Including, but not limited to, payment of the purchase price and other charges as specified in Section Ill above. A copy of this agreement may be filed in appropriate filing offices at any time after signature by Customer as a financing statement or Vendor may require and Customer shall execute a separate financing statement for purposes of perfecting Vendors security interest granted pursuant to the provisions of this paragraph.

VI. CUSTOMER OBLIGATIONS

          6.1 RISK OF LOSS. From and after the date of delivery, the risk of loss or damage to the Equipment shall be on the Customer.

          6.2 OPERATION. Customer acknowledges and agrees that it is exclusively responsible for the operation, supervision, management and control of the Equipment, including, but not limited to, providing adequate training for its personnel, instituting appropriate security procedures, and Implementing reasonable procedures to examine and verify all output before use. Vendor shall have no responsibility or liability for Customers selection or use of the Equipment or any associated equipment

VII. WARRANTIES

          7.1 WARRANTY. Vendor warrants to Customer that it has the right to transfer title of the Equipment to Customer. Vendor's sole liability under this warranty shall be to obtain any title or authorization necessary to transfer such title to Customer.

          7.2 DISCLAIMERL THE FOREGOING WARRANTY IS IN LIEU OF ALL
OTHER WARRANTIES AND NO OTHER WARRANTY IS EXPRESSED OR IMPLIED,
INCLUDING,
BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

          7.3 MANUFACTURER*S WARRANTY. Customer expressly understands and agrees that warranties regarding patents, materials, workmanship or use of the Equipment (the "Manufacturer's Warranty"), if any, are made exclusively by the Manufacturer and not by Vendor, and if made, shall be encompassed within a separate agreement. Customer's exclusive remedy under Manufacturer's Warranty shall be as provided therein and shall lie exclusively against and be obtainable only from the Manufacturer, and Customer expressly agrees that it shall have no claim or cause of action against Vendor In the event the Manufacturer Is for any reason unwilling or unable to perform under the terms of Manufacturer's Warranty.

          7.4 LIMITATION OF LIABILITY. Customer expressly agrees that Vendor's responsibilities in the event of its breach of the warranties contained in paragraph 7.1 of this agreement are as set forth in said paragraph. Vendors liability for damages, regardless of the form of action shall not exceed the purchase Price set forth in Appendix A to this agreement and shall arise only if the remedies set forth in paragraph 7.1 are not fulfilled by Vendor. Customer further agrees that Vendor will not be liable for any lost profits, or for any claim or demand against Customer by any other party. IN NO EVENT WILL VENDOR BE LIABLE FOR CONSEQUENTIAL DAMAGES EVEN IF VENDOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. No action, regardless of form, arising out of the transactions under this agreement, may be brought by either party more than one (I ) year after the cause of action has accrued. except that an action for non-payment may be brought within one
(1) year after the date of the last payment.

THE CUSTOMER'S REMEDIES SET FORTH IN THIS AGREEMENT ARE EXCLUSIVE.

VIII. DEFAULT

          8.1 REMEDY. Upon the occurrence of an event of default, as hereinafter defined, by Customer, if the Equipment has theretofore been delivered, Vendor may recover, together with any included damages, any unpaid portion of the purchase price of the Equipment as specified in Appendix A hereto. If the Equipment has not been delivered, in which event Vendor may withhold delivery of such Equipment, or if the Equipment is returned to Vendor Vendors election pursuant to Section IV, Vendor shall resell the Equipment. Upon such resale, Vendor shall recover from Customer the difference between the unpaid portion of the purchase price, as specified in Appendix A, and the resale price, together with any incidental damages, including expenses of resale, sustained by Vendor by reason of Customers breach. If the resale price exceeds the unpaid portion of the purchase price and Vendors incidental damages, Vendor shall remit the excess to Customer.

          8.2 EVENTS OF DEFAULT. As utilized in this agreement, an event of default is defined as any of the following:

          (A) Customer's failure to pay any amounts required to be Paid to Vendor under this agreement on a timely basis;

          (B) Until the purchase price has been paid in full, any attempt by Customer to assign, sell, mortgage, or otherwise convey the Equipment;

          (C) Prior to the payment in full of the purchase price, Customer causing or permitting any encumbrance, of any nature whatsoever, to attach to Customers interest in the Equipment in favor of any person or entity other than Vendor;

          (D) The entry of any order for relief under any provision of the federal bankruptcy code in any bankruptcy proceedings initiated by or against Customer or

          (E) Customers breach of any of the terms or conditions of this agreement.

IX. GENERAL

          9.1 TITLES. Titles and paragraph headings are for reference purposes only and are not to be considered a part of this agreement.

          9.2 FORCE MAJEURE. No party shall be liable for delay in performance hereunder due to causes beyond its control, including but not limited to acts of God, fires, strikes, delinquencies of suppers, intervention of any governmental authority or acts of war, and each party shall take steps to minimize any such delay.

          9.3 WAIVER. No waiver of any breach of any provision of this agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof and no waiver snail be effective unless made in writing and signed by an authorized representative of the party to be charged therewith.

          9.4 SEVERABILITY. In the event that any provision of this agreement shall be illegal or otherwise unenforceable, such provision snail be severed from this agreement and the entire agreement snail not fail on account thereof, the balance of the agreement continuing in full force and effect.

          9.5 NOTICES. Any notice which either party hereto is required or permitted to give hereunder shall be addressed to the party to be charged therewith at the address set forth below and shall be given by certified or registered mail. Any such notice shall be agreement given on the date of deposit in the mail.

          9.6 ENTIRE AGREEMENT. THE PARTIES HERETO ACKNOWLEDGE THAT EACH HAS READ THIS AGREEMENT, UNDERSTANDS IT, AND AGREES TO BE BOUND BY ITS TERMS, THE PARTIES FURTHER AGREE THAT THIS AGREEMENT AND ANY MODIFICATIONS MADE PURSUANT TO IT CONSTITUTE THE COMPLETE AND EXCLUSIVE WRITTEN EXPRESSION OF THE TERMS OF THE AGREEMENT BETWEEN THE PARTIES, AND SUPERSEDE ALL PRIOR CR COI~TEMPORANEOUS PROPOSALS, ORAL OR WRITTEN, UNDERSTANDINGS, REPRESENTATIONS, CONDITICNS, WARRANTIES, COVENANTS, AND ALL OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT. THE PARTIES FURTHER AGREE THAT THIS AGREEMENT MAY NOT IN ANY WAY BE EXPLAINED OR SUPPLEMENTED BY A PRICR OR EXISTING COURSE OF DEALINGS BETWEEN THE PARTIES, BY ANY USAGE OF TRADE OR CUSTOM, OR BY ANY PRIOR PERFORMANCE BETWEEN THE PARTIES PURSUANT TO THIS AGREEMENT OR OTHERWISE. IN THE EVENT CUSTOMER ISSUES A PURCHASE ORDER OR OTHER INSTRUMENT COVERING THE EQUIPMENT HEREIN SPECIFIED, IT IS UNDERSTOOD AND AGREED THAT SUCH PURCHASE ORDER OR OTHER INSTRUMENT IS FOR CUSTOMER'S INTERNAL USE AND PURPOSES ONLY AND SHALL IN NO WAY AFFECT ANY OF THE TERMS. AND CONDITIONS OF THIS AGREEMENT.

          9.7 GOVERNING LAW. This agreement is accepted in the State of Nebraska, and shall be enforced in accordance with and governed by the laws of the State of Nebraska.

          9.8 CHOICE OF FORUM. Any action arising out of or related to this agreement or the transaction herein described, whether at law or in equity, may be instituted in and litigated in the state or federal courts of the State of Nebraska. In accordance herewith, the parties hereto submit to the jurisdiction of the courts of said state. Any party being not a resident of Nebraska at the time of suit hereby appoints the Secretary of State of Nebraska as its agent for receipt of service of process.

          9.9 ATTORNEY'S FEES. In the event that any action or proceeding is brought in connection with this agreement the prevailing party therein shall be entitled to recover its costs and reasonable attorneys fees.

          9.10 EFFECTIVE DATE. This agreement shall be effective on the date accepted and executed by an authorized representative of Vendor.

CUSTOMER:
POINTE FINANCIAL CORPORATION
Signature: /s/
Name:      C. DARYL HOLLIS
Title:     SENIOR VICE PRESIDENT
Address:   21845 Powerline Road
           Boca Raton, FL 33433
Date:      AUGUST 17, 1995

VENDOR:
INFORMATION TECHNOLOGY, INC.
Signature:  /s/
Name:       Michael K. Young
Title:      Vice President
Address:    1345 Old Cheney Road
            Lincoln, NE 68512
Date Accepted:  11/14/95

                                  APPENDIX A
                             EQUIPMENT AND TERMS

1. MANUFACTURER. The Manufacturer of the Equipment subject to this agreement is: InterVoice, Inc.

2. PURCHASE PRICE: The purchase price for the Equipment is $32,290.00. 100% thereof shall be payable upon execution of this agreement, the balance upon delivery of the Equipment.

3. EQUIPMENT. The Equipment subject to this agreement consists of the following:


QTY    STYLE NUMBER      DESCRIPTION                 UNIT PRICE  TOTAL
1      25.27.04          4 Port Analog System        $23,500.00  $23,500.00
1      22.15.20          Unisys TDI Interface          5,200.00    5,200.00
1      21.71.11          Fax Interface                 2,800.00    2,800.00
1      21.97.10          On-Site Installation            790.00      790.00
                         TOTAL:                                  $32,290.00


MKT303/0595
                                    (LOGO)
                         INFORMATION TECHNOLOGY INC.
                          PRODUCT LICENSE AGREEMENT

Agreement made between Information Technology, Inc. (the "Vendor"), and the "Customer" identified below.

I. LICENSED PRODUCT

          1.1 LICENSE. Vendor grants to Customer and Customer accepts from Vendor a non-exclusive and nontransferable license to use the products identified in Appendix A (the "Product") under the terms set forth in this agreement. The license herein granted shall commence upon the date of delivery of the Product and shall remain in effect for so long as Vendor's warranties set forth in Article V remain in effect.

          1.2 PROPRIETARY NATURE OF PRODUCT AND TITLE. The Product and any operations manuals, Instructions, and other documents or written materials provided to Customer as instruction in the use of the Product (the "Documentation") are acknowledged by Customer to be and contain Vendors proprietary information and trade secrets, whether or not any portion thereof Is or may be validly copyrighted or patented, acknowledged to be protected by civil and criminal law, and acknowledged to be of great value to Vendor. Except as specifically licensed under this agreement, title and all ownership rights to the Product and the Documentation remain with Vendor. Customer shall retain or affix such evidences of ownership and proprietary notices as Vendor may reasonably request. This paragraph shall survive the term or termination of this agreement.

          1.3 USE OF PRODUCT. The Product may be used only for, by and on behalf of Customer and only in connection with Customers business operations. This license Is granted only for use at a single location Identified in Appendix A and upon a single computer system (CPU) identified in Appendix A and may not be used upon any other computer or at any other location except as provided under Paragraph 1.4.

          1.4 BACKUP AND EMERGENCY USE. In the event Customer is unable to use the Product at the location identified in Appendix A due to an emergency, or to test emergency procedures, Vendor grants to Customer the right to use the Product at a location other than the location defined in Appendix A. Any such use shall be subject to all other restrictions of this agreement and shall continue only so long as the condition giving rise to such use continues. Prior to commencing such use, if possible, and in any event within forty-eight (48) hours of such use, Customer shall give Vendor written notice of the circumstance, location and the expected length of such use. Failure to give notice shall nullify Customers right of emergency use, as herein granted.

          1.5 ASSIGNMENT. Customer rights under this agreement and in and to the Product may not be assigned, licensed, sublicensed, pledged, or otherwise transferred voluntarily, by operation of law or otherwise without Vendor's prior written consent, and any such prohibited assignment shall be null and void.

II. CONSIDERATION

          2.1 LICENSE FEE. In consideration of the license of the Product granted under this agreement, Customer shall pay to Vendor the license fee specified in Appendix A. Such license fee does not include, except as expressly provided in this agreement or Appendix A hereto, Installation or maintenance of the Product, data base conversion, media, transportation charges, or taxes, all of which costs and taxes shall be the obligation of Customer.

          2.2 MANNER OF PAYMENT. The license fee listed in Appendix A shall be payable In the following manner

          (A) A percentage of the license fee, as specified in Appendix A, upon execution of this license agreement by Customer.

          (B) The balance, including any applicable taxes, upon delivery of the Product by Vendor to Customer.

Invoices respecting the license fee shall be rendered in accordance with the above payment schedule and are payable to Vendor at Vendor's address set forth below within ten (110) days of receipt.

          2.3 TAXES. In addition to the license fee payable hereunder, Customer shall pay all taxes (including, without limitation, sales, use, privilege, ad valorem or excise taxes) and customs duties paid or now or hereafter payable, however designated, levied or based on amounts payable to Vendor hereunder or on Customers use or possession of the Product under this agreement or upon the presence of the Product at the location identified in Appendix A, but exclusive of federal, state and local taxes based on Vendors net Income. Customer shall not deduct from payments to Vendor any amounts paid or payable to third parties for customs duties or taxes, however designated.

          2.4 CURRENCY. The purchase price and any other charges arising under this agreement snail be Invoiced and be payable in U. S. Dollars.

          2.5 LATE PAYMENT. Customer shall pay a late payment charge of one and one-half percent (11 1/2%) per month, or the maximum late payment charge permitted by applicable law, whichever is less, on any amount payable by Customer under this Agreement and not paid when due. Said late payment charge shall be applied for each calendar month (or fraction thereof) that such payment is not made following its due date.

          2.6 SECURITY. Vendor reserves and Customer grants to Vendor a security interest in the rights of Customer for use of the Product and in the Documentation as security for the performance by Customer of its obligations hereunder including, but not limited to, payment of the license fee set forth In Appendix A. A copy of this agreement may be flied in appropriate filing offices at any time after signature by Customer as a financing statement or Vendor may require and Customer shall execute a separate financing statement for purposes of perfecting Vendor's security interest granted pursuant to the provisions of this paragraph.

III. DELIVERY, TRAINING AND OPERATION

          3.1 DELIVERY. Vendor shall deliver the Product and Customer shall accept delivery of the Product at Customers address set forth below. Unless delayed, as hereinafter provided for, delivery shall be completed within one
(1) year of the date accepted by Vendor.

          3.2 DELIVERY DELAYS. In the event Customer requests delay of delivery, Vendor shall not be obligated to effect delivery of the Product except upon thirty (30) days written notice by Customer to Vendor. If delay In delivery is due to any cause beyond the control of Vendor, the date upon which delivery is to be completed shall be extended by the number of days of such delay.

          3.3 TRAINING. Classes in the operation of the Product are available at the offices of Vendor, an a regularly scheduled basis at Vendors normal rates with respect thereto. All travel, meal and lodging expenses of Customer in connection with such training shall be borne by Customer. On-site training or assistance will be available solely at Vendor's discretion and will be charged to Customer at Vendor's normal rates together with reasonable expenses for travel, meals, lodging and local transportation.

          3.4 ASSISTANCE BY CUSTOMER. Customer shall provide reasonable assistance and cooperation to Vendor In preparation of the Product and the delivery or installation thereof. Such assistance and cooperation shall Include, as appropriate, reasonable access to Customer's facility and to Customers records, as necessary.

          3.5 DOCUMENTATION. Operations manuals In respect to the Product will be delivered to Customer prior to or contemporaneously with the delivery of the Product.

          3.6 RISK OF LOSS. If the Product or the Documentation is lost or damaged, In whole or In part, during shipment, Vendor will replace said Product or Documentation at no additional charge to Customer. Upon delivery In good condition of the Product and the Documentation, Customer shad be responsible therefor and bear the risk of loss for said Product and Documentation.

          3.7 INSTALLATION ASSISTANCE. Vendor may, at Its sole discretion, assist Customer in any required installation of the Product at Vendors normal charges for such assistance. Expenses, including but not limited to computer time, travel, meals, lodging and local transportation incurred in connection therewith, shall be borne by Customer. In no event shall Vendor be liable to Customer for loss of profits, consequential, incidental. indirect or special damages arising from Vendor's efforts to assist in such installation. Vendor agrees to treat Customer's confidential business with the same security as it would its own.

          3.8 OPERATION. Customer acknowledges and agrees that ft is exclusively responsible for the operation, supervision, management and control of the Product, including, but not limited to, providing adequate training for its personnel, instituting appropriate security procedures, and implementing reasonable procedures to examine and verify all output before use. Vendor shall have no responsibility or liability for Customers selection or use of the Product or any associated equipment.

          3.9 CUSTOMER OBLIGATIONS. In order to maintain the continuing integrity and proper operation of the Product, Customer agrees to implement, in the manner instructed by Vendor, each error correction and each enhancement and improvement provided to Customer by Vendor. Customers failure to do so shall relieve Vendor of any responsibility or liability whatsoever for any failure or malfunction of the Product as modified by a subsequent correction or improvement, but in no such event shall Customer be relieved of the responsibility for payment of fees and charges otherwise properly invoiced during the term hereof. If requested by Vendor, Customer agrees to provide written documentation and details to Vendor to substantiate problems and to assist Vendor in the identification and detection of problems, errors and malfunctions; and Customer agrees that Vendor shall have no obligation or liability for said problems until it has received such documentation and details from Customer.

IV. VENDOR'S PROPRIETARY RIGHTS

          4.1 NON-DISCLOSURE. Customer shall take all reasonable steps necessary to ensure that neither the Product nor the Documentation, nor any portion thereof, on magnetic tape or disk or in any other form, is made available or disclosed by Customer or any of its agents or employees to any other person. firm or corporation. Customer may disclose relevant aspects of the Product and Documentation to its employees and agents to the extent such disclosure is reasonably necessary to Customer's use of the Product, provided, however, Customer agrees that it will cause all persons permitted such access to the Product and the Documentation to observe and perform the foregoing non- disclosure covenant, and that ft will advise Vendor of the procedures employed for this purpose. Customer shall hold Vendor harmless against any loss, cost, expense, claim or liability, including reasonable attorney's fees, resulting from Customer's breach of this non-disclosure obligation. This paragraph shall survive the term or termination of this agreement.

          4.2 COPIES. Customer agrees that while the Product and the Documentation are in its custody and possession, it will not (a) copy or duplicate or permit anyone else to copy or duplicate any of the Product, Documentation or Information furnished by Vendor, or (b) create or attempt to create, or permit others to create or attempt to create, by reverse engineering or otherwise, the Product, the Documentation or other information made available under this agreement or otherwise, (whether oral, written, tangible or intangible). Notwithstanding the foregoing, Customer may make and retain two (2) copies of the Product, Including all enhancements and changes hereto, only for use in emergencies or to test emergency procedures and may copy for Its own use and at its own expense the Documentation, but shall advise Vendor of the specific item copied, the number of copies made and their distribution. The original and any copies in whole or In part of the Product or Documentation which are made pursuant to this provision shall be the exclusive property of Vendor and shall be fully subject to the provisions of this agreement. Customer agrees to retain or place Vendors proprietary notice on any copies or partial copies made pursuant to this provision.

          4.3 UNAUTHORIZED ACTS. Customer agrees to notify Vendor Immediately of the unauthorized possession, use, or knowledge of the Product, Documentation or any information made available to Customer pursuant to this agreement, by any person or organization not authorized by this agreement to have such possession. use or knowledge. Customer will, thereafter. fully cooperate with Vendor in the protection and redress of VendorOs proprietary rights. Customers compliance with this paragraph shall not, however, be construed in any way as a waiver of Vendor's rights against Customer for Customers negligent or intentional harm to VendorOs proprietary rights. or for breach of Vendor's contractual rights.

          4.4 INSPECTION. To assist Vendor in the protection of its proprietary rights, Customer shall permit representatives of Vendor to inspect the Product and Documentation and their use, including inspection of any location in which they are being used or kept at all reasonable times.

          4.5 INJUNCTIVE RELIEF. If Customer attempts to use, copy, license, sublicense, sell or otherwise convey or to disclose the Product or Documentation, in any manner contrary to the terms of this agreement or in derogation of Vendor's proprietary rights, whether such rights are explicitly herein stated, determined by law or otherwise, Vendor shall have, in addition to any other remedies available to it, the right to injunctive relief enjoining such actions, Customer hereby acknowledging that other remedies are inadequate.

V. MAINTENANCE, ENHANCEMENTS AND WARRANTIES

          5.1 PRODUCT WARRANTY. Vendor warrants that at delivery, the Product will perform in accordance with the then current Documentation provided Customer, and further warrants that it has the right to authorize the use of the Product under this agreement. Vendors obligation and liability under this paragraph shall, however, be limited to the replacement and correction of the Product so that it will so perform, or to obtaining any authorization necessary to make effective the grant of license to Customer of the use of the Product.

          5.2 PATENT INFRINGEMENTS. Vendor shall hold harmless and defend Customer from any claim or any suit based on any claim that the use of the Product by Customer under this agreement infringes on any patent, copyright, trademark, or other proprietary right of any third party, provided that Customer gives Vendor prompt and written notice of any such claim or suit and permits Vendor to control the defense thereof.

          5.3 WARRANTY DISCLAIMER- THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES AND NO OTHER WARRANTY IS EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

          5.4 RENEWAL OF WARRANTIES. Unless sooner terminated pursuant to the provisions of paragraph 5.6, the warranties granted by paragraphs 5.1 and 5.2 (subject, however, to all limitations and disclaimers contained within this agreement) and the right to any enhancements or corrections developed by Vendor under paragraph 5.5, shall be subject to extension for successive one-year warranty periods commencing on the date of the delivery of the Product. Each one year extension (the "Warranty Period") shall be deemed to automatically occur unless notice is given by either Customer or Vendor of an election not to so extend, such notice to be given on or prior to the sixtieth (60th) day preceding the Warranty Period. Any such extension shall in no event be effective unless Customer shall have paid to Vendor on or prior to the beginning of the Warranty Period its then current annual maintenance fee.

          5.5 ENHANCEMENTS AND CHANGES. Vendor shall provide Customer with all enhancements and changes to the Product designed or developed by Vendor and released to its other customers during the Warranty Period. Any change or enhancement to the Product, whether developed or designed by Vendor or by Customer shall be and remain the property of Vendor, provided, however, that Customer shall be entitled to a perpetual license without additional license fee of any enhancements or corrections developed by Customer. Vendor reserves the right to make changes In operating procedures, program language, file structures, access techniques, general purpose programs, data storage requirements, Input and output formats, report formats, types of hardware supported, throughput, and other related programming and documentation improvements required to maintain the Product current. As part of these services, Vendor will provide Customer the changes with written instructions concerning implementation. It is understood and agreed that Vendor provision of improvements and enhancements under this paragraph does not include providing to Customer new product which may result from rewriting the Product. Vendor alone shall determine whether the work product of Vendor constitutes new product as a result of a complete rewrite (which is not provided to Customer hereunder) or an improvement or enhancement of the Product (which will be provided to Customer).

          5.6 TERMINATION OF WARRANTIES. The warranties expressed in paragraphs 5.1 and 5.2 and Customer's rights under paragraph 5.5 shall immediately terminate if the Product is revised, changed, enhanced, modified or maintained by any one other than Vendor without the prior specific direction or written approval of Vendor.

          5.7 LIMITATION OF LIABILITY. Customer expressly agrees that Vendor's responsibilities in the event of its breach of the warranties contained in paragraphs 5.1 and 5.2 are as set forth in said paragraphs. Vendors liability for damages, including but not limited to liability for patent or copyright infringement, regardless of the form of action, shall not exceed the license fee set forth in Appendix A to this agreement and shall arise only if the remedies provided in paragraph 5.1 and 5.2 are not fulfilled by Vendor. Customer further agrees that Vendor will not be liable for any lost profits, or for any claim or demand against Customer by any other party, except a claim for patent or copyright infringement as provided herein. IN NO EVENT WILL VENDOR BE LIABLE FOR CONSEQUENTIAL DAMAGES EVEN IF VENDOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. No action, regardless of form, arising out of this agreement, may be brought by either party more than one (1 ) year after the cause of action has accrued, except that an action for non-payment may be brought within one (1) year after the date of last payment. No action by Vendor for wrongful disclosure or use of the Product or Documentation shall be deemed to have accrued until Vendor receives actual notice of such wrongful disclosure or use.

THE CUSTOMER'S REMEDIES SET FORTH IN THIS AGREEMENT ARE EXCLUSIVE.

VI. DEFAULT

          6.1 TERMINATION. Vendor may terminate this agreement and the license granted hereunder in the event of a default by Customer unless Customer shall have cured the event of default, as hereinafter defined, within twenty (20) days after notice of such event of default given by Vendor to Customer. This agreement and the license granted hereunder shall automatically terminate if Vendors warranties are not renewed as contemplated in paragraph 5.4 hereof. Upon any termination of this agreement, Customer shall deliver to Vendor the Product, the Documentation and all copies thereof and shall also warrant in writing that all copies have been returned to Vendor or destroyed.

          6.2 EVENTS OF DEFAULT. An event of default is defined as any of the following:

          (A) Customer's failure to pay any amounts required to be paid to Vendor under this agreement on a timely basis;

          (B) Any attempt (i) to assign, sell, mortgage, lease, sublease, license, sublicense or otherwise convey, (ii) to grant any interest in, right of use of, or access to, or (iii) to otherwise disclose the Product or the Documentation, except, in any such case, as herein expressly permitted or as consented to in writing by the Vendor,

          (C) Causing or permitting any encumbrance, of any nature whatsoever to attach to Customer's interest in the Product in favor of any person or entity other than Vendor:

          (D) The entry of any order for relief under any provision of the federal bankruptcy code in any bankruptcy proceedings initiated by or against Customer, or

          (E) Customer's breach of any of the terms or conditions of this agreement.

          6.3 DAMAGES. Upon the occurrence of an event of default without cure within the period of time above-provided, all license or other fees payable to Vendor under this agreement shall without notice or demand by Vendor become immediately due and payable as liquidated damages- This provision for liquidated damages shall not be regarded as a waiver by Vendor of any other rights to which it may be entitled in the event of Customer's default, but rather, such remedy shall be an addition to any other remedy lawfully available to Vendor

VII. GENERAL

          7.1 TITLES. Titles and paragraph headings are for reference purposes only and are not to be considered a part of this agreement.

          7 2 FORCE MAJEURE. No party shall be liable for delay in performance hereunder due to causes beyond its control, including but not limited to acts of God, fires, strikes, delinquencies of supplier's pliers, acts of war or intervention by any governmental authority, and each party snail take steps to minimize any such delay.

          7.3 WAIVER. No waiver of any breach of any provision of this agreement snail constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof and no waiver shall be effective unless made in writing and signed by an authorized representative of the Party to be charged therewith.

          7.4 SEVERABILITY. In the event that any provision of this agreement shall be illegal or otherwise unenforceable, such provision shall be severed from this agreement and the entire agreement shall not fail on account thereof, the balance of the agreement continuing in full force and effect.

          7.5 NOTICES. Any notice which either party hereto is required or permitted to give hereunder shall be addressed to the party to be charged therewith at the address set forth below and snail be given by certified or registered mail. Any such notice shall be deemed given on the date of deposit in the mail.

          7.6 ENTIRE AGREEMENT. THE PARTIES HERETO ACKNOWLEDGE THAT EACH HAS READ THIS AGREEMENT, UNDERSTANDS IT, AND AGREES TO BE BOUND BY ITS TERMS. THE PARTIES FURTHER AGREE THAT THIS AGREEMENT AND ANY MODIFICATIONS MADE PURSUANT TO IT CONSTITUTE THE COMPLETE AND EXCLUSIVE WRITT EN EXPRESSION OF THE TERMS OF THE AGREEMENT BETWEEN THE PARTIES, AND SUPERSEDE ALL PRIOR OR CONTEMPORANEOUS PROPOSALS, CRAL OR WRITTEN, UNDERSTANDINGS, REPRESENTATIONS, CONDITIONS, WARRANTIES, COVENANTS, AND ALL OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING TO THE SUBJECT MAT7ER OF THIS AGREEMENT. THE PARTIES FURTHER AGREE THAT THIS AGREEMENT MAY NOT IN ANY WAY BE EXPLAINED OR SUPPLEMENTED BY A PRIOR OR EXISTING COURSE OF DEALINGS BETWEEN THE PARTIES, BY ANY USAGE OF TRADE OR CUSTOM, OR BY ANY PRIOR PERFORMANCE BETWEEN THE PARTIES PURSUANT TO THIS AGREEMENT OR OTHERWISE. IN THE EVENT CUSTOMER ISSUES A PURCHASE ORDER OR OTHER INSTRUMENT COVERING THE SERVICES OR DOCUMENTATION HEREIN SPECIFIED, IT IS UNDERSTOOD AND AGREED THAT SUCH PURCHASE ORDER OR OTHER INSTRUMENT IS FOR CUSTOMER'S INTERNAL USE AND PURPOSES ONLY AND SHALL IN NO WAY AFFECT ANY OF THE TERMS AND CONDITIONS OF THIS AGREEMENT.

          7.7 GOVERNING LAW. This agreement is accepted in the State of Nebraska, and shall be enforced in accordance with and governed by the laws of the State of Nebraska.

          7.8 CHOICE OF FORUM. Any action arising out of or related to this agreement or the transaction herein described, whether at law or in equity, may be instituted in and litigated in the state or federal courts of the State of Nebraska. In accordance herewith, the parties hereto submit to the jurisdiction of the courts of said state. Any party being not a resident of Nebraska at the time of suit hereby appoints the Secretary of State of Nebraska as its agent for receipt of service of process.

          7.9 ATTORNEY'S FEES. In the event that any action or proceeding is brought in connection with this agreement the prevailing party therein shall be entitled to recover its costs and reasonable attorneys fees.

          7.10 EFFECTIVE DATE. This agreement shall be effective on the date accepted and executed by an authorized representative of Vendor.

CUSTOMER:
POINTE FINANCIAL CORPORATION
Signature: /s/
Name:      C. DARYL HOLLIS
Title:     SENIOR VICE PRESIDENT
Address:   21845 Powerline Road
           Boca Raton, FL 33433
Date:      AUGUST 17, 1995

VENDOR:
INFORMATION TECHNOLOGY, INC.
Signature:  /s/
Name:       Donald F. Dillon
Title:      President
Address:    1345 Old Cheney Road
            Lincoln, NE 68512
Date Accepted:  August 23, 1995

                                  APPENDIX A

DUE UPON EXECUTION  30%
COMPUTER SYSTEM (CPU)  N/A (A99)

LOCATION WHERE THE PRODUCT(S) WILL BE USED:
Pointe Financial Corporation
21845 Powerline Road
Boca Raton, FL 33433


                         PRODUCT(S) AND LICENSE FEE(S):
506-003           Plus Utilities & Authoring Tools (1 to 5 Sites)     $10,000
                  TOTAL:                                              $10,000


MKT307/0195
                                    (LOGO)
                         INFORMATION TECHNOLOGY INC.
                          PRODUCT LICENSE AGREEMENT

Agreement made between Information Technology, Inc. (the "Vendor"), and the "Customer, identified below.

I. LICENSED PRODUCT

          1.1 LICENSE. Vendor grants to Customer and Customer accepts from Vendor a nonexclusive and nontransferable license to use the products identified in Appendix A (the "Product") under the terms set forth in this agreement. The license herein granted shall commence upon the date of delivery of the Product and shall remain in effect for so long as Vendor's warranties set forth in Article V remain in effect.

         1.2 PROPRIETARY NATURE OF PRODUCT AND TITLE. The Product and any operations manuals, instructions, and other documents or written materials provided to Customer as instruction in the use of the Product (the "Documentation") are acknowledged by Customer to be and contain Vendor's proprietary information and trade secrets, whether or not any pardon thereof is or may be validly copyrighted or patented, acknowledged to be protected by civil and criminal law, and acknowledged to be of great value to Vendor. Except as specifically licensed under this agreement, title and ail ownership rights to the Product and the Documentation remain with Vendor. Customer shall retain or affix such evidences of ownership and proprietary notices as Vendor may reasonably request. This paragraph or shall survive the term or termination of this agreement.

          1.3 USE OF PRODUCT. The Product may be used only for, by and on behalf of Customer and only in connection with Customers business operations. This license is granted only for use at a single location identified in Appendix A and upon a single computer system (CPU) Identified in Appendix A and may not be used upon any other computer or at any other location except as provided under Paragraph 1.4.

          1.4 BACKUP AND EMERGENCY USE. In the event Customer is unable to use the Product at the location identified in Appendix A due to an emergency, or to test emergency procedures, Vendor grants to Customer the right to use the Product at a location other than the location defined in Appendix A. Any such use shall be subject to ail other restrictions of this agreement and shall continue only so long as the condition giving rise to such use continues. Prior to commencing such use, if possible, and in any event within forty-eight (48) hours of such use, Customer shall give Vendor written notice of the circumstance, location and the expected length of such use. Failure to give notice shall nullify Customer's right of emergency use, as herein granted.

          1.5 ASSIGNMENT. Customer rights under this agreement and in and to the Product may not be assigned, licensed, sublicensed, pledged, or otherwise transferred voluntarily, by operation of law or otherwise without VendorOs prior written consent, and any such prohibited assignment shall be null and void.

II. CONSIDERATION

          2.1 LICENSE FEE. In consideration of the license of the Product granted under this agreement, Customer shall pay to Vendor the license fee specified in Appendix A. Such license fee does not include, except as expressly provided in this agreement or Appendix A hereto, Installation or maintenance of the Product, data base conversion, media, transportation charges, or taxes, all of which costs and taxes shall be the obligation of Customer.

          2.2 MANNER OF PAYMENT. The license fee listed In Appendix(A shall be payable in the following manner

          (A) A percentage of the license fee, as specified In Appendix A, upon execution of this license agreement by Customer.

          (B) The balance, including any applicable taxes, upon delivery of the Product by Vendor to Customer.

Invoices respecting the license fee shall be rendered In accordance with the above payment schedule and are payable to Vendor at Vendors address set forth below within ten (10) days of receipt.

          2.3 TAXES. In addition to the license fee payable hereunder, Customer shall pay all taxes (including, without limitation, sales, use, privilege, ad valorem or excise taxes) and Customs duties paid or now or hereafter payable, however designated, levied or based On amounts payable to Vendor hereunder or an Customers use or possession of the Product under this agreement or upon the presence of the Product at the location identified in Appendix A, but exclusive of federal, state and local taxes based on Vendor's net income. Customer shall not deduct from payments to Vendor any amounts paid or payable to third parties for customs duties or taxes, however designated.

          2.4 CURRENCY. The purchase price and any other charges arising under this agreement shall be invoiced and be payable in U. S. Dollars.

          2.5 LATE PAYMENT. Customer shall pay a late payment charge of one and one-half percent (1 112%) per month, or the maximum late payment charge permitted by applicable law, whichever is less, on any amount payable by Customer under this Agreement and not paid when due. Said late payment charge shall be applied for each calendar month (or fraction thereon that such payment is not made following Its due date.

          2.6 SECURITY. Vendor reserves and Customer grants to Vendor a security Interest in the rights of Customer for use of the Product and in the Documentation as security for the performance by Customer of its obligations hereunder including, but not limited to, payment of the license fee set forth in Appendix A. A copy of this agreement may be filed in appropriate filing offices at any time after signature by Customer as a financial statement or Vendor may require and Customer shall execute a separate financing statement for purposes of perfecting Vendors security interest granted pursuant to the provisions of this paragraph.

III. DELIVERY, TFLAINING AND OPERATION

          3.1 DELIVERY. Vendor shall deliver the Product and Customer shall accept delivery of the Product at Customer's address set forth below. Unless delayed, as hereinafter provided for, delivery shall be completed within one
(1) year of the date accepted by Vendor.

          3.2 DEL1VERY DELAYS. In the event Customer requests delay of delivery, Vendor shall not be obligated to effect delivery of the Product except upon thirty (30) days written notice by Customer to Vendor. If delay in delivery is due to any cause beyond the control of Vendor, the date upon which delivery Is to be completed shall be extended by the number of days of such delay.

          3.3 TRAINING. Classes in the operation of the Product are available at the offices of Vendor, on a regularly scheduled basis at Vendors normal rates with respect thereto. All travel, meal and lodging expenses of Customer in connection with such training shall be borne by Customer. On-site training or assistance will be available solely at VendorOs discretion and will be charged to Customer at Vendors normal rates together with reasonable expenses for travel, meals, lodging and local transportation.

3.4 ASSISTANCE BY CUSTOMER. Customer shall provide reasonable assistance and cooperation to Vendor In preparation of the Product and the delivery or installation thereof. Such assistance and cooperation shall Include, as appropriate, reasonable access to Customers facility and to Customer's records, as necessary.

          3.5 DOCUMENTATION. Operations manuals in respect to the Product will be delivered to Customer prior to or contemporaneously with the delivery of the Product.

          3.6 RISK OF LOSS. If the Product or the Documentation is lost or damaged, In whole or in part, during shipment, Vendor will replace said Product or Documentation at no additional charge to Customer. Upon delivery In good condition of the Product and the Documentation, Customer shall be responsible therefor and bear the risk of loss for said Product and Documentation.

          3.7 INSTALLATION ASSISTANCE. Vendor may, at its sole discretion, assist Customer in any required installation of the Product at Vendors normal charges for such assistance. Expenses, including but not limited to computer time, travel, meals, lodging and local transportation incurred in connection therewith, shall be borne by Customer. in no event shall Vendor be liable to Customer for loss of profits, consequential, incidental, indirect or special damages arising from Vendors efforts to assist in such installation. Vendor agrees to treat Customer's confidential business with the same security as it would its own.


          3.8 OPERATION. Customer acknowledges and agrees that ft is exclusively responsible for the operation, supervision, management and control of the Product, including, but not limited to, providing adequate training for its personnel, instituting appropriate security procedures, and implementing reasonable procedures to examine and verify all output before use. Vendor shall have no responsibility or liability for Customers selection or use of the Product or any associated equipment.

          3.9 CUSTOMER OBLIGATIONS. In order to maintain the continuing integrity and proper operation of the Product, Customer agrees to implement, in the manner instructed by Vendor, each error correction and each enhancement and improvement provided to Customer by Vendor. Customers failure to do so shall relieve Vendor of any responsibility or liability whatsoever for any failure or malfunction of the Product as modified by a subsequent correction or improvement, but in no such event shall Customer be relieved of the responsibility for payment of fees and charges otherwise properly invoiced during the term hereof. If requested by Vendor, Customer agrees to provide written documentation and details to Vendor to substantiate problems and to assist Vendor in the identification and detection of problems, errors and malfunctions; and Customer agrees that Vendor shall have no obligation or liability for said problems until it has received such documentation and details from Customer.

IV. VENDOR'S PROPRIETARY RIGHTS

          4.1 NON-DISCLOSURE. Customer shall take all reasonable steps necessary to ensure that neither the Product nor the Documentation, nor any portion thereof, on magnetic tape or disk or in any other form, is made available or disclosed by Customer or any of its agents or employees to any other person, firm or corporation. Customer may disclose relevant aspects of the Product and Documentation to its employees and agents to the extent such disclosure is reasonably necessary to Customers use of the Product, provided, however, Customer agrees that it shall cause all persons permitted such access to the Product and the Documentation to observe and perform the foregoing non- disclosure covenant, and that it will advise Vendor of the procedures employed for this purpose. Customer shall hold Vendor harmless against any loss, cost, expense, claim or liability, including reasonable attorneys fees, resulting from Customer's breach of this non-disclosure obligation. This paragraph shall survive the term or termination of this agreement.

          4.2 COPIES. Customer agrees that while the Product and the Documentation are in its custody and possession, I will not (a) copy or duplicate or permit anyone else to copy or duplicate any of the Product, Documentation or Information furnished by Vendor, or (b) create or attempt to create, or permit others to create or attempt to create, by reverse engineering or otherwise, the Product, the Documentation or other Information made available under this agreement or otherwise, (whether oral, written, tangible or intangible). Notwithstanding the foregoing, Customer may make and retain two (2) copies of the Product, Including all enhancements and changes hereto, only for use In emergencies or to test emergency procedures and may copy for its own use and at its own expense the Documentation, but shall advise Vendor of the specific Intern copied, the number of copies made and their distribution. The original and any copies in whole or In part of the Product or Documentation which are made pursuant to this provision shall be the expulsive property of Vendor and shall be fully subject to the provisions of this agreement. Customer agrees to retain or place Vendors proprietary notice on any copies or partial copies made pursuant to this provision.

          4.3 UNAUTHORIZED ACTS. Customer agrees to notify Vendor immediately of the unauthorized possession, use, or knowledge of the Product, Documentation or any information made available to Customer pursuant to this agreement, by any person or organization not authorized by this agreement to have such possession, use or knowledge. Customer will, thereafter, fully cooperate with Vendor in the protection and redress of Vendors proprietary rights. Customer's compliance with this paragraph shall not, however, be construed in any way as a waiver of Vendor's rights against Customer for customers negligent or intentional harm to Vendors proprietary rights, or for breach of Vendor's contractual rights.

          4.4 INSPECTION. To assist Vendor in the protection of its proprietary rights, Customer shall permit representatives of Vendor to inspect the Product and Documentation and their use, including inspection of any location in which they are being used or kept at all reasonable times.

          4.5 INJUNCTIVE RELIEF. If Customer attempts to use, copy, license, sublicense, sell or otherwise convey or to disclose the Product or Documentation, in any manner contrary to the terms of this agreement or in derogation of Vendor's proprietary rights, whether such rights are explicitly herein stated, determined by law or otherwise, Vendor shall have, in addition to any other remedies available to it, the right to injunctive relief enjoining such actions, Customer hereby acknowledging that other remedies are inadequate.

V. MAINTENANCE, ENHANCEMENTS AND WARRANTIES

          5.1 PRODUCT WARRANTY. Vendor warrants that at delivery, the Product will perform in accordance with the then current Documentation provided Customer, and further warrants that A has the right to authorize the use of the Product under this agreement. Vendors obligation and liability under this paragraph shall, however, be limited to the replacement and correction of the Product so that it will so perform, or to obtaining any authorization necessary to make effective the grant of license to Customer of the use of the Product.

          5.2 PATENT INFRINGEMENTS. Vendor shall hold harmless and defend Customer from any claim or any suit based on any claim that the use of the Product by Customer under this agreement infringes on any patent, copyright, trademark, or other proprietary right of any third party, provided that Customer gives Vendor prompt and written notice of any such claim or suit and permits Vendor to control the defense thereof.

          5.3 WARRANTY DISCLAIMER. THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES AND NO OTHER WARRANTY IS EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

          5.4 RENEWAL OF WARRANTIES. Unless sooner terminated pursuant to the provisions of paragraph 5.6, the warranties granted by paragraphs 5.1 and 5.2 (subject, however, to ail limitations and disclaimers contained within this agreement) and the right to any enhancements or corrections developed by Vendor under paragraph 5.5, shall be subject to extension for successive one-year warranty period commencing on the date of the delivery of the Product. Each one year extension (the 'Warranty Period") shall be deemed to automatically occur unless notice is given by either Customer or Vendor of an election not to so extend, such notice to be given on or prior to the sixtieth (60) day preceding the Warranty Period. Any such extension shall In no event be effective unless Customer shall have paid to Vendor on or prior to the beginning of the Warranty Period its then current annual maintenance fee.

          5.5 ENHANCEMENTS AND CHANGES. Vendor shall provide Customer with all enhancements and changes to the Product designed or developed by Vendor and released to Its other customers during the Warranty Period. Any change or enhancement to the Product, whether developed or designed by Vendor or by Customer shall be and remain the property of Vendor, provided, however, that Customer shall be entitled to a perpetual license without additional license fee of any enhancements or corrections developed by Customer. Vendor reserves the right to make changes in operating procedures, program language, file structures, access techniques, general purpose programs, data star-age requirements, Input and output formats, report formats, types of hardware supported, throughput, and other related programming and documentation improvements required to maintain the Product current. As part of these services, Vendor will provide Customer the changes with written instructions concerning implementation. It is understood and agreed that Vendor provision of improvements and enhancements under this paragraph does not include providing to Customer new product which may result from rewriting the Product. Vendor alone shall determine whether the work product of Vendor constitutes new product as a result of a complete rewrite (which is not provided to Customer hereunder) or an improvement or enhancement of the Product (which will be provided to Customer).

          5.6 TERMINATION OF WARRANTIES. The warranties expressed in paragraphs 5.1 and 5.2 and Customers rights under paragraph 5.5 shall immediately terminate if the Product is revised, changed, enhanced, modified or maintained by any one other than Vendor without the prior specific direction or written approval of Vendor.

          5.7 LIMITATION OF LIABILITY. Customer expressly agrees that Vendor's responsibilities in the event of its breach of the warranties contained in paragraphs 5.1 and 5.2 are as set forth in said paragraphs. Vendor's liability for damages, Including but not limited to liability for patent or copyright infringement, regardless of the form of action, shall not exceed the license fee set forth in Appendix A to this agreement and shall arise only if the remedies provided in paragraphs 5.1 and 5.2 are not fulfilled by Vendor. Customer further agrees that Vendor *11 not be liable for any lost profits, or for any claim or demand against Customer by any other party, except a claim for patent or copyright infringement as provided herein. IN NO EVENT WILL VENDOR BE LIABLE FOR CONSEQUENTIAL DAMAGES EVEN IF VENDOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. No action, regardless of form, arising out of this agreement, may be brought by either party more than one (1) year after the cause of action has accrued, except that an action for non-payment may be brought within one (1) year after the date of last payment. No action by Vendor for wrongful disclosure or use of the Product or Documentation shall be deemed to have accrued until Vendor receives actual notice of such wrongful disclosure or use.

THE CUSTOMER'S REMEDIES SET FORTH IN THIS AGREEMENT ARE EXCLUSIVE.

VI. DEFAULT

          6.1 TERMINATION. Vendor may terminate this agreement and the license granted hereunder in the event of a default by Customer unless Customer shall have cured the event of default, as hereinafter defined, within twenty (20) days after notice of such event of default given by Vendor to Customer. This agreement and the license granted hereunder shall automatically terminate if Vendors warranties are not renewed as contemplated in paragraph 5.4 hereof, Upon any termination of this agreement, Customer shall deliver to Vendor the Product, the Documentation and all copies thereof and shall also warrant in writing that all copies have been returned to Vendor or destroyed.

          6.2 EVENTS OF DEFAULT. An event of default is defined as any of the following:

          (A) Customer's failure to pay any amounts required to be paid to Vendor under this agreement on a timely basis;

          (B) Any attempt (i) to assign, sell, mortgage, lease, sublease, license, sublicense or otherwise convey, (4) to grant any Interest In, right of use of, or access to, or (III) to otherwise disclose the Product or the Documentation, except, in any such case, as herein expressly permitted or as consented to in writing by the Vendor;

          (C) Causing or permitting any encumbrance, of any nature whatsoever to attach to Customer's interest in the Product In favor of any person or entity other than Vendor;

          (D) The entry of any order for relief under any provision of the federal bankruptcy code in any bankruptcy proceedings Initiated by or against Customer or

          (E) Customer's breach of any of the terms or conditions of this agreement.

          6.3 DAMAGES. Upon the occurrence of an event of default without cure within the period of time above-provided, all license or other fees payable to Vendor under this agreement shall without notice or demand by Vendor become Immediately due and payable as liquidated damages. This provision for liquidated damages shall not be regarded as a waiver by Vendor of any other rights to which it may be entitled in the event of Customers default, but rather, such remedy shall be an addition to any other remedy lawfully available to Vendor.

VII. GENERAL

          7.1 TITLES. Titles and paragraph headings are for reference purposes only and shall not to be considered a part of this agreement.

          7.2 FORCE MAJEURE. No party shall be liable for delay in performance hereunder due to causes beyond its control, including but not limited to acts of God, fires, strikes, delinquencies of suppliers, acts of war or intervention by any governmental authority, and each party shall take steps to minimize any such delay.

          7.3 WAIVER. No waiver of any breach of any provision of this agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof and no waiver snail be effective unless made in writing and signed by an authorized representative of the party to be charged therewith.

          7.4 SEVERABILITY. In the event that any provision of this agreement shall be illegal or otherwise unenforceable, such provision shall be severed from this agreement and the entire agreement shall not fail an account thereof, the balance of the agreement continuing in full force and effect.

          7.5 NOTICES. Any notice which either party hereto is required or permitted to give hereunder shall be addressed to the party to be charged therewith at the address set forth below and shall be given by certified or registered mail. Any such notice shall be deemed given on the date of deposit in the mail.

          7.6 ENTIRE AGREEMENT. THE PARTIES HERETO ACKNOWLEDGE THAT EACH HAS READ THIS AGREEMENT, UNDERSTANDS IT, AND AGREES TO BE BOUND BY ITS TERMS. THE PARTIES FURTHER AGREE THAT THIS AGREEMENT AND ANY MODIFICATIONS MADE PURSUANT TO IT CONSTITUTE THE COMPLETE AND EXCLUSIVE WRITTEN EXPRESSION OF THE TERMS OF THE AGREEMENT BETWEEN THE PARTIES, AND SUPERSEDE ALL PRIOR OR CONTEMPORANEOUS PROPOSALS, ORAL OR WRITTEN, UNDERSTANDINGS, REPRESENTATIONS, CONDITIONS, WARRANTIES, COVENANTS, AND ALL OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT. THE PARTIES FURTHER AGREE THAT THIS AGREEMENT MAY NOT IN ANY WAY BE EXPLAINED OR SUPPLEMENTED BY A PRIOR OR EXISTING COURSE OF DEALINGS BETWEEN THE PARTIES, BY ANY USAGE OF TRADE OR CUSTOM, OR BY ANY PRIOR PERFORMANCE BETWEEN THE PARTIES PURSUANT TO THIS AGREEMENT OR OTHERWISE. IN THE EVENT CUSTOMER ISSUES A PURCHASE ORDER OR OTHER INSTRUMENT COVERING THE SERVICES OR DOCUMENTATION HEREIN SPECIFIED, IT IS UNDERSTOOD AND AGREED THAT SUCH PURCHASE ORDER OR OTHER INSTRUMENT IS FOR CUSTOMER'S INTERNAL USE AND PURPOSES ONLY AND SHALL IN NO WAY AFFECT ANY OF THE TERMS AND CONDITIONS OF THIS AGREEMENT.

          7.7 GOVERNING LAW. This agreement is accepted in the State of Nebraska, and shall be enforced in accordance with and governed by the lam of the State of Nebraska.

          7.8 CHOICE OF FORUM. Any action arising out of or related to this agreement or the transaction herein described, whether at law or in equity, may be instituted in and litigated in the state or federal courts of the State of Nebraska. In accordance herewith, the parties hereto submit to the jurisdiction of the courts of said state. Any party being not a resident of Nebraska at the time of suit hereby appoints the Secretary of State of Nebraska as Its agent for receipt of service of process.

          7.9 ATTORNEY'S FEES. In the event that any action or proceeding is brought In connection with this agreement the prevailing party therein shall be entitled to recover its costs and reasonable attorneys fees.

          7.10 EFFECTIVE DATE. This agreement shall be effective on the date accepted and executed by an authorized representative of Vendor.

CUSTOMER:
POINTE FINANCIAL CORPORATION
Signature: /s/
Name:      C. DARYL HOLLIS
Title:     SENIOR VICE PRESIDENT
Address:   21845 Powerline Road
           Boca Raton, FL 33433
Date:      AUGUST 17, 1995

VENDOR:
INFORMATION TECHNOLOGY, INC.
Signature:  /s/
Name:       Donald F. Dillon
Title:      President
Address:    1345 Old Cheney Road
            Lincoln, NE 68512
Date Accepted:  August 23, 1995

                                  APPENDIX A

DUE UPON EXECUTION  30%
COMPUTER SYSTEM (CPU)  N/A (A99)

LOCATION WHERE THE PRODUCT(S) WILL BE USED:
Pointe Bank
1 West Flamingo Drive
Pembroke Pines, FL 33027


                         PRODUCT(S) AND LICENSE FEE(S):
505-002           Plus Run-Time System (2 Sites)                $10,000
506-006           Plus Merge/Delta/Extract/Apply                  3,000
507-012           Plus Per Workstation Fee (12 @ $450)            5,400
523-002           Plus SMM Site License (2 @ $650)                1,300
                  TOTAL:                                        $19,700





                                   # OF              # OF
SITE #       LOCATION NAME         WORKSTATIONS      SITES
1            Main Office           9                 1
1            Aventura              3                 1


MKT307/0195

                                    (LOGO)
                         INFORMATION TECHNOLOGY INC.
                          PRODUCT LICENSE AGREEMENT

Agreement made between Information Technology, Inc. (the "Vendor"), and the "Customer" identified below.

I. LICENSED PRODUCT

          1.1 LICENSE. Vendor grants to Customer and Customer accepts from Vendor a nonexclusive and nontransferable license to use the products identified In Appendix A (the "Product") under the terms set forth in this agreement. The license herein granted shall commence upon the date of delivery of the Product and shall remain in effect for so long as Vendor's warranties set forth in Article V remain in effect.

          1.2 PROPRIETARY NATURE OF PRODUCT AND TITLE. The Product and any operations manuals, instructions, and other documents or written materials provided to Customer as instruction in the use of the Product (the "Documentation") are acknowledged by Customer to be and contain Vendor's proprietary information and trade secrets, whether or not any portion thereof is or may be validly copyrighted or patented, acknowledged to be protected by civil and criminal law, and acknowledged to be of great value to Vendor. Except as specifically licensed under this agreement, title and ail ownership rights to the Product and the Documentation remain with Vendor. Customer shall retain or affix such evidences of ownership and proprietary notices as Vendor may reasonably request. This paragraph shall survive the term or termination of this agreement.

          1.3 USE OF PRODUCT. The Product may be used only for, by and on behalf of Customer and only in connection with Customer's business operations. This license is granted only for use at a single location identified in Appendix A and upon a single computer system (CPU) identified in Appendix A and may not be used upon any other computer or at any other location except as provided under Paragraph 1.4.

          1.4 BACKUP AND EMERGENCY USE. In the event Customer is unable to use the Product at the location identified in Appendix A due to an emergency, or to test emergency procedures, Vendor grants to Customer the right to use the Product at a location other than the location defined in Appendix A. Any such use shall be subject to all other restrictions of this agreement and shall continue only so long as the condition giving rise to such use continues. Prior to commencing such use, if possible, and in any event within forty-eight (48) hours of such use, Customer shall give Vendor written notice of the circumstance, location and the expected length of such use. Failure to give notice shall nullify Customers right of emergency use, as herein granted.

          1.5 ASSIGNMENT. Customer rights under this agreement and in and to the Product may not be assigned, licensed, sublicensed, pledged, or otherwise transferred voluntarily, by operation of law or otherwise without Vendors prior written consent, and any such prohibited assignment shall be null and void.

II. CONSIDERATION

          2.1 LICENSE FEE. In consideration of the license of the Product granted under this agreement, Customer shall pay to Vendor the license fee specified In Appendix A. Such license fee does not Include, except as expressly provided in this agreement or Appendix A hereto, installation or maintenance of the Product, data base conversion, media, transportation charges, or taxes, all of which costs and taxes shall be the obligation of Customer.

          2.2 MANNER OF PAYMENT. The license fee listed In Appendix A shall be payable in the following manner:

          (A) A percentage of the license fee, as specified in Appendix A, upon execution of this license agreement by Customer.

          (B) The balance, including any applicable taxes, upon delivery of the Product by Vendor to Customer.

Invoices respecting the license fee shall be rendered in accordance with the above payment schedule and are payable to Vendor at Vendor's address set forth below within ten (10) days of receipt.

          2.3 TAXES. In addition to the license fee payable hereunder, Customer shall pay all taxes (including, without limitation, sales, use, privilege, ac valorem or excise taxes) and customs duties paid or now or hereafter payable, however designated, levied or based on amounts payable to Vendor hereunder or on Customer's use or possession of the Product under this agreement or upon the presence of the Product at the location identified in Appendix A, but exclusive of federal, state and local taxes based on Vendor's net income. Customer shall not deduct from payments to Vendor any amounts paid or payable to third parties for customs duties or taxes, however designated.

          2.4 CURRENCY. The purchase price and any other charges arising under this agreement shall be invoiced and be payable in U. S. Dollars.

          2.5 LATE PAYMENT. Customer shall pay a late payment charge of one and one-half percent (1 1/2%) per month, or the maximum late payment charge permitted by applicable law, whichever is less, on any amount payable by Customer under this Agreement and not paid when due. Said late payment charge shall be applied for each calendar month (or fraction thereon that such payment is not made following its due date.

          2.6 SECURITY. Vendor reserves and Customer grants to Vendor a security interest in the rights of Customer for use of the Product and in the Documentation as security for the performance by Customer of Its obligations hereunder including, but not limited to, payment of the license fee set forth In Appendix A. A copy of this agreement may be flied in appropriate filing offices at any time after signature by Customer as a financing statement or Vendor may require and Customer shall execute a separate financing statement for purposes of perfecting Vendors security interest granted pursuant to the provisions of this paragraph.

III. DELIVERY, TRAINING AND OPERATION

          3.1 DELIVERY. Vendor shall deliver the Product and Customer shall accept delivery of the Product at Customers address set forth below. Unless delayed, as hereinafter provided for, delivery shall be completed within one
(1) year of the date accepted by Vendor.

          3.2 DELIVERY DELAYS. In the event Customer requests delay of delivery, Vendor shall not be obligated to effect delivery of the Product except upon thirty (30) days written notice by Customer to Vendor. If delay in delivery is due to any cause beyond the control of Vendor, the date upon which delivery is to be completed shall be extended by the number of days of such delay.

          3.3 TRAINING. Classes in the operation of the Product are available at the offices of Vendor, on a regularly scheduled basis at Vendors normal rates with respect thereto. All travel, meal and lodging expenses of Customer in connection with such training shall be borne by Customer. On-site training or assistance will be available solely at Vendor's discretion and will be charged to Customer at VendorOs normal rates together with reasonable expenses for travel, meals, lodging and local transportation.

          3.4 ASSISTANCE BY CUSTOMER. Customer shall provide reasonable assistance and cooperation to Vendor in preparation of the Product and the delivery or Installation thereof. Such assistance and cooperation shall include, as appropriate, reasonable access to CustomerOs facility and to Customer's records, as necessary.

          3.5 DOCUMENTATION. Operations manuals in respect to the Product will be delivered to Customer prior to or contemporaneously with the delivery of the Product.

          3.6 RISK OF LOSS. If the Product or the Documentation is lost or damaged, in whole or in part, during shipment, Vendor will replace said Product or Documentation at no additional charge to Customer. Upon delivery in good condition of the Product and the Documentation, Customer shall be responsible therefor and bear the risk of loss for said Product and Documentation.

          3.7 INSTALLATION ASSISTANCE. Vendor may, at its sole discretion. assist Customer in any required installation of the Product at Vendors normal charges for such assistance. Expenses, including but not limited to computer time, travel, meals, lodging and local transportation incurred in connection therewith, shall be borne by Customer. In no event shall Vendor be liable to Customer for loss of profits, consequential, incidental, indirect or special damages arising from Vendors efforts to assist in such installation. Vendor agrees to treat Customer's confidential business with the same security as it would its own.

          3.8 OPERATION. Customer acknowledges and agrees that it is exclusively responsible for the operation, supervision, management and control of the Product, including, but not limited to, providing adequate training for its personnel, instituting appropriate security procedures, and implementing reasonable procedures to examine and verify all output before use. Vendor shall have no responsibility or liability for Customer's selection or use of the Product or any associated equipment.

          3.9 CUSTOMER OBLIGATIONS. In order to maintain the continuing integrity and proper operation of the Product, Customer agrees to implement, in the manner instructed by Vendor, each error correction and each enhancement and improvement provided to Customer by Vendor. Customer's failure to do so shall relieve Vendor of any responsibility or liability whatsoever for any failure or malfunction of the Product as modified by a subsequent correction or improvement, but in no such event shall Customer be relieved of the responsibility for payment of fees and charges otherwise property invoiced during the term hereof. If requested by Vendor, Customer agrees to provide written documentation and details to Vendor to substantiate problems and to assist Vendor in the identification and detection of problems, errors and malfunctions; and Customer agrees that Vendor shall have no obligation or liability for said problems until it has received such documentation and details from Customer.

IV. VENDOR'S PROPRIETARY RIGHTS

          4.1 NON-DISCLOSURE. Customer shall take all reasonable steps necessary to ensure that neither the Product nor the Documentation, nor any portion thereof, an magnetic tape or disk or in any other form, is made available or disclosed by Customer or any of its agents or employees to any other person, firm or corporation. Customer may disclose relevant aspects of the Product and Documentation to its employees and agents to the extent such disclosure is reasonably necessary to Customer's use of the Product, provided, however, Customer agrees that will cause all persons permitted such access to the Product and the Documentation to observe and perform the foregoing non-disclosure covenant, and that ft will advise Vendor of the procedures employed for this purpose. Customer shall hold Vendor harmless against any loss, cost, expense, claim or liability, including reasonable attorneys fees, resulting from Customer's breach of this non-disclosure obligation. This paragraph shall survive the term or termination of this agreement.

          4.2 COPIES. Customer agrees that while the Product and the Documentation are in its custody and possession, it will not (a) copy or duplicate or permit anyone else to copy or duplicate any of the Product, Documentation or information furnished by Vendor, or (b) create or attempt to create, or permit others to create or attempt to create, by reverse engineering or otherwise, the Product, the Documentation or other information made available under this agreement or otherwise, (whether oral, written, tangible or intangible). Notwithstanding the foregoing, Customer may make and retain two (2) copies of the Product, Including all enhancements and changes hereto, only for use in emergencies or to test emergency procedures and may copy for Its own use and at Its own expense the Documentation, but shall advise Vendor of the specific item copied, the number of copies made and their distribution. The original and any copies in whole or In part of the Product or Documentation which are made pursuant to this provision shall be the exclusive property of Vendor and shall be fully subject to the provisions of this agreement. Customer agrees to retain or place Vendor's proprietary notice on any copies or partial copies made pursuant to this provision.

          4.3 UNAUTHORIZED ACTS. Customer agrees to notify Vendor immediately of the unauthorized possession, use, or knowledge of the Product, Documentation or any information made available to Customer, pursuant to this agreement, by any person or organization not authorized by this agreement to have such possession, use or knowledge. Customer will, thereafter, fully cooperate with Vendor in the protection and redress of Vendor proprietary rights. Customers compliance with this paragraph shall not, however, be construed in any way as a waiver of Vendors rights against Customer or Customers negligent or intentional harm to Vendors proprietary rights, or for breach of Vendor's contractual rights,

          4.4 INSPECTION. To assist Vendor in the protection of its proprietary rights, Customer snail permit representatives of Vendor to inspect the Product and Documentation and their use, including inspection of any location in which they are being used or kept at all reasonable times.

          4.5 INJUNCTIVE RELIEF. If Customer attempts to use, copy, license, sublicense. sell or otherwise convey or to disclose the Product or Documentation, in any manner contrary to the terms of this agreement or in derogation of Vendor's proprietary lights, whether such rights are explicitly herein stated, determined by law or otherwise, Vendor shall have, in addition to any other remedies available to it, the right to injunctive relief enjoining such actions, Customer hereby acknowledging that other remedies are inadequate.

V. MAINTENANCE, ENHANCEMENTS AND WARRANTIES

          5.1 PRODUCT WARRANTY. Vendor warrants that at delivery, the Product will perform in accordance with the then current Documentation provided Customer, and further warrants that it has the light to authorize the use of the Product under this agreement. VendorOs obligation and liability under this paragraph shall, however, be limited to the re placement and correction of the Product so that it will so perform, or to obtaining any authorization necessary to make effective the grant of license to Customer of the use of the Product.

          5.2 PATENT INFRINGEMENTS. Vendor shall hold harmless and defend Customer from any claim or any suit based on any claim that the use of the Product by Customer under this agreement infringes on any patent, copyright, trademark, or other proprietary right of any third party, provided that Customer gives Vendor prompt and written notice of any such claim or suit and permits Vendor to control the defense thereof.

          5.3 WARRANTY DISCLAIMER. THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES AND NO OTHER WARRANTY IS EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

          5.4 RENEWAL OF WARRANTIES. Unless sooner terminated pursuant to the provisions of paragraph 5.6, the warranties granted by paragraphs 5.1 and 5.2 (subject, however, to all limitations and disclaimers contained within this agreement) and the right to any enhancements or corrections developed by Vendor under paragraph 5.5, shall be subject to extension for successive one-year warranty periods commencing on the date of the delivery of the Product. Each one year extension (the 'Warranty Period") shall be deemed to automatically occur unless notice is given by either Customer or Vendor of an election not to so extend, such notice to be given on or prior to the sixtieth (60th) day preceding the Warranty Period. Any such extension shall in no event be effective unless Customer shall have paid to Vendor on or prior to the beginning of the Warranty Period Its then current annual maintenance fee.

          5.5 ENHANCEMENTS AND CHANGES. Vendor shall provide Customer with all enhancements and changes to the Product designed or developed by Vendor and released to its other customers during the Warranty Period. Any change or enhancement to the Product, whether developed or designed by Vendor or by Customer shall be and remain the property of Vendor, provided, however, that Customer shall be entitled to a perpetual license without additional license fee of any enhancements or corrections developed by Customer. Vendor reserves the right to make changes in operating procedures, program language, file structures, access techniques, general purpose programs, data storage requirements, input and output formats, report formats, types of hardware supported, throughput, and other related programming and documentation improvements required to maintain the Product current. As part of these services, Vendor will provide Customer the changes with written instructions concerning implementation. It is understood and agreed that Vendor provision of improvements and enhancements under this paragraph does not include providing to Customer new product which may result from rewriting the Product. Vendor alone shall determine whether the work product of Vendor constitutes new product as a result of a complete rewrite (which is not provided to Customer hereunder) or an improvement or enhancement of the Product (which will be provided to Customer).

          5.6 TERMINATION OF WARRANTIES. The warranties expressed in paragraphs 5.1 and 5.2 and Customers rights under paragraph 5.5 shall immediately terminate if the Product is revised, changed, enhanced, modified or maintained by any one other than Vendor without the prior specific direction or written approval of Vendor.

          5.7 LIMITATION OF LIABILITY. Customer expressly agrees that Vendor's responsibilities In the event of its breach of the warranties contained in paragraphs 5.1 and 5.2 are as set forth in said paragraphs. Vendor's liability for damages, including but not limited to liability for patent or copyright infringement, regardless of the form of action, shall not exceed the license fee set forth In Appendix A to this agreement and shall arise only if the remedies provided in paragraphs 5.1 and 5.2 are not fulfilled by Vendor. Customer further agrees that Vendor will not be liable for any lost profits, or for any claim or demand against Customer by any other party, except a claim for patent or copyright Infringement as provided herein. IN NO EVENT VVILL VENDOR BE LIABLE FOR CONSEQUENTIAL DAMAGES EVEN IF VENDOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. No action, regardless of form, arising out of this agreement, may be brought by either party more than one (1 ) year after the cause of action has accrued, except that an action for non-payment may be brought within one (1) year after the date of last payment. No action by Vendor for wrongful disclosure or use of the Product or Documentation shall be deemed to have accrued until Vendor receives actual notice of such wrongful disclosure or use.

THE CUSTOMER'S REMEDIES SET FORTH IN THIS AGREEMENT ARE EXCLUSIVE.

VI. DEFAULT

          6.1 TERMINATION. Vendor may terminate this agreement and the license granted hereunder in the event of a default by Customer unless Customer shall have cured the event of default, as hereinafter defined, within twenty (20) days after notice of such event of default given by Vendor to Customer. This agreement and the license granted hereunder shall automatically terminate if Vendor's warranties are not renewed as contemplated in paragraph 5.4 hereof. Upon any termination of this agreement, Customer shall deliver to Vendor the Product, the Documentation and all copies thereof and shall also warrant in writing that all copies have been returned to Vendor or destroyed.

          6.2 EVENTS OF DEFAULT. An event of default is defined as any of the following:

          (A) Customers failure to pay any amounts required to be paid to Vendor under this agreement on a timely basis;

          (B) Any attempt (i) to assign, sell, mortgage, lease, sublease, license, sublicense or otherwise convey, (ii) to grant any interest in, night of use of, or access to, or (iii) to otherwise disclose the Product or the Documentation, except, in any such case, as herein expressly permitted or as consented to in writing by the Vendor-,

          (C) Causing or permitting any encumbrance, of any nature whatsoever to attach to Customer's interest in the Product in favor of any person or entity other than Vendor,

          (D) The entry of any order for relief under any provision of the federal bankruptcy code in any bankruptcy proceedings initiated by or against Customer; or

          (E) Customer's breach of any of the terms or conditions of this agreement.

          6.3 DAMAGES. Upon the occurrence of an event of default without cure within the period of time above-provided, all license or other fees payable to Vendor under this agreement shall without notice or demand by Vendor become immediately due and payable as liquidated damages. This provision for liquidated damages shall not be regarded as a waiver by Vendor of any other rights to which it may be entitled in the event of Customers default, but rather, such remedy shall be an addition to any other remedy lawfully available to Vendor.

VII. GENERAL

          7.1 TITLES. Titles and paragraph headings are for reference purposes only and are not to be considered a part of this agreement.

          7 2 FORCE MAJEURE. No party shall be liable for delay in performance hereunder due to causes beyond its control, including but not limited to acts of God, fires, strikes, delinquencies of suppliers, acts of war or intervention by any governmental authority, and each party shall take steps to minimize any such delay.

          7.3 WAIVER. No waiver of any breach of any provision of this agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof and no waiver small be effective unless made in writing and signed by an authorized representative of the party to be charged therewith.

          7.4 SEVERABILITY. In the event that any provision of this agreement shall be illegal or otherwise unenforceable, such provision shall be severed from this agreement and the entire agreement shall not fail on account thereof, the balance of the agreement continuing in full force and effect.

          7.5 NOTICES. Any notice which either party hereto is required or permitted to give hereunder shall be addressed to the party to be charged therewith at the address set forth below and shall be given by certified or registered mail. Any such notice shall be deemed given on the date of deposit in the mail.

          7.6 ENTIRE AGREEMENT. THE PARTIES HERETO ACKNOWLEDGE THAT EACH HAS READ THIS AGREE:MENT, UNDERSTANDS IT, AND AGREES TO BE BOUND BY ITS TERMS. THE PARTIES FURTHER AGREE THAT THIS AGREEMENT AND ANY MODIFICATIONS MADE PURSUANT TO IT CONSTITUTE THE COMPLETE AND EXCLUSIVE WRITTEN EXPRESSION OF THE TERMS OF THE AGREEMENT BETWEEN THE PARTIES, AND SUPERSEDE ALL PRIOR OR CONTEMPORANEOUS PROPOSALS, ORAL OR WRITTEN, UNDERSTANDINGS, REPRESENTATIONS, CONDITIONS, WARRANTIES, COVENANTS, AND ALL OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATT ER OF THIS AGREEMENT. THE PARTIES FURTHER AGREE THAT THIS AGREEMENT MAY NOT IN ANY WAY BE EXPLAINED OR SUPPLEMENTED BY A PRIOR OR EXISTING COURSE OF DEALINGS BETWEEN THE PARTIES, BY ANY USAGE OF TRADE OR CUSTOM, OR BY ANY PRIOR PERFORMANCE BETWEEN THE PARTIES PURSUANT TO THIS AGREEMENT OR OTHERWISE. IN THE EVENT CUSTOMER ISSUES A PURCHASE ORDER OR OTHER INSTRUMENT COVERING THE SERVICES OR DOCUMENTATION HEREIN SPECIFIED, IT IS UNDERSTOOD AND AGREED THAT SUCH PURCHASE ORDER OR OTHER INSTRUMENT IS FOR CUSTOMER'S INTERNAL USE AND PURPOSES ONLY AND SHALL IN NO WAY AFFECT ANY OF THE TERMS AND CONDITIONS OF THIS AGREEMENT.

          7.7 GOVERNING LAW. This agreement is accepted in the State of Nebraska, and shall be enforced in accordance with and governed by the laws of the State of Nebraska.

          7.8 CHOICE OF FORUM. Any action arising out of or related to this agreement or the transaction herein described, whether at law or In equity, may be instituted in and litigated in the state or federal courts of the State of Nebraska. In accordance herewith, the parties hereto submit to the jurisdiction of the courts of said state. Any party being not a resident of Nebraska at the time of suit hereby appoints the Secretary of State of Nebraska as its agent for receipt of service of process.

          7.9 ATTORNEY'S FEES. In the event that any action or proceeding is brought in connection with this agreement the prevailing party therein shall be entitled to recover Its costs and reasonable attorneys fees.

          7.10 EFFECTIVE DATE. This agreement shall be effective on the date accepted and executed by an authorized representative of Vendor.

CUSTOMER:
POINTE FINANCIAL CORPORATION
Signature: /s/
Name:      C. DARYL HOLLIS
Title:     SENIOR VICE PRESIDENT
Address:   21845 Powerline Road
           Boca Raton, FL 33433
Date:      AUGUST 17, 1995

VENDOR:
INFORMATION TECHNOLOGY, INC.
Signature:  /s/
Name:       Donald F. Dillon
Title:      President
Address:    1345 Old Cheney Road
            Lincoln, NE 68512
Date Accepted:  August 23, 1995

                                  APPENDIX A

DUE UPON EXECUTION  30%
COMPUTER SYSTEM (CPU)  N/A (A99)

LOCATION WHERE THE PRODUCT(S) WILL BE USED:
Pointe Federal Savings & Loan
21845 Powerline Road
Boca Raton, FL 33433


                         PRODUCT(S) AND LICENSE FEE(S):
505-001           Plus Run-Time System (1 Site)                $ 5,000
506-006           Plus Merge/Delta/Extract/Apply                 3,000
507-012           Plus Per Workstation Fee (12 @ $450)           5,400
523-003           Plus SMM Site License (1 @ $650)                 650
                  TOTAL:                                       $14,050





                                   # OF              # OF
SITE #       LOCATION NAME         WORKSTATIONS      SITES
1            Main Office           12                1


MKT307/0195


                                     (LOGO)
                           INFORMATION TECHNOLOGY INC.
                            EQUIPMENT SALE AGREEMENT

Agreement made between Information Technology, Inc. (the "Vendor"), and the "Customer" identified below.

I. PURCHASE

          1.1 Customer hereby purchases from Vendor and Vendor hereby sells to Customer the equipment Identified in Appendix A (the "Equipment"), upon the terms set forth in this agreement.

II. DELIVERY

          2.1 Delivery and installation of the Equipment will be made by the manufacturer of the Equipment identified in Appendix A the "Manufacturer), at Customers address set forth below. Customer agrees to have a site adequately and property prepared, in accordance with Manufacturer's instructions, to receive and accept delivery of the Equipment. In no event shall Vendor be responsible to Customer for any delays in delivery or installation or any damages to Customer resulting from such delays.

III. CONSIDERATION

          3.1 PURCHASE PRICE. As and for the purchase price for the Equipment, Customer agrees to pay Vendor and Vendor agrees to accept from Customer, the purchase price specified in Appendix A.

          3.2 TAXES AND OTHER CHARGES. In addition to the purchase price, Customer shall pay all transportation charges and all taxes (including, without limitation, sales, use, privilege, ad valorem or excise taxes) and customs duties paid or payable by Vendor, however designated, levied or based on amounts payable to Vendor under this agreement, but exclusive of federal, state and local taxes based an Vendors net income. If additional labor and rigging are required for Installation due to Customer's special site requirements, Customer will pay those costs, including costs to meet union or local law requirements. Customer shall not deduct from payments to Vendor any amounts paid or payable to third parties for transportation charges, customs duties or taxes, however designated.

          3.3 MANNER OF PAYMENTS. The purchase price and other charges arising under this agreement shall be payable by Customer to Vendor in the following manner

          (A) A percentage of the purchase price, as specified in Appendix A, shall be payable upon execution of this agreement by Customer; the receipt or deposit of such payment, however, shall not constitute Vendor's acceptance of this agreement.

          (B) The balance of the purchase price, together with any transportation charges and any taxes and duties theretofore incurred by Vendor, shall be payable upon delivery of the Equipment to Customer.

          (C) Any taxes, duties, or other charges incurred by Vendor following delivery of the Equipment shall be payable within ten (10) days of receipt by Customer of Vendor's invoice therefor.

          3.4 CURRENCY. The purchase price and any other charges arising under this agreement shall be Invoiced and be payable In U. S. Dollars.

          3.5 LATE PAYMENT. Customer shall pay a late payment charge of one and one-half percent (1 1/2%) per month, or the maximum late payment charge permitted by applicable law, whichever Is less, on any amount payable by Customer under this Agreement and not paid when due. Said late payment charge shall be applied for each calendar month (or fraction thereon that such payment is not made following its due date.

IV. TITLE

          4.1 Until such time as the purchase price and any other charges payable to Vendor as of the date of delivery have been paid in full, the Equipment and all instruction manuals therefor shall remain the property of Vendor and, at the option of Vendor, shall be returned to Vendor at Customer's expense in the event the purchase price is not paid as hereinabove provided.

V. SECURITY

5.1 Vendor reserves and Customer grants to Vendor a security interest in the Equipment as security for the performance by Customer of Its obligations hereunder including, but not limited to, payment of the purchase price and other charges as specified in Section Ill above. A copy of this agreement may be filed in appropriate filing offices at any time after signature by Customer as a financing statement or Vendor may require and Customer shall execute a separate financing statement for purposes of perfecting Vendors security interest granted pursuant to the provisions of this paragraph.

VI. CUSTOMER OBLIGATIONS

          6.1 RISK OF LOSS. From and after the date of delivery, the risk of loss or damage to the Equipment shall be on the Customer.

          6.2 OPERATION. Customer acknowledges and agrees that it is exclusively responsible for the operation, supervision, management and control of the Equipment, including, but not limited to, providing adequate training for its personnel, instituting appropriate security procedures, and implementing reasonable procedures to examine and verify all output before use. Vendor shall have no responsibility or liability for Customer's selection or use of the Equipment or any associated equipment.

VII. WARRANTIES

          7.1 WARRANTY. Vendor warrants to Customer that It has the right to transfer title of the Equipment to Customer. Vendors sole liability under this warranty shall be to obtain any title or authorization necessary to transfer such title to Customer.

          7.2 DISCLAIMER. THE FOREGOING WARRANTY IS IN LIEU OF ALLOTHER WARRANTIES AND NO OTHER WARRANTY IS EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

          7.3 MANUFACTURER'S WARRANTY. Customer expressly understands and agrees that warranties regarding patents, materials, workmanship or use of the Equipment (the "Manufacturer's Warranty), If any, are made exclusively by the Manufacturer and not by Vendor, and If made, shall be encompassed within a separate agreement. Customers exclusive remedy under Manufacturer's Warranty shall be as provided therein and shall lie exclusively against and be obtainable only from the Manufacturer, and Customer expressly agrees that It shall have no claim or cause of action against Vendor in the event the Manufacturer Is for any reason unwilling or unable to perform under the terms of Manufacturer's Warranty.

          7.4 LIMITATION OF LIABILITY. Customer expressly agrees that Vendors responsibilities in the event of its breach of the warranties contained in paragraph 7.1 of this agreement are as set forth in said paragraph. Vendors liability for damages, regardless of the form of action shall not exceed the purchase price set forth in Appendix A to this agreement and shall arise only if the remedies set forth in paragraph 7.1 are not fulfilled by Vendor. Customer further agrees that Vendor will not be liable for any lost profit or for any claim or demand against Customer by any other party. IN NO EVENT WILL VENDOR BE LIABLE FOR CONSEQUENTIAL DAMAGES EVEN IF VENDOR HAS BEEN ADVISED OF THE POSSIBILIT-Y OF SUCH DAMAGES. No action, regardless of form, arising out of the transactions under this agreement, may be brought by either party more than one (1) year after the cause of action has accrued, except that an action for non-payment may be brought within one (1) year after the date of the last payment

THE CUSTOMER'S REMEDIES SET FORTH IN THIS AGREEMENT ARE EXCLUSIVE.

VIII. DEFAULT

          8.1 REMEDY. Upon the occurrence of an event of default, as hereinafter defined, by Customer, if the Equipment has theretofore been delivered, Vendor may recover, together with any incidental damages, any unpaid portion of the purchase price of the Equipment as specified in Appendix A hereto. If the Equipment has not been delivered, in which event Vendor may withhold delivery of such Equipment, or if the Equipment is returned to Vendor upon Vendors election pursuant to Section IV, Vendor shall resell the Equipment. Upon such resale, Vendor shall recover from Customer the difference between the unpaid portion of the purchase price, as specified in Appendix A, and the resale price, together with any incidental damages, including expenses of resale, sustained by Vendor by reason of Customers breach. If the resale price exceeds the unpaid portion of the purchase once and Vendor's incidental damages, Vendor shall remit the excess to Customer.

          8.2 EVENTS OF DEFAULT. As utilized in this agreement, an event of default is defined as any of the following:

          (A) Customer's failure to pay any amounts required to be paid to Vendor under this agreement on a timely basis:

          (B) Until the purchase once has been paid in full, any attempt by Customer to assign, sell, mortgage, or otherwise convey the Equipment;

          (C) Prior to the payment in full of the purchase price, Customer causing or permitting any encumbrance, of any nature whatsoever, to attach to Customer's interest in the Equipment in favor of any person or entity other than Vendor;

(D) The entry of any order for relief under any provision of the federal bankruptcy code in any bankruptcy proceedings initiated by or against Customer, or

          (E) Customer's breach of any of the terms or conditions of this agreement.

IX. GENERAL

          9.1 TITLES. Titles and paragraph headings are for reference purposes only and are not to be considered a part of this agreement.

          9.2 FORCE MAJEURE. No party shall be liable for delay in performance hereunder due to causes beyond Its control, including but not limited to acts of God, fires, strikes, delinquencies of suppliers, intervention of any governmental authority or acts of war, and each party shall take steps to minimize any such delay.

          9.3 WAIVER. No waiver of any breach of any provision or this agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof and no waiver snail be effective unless made in writing and signed by an authorized representative of the party to be charged there with.

          9.4 SEVERABILITY. In the event that any provision of this agreement snail be illegal or otherwise unenforceable, such provision shall be severed from this agreement and the entire agreement snail not fail on account thereof, the balance of the agreement continuing in full force and effect.

          9.5 NOTICES. Any notice which either party hereto is required or permitted to give hereunder shall be addressed to the party to be charged therewith at the address set forth below and shall be given by certified or registered mail. Any such notice shall be deemed given on the date of deposit in the mail.

          9.6 ENTIRE AGREEMENT. THE PARTIES HERETO ACKNOWLEDGE THAT E.ACH HAS READ THIS AGREEMENT, UNDERSTANDS IT. AND AGREES TO BE BOUND BY ITS TERMS. THE PARTIES FURTHER AGREE THAT THIS AGREEMENT AND ANY MODIFICATIONS MADE PURSUANT TO IT CONSTITUTE THE COMPLETE AND EXCLUSIVE WRITT EN EXPRESSION OF THE TERMS OF THE AGREEMENT BETWEEN THE PARTIES, AND SUPERSEDE ALL PRIOR OR CONTEMPORANEOUS PROPOSALS, ORAL OR WRITT EN, UNDERSTANDINGS, REPRESENTATIONS, COND[TIONS, WARRANTIES, COVENANTS, AND ALL OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT. THE PARTIES FURTHER AGREE THAT THIS AGREEMENT MAY NOT IN ANY WAY BE F-XPL41NED OR SUPPLEMENTED BY A PRICR OR EXISTING COURSE OF DEALINGS BETWEEN THE PARTIES, BY ANY USAGE OF TRADE OR CUSTOM, (DR BY ANY PRIOR PERFORMANCE BETWEEN THE PARTIES PURSUANT TO THIS AGREEMENT OR OTHERWISE. IN THE EVENT CUSTOMER ISSUES A PURCHASE ORDER OR OTHER INSTRUMENT COVERING THE EQUIPMENT HEREIN SPECIFIED, IT IS UNDERSTOOD AND AGREED THAT SUCH PURCHASE ORDER OR OTHER INSTRUMENT IS FOR CUSTOMER'S INTERNAL USE AND PURPOSES ONLY AND SHALL IN NO WAY AFFECT ANY OF THE TERMS AND CONDITIONS OF THIS AGREEMENT.

          9.7 GOVERNING LAW. This agreement is accepted in the State of Nebraska, and shall be enforced in accordance with and governed by the laws of the State of Nebraska.

          9.8 CHOICE OF FORUM. Any action arising out of or related to this agreement or the transaction herein described, whether at law or in equity, may be instituted in and litigated in the state or federal courts of the State of Nebraska. In accordance herewith, the parties hereto submit to the jurisdiction of the courts of said state. Any party being not a resident of Nebraska at the time of suit hereby appoints the Secretary of State of Nebraska as Its agent for receipt of service of process.

          9.9 ATTORNEY'S FEES. In the event that any action or proceeding is brought in connection with this agreement the prevailing party therein shall be entitled to recover its costs and reasonable attorneys fees.

          9.10 EFFECTIVE DATE. This agreement shall be effective on the date accepted and executed by an authorized representative of Vendor.

CUSTOMER:
POINTE FINANCIAL CORPORATION
Signature: /s/
Name:      C. DARYL HOLLIS
Title:     SENIOR VICE PRESIDENT
Address:   21845 Powerline Road
           Boca Raton, FL 33433
Date:      AUGUST 17, 1995

VENDOR:
INFORMATION TECHNOLOGY, INC.
Signature:  /s/
Name:       Michael K. Young
Title:      Vice President
Address:    1345 Old Cheney Road
            Lincoln, NE 68512
Date Accepted:  9/26/95

                                  APPENDIX A
                             EQUIPMENT AND TERMS

1. MANUFACTURER. The Manufacturer of the Equipment subject to this agreement is: Software Dynamics, Inc.

2. PURCHASE PRICE: The purchase price for the Equipment is $1,395.00 . 1oo% thereof shall be payable upon execution of this agreement, the balance upon delivery of the Equipment.

3. EQUIPMENT. The Equipment subject to this agreement consists of the following:


QTY    STYLE NUMBER      DESCRIPTION        UNIT PRICE     TOTAL
1      1100              Jetform Design     $495.00        $  495.00
3      2500              Jetform Merge       300.00           900.00
                         TOTAL:                            $1,395.00


                                    (LOGO)
                         INFORMATION TECHNOLOGY, INC.

                              SERVICES AGREEMENT

This agreement is made and entered into between Information Technology, Inc., (the "Vendor"), and the "Client" identified below.

                                   RECITALS

          A. Vendor is in the business of providing computer hardware, Software and services;

          B. The Client has licensed Vendor software to provide data processing services;

          Whereas the Client has requested Vendor to provide consulting services, and Vendor is willing to provide such services, IT IS HEREBY AGREED;

1. LIMITATION OF LIABILITY. The Client agrees that in no event shall Vendor be liable for any damages, including but not limited to, general, special, direct, indirect, incidental or consequential damages which currently exist or which may arise in connection with Vendor's performance of consulting services for the Client.

2. INDEMNIFICATION. The Client agrees to indemnify and hold Vendor harmless from any and all liability, claims, demands, actions or causes of action, whether now existing, or hereafter occurring in connection with Vendor's performance of consulting services. The Client's agreement to indemnify Vendor shall also include any expenses, costs or attorney's fees which may result from this Agreement.

3. FEES. The Client shall pay to Vendor a consulting fee of S700.00 per day, including travel days, per consultant plus all travel expenses for all consulting services provided by Vendor under this Agreement.

4. VENDOR'S EMPLOYEES. From and after the date hereof and continuing until the expiration of one (1) year from the completion of services hereunder, Client shall not. directly or indirectly, solicit for employment or employ any employee of Vendor.

5. GOVERNING LAW. This Agreement shall be governed by and shall be construed in accordance with the laws of the State of Nebraska.

6. ENTIRE AGRMEEMENT. THE PARTIES HERETO ACKNOWLEDGE THAT EACH HAS READ THIS AGREEMENT, UNDERSTANDS IT, AND AGREES TO BE BOUND BY ITS TERMS. THE PARTIES FURTHER AGREE THAT THIS AGREEMENT AND ANY MODIFICATIONS MADE PURSUANT TO IT CONSTITUTE THE COMPLETE AND EXCLUSIVE WRITTEN EXPRESSION OF THE TERMS OF THE AGREEMENT BETWEEN THE PARTIES, AND SUPERSEDE ALL PRIOR OR CONTEMPORANEOUS PROPOSALS, ORAL OR WRITTEN. UNDERSTANDING, REPRESENTATIONS, CONDITIONS, WARRANTIES, COVENANTS, AND ALL OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT.

7. HEADINGS. The headings of the several sections of this Agreement are included for convenience of reference only and shall riot control or affect the meaning or construction of any of the provisions hereof.

8. SEVERABILITY. If for any reason whatsoever, any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid as applied to any particular case or in all cases, such circumstances shall not have the effect of rendering such provision invalid in any other case or of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid.

9. EFFECTIVE DATE. This Agreement shall be effective on date accepted and executed by an authorized representative of Vendor.

CLIENT
POINTE FINANCIAL CORPORATION
Signature /s/
Name: PAMELA A. OLSON
Title: VP
Address:  21845 Powerline Road
          Boca Raton, FL 33433
Date:     5-22-97

VENDOR
INNFORMATION TECHNOLOGY, INC
Signature:  /s/
Name:     Jerry L. Stearley
Title:    Assistant Vice President
Address:  Conversion Planning Department
          1345 Old Cheney Road
          Lincoln, NE 68512
Date:     5/27/97

Services Agreement for Assist in Test Database Migration. (# 800)


                                    (LOGO)
                         INFORMATION TECHNOLOGY, INC


                              SERVICES AGREEMENT

This agreement is made and entered into between Information Technology, Inc., (the "Vendor"), and the "Client" identified below.

                                   RECITALS

          A. Vendor is in the business of providing computer hardware, Software and services;

          B. The Client has licensed Vendor software to provide data processing services;

          Whereas the Client has requested Vendor to provide consulting services, and Vendor is willing to provide such services, IT IS HEREBY AGREED;

1. LIMITATION OF LIABILITY. The Client agrees that in no event shall Vendor be liable for any damages, including but not limited to, general, special, direct, indirect, incidental or consequential damages which currently exist or which may arise in connection with Vendor's performance of consulting services for the Client.

2. INDEMNIFICATION. The Client agrees to indemnify and hold Vendor harmless from any and all liability, claims, demands, actions or causes of action, whether now existing, or hereafter occurring in connection with Vendor's performance of consulting services. The Client's agreement to indemnify Vendor shall also include any expenses, costs or attorney's fees which may result from this Agreement.

3. FEES. The Client shall pay to Vendor a consulting fee of S700.00 per day, including travel days, per consultant plus all travel expenses for all consulting services provided by Vendor under this Agreement.

4. VENDOR'S EMPLOYEES. From and after the date hereof and continuing until the expiration of one (1) year from the completion of services hereunder, Client shall not. directly or indirectly, solicit for employment or employ any employee of Vendor.

5. GOVERNING LAW. This Agreement shall be governed by and shall be construed in accordance with the laws of the State of Nebraska.

6. ENTIRE AGRMEEMENT. THE PARTIES HERETO ACKNOWLEDGE THAT EACH HAS READ THIS AGREEMENT, UNDERSTANDS IT, AND AGREES TO BE BOUND BY ITS TERMS. THE PARTIES FURTHER AGREE THAT THIS AGREEMENT AND ANY MODIFICATIONS MADE PURSUANT TO IT CONSTITUTE THE COMPLETE AND EXCLUSIVE WRITTEN EXPRESSION OF THE TERMS OF THE AGREEMENT BETWEEN THE PARTIES, AND SUPERSEDE ALL PRIOR OR CONTEMPORANEOUS PROPOSALS, ORAL OR WRITTEN. UNDERSTANDING, REPRESENTATIONS, CONDITIONS, WARRANTIES, COVENANTS, AND ALL OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT.

7. HEADINGS. The headings of the several sections of this Agreement are included for convenience of reference only and shall riot control or affect the meaning or construction of any of the provisions hereof.

8. SEVERABILITY. If for any reason whatsoever, any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid as applied to any particular case or in all cases, such circumstances shall not have the effect of rendering such provision invalid in any other case or of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid.

9. EFFECTIVE DATE. This Agreement shall be effective on date accepted and executed by an authorized representative of Vendor.

CLIENT
POINTE FINANCIAL CORPORATION
Signature /s/
Name: PAMELA A. OLSON
Title: VICE PRESIDENT
Address:  21845 Powerline Road
          Boca Raton, FL 33433
Date:     May 8, 1997

VENDOR
INNFORMATION TECHNOLOGY, INC
Signature:  /s/
Name:     Jerry L. Stearley
Title:    Assistant Vice President
Address:  Conversion Planning Department
          1345 Old Cheney Road
          Lincoln, NE 68512
Date:     5/12/97

Services Agreement for Document Processing Installation (#772)


                                    (LOGO)
                         INFORMATION TECHNOLOGY, INC.


                              SERVICES AGREEMENT

This agreement is made and entered into between Information Technology, Inc., (the "Vendor"), and the "Client" identified below.

                                   RECITALS

          A. Vendor is in the business of providing computer hardware, Software and services;

          B. The Client has licensed Vendor software to provide data processing services;

          Whereas the Client has requested Vendor to provide consulting services, and Vendor is willing to provide such services, IT IS HEREBY AGREED;

1. LIMITATION OF LIABILITY. The Client agrees that in no event shall Vendor be liable for any damages, including but not limited to, general, special, direct, indirect, incidental or consequential damages which currently exist or which may arise in connection with Vendor's performance of consulting services for the Client.

2. INDEMNIFICATION. The Client agrees to indemnify and hold Vendor harmless from any and all liability, claims, demands, actions or causes of action, whether now existing, or hereafter occurring in connection with Vendor's performance of consulting services. The Client's agreement to indemnify Vendor shall also include any expenses, costs or attorney's fees which may result from this Agreement.

3. FEES. The Client shall pay to Vendor a consulting fee of S700.00 per day, including travel days, per consultant plus all travel expenses for all consulting services provided by Vendor under this Agreement.

4. VENDOR'S EMPLOYEES. From and after the date hereof and continuing until the expiration of one (1) year from the completion of services hereunder, Client shall not. directly or indirectly, solicit for employment or employ any employee of Vendor.

5. GOVERNING LAW. This Agreement shall be governed by and shall be construed in accordance with the laws of the State of Nebraska.

6. ENTIRE AGRMEEMENT. THE PARTIES HERETO ACKNOWLEDGE THAT EACH HAS READ THIS AGREEMENT, UNDERSTANDS IT, AND AGREES TO BE BOUND BY ITS TERMS. THE PARTIES FURTHER AGREE THAT THIS AGREEMENT AND ANY MODIFICATIONS MADE PURSUANT TO IT CONSTITUTE THE COMPLETE AND EXCLUSIVE WRITTEN EXPRESSION OF THE TERMS OF THE AGREEMENT BETWEEN THE PARTIES, AND SUPERSEDE ALL PRIOR OR CONTEMPORANEOUS PROPOSALS, ORAL OR WRITTEN. UNDERSTANDING, REPRESENTATIONS, CONDITIONS, WARRANTIES, COVENANTS, AND ALL OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT.

7. HEADINGS. The headings of the several sections of this Agreement are included for convenience of reference only and shall riot control or affect the meaning or construction of any of the provisions hereof.

8. SEVERABILITY. If for any reason whatsoever, any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid as applied to any particular case or in all cases, such circumstances shall not have the effect of rendering such provision invalid in any other case or of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid.

9. EFFECTIVE DATE. This Agreement shall be effective on date accepted and executed by an authorized representative of Vendor.

CLIENT
POINTE FINANCIAL CORPORATION
Signature /s/
Name: PAMELA A. OLSON
Title: VP
Address:  21845 Powerline Road
          Boca Raton, FL 33433
Date:     4-30-97

VENDOR
INNFORMATION TECHNOLOGY, INC
Signature:  /s/
Name:     Jerry L. Stearley
Title:    Assistant Vice President
Address:  Conversion Planning Department
          1345 Old Cheney Road
          Lincoln, NE 68512
Date:     5/5/97

Services Agreement for Assist in 954/956 conversion. (#602)

                                    (LOGO)
                         INFORMATION TECHNOLOGY INC.
                       CONVERSION ASSISTANCE AGREEMENT

Agreement made between Information Technology, Inc. (the "Vendor"), and the "Customer" identified below.

I. CONVERSION ASSISTANCE

          1.1 ASSISTANCE. Vendor hereby agrees to assist Customer in the conversion of the applications specified in Appendix A for the "Client" identified in Appendix A from Client's current computer processor to Customer's computer system operating with Vendor's software. Vendor agrees to treat Customer's and Client's confidential business with the same security as it would its own.

          1.2 CUSTOMER RESPONSIBILITY. Customer acknowledges and agrees that it is exclusively responsible for the operations, supervision, management and control of the conversion, including, but not limited to, providing adequate training for Customer's and Client's personnel, instituting appropriate security procedures, providing reasonable assistance and cooperation to Vendor in preparation of the conversion, delivery and installation of Client's converted files and implementing reasonable procedures to examine and verify all output before use. Such assistance and cooperation shall include, as appropriate, reasonable access to Customer's facility and access to Customer's and Client's records including written documentation. In addition, Customer agrees to provide the interface between Vendor, Client and Client's current processor to insure the orderly flow of information as is deemed necessary to facilitate Client's conversion. Customer agrees to complete the conversion on or prior to the first anniversary of the effective date of this agreement or such later date as Vendor shall have consented to in writing.

          1.3 CONVERSION SOFTWARE. Customer acknowledges that any software written to accomplish Client's conversion and any standard conversion software utilized to facilitate the conversion effort remain the exclusive property of Vendor except to the extent specifically licensed under a software license agreement between Vendor and Customer.

          1.4 VENDOR EMPLOYEES. From and after the date hereof and continuing until the expiration of one (1) year from the completion of services hereunder, Customer shall not. directly or indirectly, solicit for employment or employ any employee of Vendor.

II. CONSIDERATION

          2.1 CONVERSION ASSISTANCE FEE. In consideration o t e assistance provided under this agreement, Customer shall pay to Vendor the conversion assistance fee specified in Appendix A. Such fee does not include, except as expressly provided in this agreement or Appendix A hereto, conversion software, installation or maintenance of the conversion software, media conversion, per them charges specified in Appendix A, travel, meals, lodging, local transportation, shipping and media charges incurred in connection therewith, or taxes, ail of which costs and taxes shall be the obligation of Customer.

          2.2 MANNER OF PAYMENT. The conversion assistance fee listed in Appendix A and expenses incurred in connection with the conversion shall be payable in the following manner:

(A) A percentage of the conversion assistance fee, as specified in Appendix A, upon execution of this agreement by Customer;

(B) The balance of the conversion assistance fee, including any applicable taxes, plus expenses incurred in connection with the conversion upon completion of said assistance by Vendor.

Invoices respecting the conversion assistance fee and expenses shall be rendered in accordance with the above payment schedule and are payable to Vendor at his address set forth below within ten days of receipt.

          2.3 TAXES. In addition to the fee payable hereunder, Customer shall pay all taxes (including, without limitation, sales, use, privilege, ad valorem or excise taxes) and customs duties paid or payable, however designated, levied or based on amounts payable to Vendor hereunder or on Customer's use of Vendor's services or Customer's use or possession of the conversion software under this agreement, but exclusive of federal, state and local taxes based on Vendor's net income. Customer snail not deduct from payments to Vendor any amounts paid or payable to third parties for customs duties or taxes, however designated.

          2.4 CURRENCY. The conversion assistance fee and any other charges arising under this agreement shall be invoiced and be payable in U.S. Dollars.

III. DEFAULT AND LIMITATION OF LIABILITY

          3.1 TERMINATION. Vendor may terminate this agreement in the event of a default by Customer unless Customer shall have cured the event of default, as hereinafter defined. within twenty (20) days after notice of such event of default given by Vendor to Customer. Upon any termination of this agreement, Customer shall deliver to Vendor any software provided under this agreement, the documentation and all copies thereof and shall also warrant in writing that all copies have been returned to Vendor or destroyed.

          3.2 EVENTS OF DEFAULT. An event of default is defined as any of the following:

(A) Customer's failure to pay any amounts required to be paid to Vendor under this agreement on a timely basis:

(B) The entry of any order for relief under any provision of the federal bankruptcy code in any bankruptcy proceedings initiated by or against Customer; or

(C) Customer's breach of any of the terms or conditions of this agreement.

          3.3 DAMAGES. Upon the occurrence of any event of default without cure within the period of time above-provided, all conversion assistance fees or other fees payable to Vendor under this agreement shall without notice or demand by Vendor become immediately due and payable as liquidated damages and Vendor shall be entitled to retain any fees previously paid by Customer hereunder. This provision for liquidated damages shall not be regarded as a waiver by Vendor of any other rights to which it may be entitled in the event of Customer's default, but rather, such remedy shall be an addition to any other remedy lawfully available to Vendor.

          3.4 LIMITATION OF LIABILITY. Vendor's liability for damages, regardless of the form of action, shall not exceed the conversion assistance fee set forth in Appendix A to this agreement. Customer further agrees that Vendor will not be liable for any lost profits, or for any claim or demand against Customer by any other party. IN NO EVENT WILL VENDOR BE LIABLE FOR CONSEQUENTIAL DAMAGES EVEN IF VENDOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. No action, regardless of form, arising out of this agreement, may be brought by either party more than one (1) year after the cause of action has accrued, except that an action for nonpayment may be brought within one (1) year after the date of last payment.

CUSTOMER'S REMEDIES SET FORTH IN THIS AGREEMENT ARE EXCLUSIVE.

IV. GENERAL

          4.1 TITLES. Titles and paragraph headings are for reference purposes only and are not to be considered a part of this agreement.

          4.2 FORCE MAJEURE. No party shall be liable for delay in performance hereunder due to causes beyond its control, including but not limited to acts of God, fires, strikes, delinquencies of suppliers, acts of war or intervention by any governmental authority, and each party shall take steps to minimize any such delay.

          4.3 WAIVER. No waiver of any breach of any provision of this agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof and no waiver shall be effective unless made in writing and signed by an authorized representative of the party to be charged therewith.

          4.4 SEVERABILITY. In the event that any provision of this agreement shall be illegal or otherwise unenforceable, such provision shall be severed from this agreement and the entire agreement shall not fail on account thereof, the balance of the agreement continuing in lull force and effect.

          4.5 NOTICES. Any notice which either party hereto is required or permitted to give hereunder shall be addressed to the party to be charged therewith at the address set forth below and shall be given by certified or registered mail. Any such notice shall be deemed given on the date of deposit in the mail.

          4.6 ENTIRE AGREEMENT. THE PARTIES HERETO ACKNOWLEDGE THAT EACH HAS READ THIS AGREEMENT, UNDERSTANDS IT, AND AGREES TO BE BOUND BY ITS TERMS. THE PAFMES FURTHER AGREE THAT THIS AGREEMENT AND ANY MODIFICATICNS MADE PURSUANT TO IT CONSTITUTE THE COMPLETE AND EXCLUSIVE WRITTEN EXPRESSION OF THE TERMS OF THE AGREEMENT BETWEEN THE PARTIES, AND SUPERSEDE ALL PRIOR OR CONTEMPORANEOUS PROPOSALS, ORAL OR WRITTEN, UNDERSTANDINGS, REPRESENTATIONS, CONDITIONS, WARRANTIES, COVENANTS, AND ALL OTHER COMMUNICATIONS BE TWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT THE PARTIES FURTHER AGREE THAT THIS AGREEMENT MAY NOT IN ANYWAY BE EXPLAINED OR SUPPLEMENTED BY A PRIOR OR EXISTING COURSE OF DEALINGS BETWEEN THE PARTIES, BY ANY USAGE OF TRADE OR CUSTOM, OR BY ANY PRIOR PERFORMANCE BETWEEN THE PARTIES PUR. SUANT TO THIS AGREEMENT OR OTHERWISE.

          4.7 GOVERNING LAW. This agreement is accepted in the State of Nebraska. and shall be enforced in accordance with and governed by the laws of the State of Nebraska.

          4.8 CHOICE OF FORUM. Any action arising out of or related to ,his agreement or the transaction herein described, whether at law or in equity, may be instituted in and litigated in the state or federal courts of the State of Nebraska. In accordance herewith, the parties hereto submit to the jurisdiction of the courts of said state. Any party being not a resident of Nebraska at the time of suit hereby appoints the Secretary of State of Nebraska as its agent for receipt of service of process.

          4.9 ATTORNEY'S FEES. In the event that any action or proceeding is brought in connection with this agreement the prevailing party therein shall be entitled to recover its costs and reasonable attorney's fees.

          4.10 EFFECTIVE DATE. This agreement shall be effective on the date accepted and executed by an authorized representative of Vendor.

CUSTOMER:
POINTE FINANCIAL COPPORATION
Signature:  /s/
Name:     PAMELA A. OLSON
Title:    VICE PRESIDENT
Address:  21845 Powerline Road
          Boca Raton. FL 33433
Date:     MARCH 25, 1997

VENDOR:
INFORMATION TECHNOLOGY, INC.
Signature: /s/
Name:     Patrick  Kerrigan
Title:    Executive Vice President
Address:  1345 Old Cheney Road
          Lincoln, NE 68512
Date Accepted: March 31, 1997

                                  APPENDIX A

CLIENT:
POINTE BANK
Address:  21845 Powerline Road
          Boca Raton, FL 33433

DUE UPON EXECUTION: $900
PER DIEM CHARGE PER INDIVIDUAL:    $700

CLIENT APPLICATION(S) TO BE CONVERTED AND CONVERSION ASSISTANCE FEE(S):

Mortgage Loan     $3,000 (per required program plus $.35 per account converted)

                           UNISYS LEASING CORPORATION
                              LEASE SCHEDULE NO. 01
                                DATED MAY 7, 1997

This Schedule incorporates by reference the terms of the following Master Equipment Lease Agreement ("Master Lease"):

AGREEMENT NO.: 9016
DATE: May 7, 1997  BETWEEN
Unisys Leasing Corporation, AS LESSOR, AND
LESSEE: Pointe Financial Corporation
LESSEE ADDRESS: 21845 Powerline Road, Boca Raton, FL 33433

Capitalized terms not otherwise defined herein shall have the meanings set forth in the above-referenced Master Lease. Lessee's execution of this Schedule shall obligate Lessee to lease the Equipment from Unisys Leasing Corporation (which for the purposes of this Schedule is the "Lessor") and pay the Rental Payments and other amounts described under the terms and conditions of the above-referenced Master Lease and this Schedule.

DESCRIPTION OF EQUIPMENT LEASED HEREUNDER AND/OR SOFTWARE AND SERVICES FOR WHICH FEES ARE FINANCED HEREUNDER:


                                                                  Serial No.*
Quantity      Style     Description                               (if any)

                        Equipment as described on Schedule A Equipment
                        Description attached hereto.


EQUIPMENT LOCATION: 21845 Powerline Road
                    Boca Raton, FL 33433

Lessee permits Lessor to insert serial number of Equipment when determined by Lessor.

RENTAL TERM: 60 months.

RENTAL PAYMENTS: 60 Monthly payments of $9,419.77 each (plus applicable sales/use taxes, if any).

AMOUNT OF ADVANCE RENTAL PAYMENT(S): $ None (if none, so state).

RENEWAL OPTION: FMV (Fair Market Value)

PURCHASE OPTION: FMV (Fair Market Value)

LAST ACCEPTANCE DATE: June 30, 1997. (If the Equipment is not accepted by this date, Lessor may cancel this Schedule.)

TAX BENEFITS: If Lessor does not intend to claim Tax Benefits with respect to this Schedule, Lessor will initial here:_____

List any Addendums or Amendments attached to and made a part of this
Schedule: ____________

LESSEE:

Point Financial Corporation
(Name of Partnership/Corporation)

By:  /s/ R. Carl Palmer, Jr.
(Signature)

R. CARL PALMER, JR.
(Printed Name)

President
(Title)

OR

------
(Individual Signature if Lessee is an individual, sole proprietor or co-lessee)

------
(Printed Name)

This Schedule is accepted at Boulder, Colorado.

LESSOR:

UNISYS LEASING CORPORATION
BY: /s/ Christoper J. Queen

Christoper J. Queen
(Printed Name)

Director Region and Healthcare Syndications
(title)

                                    AMENDMENT
                           UNISYS LEASING CORPORATION
                    Amendment and Addendum (this "Amendment")

Master Equipment Lease Agreement Number: 9016 (the "Lease")
Date of Lease: May 7, 1997
Lease Schedule Number: 01
Date of Schedule: May 7, 1997

Lessee has requested that the Lessor make certain changes and/or additions to the Lease and Schedule, and Lessor has agreed to do so, upon the terms and conditions provided herein. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Lease and Schedule.

1. The Lease and Schedule are hereby amended as follows:

   A. Amend the Name of the Lessee adding Pointe Bank as Co-Lessee

2. Except as expressly provided herein, all other terms and conditions of the Lease and Schedule shall remain unchanged and in full force and effect.

LESSOR:
UNISYS LEASING CORPORATION

By: /s/ Christopher J. Queen
(Signature)

Christopher J. Queen
(Printed Name)

Title: Director
       Region and Healthcare Syndications

CO-LESSEE:
POINTE FINANCIAL CORPORATION

By: /s/ R. Carl Palmer, Jr.

R. CARL PALMER, JR.
(printed name)

Title: President

CO-LESSEE:
POINTE BANK

By: /s/ R. Carl Palmer, Jr.

R. CARL PALMER, JR.
(printed name)

Title: President


                          SCHEDULE A
                    EQUIPMENT DESCRIPTION

Attached to Lease Schedule Number 01 under Master Equipment Lease
Agreement Number 9016


ITEM    STYLE             DESCRIPTION                   QUANTITY

01      NX4601-11         SYS:NX4601-MODEL 11           1
02      NX4601-AP1        CABINET:NX4601-11             1
03      OR400-SY1         PROC:SINGLE 1ST PROC          1
04      OR400-OP          ACC:OPERATIONAL CODE          1
05      NX4601 -100       FUNCT'L S/W:NX4601-11         1
06      A14-96S           MEM:96MB INCREMENT            1
07      NX4600-CP2        INSTL:NX4600 COMP PKG 2       1
08      RMS-CA4           INSTL:CHANNEL ADPTR MOD       1
09      CA301-FT          ADPTR:CA RACK FEED THRU       1
10      CBL10-CS          CABLE:10FT CSBUS              1
11      CA622-BAS         CTRL:ENTRY 802.3 BASE         1
12      CA600-OMS         ADPTR:ETH ADAPTER             1
13      CP2013-5          I/F802.3 LAN TRANSC VER       1
14      CHN36-CNV         UPGRD:3U-6U CA RACK UPGR      1
15      RM36-FRM          INSTL:FRAME ASSY, 36U         1
16      RM36-AP1          INSTL.SKIN-TOP, REAR, SIDE    1
17      RM2-TRM           INSTL:APPEARANCE TRIM         1
18      RM1319-HK         INSTL:FRONT FILLERS           1
19      RM1936-FOT        INSTL:STABILIZER FOOT         1
20      ASD1545-SEA       DISK:1.54 GB SE 180 SECT      2
21      VX1401-BSE        SYS.BASIC SERVER 1X1          1
22      SFR600081-ZA2     SYS:PENT PRO BASE SYSTEM      1
23      SXE6200-512       PROC:PP 200MZ W/512 CA        1
24      MEM621-SIM        MEM:MEM CARD W/SIMM SKTS      1
25      RAD341-PCI        CTRL:3CHAN RAID W/4MB CA      1
26      CDR1200-SI        DISK:12-SP INT SCSI CDR       1
27      HDS2000-WC5       DISK:2G SCA WIDE SCSI         2
28      PCV102-PCI        CTRL:GRPH ADATR 2MB DRAM      1
29      PC1300-SUN        CTRL:ULTRA NARROW SCSI        1
30      CBL421-SXE        CABLE:SXE WIDE SCSI CBL       1
31      ETH101001-PCI     LAN HW:10/100MB TX - PCI      1
32      PCT4000-INT       TAPE:4GB INTERNAL TAPE        1
33      VXF40OG-81Z       INSTL:FASCIA, NT SERVER       1
34      VX9999-CPS        INSTL:CLEARPATH SVR APPL      1
35      NX4010-INT        INSTL:SINGLE DOMAIN PAGE      1
36      CCP6065-XED       INSTL:DIFF. CCP KIT           1
37      CBK25-CSD         CABLE:25FT EXT DIFF BUS       1
38      vx4000-xcr        COMM HW:TRANSCEIVER           2
39      DSH600007-TBT     CABLE:TW PAR 10 BAST, 7M      4
40      VX4004-SVVT       ACC:MON/KEY/MOUSE SWTICH      1
41      VX4000-SWH        ACC:SWITCHING HUB             1
42      CBL25-APX         CABLE:25 FT APEX SWITCH       2
43      CA312-SCI         ADPTR:DIFFERENTIAL SCSI2      2
44      HS8505-TD         TAPE:8MM TABLE TOP            1
45      CBL313-1OA        CABLE:10' SCSI I/O            2
46      OP378-33          ADPTR:DATA COMM HOST          1
47      CBL378-S          CABLE:CONN BOX - 8 FT         1
48      OMS32144-S25      DISK:PKG SP 4X1, 545MB        1
49      OMS3000-SC        DISK:3U SCSI RACK W/PCM       1
50      OSM1000-040       UPGRD:OSM 50P-C SW2WD         1
51      OSM3000-APM       UPGRD:ALWAYS POWER MOD        1
52      OSM3000-SBS       UPGRD:OSM STATUS BUS SLV      1
53      OSM30O0-RMK       UPGRD:USE CAB MOUNTING K      1
54      OSD2100-S25       DISK:DEV CAGE 1,545MB SP      4
55      RM3-APC           POWER:AUTOMATIC CONTROL       1
56      VX400064-MEM      MEM:INITIAL 64MB MEMORY       1
57      MTP6-8M           MEM:60NS PARITY/TIN/72P       8
58      OSM1000-PRC       INSTL:OSM IEC320 PWR CRD      2
59      NXU4601-11W       SUBSCRN:SSU 4601-11           1
60      NX10-SSW          SUBSCRN:SSU                   1
61      TXC1-API          GUI:TXCLIENT API 1U           1
62      ICW30-CS          WRKST SW:INFOCONNECT CS       5
63      NXP30-DCS         COM SW:DATA COMM              1
64      NXI0-DCS          COM SW:DATA COMM              1
65      NXP30-BYC         COM SW:BISYNC PROTOCOL        1
66      NXP10-BYC         COM SW:BISYNC PROTOCOL        1
67      NXP30-RMP         COM SW:REMOTE PRINT SYS       1
68      NX10-RMP          COM SW:REMOTE PRINT SYS       1
69      VXS 1104-1N       IOE:NT/MCP 1X1-4 ENGLISH      1
70      NTS35104-L        O/S:NT/3.51 SERVER 4 PROC     1
71      A5300-SL2         DRIVER: 8MM TAPE              1
72      NXS4601-11W       IOE:NT/MCP 4601-11            1
73      NX10-MCM          IOE:NX SYS SW COR MEDIA       1
74      NX10-CPW          IOE:NT/MCP COMM PLAT SW       1
75      NX10-CNN          IOE:NT/MCP COMM NW SW         1
76      NX4600-PSS        IOE:PLATFORM SPECIFIC SW      1
77      NXC4-ODL          DATAMGT:ODBC 4 USER LIC       1
78      NXC1-CSL          OLTP:1 USER C/S LIC LO        1
79      NXC25-NXV         WRKST SW:ICNXVIEW 25U LO      1
80      TXC1-RT           GUI:TXCLIENT R/T 1U           1
81      DP575-SNT         SYS DP500 STD HGT NT CON      1
82      DP500-TNT         O/S:TRACK NT SOFTWARE         1
83      DP575-SHC         PROC:STD NT CONSOLE           1
84      DP550-HNT         DISK:DP500 NT YTRACK (IDE)    1
85      evgl42-COL        DISPLAY:14" COLOR             1
86      DP552-SEM         READER:E13B MICR              1
87      DP503-EME         ENCODER:E13B MICR             1
88      DP505-RMJ         ENDORSER:REAR MJE             1
89      DP506-RSO         ENDORSER:REAR STAMP           1
90      DP510-MPR         PRINTER:MASTER                1
91      DP509-SHM         M/FILM:STD MICROFILM          1
92      UDS9616-LE1       PRINTER:16PPM LASER           1
93      15-1663-150       CASH LETTER PRT CBL-15 FT.    1
94      CWP50051-ZFD      SYSICWP5 SLOT BASE SYS        1
95      CWP50051-ZA       SYS:CWP5 SLOT BASE SYS        1
96      CWP50051-OK1      ACC:CWP5 SLOT OP KIT          1
97      PRC5133-P54       PROC:P54C 133MHZ PROC         1
98      MPM4-16M          MEM:16MB EDO MEM EXP          2
99      EMC25606-CA       MEM:256MB SYNC CACHE MOD      1
100     PCV102-PCI        CRTL:GRPH ADATR 2MB DRAM      1
101     EVG142-COL        DISPLAY:14" COLOR             1
102     DP512-SHP         STACKER:STD HGT 12HP          1
103     DP512-BAS         STACKER:FIRST/LAST PKT        1
104     DP512-SSM         STACKER:STD HGT PKT MOD       1
105     KBM104-SS         ACC: 104 SS KYBD/M/LC         1
106     PCK104-SB         KEYBD:SPACE SAVER             1
107     PWM1-PS2          MOUSE:2 BUTTON MOUSE/PS2      1
108     B25-LC            PWR CORD:LINE CORD            1
109     HDS2000-SN5       DISK:2GB ULTA SCSI 5400       1
110     CDR1200-AI        DISK:12-SP INT ATAPI CDR      1
111     ETH100-PCI        LAN HAW:l OM ETHERNET PCI     1
112     CWP50051-ZFD      SYS:CWP 5 SLOT BASE SYS       2
113     CWP50051-ZA       SYS:CWP 5 SLOT BASE SYS       2
114     CWP50051-OK1      ACC:CWP 5 SLOT OP KIT         2
115     ORC5100-P54       PROC:INTEL P54C 100           2
116     EMC25606-CA       MEM:2546K SYC CACHE MOD       2
117     MPM4-16M          MEM:16MB EDO MEM EXP          4
118     PCVlG2-PCI        CTRL:GRPH ADATR 2MB DRAM      2
119     KBMl 94OSS        ACC:104 SS KYBD/M/            2
120     PCK104-SKB        KEYBD:SPACE SAVER             2
121     PWM1-PS2          MOUSE:2 BUTTON MCUSE/PS2      2
122     B25-LC            PWR CORD:LINE CORD            2
123     HDI1200-4         DISK:1.2GB 4500PM IDE         2
124     ETH100-PCI        LAN HW:10M ETHERNET PCI       2
125     EVG142-COL        DISPLAY:14" COLOR             2
126     CWC5131101-1OA    SYS:33MZ 1G/HD 16M/RAM        1
127     CWD5001-ZA        SYS:AQUANTA CWD ZBOX          1
128     CWD5002-PAK       ACC:CWD ACC PAK               1
129     ORC5133-P54       PROC:54C 133MHZ PROC          1
130     CWD5144-FDD       DISK:1.44 FDD PENT CWD        1
131     MPM4-8M           MEM:8MB EDO MEM EXP           2
132     HDI1200-4         DISK:1.2GB 4500RPM IDE        1
133     ETHIO0-PCI        LAN HW:10M ETHERNET PCI       1
134     EVG142-COL        DISPLAY:14" COLOR             1
135     KBMI04-SS         ACC:104 SS KYBD/M/LC          1
136     PCK104-SKB        KEYBD:SPACE SAVER             1
137     PWM1-PS2          MOUSE:2 BUTTON MOUSE/PS2      1
138     B25-LC            PWR CORD:LINE CORD            1
139     PCI300-SUN        CRTL:ULTRA NARROW SCSI        1
140     CDR1200-SI        DISK:12-SP INT SCSI CDR       1
141     DU4230            PRINTER:30P SPX EIGS          1
142     DU4000            PRT ACC:STAND                 1
143     15-5010-101       PRINTER CABLE                 1
144     IS7-IMP           SERVICES
145     ICS-47
146                       60 MONTHS SURETY


LESSOR:

UNISYS LEASING CORPORATION
BY: /s/ Christopher J. Queen
TITLE: Christoper J. Queen
       Director
       Region and Healthcare Syndications

LESSEE:

Pointe Financial Corporation

BY: /s/ R. Carl Palmer, Jr.
TITLE: President


                   UNISYS LEASING CORPORATION

       NOTICE AND ACKNOWLEDGMENT OF SALE OF RENTAL PAYMENTS
                              AND
                     ASSIGNMENT OF LEASE

Unisys Leasing Corporation ("ULC") and Pointe Financial Corporation "Lessee" have entered into a Master Equipment Lease Agreement or

Conditional Sales Contract Number 9016 dated May 7, 1997 under which Lessee has, or will have prior to its execution hereof, leased Equipment (the "Equipment) described in the Lease or Contract Schedule Number 01 dated May 7, 1997 (such Agreement or Contract and Schedules are hereinafter collectively called the "Agreements").

Lessee is hereby notified that ULC has assigned its interest in the Agreement, in the leased Equipment, and in the rental payments and all other amounts provided for under the Agreement.

Lessee is hereby directed to pay any and all rental payments and other amounts due with respect to which ULC's assignee ("Assignee") renders an invoice, at the address set out immediately below or as otherwise directed in said invoice:

"ASSIGNEE"
Leasetec Corporation
1401 Pearl Street
Boulder, Colorado 80302

By signing this Notice and Acknowledgment, Lessee agrees that it will pay all amounts due under the Agreement as direced in the invoice without any set-off or deduction whatsoever notwithstanding any defect in, damage to, or requisition of any of the property leased under the Agreement, any other similar or dissimilar event, any defense, set-off, counterclaim or recoupment arising out of any claim against ULC or Assignee.

Lessee further agrees that Assignee has not assumed any duties under the Agreement or made any warranties whatsoever as to the Agreement or the Equipment. Lessee agrees that no change may be made to the Lease without the prior written consent of Assignee.

In signing this, Lessee warrants that its representations and warranties under the Lease are true and correct on the date hereof.

DATE: _____

LESSEE: Pointe Financial Corporation

BY: /s/ R. Carl Palmer, Jr.
NAME PRINTED: R. CARL PALMER, JR.
TITLE: PRESIDENT

Exhibit 21.1

  Subsidiaries of the Registrant

Pointe Bank, a Florida chartered commercial bank.

Pointe Financial Services, Inc., a Florida corporation.

Exhibit 23.2

Accountants' Consent

The Board of Directors
Pointe Financial Corporation
Boca Raton, Florida:

We consent to the use of our report dated February 14, 1998 relating to the consolidated balance sheets as of December 31, 1997 and 1996 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997 of Pointe Financial Corporation and to the use of our name under the caption of "Experts" in the Registration Statement on Form SB-2 of Pointe Financial Corporation.

HACKER, JOHNSON, COHEN & GRIEB PA
Tampa, Florida
April 9, 1998

April 9, 1998

Via Modem

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Pointe Financial Corporation
    Registration Statement on Form SB-2

Gentlemen:

On behalf of our client, Pointe Financial Corporation (the "Company"), and pursuant to the applicable provisions of Regulation S-T, transmitted herewith is an electronic copy of the Company's
Registration Statement on Form SB-2, including exhibits thereto.

A wire transfer in the amount of $3,610.00 for the required filing fee was transmitted in payment of the application filing fee.

Please call the undersigned at (305) 442-4994, extension #25 if you have any questions or comments regarding the foregoing.

Very truly yours,

Thomas R. Blake

TRB/cs